FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-227784-01

PROSPECTUS

$576,033,000 (Approximate)

UBS Commercial Mortgage Trust 2018-C14
(Central Index Key Number 0001758292)

as Issuing Entity

UBS Commercial Mortgage Securitization Corp.
(Central Index Key Number 0001532799)

as Depositor

UBS AG
(Central Index Key Number 0001685185)

 Société Générale

(Central Index Key Number 0001238163)

 Natixis Real Estate Capital LLC

(Central Index Key Number 0001542256)

 Cantor Commercial Real Estate Lending, L.P.

 (Central Index Key Number 0001558761)

 Rialto Mortgage Finance, LLC
(Central Index Key Number 0001592182)

 CIBC Inc.
(Central Index Key Number 0001548567)

 as Sponsors and Mortgage Loan Sellers

 Commercial Mortgage Pass-Through Certificates, Series 2018-C14

UBS Commercial Mortgage Securitization Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2018-C14 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class X-NR, Class D, Class E, Class F, Class G, Class NR and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named UBS Commercial Mortgage Trust 2018-C14. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in January 2019. The rated final distribution date for the certificates is the distribution date in December 2051.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$22,465,000		3.3788%	Fixed(6)	September 2023
Class A-2	$30,533,000		4.2569%	Fixed(6)	October 2023
Class A-SB	$41,722,000		4.3910%	Fixed(6)	July 2028
Class A-3	$194,737,000		4.1803%	Fixed(6)	October 2028
Class A-4	$166,162,000		4.4480%	Fixed(6)	November 2028
Class X-A	$455,619,000	(8)	1.0099%	Variable(9)	NAP
Class X-B	$120,414,000	(10)	0.3045%	Variable(11)	NAP
Class A-S	$59,393,000		4.7494%	WAC Cap(7)	November 2028
Class B	$32,544,000		5.1009%	WAC Cap(7)	November 2028
Class C	$28,477,000		5.2727%	WAC(12)	November 2028

(Footnotes to this table begin on page 3)

You should carefully consider the risk factors beginning on page 61 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. UBS Commercial Mortgage Securitization Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, UBS Securities LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, Cantor Fitzgerald & Co., CIBC World Markets Corp., Drexel Hamilton, LLC and Academy Securities, Inc. will purchase the offered certificates from UBS Commercial Mortgage Securitization Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. UBS Securities LLC is acting as a co-lead manager and joint bookrunner with respect to 63.3% of each class of offered certificates. SG Americas Securities, LLC is acting as a co-lead manager and joint bookrunner with respect to 23.2% of each class of offered certificates. Natixis Securities Americas LLC is acting as a co-lead manager and joint bookrunner with respect to 8.1% of each class of offered certificates. Cantor Fitzgerald & Co. is acting as a co-lead manager and joint bookrunner with respect to 5.4% of each class of offered certificates. CIBC World Markets Corp., Drexel Hamilton, LLC and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 12, 2018. UBS Commercial Mortgage Securitization Corp. expects to receive from this offering approximately 108.55% of the aggregate certificate balance of the offered certificates, plus accrued interest from and including December 1, 2018, before deducting expenses payable by the depositor.

UBS Securities LLC	Cantor Fitzgerald & Co.	Natixis	Société Générale
Co-Lead Managers and Joint Bookrunners

CIBC World Markets	Drexel Hamilton	Academy Securities
Co-Managers

November 28, 2018

UBS 2018-C14

Commercial Mortgage Pass-Through Certificates, Series 2018-C14
Geographic Overview of Mortgage Pool

Utah
1 property
$8,652,482
1.3% of total
Montana
1 property
$1,595,080
0.2% of total
Kansas
2 properties
$6,998,288
1.1% of total
Nebraska
3 properties
$35,479,187
5.5% of total
Iowa
1 property
$1,418,440
0.2% of total
Minnesota
5 properties
$37,370,543
5.7 % of total
Missouri
11 properties
$23,361,919
3.6% of total
Wisconsin
3 properties
$624,056
0.1% of total
Indiana
16 properties
$17,340,781
2.7% of total
Michigan
3 properties
$10,385,637
1.6% of total
Pennsylvania
2 properties
$5,281,286
0.8% of total
New York
7 properties
$26,400,000
4.1% of total
Alaska
1 property
$14,633,266
2.2% of total
Illinois
23 properties
$7,967,699
1.2% of total
Ohio
3 properties
$607,364
0.1% of total
New Hampshire
2 properties
$10,396,024
1.6% of total
Massachusetts
1 property
$35,000,000
5.4% of total
Nevada
1 property
$5,993,753
0.9% of total
Maryland
5 properties
$21,511,401
3.3% of total
Delaware
1 property
$30,000,000
4.6% of total
California
3 properties
$40,498,224
6.2% of total
Virginia
2 properties
$536,446
0.1% of total
Arizona
3 properties
$627,936
0.1% of total
South Carolina
20 properties
$40,406,967
6.2% of total
North Carolina
1 property
$1,645,390
0.3% of total
Colorado
2 properties
$30,370,345
4.7% of total
Georgia
17 properties
$34,703,811
5.3% of total
New Mexico
1 property
$82,969
0.0% of total
Texas
20 properties
$63,908,321
9.8% of total
Louisiana
2 properties
$11,555,687
1.8% of total
Alabama
4 properties
$21,614,077
3.3% of total
Florida
46 properties
$96,095,368
14.8% of total
Oklahoma
5 properties
$1,097,453
0.2% of total
Arkansas
2 properties
$520,764
0.1% of total
Tennessee
11 properties
$2,617,530
0.4% of total
Kentucky
5 properties
$3,584,485
0.6% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 5.0%
5.1% – 10.0%
10.1 – 14.8%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
Class A-1	$22,465,000		$21,341,000		$1,124,000		30.000%	3.3788%	Fixed(6)	September 2023	2.76	1/19 – 9/23
Class A-2	$30,533,000		$29,006,000		$1,527,000		30.000%	4.2569%	Fixed(6)	October 2023	4.76	9/23 – 10/23
Class A-SB	$41,722,000		$39,635,000		$2,087,000		30.000%	4.3910%	Fixed(6)	July 2028	7.29	10/23 – 7/28
Class A-3	$194,737,000		$185,000,000		$9,737,000		30.000%	4.1803%	Fixed(6)	October 2028	9.76	7/28 - 10/28
Class A-4	$166,162,000		$157,853,000		$8,309,000		30.000%	4.4480%	Fixed(6)	November 2028	9.90	10/28 - 11/28
Class X-A	$455,619,000	(8)	$432,835,000	(8)	$22,784,000	(8)	NAP	1.0099%	Variable(9)	NAP	NAP	NAP
Class X-B	$120,414,000	(10)	$114,392,000	(10)	$6,022,000	(10)	NAP	0.3045%	Variable(11)	NAP	NAP	NAP
Class A-S	$59,393,000		$56,423,000		$2,970,000		20.875%	4.7494%	WAC Cap(7)	November 2028	9.93	11/28 - 11/28
Class B	$32,544,000		$30,916,000		$1,628,000		15.875%	5.1009%	WAC Cap(7)	November 2028	9.93	11/28 - 11/28
Class C	$28,477,000		$27,053,000		$1,424,000		11.500%	5.2727%	WAC(12)	November 2028	9.93	11/28 - 11/28
Non-Offered Certificates
Class X-D	$30,917,000	(13)	$29,371,000	(13)	$1,546,000	(13)	NAP	2.2727%	Variable(14)	NAP	NAP	NAP
Class X-F	$16,272,000	(15)	$15,458,000	(15)	$814,000	(15)	NAP	1.2229%	Variable(16)	NAP	NAP	NAP
Class X-G	$6,509,000	(17)	$6,183,000	(17)	$326,000	(17)	NAP	1.2229%	Variable(18)	NAP	NAP	NAP
Class X-NR	$21,153,976	(19)	$20,095,976	(19)	$1,058,000	(19)	NAP	1.2229%	Variable(20)	NAP	NAP	NAP
Class D	$17,899,000		$17,004,000		$895,000		8.750%	3.0000%	Fixed(6)	December 2028	10.00	11/28 - 12/28
Class E	$13,018,000		$12,367,000		$651,000		6.750%	3.0000%	Fixed(6)	December 2028	10.01	12/28 - 12/28
Class F	$16,272,000		$15,458,000		$814,000		4.250%	4.0498%	WAC Cap(7)	December 2028	10.01	12/28 - 12/28
Class G	$6,509,000		$6,183,000		$326,000		3.250%	4.0498%	WAC Cap(7)	December 2028	10.01	12/28 - 12/28
Class NR	$21,153,976		$20,095,976		$1,058,000		0.000%	4.0498%	WAC Cap(7)	December 2028	10.01	12/28 - 12/28
Class R(21)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	On the Closing Date, Rialto Mortgage Finance, LLC (a sponsor and currently an affiliate of the special servicer) will act as “retaining sponsor” and cause a majority-owned affiliate to purchase from the underwriters the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” and as further described in “Credit Risk Retention—General”.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(6)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class D and Class E certificates will, in each case, be equal to a fixed rate per annum (described in the table as “Fixed”) at the pass-through rate set forth opposite such class in the table.

(7)	The pass-through rates for the Class A-S, Class B, Class F, Class G and Class NR certificates for any distribution date will, in each case, be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (i) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(14)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For the purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.

(16)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For the purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(17)	The Class X-G certificates are notional amount certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The Class X-G certificates will not be entitled to distributions of principal.

(18)	The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. For the purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(19)	The Class X-NR certificates are notional amount certificates. The notional amount of the Class X-NR certificates will be equal to the certificate balance of the Class NR certificates outstanding from time to time. The Class X-NR certificates will not be entitled to distributions of principal.

(20)	The pass-through rate for the Class X-NR certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class NR certificates for the related distribution date. For the purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(21)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-F, Class X-G, Class X-NR, Class D, Class E, Class F, Class G, Class NR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	24
Risk Factors	61
The Certificates May Not Be a Suitable Investment for You	61
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	61
Risks Related to Market Conditions and Other External Factors	61
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	61
Other Events May Affect the Value and Liquidity of Your Investment	62
Risks Relating to the Mortgage Loans	62
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	62
Risks of Commercial and Multifamily Lending Generally	63
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	64
General	64
A Tenant Concentration May Result in Increased Losses	65
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	66
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	66
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	67
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	67
Early Lease Termination Options May Reduce Cash Flow	68
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	69
Retail Properties Have Special Risks	69
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers	70
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector	70
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	71
Office Properties Have Special Risks	72
Hotel Properties Have Special Risks	73
Mixed Use Properties Have Special Risks	74
Multifamily Properties Have Special Risks	75
Self Storage Properties Have Special Risks	77
Industrial Properties Have Special Risks	78
Manufactured Housing Community Properties Have Special Risks	79
Healthcare-Related Properties Have Special Risks	80
Leased Fee Properties Have Special Risks	81
Risks Relating to Affiliation with a Franchise or Hotel Management Company	82
Condominium Ownership May Limit Use and Improvements	83
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	85

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	85
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	87
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	88
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	89
Risks Related to Zoning Non-Compliance and Use Restrictions	91
Risks Relating to Inspections of Properties	93
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	93
Insurance May Not Be Available or Adequate	93
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	94
Terrorism Insurance May Not Be Available for All Mortgaged Properties	95
Risks Associated with Blanket Insurance Policies or Self-Insurance	96
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	97
Limited Information Causes Uncertainty	97
Historical Information	97
Ongoing Information	97
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	98
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	98
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	99
Static Pool Data Would Not Be Indicative of the Performance of this Pool	100
Appraisals May Not Reflect Current or Future Market Value of Each Property	101
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	102
The Borrower’s Form of Entity May Cause Special Risks	102
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	105
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	106
Other Financings or Ability to Incur Other Indebtedness Entails Risk	107
Risks Relating to Enforceability of Cross-Collateralization	108
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	109
Risks Associated with One Action Rules	109
State Law Limitations on Assignments of Leases and Rents May Entail Risks	110
Various Other Laws Could Affect the Exercise of Lender’s Rights	110
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	111
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	111
Risks Related to Ground Leases and Other Leasehold Interests	112
Increases in Real Estate Taxes May Reduce Available Funds	114
Risks Relating to Tax Credits	114

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	115
Risks Relating to Shari’ah Compliant Loans	115
Risks Related to Conflicts of Interest	116
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	116
The Servicing of a Servicing Shift Whole Loan Will Shift to Other Servicers	119
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	119
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	121
Potential Conflicts of Interest of the Operating Advisor	123
Potential Conflicts of Interest of the Asset Representations Reviewer	124
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	125
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	128
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	129
Other Potential Conflicts of Interest May Affect Your Investment	130
Other Risks Relating to the Certificates	130
The Certificates Are Limited Obligations	130
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	130
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	131
EU Risk Retention and Due Diligence Requirements	133
Bail-In Rules May Affect the Liabilities of Certain Sponsors, Including their Obligations to Repurchase Mortgage Loans	133
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	134
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	136
General	136
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	137
Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves	139
Losses and Shortfalls May Change Your Anticipated Yield	139
Risk of Early Termination	140
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	140
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	141
You Have Limited Voting Rights	141
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	142

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	144
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	145
Risks Relating to Modifications of the Mortgage Loans	147
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	148
Risks Relating to Interest on Advances and Special Servicing Compensation	149
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	149
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	150
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	151
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	152
Tax Considerations Relating to Foreclosure	152
REMIC Status	152
Material Federal Tax Considerations Regarding Original Issue Discount	153
Description of the Mortgage Pool	153
General	153
Certain Calculations and Definitions	154
Definitions	154
Mortgage Pool Characteristics	166
Overview	166
Property Types	167
Retail Properties	168
Office Properties	168
Hotel Properties	168
Mixed Use Properties	170
Multifamily Properties	171
Self Storage Properties	171
Industrial Properties	171
Manufactured Housing Community Properties	172
Assisted Living Properties	172
Specialty Use Concentrations	172
Significant Obligors	173
Mortgage Loan Concentrations	174
Top Fifteen Mortgage Loans	174
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	175
Geographic Concentrations	176
Mortgaged Properties With Limited Prior Operating History	176
Diversified Ownership	177
Shari’ah Compliant Loan	177
Condominium Interests	177
Fee & Leasehold Estates; Ground Leases	178
Environmental Considerations	179
Redevelopment, Renovation and Expansion	181
Assessment of Property Value and Condition	182
Condemnations	183

Litigation and Other Considerations	183
Loan Purpose	185
Modified and Refinanced Loans	185
Default History, Bankruptcy Issues and Other Proceedings	185
Tenant Issues	186
Tenant Concentrations	186
Lease Expirations and Terminations	187
Expirations	187
Terminations	192
Other	195
Purchase Options and Rights of First Refusal	196
Affiliated Leases	198
Insurance Considerations	198
Use Restrictions	200
Appraised Value	200
Non-Recourse Carveout Limitations	201
Real Estate and Other Tax Considerations	202
Delinquency Information	203
Certain Terms of the Mortgage Loans	203
Amortization of Principal	203
Due Dates; Mortgage Rates; Calculations of Interest	204
Single Purpose Entity Covenants	205
Prepayment Protections and Certain Involuntary Prepayments	205
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	206
Defeasance	207
Releases; Partial Releases	208
Escrows	213
Mortgaged Property Accounts	214
Exceptions to Underwriting Guidelines	216
Additional Indebtedness	216
General	216
Whole Loans	216
Mezzanine Indebtedness	217
Other Secured Indebtedness	219
Preferred Equity	219
Other Unsecured Indebtedness	220
The Whole Loans	220
General	220
The Serviced Pari Passu Whole Loans	226
Intercreditor Agreement	226
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than a Servicing Shift Whole Loan	227
Control Rights with respect to a Servicing Shift Whole Loan	227
Certain Rights of each Non-Controlling Holder	228
Sale of Defaulted Mortgage Loan	229
The Non-Serviced Pari Passu Whole Loans	229
Intercreditor Agreement	229
Control Rights	230
Certain Rights of each Non-Controlling Holder	230
Custody of the Mortgage File	232
Sale of Defaulted Mortgage Loan	232
The Non-Serviced AB Whole Loan	232
The Christiana Mall Whole Loan	232

Additional Information	237
Transaction Parties	238
The Sponsors and Mortgage Loan Sellers	238
UBS AG, New York Branch	238
General	238
UBS AG, New York Branch's Securitization Program	239
Review of the UBS AG, New York Branch Mortgage Loans	240
UBS AG, New York Branch's Underwriting Standards	242
Exceptions	244
Compliance with Rule 15Ga-1 under the Exchange Act	244
Retained Interests in This Securitization	244
Société Générale	245
General	245
Société Générale’s Commercial Mortgage Securitization Program	245
Société Générale’s Underwriting Standards	246
Review of the Mortgage Loans for Which Société Générale is the Sponsor	249
Compliance with Rule 15Ga-1 under the Exchange Act	252
Retained Interests in This Securitization	252
Rialto Mortgage Finance, LLC	252
General	252
Rialto Mortgage’s Securitization Program	252
Rialto Mortgage’s Underwriting Standards and Loan Analysis	253
Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor	257
Compliance with Rule 15Ga-1 under the Exchange Act	259
Retained Interests in This Securitization	259
Natixis Real Estate Capital LLC	260
General	260
NREC’s Commercial Real Estate Securitization Program	260
Review of NREC Mortgage Loans	261
NREC’s Underwriting Standards	262
Compliance with Rule 15Ga-1 under the Exchange Act	266
Retained Interests in This Securitization	269
Cantor Commercial Real Estate Lending, L.P.	269
General	269
CCRE Lending’s Loan Origination, Acquisition and Securitization History	269
Review of CCRE Mortgage Loans	270
CCRE Lending’s Origination Procedures and Underwriting Guidelines	272
Assessments of Property Condition	273
Exceptions	278
Compliance with Rule 15Ga-1 under the Exchange Act	278
Retained Interests in This Securitization	278
CIBC Inc.	278
General	278
CIBC’s Commercial Mortgage Securitization Program	278
CIBC’s Underwriting Guidelines and Processes	279
Exceptions to CIBC’s Disclosed Underwriting Guidelines	285
Review of CIBC Mortgage Loans	285
Repurchases and Replacements	287
Retained Interests in This Securitization	289
The Depositor	289
The Issuing Entity	290
The Trustee and the Certificate Administrator	290
The Master Servicer	293

The Affiliated Servicer	296
Berkeley Point Capital LLC d/b/a Newmark Knight Frank	296
The Special Servicer	305
The Operating Advisor and Asset Representations Reviewer	310
Credit Risk Retention	311
General	311
Material Terms	312
Qualifying CRE Loans	313
Hedging, Transfer and Financing Restrictions	313
Description of the Certificates	313
General	313
Distributions	315
Method, Timing and Amount	315
Available Funds	316
Priority of Distributions	318
Pass-Through Rates	322
Interest Distribution Amount	324
Principal Distribution Amount	324
Certain Calculations with Respect to Individual Mortgage Loans	326
Application Priority of Mortgage Loan Collections or Whole Loan Collections	328
Allocation of Yield Maintenance Charges and Prepayment Premiums	331
Assumed Final Distribution Date; Rated Final Distribution Date	332
Prepayment Interest Shortfalls	333
Subordination; Allocation of Realized Losses	334
Reports to Certificateholders; Certain Available Information	337
Certificate Administrator Reports	337
Information to be Provided to Risk Retention Consultation Party	343
Information Available Electronically	343
Voting Rights	349
Delivery, Form, Transfer and Denomination	349
Book-Entry Registration	349
Definitive Certificates	353
Certificateholder Communication	353
Access to Certificateholders’ Names and Addresses	353
Requests to Communicate	353
List of Certificateholders	354
Description of the Mortgage Loan Purchase Agreements	354
General	354
Dispute Resolution Provisions	365
Asset Review Obligations	365
Pooling and Servicing Agreement	365
General	365
Assignment of the Mortgage Loans	366
Servicing Standard	366
Subservicing	368
Advances	369
P&I Advances	369
Servicing Advances	370
Nonrecoverable Advances	371
Recovery of Advances	372
Accounts	374
Withdrawals from the Collection Account	376
Servicing and Other Compensation and Payment of Expenses	378

General	378
Master Servicing Compensation	384
Special Servicing Compensation	387
Disclosable Special Servicer Fees	392
Certificate Administrator and Trustee Compensation	392
Operating Advisor Compensation	393
Asset Representations Reviewer Compensation	394
CREFC® Intellectual Property Royalty License Fee	394
Appraisal Reduction Amounts	395
Maintenance of Insurance	401
Modifications, Waivers and Amendments	405
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	412
Inspections	414
Collection of Operating Information	415
Special Servicing Transfer Event	415
Asset Status Report	418
Realization Upon Mortgage Loans	422
Sale of Defaulted Loans and REO Properties	424
The Directing Certificateholder	428
General	428
Major Decisions	430
Asset Status Report	433
Replacement of the Special Servicer	433
Control Termination Event and Consultation Termination Event	433
Servicing Override	436
Rights of the Directing Certificateholder appointed by the Controlling Class with Respect to Non-Serviced Mortgage Loans or a Servicing Shift Whole Loan	436
Rights of the Holders of Serviced Pari Passu Companion Loans	437
Limitation on Liability of Directing Certificateholder	437
The Operating Advisor	438
General	438
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	438
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	439
Annual Report	440
Recommendation of the Replacement of the Special Servicer	442
Eligibility of Operating Advisor	442
Other Obligations of Operating Advisor	442
Delegation of Operating Advisor’s Duties	444
Termination of the Operating Advisor With Cause	444
Rights Upon Operating Advisor Termination Event	445
Waiver of Operating Advisor Termination Event	445
Termination of the Operating Advisor Without Cause	445
Resignation of the Operating Advisor	446
Operating Advisor Compensation	446
The Asset Representations Reviewer	447
Asset Review	447
Asset Review Trigger	447
Asset Review Vote	448
Review Materials	449
Asset Review	450

Eligibility of Asset Representations Reviewer	452
Other Obligations of Asset Representations Reviewer	453
Delegation of Asset Representations Reviewer’s Duties	453
Asset Representations Reviewer Termination Events	453
Rights Upon Asset Representations Reviewer Termination Event	454
Termination of the Asset Representations Reviewer Without Cause	455
Resignation of Asset Representations Reviewer	455
Asset Representations Reviewer Compensation	456
The Risk Retention Consultation Party	456
General	456
Limitation on Liability of Risk Retention Consultation Party	456
Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party	457
Replacement of the Special Servicer Without Cause	457
Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	460
Termination of the Master Servicer or Special Servicer for Cause	461
Servicer Termination Events	461
Rights Upon Servicer Termination Event	462
Waiver of Servicer Termination Event	464
Resignation of the Master Servicer or Special Servicer	464
Limitation on Liability; Indemnification	465
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	469
Dispute Resolution Provisions	469
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	469
Repurchase Request Delivered by a Party to the PSA	470
Resolution of a Repurchase Request	470
Mediation and Arbitration Provisions	473
Servicing of the Non-Serviced Mortgage Loans	474
General	474
Servicing of the Christiana Mall Mortgage Loan	478
Rating Agency Confirmations	480
Evidence as to Compliance	482
Limitation on Rights of Certificateholders to Institute a Proceeding	484
Termination; Retirement of Certificates	484
Amendment	485
Resignation and Removal of the Trustee and the Certificate Administrator	488
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	489
Certain Legal Aspects of Mortgage Loans	489
Florida	490
General	490
Types of Mortgage Instruments	491
Leases and Rents	491
Personalty	492
Foreclosure	492
General	492
Foreclosure Procedures Vary from State to State	492
Judicial Foreclosure	492
Equitable and Other Limitations on Enforceability of Certain Provisions	493
Nonjudicial Foreclosure/Power of Sale	493
Public Sale	493
Rights of Redemption	495

Anti-Deficiency Legislation	495
Leasehold Considerations	495
Cooperative Shares	496
Bankruptcy Laws	496
Environmental Considerations	503
General	503
Superlien Laws	503
CERCLA	503
Certain Other Federal and State Laws	504
Additional Considerations	504
Due-on-Sale and Due-on-Encumbrance Provisions	505
Subordinate Financing	505
Default Interest and Limitations on Prepayments	505
Applicability of Usury Laws	505
Americans with Disabilities Act	506
Servicemembers Civil Relief Act	506
Anti-Money Laundering, Economic Sanctions and Bribery	507
Potential Forfeiture of Assets	507
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	507
Pending Legal Proceedings Involving Transaction Parties	510
Use of Proceeds	510
Yield and Maturity Considerations	510
Yield Considerations	510
General	510
Rate and Timing of Principal Payments	511
Losses and Shortfalls	512
Certain Relevant Factors Affecting Loan Payments and Defaults	512
Delay in Payment of Distributions	513
Yield on the Certificates with Notional Amounts	514
Weighted Average Life	514
Pre-Tax Yield to Maturity Tables	519
Material Federal Income Tax Considerations	522
General	522
Qualification as a REMIC	523
Status of Offered Certificates	525
Taxation of Regular Interests	526
General	526
Original Issue Discount	526
Acquisition Premium	528
Market Discount	529
Premium	530
Election To Treat All Interest Under the Constant Yield Method	530
Treatment of Losses	530
Yield Maintenance Charges and Prepayment Premiums	531
Sale or Exchange of Regular Interests	532
Taxes That May Be Imposed on a REMIC	532
Prohibited Transactions	532
Contributions to a REMIC After the Startup Day	533
Net Income from Foreclosure Property	533
Bipartisan Budget Act of 2015	533
Taxation of Certain Foreign Investors	534
FATCA	535

Backup Withholding	535
Information Reporting	535
3.8% Medicare Tax on “Net Investment Income”	536
Reporting Requirements	536
Certain State and Local Tax Considerations	536
Method of Distribution (Underwriter)	537
Incorporation of Certain Information by Reference	540
Where You Can Find More Information	541
Financial Information	541
Certain ERISA Considerations	541
General	541
Plan Asset Regulations	542
Administrative Exemptions	543
Insurance Company General Accounts	545
Legal Investment	546
Legal Matters	547
Ratings	547
Index of Defined Terms	550

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 24 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 61 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”, commencing on page 550 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to UBS Commercial Mortgage Securitization Corp.;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the UBS 2018-C14 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW).

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE DIRECTIVE 2003/71/EC (AS AMENDED, THE “PROSPECTUS DIRECTIVE”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (THE “PRIIPS REGULATION” ) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR, OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of MIFID II; or

(B) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in THE PROSPECTUS Directive; and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered

Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE MADE UNDER THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO).

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR

HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS

EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF SOUTH KOREA FOR A PUBLIC OFFERING IN SOUTH KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN SOUTH KOREA OR TO ANY RESIDENT OF SOUTH KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE

PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2018-C14.

Depositor	UBS Commercial Mortgage Securitization Corp., a Delaware corporation. All the shares of capital stock of the depositor, are held by UBS Americas, Inc., a subsidiary of UBS AG. The depositor’s address is 1285 Avenue of the Americas, New York, New York 10019 and its telephone number is (212) 713-2000. See “Transaction Parties—The Depositor”.

Issuing Entity	UBS Commercial Mortgage Trust 2018-C14, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank

●	Société Générale, a société anonyme organized under the laws of France

●	Rialto Mortgage Finance, LLC, a Delaware limited liability company

●	Natixis Real Estate Capital LLC, a Delaware limited liability company

●	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership

●	CIBC Inc., a Delaware corporation

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
UBS AG, New York Branch	UBS AG, New York Branch	18	$258,228,859	39.7%
Société Générale	Société Générale(1)(2)	8	151,062,500	23.2
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	11	119,681,117	18.4
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	3	53,012,500	8.1
Cantor Commercial Real Estate Lending, L.P.	Cantor Commercial Real Estate Lending, L.P.	1	35,000,000	5.4
CIBC Inc.	CIBC Inc.	4	33,900,000	5.2
Total		45	$650,884,977	100.0%

(1)	The GNL Portfolio mortgage loan (6.8%), is part of a whole loan that was co-originated by Société Générale Financial Corporation and KeyBank National Association. Such mortgage loan was underwritten pursuant to Société Générale’s underwriting guidelines.

(2)	The Christiana Mall mortgage loan (4.6%), is part of a whole loan that was co-originated by Société Générale, Barclays Bank PLC and Deutsche Bank AG, New York Branch. Such mortgage loan was underwritten pursuant to Société Générale’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement related to the transaction indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the related servicing shift securitization date, each servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, a servicing shift whole loan will be serviced under, and by the master servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Each non-serviced mortgage loan will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to act as the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below.

The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally, reviewing, evaluating and processing and/or providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer becomes a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates), the resigning special servicer will be required to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. A “borrower party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan, or any borrower party affiliate thereof.

Rialto Capital Advisors, LLC is expected to be appointed to be the special servicer by RREF III-D UB 2018-C14, LLC (or another affiliate of Rialto Capital Advisors, LLC), which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the related servicing shift securitization date, each servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, a servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Affiliated Servicer	Berkeley Point Capital LLC, a Delaware limited liability company, d/b/a Newmark Knight Frank, will act as primary servicer with respect to the Riverwalk II mortgage loan (5.4%) pursuant to a primary servicing agreement, which mortgage loan will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P. See “Transaction Parties—The Affiliated Servicer—Berkeley Point Capital LLC d/b/a Newmark Knight Frank”. The principal servicing office of Newmark Knight Frank is located at 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. Newmark Knight Frank is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor, a mortgage loan seller and an originator, and Cantor Fitzgerald & Co., an underwriter.

Trustee	Wells Fargo Bank, National Association, a national banking association, is expected to act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, and subject to the discussion in the next paragraph, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to each servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, a mortgagee of record with respect to the servicing shift mortgage loan will be the trustee designated in the servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, is expected to act as the certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each servicing shift mortgage loan will initially be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. From and after the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing such servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, is expected to act as the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or servicing shift whole loan (after the related servicing shift securitization date) or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, is also expected to act as asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the related controlling pari passu companion loan holder with respect to each servicing shift whole loan prior to the servicing shift securitization date, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or a whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance) is a borrower party. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”. Additionally, if the directing certificateholder or the holder of a majority of the controlling class becomes a borrower party with respect to any mortgage loan, the rights of the directing certificateholder with respect to such mortgage loan will be limited as described under “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party.”

The controlling class will be the most subordinate class of the Class G and Class NR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. Notwithstanding the preceding sentence, during such time as the Class G certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

On the closing date funds and/or accounts managed by Rialto Capital Management, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) will purchase the Class F, Class G, Class NR, Class X-F, Class X-G and Class X-NR certificates (in each case, other than the portion of each such class of certificates that comprise the “RR Interest” as described in “Credit Risk Retention”), and RREF III-D UB 2018-C14, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) will be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan, and (iii) any excluded loan with respect to the directing certificateholder).

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift securitization date, the rights of the controlling noteholder of such servicing shift whole loan are expected to exercisable by the directing certificateholder (or the equivalent) under the related servicing shift pooling and servicing agreement. The directing certificateholder under the pooling and servicing agreement for this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Each entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention
Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans, as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the RR Interest as described in “Credit Risk Retention” below. A majority-owned affiliate of Rialto Mortgage Finance, LLC is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party or the holder of the majority of the RR Interest, an “excluded loan” is a mortgage loan or a whole loan with respect to which such party is a borrower party. See “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party.”

Certain Affiliations
and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2018 (or, in the case of any mortgage loan that has its first due date after December 2018, the date that would have been its due date in December 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about December 12, 2018.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2019.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Maryland, New York, North Carolina, Kansas, Pennsylvania, or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final
Distribution Date; Rated
Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	September 2023
Class A-2	October 2023
Class A-SB	July 2028
Class A-3	October 2028
Class A-4	November 2028
Class X-A	NAP
Class X-B	NAP
Class A-S	November 2028
Class B	November 2028
Class C	November 2028

The rated final distribution date for the offered certificates will be the distribution date in December 2051.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2018-C14:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class X-NR, Class D, Class E, Class F, Class G, Class NR and Class R.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5% and further subject to the discussion in footnote (1) below:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. Initial Available Certificate Balance or Notional Amount	Approx. Initial Retained Certificate Balance or Notional Amount(1)	Approx. % of Initial Pool Balance(2)	Approx. Initial Credit Support(3)
Class A-1	$22,465,000	$21,341,000	$1,124,000	3.45%	30.000%
Class A-2	$30,533,000	$29,006,000	$1,527,000	4.69%	30.000%
Class A-SB	$41,722,000	$39,635,000	$2,087,000	6.41%	30.000%
Class A-3	$194,737,000	$185,000,000	$9,737,000	29.92%	30.000%
Class A-4	$166,162,000	$157,853,000	$8,309,000	25.53%	30.000%
Class X-A	$455,619,000	$432,835,000	$22,784,000	NAP	NAP
Class X-B	$120,414,000	$114,392,000	$6,022,000	NAP	NAP
Class A-S	$59,393,000	$56,423,000	$2,970,000	9.12%	20.875%
Class B	$32,544,000	$30,916,000	$1,628,000	5.00%	15.875%
Class C	$28,477,000	$27,053,000	$1,424,000	4.38%	11.500%

(1)	On the closing date, Rialto Mortgage Finance, LLC (a sponsor and an affiliate of the special servicer) will cause a majority-owned affiliate to purchase from the underwriters offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Credit Risk Retention”.

(2)	Based on the approximate initial aggregate certificate balance.

(3)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1	3.3788%
Class A-2	4.2569%
Class A-SB	4.3910%
Class A-3	4.1803%
Class A-4	4.4480%
Class X-A	1.0099%
Class X-B	0.3045%
Class A-S	4.7494%
Class B	5.1009%
Class C	5.2727%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will, in each case, be a per annum rate equal to a fixed rate set forth opposite such class in the table. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class A-S and Class B certificates for any distribution date will, in each case, be a variable rate per annum equal to the lesser of (i) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate
Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at the servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.06125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $5,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each serviced mortgage loan and any related serviced companion loan will be paid out of the servicing fees and special servicing fees, as applicable, described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01080%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any REO loan

(excluding any related companion loan) at a per annum rate equal to 0.00215%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any related companion loan) at a per annum rate equal to 0.00038%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to such non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Lafayette Park	0.00250%	(3)(4)
1670 Broadway	0.00125%	(4)
Christiana Mall	0.00125%	0.1250%
Ellsworth Place	0.00125%	(4)
Barrywoods Crossing	0.00125%	(4)

(1)	Does not reflect the GNL Portfolio mortgage loan or the Heartland Dental Medical Office Portfolio mortgage loan, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in the related servicing shift pooling and servicing agreement.

(2)	Included as part of the servicing fee rate.

(3)	The control note identified under “Control Note/Non-Control Note” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General” for the Lafayette Park whole loan is currently held by Natixis Real Estate Capital LLC, and is expected to be contributed to the CSAIL 2018-C14 securitization transaction, scheduled to close on or about November 29, 2018.

(4)	The special servicing fee rate is the greater of (i) 0.2500% per annum or (ii) the rate that would result in a special servicing fee of $3,500 per month.

Distributions

A. Amount and Order of
Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and (ii) any yield maintenance charges and prepayment premiums will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-NR certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth on Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to reimburse the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4

certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such classes;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class X-NR and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance
Charges, Prepayment
Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,
Allocation of Losses
and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-F, Class X-G, Class X-NR and Class R certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-NR or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-NR certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-NR certificates are interest-only certificates.

(2)	Other than the Class X-D, Class X-F, Class X-G, Class X-NR and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-NR or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the Class X-G certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class G certificates. The notional amount of the Class X-

NR certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class NR certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available
Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reduction amounts to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection
Advances	The master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance in its sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be forty-five (45) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in two-hundred and thirty-six (236) commercial, multifamily and/or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $650,884,977.

In this prospectus, unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan, whole loan or companion loan by name refer to such mortgage loan, whole loan or companion loan, as applicable, secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a reference to a mortgage loan or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the forty-five (45) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan and evidenced by separate promissory notes (each referred to in this prospectus as a “pari passu companion loan”) and/or, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(2)(3)	Mortgage Loan Underwritten NCF DSCR(1)		Whole Loan Underwritten NCF DSCR(3)
GNL Portfolio	$44,325,000	6.8%	$54,175,000	N/A	57.2%	57.2%	2.08	x	2.08	x
Heartland Dental Medical Office Portfolio	$43,953,624	6.8%	$136,356,128	N/A	55.4%	55.4%	1.59	x	1.59	x
Lafayette Park	$37,250,000	5.7%	$38,000,000	N/A	65.2%	65.2%	2.27	x	2.27	x
Riverwalk II	$35,000,000	5.4%	$25,000,000	N/A	64.0%	64.0%	1.46	x	1.46	x
Nebraska Crossing	$35,000,000	5.4%	$36,500,000	N/A	47.7%	47.7%	1.82	x	1.82	x
Clevelander South Beach	$32,500,000	5.0%	$10,000,000	N/A	63.9%	63.9%	2.00	x	2.00	x
1670 Broadway	$30,000,000	4.6%	$48,000,000	N/A	32.6%	32.6%	4.22	x	4.22	x
Christiana Mall	$30,000,000	4.6%	$308,000,000	$212,000,000	32.5%	52.9%	3.15	x	1.93	x
Regency Properties Portfolio	$20,000,000	3.1%	$15,250,000	N/A	74.5%	74.5%	1.39	x	1.39	x
Ellsworth Place	$15,000,000	2.3%	$54,000,000	N/A	71.9%	71.9%	1.46	x	1.46	x
Barrywoods Crossing	$10,000,000	1.5%	$21,000,000	N/A	68.4%	68.4%	1.46	x	1.46	x

(1)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loan and any mezzanine debt.

(2)	With respect to those mortgage loans identified under “Description of the Mortgage Pool—Appraised Value”, the indicated loan-to-value ratio has been based on an other than “as-is” appraised value.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loan but excluding any mezzanine debt.

Each of the Riverwalk II whole loan, the Nebraska Crossing whole loan, the Clevelander South Beach whole loan and the Regency Properties Portfolio whole loan will be serviced by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and Rialto Capital Advisors, LLC, as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

The GNL Portfolio whole loan and the Heartland Dental Medical Office Portfolio whole loan (collectively, the “servicing shift whole loans” and the related mortgage loans, the “servicing shift mortgage loans”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer”) and the special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). In each case, prior to the related servicing shift securitization date, the servicing shift whole loans will be “serviced whole loans”, the related mortgage loans will be “serviced mortgage loans” and the related companion loans will be “serviced companion loans”. In each case, on and after the related servicing shift securitization date, the servicing shift whole loans will be “non-serviced whole loans”, the related mortgage loans will be “non-serviced mortgage loans” and the related companion loans will be “non-serviced companion loans”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement or trust and servicing agreement identified below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)

Loan Name	Transaction/Trust Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Lafayette Park(3)	CSAIL 2018-C14	5.7%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
1670 Broadway	UBS 2018-C13	4.6%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
Christiana Mall	BBCMS 2018-CHRS	4.6%	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association
Ellsworth Place	WFCM 2018-C47	2.3%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
Barrywoods Crossing	UBS 2018-C13	1.5%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Certificateholder
Lafayette Park(3)	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF III-D CS2018-C14, LLC
1670 Broadway	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Christiana Mall	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	(4)
Ellsworth Place	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Barrywoods Crossing	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.

(2)	This table does not include information related to the servicing shift whole loans.

(3)	The control note identified under “Control Note/Non-Control Note” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General” with respect to the Lafayette Park whole loan is currently held by Natixis Real Estate Capital LLC. It is expected that Natixis Real Estate Capital LLC will contribute the control note for the Lafayette Park whole loan to the CSAIL 2018-C14 securitization transaction on or about November 29, 2018.

(4)	No directing certificateholder had been appointed as of the closing date of the related securitization.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room, unit or beds, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated on Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$650,884,977
Number of mortgage loans	45
Number of mortgaged properties	236
Range of Cut-off Date Balances	$2,200,000 to $44,325,000
Average Cut-off Date Balance	$14,464,111
Range of Mortgage Rates	3.8511% to 6.0723%
Weighted average Mortgage Rate	5.2905%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	117 months
Range of remaining terms to maturity	57 months to 120 months
Weighted average remaining term to maturity	116 months
Range of original amortization terms(2)	300 months to 360 months
Weighted average original amortization term(2)	349 months
Range of remaining amortization terms(2)	296 months to 360 months
Weighted average remaining amortization term(2)	349 months
Range of Cut-off Date LTV Ratios(3)(4)	32.5% to 74.5%
Weighted average Cut-off Date LTV Ratio(3)(4)	59.8%
Range of LTV Ratios as of the maturity date(3)(4)	32.5% to 65.2%
Weighted average LTV Ratio as of the maturity date(3)(4)	53.2%
Range of U/W NCF DSCRs(3)(5)	1.25x to 4.22x
Weighted average U/W NCF DSCR(3)(5)	1.89x
Range of U/W NOI Debt Yields(3)	8.2% to 19.3%
Weighted average U/W NOI Debt Yield(3)	12.2%
Percentage of Initial Pool Balance consisting of:
Partial IO	45.2%
Amortizing	28.9%
Full IO	25.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes seven (7) mortgage loans, GNL Portfolio, Lafayette Park, 1670 Broadway, Christiana Mall, Delk Road Self Storage, The Courtyards at San Jose and 150 Grand Street (collectively, 25.9%), that are interest only for the entire term.

(3)	In the case of eleven (11) mortgage loans (51.2%) GNL Portfolio, Heartland Dental Medical Office Portfolio, Lafayette Park, Riverwalk II, Nebraska Crossing, Clevelander South Beach, 1670 Broadway, Christiana Mall, Regency Properties Portfolio, Ellsworth Place and Barrywoods Crossing identified in the chart titled “Whole Loan Summary” in “Summary of Terms”, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Christiana Mall mortgage loan (4.6%), the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loan are 52.9% and 1.93x, respectively.

(4)	Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, the cut-off date loan-to-value ratio and maturity date loan-to-value ratio, have been calculated using the “as-is” appraised value.

(5)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced
Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of such mortgage loans.

See “Description of the Mortgage Pool—Modified and Refinanced Loans” and “—Default History, Bankruptcy Issues and Other Proceedings”.

Mortgaged Properties with Limited
Operating History	Thirty-six (36) of the mortgaged properties securing nine (9) mortgage loans (collectively, 12.0%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the related cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single-tenant properties subject to triple-net leases with a related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; and “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance
and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the

Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	Rialto Mortgage Finance, LLC, the retaining sponsor, intends to cause a majority-owned affiliate to retain at least 5.0% of the certificate balance or notional amount, as applicable, of each class of certificates (other than the Class R certificates) (collectively referred to herein as the “RR Interest”) in a manner that satisfies the U.S. credit risk retention requirements. See “Credit Risk Retention”.

None of the sponsors, the depositor, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group

Limited, Moody’s Analytics, RealINSIGHT and Thomson Reuters Corporation;

●	the certificate administrator’s website initially located at www.ctslink.com; and

●	the master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the then-aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value
Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of an uncured document defect or an uncured breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal

Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any mortgage loan as to which equity interests in the related borrower directly or indirectly secure mezzanine debt, the mezzanine lender will generally have the option to purchase such mortgage loan under certain default scenarios.

Pursuant to the related co-lender agreement with respect to the Christiana Mall mortgage loan, the holder of the related subordinate companion loan has the right to purchase the related mortgage loan under certain default scenarios as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Christiana Mall Whole Loan”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs - the lower-tier REMIC and the upper-tier REMIC - for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount, that the Class C certificates will be issued with de minimis original issue discount and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA
Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction was due, in part, to their initial subordination levels for the various classes of the certificates and may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

In addition, the laws of the State of Virginia may render leases that do not meet certain formal requirements open to repudiation by either party at any time. Certain of the mortgaged properties (0.1%) are located in the State of Virginia.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hotel Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels. In addition, some or all of the rental payments from tenants may be tied to that tenant’s gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant or another major tenant goes dark, if the mortgaged property does not meet certain minimum occupancy levels or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in any co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Specialty Use Concentrations”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the office tenant offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Multifamily Properties have Special Risks” and “—Industrial Properties Have Special Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, rental payments that may depend on financial aid, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent stabilized units to market rent units in the future.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases”, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile that for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily covetable to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases”, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

Manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that are not readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 31 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

In addition, certain of the manufactured housing community properties may be subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	reimbursement policies; and

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals. We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged real properties will not adversely impact operations at or the value of the mortgaged real properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Healthcare-Related Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 34 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables titled “Remaining Term to Maturity in Months” on Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, hospitality, mixed-use and multifamily. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Florida, Texas, California, South Carolina, Minnesota, Nebraska, Massachusetts and Georgia. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to a mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 40 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undertake future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofitting the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 24 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use. See representation and warranty no. 25 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire November 30, 2018. We cannot assure you if or when the National Flood Insurance Program will be reauthorized by Congress. If the National Flood Insurance Program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 16 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 82% in 2018 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $160 million in 2018 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 29 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 16 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting

Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and/or “—Appraised Value”, reflects only the “as-is” value (or, in certain cases, may reflect the other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified, which values may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values or values other than “as-is”, we cannot assure you that any such values will be the value of the related mortgaged property at the indicated stabilization date (if applicable) or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain real estate investment trusts, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Diversified Ownership”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Diversified Ownership”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Section 55-2 of the Virginia Code (also known as the “Statute of Conveyances”), which applies to leases, provides in relevant part that “[n]o estate of inheritance or freehold or for a term of more than five years in lands shall be conveyed unless by deed or will.” At common law, a “deed” was required to contain a wax-imprinted seal or a scroll. However, the Virginia legislature has expressly provided for several acceptable substitutes for a formal seal, all as set forth in Section 11-3 of the Virginia Code. Utilizing any one of these substitutes in drafting a lease will cause it to be a “deed”: (1) a “scroll by way of a seal”; (2) an imprint or stamp of a “corporate or an official seal”; (3) the use in the body of the document of the words “this deed” or “this indenture,” or other words importing a sealed instrument or recognizing a seal; and (4) a proper acknowledgement “by an officer authorized to take acknowledgments of deeds.” The Virginia Supreme Court recently decided a case, Game Place, L.L.C. v. Fredericksburg 35, LLC, 813 S.E.2d 312 (Va. 2018), concerning a retail tenant that vacated its premises and attempted to terminate its lease prior to the expiration of a 15-year term. In this case, the court determined that the lease in question did not contain a formal seal or any of the acceptable seal substitutes described in Section 11-3. Accordingly, the Virginia Supreme Court found that the lease was not a “deed,” and as a result, either party was entitled to repudiate the lease at any time. To the extent any Mortgaged Properties located in Virginia are subject to leases with terms greater than 5 years, if such leases are not in the form required by the Statute of Conveyance or one of the acceptable substitutes permitted by Section 11-3 of the Virginia Code, such leases may potentially be subject to repudiation by either party.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 34 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

See “Description of the Mortgage Pool—Shari’ah Compliant Loan”.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of UBS AG, New York Branch, one of the sponsors and originators, and of UBS Securities LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization, and they may have other financing arrangements with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, including, without limitation, making loans or having other financing arrangements secured by indirect ownership interests in the mortgage loan borrowers not otherwise prohibited by the terms of the mortgage loan documents. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, a majority-owned affiliate of Rialto Mortgage Finance, LLC, the retaining sponsor and an affiliate of the special servicer, is expected to retain the RR Interest described in “Credit Risk Retention”, and is expected to be appointed as the initial risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. In addition, the expected initial risk retention consultation party is affiliated with the b-piece buyer and special servicer. While the risk retention consultation party only has consultation rights, the b-piece buyer and special servicer have rights which are not merely consultive. The risk retention consultation party and the holder of the RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or holder of the RR Interest holds companion loans or companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as the risk retention consultation party or the holder of the majority of the RR Interest is a borrower party, then the risk retention consultation party will not have consultation rights with respect to such mortgage loan and will be required to certify that it will forego access to any “excluded information” relating to such mortgage loan and the related mortgaged properties. See “Pooling and Servicing Agreement—The Risk Retention Consultation Party”. Notwithstanding such restrictions, there can be no assurance that the risk retention consultation party or such holder of the RR Interest will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to such mortgage loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, and the majority-owned affiliate of Rialto Mortgage Finance, LLC that is expected to be the holder of the RR Interest and the risk retention consultation party, are currently affiliates of Rialto Capital Advisors, LLC, the special servicer under the pooling and servicing agreement. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also currently affiliates of the b-piece buyer and the entity that is the initial directing certificateholder under the pooling and servicing agreement. However, subject to closing of the Rialto Investment/Asset Management Pending Sale on November 30, 2018 or as soon after that as the conditions to the transaction are fulfilled, it is expected that none of Rialto Capital Advisors, LLC, Rialto Capital Management, LLC, the b-piece buyer and the initial directing certificateholder will continue to be affiliates of Rialto Mortgage Finance, LLC (the retaining sponsor) or its majority owned affiliate that is expected to be the purchaser of the RR Interest and initial risk retention consultation party.

Each of these relationships may create a conflict of interest.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of a Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the GNL Portfolio whole loan and Heartland Dental Medical Office Portfolio whole loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization, only temporarily, until the securitization of the related controlling companion loan. At that time, the servicing and administration of the related whole loan will shift to the applicable master servicer and the applicable special servicer under the pooling and servicing agreement that governs the securitization of the related controlling companion loan and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that governs the securitization of the related controlling companion loan for any servicing shift whole loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under the pooling and servicing agreement that governs the securitization of the related controlling companion loan for any servicing shift whole loan, nor will they have any assurance as to the particular terms of such pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and in the case of each servicing shift whole loan, the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) may not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or affiliate holds certificates or companion loan securities, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer is a borrower party with respect to an excluded special servicer loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder or the holder of the majority of the controlling class. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder or the holder of the majority of the controlling class, the resigning special servicer will be required to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the UBS 2018-C14 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

It is expected that RREF III-D UB 2018-C14, LLC or another affiliate of the special servicer will be the initial directing certificateholder. Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) the entity or entities anticipated to purchase the Class F, Class G, Class NR, Class X-F, Class X-G and Class X-NR certificates (in each case, other than the portion of each such class of certificates that comprise the “RR Interest” as described in “Credit Risk Retention”) and (b) RREF III-D UB 2018-C14, LLC or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan, any servicing shift mortgage loan or any excluded loan with respect to the directing certificateholder). Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF III-D UB 2018-C14, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. In addition, Rialto Capital Advisors, LLC is expected to be appointed as the special servicer (and is an affiliate of the entity that is expected to be the initial directing certificateholder and initial controlling class representative, or hold a similar capacity) under the CSAIL 2018-C14 pooling and servicing agreement, which is expected to govern the servicing of the Lafayette Park whole loan. Also, RREF III-D UB 2018-C14, LLC and Rialto Capital Advisors, LLC are currently affiliates of Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator.

In addition, Rialto Capital Advisors, LLC, the special servicer under the pooling and servicing agreement, is currently an affiliate of Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, and the majority-owned affiliate of Rialto Mortgage Finance, LLC that is expected to be the holder of the RR Interest and risk retention consultation party. Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC are also currently affiliates of the b-piece buyer and the entity that is the initial directing certificateholder under the pooling and servicing agreement. However, subject to closing of the Rialto Investment/Asset Management Pending Sale on November 30, 2018 or as soon after that as the conditions to the transaction are fulfilled, it is expected that none of Rialto Capital Advisors, LLC, Rialto Capital Management, LLC, the b-piece buyer and the initial directing certificateholder will continue to be affiliates of Rialto Mortgage Finance, LLC (the retaining sponsor) or its majority owned affiliate that is expected to be the purchaser of the RR Interest and initial risk retention consultation party.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute for a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, collateral property owners and their respective vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real mortgaged properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by mortgaged properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of the certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their respective affiliates. Each of these relationships may also create a conflict of interest. See also See “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged collateral property owners and their respective vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real mortgaged properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by mortgaged properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of the certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their respective affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF III-D UB 2018-C14, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) will be appointed as the initial directing certificateholder. The special servicer may (i) at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to any excluded loan) and (ii) in the case of a servicing shift mortgage loan, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date, take actions with respect to the specially serviced loans under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible (i) that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the respective controlling noteholders of the servicing shift whole loans or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the special servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement relating to the applicable other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Directing Certificateholders” in “Description of the Mortgage Pool—The Whole Loans” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in the table titled “Non-Serviced Directing Certificateholders” in “Description of the Mortgage Pool—The Whole Loans” has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder with or without cause at any time, for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

With respect to a servicing shift whole loan, prior to the related servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related servicing shift whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. On and after the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced pari passu whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced pari passu whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced pari passu whole loan other than any servicing shift whole loan (solely with respect to the related serviced pari passu whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and any of its respective affiliates) (or, after a servicing shift securitization date, the securitization trust and directing certificateholder thereunder for the related controlling companion loan) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”. Each of these relationships may create a conflict of interest.

The entity expected to purchase the Class F, Class G, Class NR, Class X-F, Class X-G and Class X-NR certificates on the Closing Date (in each case, other than the portion of each such class of certificates that comprise the “RR Interest” as described in “Credit Risk Retention”)

and the entity that is expected to (a) be the initial controlling class certificateholder and (b) be appointed as the initial directing certificateholder, are affiliated with each other and are also currently affiliates of Rialto Mortgage Finance, LLC, a sponsor, a mortgage loan seller and an originator, and the majority-owned affiliate of Rialto Mortgage Finance, LLC that is expected to be the holder of the RR Interest and risk retention consultation party. They are also currently affiliates of Rialto Capital Advisors, LLC, the special servicer. However, subject to closing of the Rialto Investment/Asset Management Pending Sale on November 30, 2018 or as soon after that as the conditions to the transaction are fulfilled, it is expected that none of Rialto Capital Advisors, LLC, Rialto Capital Management, LLC, the b-piece buyer and the initial directing certificateholder will continue to be affiliates of Rialto Mortgage Finance, LLC (the retaining sponsor) or its majority owned affiliate that is expected to be the purchaser of the RR Interest and initial risk retention consultation party.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class G and Class NR certificates (other than the portion of each such class of certificates that comprise the “RR Interest” as described in “Credit Risk Retention”), which is referred to in this prospectus collectively as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging arrangements or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is expected that RREF III-D UB 2018-C14, LLC or another affiliate of the special servicer will be the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the master servicer and the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to a servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “—The Non-Serviced AB Whole Loan—The Christiana Mall Whole Loan—Consultation and Control”.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) the entity or entities anticipated to purchase the Class F, Class G, Class NR, Class X-F, Class X-G and Class X-NR certificates (in each case, other than the portion of each such class of certificates that comprise the “RR Interest” as described in “Credit Risk Retention”) and (b) RREF III-D UB 2018-C14, LLC or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan, any servicing shift mortgage loan or any excluded loan with respect to the directing certificateholder). Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF III-D UB 2018-C14, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. Rialto Capital Advisors, LLC is expected to be appointed as the special servicer (and is an affiliate of the entity that is expected to be the initial directing certificateholder and initial controlling class representative, or hold a similar capacity) under the CSAIL 2018-C14 pooling and servicing agreement, which is expected to govern the servicing of the Lafayette Park whole loan. In addition, RREF III-D UB 2018-C14, LLC and Rialto Capital Advisors, LLC are currently affiliates of Rialto Mortgage Finance, LLC, a sponsor, a mortgage loan seller and an originator.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, (i) with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” with respect to the related subordinate companion loan, the holder of the related subordinate companion loan and (ii) with respect to any servicing shift whole loan, prior to the servicing shift securitization date, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Section 619 of the Dodd-Frank Act (such statutory provision, together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

EU Risk Retention and Due Diligence Requirements

Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of EU regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings, management companies and funds regulated pursuant to the Undertakings for Collective Investments in Transferable Securities (UCITS) Directive and institutions for occupational retirement provision. Among other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the offered certificates acquired by the relevant investor.

None of the sponsors, the depositor, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the issuing entity, the depositor, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

Bail-In Rules May Affect the Liabilities of Certain Sponsors, Including their Obligations to Repurchase Mortgage Loans

Société Générale, a sponsor, may be subject to the “bail-in” powers of national authorities in EU member states (each a “Resolution Authority”) and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the EU Bank Recovery and Resolution Directive (2014/59/EU), collectively with secondary and implementing EU rules, and national implementing legislation (the “BRRD”) gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor, the loan sellers or affiliates thereof had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from S&P Global Ratings. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation (including full repayment of the loan without yield maintenance following partial casualty and the lender’s application of available proceeds to the debt), defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or any of the Class X-A or Class X-B certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or any of the Class X-A or Class X-B certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A or Class X-B certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the imposition of applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class NR certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 or Class A-4 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D Class X-F, Class X-G and Class X-NR certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under trust and servicing agreement or the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The holders of the RR Interest will be entitled to certain non-binding consultation rights with respect to certain matters relating to specially serviced loans as described in this prospectus and to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan and any servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan and a servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to a servicing shift mortgage loan, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for the related servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the related special servicer with or without cause (solely as to such servicing shift whole loan), regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than a servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and a servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust or other controlling noteholder will have the right to replace the special servicer of such non-serviced whole loan with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicer and the special servicer under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under the applicable pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling companion loan holder with respect to any servicing shift whole loan or AB whole loan, any directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)   may act solely in the interests of the holders of the related controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift whole loan or AB whole loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)   does not have any duties to the holders of any class of certificates other than the related controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift whole loan or AB whole loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)   may take actions that favor the interests of the holders of the related controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift whole loan or AB whole loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) - (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan or AB whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of the special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement. Further, the operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO Property. There is no operating advisor under the trust and servicing agreement with respect to the Christiana Mall whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders in this transaction generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of a related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (other than UBS AG, New York Branch, a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute for any mortgage loan, or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors, notwithstanding the existence of any payment guarantee, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor or any related payment guarantor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

Additionally, one of the sponsors, Société Générale, may be subject to the “bail-in” powers of a Resolution Authority and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “—The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans”.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

Société Générale, a sponsor, a mortgage loan seller and an originator, is a French limited liability company (“société anonyme”) authorized as a bank and is subject to the provisions of French insolvency laws. Pursuant to French insolvency laws, certain transactions entered into by a French registered company may be subsequently challenged if entered into during the “hardening period” (“periode suspecte”). In the event the challenge was successful, the transfer of mortgage loans by Société Générale may be declared null and void by the insolvency judge. The hardening period is the period between the date on which the company became insolvent and the date of the order of the court commencing an insolvency proceeding. The date of insolvency (“état decessation des paiements”) is deemed to be the date of the court order commencing the proceeding, unless the court sets an earlier date which may be no earlier than 18 months before the date of such court order. In the event a French insolvency proceeding is open against Société Générale and if the transfer of mortgage loans occurred during such 18-month period before the opening of the proceeding, it is possible that a court appointed officer, the court or the public prosecutor would try to claim that Société Générale was already insolvent at the time of the transfer and try to challenge the validity of such transfer under French insolvency rules. Even if a challenge were not successful, resolution of such a matter could cause significant delay which may impact on payments under the certificates. In addition, Société Générale’s obligation to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans could be subject to the “bail-in” powers of a Resolution Authority and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively, the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

If Société Générale were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of France and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or trustee in bankruptcy of Société Générale may argue that the sale of its interest in the mortgage loans by Société Générale was a pledge of the receivables rather than a sale. The New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party could still attempt to assert that the transfer of Société Générale’s interest in the mortgage loans was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reduction amounts, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate (which, as of January 1, 2018, is 21%). No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of forty-five (45) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $650,884,977 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in December 2018 (or, in the case of any Mortgage Loan that has its first due date after December 2018, the date that would have been its due date in December 2018 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Eleven (11) of the Mortgage Loans (51.2%) GNL Portfolio, Heartland Dental Medical Office Portfolio, Lafayette Park, Riverwalk II, Nebraska Crossing, Clevelander South Beach, 1670 Broadway, Christiana Mall, Regency Properties Portfolio, Ellsworth Place and Barrywoods Crossing are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”, and each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the chart titled “Sellers of the Mortgage Loans” in “Summary of Terms”

and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily and/or manufactured housing community properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information on Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 12, 2018 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics on Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

           “Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date; provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In the case of certain Mortgage Loans as described under “—Appraised Value”, the Cut-off Date Loan-to-Value Ratio and/or the LTV Ratio at Maturity for such Mortgage Loans has been calculated based on an other than “as-is” Appraised Value of a related Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained on Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” (or, in the case of Mortgage Loans identified under “—Appraised Value” below, other than “as-is”) Appraised Value as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan.

The LTV Ratio as of the related maturity date set forth on Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth on Annex A-1 and on Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan unless otherwise indicated, LTV Ratios were calculated with respect to such Mortgage Loan including any related Companion Loan(s) (except, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and on Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth on Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. See also the footnotes to Annex A-1. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of a Mortgage Loan that is part of a Whole Loan, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s). In the case of a Mortgage Loan with one or more related

Subordinate Companion Loans, LTV Ratios at Maturity were calculated without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal or principal balance, as applicable, referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions on Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“DEF(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“LO(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“DEF/@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“DEF/YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“DEF/YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other single purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some, but not all, of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also Annex A-1 and the footnotes thereto for disclosure regarding any variances in the calculation of Underwritten Net Cash Flow.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “U/W NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Cash Flow Debt Service Coverage Ratio

for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of a Mortgaged Property operating as student housing, the number of beds, or (e) in the case of a Mortgaged Property operated as a self storage property, the number of individual storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables on Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information on Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$650,884,977
Number of Mortgage Loans	45
Number of Mortgaged Properties	236
Range of Cut-off Date Balances	$2,200,000 to $44,325,000
Average Cut-off Date Balance	$14,464,111
Range of Mortgage Rates	3.8511% to 6.0723%
Weighted average Mortgage Rate	5.2905%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	117 months
Range of remaining terms to maturity	57 months to 120 months
Weighted average remaining term to maturity	116 months
Range of original amortization terms(2)	300 months to 360 months
Weighted average original amortization term(2)	349 months
Range of remaining amortization terms(2)	296 months to 360 months
Weighted average remaining amortization term(2)	349 months
Range of Cut-off Date LTV Ratios(3)(4)	32.5% to 74.5%
Weighted average Cut-off Date LTV Ratio(3)(4)	59.8%
Range of LTV Ratios as of the maturity date(3)(4)	32.5% to 65.2%
Weighted average LTV Ratio as of the maturity date(3)(4)	53.2%
Range of U/W NCF DSCRs(3)(5)	1.25x to 4.22x
Weighted average U/W NCF DSCR(3)(5)	1.89x
Range of U/W NOI Debt Yields(3)	8.2% to 19.3%
Weighted average U/W NOI Debt Yield(3)	12.2%
Percentage of Initial Pool Balance consisting of:
Partial IO	45.2%
Amortizing	28.9%
Full IO	25.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes seven (7) Mortgage Loans, GNL Portfolio, Lafayette Park, 1670 Broadway, Christiana Mall, Delk Road Self Storage, The Courtyards at San Jose and 150 Grand Street (collectively, 25.9%) that are interest only for the entire term.

(3)	In the case of eleven (11) Mortgage Loans (51.2%), identified in the chart titled “Whole Loan Summary” in “Summary of Terms,” each of which has one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the DSCR, LTV Ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Christiana Mall Mortgage Loan (4.6%), the related LTV Ratio as of the Cut-off Date and U/W NCF DSCR calculated including the related Subordinate Companion Loan are 52.9% and 1.93x, respectively.

(4)	Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, the Cut-off Date LTV Ratio and LTV Ratio as of the maturity date have been calculated using the “as-is” appraised value.

(5)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date, provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

The issuing entity will include eleven (11) Mortgage Loans, representing approximately 32.9% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization with another Mortgage Loan and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loans.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Retail	23	$227,311,951	34.9%
Anchored	14	121,199,035	18.6
Unanchored	6	39,410,788	6.1
Outlet Center	1	35,000,000	5.4
Super Regional Mall	1	30,000,000	4.6
Shadow Anchored	1	1,702,128	0.3
Office	160	$188,444,558	29.0%
Suburban	8	79,662,123	12.2
CBD	5	67,250,000	10.3
Medical	145	33,902,092	5.2
R&D	2	7,630,343	1.2
Hospitality	10	$129,618,495	19.9%
Full Service	3	65,551,944	10.1
Limited Service	6	45,189,859	6.9
Extended Stay	1	18,876,691	2.9
Mixed Use	25	$39,351,469	6.0%
Office/Industrial/R&D	1	14,000,000	2.2
Retail/Office	1	11,800,000	1.8
Medical/Retail	22	7,551,469	1.2
Multifamily/Retail	1	6,000,000	0.9
Multifamily	8	$35,477,607	5.5%
Garden	8	35,477,607	5.5
Self Storage	2	$16,704,167	2.6%
Self Storage	2	16,704,167	2.6
Industrial	3	$5,782,597	0.9%
Flex	1	3,250,000	0.5
Warehouse/Distribution	1	1,595,080	0.2
Warehouse	1	937,517	0.1
Manufactured Housing Community	4	$4,200,000	0.6%
Manufactured Housing Community	4	4,200,000	0.6
Other	1	$3,994,133	0.6%
Assisted Living	1	3,994,133	0.6
Total/Weighted Average	236	$650,884,977	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Christiana Mall Mortgage Loan (4.6%), the largest tenant, Target, occupies a portion of the Mortgaged Property (the “Target Parcel”) as ground lessee pursuant to a ground lease with the borrower, as ground lessor. Under the related ground lease, Target has the unilateral right to require the borrower to purchase the related improvements (the “Target Improvements”) from Target for an amount equal to the lesser of (i) the then-current fair market value of the Target Parcel and (ii) the unappreciated or unamortized original cost of the Target Parcel and Target Improvements and attached trade fixtures, related replacements and later improvements made (but excluding any unattached trade fixtures and personal property). For additional information, see “—Certain Terms of the Mortgage Loans—Releases; Partial Releases” below.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e., such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the Riverwalk II Mortgage Loan (5.4%), the largest tenant, NxStage Medical, Inc. (“NxStage”), representing approximately 26.2% of the NRA at the Mortgaged Property, is currently in discussions to be acquired by Fresenius Medical Care AG& Co. KGaA (FMS) (“Fresenius”). We can make no assurances regarding Fresenius’s intentions with respect to the NxStage space at the Mortgaged Property.

●	With respect to the Orchard Ridge Corporate Park Mortgaged Property (2.2%), approximately 46.5% of such Mortgaged Property is office space, 34.0% is industrial space and 19.5% is lab space.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	Hotel properties may be particularly affected by seasonality. The Four Points – Juneau, Holiday Inn Express – Clearwater and La Quinta - College Station Mortgage Loans (collectively, 5.1%) require seasonality reserves to be funded at origination and/or on an ongoing basis to the extent of available excess cash flow (and/or from a monthly deposit by the borrower during specified months) in an amount specified in the related loan documents.

●	With respect to the Clevelander South Beach Mortgage Loan (5.0%), in lieu of a seasonality reserve, the Mortgage Loan documents provide recourse to the guarantor and borrower in the event of insufficient net cash flow at the Mortgaged Property to pay debt service during the months of July, August, September and October (which months may be reasonably adjusted by the lender in accordance with the Mortgage Loan documents, provided that such months may in no event exceed a total of four calendar months during any calendar year).

●	With respect to the hotel properties set forth in the above chart, we note that all such properties are flagged hotel properties that are affiliated with a franchise or a hotel management company through a franchise or management agreement, except for the Clevelander South Beach Mortgaged Property (5.0%).

●	With respect to the Clevelander South Beach Mortgage Loan (5.0%), approximately 75.8% of the underwritten revenues are revenues from certain bar and restaurant spaces pursuant to a master lease (the “Operating Lease”) between the related borrowers, Clevelander Holdings, LP, as fee owner (the “Fee Borrower”), and Clevelander Ocean, LP as operating lessee (the “OP Borrower”) (collectively, the “Clevelander Borrower”). The Mortgage Loan documents provide that the lender may not unreasonably withhold its consent to a termination of the Operating Lease (and the release of the OP Borrower from its obligations under the Mortgage Loan documents); provided that, among other conditions: (i) the Clevelander Borrower determines in its commercially reasonable discretion that the Operating Lease is no longer financially beneficial; (ii) the OP Borrower transfers to the Fee Borrower all property and any other assets owned by the OP Borrower (including, without limitation, the trademark and the liquor license); and (iii) satisfaction of customary REMIC requirements.

●	With respect to each of the Home2 Suites - Greenville Downtown and the La Quinta - College Station Mortgaged Properties (collectively, 3.9%), the related appraisals identified as directly competitive one or more hotel properties that (i) have recently opened or are expected to open in 2019 and 2020 and (ii) are within five (5) miles of the related Mortgaged Property.

●	With respect to the Quality Inn Jacksonville Mortgaged Property (0.6%), the related franchise agreement provides that if the franchisee defaults in any obligation under the franchise agreement (including certain quality assurance failures) and, after notice of such default, the franchisee does not cure such default within the time frame specified in the franchise agreement (or such longer period as determined by franchisor), such failure could trigger an event of default and provide the franchisor with the right to terminate the franchise agreement. The franchise agreement also states that the franchisor is required to administer quality assurance summary reports (each a “Quality Assurance Summary Report”) that may be based on periodic visits and evaluations of the Mortgaged Property. Such reports are typically issued once or twice a year and are scheduled at the discretion of the franchisor. Under the franchise agreement, the franchisee is required to allow the franchisor to enter the hotel and evaluate the hotel’s compliance with the franchise agreement. In the Quality Assurance Summary Report dated February 16, 2018 (the “Feb. 2018 Report”), the hotel received a failing score of 5.23 in the “Likelihood to Recommend” guest satisfaction component (the other categories had passing scores) . The franchisor has not completed a Quality Assurance Summary Report since the Feb. 2018 Report. Interim scores related to the “Likelihood to Recommend” guest satisfaction component were done. The hotel received passing “Likelihood to Recommend” scores in July, August and September 2018; however, the T12

“Likelihood to Recommend” score as of October 17, 2018 of 6.85 was a failing score. The Mortgage Loan is currently 100% recourse to the guarantor and the Mortgage Loan will remain fully recourse until such time that the hotel achieves two consecutive passing scores in all categories of franchisor’s periodic Quality Assurance Summary Report. In addition, the Mortgage Loan is structured with a cash flow sweep should the debt service coverage ratio fall below 1.75x.

For a description of scheduled PIPs with respect to certain Mortgaged Properties, see "—Redevelopment, Renovation and Expansion”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance(1)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License / Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Home2 Suites – Greenville Downtown	$18,876,691	2.9%	8/31/2035	8/6/2028
Crowne Plaza - Jacksonville (Airport)	$18,418,678	2.8%	1/12/2030	11/6/2028
Four Points - Juneau	$14,633,266	2.2%	4/30/2037	9/6/2028
Holiday Inn Express & Suites - Clearwater	$11,981,974	1.8%	6/30/2025	11/6/2028
Holiday Inn Express & Suites Detroit Novi	$9,989,579	1.5%	6/24/2034	11/1/2028
La Quinta - College Station	$6,573,383	1.0%	11/7/2038	11/6/2028
Holiday Inn Express - Fort Pierce	$6,363,531	1.0%	9/15/2034	11/6/2028
Holiday Inn Express & Suites Port Lavaca	$6,287,528	1.0%	4/26/2036	10/6/2028
Quality Inn Jacksonville	$3,993,864	0.6%	2/16/2036(2)	11/6/2028

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

(2)	The franchise agreement may be terminated, with or without cause, by either the franchisor or the borrower with twelve (12) months’ written notice prior to the effective termination date on February 16, 2021, February 16, 2026 and February 16, 2031, respectively. Pursuant to the loan agreement, the borrower must obtain the lender’s consent before terminating the franchise agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” as well as “—Specialty Use Concentrations”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	Each such mixed use Mortgaged Property has one or more office, retail multifamily and industrial components. See “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Industrial Properties Have Special Risks”, as applicable.

●	With respect to the Heartland Dental Medical Office Portfolio Mortgage Loan (6.8%), approximately 85.8% and 14.2% of the NRA in the portfolio is office space and mixed use space, respectively.

●	With respect to the 150 Grand Street Mortgage Loan (0.9%), the related Mortgaged Property is a four-story mixed use development improved by two retail units at grade and six above-grade multifamily units. Of the six multifamily units, five units are currently subject to the rent stabilization laws of New York City (the “Rent Stabilized Units”). For purposes of obtaining deregulation of one of the Rent Stabilized Units, the borrower has entered into an agreement with the related tenant pursuant to which (i) such tenant has agreed to vacate such Rent Stabilized Unit on or prior to March 31, 2020 and (ii) as consideration therefor, the borrower agrees to make a one-time payment of $50,000 to such tenant (the “Tenant Buyout”). The Mortgage Loan documents require the borrower to deposit with the lender an amount equal to the Tenant Buyout on or prior to the monthly payment date occurring in April 2019.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

In the case of the multifamily properties set forth in the above chart, we note the following:

●	With respect to the Heritage Multifamily Portfolio Mortgage Loan (2.0%), approximately 31.4% of the occupied units, representing approximately 35.3% of the in-place rent, are leased to corporate entities. The largest concentration of corporate leases is with Cudd Energy Services (“Cudd”), representing approximately 28.4% of the occupied units and approximately 31.9% of the in-place rent under individual leases with varying expiration dates.

●	With respect to the Terrace Pointe Mortgaged Property (1.0%), the Mortgaged Property benefits from a Section 8 Housing Assistance Payment (“HAP”) renewal contract with the United States Housing and Urban Development (“HUD”) division that expires on July 31, 2038, pursuant to which HUD subsidizes the difference between the contract rent and the total rent paid by eligible tenants for 122 (approximately 97.6%) of the 125 units at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, we note the following:

●	With respect to the Delk Road Self Storage Mortgaged Property (1.9%), the related appraisal identified five self-storage facilities planned or currently under construction that are expected to compete with the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”, “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations”.

Assisted Living Properties

In the case of the assisted living property set forth in the above chart, we note the following:

●	With respect to the Magnolias of Santee Mortgage Loan (0.6%), the related Mortgaged Property is improved by an assisted living facility, with residential dwelling units for which are provided, as applicable, protective oversight and assistance for frail, elderly and/or disabled persons with functional limitations or who may require or request their access to and from the facility be secured, including meals in a central location and assistance with activities of daily living (the “Intended Use”). The Mortgage Loan documents provide that the borrower’s failure to use or operate the Mortgaged Property solely for its intended use constitutes an event of default and provide recourse to the guarantor and borrower for, among other things, any losses due to any use or operation of the Mortgaged Property other than for its intended use.

See “Risk Factors—Risks Relating to the Mortgage Loans—Healthcare-Related Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by NRA identified on Annex A-1 that operates (or has a sub-tenant that operates) its space in whole or in part as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by Allocated Loan Amount
Restaurant(1)	23	17.6%
Theater/entertainment facility(2)	5	12.9%
Medical/laboratory(3)	173	12.4%
Bank Branch(4)	7	6.3%
Grocery store(5)	6	5.9%
Gym, fitness center or a health club(6)	5	4.6%
School or educational facility(7)	1	1.8%
Vehicle washing facility(8)	1	0.9%

(1)	Includes Heartland Dental Medical Office Portfolio - 9150 North East Barry Road, Heartland Dental Medical Office Portfolio - 1647 County Road 220, Heartland Dental Medical Office Portfolio - 1751 Pleasant Road, Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway, Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road, Heartland Dental Medical Office Portfolio - 4608 South West College Road, Heartland Dental Medical Office Portfolio - 1315 Bell Road, Heartland Dental Medical Office Portfolio - 840 Nissan Drive, Heartland Dental Medical Office Portfolio - 2620 East Highway 50, Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road, Village at Lee Branch II, Regency Properties Portfolio - Monticello Marketplace, Regency Properties Portfolio - Tarpon Heights, Ellsworth Place, Shoppes at Centre Pointe, Powerhouse Plaza, Clearview Palms Shopping Center, Plaza Del Rey, Avalon Crossing, 150 Grand Street, Rounders Building and Nursery Plaza & Perry Hall Marketplace.

(2)	Includes Christiana Mall, Village at Lee Branch II, West Main Marketplace, Stockton Shopping Center and Barrywoods Crossing.

(3)	Includes GNL Portfolio - PPD Global Labs, Heartland Dental Medical Office Portfolio, Orchard Ridge Corporate Park, Clearview Palms Shopping Center and Plaza Del Rey.

(4)	Includes GNL Portfolio - PNC Bank, Heartland Dental Medical Office Portfolio - 2707 Sycamore Road, Heartland Dental Medical Office Portfolio - 1828 IN-44, Heartland Dental Medical Office Portfolio - 3012 Anchor Drive, 1670 Broadway, Brand Bank Portfolio - Brand Bank Duluth and Brand Bank Portfolio - Brand Bank Buford.

(5)	Includes Regency Properties Portfolio - Monticello Marketplace, Regency Properties Portfolio - Columbia Square, Regency Properties Portfolio - Raceway Mall, West Main Marketplace, Powerhouse Plaza and Plaza Del Rey.

(6)	Includes Regency Properties Portfolio - Monticello Marketplace, Regency Properties Portfolio - Wabash Crossings East, West Main Marketplace, Tomball Parkway Plaza, and Nursery Plaza & Perry Hall Marketplace - Nursery Plaza.

(7)	Includes West Main Marketplace.

(8)	Includes Rounders Building.

The Regency Properties Portfolio - Columbia Square, Regency Properties Portfolio -Monticello Marketplace, Clearview Palms Shopping Center and Rounders Building Mortgaged Properties (collectively, 3.2%) include one or more tenants that operate all or a portion of its space as an on-site gas station and/or an automobile repair and servicing company. See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan Per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
GNL Portfolio	$44,325,000	6.8%	$152	2.08x	57.2%	Various
Heartland Dental Medical Office Portfolio	$43,953,624	6.8%	$187	1.59x	55.4%	Various
Lafayette Park	$37,250,000	5.7%	$111	2.27x	65.2%	Office
Riverwalk II	$35,000,000	5.4%	$111	1.46x	64.0%	Office
Nebraska Crossing	$35,000,000	5.4%	$195	1.82x	47.7%	Retail
Clevelander South Beach	$32,500,000	5.0%	$720,339	2.00x	63.9%	Hospitality
1670 Broadway	$30,000,000	4.6%	$111	4.22x	32.6%	Office
Christiana Mall	$30,000,000	4.6%	$434	3.15x	32.5%	Retail
Village at Lee Branch II	$21,000,000	3.2%	$94	1.35x	60.9%	Retail
Regency Properties Portfolio	$20,000,000	3.1%	$58	1.39x	74.5%	Retail
Home2 Suites - Greenville Downtown	$18,876,691	2.9%	$161,339	1.80x	64.9%	Hospitality
Crowne Plaza - Jacksonville (Airport)	$18,418,678	2.8%	$58,103	1.65x	60.6%	Hospitality
Ellsworth Place	$15,000,000	2.3%	$198	1.46x	71.9%	Retail
Four Points - Juneau	$14,633,266	2.2%	$138,050	1.91x	68.1%	Hospitality
Shoppes at Centre Pointe	$14,200,000	2.2%	$102	1.32x	65.1%	Retail
Top 3 Total/Weighted Average	$125,528,624	19.3%		1.96x	58.9%
Top 5 Total/Weighted Average	$195,528,624	30.0%		1.85x	57.8%
Top 15 Total/Weighted Average	$410,157,259	63.0%		2.04x	57.2%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan Per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.

See “—Assessment of Property Value and Condition”.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions on Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.2% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or portfolio of properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan(s).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
GNL Portfolio	$44,325,000	6.8%
Heartland Dental Medical Office Portfolio	43,953,624	6.8
Lafayette Park	37,250,000	5.7
Regency Properties Portfolio	20,000,000	3.1
Heritage Multifamily Portfolio	12,771,607	2.0
Brand Bank Portfolio	8,000,000	1.2
Nursery Plaza & Perry Hall Marketplace	5,800,000	0.9
Upstate NY MHP Portfolio	4,200,000	0.6
Total	$176,300,230	27.1%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous and/or may be owned by separate borrowers.

One (1) group of Mortgage Loans (5.4%) are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 5.4% of the Initial Pool Balance.

The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Related Borrower Loans(1)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Village at Lee Branch II	1	$21,000,000	3.2%
Shoppes at Centre Pointe	1	14,200,000	2.2
Total for Group 1:	2	$35,200,000	5.4%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Principal” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Florida	46	$96,095,368	14.8%
Texas	20	$63,908,321	9.8%
California	3	$40,498,224	6.2%
South Carolina	20	$40,408,967	6.2%
Minnesota	5	$37,370,543	5.7%
Nebraska	3	$35,479,187	5.5%
Massachusetts	1	$35,000,000	5.4%
Georgia	17	$34,703,811	5.3%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated on Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-eight (28) other states, with no more than 4.7% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Three (3) Mortgaged Properties (6.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, as well as the Four Points - Juneau Mortgaged Property (2.2%) (seismic zone 2b), and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0%.

●	Certain of the Mortgaged Properties are located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, which areas are more susceptible to hurricanes. See representation and warranty no. 16 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Mortgaged Properties With Limited Prior Operating History

Thirty-six (36) of the Mortgaged Properties securing nine (9) Mortgage Loans (collectively, 12.0%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired Mortgaged Property, or (iii) are single-tenant properties subject to triple net leases with the related tenant where a related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Diversified Ownership

With respect to the Barrywoods Crossing and Terrace Pointe Mortgage Loans (collectively, 2.6%), more than twenty (20) individuals or entities have direct ownership interests in the related borrowers.

Shari’ah Compliant Loan

The Lafayette Park Mortgage Loan (5.7%) was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transaction involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

Condominium Interests

Each of the Heartland Dental Medical Office Portfolio and Ellsworth Place Mortgage Loans (collectively, 9.1%), is secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. Other than as described below, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Heartland Dental Medical Office Portfolio – 50 South Kyrene Road, Suite 5, Heartland Dental Medical Office Portfolio – 1381 Citrus Tower Boulevard, Heartland Dental Medical Office Portfolio – 12260 Tamiami Trail East, Heartland Dental Medical Office Portfolio – 24940 South Tamiami Trail, Heartland Dental Medical Office Portfolio – 1010 West U.S. Route 6, Heartland Dental Medical Office Portfolio – 22329 Greenview Parkway, Heartland Dental Medical Office Portfolio – 3415 Livernois Road, Heartland Dental Medical Office Portfolio – 2116 Vista Oeste North West, Unit 202, Heartland Dental Medical Office Portfolio – 3106 Professional Plaza, Heartland Dental Medical Office Portfolio – 6190 LBJ Freeway and Heartland Dental Medical Office Portfolio – 935 West Exchange Parkway Mortgaged Properties (collectively, 0.3%), each such Mortgaged Property is subject to commercial condominium regimes. The related borrower does not hold a controlling voting interest in any of the related condominium associations, and does not exercise control over any of the related condominium boards. However, in certain instances the borrower may veto certain actions of the related condominium board and/or other unit owners, including, among other things, (i) electing not to restore any portion of the condominium, for which such condominium maintains insurance, following a casualty thereto, (ii) terminating such condominium, and (iii) amending the related condominium declaration. With respect to each such Mortgaged Property, in most cases, the consent of the borrower (and/or lender) is required for certain amendments to the condominium documents which regulate, among other things, (i) voting rights, (ii) hazard or fidelity insurance requirements, and (iii) reallocating interests in the common elements. In addition, the Mortgage Loan documents provide recourse to the guarantor and borrower for losses to the lender upon the occurrence of any condominium association or unit owner taking any action which results in (i) an event of default under the Mortgage Loan documents or (ii) a material tenant terminating its lease with respect to such Mortgaged Property. See also “—Releases; Partial Release” below.

With respect to the Ellsworth Place Mortgage Loan (2.3%), the related Mortgaged Property consists of two condominium units: an existing retail unit (the “Retail Unit”) and an air rights unit in which is vested the right to commence future construction of a nine story office building totaling 210,000 square feet of office space in the air rights above the Retail Unit (the “AR Unit”). The borrower (i) has the right to build an office building in the AR Unit; (ii) pays nominal taxes on the AR Unit based on an assessment of the air rights, which were approved when the Retail Unit was originally built in 1988; and (iii) owns 100% of the condominium units. The Mortgage Loan documents prohibit the sale or other transfer of the AR Unit and the development of the AR Unit office space during the term of the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	233	$578,372,477	88.9%
Fee Simple(2) / Leasehold	3	72,512,500	11.1
Total	236	$650,884,977	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

(2)	An encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, except as noted in the exceptions to representation and warranty no. 34 on Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the 1670 Broadway Mortgage Loan (4.6%), the Mortgage Loan is secured in part by the borrower’s leasehold interest in the related Mortgaged Property. The related ground lease has a term with an expiration date of November 1, 2125. Annual ground rent is $400,000 per annum, subject to escalation every ten years (each such date a “Rent Adjustment Date”) commencing on May 1, 2021 (the “Initial Rent Adjustment Date”) in an amount equal to the greater of (i) 7.0% of the then market value of the related land (exclusive of any related improvements) and (ii) the product of (A) $400,000 multiplied by (B) 1.3 (the “Rent Variable”), except that on every Rent Adjustment Date subsequent to the Initial Rent Adjustment Date the Rent Variable will increase by 0.3.

With respect to the Christiana Mall Mortgage Loan (4.6%), the Mortgage Loan is secured in part by the borrower’s leasehold interest in a portion of the Mortgaged Property improved by a surface parking lot and in part by its fee simple interest in the remaining Mortgaged Property. The term of the related ground lease between the borrower, as ground lessee, and Macy’s, as ground lessor, expires on December 31, 2028 (which is less than twenty years beyond the stated maturity date of the related Mortgage Loan), provided, however, that Macy’s may terminate the ground lease at any time with at least 12 months’ prior written notice. There is no annual rent due under the ground lease. The related ground lease does not contain customary mortgagee protection provisions, such as the right to enter into a new lease in the event the ground lease is rejected or terminated. For additional information, see Annex D-2.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests” and “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eight (8) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “Phase I ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses”. See also “—Non-Recourse Carveout Limitations” for disclosure regarding Mortgage Loans as to which there is no third-party environmental indemnitor. See also representation and warranty no. 40 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Heartland Dental Medical Office Portfolio Mortgage Loan (6.8%), the related Phase I ESAs identified recognized environmental conditions at each of (i) 2222 Highway 540A East Mortgaged Property, related to the prior use of the Mortgaged Property as a scrap yard and dumping site for which there is a lack of regulatory records, (ii) the 1980 U.S. Highway 1 South Mortgaged Property, related to vapor migration and intrusion risks from an offsite dry cleaning facility currently enrolled in the state Dry Cleaners Solvent Cleanup Program with a reported release of chlorinated solvents, and (iii) the 1012 Mill Pond Lane Mortgaged Property, related to soil and groundwater impacts from the prior use of the Mortgaged Property as a lumber mill for which there is a lack of regulatory records. At origination, the borrower obtained an environmental insurance policy from Great American Insurance Company with a combined aggregate policy limit of $4,000,000, a deductible of $50,000 and a term expiring on November 27, 2028.

●	With respect to the Lafayette Park Mortgage Loan (5.7%), the Phase I ESA noted the following: (i) a controlled recognized environmental condition (“CREC”) related to the potential impacts of the migration of VOC-contaminated groundwater from upgradient sites onto the Mortgaged Property and the issuance of a Retroactive No Association Determination from the MPCA Voluntary Investigation and Cleanup (VIC) Program in July 2013; (ii) a CREC related to the historical use of part of the Mortgaged Property located at 500 and 520 Lafayette Road as a print shop, furniture repair/carpentry shop, garage shop, varnish room and auto salvage yard; (iii) a CREC related to the historical use of a part of the Mortgaged Property located near the current building at 443 Lafayette Road as a filling station; (iv) a CREC and historical recognized environmental condition (“HREC”) related to multiple sets of railroad tracks extending along the eastern part of the property from approximately 1910 until 1987 and a former freight depot, fuel company and former lumber yard located at the southeast corner of the Mortgaged Property; and (v) a HREC related to the lack of closure documentation relating to the removal of two underground storage tanks (each, a “UST”) along the central section of the current buildings at 500 and 520 Lafayette Road in the early 1980s prior to UST regulations. At origination, the borrower paid for and the lender obtained an Environmental Collateral Protection and Liability insurance policy from Steadfast Insurance Company naming the lender as the named insured, with a policy limit of $5,000,000 per incident and $5,000,000 in the aggregate, a deductible of $50,000 and a policy period of 10 years which extends coverage through the maturity date of the Mortgage Loan. The policy also has an optional extended reporting period of 36 months.

●	With respect to the 1670 Broadway Mortgage Loan (4.6%), the related Phase I ESA did not identify any RECs. However, at origination, in lieu of an environmental indemnitor distinct from the related borrower, the borrower paid for and the lender obtained a lender’s environmental insurance policy issued by Great American Insurance Company, with a combined aggregate policy limit of $5,000,000, a deductible of $100,000 and an 8-year term.

●	With respect to the Nursery Plaza & Perry Hall Marketplace Mortgage Loan (0.9%), the related Phase I ESA for the Perry Hall Marketplace Mortgaged Property identified the former location of a dry cleaner as a REC and recommended further investigation due to the use of chlorinated solvents in the dry cleaning process. A prior Phase II investigation was conducted, which included soil borings and collection of soil and groundwater samples. Such samples detected contamination below the governing cleanup standard. Following a review and discussion of the Phase II investigation with the engineers that conducted it, the engineers responsible for the current Phase I ESA determined that sampling conducted in connection with the Phase II investigation may not have been sufficiently down gradient of the former dry cleaner site to detect contaminants and recommended a second Phase II investigation. In lieu of a second Phase II investigation, the borrower delivered to the lender an environmental insurance policy for the Perry Hall Marketplace Mortgaged Property issued by Great American Insurance Group (rated S&P: A+; A.M. Best: A+) with an aggregate policy limit of $2,350,000 and a 13-year term.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, pursuant to property improvement plans (“PIPs”) required by the franchisors. For example:

●	With respect to the GNL Portfolio Mortgage Loan (6.8%), the lease for NetScout Systems (“NetScout”), a tenant at the GNL Portfolio - NetScout Systems Mortgaged Property, grants NetScout an ongoing option that expires in August 2023 to require the related borrower to acquire certain designated real property (the “Expansion Land”), construct one or more buildings on such Expansion Land (the “Additional Improvements”), and lease the Additional Improvements to NetScout. The option is contingent upon, among other things, (i) the related borrower’s right to acquire the Expansion Land on commercially reasonable terms that are acceptable to the related borrower in its sole discretion, (ii) the related borrower’s ability to obtain financing to fund the acquisition of the Expansion Land and construction of the Additional Improvements on commercially reasonable terms that are acceptable to the related borrower in its sole discretion, and (iii) the receipt of all permits and approvals within 180 days after the mutual execution of the lease relating to the Additional Improvements on the Expansion Land. Notably, however, the Mortgage Loan Documents and organizational documents of the related borrower restrict the borrower from owning property other than the Mortgaged Property and from incurring additional indebtedness. Additionally, the lease does not provide the tenant with any termination options. Nevertheless, we cannot assure you that NetScout will not try to exercise its expansion option and that such an attempted exercise would not have an adverse effect on the related borrower or the related Mortgaged Property, including to the extent any related dispute ends in litigation between NetScout and the related borrower.

●	With respect to the Crowne Plaza - Jacksonville (Airport) Mortgaged Property (2.8%), the borrower is required to perform a franchisor-mandated PIP at the Mortgaged Property including, among other things, upgrades to the public areas, guestrooms and exteriors, which are expected to be completed by March 31, 2020. At origination, the borrower reserved $5,250,000, representing approximately 105% of the estimated cost to complete such PIPs.

●	With respect to the Holiday Inn Express & Suites - Clearwater Mortgaged Property (1.8%), the borrower is currently performing a PIP that includes upgrades to the breakfast area, guestrooms, carpeting and lighting. The borrower’s failure to complete the PIPs by December 31, 2018 constitutes an event of default under the related Mortgage Loan documents. At origination, the borrower reserved $1,150,000, representing approximately 50% of the estimated cost to complete such PIPs.

●	With respect to the Holiday Inn Express & Suites Detroit Novi Mortgaged Property (1.5%), the borrower is required to perform a franchisor-mandated change-of-ownership PIP at the related Mortgaged Property including, among other things, making upgrades to the guestrooms and commons areas. At origination, the borrower reserved $1,035,208, representing approximately 100% of the estimated cost to complete such PIPs.

●	With respect to the La Quinta - College Station Mortgaged Property (1.0%), the borrower is required to perform a minimal franchisor-mandated change of ownership PIP at the Mortgaged Property including, among other things, upgrades to the front desk, public areas, guestrooms and exteriors, which are expected to be completed by December 31, 2018. At origination, the borrower reserved $105,156, representing approximately 125% of the estimated cost to complete such PIP.

●	With respect to the Holiday Inn Express - Fort Pierce Mortgaged Property (1.0%), the borrower is required to perform a franchisor-mandated PIP at the Mortgaged Property including, among other things, upgrades to the guestrooms and public areas, which are required to be completed by April 24, 2020 under the related PIP agreement. At origination, the borrower reserved $1,450,000, representing approximately 125% of the estimated cost remaining to complete such PIPs.

●	With respect to the Holiday Inn Express & Suites Port Lavaca Mortgaged Property (1.0%), the Mortgaged Property is currently undergoing necessary PIP renovations as a result of damage to the first and second floor rooms and common areas from Hurricane Harvey in 2017. To fund the PIP renovations, the borrower reserved $934,015 at origination, representing approximately 115% of the estimated cost to complete such PIP.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (“FIRREA”). In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than eight (8) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the GNL Portfolio Mortgage Loan (6.8%), the 96.34% owner of the related guarantor and other entities under its control (collectively, “Global Net Lease, Inc.”) are named defendants in a complaint filed in New York civil court by Moor Park Capital Partners LLP (“Moor Park”), a former business partner of such entities. Moor Park alleges, among other things, breach of contract and tortious business interference stemming from the termination of Moor Park's service provider agreement with Global Net Lease, Inc. Moor Park is seeking, among other remedies, related monetary damages in an amount to be determined by the court. A March 2018 trial court decision (i) denied Moor Park's request to enjoin the termination of the service provider agreement, (ii) granted Global Net Lease, Inc.'s motion to dismiss Moor Park's request for a declaratory judgment and (iii) allowed Moor Park's claims regarding breach of contract and tortious business interference to proceed. Both Moor Park and Global Net Lease, Inc. filed appeals of the March 2018 trial court decision that are currently pending in the New York Supreme Court. Additionally, Global Net Lease, Inc. has filed individual counterclaims against Moor Park seeking monetary damages stemming from Moor Park's alleged underperformance and other breaches of its contractual duties.

●	With respect to the GNL Portfolio Mortgage Loan (6.8%), Nicholas Schorsch holds an indirect majority ownership interest in the entity that is the external advisor (such entity, the “Advisor”) to Global Net Lease, Inc., the 99.99% general partner of the related borrower sponsor. In addition, one of the entities through which Mr. Schorsch holds his indirect equity interest in the Advisor, holds a 0.01% interest in the related borrower sponsor. The related borrower sponsor, in turn, holds a 100% interest in each of the related borrowers. The Advisor (and certain affiliates and principals thereof) are subject to a pending case in the Chancery Court in New Castle County, Delaware for breach of fiduciary duty filed by RCS Creditor Trust, as plaintiff, against Global Net Lease Advisors, LLC, American Finance Advisors, American Realty Capital Retail Advisor LLC, et al, as defendant. The complaint alleges that Nicholas Schorsch and his colleagues schemed to exploit their de facto control of a public company, RCS Capital Corporation (“RCAP”), to enrich their wholly owned fund management business called AR Capital, to the detriment of RCAP and its stakeholders. The matter is pending. In addition, Mr. Schorsch and/or companies with which he was associated, including American Realty Capital Properties Inc., have been the subject of various regulatory investigations and named as defendants in certain securities class action complaints, including in connection with certain financial statement errors.

●	With respect to the Village at Lee Branch II Mortgage Loan (3.2%) and the Shoppes at Centre Pointe Mortgage Loan (2.2%), in 2014, the Securities and Exchange Commission brought a civil action against one of the two joint and several guarantors and his business associate for insider trading after receiving material nonpublic information. The case was settled for $95,698, which consisted of disgorgement of profits and a civil penalty.

●	With respect to the Delk Road Self Storage Mortgaged Property (1.9%), the borrower sponsor and non- recourse carveout guarantor, Robert Moser, has acted as the co-manager and co-guarantor along with Robert Morgan in numerous real estate transactions, including transactions involving Prime Storage Fund I, LLC and Prime Storage Capital, LLC. It has been reported in various newspaper articles reviewed by the lender that the Federal Bureau of Investigation is investigating Robert Morgan and several of his companies and investments over aspects of real estate financings including information provided to lenders in order to obtain commercial mortgage loans. The articles reviewed do not mention Robert Moser as having been accused of any wrongdoing, and Robert Morgan has no interest in the Mortgaged Property. There can be no assurances, however, that Robert Moser and/or his assets will not be affected in connection with the reported investigation of Robert Morgan. In addition, with respect to such Mortgage Loan, the borrower sponsor, along with Robert Morgan are parties to foreclosure litigation filed in connection with a $75 million CMBS loan secured by 12 RV parks that was originated in 2006. Of the 12 properties, four (4) have been released from the lien of the related mortgage, seven (7) have been foreclosed and sold, and one (1) remains an REO property. In connection with the related deficiency claims the related CMBS lender, together with Robert Moser and Robert Morgan agreed to a settlement of $8.638 million, which amount has been paid in full by Robert Morgan and Robert Moser.

●	With respect to the Peregrine Valley Apartments Mortgage Loan (0.8%), Troy D. Renkemeyer, one of the two joint and several guarantors was ordered to pay $647,000 in damages plus $150,000 in punitive damages in connection with the improper allocation of payments related to the sale of a shipping company. The judgment also resulted in such guarantor’s suspension from the practice of law for one year in Kansas and Missouri as it was determined that he breached a fiduciary duty and acted in a fraudulent manner. The judgment has been satisfied and the guarantor has been reinstated to practice law in both states.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “Description of the Mortgage Pool—Loan Purpose” and “—Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 13 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose

●	Thirty-two (32) of the Mortgage Loans (70.4%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Eleven (11) of the Mortgage Loans (27.4%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	One (1) of the Mortgage Loans (1.5%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

●	One (1) of the Mortgage Loans (0.6%) was originated in connection with the borrower’s acquisition and refinance of the related Mortgaged Property.

Modified and Refinanced Loans

As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of such Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to nine (9) Mortgage Loans, Orchard Ridge Corporate Park, Delk Road Self Storage, Stockton Shopping Center, Powerhouse Plaza, Holiday Inn Express & Suites Detroit Novi, Clearview Palms Shopping Center, The Courtyards at San Jose, Rounders Building and StoreRight Haines City (collectively, 13.3%), (a) within approximately the last 10 years, related borrowers, sponsors, and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, short sale or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property, which prior loan was the subject of a maturity default, a maturity extension, or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through a foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	One-hundred sixteen (116) of the Mortgaged Properties (collectively, 17.2%), are each leased entirely (or substantially in its entirety) to a single tenant. See Annex A-1.

●	Fifty-eight (58) Mortgaged Properties, Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road, Heartland Dental Medical Office Portfolio - 1760 West Virginia Street, Heartland Dental Medical Office Portfolio - 1647 County Road 220, Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway, Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road, Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road, Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard, Heartland Dental Medical Office Portfolio - 2455 East Main Street, Heartland Dental Medical Office Portfolio - 630 East Markey Parkway, Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway, Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road, Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard, Heartland Dental Medical Office Portfolio - 4608 South West College Road, Heartland Dental Medical Office Portfolio - 1315 Bell Road, Heartland Dental Medical Office Portfolio - 3152 South Broadway, Heartland Dental Medical Office Portfolio - 8701 South Garnett Road, Heartland Dental Medical Office Portfolio - 840 Nissan Drive, Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road, Heartland Dental Medical Office Portfolio - 2620 East Highway 50, Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road, Heartland Dental Medical Office Portfolio - 242 Southwoods Center, Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard, Heartland Dental Medical Office Portfolio - 2707 Sycamore Road, Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road, Heartland Dental Medical Office Portfolio - 103 Farabee Drive North, Heartland Dental Medical Office Portfolio - 1828 IN-44, Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard, Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza, Heartland Dental Medical Office Portfolio - 780 East-West Connector South West, Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12, Heartland Dental Medical Office Portfolio - 3012 Anchor Drive, Heartland Dental Medical Office Portfolio - 1715 West Main Street, Heartland Dental Medical Office Portfolio - 2751 Fountain Place, Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard, Heartland Dental Medical Office Portfolio - 2222

Highway 540A East, Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard, Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard, Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue, Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue, Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane, Heartland Dental Medical Office Portfolio - 621 Chatham Avenue, Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road, Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street, Heartland Dental Medical Office Portfolio - 2812 East Main Street, Heartland Dental Medical Office Portfolio - 1202 South Broad Street, Heartland Dental Medical Office Portfolio - 4405 Highway 17, Heartland Dental Medical Office Portfolio - 1405 South 25th Street, Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive, Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast, Heartland Dental Medical Office Portfolio - 135 East Broadway Street, Heartland Dental Medical Office Portfolio - 5 Jannell Court, Regency Properties Portfolio - Monticello Marketplace, Regency Properties Portfolio - Granville Corners, Regency Properties Portfolio - Raceway Mall, Stockton Shopping Center, Powerhouse Plaza, Brand Bank Portfolio - Brand Bank Buford and Rounders Building (collectively, 7.7%), are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”. See also “—Affiliated Leases” below.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Heartland Dental Medical Office Portfolio, Lafayette Park, Regency Properties Portfolio, Riverwalk II, and Ellsworth Place Mortgage Loans.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease that expires prior to, or within 12 months after, the maturity date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
GNL Portfolio - Nimble Storage	2.7%	No	10/31/2021	12/01/2028
GNL Portfolio - Mallinckrodt	0.8%	No	08/31/2024	12/01/2028
GNL Portfolio - PPD Global Labs	0.4%	No	12/31/2024	12/01/2028
GNL Portfolio - PNC Bank	0.3%	No	07/31/2029	12/01/2028
GNL Portfolio - FedEx Ground	0.2%	No	06/30/2026	12/01/2028
GNL Portfolio - Weatherford International	0.1%	No	11/01/2025	12/01/2028
Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive	0.3%	No	5/31/2028	11/6/2028
Heartland Dental Medical Office Portfolio - 117 St. Patrick's Drive	0.1%	No	9/30/2021	11/6/2028
Heartland Dental Medical Office Portfolio - 3500 East Highway 377	0.1%	No	3/31/2022	11/6/2028
Heartland Dental Medical Office Portfolio - 2202 Althoff Drive	0.1%	No	4/30/2026	11/6/2028
Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue	0.1%	No	12/31/2028	11/6/2028
Heartland Dental Medical Office Portfolio - 508 South 52nd Street	0.1%	No	4/30/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place	0.1%	No	8/31/2023	11/6/2028
Heartland Dental Medical Office Portfolio - 615 Saint James Avenue	0.1%	No	4/30/2028	11/6/2028
Heartland Dental Medical Office Portfolio - 1695 Wells Road	0.1%	No	12/31/2022	11/6/2028
Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway	0.1%	No	8/31/2026	11/6/2028
Heartland Dental Medical Office Portfolio - 149 Tuscan Way	<0.1%	No	10/31/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive	<0.1%	No	9/30/2026	11/6/2028
Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard	<0.1%	No	7/31/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 209 Latitude Lane	<0.1%	No	12/31/2026	11/6/2028
Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South	<0.1%	No	12/31/2028	11/6/2028
Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane	<0.1%	No	10/31/2023	11/6/2028
Heartland Dental Medical Office Portfolio - 450 South Weber Road	<0.1%	No	8/31/2027	11/6/2028
Heartland Dental Medical Office Portfolio - 12222 Route 47	<0.1%	No	6/30/2026	11/6/2028
Heartland Dental Medical Office Portfolio - 3415 Livernois Road	<0.1%	No	8/31/2026	11/6/2028
Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square	<0.1%	No	7/31/2027	11/6/2028
Heartland Dental Medical Office Portfolio - 4939 Courthouse Street	<0.1%	No	1/31/2028	11/6/2028

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue	<0.1%	No	1/31/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue	<0.1%	No	7/31/2028	11/6/2028
Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard	<0.1%	No	12/31/2028	11/6/2028
Heartland Dental Medical Office Portfolio - 42 Market Square Road	<0.1%	No	3/31/2021	11/6/2028
Heartland Dental Medical Office Portfolio - 4999 North Tanner Road	<0.1%	No	11/30/2026	11/6/2028
Heartland Dental Medical Office Portfolio - 674 Lake Joy Road	<0.1%	No	12/31/2027	11/6/2028
Heartland Dental Medical Office Portfolio - 545 East Hunt Highway	<0.1%	No	1/31/2027	11/6/2028
Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard	<0.1%	No	12/31/2027	11/6/2028
Heartland Dental Medical Office Portfolio - 16620 West 159th Street	<0.1%	No	6/30/2026	11/6/2028
Heartland Dental Medical Office Portfolio - 13851 North US Highway 441	<0.1%	No	8/31/2023	11/6/2028
Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South	<0.1%	No	12/31/2026	11/6/2028
Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard	<0.1%	No	11/30/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 10389 Big Bend Road	<0.1%	No	12/1/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway	<0.1%	No	10/31/2027	11/6/2028
Heartland Dental Medical Office Portfolio - 2030 Crossing Circle	<0.1%	No	5/31/2025	11/6/2028
Heartland Dental Medical Office Portfolio - 13101 East 96th Street North	<0.1%	No	8/31/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 3237 Sixes Road	<0.1%	No	4/30/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 4030 Winder Highway	<0.1%	No	8/31/2026	11/6/2028
Heartland Dental Medical Office Portfolio - 8605 East State Road 70	<0.1%	No	4/30/2023	11/6/2028
Heartland Dental Medical Office Portfolio - 540 West Walnut Street	<0.1%	No	9/30/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 10505 Lima Road	<0.1%	No	8/31/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard	<0.1%	No	7/31/2023	11/6/2028
Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road	<0.1%	No	1/31/2022	11/6/2028

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway	<0.1%	No	9/30/2021	11/6/2028
Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive	<0.1%	No	11/30/2019	11/6/2028
Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard	<0.1%	No	6/30/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 1055 Pine Log Road	<0.1%	No	4/30/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road	<0.1%	No	4/30/2027	11/6/2028
Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive	<0.1%	No	1/31/2023	11/6/2028
Heartland Dental Medical Office Portfolio - 1905 Convenience Place	<0.1%	No	5/31/2028	11/6/2028
Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road	<0.1%	No	9/30/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 132 Milestone Way	<0.1%	No	3/31/2027	11/6/2028
Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road	<0.1%	No	3/31/2028	11/6/2028
Heartland Dental Medical Office Portfolio - 3585 North 168th Court	<0.1%	No	1/31/2025	11/6/2028
Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South	<0.1%	No	8/31/2022	11/6/2028
Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue	<0.1%	No	9/30/2021	11/6/2028
Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail	<0.1%	No	10/31/2027	11/6/2028
Heartland Dental Medical Office Portfolio - 609 Front Street	<0.1%	No	6/30/2021	11/6/2028
Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway	<0.1%	No	11/30/2020	11/6/2028
Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue	<0.1%	No	3/31/2022	11/6/2028
Heartland Dental Medical Office Portfolio - 330 Park Place	<0.1%	No	1/31/2027	11/6/2028
Heartland Dental Medical Office Portfolio - 213 Main Street	<0.1%	No	7/31/2023	11/6/2028
Heartland Dental Medical Office Portfolio - 11119 Hearth Road	<0.1%	No	6/30/2025	11/6/2028
Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road	<0.1%	No	2/28/2028	11/6/2028
Heartland Dental Medical Office Portfolio - 10708 East State Road 64	<0.1%	No	1/31/2023	11/6/2028
Heartland Dental Medical Office Portfolio - 2184 FM 3009	<0.1%	No	4/30/2023	11/6/2028

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road	<0.1%	No	10/31/2022	11/6/2028
Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road	<0.1%	No	5/31/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 716 32nd Street South	<0.1%	No	5/31/2026	11/6/2028
Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6	<0.1%	No	10/31/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway	<0.1%	No	5/31/2021	11/6/2028
Heartland Dental Medical Office Portfolio - 998 Williford Court	<0.1%	No	5/31/2028	11/6/2028
Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive	<0.1%	No	12/31/2025	11/6/2028
Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East	<0.1%	No	5/31/2022	11/6/2028
Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue	<0.1%	No	11/30/2022	11/6/2028
Heartland Dental Medical Office Portfolio - 4455 Florida National Drive	<0.1%	No	8/31/2025	11/6/2028
Heartland Dental Medical Office Portfolio - 3645 North Council Road	<0.1%	No	1/31/2027	11/6/2028
Heartland Dental Medical Office Portfolio - 9305 Market Square Drive	<0.1%	No	6/30/2028	11/6/2028
Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue	<0.1%	No	3/31/2028	11/6/2028
Heartland Dental Medical Office Portfolio - 456 University Boulevard North	<0.1%	No	3/31/2026	11/6/2028
Heartland Dental Medical Office Portfolio - 1316 McMillan Street	<0.1%	No	3/31/2025	11/6/2028
Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway	<0.1%	No	10/31/2026	11/6/2028
Heartland Dental Medical Office Portfolio - 116 Calumet Center Road	<0.1%	No	1/31/2027	11/6/2028
Heartland Dental Medical Office Portfolio - 828 South Main Street	<0.1%	No	8/31/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court	<0.1%	No	10/31/2026	11/6/2028
Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane	<0.1%	No	4/30/2028	11/6/2028
Heartland Dental Medical Office Portfolio - 3106 Professional Plaza	<0.1%	No	10/31/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 1950 Chesley Drive	<0.1%	No	7/31/2028	11/6/2028
Heartland Dental Medical Office Portfolio - 104 South Houston Road	<0.1%	No	5/31/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue	<0.1%	No	6/30/2025	11/6/2028

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Heartland Dental Medical Office Portfolio - 165 Juniper Circle	<0.1%	No	9/30/2026	11/6/2028
Heartland Dental Medical Office Portfolio - 9360 Two Notch Road	<0.1%	No	3/31/2025	11/6/2028
Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9	<0.1%	No	2/28/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 1617 East Main Street	<0.1%	No	1/31/2026	11/6/2028
Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202	<0.1%	No	4/30/2025	11/6/2028
Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5	<0.1%	No	11/30/2024	11/6/2028
Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4	<0.1%	No	10/31/2027	11/6/2028
Lafayette Park - 444 Lafayette Road	2.5%	No	6/30/2026	10/5/2028
Lafayette Park - 500 Lafayette Road	1.3%	No	6/30/2026	10/5/2028
Lafayette Park - 520 Lafayette Road	1.2%	No	12/31/2028	10/5/2028
Lafayette Park - 443 Lafayette Road	0.6%	No	9/30/2028	10/5/2028
Brand Bank Portfolio - Brand Bank Duluth	0.8%	No	7,641 (10/31/2022); 16,391 (5/31/2025)	7/6/2028

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each retail, office, mixed use and/or industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each related Mortgaged Property or portfolio of Mortgaged Properties, as applicable):

●	With respect to the Heartland Dental Medical Office Portfolio Mortgage Loan (6.8%), (i) the largest tenant at the Heartland Dental Medical Office Portfolio – 200 Brevco

Plaza Mortgaged Property, Mercy Clinic East Communities Endo, leasing approximately 31.2% of the NRA at such Mortgaged Property, may terminate its lease at any time after December 1, 2019 with 180 days’ notice and payment of a termination fee equal to unamortized tenant improvements, rent abatement and leasing commissions; (ii) the third largest tenant at the Heartland Dental Medical Office Portfolio – 200 Brevco Plaza Mortgaged Property, Total Renal Care, Inc., leasing approximately 16.4% of the NRA at such Mortgaged Property, may terminate its lease at any time with notice and payment of a termination fee equal to half of its monthly base rental obligations for the remaining portion of the then current term; (iii) the fourth largest tenant at the Heartland Dental Medical Office Portfolio – 200 Brevco Plaza Mortgaged Property, Mercy Clinic East Communities Digestive, leasing approximately 14.3% of the NRA at such Mortgaged Property, may terminate its lease at any time after December 1, 2019 with 180 days’ notice and payment of a termination fee equal to the cost of unamortized tenant improvements, rent abatement and leasing commissions; (iv) the second largest tenant at the Heartland Dental Medical Office Portfolio – 2751 Fountain Place Mortgaged Property, Wildwood Vision Specialists, LLC, leasing approximately 39.7% of the NRA at such Mortgaged Property, may terminate its lease at any time with 180 days’ notice and payment of a termination fee in the amount of $37,500; (v) the largest tenant at the Heartland Dental Medical Office Portfolio - 692 Essington Road Mortgaged Property, Hanger Prosthetics and Orthotics East, Inc., leasing approximately 41.5% of the NRA at such Mortgaged Property, may terminate its lease at any time with nine months’ notice and payment of a termination fee equal to the unamortized portion of the remaining balance of its tenant improvement allowance; (vi) the second largest tenant at the Heartland Dental Medical Office Portfolio – 122 Stone Trace Drive Mortgaged Property, Edward Jones - Mt. Sterling, KY, leasing approximately 28.8% of the NRA at such Mortgaged Property, may terminate its lease at any time after March 31, 2021 with 30 days’ notice and payment of a termination fee equal to two months base rent plus any unamortized tenant improvements and leasing commissions paid on the initial term; (vii) the fourth largest tenant at the Heartland Dental Medical Office Portfolio – 100 Piper Hill Drive Mortgaged Property, Edward Jones - St. Peter’s, MO, leasing approximately 14.1% of the NRA at such Mortgaged Property, may terminate its lease after each of March 31, 2021 and March 31, 2023 with 90 days’ notice and payment of a termination fee equal to six months base rent plus any unamortized tenant improvements and leasing commissions paid on initial term; (viii) the fourth largest tenant at the Heartland Dental Medical Office Portfolio – 507 North Hershey Road Mortgaged Property, Edward Jones - Bloomington, IL, leasing approximately 17.2% of the NRA at such Mortgaged Property, may terminate its lease at any time after February 28, 2021 with 30 days’ notice and payment of a termination fee equal to six months base rent; (ix) the second largest tenant at the Heartland Dental Medical Office Portfolio – 2222 Highway 540A East Mortgaged Property, Edward Jones - Lakeland, FL, leasing approximately 26.1% of the NRA at such Mortgaged Property, may terminate its lease at any time with 60 days’ notice and payment of a termination fee equal to two months base rent plus any unamortized leasing commissions paid on the initial term of the lease; (x) the second largest tenant at the Heartland Dental Medical Office Portfolio – 4355 Suwanee Dam Road Mortgaged Property, Edward Jones - Suwanee, leasing approximately 8.4% of the NRA at such Mortgaged Property, may terminate its lease at any time with 90 days’ notice and payment of a termination fee; and (xi) the second largest tenant at the Heartland Dental Medical Office Portfolio – 2812 East Main Street Mortgaged Property, Edward Jones - Merrill, WI, leasing approximately 20.5% of the NRA at such Mortgaged Property, may terminate its lease at any time with 90 days’ notice and payment of a termination fee equal to three months base rent plus any unamortized tenant improvements and leasing commissions paid on the initial term of the lease.

●	With respect to the Lafayette Park Mortgage Loan (5.7%), pursuant to Minnesota statute §16B.24, subd. 6, the sole tenant, upon providing 30 days’ written notice has the right to terminate each of its leases for any reason except for leasing other non-state owned land or premises for the same use.

●	With respect to the Riverwalk II Mortgage Loan (5.4%), the largest tenant, NxStage, representing approximately 26.2% of the NRA at the Mortgaged Property, has the right to terminate its lease on or after June 1, 2019 upon 12 months’ notice. In the event that NxStage exercises its termination option, Salvatore N. Lupoli, the guarantor, will be required to guaranty the payment of the rent (the “Rent Guaranty”) that would otherwise be due under the NxStage lease for the remainder of the lease term, except the Rent Guaranty is not required if at any time that such guaranteed rent would be payable, the Mortgaged Property supports an annualized debt service coverage ratio of at least 1.20x based on the aggregate debt service under the Whole Loan and the related mezzanine loan (the “Aggregate Riverwalk II Loan Amount”) (excluding the guaranteed rents for purposes of such calculation). The Rent Guaranty will continue until such time as (x) the space occupied by NxStage has been re-leased pursuant to an acceptable replacement lease or (y) the building occupied by NxStage has been released pursuant to a partial defeasance event pursuant to the Mortgage Loan documents (collectively, the “NxStage Guaranty Termination Conditions”). At origination, the guarantor also provided a payment guaranty (the “Payment Guaranty”) with respect to the Whole Loan, capped at $6,000,000, which guaranty will remain in effect until one of the NxStage Guaranty Termination Conditions occurs, or the NxStage lease has been renewed at least two years beyond the term of the Mortgage Loan. For the avoidance of doubt, the non-recourse carveout guaranty provided at origination by the guarantor is unrelated to the Rent Guaranty or the Payment Guaranty and will continue after a NxStage Guaranty Termination Condition. Additionally, the fifth largest tenant at the Mortgaged Property, Mentor, representing approximately 5.7% of the NRA, has the right to terminate its lease at any time after the expiration of the 60th month following the lease commencement date (which is expected to be January 1, 2019), with nine months’ written notice and payment of a termination fee subject to the terms of the lease.

●	With respect to the Nebraska Crossing Mortgage Loan (5.4%), the fourth largest tenant, Forever 21, may terminate its lease at any time on or after November 15, 2018, but prior to January 15, 2019, by providing written notice, which termination will be effective ninety (90) days after written notice is provided.

●	With respect to the 1670 Broadway Mortgage Loan (4.6%), the largest tenant, TIAA, leasing approximately 48.5% of the NRA at the related Mortgaged Property, has a contraction option in its direct lease which allows TIAA, prior to December 31, 2022, to give back a full floor of space every 18 months. TIAA has exercised its option to contract 100% of its 27th floor space (21,442 SF) at the Mortgaged Property, effective May 31, 2019. TIAA also subleases approximately 9.8% of its space to P2ES Holdings, LLC. The related term of the sublease expires on December 31, 2018 and TIAA remains obligated to make all payments due under the prime lease.

●	With respect to the 1670 Broadway Mortgage Loan (4.6%), the second largest tenant, HUD, has the right to terminate its lease at any time after December 31, 2023 with at least 120 days’ prior written notice.

●	With respect to the Christiana Mall Mortgage Loan (4.6%), the second largest tenant, Cabela’s, has the right to raze its leased premises, so long as Cabela’s restores the building pad to its condition at the time the leased premises were delivered to Cabela’s, caps utilities at their in-place levels and otherwise leaves its leased premises in a good, clean and attractive condition. Upon substantial completion of such razing, Cabela’s lease will terminate (however, this provision does not apply in connection with any remodeling or rebuilding by Cabela’s).

Set forth below are certain leases to government sponsored tenants that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights.

Mortgaged Property Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Underwritten Base Rent
Lafayette Park - 444 Lafayette Road	2.5%	State of Minnesota, Dept. of Administration, Dept. of Human Services	100%	100%
Lafayette Park - 500 Lafayette Road	1.3%	State of Minnesota, Dept. of Administration, Dept. of Natural Resources	100%	100%
Lafayette Park - 520 Lafayette Road	1.2%	State of Minnesota, Dept. of Administration, Minnesota Pollution Control Agency	100%	100%
Lafayette Park - 443 Lafayette Road	0.6%	State of Minnesota, Dept. of Administration, Dept. of Labor and Industry	100%	100%
Riverwalk II	5.4%	Department of Children & Families	8.1%	8.0%
1670 Broadway	4.6%	HUD	12.3%	13.5%
Regency Properties Portfolio - Wabash Crossings East	0.3%	BMV	9.9%	9.7%
West Main Marketplace	1.8%	County of Stanislaus	31.1%	40.3%

For more information related to tenant termination options held by the 5 largest tenants (by NRA leased), see Annex A-1 and the accompanying footnotes, as well as the charts titled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to GNL Portfolio, Heartland Dental Medical Office Portfolio, Lafayette Park, 1670 Broadway and Regency Properties Portfolio Mortgage Loans.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. In particular, certain of the Mortgaged Properties have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. Generally such tenants were underwritten as if they were in occupancy and paying full contractual rent. In addition, certain tenants’ rent may have been underwritten on a straight-lined basis. See Annex A-1 and the accompanying footnotes for additional information and Annex A-3 regarding additional information for the 15 largest Mortgage Loans.

For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the GNL Portfolio Mortgage Loan (6.8%), Underwritten NOI for the sole tenant at the PNC Bank mortgaged property, PNC Bank, is based on the “straight line” rent of the tenant over the lesser of the term of the related lease and the term of the related Mortgage Loan.

●	With respect to the Riverwalk II Mortgage Loan (5.4%), the fifth largest tenant, Mentor, representing approximately 5.7% of the NRA, executed a seven-year lease in December 2017 and is expected to take occupancy of its space by January 1, 2019. Mentor will be required to commence paying rent on the first day of the fourth month after the borrower delivers the premises in accordance with Mentor’s lease, and $141,390 was reserved at origination for free rent in connection with the Mentor lease.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgage Loans.

●	With respect to one-hundred seventy-five (175) of the Mortgaged Properties, Heartland Dental Medical Office Portfolio, Riverwalk II, Christiana Mall, Regency Properties Portfolio - Vernal Towne Center, Stockton Shopping Center, Avalon Crossing and Rounders Building (collectively, 21.9%), each such Mortgaged Property is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a prior owner of the related property, a tenant at a neighboring property, a ground lessor, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a lender, or another third party. See “Yield and Maturity Considerations”. See also representation and warranty nos. 5 and 6 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Heartland Dental Medical Office Portfolio Mortgage Loan (6.8%), a tenant at each of the Heartland Dental Medical Office Portfolio - Heartland Dental Medical Office Portfolio – 507 North Hershey Road, Heartland Dental Medical Office Portfolio – 826 West Lincoln Avenue, Heartland Dental Medical Office Portfolio - 692 Essington Road, Heartland Dental Medical Office Portfolio – 7310 North Villa Drive, Heartland Dental Medical Office Portfolio – 242 Southwoods Center, Heartland Dental Medical Office Portfolio – 1429 Chester Boulevard, Heartland Dental Medical Office Portfolio - 103 Farabee Drive North, Heartland Dental Medical Office Portfolio – 2362 West Boulevard Street, Heartland Dental Medical Office Portfolio – 1025 Ashley Street and Heartland Dental Medical Office Portfolio – 3608 Jeffco Boulevard Mortgaged Properties, Heartland Dental, LLC, has a right of first refusal to purchase the related Mortgaged Property in the event of a proposed sale of such Mortgaged Property to any third party. Pursuant to a subordination, non-disturbance and attornment agreement with respect to each of the related Heartland Dental, LLC leases, Heartland Dental, LLC subordinated to the Heartland Dental Medical Office Portfolio Mortgage Loan all purchase option rights and waived all such purchase options with respect to the lender and any successor in interest to the lender. See also “—Affiliated Leases” below.

●	With respect to the Riverwalk II Mortgage Loan (5.4%), the largest tenant, NxStage, representing approximately 26.2% of the NRA at the Mortgaged Property, has a right of first offer in connection with a sale of the building located at 350 Merrimack Street (the “350 Merrimack Property”). Such right applies only if the 350 Merrimack Property is sold (which is permitted pursuant to the partial release provision in the Mortgage Loan documents), and does not apply to the sale of the entire Mortgaged Property. The right of first offer does not apply to a foreclosure or similar remedy. For additional information, see “—Certain Terms of the Mortgage Loans—Releases; Partial Releases” below.

●	With respect to the Christiana Mall Mortgage Loan (4.6%), the largest tenant, Target, has the right to purchase the Target Parcel at any time, provided that, among other conditions, Target pays the borrower the fair market value for the Target Parcel (excluding the value of any improvements constructed on such parcel by Target). The Mortgage Loan documents permit the borrower to obtain a release of the Target Parcel from the lien of the mortgage in the event Target exercises its purchase option, provided that certain terms and conditions in the Mortgage Loan documents are satisfied. The right to purchase has not been subordinated to the Mortgage Loan documents and will remain in effect following a foreclosure or deed-in-lieu of foreclosure. For additional information, see “—Certain Terms of the Mortgage Loans—Releases; Partial Releases” below.

●	With respect to the Regency Properties Portfolio Mortgage Loan (3.1%), a tenant at the Vernal Towne Center Mortgaged Property, Petco, has a right of first refusal to purchase the related Mortgaged Property in the event of a proposed sale of such Mortgaged Property to any third party. The related borrower delivered to the lender a subordination, non-disturbance and attornment agreement with respect to the related Petco lease which includes, among other things, a waiver of Petco’s right of first refusal in connection with a transfer of the Mortgaged Property pursuant to a foreclosure or deed-in-lieu of foreclosure.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 6 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Heartland Dental Medical Office Portfolio Mortgage Loan (6.8%), the largest tenant in the portfolio, Heartland Dental (together with its affiliates), leasing approximately 82.7% of the NRA in the portfolio to operate dental offices, is an affiliate of the borrower sponsor.

●	With respect to the Brand Bank Portfolio Mortgage Loan (1.2%), the largest tenant in the portfolio, the Brand Banking Com, leasing approximately 85.7% of the NRA in the portfolio to operate certain bank branches and ancillary offices, is an affiliate of the borrower sponsor.

●	With respect to the Nursery Plaza & Perry Hall Marketplace Mortgage Loan (0.9%), the largest tenant in the Perry Hall Marketplace Mortgaged Property, Perry Hall Express, Inc. d/b/a Seasons Pizza, leasing approximately 26.9% of the NRA, and the largest and third largest tenants in the Nursery Plaza Mortgaged Property, Nursery Fitness LLC d/b/a Anytime Fitness and Seasons Pizza, Linthicum Inc., together leasing approximately 33.3% of the NRA, are all affiliates of the borrower sponsor. The Perry Hall Express, Inc. d/b/a Seasons Pizza lease and the Seasons Pizza, Linthicum Inc. lease are each guaranteed by the borrower sponsor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Three (3) of the Mortgaged Properties (6.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4) and one (1) Mortgaged Property (2.2%) is located in seismic zone 2b. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 19.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below.

●	With respect to the GNL Portfolio Mortgage Loan (6.8%), the related Mortgage Loan documents require the related borrowers to maintain, or cause to be maintained, insurance coverage for the Mortgaged Properties, which coverage may include insurance provided under property insurance policies of a tenant that name the related borrower as loss payee and the lender as mortgagee and loss payee, so long as such tenant insurance otherwise satisfies the requirements set forth in the related Mortgage Loan documents, including the lender’s receipt of evidence of policy renewal and premium payments prior to a policy expiration date. The PNC Bank, FedEx Ground and Weatherford International Mortgaged Properties are covered under the related borrower’s blanket insurance policy to the extent that the insurance coverage provided by the respective tenant at each Mortgaged Property falls short of the requirements in the related Mortgage Loan documents.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. In some cases involving major tenants, the application of insurance proceeds and condemnation awards to repair or restore a Mortgaged Property may be subject to the related lease. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 16 and 29 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In the case of Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 6 and 24 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the Mortgaged Properties are subject to "historic" or "landmark" designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

For example, with respect to the Clevelander South Beach Mortgage Loan (5.0%), the related Mortgaged Property is designated as a “historic site” by the City of Miami Beach’s Design Review/Historic Preservation Board and the City of Miami Planning Board (collectively, the “Boards”) and is listed in the National Register of Historic Places (the “National Register”). Certain types of alterations to the Mortgaged Property are subject to prior approval from the Boards. The Mortgage Loan documents provide recourse to the guarantor and borrower for any losses to the lender due to failure to comply with the laws of the Boards and the National Register, except to the extent there is insufficient cash flow from the operation of the Mortgaged Property to prevent such failure.

Additionally, some Mortgaged Properties are subject to use restrictions arising out of environmental issues. See “—Environmental Considerations” above.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than “as-is”. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value unless otherwise specified in this prospectus, Annex A-1 and/or the related footnotes. The values other than “as-is” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. The table below shows the LTV and appraised value using values other than “as-is”, as well as the corresponding LTV and appraised value using “as-is” values.

Mortgaged Property	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
GNL Portfolio(1)	6.8%	57.2%	57.2%	$172,290,000	57.9%	57.9%	$170,205,000
Crowne Plaza - Jacksonville (Airport)(2)	2.8%	60.6%	47.1%	$30,400,000	72.5%	56.4%	$25,400,000
Holiday Inn Express & Suites - Clearwater(3)	1.8%	65.5%	50.3%	$18,300,000	76.3%	58.7%	$15,700,000
Holiday Inn Express & Suites Detroit Novi(4)	1.5%	66.6%	56.1%	$15,000,000	71.9%	60.6%	$13,900,000
Holiday Inn Express - Fort Pierce(5)	1.0%	69.9%	59.2%	$9,100,000	83.7%	70.9%	$7,600,000

(1)	The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and Appraised Value with respect to the portfolio of Mortgaged Properties is based on the "As-Is Portfolio Value" conclusion of $172,290,000, which includes a portfolio premium to the Mortgaged Properties if sold together on a bulk basis.

(2)	The Cut-off Date LTV Ratio, Maturity Date LTV Ratio and Appraised Value with respect to the Mortgaged Property is based on the “As-Complete” Appraised Value of $30,400,000 as of September 4, 2018, which assumes the completion of a PIP.

(3)	The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and Appraised Value with respect to the Mortgaged Property is based on the “As-Complete” Appraised Value of $18,300,000 as of August 20, 2018, which assumes the completion of a PIP.

(4)	The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and Appraised Value with respect to the Mortgaged Property is based on the “As-Complete” Appraised Value of $15,000,000, which assumes the completion of a PIP.

(5)	The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and Appraised Value with respect to the Mortgaged Property is based on the “As-Complete” Appraised Value of $9,100,000 as of August 9, 2018, which assumes the completion of a PIP.

In addition, while the Mortgaged Property may have been underwritten based on an “as-is” Appraised Value as noted in the related appraisal, we cannot assure you that such Mortgaged Property will be sold at a price that is equal to or greater than such Appraised Value.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two or three years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the

Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no “Recognized Environmental Conditions” at the Mortgaged Property.

●	With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided that certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	With respect to the Lafayette Park Mortgage Loan (5.7%), neither a guaranty nor an environmental indemnity was obtained from an entity distinct from the related borrower.

●	With respect to the 1670 Broadway Mortgage Loan (4.6%), the Mortgage Loan documents do not provide recourse to a guarantor distinct from the borrower for any of the recourse obligations under the related Mortgage Loan documents, nor is there a distinct environmental indemnitor.

●	With respect to the Christiana Mall Mortgage Loan (4.6%), the Mortgage Loan documents do not provide full recourse for transfers of either the Mortgaged Property or equity interests in the borrower made in violation of the Mortgage Loan documents; however, they do provide recourse for losses to the lender in connection with such transfers. In addition, the guarantors’ liability for any guaranteed obligations for which the Mortgage Loan documents provide full recourse is limited to an amount equal to 20% of the outstanding principal balance of the Mortgage Loan as of the date of occurrence of any full recourse trigger event.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Riverwalk II Mortgage Loan (5.4%), the related Mortgaged Property benefits from a tax incentive financing (“TIF”), which has a 15 year term running from July 1, 2009 to June 30, 2024. The TIF exemption applies to the incremental difference between the base values for the Mortgaged Property and the then-current assessed values. The TIF exemption would also apply to any special assessments or betterments applicable to the Mortgaged Property. The Mortgaged Property is subject to full taxation on the base value, with partial exemptions on the incremental increases in valuation. The base valuations are adjusted annually by an adjustment factor that reflects increased commercial and industrial properties within the community. The exemption schedule applicable to the incremental increase is as follows: 100% for years 1-3; 90% for years 4-6; 80% for years 7-9; 70% for year 10; 60% for year 11; 50% for year 12; 40% for year 13; 30% for year 14; and 20% for year 15.

●	With respect to the Delta Luxury Apartments Phase III Mortgaged Property (0.3%), the related Mortgaged Property is subject to a lease/leaseback arrangement with the Industrial Development Agency of Oneida County (the “IDA”). The IDA lease structure permits the related borrower to be exempt from mortgage recording tax and sales tax while the IDA structure is in existence. The IDA lease/leaseback structure will expire by its terms in September 2019. The lender underwrote the Mortgage Loan assuming the expiration of the IDA structure. Pursuant to the IDA, the Mortgaged Property is also subject to a certain job creation agreement whereby the borrower’s affiliate, Delta Luxury Apartments LLC (“Delta”) is required to create certain jobs. The IDA confirmed that Delta has complied with the terms of the job creation agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-two (22) Mortgage Loans (45.2%) provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Sixteen (16) Mortgage Loans (28.9%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Seven (7) Mortgage Loans (25.9%) provide for interest only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Partial IO	22	$294,318,500	45.2%
Amortizing	16	187,978,977	28.9
Full IO	7	168,587,500	25.9
Total:	45	$650,884,977	100.0%

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Overview of Due Dates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	12	$184,962,500	28.4%
5	2	49,762,500	7.6
6	31	416,159,977	63.9
Total:	45	$650,884,977	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	36	$493,155,809	75.8%
1 (once per 12-month period)	1	30,000,000	4.6
5	4	93,829,167	14.4
7	4	33,900,000	5.2
Total:	45	$650,884,977	100%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

In some cases, borrowers under the subject Mortgage Loans may have previously owned non-collateral real property.

See representation and warranty no. 31 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio or debt yield levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Thirty-six (36) of the Mortgage Loans (74.4%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Nine (9) of the Mortgage Loans (25.6%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	8	18.8%
4	30	62.2
5	1	3.1
6	1	1.5
7	5	14.4
Total	45	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interests in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of equity in a borrower will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of thirty-six (36) of the Mortgage Loans (74.4%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the GNL Portfolio Mortgage Loan (6.8%), the related borrower is permitted to obtain the release of any individual Mortgaged Property after January 1, 2021, provided that, among other conditions: (i) no event of default under the related Mortgage Loan documents has occurred and is continuing; (ii) customary REMIC requirements remain satisfied and the related borrower delivers a REMIC opinion in form and substance satisfactory to the lender and the rating agencies; (iii) the related borrower prepays the Mortgage Loan in an amount equal to (a) 115% of the allocated loan amount for the Mortgaged Property to be released if the transfer is to an unaffiliated third party and (b) 120% of the allocated loan amount for the Mortgaged Property to be released if the transfer is to an affiliate; (iv) after giving effect to such release the debt service coverage ratio and the debt yield for the remaining Mortgaged Properties will not be less than the greater of (a) the debt service coverage ratio and the debt yield, respectively, for the remaining Mortgaged Properties immediately preceding such release and (b) the debt service coverage ratio and the debt yield, respectively, for the remaining Mortgaged Properties as of the origination date. The related Mortgage Loan documents provide that in the event of casualty or condemnation to any individual Mortgaged Property, restoration in compliance with all applicable legal requirements is only required to be funded with net insurance proceeds by the lender if the related borrower provides reasonable evidence to the lender that following the restoration of such Mortgaged Property, such Mortgaged Property will, among other things, satisfy tenancy, net operating income and debt service coverage ratio thresholds provided in the related Mortgage Loan documents (the “Restoration Conditions”). If the related borrower cannot provide such evidence following a casualty or condemnation at such Mortgaged Property, the lender may require the borrower to transfer such Mortgaged Property (and comply with any related release conditions in the Mortgage Loan documents related to such transfer), provided, however, that the amount of any applied net insurance proceeds will be deducted from the applicable release amount and no prepayment consideration will be required from the related borrower. Due to certain legal non-conformities related to a parking deficiency at the Mallinckrodt Mortgaged Property, the likelihood may be increased that the borrower is unable to satisfy the Restoration Conditions related to such Mortgaged Property.

Also with respect to the GNL Portfolio Mortgage Loan (6.8%), the related borrower may substitute the fee simple interest in a replacement property for any of the Mortgaged Properties in the GNL Portfolio, provided that, among other conditions (i) no event of default under the related Mortgage Loan documents has occurred and is continuing, (ii) the replacement property has been approved by the lender in its reasonable discretion, (iii) after giving effect to the substitution, the net cash flow debt yield for the Mortgage Loan will not be less than the greater of (a) 10.0% and (b) the net cash flow debt yield immediately prior to the substitution, (iv) the related borrower pays the lender any amounts necessary for lender requested adjustments to reserves and (v) customary REMIC requirements remain satisfied.

●	With respect to the Heartland Dental Medical Office Portfolio Mortgaged Properties (6.8%), the related borrower is permitted to obtain the release on or after December 6, 2019 of any individual Mortgaged Property, provided that, among other conditions: (i) the sale of such Mortgaged Property is pursuant to an arm’s-length agreement with an unaffiliated third party; (ii) the borrower provides at least 30 days’ prior written notice (or a shorter period of time if permitted by the lender in its sole discretion); (iii) the borrower prepays the Mortgage Loan in an amount equal to 120% of the allocated loan amount, along with any applicable yield maintenance premium; (iv) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Property will not be less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) the debt service coverage ratio of all of the Mortgaged Properties (including the individual Mortgaged Property to be released) as of the date of origination; (v) either (x) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Property is not greater than 125% or (y) the borrower pays down the Mortgage Loan by no less than an amount equal to the least of (1) the net proceeds of the sale of the Mortgaged Property, (2) the fair market value of the Mortgaged Property at the time of release or (3) an amount such that the loan-to-value ratio does not increase after such release; and (vi) satisfaction of customary REMIC requirements.

●	With respect to the Heartland Dental Medical Office Portfolio Mortgaged Properties (6.8%), the borrower is permitted to obtain the release on or after December 6, 2019 of specific individual Mortgaged Properties in connection with a transfer of such Mortgaged Property to the guarantor or an affiliate of the borrower or guarantor solely upon the occurrence of specified events of default or other specified recourse events under the Mortgage Loan documents solely related to specific Mortgaged Properties, provided that, among other conditions: (i) the borrower prepays the Mortgage Loan in an amount equal to 130% of the allocated loan amount with respect to such Mortgaged Property, along with any applicable yield maintenance premium; (ii) the borrower provides notice within five business days’ of the lender’s notice of default that borrower intends to release such Mortgaged Property and such Mortgaged Property is released within 30 days of such default notice; (iii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties is not less than the debt service coverage ratio for the Mortgaged Properties (including the released Mortgaged Property) preceding the release; (iv) the release of such Mortgaged Property will not have a material adverse effect on (a) the use, operation or value of the remaining Mortgaged Properties or (b) the borrower or guarantor’s ability to perform its obligations under the Mortgage Loan documents; (v) either (x) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Property is not greater than 125% or (y) the borrower pays down the Mortgage Loan by no less than an amount equal to the least of (1) the net proceeds of the sale of the Mortgaged Property, (2) the fair market value of the Mortgaged Property at the time of release or (3) an amount such that the loan-to-value ratio does not increase after such release and (vi) satisfaction of customary REMIC requirements.

●	With respect to the Lafayette Park Mortgage Loan (5.7%), the borrowers are permitted to obtain the release of any individual related Mortgaged Property in connection with a bona fide third-party sale to parties unaffiliated with the borrowers, subject to the satisfaction of certain conditions, including: (A) the borrowers make a payment of principal in an amount equal to the allocated release amount, together with all accrued and unpaid interest on the principal being prepaid; (B) immediately before such release, no event of default is continuing; (C) after giving effect to such release, the debt yield will be no less than the greater of the debt yield immediately prior to such release and the debt yield at origination; (D) after giving effect to such release, the loan-to-value ratio will be no more than the lesser of the loan-to-value ratio immediately prior to such release and the loan-to-value ratio at origination; (E) after giving effect to such release, the debt service coverage ratio will not be less than the greater of the debt service coverage ratio immediately prior to such release and the debt service coverage ratio at origination; (F) satisfaction of customary REMIC requirements; and (G) the borrower will deliver to the lender such other documents, instruments and agreements as the lender may reasonably require relating to such release (including the modification and amendment of any existing reciprocal easement agreement, evidence of satisfaction of all applicable subdivision, zoning and other legal requirements.

●	With respect to the Riverwalk II Mortgage Loan (5.4%), the borrower is permitted to obtain the release of the building located at the 350 Merrimack Property at any time after the permitted defeasance date upon, among other things, the delivery of defeasance collateral in an amount at least equal to 115% of the allocated loan amount for the 350 Merrimack Property, provided that, after giving effect to the release: (i) the annualized debt service coverage ratio based on the Aggregate Riverwalk II Loan Amount is equal to or greater than 1.31x and (ii) the loan-to-value ratio based on the Aggregate Riverwalk II Loan Amount is equal to or less than 69.3%. The allocated loan amount for the 350 Merrimack Property is $16,600,000.

●	With respect to the Christiana Mall Mortgage Loan (4.6%), the borrower may obtain the release of certain portions of the Mortgaged Property including, (i) in connection with the expansion or development of the Mortgaged Property, one or more parcels of land, including “air rights” parcels (each, a “Release Parcel”), (ii) certain outparcels occupied by either Cabela’s or Cinemark (each, an “Outlot Parcel”), and (iii) in the event Target exercises its purchase option under the related lease, the Target Parcel (each a “Permitted Release”). The borrower may obtain a Permitted Release provided that, among other conditions, (1) with respect to any Release Parcel, (a) the borrower delivers at least 10 days’ prior written notice, (b) any such Release Parcel is vacant, non-income producing and unimproved land or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas, provided, however, that such condition will not apply to any expansion parcel acquired in accordance with the terms and conditions in the Mortgage Loan documents after the origination of the Mortgage Loan (an “Acquired Expansion Parcel”), (c) the borrower delivers to the lender satisfactory evidence that the Release Parcel is (x) not necessary for the borrower’s operation or use of the Mortgaged Property for its then-current use and (y) may be readily separated from the Mortgaged Property without a material diminution in the value of the Mortgaged Property, (d) after giving effect to such release, the loan-to-value ratio immediately after such release is less than or equal to 125%, and, if necessary, the borrower prepays the “qualified amount” necessary in order to satisfy such ratio, (e) the borrower pays to the lender a fee in the amount of $10,000, along with any related out-of-pocket expenses, and (f) the borrower delivers a Rating Agency Confirmation from each applicable rating agency for any such release, provided, however, that such condition will not apply to an Acquired Expansion Parcel, (2) with respect to any Outlot Parcel, (a) the borrower complies with the requirements in clauses (i)(a),(d) and (f), above, (b) the borrower prepays the Mortgage Loan by an amount equal to the greatest of (x) (A) 125% of the allocated loan amount of the Out Parcel being released, (B) with respect to the parcel occupied by Cabela’s, $8,400,000 and (C) with respect to the parcel occupied by Cinemark, $6,600,000, (y) 100% of the net sales proceeds for the related Outlot Parcel, and (z) any “qualified amount” necessary to comply with applicable REMIC requirements, in each instance along with payment of any applicable yield maintenance premium (provided that the borrower may deliver to the lender cash or a letter of credit in lieu of such prepayment (exclusive of any applicable yield maintenance premium)) and (c) the borrower pays to the lender a fee in the amount of $25,000, along with any reasonable out-of-pocket expenses, and (3) with respect to the Target Parcel, (i) the borrower complies with the requirements in clauses (i) (a), (d) and (e) above, and (ii) the borrower may not obtain a release (or exercise the related purchase option) in the event that (x) the borrower or its affiliate acquires Target’s interest in the Target Parcel and (y) such option was not exercised prior to such acquisition.

●	Also with respect to the Christiana Mall Mortgage Loan (4.6%), the borrower may substitute the fee or leasehold interest to a parcel of real property at or adjacent to the related shopping center (each, an “Acquired Parcel”) in connection with the release of one or more parcels of the Mortgaged Property (each, an “Exchange Parcel”), provided that, among other conditions (i) the borrower provides at least 20 days’ prior written notice, (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, (iii) the Exchange Parcel must be vacant, non-income producing and unimproved or improved only by landscaping facilities that are readily relocatable or surface parking areas, (iv) the borrower pays the lender a fee in the amount of $10,000, along with any reasonable out-of-pocket expenses, (v) the borrower delivers a satisfactory environmental report, unless the Acquired Parcel is covered by the Phase I ESA received by lender in connection with the origination of the Mortgage Loan and (vi) after giving effect to such substitution, the loan-to-value ratio is less than or equal to 125%, provided that the borrower may prepay the “qualified amount” in order to meet such loan-to-value ratio. In addition, the borrower may, in its sole discretion, obtain an Acquired Expansion Parcel provided that, among other conditions, (i) the borrower satisfies the requirements in clauses (i), (iv) and (v) above. Notwithstanding anything to the contrary in the foregoing, the borrower may acquire fee simple title to the improvements owned by Target (the “Target Improvements”) in the event that Target exercises its put option pursuant to the terms of the related lease, provided that (i) the borrower uses commercially reasonable efforts to comply with certain terms and conditions in the Mortgage Loan documents related to an Acquired Expansion Parcel, provided that the borrower will not be required to deliver a new environmental report related to the Target Improvements and (ii) the borrower executes any documents reasonably necessary in order to subject to Target Improvements to the lien of the Mortgage Loan documents.

●	With respect to the Regency Properties Portfolio Mortgage Loan (3.1%), the borrower is permitted to obtain the release of any individual Mortgaged Property after the expiration of the related lockout period, provided that, among other conditions: (i) the sale of such Mortgaged Property is pursuant to an arm’s-length agreement with an unaffiliated third party; (ii) the related borrower makes a prepayment of principal in an amount equal to 120% of the allocated loan amount for the Mortgaged Property to be released; (iii) after giving effect to such release, (a) the debt service coverage ratio for the remaining Mortgaged Property will not be less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) the debt service coverage ratio of all of the Mortgaged Properties (including the individual Mortgaged Property to be released) as of the date of origination; (b) the debt yield for the remaining Mortgaged Property will not be less than the greater of (x) the debt yield immediately preceding such release and (y) the debt yield of all of the Mortgaged Properties (including the individual Mortgaged Property to be released) as of the date of origination, and (c) the loan-to-value ratio for the remaining Mortgaged Properties will be no greater than the lesser of (x) the loan-to-value ratio for all of the Mortgaged Properties as of the date of origination and (y) the loan-to-value ratio for all of the Mortgaged Properties (including the individual Mortgaged Property to be released) immediately prior to release; (iv) either (x) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Properties is not less than 125% or (y) the borrower pays down the Mortgage Loan by no less than an amount equal to the least of (1) the net proceeds of the sale of the Mortgaged Property, (2) the fair market value of the Mortgaged Property at the time of release or (3) an amount such that the loan-to-value ratio does not increase after such release; and (v) satisfaction of customary REMIC requirements.

●	With respect to the Waycross Marketplace Mortgage Loan (1.7%), the borrower may obtain the release of certain unimproved parcels of land (that total approximately 28.9 acres) after the expiration of the lockout period, provided that, among other conditions, (i) the borrower makes a payment equal to $987,000, plus a yield maintenance premium; (ii) following the release the loan-to-value ratio of the Mortgaged Property excluding the released parcels is less than or equal to the loan-

to-value ratio of the Mortgaged Property including the released parcels immediately preceding such release; and (iii) the REMIC release requirements are satisfied.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Forty-one (41) of the Mortgage Loans (86.7%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty (40) of the Mortgage Loans (80.7%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-nine (39) of the Mortgage Loans (75.7%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty-three (23) of the Mortgage Loans (75.8%) are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Twenty-nine (29) of the Mortgage Loans (61.4%) provide for monthly or upfront escrows to cover planned capital expenditures, deferred maintenance or franchise mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing	14	$316,052,659	48.6%
Springing	28	288,066,577	44.3
Hard/In Place	1	30,000,000	4.6
Soft/Springing	2	16,765,740	2.6
Total:	45	$650,884,977	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

Notwithstanding the foregoing, in connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager and, in some cases, such deposit may be net of fees payable to and reserves maintained by the property manager, as well as certain other operating expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Société Générale—Société Générale’s Underwriting Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Mortgage Loan Cut-off Date LTV Ratio(2)	Total Debt Cut-off Date LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(2)	Total Debt Underwritten NCF DSCR(1)
Riverwalk II	$35,000,000	5.4%	$5,000,000	N/A	$25,000,000	$65,000,000	5.64%	64.0%	69.3%	1.46x	1.31x
1670 Broadway	$30,000,000	4.6%	$64,800,000	N/A	$48,000,000	$142,800,000	4.10%	32.6%	59.6%	4.22x	2.16x

(1)	Calculated including the mezzanine debt and any related Companion Loan.

(2)	Calculated including any related Pari Passu Companion Loans but excluding any mezzanine debt.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loans related to the Riverwalk II, and 1670 Broadway Mortgage Loans (collectively, 10.0%) identified in the table above are each subject to an intercreditor agreement between the holder of the related mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each related intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after receipt by the related mezzanine lender of notice of an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the related Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, permitted prepayments or cure payments of the related mezzanine loan prior to the payment in full of the Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if an event of default occurs under the Mortgage Loan documents and the Mortgage Loan lender notifies the Mortgage Loan borrower of its intention to exercise (or, in some cases, actually exercises) its remedies against the real property collateral for the related Mortgage Loan the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any unreimbursed servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
1670 Broadway	$30,000,000	$9,000,000(4)	59.6%	2.17x	9.0%	Yes	No
Christiana Mall	$30,000,000	(5)	(5)	(5)	N/A	Yes	Yes
Barrywoods Crossing	$10,000,000	N/A	68.4%	1.40x	9.1%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of, or the lender’s ability to request delivery of, Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	The maximum future mezzanine loan amount is capped at $9,000,000. Each advance of the future mezzanine loan amount is subject to, among others, the following conditions: (i) $2,250,000 of funds deposited in the rollover reserve under the Mortgage Loan are required to have been disbursed and applied pursuant to the Mortgage Loan documents, (ii) the debt service coverage ratio of the mezzanine loan (after taking into account the future funding) and the Mortgage

Loan is required to be equal to or greater than 2.17x based on a 30-year amortization schedule with respect to the aggregate debt service due under the Mortgage Loan and the mezzanine loan (after giving effect to the requested future advance), (iii) the combined debt yield, based on the outstanding principal balance of the Mortgage Loan and the mezzanine loan (after giving effect to the requested future advance), may not be less than 9.0%, and (iv) the borrower must have paid all reasonable third-party out-of-pocket costs and expenses incurred by the lender in connection with such future advance up to $350.

(5)	The principal amount of such permitted mezzanine debt cannot be greater than an amount equal to the amount which will yield an aggregate forward looking debt service coverage ratio (after giving effect to such permitted mezzanine debt) that is not less than 105.0% of the debt service coverage ratio at origination and an aggregate LTV Ratio (after giving effect to such permitted mezzanine debt) that does not exceed 95.0% of the closing date LTV Ratio.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related purchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by all or substantially all of the pledgor’s assets or by at least a certain number of assets other than such ownership interests in the related borrower.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower as may be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The GNL Portfolio, Heartland Dental Medical Office Portfolio, Lafayette Park, Riverwalk II, Nebraska Crossing, Clevelander South Beach, 1670 Broadway, Christiana Mall, Regency Properties Portfolio, Ellsworth Place and Barrywoods Crossing Mortgage Loans are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means the Non-Serviced AB Whole Loan.

“BBCMS 2018-CHRS TSA” means the trust and servicing agreement governing the servicing of the Christiana Mall Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Appraisal Period” means with respect to the Christiana Mall Whole Loan, a BBCMS 2018-CHRS Subordinate Control Period.

“Controlling Companion Loan” means, with respect to the GNL Portfolio Whole Loan and the Heartland Dental Medical Office Portfolio Whole Loan, the related Pari Passu Companion Loan related to which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the related Servicing Shift PSA entered into in connection with such securitization. KeyBank National Association or an affiliate thereof is currently the holder of the “Controlling Companion Loan” with respect to the GNL Portfolio Whole Loan. UBS AG, New York Branch or an affiliate thereof is currently the holder of the “Controlling Companion Loan” with respect to the Heartland Dental Medical Office Portfolio Whole Loan.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term or concept specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“CSAIL 2018-C14 PSA” means the pooling and servicing agreement expected to govern the servicing of the Lafayette Park Whole Loan.

“GNL Portfolio PSA” means the pooling and servicing agreement governing the servicing of the GNL Portfolio Whole Loan following the related Servicing Shift Securitization Date.

“Heartland Dental Medical Office Portfolio PSA” means the pooling and servicing agreement governing the servicing of the Heartland Dental Medical Office Portfolio Whole Loan following the related Servicing Shift Securitization Date.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term or concept specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Non-Serviced Whole Loan that partially consists of one or more Subordinate Companion Loans.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Non-Serviced Pari Passu Companion Loans and the Non-Serviced Subordinate Companion Loans.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and, after the related Servicing Shift Securitization Date, a Servicing Shift Mortgage Loan.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” (or “Servicing Shift” after the related Servicing Shift Securitization Date) under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each Mortgage Loan that is part of a Non-Serviced Whole Loan with no related Subordinate Companion Loans.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, after the related Servicing Shift Securitization Date, a Servicing Shift Whole Loan.

“Non-Serviced PSA” means each of the pooling and servicing agreements or trust and servicing agreements identified under the column titled “Non-Serviced PSA or TSA” in the table titled “Non-Serviced Directing Certificateholders” below.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Subordinate Companion Loan” means the Christiana Mall Subordinate Companion Loans.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans and, after the related Servicing Shift Securitization Date, a Servicing Shift Whole Loan.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, a Servicing Shift Mortgage Loan.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” (or “Servicing Shift” prior to the related Servicing Shift Securitization Date) under the column titled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means each Mortgage Loan that is part of a Serviced Whole Loan with no related Subordinate Companion Loans and, prior to the related Servicing Shift Securitization Date, a Servicing Shift Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column titled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, a Servicing Shift Whole Loan.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column titled under the column entitled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, a Servicing Shift Whole Loan.

“Servicing Shift Mortgage Loan” means the GNL Portfolio Mortgage Loan and the Heartland Dental Medical Office Portfolio Mortgage Loan.

“Servicing Shift PSA” means the GNL Portfolio PSA and Heartland Dental Medical Office Portfolio PSA.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Controlling Companion Loan.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes each Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the related Servicing Shift Securitization Date.

“Subordinate Companion Loan” means each of the Non-Serviced Subordinate Companion Loans.

“UBS 2018-C13 PSA” means the pooling and servicing agreement governing the servicing of the 1670 Broadway Whole Loan and the Barrywoods Crossing Whole Loan.

“WFCM 2018-C47 PSA” means the pooling and servicing agreement governing the servicing of the Ellsworth Place Whole Loan.

The tables titled “Whole Loan Summary” and “Non-Serviced Whole Loans” in “Summary of Terms” provides certain information with respect to Mortgage Loans that have corresponding Companion Loans.

Set forth below is the identity of the initial Non-Serviced Directing Certificateholder (or equivalent entity) for each Non-Serviced Whole Loan, the securitization trust or other entity holding the Control Note in such Non-Serviced Whole Loan and the related Non-Serviced PSA under which it is being serviced.

Non-Serviced Directing Certificateholders

Whole Loan(1)	Non-Serviced PSA or TSA	Controlling Noteholder	Initial Directing Certificateholder(3)
Lafayette Park(2)	CSAIL 2018-C14	CSAIL 2018-C14	RREF III-D CS2018-C14, LLC
1670 Broadway	UBS 2018-C13	UBS 2018-C13	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Christiana Mall	BBCMS 2018-CHRS	BBCMS 2018-CHRS	N/A
Ellsworth Place	WFCM 2018-C47	WFCM 2018-C47	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Barrywoods Crossing	UBS 2018-C13	UBS 2018-C13	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

(1)	Does not include the GNL Portfolio Whole Loan or the Heartland Dental Medical Office Portfolio Whole Loan, for which servicing will be transferred on the related Servicing Shift Securitization Date. The initial controlling noteholder for the GNL Portfolio Whole Loan will be KeyBank National Association or an affiliate thereof, as holder of the related Controlling Companion Loan. The initial controlling noteholder for the Heartland Dental Medical Office Portfolio Whole Loan will be UBS AG, New York Branch or an affiliate thereof, as holder of the related Controlling Companion Loan. With respect to such Whole Loan, on and after the related Servicing Shift Securitization Date, the controlling noteholder of such Whole Loan will be the securitization trust into which the related Controlling Companion Loan is deposited. The initial directing certificateholder on and after each such Servicing Shift Securitization Date is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related Controlling Companion Loan was deposited.

(2)	The Control Note with respect to the Lafayette Park Whole Loan is currently held by Natixis Real Estate Capital LLC. It is expected that Natixis Real Estate Capital LLC will contribute the Control Note for the Lafayette Park Whole Loan to the CSAIL 2018-C14 securitization transaction on or about November 29, 2018.

(3)	As of the closing date of the related securitization.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance(1)	Note Holder(1)
GNL Portfolio	Servicing Shift	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	$54,175,000 $34,325,000 $10,000,000	KeyBank National Association UBS 2018-C14 UBS 2018-C14

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance(1)	Note Holder(1)
Heartland Dental Medical Office Portfolio	Servicing Shift	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7 Note A-8 Note A-9 Note A-10	Non-Control Note Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$39,957,840 $29,968,380 $19,978,920 $19,978,920 $19,978,920 $14,984,190 $14,984,190 $9,989,460 $6,493,149 $3,995,784

UBS 2018-C14

UBS AG, New York Branch

UBS AG, New York Branch

UBS AG, New York Branch

UBS AG, New York Branch

UBS AG, New York Branch

UBS AG, New York Branch

UBS AG, New York Branch

UBS AG, New York Branch

UBS 2018-C14

Lafayette Park	Non-Serviced	Note A-1 Note A-2	Control Note Non-Control Note	$38,000,000 $37,250,000	CSAIL 2018-C14(2) UBS 2018-C14
Riverwalk II	Serviced	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$15,000,000 $15,000,000 $10,000,000 $10,000,000 $5,000,000 $5,000,000	UBS 2018-C14 UBS 2018-C14 CGCMT 2018-C6(3) CGCMT 2018-C6(3) UBS 2018-C14 CGCMT 2018-C6(3)
Nebraska Crossing	Serviced	Note A-1 Note A-2 Note A-3 Note A-4	Control Note Non-Control Note Non-Control Note Non-Control Note	$35,000,000 $20,000,000 $8,500,000 $8,000,000	UBS 2018-C14 Société Générale Société Générale Société Générale
Clevelander South Beach	Serviced	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	$25,000,000 $10,000,000 $7,500,000	UBS 2018-C14 UBS AG, New York Branch UBS 2018-C14
1670 Broadway	Non-Serviced	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$30,000,000 $20,000,000 $10,000,000 $5,000,000 $5,000,000 $8,000,000	UBS 2018-C13 UBS 2018-C14 UBS 2018-C13 UBS 2018-C14 UBS 2018-C14 UBS 2018-C13
Christiana Mall	Non-Serviced	Note A-1-A Note A-1-B Note A-1-C Note A-1-D Note A-1-E Note A-2-A Note A-2-B Note A-2-C Note A-2-D Note A-2-E Note A-3-A Note A-3-B Note A-3-C Note B-1 Note B-2 Note B-3

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

$36,160,000 $50,000,000 $40,000,000 $28,000,000 $14,840,000 $21,696,000 $30,000,000 $30,000,000 $10,000,000 $9,704,000 $14,464,000 $30,000,000 $23,136,000 $106,000,000 $63,600,000 $42,400,000

BBCMS 2018-CHRS

WFCM 2018-C47

Barclays Bank PLC

Barclays Bank PLC

Barclays Bank PLC

BBCMS 2018-CHRS

UBS 2018-C13

UBS 2018-C14

Société Générale

Société Générale

BBCMS 2018-CHRS

DBGS 2018-C1

DBGS 2018-C1

BBCMS 2018-CHRS

BBCMS 2018-CHRS

BBCMS 2018-CHRS

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance(1)	Note Holder(1)
Regency Properties Portfolio	Serviced	Note A-1 Note A-2	Control Note Non-Control Note	$20,000,000 $15,250,000	UBS 2018-C14 UBS AG, New York Branch
Ellsworth Place	Non-Serviced	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$24,000,000 $20,000,000 $15,000,000 $5,000,000 $5,000,000	WFCM 2018-C47 UBS 2018-C13 UBS 2018-C14 Rialto Mortgage Finance, LLC Rialto Mortgage Finance, LLC
Barrywoods Crossing	Non-Serviced	Note A-1 Note A-2	Control Note Non-Control Note	$21,000,000 $10,000,000	UBS 2018-C13 UBS 2018-C14

(1)	The lender provides no assurances that any non-securitized notes will not be split further and/or reissued with reallocated balances.

(2)	Note A-1, is currently held by Natixis Real Estate Capital LLC. The CSAIL 2018-C14 securitization transaction is scheduled to close on or about November 29, 2018.

(3)	Note A-3, Note A-4 and Note A-6 are currently held by Cantor Commercial Real Estate Lending, L.P. The CGCMT 2018-C6 securitization transaction is scheduled to close on or about December 11, 2018.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, to any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain fees, costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than a Servicing Shift Whole Loan

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder appointed by the Controlling Class will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to a Servicing Shift Whole Loan

With respect to a Servicing Shift Whole Loan prior to the applicable Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder appointed by the Controlling Class pursuant to the PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to a Servicing Shift Whole Loan, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder (or equivalent party) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided that, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of a Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to a Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and, prior to the related Servicing Shift Securitization Date, pursuant to the PSA the Directing Certificateholder appointed by the Controlling Class, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

The special servicer will be required (i) to provide to each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an Asset Status Report by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision, and consider on a non-binding basis alternative actions recommended by such Non-Controlling Holder.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari

Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to a Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the applicable Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, to any sale by a securitization trust).

Any losses, liabilities, claims, fees, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan on or after the applicable Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder (or equivalent party) under the related Non-Serviced PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Pari Passu Whole Loan, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of the “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided that, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of a Non-Controlling Holder with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including a Servicing Shift Whole Loan on and after the applicable Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent or consultation rights described below (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an asset status report by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced

Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loan

The Christiana Mall Whole Loan

General

The Christiana Mall Mortgage Loan (4.6%), is part of the Christiana Mall Whole Loan (as defined below) comprised of 16 promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The rights of the holders of the promissory notes evidencing the Christiana Mall Whole Loan (the “Christiana Mall Noteholders”) are subject to an Intercreditor agreement (the “Christiana Mall Intercreditor Agreement”). The following summaries describe certain provisions of the Christiana Mall Intercreditor Agreement and the BBCMS 2018-CHRS TSA (as defined below).

The Christiana Mall Mortgage Loan is evidenced by a senior pari passu promissory note, Note A-2-C, with a Cut-off Date Balance of $30,000,000. The related Pari Passu Companion Loans (the “Christiana Mall Pari Passu Companion Loans” and, together with the Christiana Mall Mortgage Loan, the “Christiana Mall Senior Loans”), have an original principal balance of $308,000,000 and are evidenced by 12 senior pari passu promissory notes. The Christiana Mall Mortgage Loan and the Christiana Mall Pari Passu Companion Loans are pari passu with each other in terms of priority. There are also three Subordinate Companion Loans (the “Christiana Mall Subordinate Companion Loans”), evidenced by the subordinate promissory Note  B-1 with an original principal balance of $106,000,000, Note B-2 with an original principal balance of $63,600,000 and Note B-3 with an original principal balance of $42,400,000. Neither the Christiana Mall Subordinate Companion Loans nor the Christiana Mall Pari Passu Companion Loans will be included in the issuing entity. The Christiana Mall Subordinate Companion Loans, together with the Christiana Mall Pari Passu Companion Loans, are referred to in this prospectus as the “Christiana Mall Companion Loans” and the Christiana Mall Mortgage Loan, together with the Christiana Mall Companion Loans, are referred to in this prospectus as the “Christiana Mall Whole Loan.” For further information regarding the notes see “Description of the Mortgage Pool—The Whole Loans—General—Whole Loan Control Notes and Non-Control Notes”.

Servicing

The Christiana Mall Whole Loan will be serviced by Wells Fargo Bank, National Association, as servicer (in such capacity, the “BBCMS 2018-CHRS Master Servicer”) and as special servicer (in such capacity, the “BBCMS 2018-CHRS Special Servicer”) pursuant to the terms of the BBCMS 2018-CHRS TSA between Barclays Commercial Mortgage Securities LLC, as depositor, the BBCMS 2018-CHRS Master Servicer, the BBCMS 2018-CHRS Special Servicer, Wells Fargo Bank, National Association, as certificate administrator and Wilmington Trust, National Association, as trustee, in connection with the BBCMS 2018-CHRS Mortgage Trust, into which some of the Christiana Mall Pari Passu Companion Loans and each of the Christiana Mall Subordinate Companion Loans have been deposited (the “BBCMS 2018-CHRS Mortgage Trust”), and, subject to the terms of the Christiana Mall Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Christiana Mall Noteholder will be effected in accordance with the BBCMS 2018-CHRS TSA and the Christiana Mall Intercreditor Agreement.

The Christiana Mall Directing Holder (as defined below) will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Christiana Mall Whole Loan, as more fully described below.

Application of Payments

The Christiana Mall Intercreditor Agreement sets forth the respective rights of the holders of the Christiana Mall Mortgage Loan and the Christiana Mall Companion Loans with respect to distributions of funds received in respect of the Christiana Mall Whole Loan, and provides, in general, that:

the Christiana Mall Mortgage Loan and Christiana Mall Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

the Christiana Mall Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the Christiana Mall Mortgage Loan and Christiana Mall Pari Passu Companion Loans, and the rights of the holders of the Christiana Mall Subordinate Companion Loans to receive payments with respect to the Christiana Mall Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the Christiana Mall Mortgage Loan and Christiana Mall Pari Passu Companion Loans to receive payments with respect to the Christiana Mall Whole Loan;

all expenses and losses relating to the Christiana Mall Whole Loan will, to the extent not paid by the related borrower, be allocated first to the holders of the Christiana Mall Subordinate Companion Loans and second to the issuing entity, as holder of the Christiana Mall Mortgage Loan, and the holders of the Christiana Mall Pari Passu Companion Loans on a pro rata and pari passu basis;

all amounts tendered by the borrower or otherwise available for payment on the Christiana Mall Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the Christiana Mall Mortgage Loan and Christiana Mall Pari Passu Companion Loans (other than default interest) to the holders of the Christiana Mall Mortgage Loan and Christiana Mall Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the applicable note principal balances at a per annum rate equal the applicable net note rate;

Second, on a pro rata and pari passu basis, to the holders of each of the Christiana Mall Mortgage Loan and Christiana Mall Pari Passu Companion Loans, an amount equal to their respective percentage interests of all principal payments received, if any, with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

Third, to pay accrued and unpaid interest on the Christiana Mall Subordinate Companion Loans (other than default interest) to each holder of a Christiana Mall Subordinate Companion Loan (together, the “Christiana Mall Subordinate Companion Loan Holders”) on a pro rata and pari passu basis in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Fourth, on a pro rata and pari passu basis, to each Christiana Mall Subordinate Companion Loan Holder, an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, until its respective note principal balance has been reduced to zero;

Fifth, to pay any yield maintenance premium then due and payable on the Christiana Mall Mortgage Loan and Christiana Mall Pari Passu Companion Loans, on a pro rata and pari passu basis, then the Christiana Mall Subordinate Companion Loans, on a pro rata and pari passu basis;

Sixth, to pay default interest and late payment charges then due and owing under the Christiana Mall Whole Loan, all of which will be applied in accordance with the BBCMS 2018-CHRS TSA; and

Seventh, if any excess amount is available to be distributed in respect of the Christiana Mall Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through sixth, any remaining amount will be paid pro rata to each holder of the Christiana Mall Mortgage Loan, the Christiana Mall Pari Passu Companion Loans and the Christiana Mall Subordinate Companion Loans based on their respective initial note principal balances.

Consultation and Control

Pursuant to the Christiana Mall Intercreditor Agreement and the BBCMS 2018-CHRS TSA, the controlling note holder with respect to the Christiana Mall Whole Loan, as of any date of determination, is expected to be the BBCMS 2018-CHRS Mortgage Trust, so long as the Note A-1-A is included in the BBCMS 2018-CHRS Mortgage Trust. During a BBCMS 2018-CHRS Subordinate Control Period or a BBCMS 2018-CHRS Subordinate Consultation Period (each as defined below), a majority of the BBCMS 2018-CHRS Mortgage Trust Class E certificates (the “BBCMS 2018-CHRS Controlling Class”) will have the right at any time to appoint a representative (the “BBCMS 2018-CHRS Directing Certificateholder” or the “BBCMS Directing Holder”) which will be entitled to exercise consent and/or consultation rights under the Christiana Mall Intercreditor Agreement and the BBCMS 2018-CHRS TSA with respect to the Christiana Mall Whole Loan. The BBCMS 2018-CHRS Mortgage Trust closed on August 9, 2018, at which point there was no BBCMS 2018-CHRS Directing Certificateholder in place under the BBCMS 2018-CHRS TSA.

The BBCMS 2018-CHRS Master Servicer and the BBCMS 2018-CHRS Special Servicer will be required to notify the Christiana Mall Directing Holder (or its designee) of certain major decisions (the “Christiana Mall Major Decisions”). The Christiana Mall Directing Holder will be entitled to advise (1) the BBCMS 2018-CHRS Special Servicer with respect to all Christiana Mall Major Decisions related to the Christiana Mall Whole Loan during a special servicing loan event (as defined in the BBCMS 2018-CHRS TSA) and (2) the BBCMS 2018-CHRS Special Servicer with respect to all Christiana Mall Major Decisions for which the BBCMS 2018-CHRS Master Servicer must obtain the consent or deemed consent of the BBCMS 2018-CHRS Special Servicer. Except as otherwise described in the Christiana Mall Intercreditor Agreement, (i) the BBCMS 2018-CHRS Master Servicer will not be permitted to implement any Christiana Mall Major Decision unless it has obtained the prior consent of the BBCMS 2018-CHRS Special Servicer and (ii) during a BBCMS 2018-CHRS Subordinate Control Period, the BBCMS 2018-CHRS Special Servicer will not be permitted to consent to the BBCMS 2018-CHRS Master Servicer’s implementing any Christiana Mall Major Decision nor will the BBCMS 2018-CHRS Special Servicer itself be permitted to implement any Christiana Mall Major Decision as to which the Christiana Mall Directing Holder has objected in writing within 10 business days after receipt of the written analysis and such additional information requested by the Christiana Mall Directing Holder as may be necessary in the reasonable judgment of the Christiana Mall Directing Holder in order to make a judgment with respect to such Christiana Mall Major Decision. The Christiana Mall Directing Holder may also direct the BBCMS 2018-CHRS Special Servicer to take, or to refrain from taking, such other actions with respect to the Christiana Mall Whole Loan as the Christiana Mall Directing Holder may deem advisable.

Neither the BBCMS 2018-CHRS Master Servicer nor the BBCMS 2018-CHRS Special Servicer will be required to follow any advice or consultation provided by the Christiana Mall Directing Holder (or its representative) that would require or cause the BBCMS 2018-CHRS Master Servicer or BBCMS 2018-CHRS Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause the BBCMS 2018-CHRS Master Servicer or BBCMS 2018-CHRS Special Servicer, as applicable, to violate provisions of the Christiana Mall Intercreditor Agreement or the BBCMS 2018-CHRS TSA, require or cause the BBCMS 2018-CHRS Master Servicer or BBCMS 2018-CHRS Special Servicer, as applicable, to violate the terms of the Christiana Mall Whole Loan, or materially expand the scope of any of responsibilities of the

BBCMS 2018-CHRS Master Servicer or BBCMS 2018-CHRS Special Servicer, as applicable, under the Christiana Mall Intercreditor Agreement or the BBCMS 2018-CHRS TSA.

In addition, for as long as the BBCMS 2018-CHRS Mortgage Trust securitization has not been terminated, pursuant to the terms of the Christiana Mall Intercreditor Agreement, after the termination of a subordinate consultation period (as described in the Christiana Mall Intercreditor Agreement, a “Christiana Mall Subordinate Consultation Period”) and for so long as such termination remains in effect), (1) the BBCMS 2018-CHRS Mortgage Trust (or the BBCMS 2018-CHRS Special Servicer acting on its behalf) will be required to provide to the holder of the Christiana Mall Mortgage Loan (i) notice, information and reports with respect to any Christiana Mall Major Decisions (similar to such notice, information and reports it is required to deliver to the Christiana Mall Directing Holder pursuant to the BBCMS 2018-CHRS TSA had the Christiana Mall Subordinate Consultation Period not been terminated) and (ii) a summary of the asset status report relating to the Christiana Mall Whole Loan (at the same time as it would have been required to deliver such summary to the Christiana Mall Directing Holder pursuant to the BBCMS 2018-CHRS TSA had the Christiana Mall Subordinate Consultation Period not been terminated) and (2) the BBCMS 2018-CHRS Mortgage Trust (or the BBCMS 2018-CHRS Special Servicer acting on its behalf) will be required to consult with the holder of the Christiana Mall Mortgage Loan (or its representative) on a strictly non-binding basis with respect to any Christiana Mall Major Decision or the implementation of any recommended actions in the summary of the asset status report relating to the Christiana Mall Whole Loan, and consider alternative actions recommended by the holder of the Christiana Mall Mortgage Loan (or its representative); provided that after the expiration of a period of 10 business days from the delivery by the BBCMS 2018-CHRS Mortgage Trust to the holder of the Christiana Mall Mortgage Loan (or its representative) by written notice of a proposed action, together with copies of the notice, information and report required to be provided, the BBCMS 2018-CHRS Mortgage Trust (or the BBCMS 2018-CHRS Special Servicer acting on its behalf) will no longer be obligated to consult with such holder of the Christiana Mall Mortgage Loan (or its representative), whether or not such holder of the Christiana Mall Mortgage Loan (or its representative) has responded within such 10 business day period (unless, the BBCMS 2018-CHRS Mortgage Trust (or the BBCMS 2018-CHRS Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating to such proposal). Notwithstanding the consultation rights of the holder of the Christiana Mall Mortgage Loan (or its representative) described above, the BBCMS 2018-CHRS Mortgage Trust (or the BBCMS 2018-CHRS Special Servicer acting on its behalf) may make any Christiana Mall Major Decision or take any action set forth in the asset status report before the expiration of the 10 business day consultation period if the BBCMS 2018-CHRS Mortgage Trust (or the BBCMS 2018-CHRS Special Servicer acting on its behalf) determines that immediate action with respect thereto is necessary to protect the interests of the holders of the Christiana Mall Whole Loan. The BBCMS 2018-CHRS Mortgage Trust (or the BBCMS 2018-CHRS Special Servicer acting on its behalf) will not be obligated at any time to follow or take any alternative actions recommended by the holder of the Christiana Mall Mortgage Loan (or its representative).

A “BBCMS 2018-CHRS Subordinate Control Period” means with respect to the BBCMS 2018-CHRS Mortgage Trust Class E certificates and any date of determination, any period when the certificate balance of the BBCMS 2018-CHRS Mortgage Trust Class E certificates on such date (taking into account the application of appraisal reduction amounts to notionally reduce the certificate balance of such class of certificates) is at least 25% of the initial certificate balance of such class of certificates.

A “BBCMS 2018-CHRS Subordinate Consultation Period” means any period when (i) BBCMS 2018-CHRS Subordinate Control Period is no longer in effect and (ii) the certificate balance of the BBCMS 2018-CHRS Mortgage Trust Class E certificates is not less than 25% of the initial certificate balance of such class of certificates, without regard to the application of any appraisal reduction amounts allocated to such class of certificates.

When the certificate balance of the BBCMS 2018-CHRS Mortgage Trust Class E certificates (without regard to the application of appraisal reduction amounts to notionally reduce the certificate balance of such class of certificates) is less than 25% of the initial certificate balance of such class of certificates, the BBCMS 2018-CHRS Directing Certificateholder will have no consent or consultation rights under the BBCMS 2018-CHRS TSA except for such rights available to it as a certificateholder and such other rights that are available to it in accordance with the BBCMS 2018-CHRS TSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Christiana Mall Intercreditor Agreement and the BBCMS 2018-CHRS TSA, if an event of default has occurred and is continuing, and if the BBCMS 2018-CHRS Mortgage Trust (or the BBCMS 2018-CHRS Special Servicer acting on its behalf) determines to sell the Christiana Mall Mortgage Loan and the Christiana Mall Companion Loans, then the BBCMS 2018-CHRS Special Servicer will have the right and obligation, subject to any rights of the Christiana Mall Directing Holder under the BBCMS 2018-CHRS TSA, to sell the Christiana Mall Mortgage Loan together with the Christiana Mall Companion Loans as notes evidencing one whole loan in accordance with the terms of the Christiana Mall Intercreditor Agreement and the BBCMS 2018-CHRS TSA. In connection with any such sale, the BBCMS 2018-CHRS Special Servicer will be required to follow the procedures set forth in the Christiana Mall Intercreditor Agreement and the BBCMS 2018-CHRS TSA, including the provision that requires 15 business days’ prior written notice to the holders of the Christiana Mall Companion Loans and the Christiana Mall Subordinate Companion Loans of the BBCMS 2018-CHRS Special Servicer’s intention to sell the Christiana Mall Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Christiana Mall Intercreditor Agreement and the BBCMS 2018-CHRS TSA, during the BBCMS 2018-CHRS Subordinate Control Period, the Christiana Mall Directing Holder (or its representative) will have the right, at any time and from time to time, with or without cause, to replace the BBCMS 2018-CHRS Special Servicer then acting with respect to the Christiana Mall Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the Christiana Mall Mortgage Loan, the Christiana Mall Pari Passu Companion Loans or the Christiana Mall Subordinate Companion Loans (or their representatives).

Additional Information

Each of the tables presented on Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL - Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in November 2018 and ending on a hypothetical Determination Date in December 2018. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

UBS AG, New York Branch, Société Générale (and, solely with respect to the Christiana Mall Mortgage Loan, Barclays Bank PLC and Deutsche Bank AG, New York Branch) (and, solely with respect to the GNL Portfolio Mortgage Loan, Société Générale Financial Corporation and KeyBank National Association), Rialto Mortgage Finance, LLC, Natixis Real Estate Capital LLC, CIBC Inc. and Cantor Commercial Real Estate Lending, L.P., are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from UBS AG, New York Branch, Société Générale, Rialto Mortgage Finance, LLC, Natixis Real Estate Capital LLC, CIBC Inc. and Cantor Commercial Real Estate Lending, L.P. on or about December 12, 2018 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management,

Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch's Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch's has previously securitized an aggregate of approximately $4,113,029,729 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute for a Qualified Substitute Mortgage Loan, or make a Loss of Value Payment, as the case may be. See "Description of the Mortgage Loan Purchase Agreements".

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch's affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch's standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch's representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower's litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under "—UBS AG, New York Branch's Underwriting Standards", as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated and in accordance with UBS AG, New York Branch's origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch's Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch's credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch's underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch's underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 13, 2018. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including October 11, 2018, UBS AG, New York Branch has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the Closing Date, neither UBS AG, New York Branch nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under "—UBS AG, New York Branch" has been provided by UBS AG, New York Branch.

Société Générale

General

Société Générale, a French limited liability company (société anonyme) authorized as a bank, acting through its New York Branch (“Société Générale”), is a sponsor and mortgage loan seller in this transaction. The principal offices of Société Générale in the United States are located at 245 Park Avenue, New York, New York 10167, and its telephone number is (212) 278 6461. Société Générale is an affiliate of SG Americas Securities, LLC, one of the underwriters.

Société Générale’s Commercial Mortgage Securitization Program

Société Générale has been engaged in commercial mortgage securitization in the United States since January 2015, although it was also engaged in mortgage securitization businesses prior to 2009. The vast majority of mortgage loans originated by Société Générale’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Société Générale acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within Société Générale may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by Société Générale through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Société Générale’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are Société Générale’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by Société Générale and are sold in individual loan sale transactions.

In general, Société Générale does not hold the loans that its commercial real estate securitization team originates until maturity.

Société Générale originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Société Générale.

Société Générale’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Société Générale works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither Société Générale nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

Société Générale sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through September 30, 2018, Société Générale has securitized 176 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.5 billion.

Société Générale’s Underwriting Standards

Each of the Mortgage Loans originated by Société Générale (“Société Générale Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Société Générale cannot assure you that every loan will comply in all respects with the guidelines. Société Générale’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within Société Générale for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Société Générale originates mortgage loans for securitization from its U.S. headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Société Générale’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Société Générale performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Société Générale. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Société Générale must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Société Générale typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Société Générale typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Société Générale’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Société Générale may vary from these guidelines.

Escrow Requirements. Generally, Société Générale requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Société Générale are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Société Générale may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Société Générale relies on information provided by an independent engineer to make this determination. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Société Générale generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re leasing the space occupied by such tenants. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Société Générale generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Société Générale or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Société Générale generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Société Générale generally requires such Phase II ESA to be obtained.

Physical Condition Report. Société Générale generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Société Générale, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Société Générale often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Société Générale or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Société Générale typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Société Générale in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Société Générale’s Underwriting Standards” above, one or more of the Société Générale Mortgage Loans may vary from, or do not comply with, Société Générale’s underwriting guidelines described above. In addition, in the case of one or more of the Société Générale Mortgage Loans, Société Générale may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Société Générale Mortgage Loans were originated with any material exceptions to Société Générale’s underwriting policies.

Review of the Mortgage Loans for Which Société Générale is the Sponsor

Overview. In connection with the securitization described in this prospectus, Société Générale, as a sponsor of this offering, has conducted a review of the Société Générale Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Société Générale Mortgage Loans is accurate in all material respects. Société Générale determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Société Générale Mortgage Loans was conducted as described below with respect to each of those Société Générale Mortgage Loans. The review of the Société Générale Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Société Générale or its affiliates (collectively, the “Société Générale Deal Team”) with the assistance of certain third parties. Société Générale has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Société Générale Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Société Générale Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of Société Générale Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Société Générale Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Société Générale during the underwriting process. After origination of each of the Société Générale Mortgage Loans, Société Générale Deal Team may have updated the information in the database and the related asset summary report with respect to the Société Générale Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of Société Générale Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Société Générale Mortgage Loan.

A data tape (the “Société Générale Data Tape”) containing detailed information regarding each of the Société Générale Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Société Générale Data Tape was used by the Société Générale Deal Team to provide the numerical information regarding the Société Générale Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Société Générale, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Société Générale, relating to information in this prospectus regarding the Société Générale Mortgage Loans. These procedures included:

●	comparing the information in the Société Générale Data Tape against various source documents provided by Société Générale;

●	comparing numerical information regarding the Société Générale Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Société Générale Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Société Générale Mortgage Loans disclosed in this prospectus.

Legal Review. Société Générale engaged various law firms to conduct certain legal reviews of the Société Générale Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Société Générale Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Société

Générale’s standard form loan documents. In addition, origination counsel for each Société Générale Mortgage Loan reviewed Société Générale’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Société Générale Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Société Générale’s standard form documents, as identified by Société Générale and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Société Générale relating to the Société Générale Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

Société Générale prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Société Générale Mortgage Loans included in the 15 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Société Générale Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Société Générale Mortgage Loans, Société Générale requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Société Générale Mortgage Loan, Société Générale, together with origination counsel, conducted a search with respect to each borrower under the related Société Générale Mortgage Loan to determine whether it filed for bankruptcy. If Société Générale became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Société Générale Mortgage Loans, Société Générale obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Société Générale Mortgage Loan, the Société Générale Deal Team also consulted with the applicable Société Générale mortgage loan origination team to confirm that each of the Société Générale Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Société Générale’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Société Générale will perform a review of any Société Générale Mortgage Loan that it elects to substitute for a Société Générale Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Société Générale, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Société Générale may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Société Générale and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Société Générale to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Société Générale found and concluded with reasonable assurance that the disclosure regarding the Société Générale Mortgage Loans in this prospectus is accurate in all material respects. Société Générale also found and concluded with reasonable assurance that the Société Générale Mortgage Loans were originated in accordance with Société Générale’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Société Générale most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2018. Société Générale’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including September 30, 2018, Société Générale does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither Société Générale nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Société Générale or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Société Générale” has been provided by Société Générale.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Rialto Holdings, LLC, a Delaware limited liability company (“Rialto Holdings”) that was formed in August 2013, as well as an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”). Upon the completion of the Rialto Investment/Asset Management Pending Sale (as defined below), Rialto Mortgage is expected to be a wholly-owned subsidiary of Lennar. The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

In addition, Wells Fargo Bank, National Association, is (or, as of the Closing Date, is expected to be) the interim custodian with respect to the loan files for all of the Rialto Mortgage Loans.

Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated or co-originated by Rialto Mortgage. This is the sixtieth (60th) commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. Rialto Mortgage securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion and $1.66 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016 and 2017 respectively.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage and one officer of Lennar Corporation. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above. In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor

Overview. Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto Mortgage is the mortgage loan seller with respect to eleven (11) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database. To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans. A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above. The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Rialto Mortgage and relating to information in this prospectus regarding the Rialto Mortgage Loans. These procedures included:

●	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

●	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Rialto Mortgage Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus.

Legal Review. Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a due diligence questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus is accurate in all material respects. Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis—Exceptions” above. Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage

Loan in the pool in connection with material breach of a representation or warranty or a material document defect. Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Rialto Qualification Criteria”). Rialto Mortgage will engage a third party accounting firm to compare the Rialto Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a Form ABS-15G on February 2, 2018. Rialto Mortgage’s Central Index Key number is 0001592182. With respect to the period from and including October 1, 2015 to and including September 30, 2018, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Rialto Mortgage is currently an affiliate of Rialto Capital Advisors, LLC, the special servicer, and the entity(ies) (i) anticipated to purchase the Class F, Class G, Class NR, Class X-F, Class X-G and Class X-NR Certificates on the Closing Date (in each case, other than the portion of each such Class of Certificates that comprise the RR Interest), (ii) that is expected to be appointed as the initial Directing Certificateholder (other than with respect to any non-serviced mortgage loan, any servicing shift mortgage loan or any Excluded Loan with respect to the Directing Certificateholder) and (iii) that is expected to retain the RR Interest. However, on October 29, 2018, it was announced by Lennar that it has agreed to sell the Rialto investment and asset management business (which includes Rialto Capital Advisors, LLC and Rialto Capital Management, LLC, but does not include Rialto Mortgage or Rialto Holdings, which are separate and distinct from Rialto Capital Management, LLC and Rialto Capital Advisors, LLC) to investment funds managed by Stone Point Capital LLC (the "Rialto Investment/Asset Management Pending Sale"). The Rialto Investment/Asset Management Pending Sale, which remains subject to the fulfilment of certain conditions, is projected to close on November 30, 2018 or as soon after that as the conditions to the transaction are fulfilled. Following completion of the Rialto Investment/Asset Management Pending Sale, it is expected that Rialto Capital Advisors, LLC, Rialto Capital Management, LLC, the b-piece buyer and the initial directing certificateholder will no longer continue to be affiliates of Rialto Holdings, Rialto Mortgage (the retaining sponsor) or its majority owned affiliate which is expected to be the purchaser of the RR Interest and the initial risk retention consultation party.

Except as described above, as of the Closing Date, neither Rialto Mortgage nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Rialto Mortgage or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates (other than the RR Interest) at any time.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor, a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriter Entities. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned indirect subsidiary of Natixis S.A. a société anonyme à conseil d’administration (a limited liability company with a board of directors) organized under the laws of France and a credit institution licensed as a bank in France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis S.A. is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. Natixis S.A. is a publicly listed French bank on Euronext Paris. Its majority shareholder is BPCE. Natixis S.A. has three core business lines: Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research); Investment Solutions & Insurance (which includes asset management, insurance, private banking and private equity); and Specialized Financial Services (which includes factoring, leasing, consumer finance, employee savings schemes, sureties and financial guarantees, payments and securities services, distributed mainly through the two retail banking networks of the Groupe BPCE. Natixis S.A. also holds interests in certain non-core businesses referred to as “Financial Investments.” Natixis S.A. is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of November 6, 2018, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $50.46 billion and the total amount of these loans that were securitized is in excess of $25.2 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to an MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute for another mortgage loan, or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and on Annex A-1, Annex A-2 and Annex A-3, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool”.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 13, 2018. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2015 to September 30, 2018.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.00	0	0.00		1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)

(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2018. (For columns g-x)

(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)

(4)	The special servicer withdrew its demand on August 15, 2017.

Retained Interests in This Securitization

As of the Closing Date, neither NREC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, NREC or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus. CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co., one of the underwriters, and Berkeley Point Capital d/b/a Newmark Knight Frank, the primary servicer with respect to the Riverwalk II mortgage loan. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

CCRE Lending is engaged in the origination and acquisition of commercial and multifamily mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a CMBS primary issuance securitization or through a sale of whole loan interests to third-party investors. CCRE Lending originates loans primarily for securitization; however, CCRE Lending also originates subordinate mortgage loans, or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third-party investors.

In the normal course of its business, CCRE Lending may acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CCRE Lending.

CCRE Lending aggregates and warehouses the commercial and multifamily mortgage loans that it originates and acquires pending sale via a CMBS securitization.

For a description of certain affiliations, relationships and related transactions between CCRE Lending and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

CCRE Lending’s Loan Origination, Acquisition and Securitization History

Since its founding in July 2010 and through June 30, 2018, CCRE Lending has originated or acquired approximately 1,446 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $27.7 billion and has acted as a sponsor and mortgage loan seller on 78 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to continue to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to continue to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements”.

Review of CCRE Mortgage Loans Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of CCRE Lending (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. After origination of each CCRE Mortgage Loan, the CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans.

Data Comparison and Recalculation. The depositor, on behalf of CCRE Lending, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus regarding the CCRE Mortgage Loans. These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel for each CCRE Mortgage Loan completed a loan worksheet that sets forth salient loan terms and reviewed CCRE Lending’s representations and warranties set forth on Annex C and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) one or more due diligence questionnaires completed by origination counsel and/or the CCRE Deal Team, (ii) exceptions to representations and warranties compiled by origination counsel and (iii) various statistical data tapes prepared by the CCRE Deal Team. In addition, for each CCRE Mortgage Loan originated by CCRE Lending, CCRE Lending prepared and provided to legal counsel for review an asset summary, which summary includes certain loan terms and property-level information obtained during the origination process.

For each CCRE Mortgage Loan, if any, purchased by CCRE Lending or its affiliates from a third-party originator of such CCRE Mortgage Loan, CCRE Lending generally re-underwrote such Mortgage Loan to confirm whether it complied with CCRE Lending’s underwriting guidelines.

CCRE Lending prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next five (5) largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex A-3—Summaries of the Fifteen Largest Mortgage Loans”.

Other Review Procedures. For each CCRE Mortgage Loan originated by CCRE Lending, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting guidelines described below under “—CCRE Lending’s Origination Procedures and Underwriting Guidelines”, as well as to identify any material deviations from those origination and underwriting guidelines. See “—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Exceptions”.

Findings and Conclusions. Based on the foregoing review procedures, CCRE Lending found and concluded with reasonable assurance that the disclosure regarding the CCRE Mortgage Loans in this prospectus is accurate in all material respects. CCRE Lending also found and concluded with reasonable assurance that the CCRE Mortgage Loans were originated or acquired in accordance with CCRE Lending’s origination procedures and underwriting guidelines, except as described under “—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Exceptions” below. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Origination Procedures and Underwriting Guidelines

General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the origination procedures and underwriting guidelines described below; however, variations from these origination procedures and underwriting guidelines may occur as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s origination procedures and underwriting guidelines is not intended as a representation that every CCRE Mortgage Loan complies entirely with all procedures and guidelines set forth below.

Loan Analysis. The credit underwriting process for each CCRE Mortgage Loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, CCRE Lending may also engage a consultant or third-party diligence provider to assist in the underwriting or preparation of an analysis required by the above process, subject to the ultimate review and approval of CCRE Lending.

A member of the CCRE Lending team or a third-party engaged by of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio. CCRE Lending’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain mortgage loans originated or acquired by CCRE Lending may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third-party such as Wells Fargo Bank, National Association, Midland Loan Services, a Division of PNC Bank National Association, or an affiliate of CCRE Lending, Berkeley Point Capital LLC d/b/a Newmark Knight Frank; however, primary servicing may occasionally be retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which primary servicing may be retained by such subservicers post-securitization. Accordingly, from time to time, the original third-party servicer may retain primary servicing. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing.

Assessments of Property Condition

As part of the origination and underwriting process, the property assessments and reports described below will typically be obtained:

(i)   Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions

Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)   Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)   Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)   Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third-party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third-party unrelated to the borrower (such as a condominium board) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the related mortgaged property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1.

Exceptions

The CCRE Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

CCRE Lending most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 6, 2018. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including September 30, 2018, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither CCRE Lending nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, CCRE Lending or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Cantor Commercial Real Estate Lending, L.P.” has been provided by CCRE Lending.

CIBC Inc.

General

CIBC Inc. (“CIBC”), a Delaware corporation whose principal office is located in New York, New York, is a sponsor and mortgage loan seller in this transaction. CIBC is an affiliate of CIBC World Markets Corp., an underwriter for the offering of the offered certificates. CIBC is a wholly-owned subsidiary of Canadian Imperial Holdings Inc. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Bancorp USA Inc., also a Delaware corporation, which is a majority-owned subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York.

CIBC’s Commercial Mortgage Securitization Program

CIBC underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, CIBC sells the mortgage loans it originates through commercial mortgage-backed securitizations. CIBC began originating commercial and multifamily mortgage loans for securitization in 1997 and began securitizing commercial and multifamily mortgage loans in 1998. In 2010, CIBC formed a joint venture with BSSF Commercial Mortgage Member L.L.C. (“BSSF”) to originate and/or acquire and securitize fixed rate commercial and multifamily mortgage loans and invest in certain classes of the securities issued in those securitizations. The joint venture is CIBX Commercial Mortgage, LLC (“CIBX”), a Delaware limited liability company, and CIBC managed the origination and securitization process of CIBX. As of September 30, 2018, the total amount (by principal balance at the cut-off of the related securitization) of commercial mortgage loans originated and securitized by CIBC (exclusive of its services on behalf of CIBX) is in excess of $21.8 billion. In the calendar year ended December 31, 2017, CIBC originated approximately $388,365,000 of commercial mortgage loans and securitized approximately $317,934,608 of commercial mortgage loans.

The commercial mortgage loans originated or acquired by CIBC are fixed rate loans and include both smaller “conduit” loans and large loans. CIBC primarily originates mortgage loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also can originate mortgage loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. CIBC originates loans in the United States and the Commonwealth of Puerto Rico.

As a sponsor, CIBC originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with its affiliate, CIBC World Markets Corp., and other underwriters, CIBC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transactions. CIBC acts as sponsor, originator or mortgage loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these mortgage loan sellers may be affiliated with underwriters on the transactions.

Neither CIBC nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, CIBC sells the right to be appointed master servicer of its securitized mortgage loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between CIBC, as sponsor, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

CIBC’s Underwriting Guidelines and Processes

Overview. Each of the CIBC mortgage loans was originated by CIBC. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by CIBC for securitization.

However, given the unique nature of income-producing real properties, variations from these procedures and guidelines may be implemented as a result of various conditions, including a CIBC mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by CIBC. Therefore, this general description of CIBC’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated or purchased by it (or on its behalf) complies entirely with all guidelines set forth below. For important information about the circumstances that have affected the underwriting of particular CIBC mortgage loans, see “—Exceptions to CIBC’s Disclosed Underwriting Guidelines” below.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan. CIBC’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization term) of not less than 1.25x and a loan-to-value ratio of not more than 75%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and CIBC’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by CIBC and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the mortgage loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets CIBC’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets CIBC’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms. CIBC’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Escrow Requirements. CIBC may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, CIBC may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by CIBC. The typical required escrows for mortgage loans originated by CIBC are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to approximately 1/12 of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide CIBC with sufficient funds to satisfy all taxes and assessments. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or CIBC may not require the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) any Escrow/Reserve Mitigating Circumstances exist.

●	Insurance. An initial deposit and monthly escrow deposits equal to approximately 1/12 of the estimated annual property insurance premium are required to provide CIBC with sufficient funds to pay all insurance premiums. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the borrower maintains a blanket insurance policy; (ii) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may not require the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); (iii) the borrower agrees to escrow and maintain a “static” reserve in the amount equal to the aggregate amount of a fixed number of monthly escrow deposit amounts; or (iv) any Escrow/Reserve Mitigating Circumstances exist.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the mortgaged property (or may not require the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); or (ii) any Escrow/Reserve Mitigating Circumstances exist.

●	Tenant Improvement/Lease Commissions. A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances exist.

●	Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) a tenant (which may include a ground lease tenant) at the related mortgaged property or other third party is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances exist.

●	Environmental Remediation. An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; (iii) a third party unrelated to the borrower is identified as the responsible party; or (iv) any Escrow/Reserve Mitigating Circumstances exist.

CIBC may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the mortgaged property maintaining a specified debt service coverage ratio, (iv) CIBC has structured springing escrows that arise for identified risks, (v) CIBC has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, (vi) CIBC believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve, (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the CIBC mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that real property collateral. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In those cases, CIBC may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CIBC may require the borrower to remediate that violation and, subject to the discussion under “—CIBC’s Underwriting Guidelines and Processes—Escrow Requirements” above, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Title Insurance Policy. The borrower is required to provide, and CIBC reviews, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance. Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and CIBC’s insurance consultant reviews, certificates of required insurance with respect to the mortgaged property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as CIBC may require based on the specific characteristics of the mortgaged property.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CIBC mortgage loans, CIBC generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates).

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the mortgaged property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, CIBC may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the mortgaged property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. CIBC then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

●	Environmental Assessment. In most cases, a Phase I ESA will be required with respect to the real property collateral for each mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Furthermore, an Phase I ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial Phase I ESA, additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the Phase I ESA identifies conditions that would require cleanup, remedial action or any other response, CIBC either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

●	Certain of the mortgage loans may also have environmental insurance policies. See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” above.

●	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. In cases in which the engineering assessment identifies material repairs or replacements needed immediately, CIBC generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, CIBC may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zone 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports may not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Exceptions to CIBC’s Disclosed Underwriting Guidelines

One or more of the mortgage loans originated by CIBC may vary from the specific CIBC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of CIBC’s mortgage loans, CIBC or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the CIBC mortgage loans was originated with any material exceptions from CIBC’s underwriting guidelines and procedures.

Review of CIBC Mortgage Loans

General. In connection with the preparation of this prospectus, CIBC conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the CIBC mortgage loans is accurate in all material respects. The review of the CIBC mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of CIBC's affiliates (including CIBC), or, in certain circumstances, are consultants engaged by CIBC (the “CIBC Deal Team”). CIBC determined the nature, extent and timing of the review and the level of assistance provided by any third party. CIBC has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the CIBC mortgage loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the CIBC Deal Team updated CIBC’s internal origination database of loan-level and property-level information relating to each CIBC mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CIBC during the underwriting process. After origination or acquisition of each CIBC mortgage loan, the CIBC Deal Team updated the information in the database with respect to such CIBC mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the CIBC Deal Team.

CIBC created a data file (the “CIBC Data File”) containing detailed information regarding each CIBC mortgage loan from the information in the database referred to in the prior paragraph. The CIBC Data File was used by the CIBC Deal Team to provide the numerical information regarding the CIBC mortgage loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of CIBC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by CIBC, relating to CIBC mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the CIBC Data File against various source documents provided by CIBC that are described above under “—Database”;

●	comparing numerical information regarding the CIBC mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the CIBC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CIBC mortgage loans disclosed in this prospectus.

Legal Review. CIBC engaged various law firms to conduct certain legal reviews of the CIBC mortgage loans for disclosure in this prospectus. In anticipation of the securitization of each CIBC mortgage loan, origination counsel assisted in completion of certain due diligence questionnaires designed to identify certain material deviations from mortgage loan disclosures in this prospectus. In addition, origination counsel for each CIBC mortgage loan reviewed CIBC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CIBC mortgage loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain CIBC mortgage loans marked against the standard form document, and (ii) a review of due diligence questionnaires completed by the CIBC Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, for each CIBC mortgage loan with multiple mortgaged properties for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Certain Updates. On a case-by-case basis as deemed necessary by CIBC, with respect to any pending litigation that existed at the origination of any CIBC mortgage loan that is material and not covered by insurance, CIBC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. CIBC confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for CIBC mortgage loans. In addition, if CIBC became aware of a significant natural disaster in the immediate vicinity of any mortgaged property securing a CIBC mortgage loan, CIBC obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

Underwriting Standards. The CIBC Deal Team also consulted with CIBC personnel responsible for the origination of the CIBC mortgage loans to confirm that the CIBC mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described above under “—CIBC’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to CIBC’s Disclosed Underwriting Guidelines” above.

Findings and Conclusions. CIBC found and concluded with reasonable assurance that the disclosure regarding the CIBC mortgage loans in this prospectus is accurate in all material respects. CIBC also found and concluded with reasonable assurance that the CIBC mortgage loans were originated in accordance with CIBC’s origination procedures and underwriting standards, except to the extent described above under “—Exceptions to CIBC's Disclosed Underwriting Guidelines.”

Repurchases and Replacements

CIBC filed its most recent Form ABS-15G pursuant to Rule 15Ga-1 with the SEC on November 2, 2018, which covers the period from and including July 1, 2018 to and including September 30, 2018. CIBC’s CIK number is 0001548567. With respect to the period from and including October 1, 2015 to and including September 30, 2018, the following table provides information required by Rule 15Ga-1 regarding repurchase or replacement requests in connection with breaches of representations and warranties made by CIBC as a sponsor of commercial mortgage securitizations.

Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand[1]			Assets That Were Repurchased or Replaced[1]			Assets Pending Repurchase or Replacement (within cure period)[1]			Demand in Dispute[1]			Demand Withdrawn[1]			Demand Rejected[1]
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C3 (CIK # 0001209655)	X	CIBC Inc.	26	255,720,442	100	1	10,718,582	4.47	1	10,718,582	4.47	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00[2,3]

1.	The repurchase activity included herein as assets subject to demand (columns g/h/i) includes new demands received during the reporting period, if any, and demands received in prior reporting periods. Each asset included as an asset subject to demand (columns g/h/i) is also categorized and included as an asset pending repurchase or replacement within the cure period (columns m/n/o) or as a demand in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u) or (iii) the rejection of such demand (columns v/w/x), as applicable.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns g-x). The principal balances presented and used for calculations of percentages presented are principal balances as reported on trustee’s reports and servicer’s reports. The principal balances on those reports may reflect reductions based on the principal portion of any servicer advances that may have been made with respect to the related loan(s).

2.	The asset subject to the repurchase request was liquidated during, or prior to, the reporting period. For each asset that was paid off or liquidated during, or prior to, the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total CIBC pool balance as of the immediately preceding trustee’s report.

3.	At the conclusion of the trial based on the claim for repurchase, the Circuit Court of Cook County, Illinois (the “Circuit Court”) entered a judgment in favor of Wells Fargo Bank Minnesota, NA, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C3 holding that CIBC Inc. breached the representation in question. Because the asset subject to the repurchase request had already been liquidated, no repurchase was required, and damages were awarded in an amount equal to the repurchase price under the contract. The parties appealed, and on February 25, 2015, the Appellate Court of Illinois First Judicial District affirmed the Circuit Court’s judgment in its entirety. On July 21, 2015, CIBC Inc. made a payment to Wells Fargo Bank Minnesota, NA in satisfaction of such judgment, excluding post-judgment legal costs incurred by Wells Fargo Bank Minnesota, NA and owed by CIBC Inc., payment for which Wells Fargo Bank Minnesota, NA must petition. CIBC Inc., Wells Fargo Bank Minnesota, NA and the Official Unsecured Creditors Committee appointed in the Chapter 11 bankruptcy case of the related mortgagor filed a Plan of Liquidation with the United States Bankruptcy Court for the District of Colorado on December 1, 2017, which was approved on May 1, 2018 and extinguished any claim that Wells Fargo Bank Minnesota, NA had against CIBC Inc. in connection with the claim for repurchase, including any post-judgment legal costs.

Retained Interests in This Securitization

As of the Closing Date, neither CIBC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, CIBC or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under "—CIBC Inc." has been provided by CIBC.

The Depositor

UBS Commercial Mortgage Securitization Corp. is a special purpose corporation incorporated in the State of Delaware on October 12, 2011 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019. The depositor’s telephone number is (212) 713-2000. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by UBS Americas, Inc., a subsidiary of UBS AG.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Securities Exchange Act of 1934, as amended Exchange Act”), (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, UBS Commercial Mortgage Trust 2018-C14 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth under “Transaction Parties—The Trustee and the Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the asset representations reviewer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and the Certificate Administrator

Wells Fargo Bank, National Association, (“Wells Fargo Bank”) will act as the trustee, the certificate administrator, the custodian and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 265,000 employees as of March 31, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor MAC: N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage backed and asset-backed securities and collateralized debt obligations. As of March 31, 2018, Wells Fargo Bank was acting as trustee on approximately 366 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $136 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the issuing entity and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of March 31, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $446 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of March 31, 2018, Wells Fargo Bank was acting as custodian of more than 254,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsors or an affiliate of the sponsors and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its related 2017 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for such transactions. For one CMBS transaction, an administrative error caused an underpayment to certain classes and a correlating overpayment to certain classes on one distribution date in 2017. The affected distributions were revised to correct the error before the next distribution date. For the second CMBS transaction, an administrative error resulted in certain holders of definitive certificates not receiving a distribution on one distribution date in 2017. The error was corrected when the required distributions were made the next day. For the third CMBS transaction, required distributions for one distribution date in 2017 were made eight days late as a result of an inadvertent payment systems error.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee's alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo Bank are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). In September 2017, Royal Park Investments SA/NV (“Royal Park”), one of the plaintiffs in the District Court cases against Wells Fargo Bank, filed a putative class action complaint relating to two trusts seeking declaratory and injunctive relief and money damages based on Wells Fargo Bank’s indemnification from trust funds for legal fees and expenses Wells Fargo Bank incurs or has incurred in defending the District Court case filed by Royal Park. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs' claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Wells Fargo Bank and its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding Wells Fargo Bank set forth under this heading “—The Trustee and the Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee and certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMMBS”) by S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch Ratings, Inc., Morningstar Credit Ratings, LLC, DBRS, Inc. and Kroll Bond Rating Agency, Inc. Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMMBS transactions from S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC and the highest rankings as a special servicer of real estate assets under U.S. CMMBS transactions from S&P Global Ratings, a Standard & Poor’s Financial Services LLC business and Morningstar Credit Ratings, LLC. For each category, S&P Global Ratings, a Standard & Poor’s Financial Services LLC business ranks Midland as “Strong” and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Fitch Ratings, Inc. rates Midland as “CMS1” for master servicer, “CPS1” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of September 30, 2018, Midland was master and/or primary servicing approximately 34,779 commercial and multifamily mortgage loans with a principal balance of approximately $466 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,498 of such loans, with a total principal balance of approximately $176 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2015 to 2017.

Portfolio Size - Master/Primary	Calendar Year End (Approximate amounts in billions)
	2015	2016	2017
CMBS	$149	$149	$162
Other	$255	$294	$323
Total	$404	$444	$486

As of September 30, 2018, Midland was named the special servicer in approximately 322 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $156 billion. With respect to such transactions as of such date, Midland was administering approximately 88 assets with an outstanding principal balance of approximately $800 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMMBS and other servicing transactions from 2015 to 2017.

Portfolio Size - Special Servicing	Calendar Year End (Approximate amounts in billions)
	2015	2016	2017
Total	$110	$121	$145

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing holder, any Companion Loan holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and the related Intercreditor Agreement and limitations on the right of such person to replace the special servicer. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Midland is also (a) the master servicer and special servicer under the UBS 2018-C13 PSA, which governs the servicing and administration of (i) the 1670 Broadway Whole Loan and (ii) the Barrywoods Crossing Whole Loan and (b) the special servicer under the WFCM 2018-C47 PSA, which governs the servicing and administration of the Ellsworth Place Whole Loan.

Pursuant to certain interim servicing agreements between UBS AG, New York Branch or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG, New York Branch Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between NREC or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain NREC Mortgage Loans prior to their inclusion in the issuing entity.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.00125%, but which may be reduced under certain circumstances as provided in the PSA.

Pursuant to a certain servicing arrangement between Berkeley Point Capital LLC d/b/a Newmark Knight Frank or one of its affiliates, on the one hand, and Midland on the other hand, Midland acts as an interim servicer with respect to certain Mortgage Loans, including, prior to their inclusion in the issuing entity, certain of the underlying Mortgage Loans originated by CCRE Lending or one of its affiliates.

Pursuant to a primary servicing agreement entered into between Berkeley Point Capital LLC d/b/a Newmark Knight Frank, an affiliate of CCRE Lending, on the one hand, and Midland, on the other hand, Berkeley Point Capital LLC d/b/a Newmark Knight Frank has full cashiering subservicing duties with respect to one (1) of the CCRE Mortgage Loans, representing approximately 5.4% of the Initial Pool Balance.

With respect to the GNL Portfolio - PNC Bank Mortgaged Property (0.3%), PNC Bank, National Association is the only tenant.

The foregoing information regarding Midland under this section titled “—The Master Servicer” has been provided by Midland. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Midland will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Affiliated Servicer

Berkeley Point Capital LLC d/b/a Newmark Knight Frank

Berkeley Point Capital LLC, a Delaware limited liability company d/b/a Newmark Knight Frank (“NKF”) has been appointed as primary servicer for the Riverwalk II Mortgage Loan (5.4%) pursuant to a primary servicing agreement, and in such capacity, will be responsible for the primary servicing and administration of this mortgage loan. NKF is an affiliate of CCRE Lending, a sponsor, an originator and mortgage loan seller, and Cantor Fitzgerald & Co., an underwriter. NKF is a subsidiary of Newmark Group Inc., which was a subsidiary of BGC Partners, Inc. and an affiliate of Cantor Fitzgerald, L.P. On November 13, 2018, BGC Partners, Inc. announced that it would spin off Newmark Group, Inc. to its stockholders through a special pro rata stock dividend. The spin-off is expected to become effective November 30,

2018. After the spin-off NKF and Newmark Group, Inc. are expected to continue to be affiliates of Cantor Fitzgerald, L.P.

The principal executive offices of NKF are located at 7700 Wisconsin Avenue, Suite 1100, Bethesda, Maryland 20814 and principal servicing office of NKF is located at 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110 and its telephone number is (877) 526-3562.

NKF serves as primary servicer in various transactions and is rated as a primary servicer and special servicer. Current ratings are listed below.

Servicer Rating Type	Fitch	S&P	KBRA
Primary Servicer	CPS2	Above Average	Approved
Special Servicer	CSS3+	Average	Approved-multifamily

Together with its predecessor entities, NKF has originated and serviced commercial real estate loans for over 25 years. Directly or through its affiliates, NKF originates and acts as primary servicer for commercial and multifamily loans for properties across the United States through programs offered by Fannie Mae, Freddie Mac, Ginnie Mae/FHA, Life Companies, and CMBS. NKF is a Fannie Mae DUS™, Freddie Mac Program Plus® and MAP- and LEAN-approved FHA lender and servicer, and a Ginnie Mae Issuer. It has been named special servicer on nine Freddie Mac K-Series or SB-Series securitizations, the first in 2009, one in 2013, two in 2015, four Freddie Mac SB-Series securitization in 2017 and one in 2018. In addition to its primary and special servicing assignments, NKF also provides limited servicing on CMBS loans originated directly or through an affiliate. The firm has offices located in Bethesda, Maryland, Blue Bell, Pennsylvania, Boston, Massachusetts, Dallas, Texas, Irvine, California, New York, New York, Raleigh, North Carolina, Portland, Oregon, San Diego, California, Santa Monica, California, Seattle, Washington, and Tampa, Florida.

As of September 30, 2018, NKF’s primary servicing portfolio was comprised of approximately 2,096 loans with an aggregate outstanding principal balance of approximately $39.83 billion, of which NKF is the primary servicer through sub-servicing agreements with master servicers on 154 Freddie Mac K-Series securitizations for 506 loans with an approximate aggregate outstanding principal balance of approximately $11.81 billion, and 117 commercial mortgage loans with an aggregate outstanding principal balance of approximately $2.62 billion in other CMBS securitizations.

The following table sets forth information about the various pools of loans primarily serviced by NKF as of the dates indicated:

CMBS Pools	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017
Primary Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance	$7.82 billion	$11.21 billion	$14.48 billion
By Number	99 pools (313 loans)	133 pools (444 loans)	176 pools (597 loans)
Limited Subservicing Portfolio By Approximate Aggregate Unpaid Principal Balance	$14.05 billion	$15.83 billion	$15.67 billion
By Number	49 pools (830 loans)	58 pools (928 loans)	63 pools (957 loans)

The commercial real estate loans that NKF originates and for which NKF provides servicing may include mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans backing the series UBS 2018-C14 certificates. Accordingly, the assets that NKF services as well as assets originated and/or owned by it or its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

NKF has developed policies and procedures for the performance of its servicing obligations in compliance with applicable USAP and Reg AB servicing standards. NKF uses the Enterprise! Servicing system and generally utilizes technology infrastructure to bolster and facilitate controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution and commercially appropriate standardization and automation to provide for improved accuracy, efficiency, transparency, monitoring and controls. Through its web portal, Portfolio Investor Insight®, NKF provides its investors access to data and reports for the loans that it services. Borrowers may also access monthly statements as well as current and historical loan information through a password protected website, Borrower Insight®.

NKF may from time to time engage consultants to perform property inspections and to provide asset management on certain properties. NKF does not have any material primary advancing obligations with respect to the CMBS pools as to which it is a primary servicer, and accordingly NKF does not believe that its financial condition will have any adverse effect on the performance of its duties under the series UBS 2018-C14 pooling and servicing agreement nor any material impact on the mortgage pool performance or the performance of the series UBS 2018-C14 certificates.

NKF will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, NKF may have custody of certain of such documents as necessary for the performance of its duties with respect to underlying Mortgage Loans or otherwise. To the extent that NKF has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

NKF is not an affiliate of any of the sponsors, the issuing entity, the depositor, the master servicer, the trustee or any originator other than CCRE Lending and is not an affiliate of any underwriter other than Cantor Fitzgerald & Co. Other than its relationship with CCRE Lending and Cantor Fitzgerald & Co. (and indirectly any relationships of those two entities disclosed elsewhere in this prospectus), there are no specific relationships involving or relating to this transaction or the securitized mortgage loans between NKF or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between NKF or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the series UBS 2018-C14 certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which NKF is acting as primary or special servicer has experienced an event of default as a result of any action or inaction performed by NKF in such capacity. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by NKF with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which NKF was acting as primary servicer or special servicer.

From time to time, NKF and its affiliates are parties to lawsuits and other legal proceedings by governmental authorities or other entities arising in the ordinary course of business. NKF does not believe that any such current lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer or be material to a series UBS 2018-C14 certificateholder.

As of the Closing Date, neither NKF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, other than NKF’s right to servicing compensation as described in this prospectus. However, NKF or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under this heading “—Berkeley Point Capital LLC d/b/a Newmark Knight Frank” has been provided by NKF and neither the depositor nor any underwriter takes any responsibility for such information or makes any representation or warranty as to its accuracy or completeness.

Summary of NKF Primary Servicing Agreement

General. NKF has acquired the right to be appointed as the primary servicer of the Riverwalk II Whole Loan, which includes the Riverwalk II Mortgage Loan (the “NKF Primary Serviced Mortgage Loan”). Accordingly, Midland, as master servicer, and NKF, as primary servicer, will enter into a primary servicing agreement, dated as of December 1, 2018 (the “NKF Primary Servicing Agreement”). The primary servicing of the NKF Primary Serviced Mortgage Loan will be governed by the NKF Primary Servicing Agreement. The following summary describes certain provisions of the NKF Primary Servicing Agreement relating to the primary servicing and administration of the NKF Primary Serviced Mortgage Loan. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the NKF Primary Servicing Agreement.

Summary of Duties. With respect to the NKF Primary Serviced Mortgage Loan, NKF, as primary servicer, will be responsible for performing the primary servicing of the NKF Primary

Serviced Mortgage Loan in a manner consistent with the PSA and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such mortgage loan as approved by the master servicer;

●	(i) within 5 business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) within 5 business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of a mortgage loan representation, (iii) promptly providing the master servicer with any documentation in NKF’s possession reasonably requested by the master servicer and (iv) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller;

●	collecting monthly payments and escrow and reserve payments and maintaining a segregated primary servicer collection account and applicable escrow and reserve accounts to hold such collections;

●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to NKF, as primary servicer;

●	preparing such reports, including a day one report, monthly remittance report and such other reports as reasonably requested by the master servicer from time to time;

●	collecting monthly and quarterly borrower reports, rent rolls and operating statements;

●	performing annual inspections of the related mortgaged property and providing inspection reports to the master servicer;

●	monitoring borrower insurance obligations on such loans and related specially serviced loans and obtaining such property level insurance when the borrower fails to maintain such insurance;

●	maintaining errors and omissions insurance and an appropriate fidelity bond;

●	notifying the master servicer of any borrower requests or transactions; provided, however, that NKF will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer;

●	promptly notifying master servicer of any defaults under the NKF Primary Serviced Mortgage Loan, collection issues or customer issues; provided that NKF will not take any action with respect to enforcing such loans without the prior written approval of the master servicer;

●	in connection with any request for materials by the asset representations reviewer with respect to the PSA or any other asset representations reviewer, promptly providing master servicer with any documents requested by the master servicer and cooperating with the master servicer in connection with its obligations relating to such request; and

●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by NKF under the NKF Primary Servicing Agreement,

NKF will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

NKF’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

NKF will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by NKF with respect to the NKF Primary Serviced Mortgage Loan for audit and review. NKF will not take any action (whether or not authorized under the NKF Primary Servicing Agreement) that would result in the imposition of a tax on any portion of the issuing entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC. NKF will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the issuing entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

NKF will also timely provide such certifications, reports and registered public accountant attestations required by the NKF Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and NKF will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that NKF is able to perform its obligations under the NKF Primary Servicing Agreement and the master servicer is able to perform its supervisory authority over NKF. NKF will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the NKF Primary Servicing Agreement.

NKF will have no obligation to make any principal and interest advance or any servicing advances. NKF will not make any Major Decisions, Special Servicer Decisions or take any other action requiring the approval of the master servicer under the NKF Primary Servicing Agreement without the prior written approval of the master servicer.

Such consent may be subject to: (a) the prior approval of the special servicer, the Directing Certificateholder or any mezzanine loan lender, as applicable, if so required under the PSA or the related Mortgage Loan documents, which approval may be withheld in such person’s sole discretion, and (b) obtaining any Rating Agency Confirmation required under the PSA or the related Mortgage Loan documents, which confirmation may be withheld in such person’s sole discretion. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the NKF Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the Servicing Fee with respect to the NKF Primary Serviced Mortgage Loan under the PSA. NKF is not entitled to any Prepayment Interest Excess. NKF will be entitled to such additional servicing compensation as set forth in the NKF Primary Servicing Agreement. Generally, if received and the master servicer is entitled to retain such amounts under the PSA, NKF will also be entitled to retain, with respect to the NKF Primary Serviced Mortgage Loan, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	100% of the master servicer’s share of late payment charges, demand charges and default interest to the extent NKF is performing the related collection work and to the extent not required to offset (a) interest on Advances or (b) certain additional trust fund expenses incurred with respect to the NKF Primary Serviced Mortgage Loan;

●	100% of the master servicer’s share of any charges for beneficiary statements to the extent such beneficiary statements were prepared by NKF and amounts collected for checks returned for insufficient funds relating to the accounts held by NKF;

●	50% of the master servicer’s share of any Excess Modification Fees, assumption application fees, assumption, waiver, consent and earnout fees, review fees and similar fees; and

●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by NKF.

NKF will not be entitled to any Additional Primary Servicing Compensation in the form of fees earned with respect to the processing of any Special Servicer Decision performed by the special servicer; provided, however, that if the master servicer and NKF mutually agree that NKF will process any Special Servicer Decision following approval of such decision by the special servicer and NKF processes such Special Servicer Decision, NKF will be entitled to the applicable fee as described above.

NKF will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which NKF is not entitled to retain. Except as otherwise provided, NKF will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the NKF Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither NKF nor any partners, directors, officers, shareholders, members, managers, employees or agents of NKF (the “NKF Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the NKF Primary Servicing Agreement, or for errors in judgment. However, this will not protect the NKF Parties against any liability which would be imposed by reason of any breach of warranties or representations made in the NKF Primary Servicing Agreement, or against any liability that would otherwise be imposed on NKF by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the NKF Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its obligations and duties under the NKF Primary Servicing Agreement or by reason of its negligent disregard of its obligations and duties under the NKF Primary Servicing Agreement. The NKF Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the NKF Primary Servicing Agreement (collectively, the “Losses“) incurred by NKF (1) by reason of the master servicer’s willful misconduct, bad faith, negligence in the performance of its obligations and duties under the NKF Primary Servicing Agreement or negligent disregard of its obligations and duties under the NKF Primary Servicing Agreement or (2) in connection with, or relating to, the NKF Primary Servicing Agreement, the NKF Primary Serviced Mortgage Loan or the Certificates, other than any Losses incurred by NKF (i) that are specifically required to be borne by NKF without right of reimbursement pursuant to the terms of the NKF Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by NKF or (B) willful misconduct, bad faith or negligence of NKF in the performance of its respective obligations and duties under the NKF Primary Servicing Agreement or negligent disregard of its respective obligations and duties under the NKF Primary Servicing Agreement; provided, however, that the indemnification under clause (2) above will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the issuing entity on behalf of NKF for such indemnification.

NKF will indemnify and hold harmless the master servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the master servicer by reason of (1) any breach by NKF of a representation or warranty made by NKF in the NKF Primary Servicing Agreement or (2) any willful misconduct, bad faith or negligence by NKF in the performance of its respective obligations and duties under the NKF Primary Servicing Agreement or under the PSA or by reason of negligent disregard of such obligations and duties.

Resignation. The NKF Primary Servicing Agreement will generally provide that NKF may not resign from the obligations and duties imposed on it under the NKF Primary Servicing Agreement unless NKF provides to the master servicer sixty (60) days prior written notice of such resignation or such lesser notice as may be acceptable to the master servicer to enable the master servicer to assume all of NKF’s rights, powers, duties and obligations under the NKF Primary Servicing Agreement.

Termination. The NKF Primary Servicing Agreement will be terminated with respect to NKF if any of the following occurs:

●	the master servicer elects to terminate NKF following a NKF Primary Servicer Termination Event (as defined below);

●	at the depositor’s request (to the extent the depositor has the right to request termination of NKF under the PSA) pursuant to the final two bullets listed under NKF Primary Servicer Termination Events below;

●	upon resignation by NKF;

●	in the event the NKF Primary Serviced Mortgage Loan becomes a specially serviced loan or is substituted, defeased, purchased or repurchased pursuant to the PSA; or

●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee or a successor master servicer, then the trustee or such successor master servicer will, without act or deed on the part of the trustee or such successor master servicer, as applicable, succeed to all of the rights and obligations of the master servicer under the NKF Primary Servicing Agreement.

“NKF Primary Servicer Termination Event”, means any one of the following events:

●	any failure by NKF to remit to the accounts maintained by NKF or to the master servicer, any amount required to be so remitted by NKF;

●	any failure on the part of NKF duly to observe or perform in any material respect any of the other covenants or obligations which continues unremedied for a period of 20 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 3 business days in the case of NKF’s obligations under the NKF Primary Servicing Agreement in respect of Exchange Act reporting items (after any applicable grace periods) or (ii) 10 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the NKF Primary Servicing Agreement or such shorter period (not less than 1 business day) as may be required to avoid the lapse of insurance) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to NKF by the master servicer, provided, however, that if such failure with a 20 day cure period is capable of being cured and NKF is diligently pursuing such cure, such 20 day period will be extended for an additional 20 days; provided that NKF has commenced to cure such failure within the initial 20 day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

●	any breach on the part of NKF of any representation or warranty made pursuant to the NKF Primary Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 20 days after the date on which notice of such breach, requiring the same to be remedied, will have been given to NKF by the master servicer, provided, however, that if such breach is capable of being cured and NKF is diligently pursuing such cure, such 20 day period will be extended for an additional 20 days; provided that NKF has commenced to cure such failure within the initial 20 day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against NKF and such decree or order will have remained in force, undischarged, undismissed or unstayed for a period of 45 days;

●	NKF consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to NKF, or of or relating to all or substantially all of its property;

●	NKF admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;

●	any of the Rating Agencies has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or (B) placed one or more classes of certificates on “watch status” in contemplation of rating downgrade or withdrawal (and in the case of clauses (A) or (B), such action has not been withdrawn by such Rating Agency within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such Rating Agency publicly cited servicing concerns with the master servicer (because of actions of NKF) or NKF as the sole or a material factor in such rating action;

●	a Servicer Termination Event by the master servicer under the PSA, which Servicer Termination Event occurred as a result of the failure of NKF to perform any obligation required under the NKF Primary Servicing Agreement;

●	the failure of NKF to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the NKF Primary

Servicing Agreement, which continues unremedied for 5 days after the date on which written notice of such failure, requiring the same to be remedied, will have been given to NKF by the master servicer;

●	NKF (or any subservicer of NKF appointed pursuant to NKF Primary Servicing Agreement), fails to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor under Article XI of the PSA or under the NKF Primary Servicing Agreement or to the applicable master servicer under any other pooling and servicing agreement that the depositor is a party to; or

●	NKF (or any subservicer of NKF appointed pursuant to NKF Primary Servicing Agreement), fails to perform in any material respect any of its covenants or obligations contained in the NKF Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required for any party to the PSA to perform its obligations under Article XI of the PSA or under the Exchange Act reporting items required under any other pooling and servicing agreement that the depositor is a party to.

Notwithstanding the foregoing, upon any termination of NKF, NKF will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the NKF Primary Serviced Mortgage Loan to the master servicer or its designee.

The foregoing information regarding the NKF Primary Servicing Agreement set forth in this “—Summary of NKF Primary Servicing Agreement” section has been provided by Midland.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), is expected to act as the special servicer and in such capacity is expected to initially be responsible for the servicing and administration of Specially Serviced Loans (other than any Excluded Special Servicer Loan, any servicing shifted mortgage loans and any non-serviced whole loan) and REO Properties (in such capacity, the “Special Servicer”)as well as the reviewing of certain Major Decisions and other transactions relating to Mortgage Loans and other Special Servicer Decisions for all of the Mortgage Loans (other than any Excluded Special Servicer Loan and any non-serviced whole loan) pursuant to the PSA.

Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager. Currently, each of Rialto and RCM is an indirect wholly-owned subsidiary of Lennar, a national homebuilder. However, on October 29, 2018, it was announced by Lennar that it has agreed to sell the Rialto investment and asset management business (which includes Rialto and RCM, but does not include Rialto Mortgage or Rialto Holdings, which are separate and distinct from RCM and Rialto) to investment funds managed by Stone Point Capital LLC.

The Rialto Investment/Asset Management Pending Sale, which remains subject to the fulfilment of certain conditions, is projected to close on November 30, 2018 or as soon after that as the conditions to the transaction are fulfilled. The Rialto investment and asset management business will continue to be led by its current management following the closing of the Rialto Investment/Asset Management Pending Sale. Additionally, upon completion of the Rialto Investment/Asset Management Pending Sale, it is expected that none of Rialto, RCM, the b-piece buyer and the initial directing certificateholder will continue to be affiliated with Rialto Holdings, Rialto Mortgage (the retaining sponsor) or its majority owned affiliate that is expected to be the purchaser of the RR Interest and to be the initial risk retention consultation party or with Lennar. Stone Point Capital LLC is a private equity firm based in Greenwich Connecticut that targets investments in the global financial services industry. As of June 30, 2018, RCM was the sponsor of, and certain of its affiliates were investors in, twelve private equity funds (collectively, the “Funds”) and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $5.2 billion of regulatory assets under management in the aggregate. Twelve of such Funds and investment vehicles are focused on distressed and value-add real estate related investments and/or commercial mortgaged-backed securities, ten of such Funds and investment vehicles are focused on investments in commercial mortgage-backed securities and six of such Funds and investment vehicles are focused on mezzanine debt and credit investments.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $6.5 billion in face value of subordinate, newly-originated commercial mortgage-backed securities certificates in approximately 99 different securitizations totaling approximately $104 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions. Additionally, senior personnel at RCM have organized and structured seven non-performing loan securitizations beginning in 2012, totaling $956 million of bonds sold.

RCM has approximately 230 employees as of June 30, 2018 and is headquartered in Miami with two other main offices located in New York City and Atlanta. RCM’s commercial real estate platform has additional offices across the United States and in Europe.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of June 30, 2018, Rialto and its affiliates were actively special servicing approximately 159 portfolio loans with a principal balance of approximately $200 million and were responsible for approximately 159 portfolio REO assets with a principal balance of approximately $209 million.

Rialto is also currently performing special servicing for approximately 103 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 7,312 assets with an original principal balance at securitization of approximately $106 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2014	As of 12/31/2015	As of 9/30/2016	As of 12/31/2016	As of 12/31/2017	As of 6/30/2018
Number of CMBS Pools Named Special Servicer	45	59	70	75	90	103
Approximate Aggregate Unpaid Principal Balance(1)	$49.2 billion	$63.6 billion	$73 billion	$79 billion	$91.8 billion	$106 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	28	17	37	37	77	96
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$126.9 million	$141.9 million	$325 million	$320 million	$1.1 billion	$1.5 billion
(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the special servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.

Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, that are material to the Certificateholders.

Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is currently an affiliate of Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, and the majority-owned affiliate of Rialto Mortgage Finance, LLC, which entity is expected to be the holder of the RR Interest and risk retention consultation party. Rialto and Rialto Mortgage Finance, LLC are also currently affiliates of the entities (a)(i) anticipated to purchase the Class F, Class G, Class NR, Class X-F, Class X-G and Class X-NR Certificates on the Closing Date (in each case, other than the portion of each such Class of Certificates that comprise the RR Interest) and (ii) that are expected to retain the RR Interest and (b) is expected to be appointed as the initial directing holder (other than with respect to any non-serviced mortgage loan, any servicing shift mortgage loan or any Excluded Loan with respect to the Directing Certificateholder). Except as described above, neither Rialto nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization. However, subject to closing of the Rialto Investment/Asset Management Pending Sale on November 30, 2018 or as soon after that as the conditions to the transaction are fulfilled, it is expected that Rialto Capital Advisors, LLC, Rialto Capital Management, LLC, the b-piece buyer and the initial directing certificateholder will no longer continue to be affiliates of Rialto Mortgage Finance, LLC (the retaining sponsor) or its majority owned affiliate that is expected to be the purchaser of the RR Interest and initial risk retention consultation party.

From time to time, Rialto and/or its affiliates may purchase securities, including CMBS certificates. Rialto and/or its affiliates may review this prospectus and purchase certificates issued in this offering, including in the secondary market. Any such party will have the right to dispose of such certificates at any time, except with respect to the RR Interest.

The foregoing information regarding Rialto under this section titled “—The Special Servicer” has been provided by Rialto. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Rialto, in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Rialto, in its capacity as special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Pari Passu Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of September 30, 2018, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $176.6 billion issued in 210 transactions.

As of September 30, 2018, Park Bridge Lender Services was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $73.1 billion issued in 83 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

Credit Risk Retention

General

Pursuant to Section 15G of the Exchange Act as added by Section 931 of the Dodd-Frank Act and implemented by Regulation RR (15 U.S.C. §78o-11) (the “Credit Risk Retention Rules”), a sponsor of certain types of asset-backed securities is required, either directly or through one or more majority-owned affiliates, to retain a portion of the credit risk of the asset-backed securities transaction. As a consequence of the Credit Risk Retention Rules, Rialto Mortgage, one of the sponsors of this transaction (and an affiliate of Rialto Capital Advisors, LLC, the special servicer) will agree to act as the retaining sponsor (in such capacity, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules (but only for so long as such rules remain in effect). The Retaining Sponsor intends to cause its majority-owned affiliate to purchase for cash from the underwriters and the initial purchasers and retain the RR Interest. Therefore, on the Closing Date, Rialto Mortgage, through a majority-owned affiliate, is expected to purchase for cash from the underwriters and the initial purchasers at least 5.0% of the initial Certificate Balance or Notional Amount, as applicable, of each class of certificates in such amounts as set forth below:

Class	Approx. Initial Certificate Balance/Notional Amount to be Retained
Offered Certificates
A-1	$1,124,000
A-2	$1,527,000
A-SB	$2,087,000
A-3	$9,737,000
A-4	$8,309,000
X-A	$22,784,000
X-B	$6,022,000
A-S	$2,970,000
B	$1,628,000
C	$1,424,000

Non-Offered Certificates
X-D	$1,546,000
X-F	$814,000
X-G	$326,000
X-NR	$1,058,000
D	$895,000
E	$651,000
F	$814,000
G	$326,000
NR	$1,058,000
R	NAP

The certificates described above are referred to in this prospectus collectively as the “RR Interest”. The RR Interest is intended to meet the definition of an “eligible vertical interest,” as such term is defined in the Credit Risk Retention Rules.

Rialto Mortgage originated or acquired approximately 18.4% of the aggregate Initial Pool Balance.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are modified, repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, neither the Retaining Sponsor nor any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Material Terms

For a description of the material terms of the classes of certificates that comprise the RR Interest, see “Description of the Certificates” and “Pooling and Servicing Agreement—The Risk Retention Consultation Party”. You are strongly urged to review this prospectus in its entirety.

Qualifying CRE Loans

The Retaining Sponsor has determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in the Credit Risk Retention Rules) and to hold or cause the RR Interest to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the RR Interest. These restrictions provide that (i) the Retaining Sponsor may not transfer its RR Interest, except to a “majority-owned affiliate” (as defined in, and in accordance with, the Credit Risk Retention Rules), (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions if payments on the hedge instrument are materially related to the credit risk of the RR Interest and the hedge position would limit the financial exposure to the credit risk of the RR Interest, and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the RR Interest as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the RR Interest in a manner that is in compliance with the Credit Risk Retention Rules.

Pursuant to the Credit Risk Retention Rules, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date; or (iii) two years after the Closing Date. However, if the Credit Risk Retention Rules are modified or repealed, the Retaining Sponsor may choose to comply with such Credit Risk Retention Rules as are then in effect.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing

Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2018-C14 will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-NR certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class NR and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5% and further subject to the discussion in the footnotes below):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$22,465,000
A-2	$30,533,000
A-SB	$41,722,000
A-3	$194,737,000
A-4	$166,162,000
X-A	$455,619,000
X-B	$120,414,000
A-S	$59,393,000
B	$32,544,000
C	$28,477,000
Non-Offered Certificates
X-D	$30,917,000
X-F	$16,272,000
X-G	$6,509,000
X-NR	$21,153,976
D	$17,899,000
E	$13,018,000
F	$16,272,000
G	$6,509,000
NR	$21,153,976
R	NAP

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $455,619,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $120,414,000. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $30,917,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $16,272,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $6,509,000. The Notional Amount of the Class X-NR certificates will equal the Certificate Balance of the Class NR certificates outstanding from time to time. The initial Notional Amount of the Class X-NR certificates will be approximately $21,153,976.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in January 2019.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator (if such certificate administrator is not Wells Fargo Bank) is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA and/or Intercreditor Agreement) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the close of business on the related P&I Advance Date (inclusive of any amounts transferred to the Distribution Account on or before such P&I Advance Date), exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), an amount equal to the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any amounts actually collected on a Mortgage Loan that represent late payment charges, demand charges or default interest, other than Prepayment Premiums, Yield Maintenance Charges;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)  the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means with respect to (i) any Mortgage Loan or Companion Loan, as applicable, on or prior to its maturity date, the day of the month set forth in the related mortgage note on which each Periodic Payment is scheduled to be first due, (ii) any Mortgage

Loan or Companion Loan, as applicable, after its maturity date, the day of the month set forth in the related mortgage note on which each Periodic Payment on such Mortgage Loan or Companion Loan, as applicable, had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related mortgage note on which each Periodic Payment on the related Mortgage Loan or Companion Loan, as applicable, had been scheduled to be first due.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds. The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-NR certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)       prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount up to the Principal Distribution Amount (or the portion of it remaining after any distributions specified in clause (a) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-1 certificates are reduced to zero;

(c)  to the Class A-2 certificates, in an amount up to the Principal Distribution Amount (or the portion of it remaining after any distributions specified in clauses (a) and (b) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)  to the Class A-3 certificates, in an amount up to the Principal Distribution Amount (or the portion of it remaining after any distributions specified in clauses (a), (b)

and (c) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)  to the Class A-4 certificates, in an amount up to the Principal Distribution Amount (or the portion of it remaining after any distributions specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-4 certificates is reduced to zero; and

(f)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)       on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata (based upon their respective Certificate Balances), up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates and the Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates and the Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution

Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the E certificates and the Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the E certificates, the Class F certificates and the Class G certificates have been reduced to zero, to the Class NR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class NR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 3.3788%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 4.2569%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 4.3910%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 4.1803%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 4.4480%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 4.7494%, subject to a maximum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 5.1009%, subject to a maximum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 3.0000%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to 3.0000%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to 4.0498%, subject to a maximum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to 4.0498%, subject to a maximum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class NR certificates will be a per annum rate equal to 4.0498%, subject to a maximum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-NR certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class NR certificates for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Principal Shortfall for that Distribution Date,

(b)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date after the initial Distribution Date with respect to the Mortgage Loans means the amount, if any, by which (1) the related Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth on Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth on Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)   the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)   all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)   the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)   any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)   the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)   the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance.

Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, Insurance and Condemnation Proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage

Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion

Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees or Workout Fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to such Classes of Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as described above, and (3) to the Class X-B certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class X-F, Class X-G, Class X-NR, Class F, Class G, Class NR or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	September 2023
Class A-2	October 2023
Class A-SB	July 2028
Class A-3	October 2028
Class A-4	November 2028
Class X-A	NAP
Class X-B	NAP
Class A-S	November 2028
Class B	November 2028
Class C	November 2028

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final

Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2051. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on the P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)   the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)   the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards, unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of the covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR

certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class NR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class NR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class NR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class NR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”).

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the applicable Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and the Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the AB Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) with respect to any Mortgage Loan that permits additional debt or mezzanine debt (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the Interest Distribution Amount, the Interest Accrual Amount and the amount of any Interest Shortfall, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for on Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)    a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible, absent manifest error, for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA)

●	a CREFC® loan periodic update file; and

●	a CREFC® Appraisal Reduction Amount template (if provided for such Distribution Date).

No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day),

the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL File.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties that do not relate to Non-Serviced Mortgage Loans), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2019, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the Closing Date, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2018, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer becomes a Borrower Party, the special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and which may include any operating advisor report regarding the special servicer’s net present value determination or any Appraisal Reduction Amount calculations, and any officer’s certificates supporting any determination that an Advance was (or, if made, would be) a Nonrecoverable Advance, or other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (to the extent such person is not a Certificateholder), a beneficial owner of a Certificate, a Companion Holder or a prospective purchaser of a Certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, RealINSIGHT and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans), as applicable, may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that, with respect to a Specially Serviced Loan, for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the Operating Advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information related to an Excluded Loan as to such party).

The information provided to the Risk Retention Consultation Party with respect to an Excluded Loan as to such party for which it has become a Borrower Party will be limited as described under “—Information Available Electronically” and “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

o	this prospectus;

o    the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

o    any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date Statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files; and

o    the CREFC® Reports, other than the CREFC® loan setup file and the special servicer loan file (provided that they are received by the certificate administrator);

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

o    the summary of any Final Asset Status Report as provided by the special servicer;

o    any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

o	any appraisals delivered in connection with any Asset Status Report;

o    a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis (provided that it is received by the certificate administrator);

o	any CREFC® appraisal reduction template received by the certificate administrator; and

o	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

o    notice of any release based on an environmental release under the PSA;

o    notice of any waiver, modification or amendment of any term of any Mortgage Loan;

o    notice of final payment on the certificates;

o    all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

o    any notice of resignation or termination of the master servicer or special servicer;

o    notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o    any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

o    any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o    notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o    notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o    any notice of termination of a sub-servicer;

o    officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o    any notice of the termination of the issuing entity;

o    any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

o    any notice of the occurrence of an Operating Advisor Termination Event;

o    any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o    any Proposed Course of Action Notice;

o    any assessment of compliance delivered to the certificate administrator;

o    any Attestation Reports delivered to the certificate administrator;

o    any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

o    any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and the certificate administrator will, in addition to posting the applicable notices on the “Risk Retention Special Notices” tab, provide email notification to any Privileged Person (other than market data providers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA, and each of the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines in its respective sole discretion that (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum will not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, the depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in

DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee or the certificate administrator to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any written request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group - UBS 2018-C14

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) a current list of Certificateholders. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related

Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)      the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case, with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)     an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)      the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)      an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)      the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)     originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)    the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)     any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)      an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)     the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)     the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    with regard to any related Mortgaged Properties that are hotel properties subject to any franchise agreements, comfort letters or similar agreements, the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)     the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)    the original or a copy of any related mezzanine intercreditor agreement;

(xviii)   a copy of all related environmental insurance policies; and

(xix)    a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Controlling Companion Loan on or about the applicable Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)         A copy of each of the following documents:

(i)        the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case, with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)      any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), in each case, with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)      all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)        the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)       any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)      any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)     any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)      any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)       any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)      any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)     any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)     all related environmental reports; and

(xiv)     all related environmental insurance policies;

(b)        a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)        for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)         a copy of the applicable mortgage loan seller’s asset summary;

(j)         a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)        a copy of all zoning reports;

(l)         a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)        a copy of all UCC searches;

(o)        a copy of all litigation searches;

(p)        a copy of all bankruptcy searches;

(q)        a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)        a copy of organizational documents of the related mortgagor and any guarantor;

(t)         unless already included in the origination settlement statement, a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)        a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)        unless already included in the environmental reports, a copy of any closure letter (environmental); and

(w)       a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications or credit underwriting analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth on Annex D-1, and will be made as of the date set forth in the related MLPA, subject to certain exceptions to such representations and warranties as set forth on Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a

“qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i) such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”) or, if earlier, such mortgage loan seller’s discovery of a Material Defect, except in the case of the following clause (ii); or

(ii) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material

Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not (i) an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or (ii) a Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date), with the consent of the Directing Certificateholder), are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. The special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing). In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, any related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the special servicer to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan (or any related REO Loan), the “Purchase Price” is equal to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (including, for such purpose, to the extent required pursuant to the succeeding paragraph, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (including, for such purpose, to the extent required pursuant to the succeeding paragraph, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time, to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (including, for such purpose, to the extent required pursuant to the succeeding paragraph, the related Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (including, for such purpose, to the extent required pursuant to the succeeding paragraph, the related Companion Loan, if any) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

Solely with respect to any Serviced Whole Loan to be sold as a Defaulted Loan, “Purchase Price” will mean the amount calculated in accordance with the preceding paragraph in respect of the related Whole Loan, including, for such purposes, the Mortgage Loan and the related Companion Loan, as applicable. With respect to any REO Property to be sold by the special servicer for the Purchase Price in accordance with the PSA, “Purchase Price” will mean the amount calculated in accordance with the preceding paragraph in respect of the related REO Loan (including any related Companion Loan). With respect to any sale to any related Companion Holder or mezzanine lender, the “Purchase Price” will be allocated between the related Mortgage Loan and Companion Loan, as applicable, in accordance with the provisions of the related Intercreditor Agreement. Notwithstanding the foregoing, with respect to any repurchase pursuant to the related Mortgage Loan Purchase Agreement and the termination of the Trust, the “Purchase Price” will not include any amounts payable in respect of any related Companion Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)  have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)  have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)  have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or, if the applicable mortgage loan seller elects to make a Loss of Value Payment, the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by the master servicer, the special servicer, the certificate administrator, the trustee or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to each Servicing Shift Whole Loan only while the PSA governs the servicing of the related Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of a Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the applicable Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related

Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but (other than a non-recoverability determination by the special servicer) is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may rely on the non-recoverability determination of the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer, related Non-Serviced Special Servicer and related Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (each, a “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on or before the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates including to reimburse for Realized Losses previously allocated to such certificates and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in either its own name or in the name of the limited liability company wholly owned by the Trust and which is managed by the special servicer formed to hold title to the foreclosure property on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the applicable Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)   to remit on or before each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date received by the master servicer in the applicable one month period ending on the related Determination Date, if any;

(ii)   to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)   to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)   to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)   to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)   to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)   to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)  to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)   to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)   to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)   to recoup any amounts deposited in the Collection Account in error;

(xii)  to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, or CREFC®, as the case may be, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii) to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)  to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)   to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi) to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii) to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)   to reimburse the operating advisor for any Operating Advisor Expenses incurred by and reimbursable to it by the issuing entity pursuant to the PSA;

(xx)   to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)   to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan and any REO Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Pari Passu Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicer(2)	With respect to (i) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of the Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, a portion of the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan (excluding any related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan after the related Servicing Shift Securitization Date) or Serviced Whole Loan (or such lesser amount as the master servicer or special servicer, as applicable, collects from the related borrower with respect to such Mortgage Loan or Serviced Whole Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding any Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, the sum of: (i) $15,000, plus (ii) $1,500 per additional Mortgaged Property in excess of one Mortgaged Property with respect to such Delinquent Loan, plus (iii) $2,000 per Mortgaged Property subject to a ground lease with respect to such Delinquent Loan, plus (iv) $1,000 per Mortgaged Property with respect to such Delinquent Loan subject to a franchise, hotel management or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if (i) the related mortgage loan seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the application of Realized Losses to such certificates and the related mortgage loan seller fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee or a Workout Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00250% to 0.06125%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees (whether or not processed by the special servicer);

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees (whether or not processed by the special servicer);

●	100% of charges by the master servicer collected for checks returned for insufficient funds with respect to accounts held by the master servicer;

●	100% of charges for beneficiary statements actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements are prepared by the master servicer;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	late payment charges, demand charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges, demand charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses

(excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan, as applicable.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.2500% and the per annum rate that would result in a special servicing fee of $5,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans or REO Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at the maturity date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The special servicer will not be entitled to any Workout Fee with respect to a Non-Serviced Mortgage Loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a

Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) (in any case, other than amounts for which a Workout Fee has been paid, or will be payable) or (b) any Loss of Value Payment or Purchase Price paid by a mortgage loan seller with respect to any Mortgage Loan. The Liquidation Fee for each Mortgage Loan, Specially Serviced Loan (and each related Serviced Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)   (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such time period (or extension of such time period, if applicable), or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)   the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)   the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)   with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)   the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)   if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)   100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)   100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction;

(iii)   100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(iv)   100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans; and

(v)   50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision regardless as to who processes such request.

In addition, the special servicer will also be entitled to late payment charges, demand charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable) since the Closing Date.

Furthermore, the special servicer will also be entitled to charges collected by the special servicer for checks returned for insufficient funds with respect to accounts held by the special servicer.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account and the Loss of Value Payment reserve account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan. The related Non-Serviced Special Servicer will be entitled to special servicing compensation shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01080% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (excluding any related Companion Loan), and will be equal to the product of 0.00215% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (excluding any related Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the master servicer or special servicer, as applicable, collects from the related borrower) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan after the related Servicing Shift Securitization Date) or Serviced Whole Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or special servicer, as applicable, would use to collect any fee owed to it by a borrower under the terms of the related Mortgage Loan documents, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will the master servicer or the special servicer take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (excluding any related Companion Loan), will be equal to the product of a rate equal to 0.00038% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to (i) $15,000, plus (ii) $1,500 per additional Mortgaged Property in excess of one Mortgaged Property with respect to such Delinquent Loan, plus (iii) $2,000 per Mortgaged Property subject to a ground lease with respect to such Delinquent Loan, plus (iv) $1,000 per Mortgaged Property with respect to such Delinquent Loan subject to a franchise, hotel management or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if (i) the related mortgage loan seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the application of Realized Losses to such certificates and the related mortgage loan seller fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, in accordance with the Servicing Standard, to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan, a related Companion Loan or a Serviced Whole Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class), and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives the related appraisal or conducts a valuation described below, equal to the excess of

(a)          the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)          the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. In the absence of any allocation specified in the related Intercreditor Agreement, any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, pro rata, to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report of the Appraisal Reduction Amount will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount or Collateral Deficiency Amount, pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic

Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan, Companion Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan; provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class NR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly obtain from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer and the special servicer thereof. None of the master servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor (other than with respect to any Collateral Deficiency Amount calculations that the operating advisor is required to review, recalculate and/or verify as described under “—Operating Advisor—Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing”) and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining (x) the Controlling Class and whether a Control Termination Event has occurred and is continuing and (y) the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and whether a Control Termination Event has occurred and is continuing, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR certificates and second, to the Class G certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining (x) the Controlling Class and whether a Control Termination Event has occurred and is continuing and (y) the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount,

and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at its sole expense, to require the special servicer to order a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The certificate administrator, the operating advisor (other than with respect to any Collateral Deficiency Amount calculations that the operating advisor is required to review, recalculate and/or verify as described under “—Operating Advisor—Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing”) and the master servicer will be entitled to conclusively rely on the special servicer's calculation or determination of any Collateral Deficiency Amount.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will or is expected to be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced

Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan that is not an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the ten (10) highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions” and “—Modifications, Waivers and Amendments”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to

Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions or Special Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or consultation with the Risk Retention Consultation Party or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions or Special Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan and/or related Serviced Companion Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder) within 10 business days of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision or a Special Servicer Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision or Special Servicer Decision. The master servicer will deliver to the special servicer any additional information in the master servicer’s possession reasonably requested by the special servicer relating to such Major Decision or Special Servicer Decision. Unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a Non-Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision or Special Servicer Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

In connection with the processing by the master servicer of the matters described in the second preceding paragraph, the master servicer will deliver notice thereof to the special servicer after completion (and the master servicer will promptly, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan with respect to the Directing Certificateholder, deliver notice thereof to the Directing Certificateholder), except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items.

With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the special servicer or the Risk Retention Consultation Party: (i) grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided that such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property), including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due; (vi) consent to a change in property management relating to any Mortgage Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000; (vii) approve annual operating budgets for Mortgage Loans; (viii) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (ix) any non-material modification, amendment, consent to a non-material modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan if the special servicer has determined, in accordance with the proviso to the definition of “Major Decision”, that such modification, amendment or consent is administrative in nature, including a note splitting amendment, provided that if any such modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness; (x) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xi) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole loan documents do not otherwise permit such principal prepayment; (xii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder, to the consent (or deemed consent) of the Directing Certificateholder, (xiii) any transfer of the Mortgaged Property that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; (xiv) to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as

“performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable; and (xv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement. In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

In connection with the processing by the master servicer of the matters described in the preceding paragraph, the master servicer will deliver notice thereof to the special servicer after completion (and the master servicer will promptly, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, deliver notice thereof to the Directing Certificateholder), except to the extent that the special servicer notifies the master servicer that the special servicer does not desire to receive copies of such items.

If the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a Specially Serviced Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)      extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)      provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Specially Serviced Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any

Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party)), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)   approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(ii)   subject to the proviso at the end of this definition, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)   any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine

Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan));

(iv)   requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(v)   subject to the proviso at the end of this definition, any approval or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(vi)   determining whether to cure any default by a borrower under a Ground Lease or permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease; and

(vii)   other than with respect to a Ground Lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; provided that the special servicer will be required to reach a decision on any such Special Servicer Decision within twenty (20) business days of its receipt from the borrower of all information reasonably requested by the Special Servicer in order to process the Special Servicer Decision (such twenty (20) business days being inclusive of the five (5) business day period within which the Directing Certificateholder is required to grant or withhold its consent);

provided that, with respect to a non-Specially Serviced Loan, if the special servicer determines (a) with respect to clause (ii) above, that a condemnation is not with respect to a material parcel or a material income producing parcel and that such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due, or (b) with respect to clause (v) above that an easement or right of way will not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Special Servicer Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision; provided, further, that if the special servicer does not provide such notice within two (2) business days, such matter will be a Special Servicer Decision and not a Master Servicer Decision.

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process any of the foregoing matters with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

Except as otherwise described under “The Directing Certificateholder—Control Termination Event and Consultation Termination Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the Special Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within ten (10) business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, five (5) business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day (or five (5) business day) period, the Directing Certificateholder will be deemed to have approved such action).

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold the lender’s consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights; provided, however, that with respect to such consent or waiver of rights that is a Major Decision, (i) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an applicable Excluded Loan with respect to the Directing Certificateholder, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an applicable Excluded Loan with respect to the Directing Certificateholder, the special servicer has consulted with the Directing Certificateholder), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

For the avoidance of doubt, with respect to any “due-on-sale” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, Specially Serviced Loans; and (ii) following the occurrence and during the continuance of a

Consultation Termination Event, all Mortgage Loans, within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold the lender’s consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer, other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof (x) prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan), or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

For the avoidance of doubt, with respect to any “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, Specially Serviced Loans; and (ii) following the occurrence and during the continuance of a Consultation Termination Event, all Mortgage Loans, within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Upon receiving a request for any matter described in the first and third paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the related master servicer will have no further obligation with respect to such request or such waiver of “due-on-sale” or “due-on-encumbrance” clause. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request. If the master servicer and the special servicer mutually agree that the master servicer will process a consent or waiver relating to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan (other than any transfers provided for in clause (xiii) of the definition of Master Servicer Decision and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof), the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to process such consent or waiver.

It is expected that any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2019 unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property of which the preparer of such report has knowledge or to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2019 and the calendar year ending on December 31, 2019. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if:

(1)  the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing does not occur before the expiration of the time period for refinancing specified in such refinancing commitment or the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

(2)  the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)  the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” prior to such a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)  there has occurred a default (including, in the master servicer's or the special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)  the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)  the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)  the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)  the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the master servicer's or the special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no other special servicing transfer event has occurred with respect to such Mortgage Loan or Companion Loan during such preceding three months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

With respect to a Mortgage Loan as to which the Directing Certificateholder or the Risk Retention Consultation Party has become a Borrower Party, the Directing Certificateholder and the Risk Retention Consultation Party, as applicable, (i) will not be entitled to exercise any control or consultation rights and (ii) will be limited as to the information that it will be entitled to receive from the master servicer and the special servicer, as described under “—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder, the Risk Retention Consultation Party or the Controlling Holder with respect to an AB Whole Loan that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan or between the special servicer and the Controlling Holder with respect to an AB Whole Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable, or by the Controlling Holder with respect to an AB Whole Loan (to the extent required by the terms of the related Intercreditor Agreement). For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Report will be labeled or otherwise identified as being final.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred). The operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider on a non-binding basis such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to an Excluded Loan as to such party), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party) will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above.

The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will or is expected to have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”; “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (which, as of January 1, 2018, is 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified, the special servicer is required to withdraw from the REO Account and remit to the master servicer, which will deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the

Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan as to such party, (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after non-binding consultation with the Risk Retention Consultation Party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines, in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to an Excluded Loan as to such party) and the Risk Retention Consultation Party (other than with respect to an Excluded Loan as to such party) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities. With respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the succeeding paragraph and under “—Rights of the Directing Certificateholder appointed by the Controlling Class with respect to Non-Serviced Mortgage Loans or a Servicing Shift Whole Loan” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class), (2) the special servicer, with respect to all Mortgage Loans, as to the Special Servicer Decisions described in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision”, (3) the master servicer to the extent the Directing Certificateholder’s consent is required by clauses (x) and (xii) of the definition of “Master Servicer Decision” and (4) the special servicer with respect to non-Specially Serviced Loans as to all Major Decisions for which the master servicer must obtain the consent of the special servicer, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than a Servicing Shift Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (for the purposes of clause (ii) above in this definition)

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be RREF III-D UB 2018-C14, LLC (or another affiliate of Rialto Capital Advisors, LLC).

In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Whole Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, the “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Whole Loan will be the holder of the related Controlling Companion Loan, which, in the case of the GNL Portfolio Whole Loan is currently KeyBank National Association, and in the case of the Heartland Dental Medical Office Portfolio Whole Loan is currently UBS AG, New York Branch or an affiliate thereof. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR certificates.

The “Control Eligible Certificates” will be any of the Class G or Class NR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

The Class G certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder appointed by the Controlling Class with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within ten (10) business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such ten (10) business day period, the Directing Certificateholder will be deemed to have approved such action). Upon request, the special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the RR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision (1) prior to the occurrence and continuance of a Consultation Termination Event, in respect of a Specially Serviced Loan, and (2) after the occurrence and during the continuance of a Consultation Termination Event, in respect of any Mortgage Loan.

Each of the following is a “Major Decision”:

(i)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)  any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of “Master Servicer Decision”;

(iii)    following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)    any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)    any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, other than any such transfer as described under clause (xiii) of the definition of “Master Servicer Decision”;

(viii)   any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix)    any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)     releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion, and other than those that are permitted to be undertaken by the master servicer without the consent of the special servicer under the PSA;

(xi)    any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)   subject to the proviso at the end of this definition, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)  agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv)  other than with respect to a non-Specially Serviced Loan, any determination of Acceptable Insurance Default; and

(xv)   any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

provided that with respect to any non-Specially Serviced Loan, if the special servicer determines, with respect to clause (xii) above, that a modification, amendment or waiver is administrative in nature, including a note splitting amendment, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Major Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision; provided, further, that if the special servicer does not provide such notice within two (2) business days, such matter will be a Major Decision and not a Master Servicer Decision.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans, unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. Unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than (i) a Non-Serviced Mortgage Loan or (ii) an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to Asset Status Reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class G certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; and provided, further, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class G certificates and the Class G certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with Asset Status Reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to Asset Status Reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class G certificates, the successor Class G certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class G certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class G certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class G certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class G certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder, or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder appointed by the Controlling Class with Respect to Non-Serviced Mortgage Loans or a Servicing Shift Whole Loan

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder appointed by the Controlling Class will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder appointed by the Controlling Class will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder appointed by the Controlling Class may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder appointed by the Controlling Class:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever for having so acted as set forth in (a) - (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or a Companion Loan that is part of a Servicing Shift Whole Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan after the related Servicing Shift Securitization Date or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report. Meanwhile, the operating advisors or equivalent parties under the applicable Non-Serviced PSA have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan(s).

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan after the related Servicing Shift Securitization Date) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)  promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)  promptly reviewing each Final Asset Status Report; and

(c)  reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)  the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)  the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the trustee, the master servicer, the special servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)   after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party, or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans (other than a Servicing Shift Whole Loan) were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within

120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on an “asset-level basis” with respect to the resolution and/or liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion. Only as used in connection with the operating advisor’s annual report, the term “asset-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to the special servicer if, during the prior calendar year, no Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in accordance with the Operating Advisor Standard that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)   that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)   that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)   that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)   that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)   that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the

Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by the special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the Risk Retention Consultation Party), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, the knowledge of the operating advisor gained from such other securitizations will not be imputed to the operating advisor in its role in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the Risk Retention Consultation Party, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by evidence as set forth in the PSA (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee) required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)  the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of

Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the forty-three (43) prior pools of commercial mortgage loans for which UBS AG, New York Branch (or its predecessors and affiliates) was a sponsor in a public offering of CMBS with a securitization closing date on or after October 1, 2008, the highest percentage of loans that were delinquent at least sixty (60) days at the end of any reporting period between October 1, 2013 and September 30, 2018 was approximately 17.74%; however, the average of the delinquency percentages based on the number of mortgage loans in the reviewed transactions was 0.48%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent approximately 19.3% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing

Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) - (v) for all Mortgage Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to clause (vi) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)      a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)     a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)    a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)    a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)     a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)    any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described in the following paragraph.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the related mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the master servicer’s or the special servicer’s possession, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to

the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)   any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)   any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)   the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)   the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and the Rating Agencies. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the RR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of Rialto Mortgage Finance, LLC.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the RR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates other than the holders of the RR Interest that appointed the Risk Retention Consultation Party;

(d)  may take actions that favor the interests of the holders of one or more classes including the RR Interest over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a holder of the RR Interest) for having so acted as set forth in (a) - (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party that does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement will not result in any liability on the part of the master servicer or special servicer.

Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party

The Directing Certificateholder or majority Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of any Excluded Loan with respect to such party, and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan with respect to such party.

If the Directing Certificateholder or the majority Controlling Class Certificateholder, as applicable, is a Borrower Party, such holder will be required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (and with respect to a loan-by-loan segregation that is later performed by the certificate administrator, such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

If the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan, the Risk Retention Consultation Party will not have any consultation rights with respect to such Excluded Loan.

The Directing Certificateholder and the Risk Retention Consultation Party will not be entitled to receive a Final Asset Status Report with respect to any Excluded Loan for which it is a Borrower Party.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as, on the date of the appointment, the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a CMBS transaction rated by Moody’s (as to which CMBS transaction there are outstanding CMBS rated by Moody’s), and (viii) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in accordance with the Operating Advisor Standard that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the special servicer will not apply to any Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to a Servicing Shift Mortgage Loan. Rather, with respect to a Servicing Shift Whole Loan: (i) prior to the applicable Servicing Shift Securitization Date, the holder of the related Controlling Companion Loan will have the right to replace the applicable special servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the applicable Servicing Shift Securitization Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by the special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing

Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)  either Moody’s or KBRA (or, in the case of a Serviced Pari Passu Companion Loan, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s, KBRA or such Companion Loan Rating Agency within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied,

the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or if it is not approved as a servicer by the applicable rating agencies or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any class of securities backed, wholly or partially, by any Serviced Companion Loan (“Serviced Companion Loan Securities”), and if the master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus) and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for which determination, the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates (including any costs of enforcement of its indemnity); provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, either the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or if each class is an affected class of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgements and amounts paid in settlement, and expenses incurred in becoming the successor to the master servicer or the special servicer, to the extent not otherwise paid under the PSA) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, the special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the special servicer, and the special servicer will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the special servicer (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder (other than any Loan-Specific Directing Certificateholder) identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Requesting Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (if it is the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Requesting Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator's tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting

Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, any mortgage loan seller with respect to the subject mortgage loan and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the

Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Pari Passu Whole Loans will or are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the UBS 2018-C14 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation may, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have or is expected to have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. However, “Major Decisions” under the related Non-Serviced PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent may correspondingly differ. The related Non-Serviced PSA also provides or is expected to provide for the removal of the applicable Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are or are expected to be substantially similar to, but not necessarily identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be or are expected to be substantially similar to, but not necessarily identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, may differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.

●	The related Non-Serviced Special Servicer will be required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are or are expected to be substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA (although the portion of the servicing fee to be applied to make such payments may be less).

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are or are expected to be substantially similar, but not necessarily identical, to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it obtains knowledge that it has (or, in certain cases, if it has) become affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the UBS 2018-C14 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are or are expected to be similar, but not necessarily identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to each Non-Serviced Mortgage Loan as to which the related lead securitization that includes the controlling Pari Passu Companion Loan involves the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may provide for one or more “risk retention consultation parties” with certain consultation rights.

●	The provisions of the related Non-Serviced PSA may also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Notwithstanding the foregoing, the servicing of a Servicing Shift Whole Loan is expected to be governed by the PSA only temporarily, until the securitization of the related Controlling Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related master servicer and, if and to the extent necessary, the related special servicer under and pursuant to the terms of the related Servicing Shift PSA governing such future securitization. Although, in the case of each Servicing Shift Whole Loan, the related Intercreditor Agreement imposes some requirements regarding the terms of the related Servicing Shift PSA governing such future securitization, the securitization to which the related Controlling Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Servicing Shift PSA are unknown and may not be consistent with the description of Non-Serviced PSAs above.

Servicing of the Christiana Mall Mortgage Loan

The Christiana Mall Whole Loan, and any related REO Property, are serviced under the BBCMS 2018-CHRS TSA. The servicing arrangements under the BBCMS 2018-CHRS TSA are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The BBCMS 2018-CHRS TSA contains terms and conditions that are customary for securitization transactions involving assets similar to the Christiana Mall Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for the Christiana Mall Companion Loans, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to Christiana Mall Companion Loans. Such terms include, without limitation:

●	The BBCMS 2018-CHRS Master Servicer earns a primary servicing fee with respect to the Christiana Mall Mortgage Loan and the Christiana Mall Pari Passu Companion Loans that are not included in the BBCMS 2018-CHRS Mortgage Trust that is to be calculated at 0.00125% per annum and a primary servicing fee for the Christiana Mall Companion Loans that are included in the BBCMS 2018-CHRS Mortgage Trust at a per annum rate of 0.0025%.

●	Upon the Christiana Mall Whole Loan becoming a specially serviced loan under the BBCMS 2018-CHRS TSA, the BBCMS 2018-CHRS Special Servicer will earn a special servicing fee payable monthly with respect to the Christiana Mall Mortgage Loan accruing at a rate equal to 0.125% per annum, until such time as Christiana Mall Whole Loan is no longer specially serviced.

●	Pursuant to the BBCMS 2018-CHRS TSA, the liquidation fee and the workout fee with respect to the Christiana Mall Mortgage Loan are similar, but not necessarily identical, to the corresponding fees payable under the PSA. The BBCMS 2018-CHRS Master Servicer or trustee under the BBCMS 2018-CHRS TSA (the “BBCMS 2018-CHRS Trustee”), as applicable, is required to make advances of principal and interest and advances of certain administrative expenses with respect to the Christiana Mall Companion Loans that are included in the BBCMS 2018-CHRS Mortgage Trust (but not with respect to any Christiana Mall Companion Loans not included in the BBCMS 2018-CHRS Mortgage Trust), unless the BBCMS 2018-CHRS Master Servicer or BBCMS 2018-CHRS Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections on the Christiana Mall Companion Loans included in the BBCMS 2018-CHRS Mortgage Trust. Reimbursement of such amounts and interest thereon are payable only from proceeds of the Christiana Mall Whole Loan.

●	The BBCMS 2018-CHRS Master Servicer or BBCMS 2018-CHRS Trustee, as applicable, is obligated to make property protection advances and advances of certain administrative expenses with respect to Christiana Mall Whole Loan, unless a determination is made by the BBCMS 2018-CHRS Master Servicer or BBCMS 2018-CHRS Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on the Christiana Mall Whole Loan. If the BBCMS 2018-CHRS Master Servicer or BBCMS 2018-CHRS Trustee determines that any such advance made with respect to the Christiana Mall Whole Loan or the related Mortgaged Property is nonrecoverable, such advance will be reimbursed in full from any collections on the Christiana Mall Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the Christiana Mall Whole Loan. In the event that collections received after the final liquidation of the Christiana Mall Whole Loan or the related Mortgaged Property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the issuing entity will be required to pay its pro rata share of such fees and expenses.

●	Amounts payable with respect to the Christiana Mall Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the BBCMS 2018-CHRS TSA may be allocated between the BBCMS 2018-CHRS Master Servicer and BBCMS 2018-CHRS Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer with respect to Serviced Mortgage Loans.

●	The BBCMS 2018-CHRS Special Servicer will be required to take actions with respect to the Christiana Mall Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	With respect to Christiana Mall Whole Loan, the servicing provisions relating to performing inspections are similar, but not necessarily identical, to those of the PSA. The servicing provisions do not include specific provisions relating to the collection of operating information.

●	The BBCMS 2018-CHRS Master Servicer and the BBCMS 2018-CHRS Special Servicer (a) have rights related to resignation similar to those of the master servicer and the special servicer under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

●	The servicing transfer events under the BBCMS 2018-CHRS TSA that would cause the Christiana Mall Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA. Examples of differences include, without limitation, that under the BBCMS 2018-CHRS TSA, a payment default will not cause a loan to become specially serviced unless there have been two consecutive monthly payment defaults.

●	The liability of the parties to the BBCMS 2018-CHRS TSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the Christiana Mall Mortgage Loan are required, within two (2) business days following receipt of properly identified funds by the BBCMS 2018-CHRS Master Servicer to be deposited and maintained in a separate account in the name of the BBCMS 2018-CHRS Master Servicer for the benefit of the holders of the Christiana Mall Whole Loan until transferred (after payment of certain amounts under the BBCMS 2018-CHRS TSA) on a monthly basis prior to the Distribution Date to the Collection Account by the BBCMS 2018-CHRS Master Servicer for distribution in accordance with the PSA.

●	The BBCMS 2018-CHRS TSA may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

●	There is no operating advisor or equivalent party (and therefore no operating advisor fee) with respect to the BBCMS 2018-CHRS Mortgage Trust.

●	The BBCMS 2018-CHRS TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the BBCMS 2018-CHRS Mortgage Trust.

●	Some of the rating agencies rating the securities issued under the BBCMS 2018-CHRS TSA vary from the rating agencies rating the certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the BBCMS 2018-CHRS TSA than under the PSA.

The BBCMS 2018-CHRS Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Christiana Mall Whole Loan—Special Servicer Appointment Rights”.

The BBCMS 2018-CHRS Mortgage Trust depositor, BBCMS 2018-CHRS Master Servicer, BBCMS 2018-CHRS Special Servicer, BBCMS 2018-CHRS Mortgage Trust certificate administrator, BBCMS 2018-CHRS Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity (as and to the same extent the BBCMS 2018-CHRS Mortgage Trust is required to indemnify such parties pursuant to the terms of the BBCMS 2018-CHRS TSA) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the Christiana Mall Intercreditor Agreement and the BBCMS 2018-CHRS TSA. To the extent funds on collections from the Christiana Mall Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the Collection Account. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Christiana Mall Whole Loan”. Prospective investors are encouraged to review the full provisions of the BBCMS 2018-CHRS TSA, which is available by requesting a copy from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent a rating agency confirmation is required under the PSA in connection with any servicing action involving a Mortgage Loan that is part of the Serviced Whole Loan, a rating agency confirmation will generally be required from the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any affected Serviced Pari Passu Companion Loan Securities, provided that such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate

Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee indemnity reasonably satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (C) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class, (3) the reasonable out-of-pocket expenses of the master servicer and the special servicer with respect to such termination, unless the master servicer or the special servicer, as applicable, is the purchaser of such Mortgage Loans and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the master servicer in respect of such Advances in accordance with the PSA and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then-aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates (including, for the avoidance of doubt, any holder of the RR Interest) or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)  to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)  to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the

depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing and with respect to the Mortgage Loans other than any Excluded Loan, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)   in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal; or

(k)  to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party to the PSA will be permitted to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment is permitted under the PSA, that any conditions precedent thereto have been satisfied and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the FDIC, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not a prohibited party under the PSA.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control

Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Florida

Loans involving real property in Florida are secured by mortgages which must be recorded in the county in which the property is located. There is no power of sale in Florida. A mortgage must be foreclosed in a judicial proceeding. The mortgagee must file an action for foreclosure and must obtain a final judgment of foreclosure against the borrower. After the lender secures a final judgment of foreclosure against the borrower, such judgment will provide that the property be sold at a public auction at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla Statute 45.031 describes the judicial sales procedure in Florida. It requires that the foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two consecutive weeks in the county in which the property is located and stating when/where the sale is to be held. The lender has a “judgment credit” in the amount of the foreclosure judgment, which the lender may bid at the sale. Everyone else must bid cash. The clerk of the court issues the certificate of sale to the highest bidder on the day of the sale. There generally is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale, with the exception of certain federal agencies such as the Small Business Administration. If no objections to the sale are filed within ten days after filing the certificate of sale, the clerk issues the certificate of title to the property. Deficiency judgments are permitted under Florida law to the extent not prohibited by the applicable loan documents. Deficiency judgments can be obtained either as part of the same foreclosure action or as a separate proceeding. If the lender is the purchaser of the property, the deficiency is generally the difference between the value of the property as of the date of the foreclosure sale and the amount of the foreclosure judgment. Florida law permits the lender to enforce an assignment of rents in the loan documents in the foreclosure action and a lender may have a receiver appointed during the pendency of the foreclosure action. The appointment of a receiver is an equitable remedy and is granted or denied in the discretion of the court.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the

Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws, regardless of state law. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

UBS AG, New York Branch and its affiliates are playing several roles in this transaction. UBS Commercial Mortgage Securitization Corp. is the depositor and a wholly-owned subsidiary of UBS Americas, Inc., a subsidiary of UBS AG. UBS AG, New York Branch and the other mortgage loan sellers originated, co-originated or acquired the Mortgage Loans and will be selling them to the depositor. UBS AG, New York Branch is also an affiliate of UBS Securities LLC, one of the underwriters.

In addition, UBS AG, New York Branch currently holds one or more of the Heartland Dental Medical Office Portfolio Pari Passu Companion Loans, the Clevelander South Beach Pari Passu Companion Loan and the Regency Properties Portfolio Pari Passu Companion Loan. However, UBS AG, New York Branch intends (but is under no obligation) to sell such Pari Passu Companion Loans in connection with a future securitization.

SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, a sponsor, an originator, a mortgage loan seller and the holder of certain of the Nebraska Crossing Pari Passu Companion Loans and Christiana Mall Pari Passu Companion Loans.

CIBC, a mortgage loan seller, a sponsor and an originator, is an affiliate of CIBC World Markets Corp., one of the underwriters.

CIBC is a party to a custodial agreement with Wells Fargo Bank, pursuant to which Wells Fargo Bank acts as an interim custodian with respect to the Mortgage Loan files for all of the CIBC mortgage loans.

Rialto Mortgage, a sponsor, mortgage loan seller and originator, is currently an affiliate of Rialto, the special servicer, (i) which is also expected to be the special servicer under the CSAIL 2018-C14 PSA, which is expected to govern the servicing of the Lafayette Park Whole Loan. However, subject to closing of the Rialto Investment/Asset Management Pending Sale, on November 30, 2018 or as soon after that as the conditions to the transaction are fulfilled, it is expected that Rialto, RCM, the b-piece buyer and the initial directing certificateholder will no longer be affiliates of Rialto Holdings, Rialto Mortgage (the retaining sponsor) or its majority owned affiliate which is expected to be the purchaser of the RR Interest and initial risk retention consultation party.

Natixis Real Estate Capital LLC, an originator, mortgage loan seller and an affiliate of Natixis Securities Americas LLC, one of the underwriters, currently holds the Lafayette Park Pari Passu Companion Loan, which is expected to be contributed to the CSAIL 2018-C14 transaction. The CSAIL 2018-C14 securitization transaction is scheduled to close on or about November 29, 2018. Natixis Real Estate Capital LLC intends (but is under no obligation) to sell such Pari Passu Companion Loan in connection with the CSAIL 2018-C14 transaction.

Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor, an originator, a mortgage loan seller and the holder of certain of the Riverwalk II Companion Loans, which are expected to be contributed to the CGCMT 2018-C6 transaction, scheduled to close on or about December 11, 2018, and Berkeley Point Capital LLC d/b/a Newmark Knight Frank, the primary servicer. However, Cantor Commercial Real Estate Lending, L.P. or an affiliate intends to sell such Companion Loans in connection with one or more future securitizations or otherwise transfer them at any time.

Pursuant to a primary servicing agreement entered into between Berkeley Point Capital LLC d/b/a Newmark Knight Frank, an affiliate of CCRE Lending, on the one hand, and Midland, on the other hand, Berkeley Point Capital LLC d/b/a Newmark Knight Frank has full cashiering subservicing duties with respect to one (1) of the CCRE Mortgage Loans, representing approximately 5.4% of the Initial Pool Balance.

With respect to the GNL Portfolio - PNC Bank Mortgaged Property (0.3%), PNC Bank, National Association is the only tenant.

Pursuant to a certain servicing arrangement between Berkeley Point Capital LLC d/b/a Newmark Knight Frank or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as an interim servicer with respect to certain Mortgage Loans, including, prior to their inclusion in the issuing entity, certain of the underlying Mortgage Loans originated by CCRE Lending or one of its affiliates.

Park Bridge Lender Services, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the WFCM 2018-C47 PSA, which governs the servicing of the Ellsworth Place Whole Loan.

Wells Fargo Bank, the trustee, certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization is also (i) expected to be the master servicer, the certificate administrator and the custodian under the CSAIL 2018-C14 PSA with respect to the Lafayette Park Whole Loan, (ii) the trustee, the certificate administrator and the custodian under the UBS 2018-C13 PSA with respect to the 1670 Broadway Whole Loan and the Barrywoods Crossing Whole Loan, (iii) the servicer, the special servicer, the certificate administrator and the custodian under the BBCMS 2018-CHRS TSA with respect to the Christiana Mall Whole Loan and (iv) the master servicer, the certificate administrator and the custodian under the WFCM 2018-C47 PSA with respect to the Ellsworth Place Whole Loan.

Pursuant to certain interim servicing agreements between UBS AG, New York Branch or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG, New York Branch Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between Natixis Real Estate Capital LLC or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain NREC Mortgage Loans prior to their inclusion in the issuing entity.

Midland is also (a) the master servicer and special servicer under the UBS 2018-C13 PSA, which governs the servicing and administration of (i) the 1670 Broadway Whole Loan and (ii) the Barrywoods Crossing Whole Loan and (b) the special servicer under the WFCM 2018-C47 PSA, which governs the servicing and administration of the Ellsworth Place Whole Loan.

It is expected that RREF III-D UB 2018-C14, LLC or another affiliate of the special servicer will be the initial directing certificateholder. Rialto, the expected special servicer for this transaction, is an affiliate of (a) the entity or entities anticipated to purchase the Class F, Class G, Class NR, Class X-F, Class X-G and Class X-NR certificates (in each case, other than the portion of each such class of certificates that comprise the “RR Interest” as described in “Credit Risk Retention”) and (b) RREF III-D UB 2018-C14, LLC or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan, any servicing shift mortgage loan or any Excluded Loan with respect to the Directing Certificateholder). Rialto is expected to act as the special servicer and it or an affiliate assisted RREF III-D UB 2018-C14, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. In addition, Rialto is expected to be appointed as the special servicer (and is an affiliate of the entity that is expected to be the initial directing certificateholder and initial controlling class representative, or hold a similar capacity) under the CSAIL 2018-C14 pooling and servicing agreement, which is expected to govern the servicing of the Lafayette Park whole loan. Also,

RREF III-D UB 2018-C14, LLC and Rialto, as well as RCM and the b-piece buyer, are currently affiliates of Rialto Mortgage, a sponsor, mortgage loan seller and originator, and the majority-owned affiliate of Rialto Mortgage, which entity is expected to be the holder of the RR Interest and risk retention consultation party. However, subject to closing of the Rialto Investment/Asset Management Pending Sale on November 30, 2018 or as soon after that as the conditions to the transaction are fulfilled, it is expected that none of Rialto, RCM, the b-piece buyer and the initial directing certificateholder will continue to be affiliates of Rialto Holdings, Rialto Mortgage (the retaining sponsor) or its majority owned affiliate that is expected to be the purchaser of the RR Interest and initial risk retention consultation party.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application of earnout reserve funds, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation (including full repayment of the loan without yield maintenance following partial casualty and the lender’s application of available proceeds to the debt). In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (e.g., due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, provisions relating to the application of earnout reserve funds, amortization terms that require balloon payments), the exercise of a purchase option by the holder of a Subordinate Companion Loan or mezzanine loan, the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in January 2019; and

●	the Offered Certificates are settled with investors on December 12, 2018.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2019	87%	87%	87%	87%	87%
December 2020	69%	69%	69%	69%	69%
December 2021	47%	47%	47%	47%	47%
December 2022	20%	20%	20%	20%	20%
December 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.76	2.76	2.75	2.75	2.75

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.76	4.75	4.74	4.71	4.52

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	96%	96%	96%	96%	96%
December 2024	77%	77%	77%	77%	77%
December 2025	56%	56%	56%	56%	56%
December 2026	35%	35%	35%	35%	35%
December 2027	12%	12%	12%	12%	12%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.29	7.29	7.29	7.29	7.29

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.76	9.73	9.69	9.63	9.41

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.89	9.88	9.85	9.65

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.68

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.72

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.76

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2018 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.99987%	3.7429%	3.7434%	3.7436%	3.7436%	3.7436%
99.24987%	3.6446%	3.6449%	3.6451%	3.6451%	3.6451%
99.49987%	3.5466%	3.5468%	3.5469%	3.5469%	3.5469%
99.74987%	3.4489%	3.4490%	3.4490%	3.4490%	3.4490%
99.99987%	3.3516%	3.3516%	3.3515%	3.3515%	3.3515%
100.24987%	3.2547%	3.2545%	3.2544%	3.2544%	3.2544%
100.49987%	3.1581%	3.1577%	3.1576%	3.1576%	3.1576%
100.74987%	3.0619%	3.0614%	3.0612%	3.0612%	3.0612%
100.99987%	2.9660%	2.9653%	2.9651%	2.9651%	2.9651%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.99966%	3.7888%	3.7880%	3.7867%	3.7844%	3.7645%
102.24966%	3.7312%	3.7303%	3.7288%	3.7263%	3.7041%
102.49966%	3.6738%	3.6728%	3.6711%	3.6684%	3.6439%
102.74966%	3.6165%	3.6154%	3.6136%	3.6106%	3.5838%
102.99966%	3.5594%	3.5582%	3.5563%	3.5530%	3.5240%
103.24966%	3.5024%	3.5012%	3.4991%	3.4955%	3.4643%
103.49966%	3.4456%	3.4443%	3.4420%	3.4382%	3.4047%
103.74966%	3.3890%	3.3876%	3.3852%	3.3811%	3.3454%
103.99966%	3.3325%	3.3311%	3.3285%	3.3242%	3.2862%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.99985%	4.0793%	4.0793%	4.0793%	4.0793%	4.0793%
102.24985%	4.0393%	4.0393%	4.0393%	4.0393%	4.0393%
102.49985%	3.9995%	3.9995%	3.9995%	3.9995%	3.9995%
102.74985%	3.9597%	3.9597%	3.9597%	3.9597%	3.9597%
102.99985%	3.9201%	3.9201%	3.9201%	3.9201%	3.9201%
103.24985%	3.8806%	3.8806%	3.8806%	3.8806%	3.8806%
103.49985%	3.8412%	3.8412%	3.8412%	3.8412%	3.8412%
103.74985%	3.8020%	3.8020%	3.8020%	3.8020%	3.8020%
103.99985%	3.7628%	3.7628%	3.7628%	3.7628%	3.7628%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.99920%	4.1963%	4.1963%	4.1962%	4.1961%	4.1957%
100.24920%	4.1647%	4.1645%	4.1643%	4.1641%	4.1631%
100.49920%	4.1331%	4.1328%	4.1326%	4.1321%	4.1305%
100.74920%	4.1016%	4.1013%	4.1009%	4.1003%	4.0981%
100.99920%	4.0702%	4.0698%	4.0693%	4.0685%	4.0657%
101.24920%	4.0389%	4.0384%	4.0378%	4.0369%	4.0335%
101.49920%	4.0077%	4.0071%	4.0064%	4.0053%	4.0013%
101.74920%	3.9765%	3.9759%	3.9750%	3.9738%	3.9692%
101.99920%	3.9455%	3.9448%	3.9438%	3.9425%	3.9373%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.99950%	4.2163%	4.2161%	4.2158%	4.2152%	4.2106%
102.24950%	4.1854%	4.1851%	4.1847%	4.1841%	4.1790%
102.49950%	4.1545%	4.1542%	4.1538%	4.1531%	4.1475%
102.74950%	4.1237%	4.1234%	4.1229%	4.1222%	4.1160%
102.99950%	4.0930%	4.0926%	4.0922%	4.0914%	4.0847%
103.24950%	4.0624%	4.0620%	4.0615%	4.0606%	4.0534%
103.49950%	4.0318%	4.0314%	4.0309%	4.0300%	4.0223%
103.74950%	4.0014%	4.0010%	4.0004%	3.9994%	3.9912%
103.99950%	3.9710%	3.9706%	3.9700%	3.9689%	3.9602%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7.10527%	6.7406%	6.7032%	6.6550%	6.5832%	6.2388%
7.20527%	6.4031%	6.3653%	6.3166%	6.2441%	5.8961%
7.30527%	6.0728%	6.0346%	5.9854%	5.9121%	5.5607%
7.40527%	5.7493%	5.7108%	5.6611%	5.5870%	5.2321%
7.50527%	5.4324%	5.3935%	5.3433%	5.2686%	4.9102%
7.60527%	5.1218%	5.0826%	5.0320%	4.9565%	4.5948%
7.70527%	4.8174%	4.7779%	4.7268%	4.6506%	4.2856%
7.80527%	4.5190%	4.4790%	4.4275%	4.3506%	3.9823%
7.90527%	4.2262%	4.1859%	4.1339%	4.0564%	3.6849%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
2.56862%	8.3812%	8.3932%	8.4085%	8.4310%	8.0969%
2.66862%	7.5116%	7.5237%	7.5392%	7.5618%	7.2156%
2.76862%	6.6894%	6.7016%	6.7172%	6.7400%	6.3822%
2.86862%	5.9100%	5.9223%	5.9381%	5.9610%	5.5920%
2.96862%	5.1696%	5.1820%	5.1979%	5.2210%	4.8413%
3.06862%	4.4648%	4.4773%	4.4933%	4.5166%	4.1265%
3.16862%	3.7926%	3.8052%	3.8213%	3.8447%	3.4448%
3.26862%	3.1504%	3.1631%	3.1793%	3.2028%	2.7933%
3.36862%	2.5358%	2.5486%	2.5649%	2.5886%	2.1698%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.99984%	4.5184%	4.5184%	4.5184%	4.5184%	4.5127%
102.24984%	4.4870%	4.4870%	4.4870%	4.4870%	4.4807%
102.49984%	4.4557%	4.4557%	4.4557%	4.4557%	4.4488%
102.74984%	4.4245%	4.4245%	4.4245%	4.4245%	4.4169%
102.99984%	4.3934%	4.3934%	4.3934%	4.3934%	4.3852%
103.24984%	4.3623%	4.3623%	4.3623%	4.3623%	4.3535%
103.49984%	4.3314%	4.3314%	4.3314%	4.3314%	4.3220%
103.74984%	4.3006%	4.3006%	4.3006%	4.3006%	4.2905%
103.99984%	4.2698%	4.2698%	4.2698%	4.2698%	4.2591%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.99965%	4.8705%	4.8705%	4.8705%	4.8705%	4.8660%
102.24965%	4.8386%	4.8386%	4.8386%	4.8386%	4.8336%
102.49965%	4.8067%	4.8067%	4.8067%	4.8067%	4.8012%
102.74965%	4.7750%	4.7750%	4.7750%	4.7750%	4.7690%
102.99965%	4.7434%	4.7434%	4.7434%	4.7434%	4.7368%
103.24965%	4.7118%	4.7118%	4.7118%	4.7118%	4.7048%
103.49965%	4.6803%	4.6803%	4.6803%	4.6803%	4.6728%
103.74965%	4.6490%	4.6490%	4.6490%	4.6490%	4.6409%
103.99965%	4.6177%	4.6177%	4.6177%	4.6177%	4.6092%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.62503%	5.7292%	5.7295%	5.7299%	5.7304%	5.7350%
97.87503%	5.6951%	5.6954%	5.6958%	5.6963%	5.7004%
98.12503%	5.6611%	5.6614%	5.6617%	5.6623%	5.6660%
98.37503%	5.6272%	5.6275%	5.6278%	5.6284%	5.6316%
98.62503%	5.5934%	5.5937%	5.5940%	5.5946%	5.5974%
98.87503%	5.5597%	5.5600%	5.5603%	5.5609%	5.5632%
99.12503%	5.5261%	5.5264%	5.5267%	5.5273%	5.5292%
99.37503%	5.4926%	5.4929%	5.4932%	5.4938%	5.4953%
99.62503%	5.4592%	5.4595%	5.4599%	5.4604%	5.4614%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-NR, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . .. . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, eight (8) Mortgaged Properties (5.5%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code

Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under new legislation enacted on December 22, 2017 (the “Tax Cuts and Jobs Act”), for tax years beginning after December 31, 2017, Regular Interestholders may be required to accrue amounts of Yield Maintenance Charges and other amounts no later than the year they included such amounts as revenue on their applicable financial statements. In addition, income from a debt instrument having original issue discount will be subject to this rule for tax years beginning after December 31, 2018. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield

Method” below. Based on the foregoing, it is anticipated that the Class C certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a

Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5% (the sum of any column of the below table may not equal the indicated total due to rounding).

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
UBS Securities LLC	$22,465,000	$30,533,000	$41,722,000	$194,737,000
SG Americas Securities, LLC	0	0	0	0
Natixis Securities Americas LLC.	0	0	0	0
Cantor Fitzgerald & Co.	0	0	0	0
CIBC World Markets Corp.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Academy Securities, Inc.	0	0	0	0
Total	$22,465,000	$30,533,000	$41,722,000	$194,737,000

Underwriter	Class A-4	Class X-A	Class X-B	Class A-S
UBS Securities LLC	$166,162,000	$455,619,000	$120,414,000	$59,393,000
SG Americas Securities, LLC	0	0	0	0
Natixis Securities Americas LLC.	0	0	0	0
Cantor Fitzgerald & Co.	0	0	0	0
CIBC World Markets Corp.	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Academy Securities, Inc.	0	0	0	0
Total	$166,162,000	$455,619,000	$120,414,000	$59,393,000

Underwriter	Class B	Class C
UBS Securities LLC	$32,544,000	$28,477,000
SG Americas Securities, LLC	0	0
Natixis Securities Americas LLC.	0	0
Cantor Fitzgerald & Co.	0	0
CIBC World Markets Corp.	0	0
Drexel Hamilton, LLC	0	0
Academy Securities, Inc.	0	0
Total	$32,544,000	$28,477,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 108.55% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2018, before deducting expenses payable by the depositor (estimated at $4,883,070, excluding underwriting discounts and commissions). The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

UBS Securities LLC, one of the underwriters, is an affiliate of UBS Commercial Mortgage Securitization Corp., which is the depositor, and UBS AG, New York Branch, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Heartland Dental Medical Office Portfolio Pari Passu Companion Loans, the Clevelander South Beach Pari Passu Companion Loan and the Regency Properties Portfolio Pari Passu Companion Loan. SG

Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Nebraska Crossing Pari Passu Companion Loans and Christiana Mall Pari Passu Companion Loans. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of Natixis Real Estate Capital LLC, which is a sponsor, an originator, a mortgage loan seller and the holder of the Lafayette Park Pari Passu Companion Loan, which is expected to be contributed to the CSAIL 2018-C14 securitization, scheduled to close on or about November 29, 2018. Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of CCRE Lending, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Riverwalk II Pari Passu Companion Loans, which are expected to be contributed to the CGCMT 2018-C6 securitization, scheduled to close on or about December 11, 2018, and Newmark Knight Frank, the primary servicer with respect to the Riverwalk II mortgage loan. CIBC World Markets Corp., one of the underwriters, is an affiliate of CIBC Inc., which is a sponsor, an originator and a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to one or more affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, one or more affiliates of SG Americas Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, one or more affiliates of Natixis Securities Americas LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, one or more affiliates of Cantor Fitzgerald & Co., which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, and one or more affiliates of CIBC World Markets Corp., which is one of the underwriters and a co-manager for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of UBS Securities LLC, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS AG, New York Branch;

(2)	the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by NREC;

(3)	the payment by the depositor to Société Générale, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Société Générale;

(4)	the payment by the depositor to CCRE Lending, an affiliate of Cantor Fitzgerald & Co., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by CCRE Lending; and

(5)	the payment by the depositor to CIBC, an affiliate of CIBC World Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by CIBC.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of UBS Securities LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, Cantor Fitzgerald & Co. and CIBC World Markets Corp. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each underwriter has represented and agreed that:

(a)	it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i)	the expression “retail investor” means a person who is one (or more) of the following:

(A)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II” ); or

(B)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C)	not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and

(ii)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates;

(b)	in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus:  the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1285 Avenue of the Americas, New York, New York 10019, Attention: President, or by telephone at (212) 713-2000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-227784) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of UBS Securities LLC, Prohibited Transaction Exemption (“PTE”) 91-22, 56 Fed. Reg. 15933 (April 18, 1991), as amended by PTE 2013-08, 78 Fed. Reg. 41090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by UBS Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the

Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)

of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each purchaser of Offered Certificates that is a Plan or is acting on behalf of a Plan will be deemed to have represented and warranted that (i) none of the depositor, the underwriters, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer, the servicer, the special servicer or any of their respective affiliated entities, has provided any investment advice within the meaning of Section 3(21) of ERISA (and applicable regulations) to the Plan or the fiduciary making the investment decision for the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

With respect to the Christiana Mall Mortgage Loan (4.6%), persons who have an ongoing relationship with the California Public Employees’ Retirement System (“CalPERS”), which is a governmental plan, should note that such plan owns a 99% interest in Institutional Mall Investors, LLC (“IMI”), which is expected to purchase a 24.995% equity interest in the borrower after the closing date of the mortgage loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase or hold the certificates.

In addition, prospective investors in the Offered Certificates should note that equity interests in the borrowers with respect to certain Mortgage Loans may be directly or indirectly owned by one or more governmental plans.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the

Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in December 2051. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor, the loan sellers or affiliates thereof had initial discussions with and submitted certain materials to five (5) NRSROs. Based on final feedback from those five (5) NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any other NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
17g-5 Information Provider	348
1986 Act	525
1996 Act	503
2
2015 Budget Act	533
3
30/360 Basis	387
350 Merrimack Property	197
4
401(c) Regulations	545
A
AB Modified Loan	399
AB Whole Loan	220
Accelerated Mezzanine Loan Lender	340
Acceptable Insurance Default	403
Acquired Expansion Parcel	211
Acquired Parcel	211
Acting General Counsel’s Letter	150
Actual/360 Basis	204
Actual/360 Loans	375
ADA	506
Additional Exclusions	403
Additional Improvements	181
Additional Primary Servicing Compensation	301
Administrative Cost Rate	324
ADR	154
Advances	370
Advisor	184
Affirmative Asset Review Vote	448
Aggregate Riverwalk II Loan Amount	194
ALTA	249
Annual Debt Service	155
Appraisal Reduction Amount	396
Appraisal Reduction Event	395
Appraised Value	155
Appraised-Out Class	401
AR Unit	178
ASR Consultation Process	421
Assessment of Compliance	483
Asset Representations Reviewer Asset Review Fee	394
Asset Representations Reviewer Fee	394
Asset Representations Reviewer Fee Rate	394
Asset Representations Reviewer Termination Event	453
Asset Representations Reviewer Upfront Fee	394
Asset Review	450
Asset Review Notice	449
Asset Review Quorum	449
Asset Review Report	451
Asset Review Report Summary	451
Asset Review Standard	451
Asset Review Trigger	447
Asset Review Vote Election	448
Asset Status Report	418
Assumed Final Distribution Date	332
Assumed Scheduled Payment	326
ASTM	179
Attestation Report	483
Available Funds	316
B
Balloon Balance	155
Balloon LTV Ratio	158
Balloon Payment	159
Bankruptcy Code	496
Base Interest Fraction	331
BBCMS 2018-CHRS Controlling Class	235
BBCMS 2018-CHRS Directing Certificateholder	235
BBCMS 2018-CHRS Master Servicer	233
BBCMS 2018-CHRS Mortgage Trust	233
BBCMS 2018-CHRS Special Servicer	233
BBCMS 2018-CHRS Subordinate Consultation Period	237
BBCMS 2018-CHRS Subordinate Control Period	236

BBCMS 2018-CHRS Trustee	478
BBCMS 2018-CHRS TSA	220
BBCMS Directing Holder	235
Beds	165
Boards	200
Borrower Party	340
Borrower Party Affiliate	340
Breach Notice	360
BRRD	134
BSSF	279
C
C(WUMP)O	20
CalPERS	546
Cash Flow Analysis	155
CCRE Data Tape	270
CCRE Deal Team	270
CCRE Lending	269
CCRE Mortgage Loans	269
CERCLA	503
Certificate Administrator/Trustee Fee	392
Certificate Administrator/Trustee Fee Rate	392
Certificate Balance	315
Certificate Owners	351
Certificateholder	341
Certificateholder Quorum	458
Certificateholder Repurchase Request	469
Certifying Certificateholder	353
Christiana Mall Companion Loans	233
Christiana Mall Intercreditor Agreement	232
Christiana Mall Major Decisions	235
Christiana Mall Noteholders	232
Christiana Mall Pari Passu Companion Loans	233
Christiana Mall Senior Loans	233
Christiana Mall Subordinate Companion Loan Holders	234
Christiana Mall Subordinate Companion Loans	233
Christiana Mall Subordinate Consultation Period	236
Christiana Mall Whole Loan	233
CIBC	278
CIBC Data File	286
CIBC Deal Team	285
CIBX	279
Circuit Court	288
Class A Certificates	314
Class A-SB Planned Principal Balance	326
Class X Certificates	314
Clearstream	350
Clearstream Participants	352
Clevelander Borrower	169
Closing Date	154, 238
CMBS	61
CMMBS	293
Code	522
Collateral Deficiency Amount	400
Collection Account	374
Collection Period	317
Communication Request	353
Companion Distribution Account	374
Companion Holder	220
Companion Holders	220
Companion Loan Rating Agency	220
Companion Loans	153
Compensating Interest Payment	333
Constant Prepayment Rate	514
Consultation Termination Event	435
Control Appraisal Period	220
Control Eligible Certificates	429
Control Note	221
Control Termination Event	434
Controlling Class	429
Controlling Class Certificateholder	429
Controlling Companion Loan	221
Controlling Holder	221
Corrected Loan	418
CPP	514
CPR	514
CPY	514
CREC	180
Credit Risk Retention Rules	311
CREFC®	337
CREFC® Intellectual Property Royalty License Fee	394
CREFC® Intellectual Property Royalty License Fee Rate	395
CREFC® Reports	337
Cross-Over Date	321
CSAIL 2018-C14 PSA	221
Cudd	171
Cumulative Appraisal Reduction Amount	399, 400
Cure/Contest Period	451
Cut-off Date	153
Cut-off Date Balance	156
Cut-off Date Loan-to-Value Ratio	157
Cut-off Date LTV Ratio	157

D
Debt Service Coverage Ratio	157
DEF(#)	160
DEF/@(#)	160
DEF/YM(#)	160
DEF/YM@(#)	160
Defaulted Loan	425
Defeasance Deposit	208
Defeasance Loans	207
Defeasance Lock-Out Period	207
Defeasance Option	207
Definitive Certificate	349
Delinquent Loan	448
Delta	203
Depositories	350
Determination Date	315
Diligence File	357
Directing Certificateholder	428
Directing Holder Approval Process	421
Disclosable Special Servicer Fees	392
Discount Rate	331
Dispute Resolution Consultation	472
Dispute Resolution Cut-off Date	471
Distribution Accounts	374
Distribution Date	315
Distribution Date Statement	337
District Court	292
Dodd-Frank Act	131
DOL	542
DSCR	157
DTC	349
DTC Participants	350
DTC Rules	351
Due Date	204, 317
E
EDGAR	541
EEA	18
Effective Gross Income	155
Eligible Asset Representations Reviewer	452
Eligible Operating Advisor	442
Enforcing Party	469
Enforcing Servicer	469
Escrow/Reserve Mitigating Circumstances	282
EU Risk Retention and Due Diligence Requirements	133
Euroclear	350
Euroclear Operator	352
Euroclear Participants	352
Excess Modification Fee Amount	388
Excess Modification Fees	386
Excess Prepayment Interest Shortfall	334
Exchange Act	238
Exchange Parcel	211
Excluded Controlling Class Holder	340
Excluded Controlling Class Loan	341
Excluded Information	341
Excluded Plan	544
Excluded Special Servicer	458
Excluded Special Servicer Loan	458
Exemption	543
Exemption Rating Agency	543
Expansion Land	181
F
FATCA	535
FDIA	149
FDIC	150
Feb. 2018 Report	169
Federal Court Complaint	292
Fee Borrower	169
FIEL	22
Final Asset Status Report	421
Final Dispute Resolution Election Notice	472
Financial Promotion Order	19
FIRREA	151, 182
Fitch	482
FPO Persons	19
Fresenius	168
FSMA	20, 540
Funds	306
G
Gain-on-Sale Entitlement Amount	318
Gain-on-Sale Remittance Amount	318
Gain-on-Sale Reserve Account	375
Garn Act	505
GLA	158
Global Net Lease, Inc.	183
GNL Portfolio PSA	221
Government Securities	206
H
HAP	171
Heartland Dental Medical Office Portfolio PSA	221

High Net Worth Companies, Unincorporated Associations, Etc.	19
HREC	180
HUD	171
I
IDA	203
IMI	546
Indirect Participants	350
Initial Delivery Date	418
Initial Pool Balance	153
Initial Rent Adjustment Date	179
Initial Requesting Certificateholder	469
Initial Subordinate Companion Loan Holder	429
In-Place Cash Management	158
Insurance and Condemnation Proceeds	374
Intended Use	172
Intercreditor Agreement	220
Interest Accrual Amount	324
Interest Accrual Period	324
Interest Distribution Amount	324
Interest Reserve Account	375
Interest Shortfall	324
Interested Person	426
Investor Certification	341
K
KBRA	482
L
Lennar	252
Liquidation Fee	389
Liquidation Fee Rate	389
Liquidation Proceeds	374
LO(#)	160
Loan Per Unit	158
Loan-Specific Directing Certificateholder	429
Lock-out Period	206
Loss of Value Payment	361
Losses	302
Lower-Tier Regular Interests	523
Lower-Tier REMIC	315, 523
LTV	272
LTV Ratio	156
LTV Ratio at Maturity	158
M
MAI	363
Major Decision	430
MAS	21
Master Servicer Decision	406
Material Defect	360
Maturity Date Balloon	159
Midland	293
MiFID II	18, 540
MLPA	354
Modification Fees	386
Moody’s	482
Moor Park	183
Mortgage	154
Mortgage File	355
Mortgage Loans	153
Mortgage Note	154
Mortgage Pool	153
Mortgage Rate	324
Mortgaged Property	154
N
National Register	200
Natixis	260
Net Mortgage Rate	323
Net Operating Income	159
NetScout	181
NI 33-105	23
NKF	296
NKF Parties	302
NKF Primary Serviced Mortgage Loan	299
NKF Primary Servicer Termination Event	303
NKF Primary Servicing Agreement	299
NOI Date	159
Non-Control Note	221
Non-Controlling Holder	221
Nonrecoverable Advance	371
Non-Serviced AB Whole Loan	221
Non-Serviced Certificate Administrator	221
Non-Serviced Companion Loan	221
Non-Serviced Custodian	221
Non-Serviced Directing Certificateholder	221
Non-Serviced Master Servicer	222
Non-Serviced Mortgage Loan	222
Non-Serviced Pari Passu Companion Loan	222

Non-Serviced Pari Passu Mortgage Loan	222
Non-Serviced Pari Passu Whole Loan	222
Non-Serviced PSA	222
Non-Serviced Securitization Trust	222
Non-Serviced Special Servicer	222
Non-Serviced Subordinate Companion Loan	222
Non-Serviced Trustee	222
Non-Serviced Whole Loan	222
Non-U.S. Person	535
Notional Amount	315
NRA	159
NREC	260
NREC Data Tape	261
NREC Deal Team	261
NREC Mortgage Loans	261
NRSRO	340
NRSRO Certification	342
NxStage Guaranty Termination Conditions	194
O
O(#)	160
Occupancy As Of Date	159
Occupancy Rate	159
Offered Certificates	314
OID Regulations	526
OLA	150
OP Borrower	169
Operating Advisor Consulting Fee	393
Operating Advisor Expenses	393
Operating Advisor Fee	393
Operating Advisor Fee Rate	393
Operating Advisor Standard	440
Operating Advisor Termination Event	444
Operating Lease	169
Other Master Servicer	222
Other PSA	222
Other Special Servicer	222
Outlot Parcel	211
P
P&I Advance	369
P&I Advance Date	369
PACE	110
Pads	165
Par Purchase Price	425
Pari Passu Companion Loans	153
Pari Passu Mortgage Loan	222
Park Bridge Financial	310
Park Bridge Lender Services	310
Participants	350
Parties in Interest	542
Pass-Through Rate	322
Patriot Act	507
Payment Guaranty	194
PCIS Persons	19
PCR	249
Percentage Interest	316
Periodic Payments	316
Permitted Investments	316, 376
Permitted Release	211
Permitted Special Servicer/Affiliate Fees	392
Phase I ESA	179
PIPs	181
Plans	542
PML	275
PRC	20
Preliminary Dispute Resolution Election Notice	471
Prepayment Assumption	527
Prepayment Interest Excess	333
Prepayment Interest Shortfall	333
Prepayment Premium	332
Prepayment Provisions	159
PRIIPS Regulation	18
Prime Rate	374
Principal Balance Certificates	314
Principal Distribution Amount	324
Principal Shortfall	326
Privileged Information	442
Privileged Information Exception	443
Privileged Person	339
Professional Investors	20
Professional Investors	21
Prohibited Prepayment	334
Promotion of Collective Investment Schemes Exemptions Order	19
Proposed Course of Action	470
Proposed Course of Action Notice	470
Prospectus	20
Prospectus Directive	18, 540
PSA	313
PSA Party Repurchase Request	470
PTCE	545
PTE	543
Purchase Price	362

Q
Qualification Criteria	251
Qualified Replacement Special Servicer	459
Qualified Substitute Mortgage Loan	362
Qualifying CRE Loan Percentage	313
Quality Assurance Summary Report	169
R
RAC No-Response Scenario	480
Rated Final Distribution Date	333
Rating Agencies	482
Rating Agency Confirmation	481
RCAP	184
RCM	305
REA	72
Realized Loss	336
REC	179
Record Date	316
Registration Statement	541
Regular Certificates	314
Regular Interestholder	526
Regular Interests	523
Regulation AB	484
Reimbursement Rate	373
Related Proceeds	372
Release Date	207
Release Parcel	211
Relevant Persons	19
Relief Act	506
Remaining Term to Maturity	160
REMIC	523
REMIC Regulations	522
Rent Adjustment Date	179
Rent Guaranty	194
Rent Stabilized Units	171
Rent Variable	179
REO Account	375
REO Loan	327
REO Property	418
Repurchase Request	470
Requesting Certificateholder	472
Requesting Holders	401
Requesting Investor	353
Requesting Party	480
Required Credit Risk Retention Percentage	313
Requirements	507
Residual Certificates	314
Resolution Authority	133
Resolution Failure	470
Resolved	470
Restoration Conditions	209
Restricted Group	543
Restricted Party	443
Retail Unit	178
Retaining Sponsor	311
Review Materials	449
RevPAR	160
Rialto	305
Rialto Holdings	252
Rialto Investment/Asset Management Pending Sale	259
Rialto Mortgage	252
Rialto Mortgage Data Tape	258
Rialto Mortgage Loans	252
Rialto Mortgage Review Team	257
Rialto Qualification Criteria	259
Risk Retention Consultation Party	456
RMBS	292
Rooms	165
Routine Disbursements	408
Royal Park	292
RR Interest	312
Rule 17g-5	342
S
Scheduled Principal Distribution Amount	325
SEC	238
Securities Act	483
Securitization Accounts	314, 375
SEL	275
Senior Certificates	314
Serviced Companion Loan	222
Serviced Companion Loan Securities	464
Serviced Mortgage Loan	223
Serviced Pari Passu Companion Loan	223
Serviced Pari Passu Companion Loan Securities	462
Serviced Pari Passu Mortgage Loan	223
Serviced Pari Passu Whole Loan	223
Serviced Whole Loan	223
Servicer Termination Event	461
Servicing Advances	370
Servicing Fee	384
Servicing Fee Rate	384
Servicing Shift Mortgage Loan	223

Servicing Shift PSA	223
Servicing Shift Securitization Date	223
Servicing Shift Whole Loan	223
Servicing Standard	368
SF	161
SFA	21
SFO	20
Similar Law	542
SMMEA	546
Société Générale	245
Société Générale Data Tape	250
Société Générale Deal Team	250
Société Générale Mortgage Loans	246
Special Servicer	305
Special Servicer Decision	410
Special Servicing Fee	387
Special Servicing Fee Rate	387
Specially Serviced Loans	415
Sq. Ft.	161
Square Feet	161
Startup Day	523
State Court Complaint	292
Stated Principal Balance	326
Structured Product	20
Structuring Assumptions	515
Subject Loan	394
Subordinate Certificates	314
Subordinate Companion Loan	153, 223
Subsequent Asset Status Report	419
Sub-Servicing Agreement	368
T
T-12	161
Target Improvements	168, 212
Target Parcel	168
Tax Cuts and Jobs Act	526
tax matters persons	533
Tenant Buyout	171
Term to Maturity	161
Terms and Conditions	352
Tests	450
Title V	505
TMPs	533
Total Operating Expenses	156
TRIPRA	95
Trust	290
Trust REMICs	315, 523
TTM	161
U
U.S. Person	535
U/W DSCR	157
U/W Expenses	161
U/W NCF	161
U/W NCF Debt Yield	164
U/W NCF DSCR	157, 163
U/W NOI	164
U/W NOI Debt Yield	164
U/W NOI DSCR	164
U/W Revenues	164
UBS 2018-C13 PSA	223
UBS AG, New York Branch	238
UBS AG, New York Branch Data Tape	240
UBS AG, New York Branch Deal Team	240
UBS AG, New York Branch Mortgage Loans	239
UBS Qualification Criteria	241
UBSRES	239
UCC	491
Underwriter Entities	119
Underwriting Agreement	537
Underwritten Debt Service Coverage Ratio	157
Underwritten Expenses	161
Underwritten NCF	161
Underwritten NCF Debt Yield	164
Underwritten Net Cash Flow	161
Underwritten Net Cash Flow Debt Service Coverage Ratio	163
Underwritten Net Operating Income	164
Underwritten Net Operating Income Debt Service Coverage Ratio	164
Underwritten NOI	164
Underwritten NOI Debt Yield	164
Underwritten Revenues	164
Units	165
Unscheduled Principal Distribution Amount	325
Unsolicited Information	450
Upper-Tier REMIC	315, 523
UST	180
V
Volcker Rule	132
Voting Rights	349
W
WAC Rate	323

Weighted Average Mortgage Rate	165
Weighted Averages	165
Wells Fargo Bank	290
WFCM 2018-C47 PSA	223
Whole Loan	153
Withheld Amounts	375
Workout Fee	388
Workout Fee Rate	388
Workout-Delayed Reimbursement Amount	373
Y
Yield Maintenance Charge	332
YM(#)	160
YM@(#)	160

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Mortgage Loan Seller(1)	Cross-Collateralized and Cross-Defaulted	Address	City	County	State	Zip Code	General Property Type	Specific Property Type	Number of Properties(22)	Year Built	Year Renovated	Number of Units	Unit of Measure
1	Loan	GNL Portfolio	SG	No	Various	Various	Various	Various	Various	Various	Various	7	Various	Various	647,713	Sq. Ft.
1.01	Property	Nimble Storage	SG	No	211, 251 and 281 River Oaks Parkway	San Jose	Santa Clara	CA	95134	Office	Suburban	1	1979-1982	2013	164,608	Sq. Ft.
1.02	Property	NetScout Systems	SG	No	915 Guardian Way	Allen	Collin	TX	75013	Office	Suburban	1	2018	N/A	144,779	Sq. Ft.
1.03	Property	Mallinckrodt	SG	No	381 Marshall Avenue	St. Louis	Saint Louis	MO	63119	Office	R&D	1	1980-2008	2004, 2017	89,900	Sq. Ft.
1.04	Property	PPD Global Labs	SG	No	2 Tesseneer Drive	Highland Heights	Campbell	KY	41076	Office	R&D	1	1983	2015	73,220	Sq. Ft.
1.05	Property	PNC Bank	SG	No	901 State Street	Erie	Erie	PA	16501	Office	Suburban	1	1909; 1968	2000	97,203	Sq. Ft.
1.06	Property	FedEx Ground	SG	No	6401 18th Avenue North	Great Falls	Cascade	MT	59405	Industrial	Warehouse/Distribution	1	2017	N/A	58,148	Sq. Ft.
1.07	Property	Weatherford International	SG	No	13400 West Highway 80 East	Odessa	Midland	TX	79765	Industrial	Warehouse	1	1950	2010	19,855	Sq. Ft.
2	Loan	Heartland Dental Medical Office Portfolio	UBS AG	No	Various	Various	Various	Various	Various	Various	Various	169	Various	Various	962,501	Sq. Ft.
2.001	Property	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive	UBS AG	No	1200 Network Centre Drive	Effingham	Effingham	IL	62401	Office	Suburban	1	1995	2013	84,190	Sq. Ft.
2.002	Property	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road	UBS AG	No	9150 North East Barry Road	Kansas City	Clay	MO	64157	Mixed Use	Medical/Retail	1	2011	N/A	9,727	Sq. Ft.
2.003	Property	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road	UBS AG	No	11925 Jones Bridge Road	Johns Creek	Collin	GA	30005	Mixed Use	Medical/Retail	1	2004	N/A	14,860	Sq. Ft.
2.004	Property	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza	UBS AG	No	200 Brevco Plaza	Lake St. Louis	Charles	MO	63367	Office	Medical	1	2000	N/A	18,826	Sq. Ft.
2.005	Property	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street	UBS AG	No	1760 West Virginia Street	McKinney	Clay	TX	75069	Office	Medical	1	2010	N/A	10,300	Sq. Ft.
2.006	Property	Heartland Dental Medical Office Portfolio - 117 St. Patrick's Drive	UBS AG	No	117 St. Patrick's Drive	Waldorf	Hood	MD	20603	Office	Medical	1	2005	N/A	6,699	Sq. Ft.
2.007	Property	Heartland Dental Medical Office Portfolio - 1647 County Road 220	UBS AG	No	1647 County Road 220	Fleming Island	Buchanan	FL	32003	Office	Medical	1	2012	N/A	8,168	Sq. Ft.
2.008	Property	Heartland Dental Medical Office Portfolio - 3500 East Highway 377	UBS AG	No	3500 East Highway 377	Granbury	St. Clair	TX	76049	Office	Medical	1	2011	N/A	6,000	Sq. Ft.
2.009	Property	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway	UBS AG	No	4112 North Belt Highway	St. Joseph	St. Charles	MO	64506	Mixed Use	Medical/Retail	1	2013	N/A	6,000	Sq. Ft.
2.010	Property	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard	UBS AG	No	3009 Winghaven Boulevard	O'Fallon	Saint Charles	MO	63368	Mixed Use	Medical/Retail	1	2006	N/A	8,200	Sq. Ft.
2.011	Property	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive	UBS AG	No	2202 Althoff Drive	Effingham	Effingham	IL	62401	Office	Suburban	1	1999	2014	42,962	Sq. Ft.
2.012	Property	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue	UBS AG	No	3820 Wabash Avenue	Springfield	Sangamon	IL	62711	Office	Medical	1	2018	N/A	5,500	Sq. Ft.
2.013	Property	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway	UBS AG	No	561 East Lincoln Highway	New Lenox	Warren	IL	60451	Mixed Use	Medical/Retail	1	2015	N/A	6,810	Sq. Ft.
2.014	Property	Heartland Dental Medical Office Portfolio - 508 South 52nd Street	UBS AG	No	508 South 52nd Street	Rogers	DeKalb	AR	72758	Office	Medical	1	2007	N/A	10,000	Sq. Ft.
2.015	Property	Heartland Dental Medical Office Portfolio - 1025 Ashley Street	UBS AG	No	1025 Ashley Street	Bowling Green	Lake	KY	42103	Office	Medical	1	2002	N/A	6,520	Sq. Ft.
2.016	Property	Heartland Dental Medical Office Portfolio - 440 Erie Parkway	UBS AG	No	440 Erie Parkway	Erie	Weld	CO	80516	Office	Medical	1	2017	N/A	4,150	Sq. Ft.
2.017	Property	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard	UBS AG	No	1381 Citrus Tower Boulevard	Clermont	Marathon	FL	34711	Office	Medical	1	2006	N/A	10,014	Sq. Ft.
2.018	Property	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road	UBS AG	No	1751 Pleasant Road	Fort Mill	Berkeley	SC	29708	Mixed Use	Medical/Retail	1	2014	N/A	6,738	Sq. Ft.
2.019	Property	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place	UBS AG	No	9625 Lake Nona Village Place	Orlando	Orange	FL	32827	Office	Medical	1	2013	N/A	4,878	Sq. Ft.
2.020	Property	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue	UBS AG	No	615 Saint James Avenue	Goose Creek	Clay	SC	29445	Office	Medical	1	2016	N/A	4,100	Sq. Ft.
2.021	Property	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road	UBS AG	No	13816 Narcoossee Road	Orlando	Gwinnett	FL	32832	Office	Medical	1	2013	N/A	4,414	Sq. Ft.
2.022	Property	Heartland Dental Medical Office Portfolio - 1695 Wells Road	UBS AG	No	1695 Wells Road	Orange Park	York	FL	32073	Office	Medical	1	1993	2005	5,500	Sq. Ft.
2.023	Property	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road	UBS AG	No	4355 Suwanee Dam Road	Suwanee	Sumner	GA	30024	Office	Medical	1	2000	N/A	11,850	Sq. Ft.
2.024	Property	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive	UBS AG	No	7310 North Villa Drive	Peoria	Peoria	IL	61614	Office	Medical	1	2003	N/A	6,880	Sq. Ft.
2.025	Property	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard	UBS AG	No	299A Indian Lake Boulevard	Hendersonville	Cass	TN	37075	Mixed Use	Medical/Retail	1	2014	N/A	6,160	Sq. Ft.
2.026	Property	Heartland Dental Medical Office Portfolio - 2455 East Main Street	UBS AG	No	2455 East Main Street	Plainfield	Travis	IN	46168	Office	Medical	1	2016	N/A	6,464	Sq. Ft.
2.027	Property	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway	UBS AG	No	630 East Markey Parkway	Belton	Charles	MO	64012	Mixed Use	Medical/Retail	1	2015	N/A	5,625	Sq. Ft.
2.028	Property	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway	UBS AG	No	1613 East Pflugerville Parkway	Pflugerville	Horry	TX	78660	Office	Medical	1	2016	N/A	3,883	Sq. Ft.
2.029	Property	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway	UBS AG	No	782 Belle Terre Parkway	Palm Coast	Flagler	FL	32164	Mixed Use	Medical/Retail	1	2016	N/A	4,955	Sq. Ft.
2.030	Property	Heartland Dental Medical Office Portfolio - 11890 Highway 707	UBS AG	No	11890 Highway 707	Murrells Inlet	St. Charles	SC	29576	Office	Medical	1	2017	N/A	4,386	Sq. Ft.
2.031	Property	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road	UBS AG	No	7551 Osceola Polk Line Road	Davenport	Orange	FL	33896	Office	Medical	1	2015	N/A	5,453	Sq. Ft.
2.032	Property	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive	UBS AG	No	100 Piper Hill Drive	St. Peters	Georgetown	MO	63376	Office	Medical	1	1998	N/A	9,943	Sq. Ft.
2.033	Property	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard	UBS AG	No	8624 Lee Vista Boulevard	Orlando	Polk	FL	32829	Office	Medical	1	2004	N/A	5,275	Sq. Ft.
2.034	Property	Heartland Dental Medical Office Portfolio - 149 Tuscan Way	UBS AG	No	149 Tuscan Way	Saint Augustine	Saint Johns	FL	32092	Office	Medical	1	2014	N/A	4,108	Sq. Ft.
2.035	Property	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive	UBS AG	No	2740 Prairie Crossing Drive	Springfield	Sangamon	IL	62711	Office	Medical	1	2016	N/A	3,803	Sq. Ft.
2.036	Property	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard	UBS AG	No	2066 Bruce B. Downs Boulevard	Wesley Chapel	Marion	FL	33543	Mixed Use	Medical/Retail	1	2014	N/A	4,194	Sq. Ft.
2.037	Property	Heartland Dental Medical Office Portfolio - 209 Latitude Lane	UBS AG	No	209 Latitude Lane	Clover	Davidson	SC	29710	Office	Medical	1	2017	N/A	4,079	Sq. Ft.
2.038	Property	Heartland Dental Medical Office Portfolio - 4608 South West College Road	UBS AG	No	4608 South West College Road	Ocala	Lincoln	FL	34474	Mixed Use	Medical/Retail	1	2015	N/A	5,114	Sq. Ft.
2.039	Property	Heartland Dental Medical Office Portfolio - 1315 Bell Road	UBS AG	No	1315 Bell Road	Antioch	Tarrant	TN	37013	Mixed Use	Medical/Retail	1	2009	N/A	8,200	Sq. Ft.
2.040	Property	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South	UBS AG	No	4237 U.S. Highway 1 South	Saint Augustine	Saint Johns	FL	32095	Office	Medical	1	2018	N/A	4,000	Sq. Ft.
2.041	Property	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane	UBS AG	No	1521 East Debbie Lane	Mansfield	Tulsa	TX	76063	Office	Medical	1	2013	N/A	5,028	Sq. Ft.
2.042	Property	Heartland Dental Medical Office Portfolio - 3152 South Broadway	UBS AG	No	3152 South Broadway	Edmond	Scott	OK	73013	Office	Medical	1	2014	N/A	5,517	Sq. Ft.
2.043	Property	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road	UBS AG	No	8701 South Garnett Road	Broken Arrow	Rutherford	OK	74012	Office	Medical	1	2003	N/A	7,107	Sq. Ft.
2.044	Property	Heartland Dental Medical Office Portfolio - 450 South Weber Road	UBS AG	No	450 South Weber Road	Romeoville	Will	IL	60446	Office	Medical	1	2017	N/A	4,000	Sq. Ft.
2.045	Property	Heartland Dental Medical Office Portfolio - 840 Nissan Drive	UBS AG	No	840 Nissan Drive	Smyrna	Oakland	TN	37167	Mixed Use	Medical/Retail	1	2015	N/A	5,871	Sq. Ft.
2.046	Property	Heartland Dental Medical Office Portfolio - 12222 Route 47	UBS AG	No	12222 Route 47	Huntley	Taylor	IL	60142	Office	Medical	1	2016	N/A	3,569	Sq. Ft.
2.047	Property	Heartland Dental Medical Office Portfolio - 3415 Livernois Road	UBS AG	No	3415 Livernois Road	Troy	Hendricks	MI	48083	Office	Medical	1	2008	N/A	5,661	Sq. Ft.
2.048	Property	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road	UBS AG	No	5309 Buffalo Gap Road	Abilene	Lake	TX	79606	Office	Medical	1	1993	N/A	8,164	Sq. Ft.
2.049	Property	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane	UBS AG	No	8190 Windfall Lane	Camby	Jackson	IN	46113	Office	Medical	1	2003	N/A	8,400	Sq. Ft.
2.050	Property	Heartland Dental Medical Office Portfolio - 2620 East Highway 50	UBS AG	No	2620 East Highway 50	Clermont	James City	FL	34711	Office	Medical	1	2016	N/A	5,129	Sq. Ft.
2.051	Property	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square	UBS AG	No	10670 Southwest Tradition Square	Port St. Lucie	Lake	FL	34987	Office	Medical	1	2017	N/A	4,000	Sq. Ft.
2.052	Property	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street	UBS AG	No	4939 Courthouse Street	Williamsburg	James City	VA	23188	Office	Medical	1	2007	N/A	5,300	Sq. Ft.
2.053	Property	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road	UBS AG	No	2301 Old Canoe Creek Road	St. Cloud	Osceola	FL	34772	Office	Medical	1	2015	N/A	5,050	Sq. Ft.
2.054	Property	Heartland Dental Medical Office Portfolio - 507 North Hershey Road	UBS AG	No	507 North Hershey Road	Bloomington	McLean	IL	61704	Office	Medical	1	2000	N/A	7,690	Sq. Ft.
2.055	Property	Heartland Dental Medical Office Portfolio - 242 Southwoods Center	UBS AG	No	242 Southwoods Center	Columbia	Maricopa	IL	62236	Office	Medical	1	2003	N/A	6,790	Sq. Ft.
2.056	Property	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue	UBS AG	No	3016 Columbia Avenue	Franklin	Duval	TN	37064	Mixed Use	Medical/Retail	1	2014	N/A	4,371	Sq. Ft.
2.057	Property	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue	UBS AG	No	4120 North 197th Avenue	Litchfield Park	DeKalb	AZ	85340	Office	Medical	1	2018	N/A	4,000	Sq. Ft.
2.058	Property	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard	UBS AG	No	13794 Beach Boulevard	Jacksonville	DeKalb	FL	32224	Office	Medical	1	2013	N/A	4,929	Sq. Ft.
2.059	Property	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard	UBS AG	No	3037 Southwest Port St. Lucie Boulevard	Port St. Lucie	Shelby	FL	34953	Office	Medical	1	2017	N/A	4,000	Sq. Ft.
2.060	Property	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue	UBS AG	No	1840 Dekalb Avenue	Sycamore	Coweta	IL	60178	Mixed Use	Medical/Retail	1	2007	N/A	6,225	Sq. Ft.
2.061	Property	Heartland Dental Medical Office Portfolio - 9100 Highway 119	UBS AG	No	9100 Highway 119	Alabaster	DeKalb	AL	35007	Office	Medical	1	2017	N/A	4,000	Sq. Ft.
2.062	Property	Heartland Dental Medical Office Portfolio - 42 Market Square Road	UBS AG	No	42 Market Square Road	Newnan	Brown	GA	30265	Office	Medical	1	2002	N/A	7,305	Sq. Ft.
2.063	Property	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road	UBS AG	No	2707 Sycamore Road	DeKalb	Tippecanoe	IL	60115	Office	Medical	1	1996	N/A	10,000	Sq. Ft.
2.064	Property	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road	UBS AG	No	2014 Lime Kiln Road	Bellevue	Brown	WI	54311	Mixed Use	Medical/Retail	1	2015	N/A	5,756	Sq. Ft.
2.065	Property	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North	UBS AG	No	103 Farabee Drive North	Lafayette	Houston	IN	47905	Office	Medical	1	1991	N/A	5,642	Sq. Ft.
2.066	Property	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road	UBS AG	No	4999 North Tanner Road	Orlando	Orange	FL	32826	Office	Medical	1	2007	2015	4,063	Sq. Ft.
2.067	Property	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road	UBS AG	No	674 Lake Joy Road	Warner Robins	Rutherford	GA	31047	Office	Medical	1	2017	N/A	4,000	Sq. Ft.
2.068	Property	Heartland Dental Medical Office Portfolio - 1828 IN-44	UBS AG	No	1828 IN-44	Shelbyville	Maricopa	IN	46176	Office	Medical	1	2015	N/A	6,644	Sq. Ft.
2.069	Property	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard	UBS AG	No	2950 South Rutherford Boulevard	Murfreesboro	Tarrant	TN	37130	Mixed Use	Medical/Retail	1	2012	N/A	4,769	Sq. Ft.
2.070	Property	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway	UBS AG	No	545 East Hunt Highway	San Tan Valley	DeKalb	AZ	85143	Office	Medical	1	2016	N/A	4,000	Sq. Ft.
2.071	Property	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza	UBS AG	No	17810 Pierce Plaza	Omaha	Douglas	NE	68130	Office	Medical	1	2017	N/A	4,798	Sq. Ft.
2.072	Property	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard	UBS AG	No	5445 South Williamson Boulevard	Port Orange	Volusia	FL	32128	Office	Medical	1	2015	N/A	3,215	Sq. Ft.
2.073	Property	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West	UBS AG	No	780 East-West Connector South West	Austell	Sumter	GA	30106	Mixed Use	Medical/Retail	1	2016	N/A	5,989	Sq. Ft.
2.074	Property	Heartland Dental Medical Office Portfolio - 16620 West 159th Street	UBS AG	No	16620 West 159th Street	Lockport	Will	IL	60441	Office	Medical	1	2016	N/A	3,569	Sq. Ft.
2.075	Property	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441	UBS AG	No	13851 North US Highway 441	Lady Lake	Tippecanoe	FL	32159	Office	Medical	1	1997	2013	4,227	Sq. Ft.
2.076	Property	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive	UBS AG	No	3120 Mahan Drive	Tallahassee	Lake	FL	32308	Mixed Use	Medical/Retail	1	2017	N/A	4,195	Sq. Ft.
2.077	Property	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South	UBS AG	No	2000 Veterans Memorial Parkway South	Lafayette	Clay	IN	47909	Office	Medical	1	2016	N/A	4,000	Sq. Ft.
2.078	Property	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12	UBS AG	No	1402 U.S. Route 12	Fox Lake	Butler	IL	60020	Office	Medical	1	2004	2018	4,135	Sq. Ft.
2.079	Property	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard	UBS AG	No	1776 Blanding Boulevard	Middleburg	Wilson	FL	32068	Office	Medical	1	2014	N/A	4,108	Sq. Ft.
2.080	Property	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive	UBS AG	No	3012 Anchor Drive	Hamilton	Richland	OH	45011	Office	Medical	1	2016	N/A	5,493	Sq. Ft.
2.081	Property	Heartland Dental Medical Office Portfolio - 1715 West Main Street	UBS AG	No	1715 West Main Street	Lebanon	Duval	TN	37087	Mixed Use	Medical/Retail	1	2014	N/A	5,000	Sq. Ft.
2.082	Property	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road	UBS AG	No	10389 Big Bend Road	Riverview	St. Louis	FL	33568	Mixed Use	Medical/Retail	1	2014	N/A	3,830	Sq. Ft.
2.083	Property	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway	UBS AG	No	7103 Whitestown Parkway	Zionsville	Boone	IN	46077	Office	Medical	1	2017	N/A	4,100	Sq. Ft.
2.084	Property	Heartland Dental Medical Office Portfolio - 2751 Fountain Place	UBS AG	No	2751 Fountain Place	Wildwood	Tulsa	MO	63040	Office	Medical	1	2010	N/A	6,590	Sq. Ft.
2.085	Property	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle	UBS AG	No	2030 Crossing Circle	Spring Hill	Will	TN	37174	Office	Medical	1	2015	N/A	3,300	Sq. Ft.
2.086	Property	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North	UBS AG	No	13101 East 96th Street North	Owasso	Scott	OK	74055	Office	Medical	1	2014	N/A	4,100	Sq. Ft.
2.087	Property	Heartland Dental Medical Office Portfolio - 692 Essington Road	UBS AG	No	692 Essington Road	Joliet	Houston	IL	60435	Office	Medical	1	2001	N/A	6,030	Sq. Ft.
2.088	Property	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive	UBS AG	No	240 Blossom Park Drive	Georgetown	Cherokee	KY	40324	Office	Medical	1	2003	N/A	6,240	Sq. Ft.

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Mortgage Loan Seller(1)	Cross-Collateralized and Cross-Defaulted	Address	City	County	State	Zip Code	General Property Type	Specific Property Type	Number of Properties(22)	Year Built	Year Renovated	Number of Units	Unit of Measure
2.089	Property	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard	UBS AG	No	6005 Watson Boulevard	Byron	Hall	GA	31008	Office	Medical	1	2015	N/A	5,000	Sq. Ft.
2.090	Property	Heartland Dental Medical Office Portfolio - 3237 Sixes Road	UBS AG	No	3237 Sixes Road	Canton	Manatee	GA	30114	Office	Medical	1	2014	N/A	4,465	Sq. Ft.
2.091	Property	Heartland Dental Medical Office Portfolio - 4030 Winder Highway	UBS AG	No	4030 Winder Highway	Flowery Branch	LaSalle	GA	30542	Office	Medical	1	2016	N/A	4,079	Sq. Ft.
2.092	Property	Heartland Dental Medical Office Portfolio - 8605 East State Road 70	UBS AG	No	8605 East State Road 70	Bradenton	Spotsylvania	FL	34202	Office	Medical	1	2013	N/A	4,275	Sq. Ft.
2.093	Property	Heartland Dental Medical Office Portfolio - 540 West Walnut Street	UBS AG	No	540 West Walnut Street	Oglesby	Allen	IL	61348	Office	Medical	1	2012	N/A	7,472	Sq. Ft.
2.094	Property	Heartland Dental Medical Office Portfolio - 5630 Plank Road	UBS AG	No	5630 Plank Road	Fredericksburg	Collier	VA	22407	Office	Medical	1	2008	N/A	4,829	Sq. Ft.
2.095	Property	Heartland Dental Medical Office Portfolio - 10505 Lima Road	UBS AG	No	10505 Lima Road	Fort Wayne	Richland	IN	46818	Office	Medical	1	2014	N/A	5,090	Sq. Ft.
2.096	Property	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard	UBS AG	No	7485 Vanderbilt Beach Boulevard	Naples	St. Mary's	FL	34119	Office	Medical	1	2006	N/A	3,849	Sq. Ft.
2.097	Property	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road	UBS AG	No	2701 South Koke Mill Road	Springfield	Sangamon	IL	62704	Office	Medical	1	2011	N/A	5,857	Sq. Ft.
2.098	Property	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway	UBS AG	No	22329 Greenview Parkway	Great Mills	Anderson	MD	20634	Office	Medical	1	2004	N/A	3,840	Sq. Ft.
2.099	Property	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive	UBS AG	No	25000 Bernwood Drive	Bonita Springs	Polk	FL	34135	Office	Medical	1	2006	N/A	4,213	Sq. Ft.
2.100	Property	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard	UBS AG	No	3500 Clemson Boulevard	Anderson	Aiken	SC	29621	Office	Medical	1	2014	N/A	2,815	Sq. Ft.
2.101	Property	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East	UBS AG	No	2222 Highway 540A East	Lakeland	York	FL	33813	Office	Medical	1	2006	N/A	4,596	Sq. Ft.
2.102	Property	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road	UBS AG	No	1055 Pine Log Road	Aiken	Lee	SC	29803	Office	Medical	1	1987	2014	3,769	Sq. Ft.
2.103	Property	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road	UBS AG	No	4315 North Holland Sylvania Road	Sylvania	Lucas	OH	43623	Office	Medical	1	2005	2015	3,948	Sq. Ft.
2.104	Property	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive	UBS AG	No	21300 Town Commons Drive	Estero	DeKalb	FL	33928	Office	Medical	1	2007	N/A	3,820	Sq. Ft.
2.105	Property	Heartland Dental Medical Office Portfolio - 1905 Convenience Place	UBS AG	No	1905 Convenience Place	Champaign	Champaign	IL	61820	Office	Medical	1	1984	2003	3,770	Sq. Ft.
2.106	Property	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road	UBS AG	No	3308 Platt Springs Road	West Columbia	Lexington	SC	29170	Office	Medical	1	1985	2014	5,880	Sq. Ft.
2.107	Property	Heartland Dental Medical Office Portfolio - 132 Milestone Way	UBS AG	No	132 Milestone Way	Greenville	Greenville	SC	29615	Office	Medical	1	2001	N/A	4,700	Sq. Ft.
2.108	Property	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard	UBS AG	No	1429 Chester Boulevard	Richmond	Fort Bend	IN	47374	Office	Medical	1	2002	N/A	3,920	Sq. Ft.
2.109	Property	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard	UBS AG	No	1339 North Sumter Boulevard	North Port	Gwinnett	FL	34286	Office	Medical	1	2006	2013	5,257	Sq. Ft.
2.110	Property	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road	UBS AG	No	1536 Farm to Market 359 Road	Richmond	Horry	TX	77406	Office	Medical	1	1997	2008	4,900	Sq. Ft.
2.111	Property	Heartland Dental Medical Office Portfolio - 3585 North 168th Court	UBS AG	No	3585 North 168th Court	Omaha	Douglas	NE	68116	Office	Medical	1	2014	N/A	3,269	Sq. Ft.
2.112	Property	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South	UBS AG	No	1980 U.S. Highway 1 South	St. Augustine	St. Johns	FL	32086	Office	Medical	1	1988	N/A	4,952	Sq. Ft.
2.113	Property	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue	UBS AG	No	13328 Metcalf Avenue	Overland Park	Lake	KS	66213	Mixed Use	Medical/Retail	1	2004	N/A	4,207	Sq. Ft.
2.114	Property	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue	UBS AG	No	826 West Lincoln Avenue	Charleston	Coles	IL	61920	Office	Medical	1	2001	N/A	4,690	Sq. Ft.
2.115	Property	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue	UBS AG	No	1515 West 45th Avenue	Griffith	Richland	IN	46319	Office	Medical	1	2006	N/A	5,000	Sq. Ft.
2.116	Property	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane	UBS AG	No	1012 Mill Pond Lane	Greencastle	Lee	IN	46135	Office	Medical	1	2015	N/A	5,231	Sq. Ft.
2.117	Property	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue	UBS AG	No	621 Chatham Avenue	Columbia	Osceola	SC	29205	Office	Medical	1	1988	N/A	6,600	Sq. Ft.
2.118	Property	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail	UBS AG	No	24940 South Tamiami Trail	Bonita Springs	Dallas	FL	34134	Office	Medical	1	1998	N/A	3,675	Sq. Ft.
2.119	Property	Heartland Dental Medical Office Portfolio - 609 Front Street	UBS AG	No	609 Front Street	Celebration	Marathon	FL	34747	Office	Medical	1	2000	N/A	3,419	Sq. Ft.
2.120	Property	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway	UBS AG	No	6190 LBJ Freeway	Dallas	St. Joseph	TX	75240	Office	Medical	1	2004	N/A	3,500	Sq. Ft.
2.121	Property	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue	UBS AG	No	3417 Schofield Avenue	Weston	St. CLair	WI	54476	Office	Medical	1	1994	N/A	4,535	Sq. Ft.
2.122	Property	Heartland Dental Medical Office Portfolio - 330 Park Place	UBS AG	No	330 Park Place	Mishawaka	Richland	IN	46545	Office	Medical	1	2003	N/A	3,800	Sq. Ft.
2.123	Property	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road	UBS AG	No	1490 North Green Mount Road	O'Fallon	Hernando	IL	62269	Office	Medical	1	2003	N/A	4,000	Sq. Ft.
2.124	Property	Heartland Dental Medical Office Portfolio - 213 Main Street	UBS AG	No	213 Main Street	Blythewood	Howard	SC	29016	Office	Medical	1	2004	N/A	3,286	Sq. Ft.
2.125	Property	Heartland Dental Medical Office Portfolio - 11119 Hearth Road	UBS AG	No	11119 Hearth Road	Spring Hill	Lincoln	FL	34608	Office	Medical	1	1990	N/A	4,375	Sq. Ft.
2.126	Property	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street	UBS AG	No	2362 West Boulevard Street	Kokomo	Jackson	IN	46902	Office	Medical	1	2002	N/A	3,920	Sq. Ft.
2.127	Property	Heartland Dental Medical Office Portfolio - 2812 East Main Street	UBS AG	No	2812 East Main Street	Merrill	Collier	WI	54452	Office	Medical	1	2005	N/A	4,875	Sq. Ft.
2.128	Property	Heartland Dental Medical Office Portfolio - 1202 South Broad Street	UBS AG	No	1202 South Broad Street	Scottsboro	Manatee	AL	35768	Office	Medical	1	1997	N/A	4,600	Sq. Ft.
2.129	Property	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road	UBS AG	No	8790 Walnut Grove Road	Cordova	Guadalupe	TN	38018	Office	Medical	1	2001	N/A	3,697	Sq. Ft.
2.130	Property	Heartland Dental Medical Office Portfolio - 10708 East State Road 64	UBS AG	No	10708 East State Road 64	Bradenton	Spartanburg	FL	34212	Office	Medical	1	2006	2013	3,818	Sq. Ft.
2.131	Property	Heartland Dental Medical Office Portfolio - 2184 FM 3009	UBS AG	No	2184 FM 3009	Schertz	Williamson	TX	78154	Office	Medical	1	2013	N/A	3,404	Sq. Ft.
2.132	Property	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road	UBS AG	No	2210 Boiling Springs Road	Boiling Springs	Jefferson	SC	29316	Office	Medical	1	1996	2012	4,297	Sq. Ft.
2.133	Property	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road	UBS AG	No	3105 Kirby Whitten Road	Bartlett	Shelby	TN	38134	Office	Medical	1	1997	N/A	4,250	Sq. Ft.
2.134	Property	Heartland Dental Medical Office Portfolio - 716 32nd Street South	UBS AG	No	716 32nd Street South	Birmingham	Collin	AL	35233	Office	Medical	1	1985	N/A	4,700	Sq. Ft.
2.135	Property	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6	UBS AG	No	1010 West U.S. Route 6	Morris	Jefferson	IL	60450	Office	Medical	1	2010	N/A	3,600	Sq. Ft.
2.136	Property	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway	UBS AG	No	935 West Exchange Parkway	Allen	Williamson	TX	75013	Office	Medical	1	2008	N/A	2,500	Sq. Ft.
2.137	Property	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard	UBS AG	No	3608 Jeffco Boulevard	Arnold	Georgetown	MO	63010	Office	Medical	1	2005	N/A	3,290	Sq. Ft.
2.138	Property	Heartland Dental Medical Office Portfolio - 998 Williford Court	UBS AG	No	998 Williford Court	Spring Hill	Clark	TN	37174	Office	Medical	1	2008	N/A	2,556	Sq. Ft.
2.139	Property	Heartland Dental Medical Office Portfolio - 4405 Highway 17	UBS AG	No	4405 Highway 17	Murrells Inlet	Collier	SC	29576	Office	Medical	1	1997	2018	4,080	Sq. Ft.
2.140	Property	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive	UBS AG	No	3003 Twin Rivers Drive	Arkadelphia	Clark	AR	71923	Office	Medical	1	2003	N/A	3,994	Sq. Ft.
2.141	Property	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East	UBS AG	No	12260 Tamiami Trail East	Naples	Madison	FL	34113	Office	Medical	1	2004	N/A	2,700	Sq. Ft.
2.142	Property	Heartland Dental Medical Office Portfolio - 1405 South 25th Street	UBS AG	No	1405 South 25th Street	Fort Pierce	Shelby	FL	34947	Office	Medical	1	1998	N/A	3,984	Sq. Ft.
2.143	Property	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue	UBS AG	No	12605 Troxler Avenue	Highland	Polk	IL	62249	Office	Medical	1	2013	N/A	3,403	Sq. Ft.
2.144	Property	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive	UBS AG	No	122 Stone Trace Drive	Mount Sterling	Oklahoma	KY	40353	Office	Medical	1	2008	N/A	6,025	Sq. Ft.
2.145	Property	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive	UBS AG	No	4455 Florida National Drive	Lakeland	James City	FL	33813	Office	Medical	1	2000	N/A	3,847	Sq. Ft.
2.146	Property	Heartland Dental Medical Office Portfolio - 3645 North Council Road	UBS AG	No	3645 North Council Road	Bethany	Fulton	OK	73008	Office	Medical	1	1996	N/A	3,655	Sq. Ft.
2.147	Property	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive	UBS AG	No	9305 Market Square Drive	Streetsboro	DuPage	OH	44241	Office	Medical	1	2003	N/A	4,792	Sq. Ft.
2.148	Property	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast	UBS AG	No	3420 Bayside Lakes Boulevard Southeast	Palm Bay	York	FL	32909	Office	Medical	1	2007	N/A	4,803	Sq. Ft.
2.149	Property	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue	UBS AG	No	309 West Ogden Avenue	Naperville	Butler	IL	60563	Office	Medical	1	2009	N/A	2,600	Sq. Ft.
2.150	Property	Heartland Dental Medical Office Portfolio - 456 University Boulevard North	UBS AG	No	456 University Boulevard North	Jacksonville	Muscogee	FL	32211	Office	Medical	1	1968	2016	4,788	Sq. Ft.
2.151	Property	Heartland Dental Medical Office Portfolio - 1316 McMillan Street	UBS AG	No	1316 McMillan Street	Worthington	Troup	MN	56187	Office	Medical	1	2000	N/A	3,600	Sq. Ft.
2.152	Property	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway	UBS AG	No	6233 Veterans Parkway	Columbus	Laurel	GA	31909	Office	Medical	1	1983	N/A	2,395	Sq. Ft.
2.153	Property	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road	UBS AG	No	116 Calumet Center Road	LaGrange	Tarrant	GA	30241	Office	Medical	1	2000	N/A	3,198	Sq. Ft.
2.154	Property	Heartland Dental Medical Office Portfolio - 828 South Main Street	UBS AG	No	828 South Main Street	London	Cherokee	KY	40741	Office	Medical	1	1986	N/A	6,390	Sq. Ft.
2.155	Property	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court	UBS AG	No	7200 Red Hawk Court	Fort Worth	Horry	TX	76132	Office	Medical	1	1997	N/A	2,918	Sq. Ft.
2.156	Property	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane	UBS AG	No	303 Ashby Park Lane	Greenville	Macomb	SC	29607	Office	Medical	1	2006	N/A	3,100	Sq. Ft.
2.157	Property	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza	UBS AG	No	3106 Professional Plaza	Germantown	Houston	TN	38138	Office	Medical	1	1999	N/A	2,500	Sq. Ft.
2.158	Property	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive	UBS AG	No	1950 Chesley Drive	Sterling Heights	Marlboro	MI	48310	Office	Medical	1	1999	N/A	3,365	Sq. Ft.
2.159	Property	Heartland Dental Medical Office Portfolio - 104 South Houston Road	UBS AG	No	104 South Houston Road	Warner Robins	Glynn	GA	31088	Office	Medical	1	1976	N/A	3,386	Sq. Ft.
2.160	Property	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue	UBS AG	No	103 East Tatum Avenue	McColl	Tulsa	SC	29570	Office	Medical	1	1995	2015	4,500	Sq. Ft.
2.161	Property	Heartland Dental Medical Office Portfolio - 165 Juniper Circle	UBS AG	No	165 Juniper Circle	Brunswick	Richland	GA	31520	Office	Medical	1	2008	N/A	2,400	Sq. Ft.
2.162	Property	Heartland Dental Medical Office Portfolio - 135 East Broadway Street	UBS AG	No	135 East Broadway Street	Sand Springs	Fulton	OK	74063	Office	Medical	1	1947	N/A	4,570	Sq. Ft.
2.163	Property	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road	UBS AG	No	9360 Two Notch Road	Columbia	Clay	SC	29223	Office	Medical	1	1979	N/A	1,936	Sq. Ft.
2.164	Property	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9	UBS AG	No	12988 Georgia Highway 9	Milton	Pickens	GA	30004	Office	Medical	1	2015	N/A	3,312	Sq. Ft.
2.165	Property	Heartland Dental Medical Office Portfolio - 5 Jannell Court	UBS AG	No	5 Jannell Court	Epping	Bernalillo	NH	03042	Office	Medical	1	2006	N/A	3,270	Sq. Ft.
2.166	Property	Heartland Dental Medical Office Portfolio - 1617 East Main Street	UBS AG	No	1617 East Main Street	Easley	Chandler	SC	29640	Office	Medical	1	1977	N/A	2,726	Sq. Ft.
2.167	Property	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202	UBS AG	No	2116 Vista Oeste North West, Unit 202	Albuquerque	Richland	NM	87120	Office	Medical	1	2008	N/A	2,900	Sq. Ft.
2.168	Property	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5	UBS AG	No	50 South Kyrene Road, Suite 5	Chandler	DeKalb	AZ	85226	Office	Medical	1	2007	N/A	1,892	Sq. Ft.
2.169	Property	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4	UBS AG	No	101 Rice Bent Way Suite 4	Columbia	Sarasota	SC	29205	Office	Medical	1	2006	N/A	2,255	Sq. Ft.
3	Loan	Lafayette Park	Natixis	No	Various	St. Paul	Ramsey	MN	55101	Office	CBD	4	Various	Various	677,514	Sq. Ft.
3.01	Property	444 Lafayette Road	Natixis	No	444 Lafayette Road	St. Paul	Ramsey	MN	55101	Office	CBD	1	1919	2006, 2012-2018	280,172	Sq. Ft.
3.02	Property	500 Lafayette Road	Natixis	No	500 Lafayette Road	St. Paul	Ramsey	MN	55101	Office	CBD	1	1900	1984, 2010-2018	140,440	Sq. Ft.
3.03	Property	520 Lafayette Road	Natixis	No	520 Lafayette Road	St. Paul	Ramsey	MN	55101	Office	CBD	1	1923	1986, 2009-2018	152,944	Sq. Ft.
3.04	Property	443 Lafayette Road	Natixis	No	443 Lafayette Road	St. Paul	Ramsey	MN	55101	Office	CBD	1	1919	1988, 2013-2018	103,958	Sq. Ft.
4	Loan	Riverwalk II	CCRE	No	280, 290 & 350 Merrimack Street	Lawrence	Essex	MA	01843	Office	Suburban	1	1900, 1906, 2014	2014-2018	538,338	Sq. Ft.
5	Loan	Nebraska Crossing	SG	No	21209-21417 Nebraska Crossing Drive	Gretna	Sarpy	NE	68028	Retail	Outlet Center	1	2013	N/A	367,047	Sq. Ft.
6	Loan	Clevelander South Beach	UBS AG	No	1020 Ocean Drive	Miami Beach	Miami-Dade	FL	33139	Hospitality	Full Service	1	1938, 2009	2013-2017	59	Rooms
7	Loan	1670 Broadway	UBS AG	No	1670 Broadway	Denver	Denver	CO	80202	Office	CBD	1	1980	2018	703,654	Sq. Ft.
8	Loan	Christiana Mall	SG	No	132 Christiana Mall	Newark	New Castle	DE	19702	Retail	Super Regional Mall	1	1978	2014	779,084	Sq. Ft.
9	Loan	Village at Lee Branch II	RMF	No	1201 Doug Baker Boulevard	Birmingham	Shelby	AL	35242	Retail	Anchored	1	2004	N/A	223,300	Sq. Ft.
10	Loan	Regency Properties Portfolio	UBS AG	No	Various	Various	Various	Various	Various	Retail	Various	7	Various	Various	612,940	Sq. Ft.
10.01	Property	Vernal Towne Center	UBS AG	No	2000 West Highway 40	Vernal	Uintah	UT	84078	Retail	Anchored	1	2014	N/A	159,854	Sq. Ft.
10.02	Property	Monticello Marketplace	UBS AG	No	900 North Main Street	Monticello	White	IN	47960	Retail	Anchored	1	1979, 2003 & 2008	N/A	105,005	Sq. Ft.
10.03	Property	Columbia Square	UBS AG	No	621 Countryside Drive	Columbia City	Whitley	IN	46725	Retail	Anchored	1	1981 & 2012	N/A	114,369	Sq. Ft.

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Mortgage Loan Seller(1)	Cross-Collateralized and Cross-Defaulted	Address	City	County	State	Zip Code	General Property Type	Specific Property Type	Number of Properties(22)	Year Built	Year Renovated	Number of Units	Unit of Measure
10.04	Property	Wabash Crossings East	UBS AG	No	1611 North Cass Street	Wabash	Wabash	IN	46992	Retail	Shadow Anchored	1	2008	N/A	22,137	Sq. Ft.
10.05	Property	Granville Corners	UBS AG	No	608 Granville Street	Oxford	Granville	NC	27565	Retail	Anchored	1	1990	2016	110,941	Sq. Ft.
10.06	Property	Tarpon Heights	UBS AG	No	16245-16273 East Main Street	Cut Off	Lafourche	LA	70345	Retail	Anchored	1	1982	N/A	57,678	Sq. Ft.
10.07	Property	Raceway Mall	UBS AG	No	809 Rock Island Way	Knoxville	Marion	IA	50138	Retail	Anchored	1	1988	N/A	42,956	Sq. Ft.
11	Loan	Home2 Suites - Greenville Downtown	RMF	No	350 North Main Street	Greenville	Greenville	SC	29601	Hospitality	Extended Stay	1	2016	N/A	117	Rooms
12	Loan	Crowne Plaza - Jacksonville (Airport)	UBS AG	No	14670 Duval Road	Jacksonville	Duval	FL	32218	Hospitality	Full Service	1	1969	2009-2010	317	Rooms
13	Loan	Ellsworth Place	RMF	No	8661 Colesville Road; 8645 Colesville Road	Silver Spring	Montgomery	MD	20910	Retail	Anchored	1	1947	1991, 2014-2015	347,758	Sq. Ft.
14	Loan	Four Points - Juneau	UBS AG	No	51 Egan Drive	Juneau	Juneau Borough	AK	99801	Hospitality	Full Service	1	1974	2017	106	Rooms
15	Loan	Shoppes at Centre Pointe	RMF	No	4950 Centre Pointe Boulevard	North Charleston	Charleston	SC	29418	Retail	Anchored	1	2006	N/A	139,688	Sq. Ft.
16	Loan	Orchard Ridge Corporate Park	CIBC	No	281 & 301 Fields Lane	Brewster	Putnam	NY	10509	Mixed Use	Office/Industrial/R&D	1	1986, 1990	2006	156,948	Sq. Ft.
17	Loan	Heritage Multifamily Portfolio	UBS AG	No	Various	Odessa	Ector	TX	Various	Multifamily	Garden	4	Various	Various	228	Units
17.01	Property	Regency	UBS AG	No	4100 Tanglewood Lane	Odessa	Ector	TX	79762	Multifamily	Garden	1	1973	N/A	114	Units
17.02	Property	Wildwood Terrace	UBS AG	No	2201 Westwood Drive	Odessa	Ector	TX	79763	Multifamily	Garden	1	1962	2009	56	Units
17.03	Property	Marquee West	UBS AG	No	1111 West 13th Street	Odessa	Ector	TX	79763	Multifamily	Garden	1	1965	N/A	30	Units
17.04	Property	Tanglewood	UBS AG	No	4010 Tanglewood Lane	Odessa	Ector	TX	79763	Multifamily	Garden	1	1973	N/A	28	Units
18	Loan	Delk Road Self Storage	Natixis	No	1155 Powers Ferry Place	Marietta	Cobb	GA	30067	Self Storage	Self Storage	1	1985	1996	995	Units
19	Loan	Holiday Inn Express & Suites - Clearwater	UBS AG	No	2580 Gulf to Bay Boulevard	Clearwater	Pinellas	FL	33765	Hospitality	Limited Service	1	2005	2017	119	Rooms
20	Loan	West Main Marketplace	RMF	No	1300-1360 West Main Street	Turlock	Stanislaus	CA	95380	Mixed Use	Retail/Office	1	1986	2018	112,460	Sq. Ft.
21	Loan	Stockton Shopping Center	SG	No	3702 East Hammer Lane	Stockton	San Joaquin	CA	95212	Retail	Anchored	1	1990	2007	127,646	Sq. Ft.
22	Loan	Waycross Marketplace	RMF	No	2445-2545 Memorial Drive	Waycross	Ware	GA	31503	Retail	Anchored	1	1994, 2015, 2016	N/A	151,317	Sq. Ft.
23	Loan	Powerhouse Plaza	SG	No	10 Benning Street	West Lebanon	Grafton	NH	03784	Retail	Anchored	1	1992	N/A	81,317	Sq. Ft.
24	Loan	Barrywoods Crossing	UBS AG	No	8121-8341 Northwest Roanridge Road	Kansas City	Platte	MO	64151	Retail	Anchored	1	1997	N/A	245,037	Sq. Ft.
25	Loan	Holiday Inn Express & Suites Detroit Novi	SG	No	39675 Twelve Mile Road	Novi	Oakland	MI	48377	Hospitality	Limited Service	1	2009	N/A	92	Rooms
26	Loan	Tomball Parkway Plaza	UBS AG	No	27708 Tomball Parkway	Tomball	Harris	TX	77375	Retail	Anchored	1	1984	2012	138,605	Sq. Ft.
27	Loan	Clearview Palms Shopping Center	RMF	No	2222 Clearview Parkway	Metairie	Jefferson Parish	LA	70001	Retail	Unanchored	1	1985	N/A	56,348	Sq. Ft.
28	Loan	Plaza Del Rey	CIBC	No	1357 East Court Street	Seguin	Guadalupe	TX	78155	Retail	Unanchored	1	1975, 1984, 1995	2018	125,494	Sq. Ft.
29	Loan	The Courtyards at San Jose	UBS AG	No	6705 St. Augustine Road	Jacksonville	Florida	FL	32217	Multifamily	Garden	1	1967	2008	90	Units
30	Loan	Brand Bank Portfolio	UBS AG	No	Various	Various	Gwinnett	GA	Various	Office	Suburban	2	2007	N/A	34,284	Sq. Ft.
30.01	Property	Brand Bank Duluth	UBS AG	No	6224 Sugarloaf Parkway	Duluth	Gwinnett	GA	30097	Office	Suburban	1	2007	N/A	24,032	Sq. Ft.
30.02	Property	Brand Bank Buford	UBS AG	No	2255 Buford Highway Northeast	Buford	Gwinnett	GA	30518	Office	Suburban	1	2007	N/A	10,252	Sq. Ft.
31	Loan	Avalon Crossing	UBS AG	No	6935 Lake Plaza Drive	Indianapolis	Marion	IN	46220	Retail	Unanchored	1	1976	2006-2007	82,820	Sq. Ft.
32	Loan	Terrace Pointe	UBS AG	No	641 South 71st Street	Kansas City	Wyandotte	KS	66111	Multifamily	Garden	1	1974	N/A	125	Units
33	Loan	La Quinta - College Station	UBS AG	No	1838 Graham Road	College Station	Brazos	TX	77845	Hospitality	Limited Service	1	2015	N/A	88	Rooms
34	Loan	Holiday Inn Express - Fort Pierce	UBS AG	No	7151 Okeechobee	Fort Pierce	St. Lucie	FL	34945	Hospitality	Limited Service	1	2009	N/A	94	Rooms
35	Loan	Holiday Inn Express & Suites Port Lavaca	RMF	No	2629 State Highway 35 North	Port Lavaca	Calhoun	TX	77979	Hospitality	Limited Service	1	2011	2018	79	Rooms
36	Loan	150 Grand Street	UBS AG	No	150 Grand Street	Brooklyn	Kings	NY	11249	Mixed Use	Multifamily/Retail	1	1910	N/A	8,920	Sq. Ft.
37	Loan	Rounders Building	SG	No	3470 & 3480 Volunteer Boulevard	Henderson	Clark	NV	89044	Retail	Unanchored	1	2018	N/A	10,000	Sq. Ft.
38	Loan	Nursery Plaza & Perry Hall Marketplace	CIBC	No	Various	Various	Various	MD	Various	Retail	Unanchored	2	Various	N/A	35,041	Sq. Ft.
38.01	Property	Nursery Plaza	CIBC	No	810 Nursery Road	Linthicum Heights	Ann Arundel	MD	21090	Retail	Unanchored	1	2007	N/A	22,620	Sq. Ft.
38.02	Property	Perry Hall Marketplace	CIBC	No	8833 Belair Road	Nottingham	Baltimore	MD	21236	Retail	Unanchored	1	2016	N/A	12,421	Sq. Ft.
39	Loan	Peregrine Valley Apartments	RMF	No	1201-1318 Kaydeen Court and 20523-20611 East 13th Street	Independence	Jackson	MO	64057	Multifamily	Garden	1	2007	2018	56	Units
40	Loan	Upstate NY MHP Portfolio	CIBC	No	Various	Various	Various	NY	Various	Manufactured Housing Community	Manufactured Housing Community	4	Various	Various	136	Pads
40.01	Property	Mountain View Estates	CIBC	No	229 State Route 55	Napanoch	Ulster	NY	12458	Manufactured Housing Community	Manufactured Housing Community	1	1965	2018	48	Pads
40.02	Property	Hidden Forest	CIBC	No	19 Mettacahonts Road	Accord	Ulster	NY	12404	Manufactured Housing Community	Manufactured Housing Community	1	1994	N/A	45	Pads
40.03	Property	Aqueduct Community	CIBC	No	7-15 Joshua Avenue	Kerhonkson	Ulster	NY	12446	Manufactured Housing Community	Manufactured Housing Community	1	1978	2018	21	Pads
40.04	Property	Meadow Hill	CIBC	No	Gabriel Road	Livingston Manor	Sullivan	NY	12758	Manufactured Housing Community	Manufactured Housing Community	1	1989	2018	22	Pads
41	Loan	StoreRight Haines City	SG	No	808 West Main Street	Haines City	Polk	FL	33844	Self Storage	Self Storage	1	2006	2015	49,650	Sq. Ft.
42	Loan	Magnolias of Santee	UBS AG	No	118 Britain Street	Santee	Orangeburg	SC	29142	Other	Assisted Living	1	1999	N/A	44	Beds
43	Loan	Quality Inn Jacksonville	RMF	No	6135 Youngerman Circle	Jacksonville	Duval	FL	32244	Hospitality	Limited Service	1	1986	2016-2017	121	Rooms
44	Loan	Gulph Mill Industrial Park	Natixis	No	420 Feheley Drive	King of Prussia	Montgomery	PA	19406	Industrial	Flex	1	1989	2007	33,622	Sq. Ft.
45	Loan	Delta Luxury Apartments Phase III	RMF	No	7811 & 7815 Merrick Road	City of Rome	Oneida	NY	13440	Multifamily	Garden	1	2016-2017	N/A	16	Units

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Cut-off Date Balance Per Unit/SF(3)	Original Balance(3)	Cut-off Date Balance(3)	% of Aggregate Cut-off Date Balance	Maturity Date or Anticipated Repayment Date	Maturity Balance	ARD	Final Maturity Date	Origination Date	First Pay Date	Payment Day	Gross Mortgage Rate	Total Administrative Fee	Net Mortgage Rate	ARD Rate	Interest Accrual Method	Monthly Debt Service Payment
1	Loan	GNL Portfolio	152	44,325,000	44,325,000	6.8%	12/1/2028	44,325,000	No	N/A	11/9/2018	1/1/2019	1	4.853000%	0.025080%	4.827920%	N/A	Actual/360	181,747.38
1.01	Property	Nimble Storage		17,448,224	17,448,224	2.7%		17,448,224
1.02	Property	NetScout Systems		14,682,551	14,682,551	2.3%		14,682,551
1.03	Property	Mallinckrodt		4,921,962	4,921,962	0.8%		4,921,962
1.04	Property	PPD Global Labs		2,708,381	2,708,381	0.4%		2,708,381
1.05	Property	PNC Bank		2,031,286	2,031,286	0.3%		2,031,286
1.06	Property	FedEx Ground		1,595,080	1,595,080	0.2%		1,595,080
1.07	Property	Weatherford International		937,517	937,517	0.1%		937,517
2	Loan	Heartland Dental Medical Office Portfolio	187	44,000,000	43,953,624	6.8%	11/6/2028	36,982,187	No	N/A	10/26/2018	12/6/2018	6	5.700000%	0.016330%	5.683670%	N/A	Actual/360	255,376.19
2.001	Property	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive		2,099,751	2,097,538	0.3%		1,764,849
2.002	Property	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road		726,475	725,710	0.1%		610,606
2.003	Property	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road		610,847	610,203	0.1%		513,419
2.004	Property	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza		596,028	595,400	0.1%		500,964
2.005	Property	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street		564,373	563,778	0.1%		474,358
2.006	Property	Heartland Dental Medical Office Portfolio - 117 St. Patrick's Drive		479,490	478,985	0.1%		403,014
2.007	Property	Heartland Dental Medical Office Portfolio - 1647 County Road 220		470,912	470,416	0.1%		395,804
2.008	Property	Heartland Dental Medical Office Portfolio - 3500 East Highway 377		446,565	446,094	0.1%		375,339
2.009	Property	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway		441,087	440,622	0.1%		370,736
2.010	Property	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard		409,176	408,744	0.1%		343,914
2.011	Property	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive		402,950	402,525	0.1%		338,681
2.012	Property	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue		392,592	392,178	0.1%		329,975
2.013	Property	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway		380,365	379,964	0.1%		319,698
2.014	Property	Heartland Dental Medical Office Portfolio - 508 South 52nd Street		374,024	373,630	0.1%		314,369
2.015	Property	Heartland Dental Medical Office Portfolio - 1025 Ashley Street		373,893	373,499	0.1%		314,258
2.016	Property	Heartland Dental Medical Office Portfolio - 440 Erie Parkway		370,736	370,345	0.1%		311,605
2.017	Property	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard		368,669	368,280	0.1%		309,868
2.018	Property	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road		365,327	364,942	0.1%		307,059
2.019	Property	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place		365,081	364,696	0.1%		306,852
2.020	Property	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue		362,762	362,380	0.1%		304,903
2.021	Property	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road		359,537	359,158	0.1%		302,193
2.022	Property	Heartland Dental Medical Office Portfolio - 1695 Wells Road		349,031	348,663	0.1%		293,362
2.023	Property	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road		344,955	344,592	0.1%		289,936
2.024	Property	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive		340,133	339,775	0.1%		285,884
2.025	Property	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard		339,812	339,453	0.1%		285,613
2.026	Property	Heartland Dental Medical Office Portfolio - 2455 East Main Street		337,567	337,211	0.1%		283,726
2.027	Property	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway		331,270	330,921	0.1%		278,434
2.028	Property	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway		329,788	329,440	0.1%		277,188
2.029	Property	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway		327,292	326,947	0.1%		275,090
2.030	Property	Heartland Dental Medical Office Portfolio - 11890 Highway 707		325,776	325,432	0.0%		273,816
2.031	Property	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road		322,650	322,310	0.0%		271,189
2.032	Property	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive		322,524	322,184	0.0%		271,083
2.033	Property	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard		322,290	321,950	0.0%		270,886
2.034	Property	Heartland Dental Medical Office Portfolio - 149 Tuscan Way		322,053	321,714	0.0%		270,687
2.035	Property	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive		318,523	318,188	0.0%		267,720
2.036	Property	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard		317,312	316,977	0.0%		266,702
2.037	Property	Heartland Dental Medical Office Portfolio - 209 Latitude Lane		314,982	314,650	0.0%		264,743
2.038	Property	Heartland Dental Medical Office Portfolio - 4608 South West College Road		312,427	312,098	0.0%		262,596
2.039	Property	Heartland Dental Medical Office Portfolio - 1315 Bell Road		312,381	312,051	0.0%		262,557
2.040	Property	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South		312,332	312,003	0.0%		262,516
2.041	Property	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane		310,584	310,257	0.0%		261,047
2.042	Property	Heartland Dental Medical Office Portfolio - 3152 South Broadway		309,112	308,786	0.0%		259,810
2.043	Property	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road		308,005	307,680	0.0%		258,879
2.044	Property	Heartland Dental Medical Office Portfolio - 450 South Weber Road		306,749	306,426	0.0%		257,824
2.045	Property	Heartland Dental Medical Office Portfolio - 840 Nissan Drive		306,452	306,129	0.0%		257,574
2.046	Property	Heartland Dental Medical Office Portfolio - 12222 Route 47		302,671	302,352	0.0%		254,396
2.047	Property	Heartland Dental Medical Office Portfolio - 3415 Livernois Road		300,884	300,567	0.0%		252,895
2.048	Property	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road		300,716	300,399	0.0%		252,753
2.049	Property	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane		298,491	298,176	0.0%		250,883
2.050	Property	Heartland Dental Medical Office Portfolio - 2620 East Highway 50		294,361	294,051	0.0%		247,412
2.051	Property	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square		293,857	293,547	0.0%		246,988
2.052	Property	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street		293,803	293,493	0.0%		246,943
2.053	Property	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road		293,569	293,260	0.0%		246,746
2.054	Property	Heartland Dental Medical Office Portfolio - 507 North Hershey Road		293,216	292,906	0.0%		246,449
2.055	Property	Heartland Dental Medical Office Portfolio - 242 Southwoods Center		290,083	289,777	0.0%		243,816
2.056	Property	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue		287,572	287,269	0.0%		241,706
2.057	Property	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue		286,926	286,624	0.0%		241,163
2.058	Property	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard		285,356	285,056	0.0%		239,843
2.059	Property	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard		285,127	284,827	0.0%		239,651
2.060	Property	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue		282,890	282,591	0.0%		237,770
2.061	Property	Heartland Dental Medical Office Portfolio - 9100 Highway 119		282,241	281,944	0.0%		237,225
2.062	Property	Heartland Dental Medical Office Portfolio - 42 Market Square Road		282,234	281,936	0.0%		237,219
2.063	Property	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road		282,075	281,778	0.0%		237,086
2.064	Property	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road		278,321	278,028	0.0%		233,930
2.065	Property	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North		277,792	277,500	0.0%		233,486
2.066	Property	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road		276,620	276,328	0.0%		232,500
2.067	Property	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road		275,925	275,634	0.0%		231,916
2.068	Property	Heartland Dental Medical Office Portfolio - 1828 IN-44		275,667	275,376	0.0%		231,699
2.069	Property	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard		274,870	274,580	0.0%		231,029
2.070	Property	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway		274,211	273,922	0.0%		230,476
2.071	Property	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza		273,451	273,163	0.0%		229,837
2.072	Property	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard		272,317	272,030	0.0%		228,884
2.073	Property	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West		270,840	270,555	0.0%		227,642
2.074	Property	Heartland Dental Medical Office Portfolio - 16620 West 159th Street		270,457	270,172	0.0%		227,321
2.075	Property	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441		269,963	269,678	0.0%		226,905
2.076	Property	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive		267,764	267,482	0.0%		225,057
2.077	Property	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South		265,928	265,648	0.0%		223,514
2.078	Property	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12		262,564	262,287	0.0%		220,686
2.079	Property	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard		262,033	261,757	0.0%		220,240
2.080	Property	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive		260,017	259,743	0.0%		218,545
2.081	Property	Heartland Dental Medical Office Portfolio - 1715 West Main Street		259,339	259,066	0.0%		217,976
2.082	Property	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road		259,122	258,849	0.0%		217,793
2.083	Property	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway		259,054	258,781	0.0%		217,736
2.084	Property	Heartland Dental Medical Office Portfolio - 2751 Fountain Place		258,747	258,474	0.0%		217,478
2.085	Property	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle		258,635	258,362	0.0%		217,384
2.086	Property	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North		257,226	256,955	0.0%		216,199
2.087	Property	Heartland Dental Medical Office Portfolio - 692 Essington Road		255,946	255,676	0.0%		215,124
2.088	Property	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive		252,862	252,596	0.0%		212,532

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Cut-off Date Balance Per Unit/SF(3)	Original Balance(3)	Cut-off Date Balance(3)	% of Aggregate Cut-off Date Balance	Maturity Date or Anticipated Repayment Date	Maturity Balance	ARD	Final Maturity Date	Origination Date	First Pay Date	Payment Day	Gross Mortgage Rate	Total Administrative Fee	Net Mortgage Rate	ARD Rate	Interest Accrual Method	Monthly Debt Service Payment
2.089	Property	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard		252,621	252,355	0.0%		212,329
2.090	Property	Heartland Dental Medical Office Portfolio - 3237 Sixes Road		250,739	250,475	0.0%		210,747
2.091	Property	Heartland Dental Medical Office Portfolio - 4030 Winder Highway		250,327	250,063	0.0%		210,401
2.092	Property	Heartland Dental Medical Office Portfolio - 8605 East State Road 70		250,264	250,000	0.0%		210,348
2.093	Property	Heartland Dental Medical Office Portfolio - 540 West Walnut Street		244,660	244,402	0.0%		205,637
2.094	Property	Heartland Dental Medical Office Portfolio - 5630 Plank Road		243,209	242,953	0.0%		204,418
2.095	Property	Heartland Dental Medical Office Portfolio - 10505 Lima Road		241,066	240,812	0.0%		202,617
2.096	Property	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard		240,598	240,345	0.0%		202,224
2.097	Property	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road		237,081	236,831	0.0%		199,267
2.098	Property	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway		232,661	232,416	0.0%		195,553
2.099	Property	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive		225,241	225,004	0.0%		189,316
2.100	Property	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard		220,519	220,287	0.0%		185,347
2.101	Property	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East		219,371	219,140	0.0%		184,382
2.102	Property	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road		218,954	218,723	0.0%		184,032
2.103	Property	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road		218,576	218,346	0.0%		183,714
2.104	Property	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive		218,401	218,171	0.0%		183,567
2.105	Property	Heartland Dental Medical Office Portfolio - 1905 Convenience Place		218,320	218,090	0.0%		183,499
2.106	Property	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road		216,836	216,607	0.0%		182,251
2.107	Property	Heartland Dental Medical Office Portfolio - 132 Milestone Way		213,679	213,454	0.0%		179,598
2.108	Property	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard		212,073	211,849	0.0%		178,248
2.109	Property	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard		209,908	209,687	0.0%		176,429
2.110	Property	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road		209,832	209,611	0.0%		176,365
2.111	Property	Heartland Dental Medical Office Portfolio - 3585 North 168th Court		206,242	206,024	0.0%		173,347
2.112	Property	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South		203,848	203,633	0.0%		171,335
2.113	Property	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue		198,497	198,288	0.0%		166,838
2.114	Property	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue		197,973	197,765	0.0%		166,397
2.115	Property	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue		193,893	193,688	0.0%		162,967
2.116	Property	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane		190,858	190,656	0.0%		160,417
2.117	Property	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue		186,901	186,704	0.0%		157,091
2.118	Property	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail		185,054	184,858	0.0%		155,538
2.119	Property	Heartland Dental Medical Office Portfolio - 609 Front Street		183,252	183,059	0.0%		154,024
2.120	Property	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway		180,744	180,553	0.0%		151,916
2.121	Property	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue		177,463	177,276	0.0%		149,158
2.122	Property	Heartland Dental Medical Office Portfolio - 330 Park Place		177,026	176,840	0.0%		148,791
2.123	Property	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road		174,067	173,883	0.0%		146,304
2.124	Property	Heartland Dental Medical Office Portfolio - 213 Main Street		171,137	170,956	0.0%		143,841
2.125	Property	Heartland Dental Medical Office Portfolio - 11119 Hearth Road		171,125	170,944	0.0%		143,831
2.126	Property	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street		169,387	169,208	0.0%		142,370
2.127	Property	Heartland Dental Medical Office Portfolio - 2812 East Main Street		168,931	168,753	0.0%		141,987
2.128	Property	Heartland Dental Medical Office Portfolio - 1202 South Broad Street		168,828	168,650	0.0%		141,901
2.129	Property	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road		168,416	168,239	0.0%		141,555
2.130	Property	Heartland Dental Medical Office Portfolio - 10708 East State Road 64		166,910	166,734	0.0%		140,288
2.131	Property	Heartland Dental Medical Office Portfolio - 2184 FM 3009		166,866	166,690	0.0%		140,252
2.132	Property	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road		165,001	164,827	0.0%		138,684
2.133	Property	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road		164,621	164,447	0.0%		138,365
2.134	Property	Heartland Dental Medical Office Portfolio - 716 32nd Street South		163,656	163,483	0.0%		137,553
2.135	Property	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6		158,100	157,934	0.0%		132,884
2.136	Property	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway		152,496	152,335	0.0%		128,174
2.137	Property	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard		152,062	151,902	0.0%		127,809
2.138	Property	Heartland Dental Medical Office Portfolio - 998 Williford Court		152,057	151,897	0.0%		127,805
2.139	Property	Heartland Dental Medical Office Portfolio - 4405 Highway 17		151,319	151,159	0.0%		127,184
2.140	Property	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive		147,289	147,134	0.0%		123,797
2.141	Property	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East		146,811	146,657	0.0%		123,396
2.142	Property	Heartland Dental Medical Office Portfolio - 1405 South 25th Street		145,571	145,417	0.0%		122,353
2.143	Property	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue		142,260	142,110	0.0%		119,570
2.144	Property	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive		135,254	135,112	0.0%		113,682
2.145	Property	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive		134,384	134,242	0.0%		112,950
2.146	Property	Heartland Dental Medical Office Portfolio - 3645 North Council Road		134,157	134,016	0.0%		112,760
2.147	Property	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive		129,411	129,275	0.0%		108,771
2.148	Property	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast		124,455	124,324	0.0%		104,605
2.149	Property	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue		122,678	122,549	0.0%		103,112
2.150	Property	Heartland Dental Medical Office Portfolio - 456 University Boulevard North		121,491	121,363	0.0%		102,114
2.151	Property	Heartland Dental Medical Office Portfolio - 1316 McMillan Street		120,670	120,543	0.0%		101,423
2.152	Property	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway		117,740	117,616	0.0%		98,961
2.153	Property	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road		115,034	114,913	0.0%		96,686
2.154	Property	Heartland Dental Medical Office Portfolio - 828 South Main Street		115,019	114,898	0.0%		96,674
2.155	Property	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court		108,030	107,917	0.0%		90,800
2.156	Property	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane		107,704	107,590	0.0%		90,525
2.157	Property	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza		96,137	96,036	0.0%		80,804
2.158	Property	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive		95,591	95,490	0.0%		80,345
2.159	Property	Heartland Dental Medical Office Portfolio - 104 South Houston Road		95,406	95,305	0.0%		80,189
2.160	Property	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue		94,228	94,129	0.0%		79,199
2.161	Property	Heartland Dental Medical Office Portfolio - 165 Juniper Circle		94,111	94,012	0.0%		79,101
2.162	Property	Heartland Dental Medical Office Portfolio - 135 East Broadway Street		90,111	90,016	0.0%		75,739
2.163	Property	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road		88,870	88,777	0.0%		74,696
2.164	Property	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9		83,741	83,653	0.0%		70,385
2.165	Property	Heartland Dental Medical Office Portfolio - 5 Jannell Court		83,612	83,524	0.0%		70,276
2.166	Property	Heartland Dental Medical Office Portfolio - 1617 East Main Street		83,417	83,329	0.0%		70,112
2.167	Property	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202		83,056	82,969	0.0%		69,809
2.168	Property	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5		67,460	67,389	0.0%		56,701
2.169	Property	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4		54,253	54,196	0.0%		45,600
3	Loan	Lafayette Park	111	37,250,000	37,250,000	5.7%	10/5/2028	37,250,000	No	N/A	9/27/2018	11/5/2018	5	4.722300%	0.017580%	4.704720%	N/A	Actual/360	148,624.01
3.01	Property	444 Lafayette Road		16,596,407	16,596,407	2.5%		16,596,407
3.02	Property	500 Lafayette Road		8,617,489	8,617,489	1.3%		8,617,489
3.03	Property	520 Lafayette Road		7,807,987	7,807,987	1.2%		7,807,987
3.04	Property	443 Lafayette Road		4,228,117	4,228,117	0.6%		4,228,117
4	Loan	Riverwalk II	111	35,000,000	35,000,000	5.4%	11/6/2028	31,219,720	No	N/A	11/6/2018	12/6/2018	6	5.356750%	0.016330%	5.340420%	N/A	Actual/360	195,591.91
5	Loan	Nebraska Crossing	195	35,000,000	35,000,000	5.4%	11/1/2028	32,384,211	No	N/A	10/31/2018	12/1/2018	1	5.210000%	0.016330%	5.193670%	N/A	Actual/360	192,405.08
6	Loan	Clevelander South Beach	720,339	32,500,000	32,500,000	5.0%	10/6/2028	30,395,740	No	N/A	10/4/2018	11/6/2018	6	5.970000%	0.016330%	5.953670%	N/A	Actual/360	194,227.52
7	Loan	1670 Broadway	111	30,000,000	30,000,000	4.6%	9/6/2023	30,000,000	No	N/A	8/16/2018	10/6/2018	6	3.851100%	0.016330%	3.834770%	N/A	Actual/360	97,614.69
8	Loan	Christiana Mall	434	30,000,000	30,000,000	4.6%	8/1/2028	30,000,000	No	N/A	7/12/2018	9/1/2018	1	4.277500%	0.016330%	4.261170%	N/A	Actual/360	108,422.74
9	Loan	Village at Lee Branch II	94	21,000,000	21,000,000	3.2%	11/6/2028	18,104,860	No	N/A	10/18/2018	12/6/2018	6	5.750000%	0.016330%	5.733670%	N/A	Actual/360	122,550.30
10	Loan	Regency Properties Portfolio	58	20,000,000	20,000,000	3.1%	11/6/2028	17,495,261	No	N/A	10/15/2018	12/6/2018	6	5.446000%	0.016330%	5.429670%	N/A	Actual/360	112,881.12
10.01	Property	Vernal Towne Center		8,652,482	8,652,482	1.3%		7,568,872
10.02	Property	Monticello Marketplace		3,177,305	3,177,305	0.5%		2,779,389
10.03	Property	Columbia Square		1,815,603	1,815,603	0.3%		1,588,222

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Cut-off Date Balance Per Unit/SF(3)	Original Balance(3)	Cut-off Date Balance(3)	% of Aggregate Cut-off Date Balance	Maturity Date or Anticipated Repayment Date	Maturity Balance	ARD	Final Maturity Date	Origination Date	First Pay Date	Payment Day	Gross Mortgage Rate	Total Administrative Fee	Net Mortgage Rate	ARD Rate	Interest Accrual Method	Monthly Debt Service Payment
10.04	Property	Wabash Crossings East		1,702,128	1,702,128	0.3%		1,488,958
10.05	Property	Granville Corners		1,645,390	1,645,390	0.3%		1,439,326
10.06	Property	Tarpon Heights		1,588,652	1,588,652	0.2%		1,389,694
10.07	Property	Raceway Mall		1,418,440	1,418,440	0.2%		1,240,799
11	Loan	Home2 Suites - Greenville Downtown	161,339	19,000,000	18,876,691	2.9%	8/6/2028	14,202,553	No	N/A	8/9/2018	9/6/2018	6	4.990000%	0.016330%	4.973670%	N/A	Actual/360	110,961.44
12	Loan	Crowne Plaza - Jacksonville (Airport)	58,103	18,445,000	18,418,678	2.8%	11/6/2028	14,318,231	No	N/A	10/16/2018	12/6/2018	6	6.072300%	0.016330%	6.055970%	N/A	Actual/360	119,657.91
13	Loan	Ellsworth Place	198	15,000,000	15,000,000	2.3%	8/6/2028	13,281,927	No	N/A	7/20/2018	9/6/2018	6	5.010000%	0.016330%	4.993670%	N/A	Actual/360	80,614.94
14	Loan	Four Points - Juneau	138,050	14,700,000	14,633,266	2.2%	9/6/2028	11,190,182	No	N/A	8/24/2018	10/6/2018	6	5.501500%	0.016330%	5.485170%	N/A	Actual/360	90,284.03
15	Loan	Shoppes at Centre Pointe	102	14,200,000	14,200,000	2.2%	11/6/2028	12,446,653	No	N/A	10/18/2018	12/6/2018	6	5.530000%	0.016330%	5.513670%	N/A	Actual/360	80,893.52
16	Loan	Orchard Ridge Corporate Park	89	14,000,000	14,000,000	2.2%	12/1/2028	12,502,299	No	N/A	11/2/2018	1/1/2019	1	5.410000%	0.016330%	5.393670%	N/A	Actual/360	78,701.72
17	Loan	Heritage Multifamily Portfolio	56,016	12,790,000	12,771,607	2.0%	11/6/2028	9,911,714	No	N/A	11/6/2018	12/6/2018	6	6.022100%	0.016330%	6.005770%	N/A	Actual/360	82,579.02
17.01	Property	Regency		8,200,000	8,188,207	1.3%		6,354,656
17.02	Property	Wildwood Terrace		2,790,000	2,785,988	0.4%		2,162,133
17.03	Property	Marquee West		900,000	898,706	0.1%		697,462
17.04	Property	Tanglewood		900,000	898,706	0.1%		697,462
18	Loan	Delk Road Self Storage	12,575	12,512,500	12,512,500	1.9%	11/5/2028	12,512,500	No	N/A	10/17/2018	12/5/2018	5	5.342000%	0.016330%	5.325670%	N/A	Actual/360	56,475.11
19	Loan	Holiday Inn Express & Suites - Clearwater	100,689	12,000,000	11,981,974	1.8%	11/6/2028	9,209,993	No	N/A	10/26/2018	12/6/2018	6	5.738000%	0.016330%	5.721670%	N/A	Actual/360	75,405.77
20	Loan	West Main Marketplace	105	11,800,000	11,800,000	1.8%	10/6/2028	10,179,508	No	N/A	10/5/2018	11/6/2018	6	5.770000%	0.016330%	5.753670%	N/A	Actual/360	69,011.59
21	Loan	Stockton Shopping Center	88	11,250,000	11,250,000	1.7%	12/1/2028	10,075,568	No	N/A	11/2/2018	1/1/2019	1	5.550000%	0.016330%	5.533670%	N/A	Actual/360	64,229.63
22	Loan	Waycross Marketplace	74	11,150,000	11,150,000	1.7%	10/6/2028	10,012,551	No	N/A	10/5/2018	11/6/2018	6	5.680000%	0.016330%	5.663670%	N/A	Actual/360	64,573.40
23	Loan	Powerhouse Plaza	127	10,312,500	10,312,500	1.6%	10/1/2028	8,909,162	No	N/A	9/12/2018	11/1/2018	1	4.940000%	0.016330%	4.923670%	N/A	Actual/360	54,982.19
24	Loan	Barrywoods Crossing	127	10,000,000	10,000,000	1.5%	9/6/2028	8,531,030	No	N/A	9/5/2018	10/6/2018	6	5.363300%	0.016330%	5.346970%	N/A	Actual/360	55,924.21
25	Loan	Holiday Inn Express & Suites Detroit Novi	108,582	10,000,000	9,989,579	1.5%	11/1/2028	8,420,329	No	N/A	10/25/2018	12/1/2018	1	5.760000%	0.016330%	5.743670%	N/A	Actual/360	58,420.83
26	Loan	Tomball Parkway Plaza	72	10,000,000	9,988,663	1.5%	11/6/2028	8,304,671	No	N/A	11/1/2018	12/6/2018	6	5.312500%	0.016330%	5.296170%	N/A	Actual/360	55,608.12
27	Loan	Clearview Palms Shopping Center	177	10,000,000	9,967,035	1.5%	9/6/2028	8,293,644	No	N/A	9/6/2018	10/6/2018	6	5.270000%	0.016330%	5.253670%	N/A	Actual/360	55,344.31
28	Loan	Plaza Del Rey	79	9,900,000	9,900,000	1.5%	9/1/2028	8,339,569	No	N/A	8/31/2018	10/1/2018	1	4.920000%	0.016330%	4.903670%	N/A	Actual/360	52,662.36
29	Loan	The Courtyards at San Jose	94,444	8,500,000	8,500,000	1.3%	10/6/2028	8,500,000	No	N/A	10/5/2018	11/6/2018	6	5.203500%	0.075080%	5.128420%	N/A	Actual/360	37,370.04
30	Loan	Brand Bank Portfolio	233	8,000,000	8,000,000	1.2%	7/6/2028	7,382,662	No	N/A	7/11/2018	8/6/2018	6	5.029300%	0.016330%	5.012970%	N/A	Actual/360	43,089.10
30.01	Property	Brand Bank Duluth		5,350,000	5,350,000	0.8%		4,937,155
30.02	Property	Brand Bank Buford		2,650,000	2,650,000	0.4%		2,445,507
31	Loan	Avalon Crossing	94	7,750,000	7,750,000	1.2%	11/6/2028	6,602,812	No	N/A	11/1/2018	12/6/2018	6	5.316500%	0.016330%	5.300170%	N/A	Actual/360	43,115.56
32	Loan	Terrace Pointe	54,400	6,800,000	6,800,000	1.0%	10/6/2028	5,928,743	No	N/A	10/3/2018	11/6/2018	6	5.307000%	0.016330%	5.290670%	N/A	Actual/360	37,790.28
33	Loan	La Quinta - College Station	74,698	6,580,000	6,573,383	1.0%	11/6/2028	5,571,640	No	N/A	11/7/2018	12/6/2018	6	5.947000%	0.016330%	5.930670%	N/A	Actual/360	39,226.49
34	Loan	Holiday Inn Express - Fort Pierce	67,697	6,370,000	6,363,531	1.0%	11/6/2028	5,385,662	No	N/A	10/24/2018	12/6/2018	6	5.896000%	0.016330%	5.879670%	N/A	Actual/360	37,766.49
35	Loan	Holiday Inn Express & Suites Port Lavaca	79,589	6,300,000	6,287,528	1.0%	10/6/2028	5,286,016	No	N/A	9/24/2018	11/6/2018	6	5.640000%	0.016330%	5.623670%	N/A	Actual/360	36,326.04
36	Loan	150 Grand Street	673	6,000,000	6,000,000	0.9%	8/6/2028	6,000,000	No	N/A	7/24/2018	9/6/2018	6	5.480800%	0.016330%	5.464470%	N/A	Actual/360	27,784.61
37	Loan	Rounders Building	599	6,000,000	5,993,753	0.9%	11/1/2028	5,052,960	No	N/A	10/19/2018	12/1/2018	1	5.765000%	0.016330%	5.748670%	N/A	Actual/360	35,071.57
38	Loan	Nursery Plaza & Perry Hall Marketplace	166	5,800,000	5,800,000	0.9%	12/1/2028	5,391,586	No	N/A	11/5/2018	1/1/2019	1	5.530000%	0.016330%	5.513670%	N/A	Actual/360	33,041.02
38.01	Property	Nursery Plaza		3,450,000	3,450,000	0.5%		3,207,064
38.02	Property	Perry Hall Marketplace		2,350,000	2,350,000	0.4%		2,184,522
39	Loan	Peregrine Valley Apartments	92,964	5,206,000	5,206,000	0.8%	10/6/2028	4,652,025	No	N/A	9/27/2018	11/6/2018	6	5.440000%	0.016330%	5.423670%	N/A	Actual/360	29,363.41
40	Loan	Upstate NY MHP Portfolio	30,882	4,200,000	4,200,000	0.6%	11/1/2028	3,624,834	No	N/A	11/1/2018	12/1/2018	1	5.790000%	0.016330%	5.773670%	N/A	Actual/360	24,616.89
40.01	Property	Mountain View Estates		1,876,071	1,876,071	0.3%		1,619,154
40.02	Property	Hidden Forest		1,525,754	1,525,754	0.2%		1,316,811
40.03	Property	Aqueduct Community		456,220	456,220	0.1%		393,743
40.04	Property	Meadow Hill		341,955	341,955	0.1%		295,127
41	Loan	StoreRight Haines City	84	4,200,000	4,191,667	0.6%	10/1/2028	3,522,932	No	N/A	9/21/2018	11/1/2018	1	5.630000%	0.016330%	5.613670%	N/A	Actual/360	24,190.83
42	Loan	Magnolias of Santee	90,776	4,000,000	3,994,133	0.6%	11/6/2028	3,086,448	No	N/A	10/18/2018	12/6/2018	6	5.894200%	0.016330%	5.877870%	N/A	Actual/360	25,513.98
43	Loan	Quality Inn Jacksonville	33,007	4,000,000	3,993,864	0.6%	11/6/2028	3,055,370	No	N/A	10/30/2018	12/6/2018	6	5.600000%	0.016330%	5.583670%	N/A	Actual/360	24,802.95
44	Loan	Gulph Mill Industrial Park	97	3,250,000	3,250,000	0.5%	11/6/2028	2,773,059	No	N/A	11/6/2018	12/6/2018	6	5.370000%	0.016330%	5.353670%	N/A	Actual/360	18,188.94
45	Loan	Delta Luxury Apartments Phase III	137,500	2,200,000	2,200,000	0.3%	11/6/2028	1,902,749	No	N/A	10/12/2018	12/6/2018	6	5.870000%	0.016330%	5.853670%	N/A	Actual/360	13,006.80

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Amortization Type	Original Term to Maturity or ARD	Remaining Term to Maturity or ARD	Original IO Term	Remaining IO Term	Original Amortization Term	Remaining Amortization Term	Seasoning	Prepayment Provisions(5)(6)	Grace Period Default(21)	Grace Period Late
1	Loan	GNL Portfolio	Full IO	120	120	120	120	0	0	0	LO(25);YM1(91);O(4)	5	0
1.01	Property	Nimble Storage
1.02	Property	NetScout Systems
1.03	Property	Mallinckrodt
1.04	Property	PPD Global Labs
1.05	Property	PNC Bank
1.06	Property	FedEx Ground
1.07	Property	Weatherford International
2	Loan	Heartland Dental Medical Office Portfolio	Amortizing	120	119	0	0	360	359	1	LO(12);YM1(104);O(4)	0	0
2.001	Property	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive
2.002	Property	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road
2.003	Property	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road
2.004	Property	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza
2.005	Property	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street
2.006	Property	Heartland Dental Medical Office Portfolio - 117 St. Patrick's Drive
2.007	Property	Heartland Dental Medical Office Portfolio - 1647 County Road 220
2.008	Property	Heartland Dental Medical Office Portfolio - 3500 East Highway 377
2.009	Property	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway
2.010	Property	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard
2.011	Property	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive
2.012	Property	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue
2.013	Property	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway
2.014	Property	Heartland Dental Medical Office Portfolio - 508 South 52nd Street
2.015	Property	Heartland Dental Medical Office Portfolio - 1025 Ashley Street
2.016	Property	Heartland Dental Medical Office Portfolio - 440 Erie Parkway
2.017	Property	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard
2.018	Property	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road
2.019	Property	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place
2.020	Property	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue
2.021	Property	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road
2.022	Property	Heartland Dental Medical Office Portfolio - 1695 Wells Road
2.023	Property	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road
2.024	Property	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive
2.025	Property	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard
2.026	Property	Heartland Dental Medical Office Portfolio - 2455 East Main Street
2.027	Property	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway
2.028	Property	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway
2.029	Property	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway
2.030	Property	Heartland Dental Medical Office Portfolio - 11890 Highway 707
2.031	Property	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road
2.032	Property	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive
2.033	Property	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard
2.034	Property	Heartland Dental Medical Office Portfolio - 149 Tuscan Way
2.035	Property	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive
2.036	Property	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard
2.037	Property	Heartland Dental Medical Office Portfolio - 209 Latitude Lane
2.038	Property	Heartland Dental Medical Office Portfolio - 4608 South West College Road
2.039	Property	Heartland Dental Medical Office Portfolio - 1315 Bell Road
2.040	Property	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South
2.041	Property	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane
2.042	Property	Heartland Dental Medical Office Portfolio - 3152 South Broadway
2.043	Property	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road
2.044	Property	Heartland Dental Medical Office Portfolio - 450 South Weber Road
2.045	Property	Heartland Dental Medical Office Portfolio - 840 Nissan Drive
2.046	Property	Heartland Dental Medical Office Portfolio - 12222 Route 47
2.047	Property	Heartland Dental Medical Office Portfolio - 3415 Livernois Road
2.048	Property	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road
2.049	Property	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane
2.050	Property	Heartland Dental Medical Office Portfolio - 2620 East Highway 50
2.051	Property	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square
2.052	Property	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street
2.053	Property	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road
2.054	Property	Heartland Dental Medical Office Portfolio - 507 North Hershey Road
2.055	Property	Heartland Dental Medical Office Portfolio - 242 Southwoods Center
2.056	Property	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue
2.057	Property	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue
2.058	Property	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard
2.059	Property	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard
2.060	Property	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue
2.061	Property	Heartland Dental Medical Office Portfolio - 9100 Highway 119
2.062	Property	Heartland Dental Medical Office Portfolio - 42 Market Square Road
2.063	Property	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road
2.064	Property	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road
2.065	Property	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North
2.066	Property	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road
2.067	Property	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road
2.068	Property	Heartland Dental Medical Office Portfolio - 1828 IN-44
2.069	Property	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard
2.070	Property	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway
2.071	Property	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza
2.072	Property	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard
2.073	Property	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West
2.074	Property	Heartland Dental Medical Office Portfolio - 16620 West 159th Street
2.075	Property	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441
2.076	Property	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive
2.077	Property	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South
2.078	Property	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12
2.079	Property	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard
2.080	Property	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive
2.081	Property	Heartland Dental Medical Office Portfolio - 1715 West Main Street
2.082	Property	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road
2.083	Property	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway
2.084	Property	Heartland Dental Medical Office Portfolio - 2751 Fountain Place
2.085	Property	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle
2.086	Property	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North
2.087	Property	Heartland Dental Medical Office Portfolio - 692 Essington Road
2.088	Property	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Amortization Type	Original Term to Maturity or ARD	Remaining Term to Maturity or ARD	Original IO Term	Remaining IO Term	Original Amortization Term	Remaining Amortization Term	Seasoning	Prepayment Provisions(5)(6)	Grace Period Default(21)	Grace Period Late
2.089	Property	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard
2.090	Property	Heartland Dental Medical Office Portfolio - 3237 Sixes Road
2.091	Property	Heartland Dental Medical Office Portfolio - 4030 Winder Highway
2.092	Property	Heartland Dental Medical Office Portfolio - 8605 East State Road 70
2.093	Property	Heartland Dental Medical Office Portfolio - 540 West Walnut Street
2.094	Property	Heartland Dental Medical Office Portfolio - 5630 Plank Road
2.095	Property	Heartland Dental Medical Office Portfolio - 10505 Lima Road
2.096	Property	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard
2.097	Property	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road
2.098	Property	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway
2.099	Property	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive
2.100	Property	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard
2.101	Property	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East
2.102	Property	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road
2.103	Property	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road
2.104	Property	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive
2.105	Property	Heartland Dental Medical Office Portfolio - 1905 Convenience Place
2.106	Property	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road
2.107	Property	Heartland Dental Medical Office Portfolio - 132 Milestone Way
2.108	Property	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard
2.109	Property	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard
2.110	Property	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road
2.111	Property	Heartland Dental Medical Office Portfolio - 3585 North 168th Court
2.112	Property	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South
2.113	Property	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue
2.114	Property	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue
2.115	Property	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue
2.116	Property	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane
2.117	Property	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue
2.118	Property	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail
2.119	Property	Heartland Dental Medical Office Portfolio - 609 Front Street
2.120	Property	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway
2.121	Property	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue
2.122	Property	Heartland Dental Medical Office Portfolio - 330 Park Place
2.123	Property	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road
2.124	Property	Heartland Dental Medical Office Portfolio - 213 Main Street
2.125	Property	Heartland Dental Medical Office Portfolio - 11119 Hearth Road
2.126	Property	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street
2.127	Property	Heartland Dental Medical Office Portfolio - 2812 East Main Street
2.128	Property	Heartland Dental Medical Office Portfolio - 1202 South Broad Street
2.129	Property	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road
2.130	Property	Heartland Dental Medical Office Portfolio - 10708 East State Road 64
2.131	Property	Heartland Dental Medical Office Portfolio - 2184 FM 3009
2.132	Property	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road
2.133	Property	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road
2.134	Property	Heartland Dental Medical Office Portfolio - 716 32nd Street South
2.135	Property	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6
2.136	Property	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway
2.137	Property	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard
2.138	Property	Heartland Dental Medical Office Portfolio - 998 Williford Court
2.139	Property	Heartland Dental Medical Office Portfolio - 4405 Highway 17
2.140	Property	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive
2.141	Property	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East
2.142	Property	Heartland Dental Medical Office Portfolio - 1405 South 25th Street
2.143	Property	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue
2.144	Property	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive
2.145	Property	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive
2.146	Property	Heartland Dental Medical Office Portfolio - 3645 North Council Road
2.147	Property	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive
2.148	Property	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast
2.149	Property	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue
2.150	Property	Heartland Dental Medical Office Portfolio - 456 University Boulevard North
2.151	Property	Heartland Dental Medical Office Portfolio - 1316 McMillan Street
2.152	Property	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway
2.153	Property	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road
2.154	Property	Heartland Dental Medical Office Portfolio - 828 South Main Street
2.155	Property	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court
2.156	Property	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane
2.157	Property	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza
2.158	Property	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive
2.159	Property	Heartland Dental Medical Office Portfolio - 104 South Houston Road
2.160	Property	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue
2.161	Property	Heartland Dental Medical Office Portfolio - 165 Juniper Circle
2.162	Property	Heartland Dental Medical Office Portfolio - 135 East Broadway Street
2.163	Property	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road
2.164	Property	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9
2.165	Property	Heartland Dental Medical Office Portfolio - 5 Jannell Court
2.166	Property	Heartland Dental Medical Office Portfolio - 1617 East Main Street
2.167	Property	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202
2.168	Property	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5
2.169	Property	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4
3	Loan	Lafayette Park	Full IO	120	118	120	118	0	0	2	LO(26);DEF(91);O(3)	0	0
3.01	Property	444 Lafayette Road
3.02	Property	500 Lafayette Road
3.03	Property	520 Lafayette Road
3.04	Property	443 Lafayette Road
4	Loan	Riverwalk II	Partial IO	120	119	36	35	360	360	1	LO(25);DEF(92);O(3)	0	4 for first two payment dates; 0 thereafter
5	Loan	Nebraska Crossing	Partial IO	120	119	60	59	360	360	1	LO(25);DEF(88);O(7)	5	0
6	Loan	Clevelander South Beach	Partial IO	120	118	60	58	360	360	2	LO(26);DEF(90);O(4)	0	5
7	Loan	1670 Broadway	Full IO	60	57	60	57	0	0	3	LO(27);DEF(29);O(4)	0	0
8	Loan	Christiana Mall	Full IO	120	116	120	116	0	0	4	LO(28);DEF(85);O(7)	0, 1 grace period of 1 day once every 12 month period	0, late payment charges should be waived for the first 3 late payments.
9	Loan	Village at Lee Branch II	Partial IO	120	119	12	11	360	360	1	LO(25);DEF(91);O(4)	0	0
10	Loan	Regency Properties Portfolio	Partial IO	120	119	24	23	360	360	1	LO(25);DEF(90);O(5)	0	0
10.01	Property	Vernal Towne Center
10.02	Property	Monticello Marketplace
10.03	Property	Columbia Square

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Amortization Type	Original Term to Maturity or ARD	Remaining Term to Maturity or ARD	Original IO Term	Remaining IO Term	Original Amortization Term	Remaining Amortization Term	Seasoning	Prepayment Provisions(5)(6)	Grace Period Default(21)	Grace Period Late
10.04	Property	Wabash Crossings East
10.05	Property	Granville Corners
10.06	Property	Tarpon Heights
10.07	Property	Raceway Mall
11	Loan	Home2 Suites - Greenville Downtown	Amortizing	120	116	0	0	300	296	4	LO(28);DEF(88);O(4)	0	0
12	Loan	Crowne Plaza - Jacksonville (Airport)	Amortizing	120	119	0	0	300	299	1	LO(25);DEF(91);O(4)	0	0
13	Loan	Ellsworth Place	Partial IO	120	116	36	32	360	360	4	LO(23);YM1(90);O(7)	0	0
14	Loan	Four Points - Juneau	Amortizing	120	117	0	0	300	297	3	LO(27);DEF(89);O(4)	0	0
15	Loan	Shoppes at Centre Pointe	Partial IO	120	119	24	23	360	360	1	LO(25);DEF(91);O(4)	0	0
16	Loan	Orchard Ridge Corporate Park	Partial IO	120	120	36	36	360	360	0	LO(24);DEF(93);O(3)	7	7
17	Loan	Heritage Multifamily Portfolio	Amortizing	120	119	0	0	300	299	1	LO(24);YM1(92);O(4)	0	0
17.01	Property	Regency
17.02	Property	Wildwood Terrace
17.03	Property	Marquee West
17.04	Property	Tanglewood
18	Loan	Delk Road Self Storage	Full IO	120	119	120	119	0	0	1	LO(25);DEF(92);O(3)	0	0
19	Loan	Holiday Inn Express & Suites - Clearwater	Amortizing	120	119	0	0	300	299	1	LO(24);YM2(92);O(4)	0	0
20	Loan	West Main Marketplace	Partial IO	120	118	12	10	360	360	2	LO(26);DEF(90);O(4)	0	0
21	Loan	Stockton Shopping Center	Partial IO	120	120	36	36	360	360	0	LO(24);DEF(92);O(4)	0	0
22	Loan	Waycross Marketplace	Partial IO	120	118	36	34	360	360	2	LO(26);YM1(90);O(4)	0	0
23	Loan	Powerhouse Plaza	Partial IO	120	118	24	22	360	360	2	LO(26);DEF(91);O(3)	5	0
24	Loan	Barrywoods Crossing	Partial IO	120	117	12	9	360	360	3	LO(13);YM1(101);O(6)	0	0
25	Loan	Holiday Inn Express & Suites Detroit Novi	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0
26	Loan	Tomball Parkway Plaza	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0
27	Loan	Clearview Palms Shopping Center	Amortizing	120	117	0	0	360	357	3	LO(24);YM1(89);O(7)	0	10
28	Loan	Plaza Del Rey	Partial IO	120	117	12	9	360	360	3	LO(27);DEF(89);O(4)	7	7
29	Loan	The Courtyards at San Jose	Full IO	120	118	120	118	0	0	2	LO(26);DEF(90);O(4)	0	0
30	Loan	Brand Bank Portfolio	Partial IO	120	115	60	55	360	360	5	LO(29);DEF(87);O(4)	0	0
30.01	Property	Brand Bank Duluth
30.02	Property	Brand Bank Buford
31	Loan	Avalon Crossing	Partial IO	120	119	12	11	360	360	1	LO(25);YM1(91);O(4)	0	0
32	Loan	Terrace Pointe	Partial IO	120	118	24	22	360	360	2	LO(26);DEF(90);O(4)	0	0
33	Loan	La Quinta - College Station	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0
34	Loan	Holiday Inn Express - Fort Pierce	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0
35	Loan	Holiday Inn Express & Suites Port Lavaca	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0	0
36	Loan	150 Grand Street	Full IO	120	116	120	116	0	0	4	LO(28);DEF(88);O(4)	0	0
37	Loan	Rounders Building	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0
38	Loan	Nursery Plaza & Perry Hall Marketplace	Partial IO	120	120	60	60	360	360	0	LO(24);DEF(93);O(3)	7	7
38.01	Property	Nursery Plaza
38.02	Property	Perry Hall Marketplace
39	Loan	Peregrine Valley Apartments	Partial IO	120	118	36	34	360	360	2	LO(26);DEF(90);O(4)	0	0
40	Loan	Upstate NY MHP Portfolio	Partial IO	120	119	12	11	360	360	1	LO(25);DEF(92);O(3)	7	7
40.01	Property	Mountain View Estates
40.02	Property	Hidden Forest
40.03	Property	Aqueduct Community
40.04	Property	Meadow Hill
41	Loan	StoreRight Haines City	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	5	5
42	Loan	Magnolias of Santee	Amortizing	120	119	0	0	300	299	1	LO(25);DEF(91);O(4)	0	0
43	Loan	Quality Inn Jacksonville	Amortizing	120	119	0	0	300	299	1	LO(25);DEF(88);O(7)	0	0
44	Loan	Gulph Mill Industrial Park	Partial IO	120	119	12	11	360	360	1	LO(25);DEF(92);O(3)	0	0
45	Loan	Delta Luxury Apartments Phase III	Partial IO	120	119	12	11	360	360	1	LO(25);DEF(91);O(4)	0	0

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Grace Period at Maturity Default	Appraised Value(4)	Appraisal Date(4)	U/W NOI DSCR(3)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity(3)(4)	U/W NOI Debt Yield(3)	U/W NCF Debt Yield(3)	U/W EGI	U/W Expenses	U/W NOI	U/W Replacement	U/W TI/LC	U/W NCF	Occupancy Rate(8)(23)	Occupancy as-of Date	Most Recent Operating Statement Date	Most Recent EGI	Most Recent Expenses
1	Loan	GNL Portfolio	0	172,290,000	Various	2.24	2.08	57.2%	57.2%	11.0%	10.2%	13,867,956	3,011,132	10,856,824	129,543	658,041	10,069,241	100.0%	12/1/2018	Various	9,764,886	1,703,495
1.01	Property	Nimble Storage		67,000,000	9/26/2018							4,618,009	866,853	3,751,156	32,922	254,487	3,463,748	100.0%	12/1/2018	TTM 7/31/2018	4,848,869	810,142
1.02	Property	NetScout Systems		56,380,000	10/3/2018							3,959,693	775,913	3,183,780	28,956	198,000	2,956,824	100.0%	12/1/2018	N/A	N/A	N/A
1.03	Property	Mallinckrodt		18,900,000	10/1/2018							2,462,730	671,997	1,790,733	17,980	91,813	1,680,940	100.0%	12/1/2018	TTM 7/31/2018	2,479,612	657,929
1.04	Property	PPD Global Labs		10,400,000	10/4/2018							977,331	177,726	799,605	14,644	36,090	748,870	100.0%	12/1/2018	TTM 7/31/2018	920,481	59,663
1.05	Property	PNC Bank		7,800,000	10/3/2018							1,038,223	348,891	689,332	19,441	45,094	624,797	100.0%	12/1/2018	TTM 7/31/2018	671,478	19,375
1.06	Property	FedEx Ground		6,125,000	10/4/2018							566,295	154,781	411,514	11,630	26,223	373,661	100.0%	12/1/2018	TTM 7/31/2018	603,216	138,897
1.07	Property	Weatherford International		3,600,000	10/5/2018							245,675	14,971	230,704	3,971	6,333	220,400	100.0%	12/1/2018	TTM 7/31/2018	241,230	17,489
2	Loan	Heartland Dental Medical Office Portfolio	0	325,235,000	Various	1.68	1.59	55.4%	46.6%	11.7%	11.1%	27,234,364	6,069,986	21,164,378	199,135	962,501	20,002,741	96.8%	9/13/2018	TTM 6/30/2018	24,897,214	4,445,794
2.001	Property	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive		16,700,000	8/29/2018							1,333,239	231,794	1,101,445	2,590	84,190	1,014,665	100.0%	9/13/2018	TTM 6/30/2018	1,227,088	98,228
2.002	Property	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road		5,050,000	8/30/2018							475,299	126,938	348,361	5,708	9,727	332,925	100.0%	9/13/2018	TTM 6/30/2018	462,144	113,134
2.003	Property	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road		4,500,000	8/31/2018							356,652	67,131	289,521	2,340	14,860	272,320	86.5%	9/13/2018	TTM 6/30/2018	289,431	37,530
2.004	Property	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza		3,700,000	8/28/2018							467,642	176,246	291,396	2,773	18,826	269,797	91.2%	9/13/2018	TTM 6/30/2018	394,677	163,334
2.005	Property	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street		4,530,000	8/27/2018							345,195	77,648	267,547	648	10,300	256,599	77.7%	9/13/2018	TTM 6/30/2018	306,328	66,854
2.006	Property	Heartland Dental Medical Office Portfolio - 117 St. Patrick's Drive		2,810,000	9/4/2018							287,637	39,601	248,036	2,824	6,699	238,513	100.0%	9/13/2018	TTM 6/30/2018	275,169	30,991
2.007	Property	Heartland Dental Medical Office Portfolio - 1647 County Road 220		3,700,000	8/28/2018							334,162	108,674	225,488	847	8,168	216,473	100.0%	9/13/2018	TTM 6/30/2018	337,203	95,821
2.008	Property	Heartland Dental Medical Office Portfolio - 3500 East Highway 377		3,110,000	8/27/2018							248,673	40,384	208,289	128	6,000	202,161	100.0%	9/13/2018	TTM 6/30/2018	246,218	34,720
2.009	Property	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway		2,900,000	8/29/2018							266,456	57,430	209,027	1,413	6,000	201,613	100.0%	9/13/2018	TTM 6/30/2018	254,702	49,184
2.010	Property	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard		2,750,000	8/28/2018							267,872	71,074	196,798	841	8,200	187,757	100.0%	9/13/2018	TTM 6/30/2018	246,944	42,726
2.011	Property	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive		3,120,000	8/29/2018							271,047	52,795	218,252	11,938	42,962	163,351	100.0%	9/13/2018	TTM 6/30/2018	272,943	43,666
2.012	Property	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue		2,950,000	8/28/2018							229,800	49,391	180,409	386	5,500	174,523	100.0%	9/13/2018	TTM 6/30/2018	0	851
2.013	Property	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway		2,750,000	8/31/2018							247,437	68,548	178,889	580	6,810	171,499	100.0%	9/13/2018	TTM 6/30/2018	244,564	61,136
2.014	Property	Heartland Dental Medical Office Portfolio - 508 South 52nd Street		2,660,000	9/4/2018							200,337	25,050	175,287	2,190	10,000	163,097	100.0%	9/13/2018	TTM 6/30/2018	199,511	24,918
2.015	Property	Heartland Dental Medical Office Portfolio - 1025 Ashley Street		2,530,000	8/30/2018							204,662	17,445	187,217	2,101	6,520	178,596	100.0%	9/13/2018	TTM 6/30/2018	201,143	11,435
2.016	Property	Heartland Dental Medical Office Portfolio - 440 Erie Parkway		2,770,000	8/29/2018							210,772	39,265	171,507	661	4,150	166,696	100.0%	9/13/2018	TTM 6/30/2018	105,786	1,230
2.017	Property	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard		2,640,000	7/31/2018							241,051	65,780	175,272	618	10,014	164,639	100.0%	9/13/2018	TTM 6/30/2018	241,410	58,107
2.018	Property	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road		2,600,000	8/28/2018							246,695	76,401	170,294	437	6,738	163,118	100.0%	9/13/2018	TTM 6/30/2018	229,389	58,490
2.019	Property	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place		2,620,000	8/30/2018							213,944	43,921	170,023	1,384	4,878	163,761	100.0%	9/13/2018	TTM 6/30/2018	210,559	36,146
2.020	Property	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue		2,840,000	9/5/2018							201,093	32,877	168,216	770	4,100	163,346	100.0%	9/13/2018	TTM 6/30/2018	196,308	24,308
2.021	Property	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road		2,600,000	8/30/2018							246,944	79,064	167,880	1,368	4,414	162,098	100.0%	9/13/2018	TTM 6/30/2018	236,265	71,351
2.022	Property	Heartland Dental Medical Office Portfolio - 1695 Wells Road		2,470,000	8/28/2018							196,957	31,658	165,298	0	5,500	159,798	100.0%	9/13/2018	TTM 6/30/2018	194,012	24,446
2.023	Property	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road		2,600,000	8/31/2018							222,571	54,546	168,025	3,427	11,850	152,748	100.0%	9/13/2018	TTM 6/30/2018	201,803	35,269
2.024	Property	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive		2,170,000	8/28/2018							210,427	50,402	160,025	2,663	6,880	150,483	81.1%	9/13/2018	TTM 6/30/2018	168,386	27,721
2.025	Property	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard		2,630,000	8/28/2018							221,914	59,012	162,902	772	6,160	155,969	100.0%	9/13/2018	TTM 6/30/2018	208,366	52,545
2.026	Property	Heartland Dental Medical Office Portfolio - 2455 East Main Street		2,570,000	8/28/2018							241,485	78,925	162,560	1,306	6,464	154,790	100.0%	9/13/2018	TTM 6/30/2018	243,486	65,610
2.027	Property	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway		2,000,000	8/30/2018							212,165	54,855	157,310	1,067	5,625	150,618	57.0%	9/13/2018	TTM 6/30/2018	133,856	48,019
2.028	Property	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway		2,100,000	9/4/2018							204,862	50,034	154,828	189	3,883	150,756	100.0%	9/13/2018	TTM 6/30/2018	268,704	37,856
2.029	Property	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway		2,450,000	8/29/2018							212,818	60,500	152,318	245	4,955	147,118	100.0%	9/13/2018	TTM 6/30/2018	187,090	50,565
2.030	Property	Heartland Dental Medical Office Portfolio - 11890 Highway 707		2,700,000	8/30/2018							183,997	31,399	152,598	539	4,386	147,673	100.0%	9/13/2018	TTM 6/30/2018	149,840	8,928
2.031	Property	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road		2,600,000	9/5/2018							212,045	57,274	154,771	1,500	5,453	147,818	100.0%	9/13/2018	TTM 6/30/2018	192,483	39,666
2.032	Property	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive		2,500,000	8/28/2018							210,345	52,067	158,278	3,340	9,943	144,995	100.0%	9/13/2018	TTM 6/30/2018	217,862	46,082
2.033	Property	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard		2,500,000	8/30/2018							209,287	58,240	151,047	1,635	5,275	144,136	100.0%	9/13/2018	TTM 6/30/2018	200,527	50,336
2.034	Property	Heartland Dental Medical Office Portfolio - 149 Tuscan Way		2,210,000	8/28/2018							188,033	35,627	152,406	1,112	4,108	147,185	100.0%	9/13/2018	TTM 6/30/2018	190,458	26,642
2.035	Property	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive		2,130,000	8/28/2018							184,234	38,007	146,227	678	3,803	141,745	100.0%	9/13/2018	TTM 6/30/2018	240,276	23,056
2.036	Property	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard		2,400,000	8/30/2018							189,096	42,664	146,432	580	4,194	141,658	100.0%	9/13/2018	TTM 6/30/2018	187,774	34,730
2.037	Property	Heartland Dental Medical Office Portfolio - 209 Latitude Lane		2,500,000	8/28/2018							190,686	44,981	145,705	358	4,079	141,268	100.0%	9/13/2018	TTM 6/30/2018	245,787	27,822
2.038	Property	Heartland Dental Medical Office Portfolio - 4608 South West College Road		2,420,000	9/4/2018							194,895	50,002	144,893	887	5,114	138,893	100.0%	9/13/2018	TTM 6/30/2018	182,612	38,230
2.039	Property	Heartland Dental Medical Office Portfolio - 1315 Bell Road		2,500,000	8/28/2018							196,150	39,459	156,691	4,817	8,200	143,674	100.0%	9/13/2018	TTM 6/30/2018	202,850	33,847
2.040	Property	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South		2,300,000	8/28/2018							177,023	29,590	147,433	455	4,000	142,978	100.0%	9/13/2018	TTM 6/30/2018	0	18
2.041	Property	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane		2,390,000	8/27/2018							186,658	37,937	148,722	328	5,028	143,365	100.0%	9/13/2018	TTM 6/30/2018	180,465	32,344
2.042	Property	Heartland Dental Medical Office Portfolio - 3152 South Broadway		2,510,000	8/27/2018							178,988	32,939	146,050	834	5,517	139,698	100.0%	9/13/2018	TTM 6/30/2018	177,841	27,826
2.043	Property	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road		2,120,000	8/30/2018							183,405	38,652	144,753	2,169	7,107	135,477	100.0%	9/13/2018	TTM 6/30/2018	189,842	33,483
2.044	Property	Heartland Dental Medical Office Portfolio - 450 South Weber Road		2,170,000	8/27/2018							197,537	53,011	144,525	434	4,000	140,091	100.0%	9/13/2018	TTM 6/30/2018	152,017	17,922
2.045	Property	Heartland Dental Medical Office Portfolio - 840 Nissan Drive		2,400,000	8/28/2018							184,519	36,526	147,994	1,535	5,871	140,587	100.0%	9/13/2018	TTM 6/30/2018	180,979	31,867
2.046	Property	Heartland Dental Medical Office Portfolio - 12222 Route 47		2,370,000	8/29/2018							176,122	33,709	142,413	699	3,569	138,145	100.0%	9/13/2018	TTM 6/30/2018	241,772	26,237
2.047	Property	Heartland Dental Medical Office Portfolio - 3415 Livernois Road		2,000,000	9/4/2018							169,204	27,226	141,977	1,693	5,661	134,623	100.0%	9/13/2018	TTM 6/30/2018	161,443	21,110
2.048	Property	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road		2,010,000	9/6/2018							195,378	47,078	148,300	1,426	8,164	138,709	68.6%	9/13/2018	TTM 6/30/2018	182,153	41,439
2.049	Property	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane		2,270,000	8/28/2018							198,287	47,991	150,295	5,427	8,400	136,469	75.0%	9/13/2018	TTM 6/30/2018	142,124	41,992
2.050	Property	Heartland Dental Medical Office Portfolio - 2620 East Highway 50		2,700,000	7/31/2018							196,240	58,099	138,142	651	5,129	132,361	100.0%	9/13/2018	TTM 6/30/2018	241,480	50,298
2.051	Property	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square		2,170,000	9/4/2018							183,611	47,943	135,668	444	4,000	131,224	100.0%	9/13/2018	TTM 6/30/2018	170,294	29,235
2.052	Property	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street		2,150,000	8/24/2018							153,129	15,942	137,187	585	5,300	131,302	100.0%	9/13/2018	TTM 6/30/2018	85,220	10,149
2.053	Property	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road		2,100,000	8/30/2018							182,056	44,404	137,652	1,549	5,050	131,053	100.0%	9/13/2018	TTM 6/30/2018	177,326	37,821
2.054	Property	Heartland Dental Medical Office Portfolio - 507 North Hershey Road		2,080,000	8/28/2018							179,797	41,183	138,614	1,900	7,690	129,024	100.0%	9/13/2018	TTM 6/30/2018	177,645	35,262
2.055	Property	Heartland Dental Medical Office Portfolio - 242 Southwoods Center		1,700,000	9/1/2018							173,560	30,386	143,174	2,163	6,790	134,221	58.8%	9/13/2018	TTM 6/30/2018	130,472	25,371
2.056	Property	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue		2,150,000	8/28/2018							163,004	26,473	136,531	834	4,371	131,325	100.0%	9/13/2018	TTM 6/30/2018	161,964	21,649
2.057	Property	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue		2,340,000	8/28/2018							156,565	22,809	133,756	465	4,000	129,291	100.0%	9/13/2018	TTM 6/30/2018	0	2,517
2.058	Property	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard		2,200,000	8/28/2018							186,295	50,731	135,564	931	4,929	129,704	100.0%	9/13/2018	TTM 6/30/2018	186,664	43,712
2.059	Property	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard		2,130,000	9/4/2018							164,939	33,620	131,319	499	4,000	126,820	100.0%	9/13/2018	TTM 6/30/2018	25,443	9,580
2.060	Property	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue		1,980,000	8/31/2018							184,053	47,095	136,959	3,738	6,225	126,995	100.0%	9/13/2018	TTM 6/30/2018	183,362	41,246
2.061	Property	Heartland Dental Medical Office Portfolio - 9100 Highway 119		2,120,000	8/28/2018							147,810	17,555	130,255	860	4,000	125,395	100.0%	9/13/2018	TTM 6/30/2018	127,968	12,450
2.062	Property	Heartland Dental Medical Office Portfolio - 42 Market Square Road		1,790,000	8/29/2018							148,100	16,811	131,289	385	7,305	123,599	100.0%	9/13/2018	TTM 6/30/2018	147,803	13,611
2.063	Property	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road		2,500,000	8/31/2018							204,221	66,620	137,601	1,850	10,000	125,752	100.0%	9/13/2018	TTM 6/30/2018	86,483	28,475
2.064	Property	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road		1,920,000	8/21/2018							173,680	40,494	133,186	367	5,756	127,063	100.0%	9/13/2018	TTM 6/30/2018	182,173	34,965
2.065	Property	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North		1,870,000	8/28/2018							168,232	32,341	135,891	2,901	5,642	127,348	70.9%	9/13/2018	TTM 6/30/2018	149,011	25,760
2.066	Property	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road		2,450,000	8/30/2018							169,055	40,522	128,533	674	4,063	123,797	100.0%	9/13/2018	TTM 6/30/2018	227,796	33,983
2.067	Property	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road		2,020,000	8/29/2018							145,700	18,068	127,632	367	4,000	123,264	100.0%	9/13/2018	TTM 6/30/2018	95,258	10,168
2.068	Property	Heartland Dental Medical Office Portfolio - 1828 IN-44		2,370,000	8/27/2018							204,522	70,172	134,351	839	6,644	126,867	100.0%	9/13/2018	TTM 6/30/2018	113,435	62,593
2.069	Property	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard		2,050,000	8/28/2018							160,216	28,762	131,454	920	4,769	125,766	100.0%	9/13/2018	TTM 6/30/2018	166,118	24,216
2.070	Property	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway		2,420,000	8/29/2018							147,547	19,313	128,234	690	4,000	123,544	100.0%	9/13/2018	TTM 6/30/2018	184,016	5,029
2.071	Property	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza		2,140,000	9/10/2018							194,851	67,435	127,416	241	4,798	122,377	100.0%	9/13/2018	TTM 6/30/2018	146,265	47,039
2.072	Property	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard		2,000,000	9/5/2018							175,634	48,081	127,554	917	3,215	123,421	100.0%	9/13/2018	TTM 6/30/2018	165,066	32,940
2.073	Property	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West		2,120,000	8/28/2018							158,598	32,174	126,424	1,204	5,989	119,232	53.6%	9/13/2018	TTM 6/30/2018	95,843	25,283
2.074	Property	Heartland Dental Medical Office Portfolio - 16620 West 159th Street		2,280,000	8/27/2018							185,169	57,508	127,661	427	3,569	123,665	100.0%	9/13/2018	TTM 6/30/2018	229,409	40,307
2.075	Property	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441		2,100,000	7/31/2018							151,994	26,706	125,288	619	4,227	120,442	100.0%	9/13/2018	TTM 6/30/2018	149,878	21,119
2.076	Property	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive		2,250,000	9/4/2018							143,409	19,863	123,546	234	4,195	119,117	100.0%	9/13/2018	TTM 6/30/2018	150,432	14,181
2.077	Property	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South		2,300,000	8/28/2018							155,093	28,981	126,112	641	4,000	121,471	100.0%	9/13/2018	TTM 6/30/2018	216,962	10,384
2.078	Property	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12		2,070,000	9/7/2018							161,083	34,405	126,678	2,431	4,135	120,112	100.0%	9/13/2018	TTM 6/30/2018	1,532	14,638
2.079	Property	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard		2,030,000	8/29/2018							155,584	30,373	125,210	1,096	4,108	120,006	100.0%	9/13/2018	TTM 6/30/2018	154,074	23,010
2.080	Property	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive		1,790,000	8/30/2018							156,296	33,770	122,526	834	5,493	116,199	100.0%	9/13/2018	TTM 6/30/2018	165,325	27,558
2.081	Property	Heartland Dental Medical Office Portfolio - 1715 West Main Street		1,920,000	8/28/2018							154,501	30,090	124,411	656	5,000	118,755	100.0%	9/13/2018	TTM 6/30/2018	129,020	25,588
2.082	Property	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road		1,970,000	8/30/2018							158,270	38,083	120,187	1,022	3,830	115,335	100.0%	9/13/2018	TTM 6/30/2018	156,457	30,691
2.083	Property	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway		1,940,000	8/28/2018							152,458	29,282	123,176	626	4,100	118,450	100.0%	9/13/2018	TTM 6/30/2018	119,272	379
2.084	Property	Heartland Dental Medical Office Portfolio - 2751 Fountain Place		2,400,000	8/28/2018							176,774	55,127	121,647	144	6,590	114,914	100.0%	9/13/2018	TTM 6/30/2018	273,318	50,102
2.085	Property	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle		1,800,000	8/28/2018							139,112	17,428	121,684	420	3,300	117,964	100.0%	9/13/2018	TTM 6/30/2018	135,611	11,127
2.086	Property	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North		1,750,000	8/30/2018							135,238	16,739	118,499	486	4,100	113,913	100.0%	9/13/2018	TTM 6/30/2018	135,887	12,714
2.087	Property	Heartland Dental Medical Office Portfolio - 692 Essington Road		1,950,000	8/27/2018							183,869	57,998	125,871	1,611	6,030	118,231	100.0%	9/13/2018	TTM 6/30/2018	184,745	37,898
2.088	Property	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive		1,630,000	9/4/2018							163,128	42,357	120,770	1,058	6,240	113,472	65.1%	9/13/2018	TTM 6/30/2018	144,048	37,288

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Grace Period at Maturity Default	Appraised Value(4)	Appraisal Date(4)	U/W NOI DSCR(3)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity(3)(4)	U/W NOI Debt Yield(3)	U/W NCF Debt Yield(3)	U/W EGI	U/W Expenses	U/W NOI	U/W Replacement	U/W TI/LC	U/W NCF	Occupancy Rate(8)(23)	Occupancy as-of Date	Most Recent Operating Statement Date	Most Recent EGI	Most Recent Expenses
2.089	Property	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard		2,030,000	8/29/2018							139,700	22,748	116,952	232	5,000	111,720	100.0%	9/13/2018	TTM 6/30/2018	146,504	19,009
2.090	Property	Heartland Dental Medical Office Portfolio - 3237 Sixes Road		2,030,000	8/28/2018							130,458	14,331	116,127	773	4,465	110,889	100.0%	9/13/2018	TTM 6/30/2018	129,649	9,484
2.091	Property	Heartland Dental Medical Office Portfolio - 4030 Winder Highway		2,800,000	8/31/2018							130,249	13,773	116,475	366	4,079	112,031	100.0%	9/13/2018	TTM 6/30/2018	187,988	10,001
2.092	Property	Heartland Dental Medical Office Portfolio - 8605 East State Road 70		1,800,000	8/28/2018							147,850	31,690	116,161	884	4,275	111,001	100.0%	9/13/2018	TTM 6/30/2018	143,827	24,036
2.093	Property	Heartland Dental Medical Office Portfolio - 540 West Walnut Street		1,840,000	8/27/2018							164,396	44,127	120,269	141	7,472	112,656	100.0%	9/13/2018	TTM 6/30/2018	163,191	39,414
2.094	Property	Heartland Dental Medical Office Portfolio - 5630 Plank Road		1,675,000	8/27/2018							130,884	17,048	113,836	300	4,829	108,707	100.0%	9/13/2018	TTM 6/30/2018	144,561	14,279
2.095	Property	Heartland Dental Medical Office Portfolio - 10505 Lima Road		1,780,000	8/28/2018							151,189	35,512	115,678	117	5,090	110,471	100.0%	9/13/2018	TTM 6/30/2018	149,898	30,141
2.096	Property	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard		1,410,000	8/30/2018							143,117	29,684	113,433	651	3,849	108,933	100.0%	9/13/2018	TTM 6/30/2018	136,713	21,309
2.097	Property	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road		1,550,000	8/28/2018							136,036	25,458	110,578	341	5,857	104,380	100.0%	9/13/2018	TTM 6/30/2018	136,121	20,895
2.098	Property	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway		1,490,000	9/4/2018							126,383	16,068	110,315	792	3,840	105,683	100.0%	9/13/2018	TTM 6/30/2018	119,825	12,118
2.099	Property	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive		1,320,000	8/30/2018							176,227	28,930	147,298	726	4,213	142,359	100.0%	9/13/2018	TTM 6/30/2018	170,302	20,105
2.100	Property	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard		1,700,000	8/27/2018							140,451	36,733	103,718	899	2,815	100,005	100.0%	9/13/2018	TTM 6/30/2018	134,848	27,391
2.101	Property	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East		1,400,000	9/5/2018							176,665	66,003	110,661	1,322	4,596	104,744	100.0%	9/13/2018	TTM 6/30/2018	163,917	58,462
2.102	Property	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road		1,700,000	9/5/2018							122,139	18,293	103,846	1,181	3,769	98,896	100.0%	9/13/2018	TTM 6/30/2018	122,098	14,609
2.103	Property	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road		1,450,000	8/31/2018							121,021	17,501	103,520	1,755	3,948	97,817	100.0%	9/13/2018	TTM 6/30/2018	132,271	13,504
2.104	Property	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive		1,420,000	8/30/2018							131,025	31,600	99,425	584	3,820	95,020	100.0%	9/13/2018	TTM 6/30/2018	124,326	23,392
2.105	Property	Heartland Dental Medical Office Portfolio - 1905 Convenience Place		1,620,000	8/29/2018							123,988	21,184	102,804	2,178	3,770	96,856	100.0%	9/13/2018	TTM 6/30/2018	109,206	16,260
2.106	Property	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road		1,530,000	8/28/2018							121,252	17,865	103,388	430	5,880	97,078	100.0%	9/13/2018	TTM 6/30/2018	120,395	14,389
2.107	Property	Heartland Dental Medical Office Portfolio - 132 Milestone Way		1,500,000	8/27/2018							126,854	24,896	101,958	1,157	4,700	96,101	100.0%	9/13/2018	TTM 6/30/2018	125,938	16,558
2.108	Property	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard		1,490,000	8/27/2018							117,276	14,086	103,190	2,188	3,920	97,082	100.0%	9/13/2018	TTM 6/30/2018	114,720	10,869
2.109	Property	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard		1,345,000	8/31/2018							163,710	64,214	99,496	1,517	5,257	92,722	100.0%	9/13/2018	TTM 6/30/2018	126,494	57,086
2.110	Property	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road		1,480,000	9/4/2018							126,997	27,530	99,467	439	4,900	94,128	100.0%	9/13/2018	TTM 6/30/2018	34,891	0
2.111	Property	Heartland Dental Medical Office Portfolio - 3585 North 168th Court		1,480,000	9/10/2018							131,026	35,307	95,719	179	3,269	92,271	100.0%	9/13/2018	TTM 6/30/2018	120,847	30,571
2.112	Property	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South		1,500,000	8/28/2018							125,241	25,878	99,363	749	4,952	93,662	100.0%	9/13/2018	TTM 6/30/2018	117,629	18,190
2.113	Property	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue		1,400,000	8/30/2018							145,396	44,029	101,368	2,633	4,207	94,528	100.0%	9/13/2018	TTM 6/30/2018	139,218	39,919
2.114	Property	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue		1,260,000	8/29/2018							130,250	37,459	92,791	825	4,690	87,276	100.0%	9/13/2018	TTM 6/30/2018	119,349	23,462
2.115	Property	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue		1,420,000	8/28/2018							126,893	30,184	96,710	2,573	5,000	89,137	100.0%	9/13/2018	TTM 6/30/2018	121,391	22,277
2.116	Property	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane		1,490,000	8/28/2018							130,396	37,011	93,385	320	5,231	87,834	65.7%	9/13/2018	TTM 6/30/2018	88,104	31,172
2.117	Property	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue		1,230,000	8/28/2018							145,875	53,743	92,132	1,273	6,600	84,259	100.0%	9/13/2018	TTM 6/30/2018	126,159	57,186
2.118	Property	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail		1,120,000	8/30/2018							111,310	27,204	84,106	433	3,675	79,997	100.0%	9/13/2018	TTM 6/30/2018	71,079	15,939
2.119	Property	Heartland Dental Medical Office Portfolio - 609 Front Street		1,260,000	8/31/2018							108,907	23,687	85,221	875	3,419	80,927	100.0%	9/13/2018	TTM 6/30/2018	108,249	22,696
2.120	Property	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway		1,270,000	8/27/2018							109,811	24,210	85,601	683	3,500	81,418	100.0%	9/13/2018	TTM 6/30/2018	106,019	18,690
2.121	Property	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue		1,040,000	8/28/2018							121,856	24,085	97,771	2,070	4,535	91,166	100.0%	9/13/2018	TTM 6/30/2018	120,578	20,545
2.122	Property	Heartland Dental Medical Office Portfolio - 330 Park Place		1,380,000	8/28/2018							110,557	24,552	86,006	1,053	3,800	81,153	100.0%	9/13/2018	TTM 6/30/2018	114,554	16,299
2.123	Property	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road		1,200,000	9/1/2018							102,092	19,465	82,627	475	4,000	78,152	100.0%	9/13/2018	TTM 6/30/2018	106,322	16,369
2.124	Property	Heartland Dental Medical Office Portfolio - 213 Main Street		1,370,000	8/28/2018							107,800	26,172	81,628	1,168	3,286	77,174	100.0%	9/13/2018	TTM 6/30/2018	106,123	22,974
2.125	Property	Heartland Dental Medical Office Portfolio - 11119 Hearth Road		1,310,000	8/30/2018							105,434	24,058	81,376	1,989	4,375	75,012	100.0%	9/13/2018	TTM 6/30/2018	97,487	18,231
2.126	Property	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street		1,230,000	8/28/2018							101,271	16,772	84,499	2,820	3,920	77,759	100.0%	9/13/2018	TTM 6/30/2018	101,067	13,213
2.127	Property	Heartland Dental Medical Office Portfolio - 2812 East Main Street		990,000	8/28/2018							112,990	28,998	83,991	506	4,875	78,610	100.0%	9/13/2018	TTM 6/30/2018	119,318	25,741
2.128	Property	Heartland Dental Medical Office Portfolio - 1202 South Broad Street		1,090,000	8/28/2018							105,068	24,914	80,154	1,686	4,600	73,868	100.0%	9/13/2018	TTM 6/30/2018	105,668	21,760
2.129	Property	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road		1,350,000	8/23/2018							113,863	27,431	86,432	627	3,697	82,108	100.0%	9/13/2018	TTM 6/30/2018	39,435	241
2.130	Property	Heartland Dental Medical Office Portfolio - 10708 East State Road 64		1,200,000	8/28/2018							111,761	33,517	78,244	1,032	3,818	73,395	100.0%	9/13/2018	TTM 6/30/2018	99,265	21,717
2.131	Property	Heartland Dental Medical Office Portfolio - 2184 FM 3009		1,290,000	9/4/2018							97,850	17,919	79,930	544	3,404	75,983	100.0%	9/13/2018	TTM 6/30/2018	98,908	16,962
2.132	Property	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road		1,150,000	8/27/2018							102,083	23,177	78,906	722	4,297	73,887	100.0%	9/13/2018	TTM 6/30/2018	98,111	17,004
2.133	Property	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road		1,100,000	8/23/2018							106,556	23,207	83,349	287	4,250	78,812	100.0%	9/13/2018	TTM 6/30/2018	96,495	20,334
2.134	Property	Heartland Dental Medical Office Portfolio - 716 32nd Street South		1,190,000	8/28/2018							89,206	11,653	77,552	1,404	4,700	71,449	100.0%	9/13/2018	TTM 6/30/2018	88,014	9,110
2.135	Property	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6		1,220,000	8/27/2018							92,573	15,984	76,589	555	3,600	72,434	100.0%	9/13/2018	TTM 6/30/2018	90,723	12,452
2.136	Property	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway		1,040,000	8/27/2018							87,811	16,426	71,385	19	2,500	68,865	100.0%	9/13/2018	TTM 6/30/2018	87,555	13,382
2.137	Property	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard		1,050,000	8/28/2018							97,689	23,871	73,818	555	3,290	69,973	100.0%	9/13/2018	TTM 6/30/2018	111,493	21,052
2.138	Property	Heartland Dental Medical Office Portfolio - 998 Williford Court		1,180,000	8/28/2018							82,042	9,680	72,362	290	2,556	69,516	100.0%	9/13/2018	TTM 6/30/2018	93,785	7,226
2.139	Property	Heartland Dental Medical Office Portfolio - 4405 Highway 17		1,170,000	8/30/2018							88,156	15,944	72,213	403	4,080	67,730	100.0%	9/13/2018	TTM 6/30/2018	79,557	9,134
2.140	Property	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive		1,010,000	8/29/2018							77,933	8,916	69,017	980	3,994	64,043	100.0%	9/13/2018	TTM 6/30/2018	78,889	6,655
2.141	Property	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East		920,000	8/30/2018							87,350	20,554	66,797	327	2,700	63,770	100.0%	9/13/2018	TTM 6/30/2018	77,065	11,518
2.142	Property	Heartland Dental Medical Office Portfolio - 1405 South 25th Street		1,130,000	9/6/2018							95,718	27,241	68,477	853	3,984	63,640	67.4%	9/13/2018	TTM 6/30/2018	66,750	19,956
2.143	Property	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue		1,050,000	9/1/2018							92,421	22,303	70,118	421	3,403	66,294	100.0%	9/13/2018	TTM 6/30/2018	92,189	20,297
2.144	Property	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive		930,000	9/4/2018							80,578	14,337	66,241	423	6,025	59,793	100.0%	9/13/2018	TTM 6/30/2018	86,258	10,933
2.145	Property	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive		800,000	9/5/2018							84,488	16,747	67,742	987	3,847	62,907	100.0%	9/13/2018	TTM 6/30/2018	81,927	13,112
2.146	Property	Heartland Dental Medical Office Portfolio - 3645 North Council Road		1,090,000	9/1/2018							75,786	11,122	64,665	933	3,655	60,077	100.0%	9/13/2018	TTM 6/30/2018	77,529	4,304
2.147	Property	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive		910,000	8/31/2018							77,634	13,626	64,008	1,784	4,792	57,432	100.0%	9/13/2018	TTM 6/30/2018	7,666	6,326
2.148	Property	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast		1,590,000	9/5/2018							99,469	38,955	60,514	688	4,803	55,023	70.7%	9/13/2018	TTM 6/30/2018	113,486	33,066
2.149	Property	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue		940,000	9/6/2018							81,448	22,398	59,049	245	2,600	56,204	100.0%	9/13/2018	TTM 6/30/2018	26,300	870
2.150	Property	Heartland Dental Medical Office Portfolio - 456 University Boulevard North		1,030,000	8/28/2018							85,950	23,917	62,033	832	4,788	56,413	100.0%	9/13/2018	TTM 6/30/2018	82,948	19,027
2.151	Property	Heartland Dental Medical Office Portfolio - 1316 McMillan Street		950,000	9/4/2018							88,128	29,187	58,941	2,419	3,600	52,922	100.0%	9/13/2018	TTM 6/30/2018	78,697	17,584
2.152	Property	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway		690,000	8/29/2018							75,173	11,040	64,133	1,382	2,395	60,356	100.0%	9/13/2018	TTM 6/30/2018	76,928	8,648
2.153	Property	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road		810,000	8/29/2018							63,035	9,234	53,801	346	3,198	50,256	100.0%	9/13/2018	TTM 6/30/2018	64,031	7,714
2.154	Property	Heartland Dental Medical Office Portfolio - 828 South Main Street		750,000	9/4/2018							66,359	8,399	57,960	932	6,390	50,637	100.0%	9/13/2018	TTM 6/30/2018	66,106	6,390
2.155	Property	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court		820,000	8/27/2018							68,132	16,726	51,406	164	2,918	48,323	100.0%	9/13/2018	TTM 6/30/2018	69,963	14,693
2.156	Property	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane		775,000	8/27/2018							67,098	14,550	52,548	1,232	3,100	48,216	100.0%	9/13/2018	TTM 6/30/2018	13,012	396
2.157	Property	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza		650,000	8/23/2018							63,792	14,822	48,970	467	2,500	46,003	100.0%	9/13/2018	TTM 6/30/2018	61,112	12,981
2.158	Property	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive		710,000	9/4/2018							60,738	13,460	47,278	1,432	3,365	42,481	100.0%	9/13/2018	TTM 6/30/2018	0	0
2.159	Property	Heartland Dental Medical Office Portfolio - 104 South Houston Road		690,000	8/29/2018							53,599	6,618	46,981	2,243	3,386	41,352	100.0%	9/13/2018	TTM 6/30/2018	53,685	4,974
2.160	Property	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue		700,000	8/28/2018							55,722	8,983	46,739	758	4,500	41,481	100.0%	9/13/2018	TTM 6/30/2018	55,431	7,433
2.161	Property	Heartland Dental Medical Office Portfolio - 165 Juniper Circle		730,000	8/28/2018							54,472	6,940	47,532	1,753	2,400	43,379	100.0%	9/13/2018	TTM 6/30/2018	53,276	5,253
2.162	Property	Heartland Dental Medical Office Portfolio - 135 East Broadway Street		675,000	8/31/2018							56,222	6,914	49,308	2,349	4,570	42,389	76.6%	9/13/2018	TTM 6/30/2018	40,608	5,072
2.163	Property	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road		680,000	8/28/2018							63,263	19,579	43,684	1,522	1,936	40,226	100.0%	9/13/2018	TTM 6/30/2018	54,139	15,584
2.164	Property	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9		1,800,000	8/31/2018							54,262	13,543	40,719	690	3,312	36,717	100.0%	9/13/2018	TTM 6/30/2018	121,661	12,783
2.165	Property	Heartland Dental Medical Office Portfolio - 5 Jannell Court		490,000	9/6/2018							59,733	13,391	46,343	1,250	3,270	41,823	65.1%	9/13/2018	TTM 6/30/2018	47,753	11,552
2.166	Property	Heartland Dental Medical Office Portfolio - 1617 East Main Street		575,000	8/27/2018							50,539	9,575	40,963	1,035	2,726	37,203	100.0%	9/13/2018	TTM 6/30/2018	46,725	5,801
2.167	Property	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202		620,000	8/24/2018							49,221	6,997	42,224	882	2,900	38,443	100.0%	9/13/2018	TTM 6/30/2018	48,743	5,052
2.168	Property	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5		550,000	8/28/2018							39,615	6,197	33,418	431	1,892	31,095	100.0%	9/13/2018	TTM 6/30/2018	39,354	4,580
2.169	Property	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4		360,000	8/28/2018							37,774	10,406	27,368	713	2,255	24,400	100.0%	9/13/2018	TTM 6/30/2018	29,126	5,976
3	Loan	Lafayette Park	0	115,500,000	7/9/2018	2.31	2.27	65.2%	65.2%	11.0%	10.9%	14,023,430	5,711,066	8,312,364	128,728	0	8,183,636	100.0%	12/1/2018	TTM 7/31/2018	14,237,742	6,228,196
3.01	Property	444 Lafayette Road		51,460,000	7/9/2018							5,847,714	2,243,928	3,603,785	53,233	0	3,550,553	100.0%	12/1/2018	TTM 7/31/2018	5,913,650	2,442,059
3.02	Property	500 Lafayette Road		26,720,000	7/9/2018							3,009,541	1,199,583	1,809,958	26,684	0	1,783,274	100.0%	12/1/2018	TTM 7/31/2018	3,239,799	1,331,144
3.03	Property	520 Lafayette Road		24,210,000	7/9/2018							3,221,926	1,399,495	1,822,431	29,059	0	1,793,371	100.0%	12/1/2018	TTM 7/31/2018	3,184,398	1,493,086
3.04	Property	443 Lafayette Road		13,110,000	7/9/2018							1,944,250	868,060	1,076,190	19,752	0	1,056,438	100.0%	12/1/2018	TTM 7/31/2018	1,899,895	961,907
4	Loan	Riverwalk II	0	93,800,000	10/2/2018	1.52	1.46	64.0%	57.1%	10.2%	9.8%	9,222,987	3,098,215	6,124,772	53,834	215,335	5,855,603	96.6%	11/1/2018	TTM 8/31/2018	7,179,142	2,639,325
5	Loan	Nebraska Crossing	0	150,000,000	5/18/2018	1.92	1.82	47.7%	44.1%	12.7%	12.0%	12,895,891	3,834,058	9,061,833	55,057	444,680	8,562,096	99.0%	10/10/2018	TTM 6/30/2018	12,847,061	3,936,265
6	Loan	Clevelander South Beach	0	66,500,000	8/1/2018	2.08	2.00	63.9%	59.8%	14.9%	14.4%	22,399,553	16,055,127	6,344,426	238,650	0	6,105,776	80.4%	8/31/2018	TTM 8/31/2018	22,399,553	15,252,903
7	Loan	1670 Broadway	0	239,500,000	7/3/2018	4.26	4.22	32.6%	32.6%	16.6%	16.5%	23,323,123	10,338,888	12,984,235	140,731	0	12,843,505	87.2%	6/28/2018	TTM 6/30/2018	21,814,899	9,919,961
8	Loan	Christiana Mall	0	1,040,000,000	6/5/2018	3.19	3.15	32.5%	32.5%	13.8%	13.6%	56,260,022	9,514,932	46,745,090	106,754	533,772	46,104,564	98.3%	5/31/2018	TTM 5/31/2018	54,029,729	10,479,303
9	Loan	Village at Lee Branch II	0	34,500,000	6/29/2018	1.53	1.35	60.9%	52.5%	10.7%	9.5%	3,276,300	1,029,468	2,246,832	33,495	223,300	1,990,037	94.3%	8/1/2018	TTM 8/31/2018	3,142,775	1,134,271
10	Loan	Regency Properties Portfolio	0	47,330,000	Various	1.59	1.39	74.5%	65.1%	10.8%	9.4%	5,380,925	1,586,409	3,794,516	124,909	352,265	3,317,343	89.4%	8/31/2018	TTM 7/31/2018	3,612,053	949,238
10.01	Property	Vernal Towne Center		20,200,000	7/30/2018							2,102,966	521,430	1,581,536	23,978	129,375	1,428,183	86.5%	8/31/2018	TTM 7/31/2018	2,230,640	463,002
10.02	Property	Monticello Marketplace		7,800,000	7/24/2018							861,703	239,496	622,207	21,001	93,146	508,060	94.4%	8/31/2018	N/A	N/A	N/A
10.03	Property	Columbia Square		5,100,000	7/24/2018							559,804	252,127	307,678	32,023	35,995	239,659	86.7%	8/31/2018	N/A	N/A	N/A

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Grace Period at Maturity Default	Appraised Value(4)	Appraisal Date(4)	U/W NOI DSCR(3)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity(3)(4)	U/W NOI Debt Yield(3)	U/W NCF Debt Yield(3)	U/W EGI	U/W Expenses	U/W NOI	U/W Replacement	U/W TI/LC	U/W NCF	Occupancy Rate(8)(23)	Occupancy as-of Date	Most Recent Operating Statement Date	Most Recent EGI	Most Recent Expenses
10.04	Property	Wabash Crossings East		3,920,000	7/24/2018							456,223	114,339	341,884	3,321	17,456	321,107	93.0%	8/31/2018	N/A	N/A	N/A
10.05	Property	Granville Corners		3,710,000	8/3/2018							506,051	181,236	324,816	22,188	25,838	276,789	85.0%	8/31/2018	TTM 7/31/2018	551,893	205,836
10.06	Property	Tarpon Heights		3,500,000	7/3/2018							459,815	127,697	332,117	8,652	25,345	298,121	95.6%	8/31/2018	TTM 7/31/2018	434,946	142,245
10.07	Property	Raceway Mall		3,100,000	7/20/2018							434,363	150,084	284,279	13,746	25,109	245,424	96.7%	8/31/2018	TTM 7/31/2018	394,574	138,155
11	Loan	Home2 Suites - Greenville Downtown	0	29,100,000	7/9/2018	1.96	1.80	64.9%	48.8%	13.8%	12.7%	5,481,662	2,871,930	2,609,732	219,266	0	2,390,465	80.0%	TTM 9/30/2018	TTM 9/30/2018	5,481,662	2,817,267
12	Loan	Crowne Plaza - Jacksonville (Airport)	0	30,400,000	9/4/2018	1.95	1.65	60.6%	47.1%	15.2%	12.8%	10,709,658	7,914,867	2,794,791	428,386	0	2,366,405	82.0%	8/31/2018	TTM 8/31/2018	10,709,658	7,908,551
13	Loan	Ellsworth Place	0	95,900,000	6/21/2018	1.56	1.46	71.9%	63.7%	10.0%	9.4%	10,153,983	3,226,042	6,927,941	86,940	330,370	6,510,631	91.6%	7/1/2018	TTM 5/31/2018	9,643,551	3,258,188
14	Loan	Four Points - Juneau	0	21,500,000	7/1/2018	2.03	1.91	68.1%	52.0%	15.0%	14.1%	4,518,041	2,321,016	2,197,025	130,722	0	2,066,304	59.8%	7/31/2018	TTM 7/31/2018	4,518,041	2,311,015
15	Loan	Shoppes at Centre Pointe	0	21,800,000	6/29/2018	1.49	1.32	65.1%	57.1%	10.2%	9.0%	2,012,949	569,679	1,443,270	20,953	139,688	1,282,629	95.1%	7/1/2018	TTM 6/30/2018	1,853,039	582,974
16	Loan	Orchard Ridge Corporate Park	0	22,500,000	6/19/2018	1.46	1.37	62.2%	55.6%	9.8%	9.2%	2,152,527	775,006	1,377,521	28,251	56,564	1,292,706	85.3%	6/30/2018	TTM 5/31/2018	2,022,420	771,103
17	Loan	Heritage Multifamily Portfolio	0	21,570,000	9/12/2018	1.78	1.73	59.2%	46.0%	13.8%	13.4%	2,996,044	1,235,366	1,760,678	49,020	0	1,711,658	89.5%	11/5/2018	TTM 8/31/2018	2,597,366	1,266,709
17.01	Property	Regency		12,876,703	9/12/2018							1,810,596	731,383	1,079,213	27,511	0	1,051,703	89.5%	11/5/2018	TTM 8/31/2018	1,562,709	737,731
17.02	Property	Wildwood Terrace		5,200,000	9/12/2018							676,664	315,700	360,964	12,040	0	348,924	89.3%	11/5/2018	TTM 8/31/2018	628,727	326,861
17.03	Property	Marquee West		2,080,000	9/12/2018							310,060	108,009	202,051	6,450	0	195,601	93.3%	11/5/2018	TTM 8/31/2018	234,413	121,147
17.04	Property	Tanglewood		1,413,297	9/12/2018							198,724	80,274	118,450	3,019	0	115,431	85.7%	11/5/2018	TTM 8/31/2018	171,517	80,970
18	Loan	Delk Road Self Storage	0	19,250,000	8/27/2018	1.65	1.60	65.0%	65.0%	8.9%	8.7%	1,564,743	449,246	1,115,497	28,134	0	1,087,363	95.0%	8/1/2018	TTM 7/31/2018	1,564,743	440,947
19	Loan	Holiday Inn Express & Suites - Clearwater	0	18,300,000	8/20/2018	1.89	1.73	65.5%	50.3%	14.3%	13.0%	3,671,604	1,962,226	1,709,378	146,864	0	1,562,514	74.2%	7/31/2018	TTM 7/31/2018	3,671,604	1,950,804
20	Loan	West Main Marketplace	0	17,000,000	7/11/2018	1.39	1.29	69.4%	59.9%	9.8%	9.0%	1,499,544	348,750	1,150,794	16,869	67,791	1,066,134	100.0%	9/27/2018	TTM 7/31/2018	1,145,565	200,545
21	Loan	Stockton Shopping Center	0	16,650,000	8/22/2018	1.47	1.37	67.6%	60.5%	10.1%	9.4%	1,589,859	454,479	1,135,380	19,147	63,600	1,052,633	89.1%	9/1/2018	TTM 9/30/2018	1,605,942	423,997
22	Loan	Waycross Marketplace	0	15,940,000	9/6/2018	1.65	1.52	69.9%	62.8%	11.5%	10.6%	1,638,567	360,028	1,278,539	22,698	75,658	1,180,183	98.1%	9/1/2018	TTM 8/31/2018	1,596,923	320,204
23	Loan	Powerhouse Plaza	0	14,100,000	8/8/2018	1.99	1.90	73.1%	63.2%	12.7%	12.2%	1,925,377	614,858	1,310,519	15,450	40,659	1,254,410	100.0%	9/1/2018	TTM 7/31/2018	1,820,716	587,552
24	Loan	Barrywoods Crossing	0	45,300,000	6/13/2018	1.50	1.46	68.4%	58.4%	10.0%	9.8%	4,459,858	1,344,669	3,115,190	39,206	48,232	3,027,752	94.9%	7/31/2018	TTM 7/31/2018	4,301,415	1,191,216
25	Loan	Holiday Inn Express & Suites Detroit Novi	0	15,000,000	7/24/2018	1.82	1.64	66.6%	56.1%	12.8%	11.5%	3,124,391	1,846,805	1,277,586	124,976	0	1,152,610	77.5%	9/5/2018	TTM 8/31/2018	3,124,391	1,708,269
26	Loan	Tomball Parkway Plaza	0	16,600,000	10/12/2018	1.63	1.55	60.2%	50.0%	10.9%	10.3%	1,501,355	416,746	1,084,609	6,930	45,160	1,032,519	93.6%	10/3/2018	TTM 9/30/2018	1,566,859	368,326
27	Loan	Clearview Palms Shopping Center	0	15,200,000	7/31/2018	1.63	1.56	65.6%	54.6%	10.8%	10.4%	1,393,043	311,778	1,081,266	6,762	39,444	1,035,060	92.8%	7/17/2018	TTM 6/30/2018	1,309,715	309,891
28	Loan	Plaza Del Rey	0	15,840,000	7/11/2018	1.92	1.79	62.5%	52.6%	12.2%	11.4%	1,573,065	361,688	1,211,377	15,059	64,002	1,132,316	83.0%	8/31/2018	TTM 5/31/2018	1,488,144	391,980
29	Loan	The Courtyards at San Jose	0	14,450,000	9/6/2018	2.45	2.36	58.8%	58.8%	12.9%	12.5%	1,684,310	586,482	1,097,828	37,440	0	1,060,388	100.0%	9/30/2018	TTM 8/31/2018	1,753,787	585,712
30	Loan	Brand Bank Portfolio	0	13,630,000	6/6/2018	2.14	1.98	58.7%	54.2%	13.9%	12.8%	1,502,153	393,593	1,108,560	6,857	77,298	1,024,405	89.7%	Various	TTM 4/30/2018	1,468,742	373,684
30.01	Property	Brand Bank Duluth		9,110,000	6/6/2018							N/A	N/A	N/A	N/A	N/A	N/A	100.0%	12/1/2018	N/A	N/A	N/A
30.02	Property	Brand Bank Buford		4,520,000	6/6/2018							N/A	N/A	N/A	N/A	N/A	N/A	65.7%	4/30/2018	N/A	N/A	N/A
31	Loan	Avalon Crossing	0	12,300,000	8/28/2018	1.66	1.55	63.0%	53.7%	11.1%	10.4%	1,199,435	338,743	860,691	28,987	28,584	803,120	87.4%	7/1/2018	TTM 9/30/2018	1,175,186	339,296
32	Loan	Terrace Pointe	0	10,900,000	6/29/2018	1.72	1.65	62.4%	54.4%	11.5%	11.0%	1,423,371	643,544	779,827	31,250	0	748,577	95.2%	9/12/2018	TTM 7/31/2018	1,420,008	598,387
33	Loan	La Quinta - College Station	0	9,500,000	9/17/2018	2.48	2.26	69.2%	58.6%	17.8%	16.2%	2,593,091	1,423,743	1,169,348	103,724	0	1,065,625	77.4%	8/31/2018	TTM 8/31/2018	2,622,558	1,428,174
34	Loan	Holiday Inn Express - Fort Pierce	0	9,100,000	8/9/2018	2.05	1.80	69.9%	59.2%	14.6%	12.8%	2,826,256	1,898,699	927,558	113,050	0	814,508	81.5%	8/31/2018	TTM 8/31/2018	2,826,256	1,837,854
35	Loan	Holiday Inn Express & Suites Port Lavaca	0	10,300,000	7/2/2018	1.95	1.73	61.0%	51.3%	13.5%	12.0%	2,377,808	1,528,427	849,381	95,112	0	754,268	68.2%	TTM 6/30/2018	TTM 6/30/2018	2,384,802	1,445,971
36	Loan	150 Grand Street	0	11,200,000	4/12/2018	1.48	1.44	53.6%	53.6%	8.2%	8.0%	576,652	82,295	494,356	2,235	12,620	479,501	100.0%	6/15/2018	TTM 5/31/2018	122,784	74,627
37	Loan	Rounders Building	0	9,750,000	9/5/2018	1.38	1.35	61.5%	51.8%	9.7%	9.5%	598,456	17,954	580,503	1,500	10,000	569,003	100.0%	9/1/2018	N/A	N/A	N/A
38	Loan	Nursery Plaza & Perry Hall Marketplace	0	9,400,000	Various	1.79	1.69	61.7%	57.4%	12.2%	11.6%	880,838	172,920	707,918	13,316	24,528	670,074	94.3%	10/1/2018	TTM 8/31/2018	827,232	146,495
38.01	Property	Nursery Plaza		5,600,000	9/6/2018							553,722	112,643	441,079	8,596	15,834	416,649	100.0%	10/1/2018	TTM 8/31/2018	560,937	96,031
38.02	Property	Perry Hall Marketplace		3,800,000	9/18/2018							327,116	60,277	266,839	4,720	8,694	253,425	84.0%	10/1/2018	TTM 8/31/2018	266,295	50,464
39	Loan	Peregrine Valley Apartments	0	7,450,000	8/8/2018	1.43	1.39	69.9%	62.4%	9.7%	9.4%	686,621	181,208	505,413	14,000	0	491,413	96.4%	10/16/2018	TTM 8/31/2018	510,634	56,364
40	Loan	Upstate NY MHP Portfolio	0	6,280,000	6/28/2018	1.60	1.57	66.9%	57.7%	11.2%	11.1%	789,706	318,252	471,453	6,800	0	464,653	90.4%	Various	N/A	N/A	N/A
40.01	Property	Mountain View Estates		2,630,000	6/28/2018							345,557	135,730	209,827	2,400	0	207,427	95.8%	6/1/2018	N/A	N/A	N/A
40.02	Property	Hidden Forest		2,130,000	6/28/2018							256,532	85,520	171,012	2,250	0	168,762	95.6%	6/28/2018	N/A	N/A	N/A
40.03	Property	Aqueduct Community		870,000	6/28/2018							102,326	50,776	51,551	1,050	0	50,501	81.0%	6/1/2018	N/A	N/A	N/A
40.04	Property	Meadow Hill		650,000	6/28/2018							85,290	46,226	39,064	1,100	0	37,964	81.8%	5/26/2018	N/A	N/A	N/A
41	Loan	StoreRight Haines City	0	5,700,000	8/24/2018	1.27	1.25	73.5%	61.8%	8.8%	8.6%	582,690	213,433	369,257	6,951	0	362,306	95.6%	8/14/2018	TTM 7/31/2018	565,871	217,182
42	Loan	Magnolias of Santee	0	7,600,000	9/25/2018	2.15	2.10	52.6%	40.6%	16.4%	16.1%	1,636,692	979,718	656,974	13,200	0	643,774	93.2%	9/30/2018	TTM 9/30/2018	1,372,599	906,967
43	Loan	Quality Inn Jacksonville	0	7,600,000	8/14/2018	2.59	2.31	52.6%	40.2%	19.3%	17.2%	2,100,037	1,328,046	771,991	84,001	0	687,989	69.1%	TTM 8/31/2018	TTM 8/31/2018	2,100,037	1,320,204
44	Loan	Gulph Mill Industrial Park	0	5,000,000	6/19/2018	1.67	1.61	65.0%	55.5%	11.2%	10.8%	458,302	94,507	363,795	6,052	6,811	350,932	100.0%	8/31/2018	TTM 9/30/2018	431,876	93,294
45	Loan	Delta Luxury Apartments Phase III	0	3,500,000	7/11/2018	1.35	1.32	62.9%	54.4%	9.6%	9.4%	270,927	60,809	210,118	4,000	0	206,118	100.0%	9/24/2018	Annualized T8 8/31/2018	261,787	68,476

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Most Recent NOI	Second Most Recent Operating Statement Date	Second Most Recent EGI	Second Most Recent Expenses	Second Most Recent NOI	Third Most Recent Operating Statement Date	Third Most Recent EGI	Third Most Recent Expenses	Third Most Recent NOI	Largest Tenant Name(8)(9)(10)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date(2)
1	Loan	GNL Portfolio	8,061,391	Various	9,565,204	1,554,087	8,011,118	Various	8,607,204	1,199,606	7,407,598	Various	Various	N/A	Various
1.01	Property	Nimble Storage	4,038,727	12/31/2017	4,933,544	860,152	4,073,392	12/31/2016	4,492,466	566,002	3,926,464	Nimble Storage	164,608	100.0%	10/31/2021
1.02	Property	NetScout Systems	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NetScout Systems	144,779	100.0%	8/31/2030
1.03	Property	Mallinckrodt	1,821,683	12/31/2017	2,375,601	535,724	1,839,877	12/31/2016	2,352,949	587,241	1,765,708	Mallinckrodt	89,900	100.0%	8/31/2024
1.04	Property	PPD Global Labs	860,818	12/31/2017	910,329	49,867	860,462	12/31/2016	882,105	42,928	839,177	PPD Global Labs	73,220	100.0%	12/31/2024
1.05	Property	PNC Bank	652,103	12/31/2017	661,231	2,689	658,542	12/31/2016	648,310	2,680	645,630	PNC Bank	97,203	100.0%	7/31/2029
1.06	Property	FedEx Ground	464,319	12/31/2017	444,601	93,942	350,660	N/A	N/A	N/A	N/A	FedEx Express	58,148	100.0%	6/30/2026
1.07	Property	Weatherford International	223,741	12/31/2017	239,898	11,714	228,184	12/31/2016	231,374	755	230,619	Weatherford International	19,855	100.0%	11/1/2025
2	Loan	Heartland Dental Medical Office Portfolio	20,451,419	12/31/2017	21,166,775	3,738,057	17,428,719	12/31/2016	17,386,169	3,426,047	13,960,122	Various	Various	N/A	Various
2.001	Property	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive	1,128,860	12/31/2017	1,200,840	110,612	1,090,228	12/31/2016	1,203,371	141,524	1,061,847	HD Home Office	84,190	100.0%	5/31/2028
2.002	Property	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road	349,009	12/31/2017	412,979	83,684	329,295	12/31/2016	315,967	83,290	232,677	AT&T - Kansas City, MO	3,850	39.6%	1/31/2022
2.003	Property	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road	251,900	12/31/2017	226,433	23,908	202,525	12/31/2016	0	0	0	Jones Bridge Dental Care	9,950	67.0%	8/31/2026
2.004	Property	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza	231,344	12/31/2017	450,150	143,743	306,407	12/31/2016	448,812	149,506	299,306	Mercy Clinic East Communities Endo	5,877	31.2%	11/30/2023
2.005	Property	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street	239,474	12/31/2017	283,172	62,339	220,833	12/31/2016	288,748	76,696	212,052	McKinneyDentist.com	8,000	77.7%	1/31/2025
2.006	Property	Heartland Dental Medical Office Portfolio - 117 St. Patrick's Drive	244,178	12/31/2017	268,602	27,827	240,775	12/31/2016	270,900	33,931	236,970	Neibauer Dental - Waldorf	6,699	100.0%	9/30/2021
2.007	Property	Heartland Dental Medical Office Portfolio - 1647 County Road 220	241,382	12/31/2017	342,249	103,312	238,938	12/31/2016	320,336	85,709	234,627	Island Walk Dental	4,311	52.8%	2/28/2022
2.008	Property	Heartland Dental Medical Office Portfolio - 3500 East Highway 377	211,498	12/31/2017	242,778	40,488	202,290	12/31/2016	249,229	51,063	198,166	Granbury Dental Center	6,000	100.0%	3/31/2022
2.009	Property	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway	205,518	12/31/2017	262,803	48,577	214,225	12/31/2016	263,066	50,755	212,311	Cook Crossing Dental Care	2,400	40.0%	12/31/2022
2.010	Property	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard	204,218	12/31/2017	248,816	40,191	208,625	12/31/2016	253,330	48,293	205,037	Regional Eyecare Associates, Inc	4,000	48.8%	12/31/2027
2.011	Property	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive	229,278	12/31/2017	268,131	43,897	224,233	12/31/2016	293,889	74,050	219,839	HD PSR Center	42,962	100.0%	4/30/2026
2.012	Property	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue	-851	12/31/2017	0	0	0	12/31/2016	0	0	0	Heartland Dental - Springfield	5,500	100.0%	12/31/2028
2.013	Property	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway	183,428	12/31/2017	234,512	53,006	181,506	12/31/2016	133,653	49,588	84,065	Hickory Creek Family Dentistry	3,585	52.6%	6/30/2025
2.014	Property	Heartland Dental Medical Office Portfolio - 508 South 52nd Street	174,593	12/31/2017	193,276	15,118	178,158	12/31/2016	195,197	19,872	175,325	Metro Park Dental Arts	10,000	100.0%	4/30/2024
2.015	Property	Heartland Dental Medical Office Portfolio - 1025 Ashley Street	189,708	12/31/2017	196,965	13,838	183,127	12/31/2016	203,002	23,682	179,320	Bowling Green Family Dentistry	2,740	42.0%	7/31/2022
2.016	Property	Heartland Dental Medical Office Portfolio - 440 Erie Parkway	104,556	12/31/2017	0	0	0	12/31/2016	0	0	0	Coal Creek Family	4,150	100.0%	12/31/2032
2.017	Property	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard	183,303	12/31/2017	231,027	51,460	179,567	12/31/2016	229,809	52,950	176,859	Citrust Tower Family Dental	2,778	27.7%	6/30/2022
2.018	Property	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road	170,899	12/31/2017	232,228	56,797	175,431	12/31/2016	227,157	53,467	173,689	West Town Dental Care	3,273	48.6%	4/30/2024
2.019	Property	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place	174,413	12/31/2017	212,097	41,896	170,200	12/31/2016	204,830	38,033	166,796	Lake Nona Family Dentistry	4,878	100.0%	8/31/2023
2.020	Property	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue	171,999	12/31/2017	186,641	15,995	170,646	12/31/2016	44,953	16,595	28,358	Smiles at Goose Creek	4,100	100.0%	4/30/2028
2.021	Property	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road	164,914	12/31/2017	229,123	59,463	169,660	12/31/2016	223,712	59,142	164,570	Modern Smiles Dentistry	3,084	69.9%	11/30/2028
2.022	Property	Heartland Dental Medical Office Portfolio - 1695 Wells Road	169,565	12/31/2017	188,304	23,247	165,058	12/31/2016	184,327	23,396	160,931	The Dentist Place	5,500	100.0%	12/31/2022
2.023	Property	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road	166,534	12/31/2017	188,446	33,334	155,112	12/31/2016	174,556	29,462	145,094	Suwanee Dental Care	10,850	91.6%	6/30/2022
2.024	Property	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive	140,665	12/31/2017	164,891	40,093	124,799	12/31/2016	175,425	41,318	134,108	Willow Knolls Family Dental	1,890	27.5%	11/30/2022
2.025	Property	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard	155,821	12/31/2017	217,631	45,697	171,933	12/31/2016	171,182	39,942	131,240	Indian Lake Family Dental	4,213	68.4%	12/31/2024
2.026	Property	Heartland Dental Medical Office Portfolio - 2455 East Main Street	177,876	12/31/2017	200,542	30,467	170,075	12/31/2016	147,485	19,477	128,008	IU Health Urgent Care	3,246	50.2%	11/30/2025
2.027	Property	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway	85,836	12/31/2017	131,668	60,058	71,610	12/31/2016	54,201	10,171	44,030	Belton Family Dental Care	3,206	57.0%	12/31/2025
2.028	Property	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway	230,848	12/31/2017	191,211	22,426	168,785	12/31/2016	0	0	0	Dental Care of Pflugerville	3,883	100.0%	8/31/2026
2.029	Property	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway	136,525	12/31/2017	141,126	35,987	105,139	12/31/2016	66,008	26,427	39,581	Palm Coast Dental Care	3,214	64.9%	1/31/2026
2.030	Property	Heartland Dental Medical Office Portfolio - 11890 Highway 707	140,912	12/31/2017	0	0	0	12/31/2016	0	0	0	Prince Creek Dental Care	4,386	100.0%	9/30/2030
2.031	Property	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road	152,816	12/31/2017	142,849	31,976	110,874	12/31/2016	91,477	18,556	72,920	Dental Care of Davenport	3,395	62.3%	9/30/2025
2.032	Property	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive	171,780	12/31/2017	208,428	48,197	160,232	12/31/2016	175,089	48,409	126,680	My St. Peter's Dentist	3,823	38.4%	6/30/2019
2.033	Property	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard	150,191	12/31/2017	192,745	62,959	129,786	12/31/2016	194,830	58,977	135,853	Lee Vista Dental	3,396	64.4%	6/30/2021
2.034	Property	Heartland Dental Medical Office Portfolio - 149 Tuscan Way	163,815	12/31/2017	188,296	33,123	155,173	12/31/2016	192,279	40,209	152,069	Mill Creek Dental Care	4,108	100.0%	10/31/2024
2.035	Property	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive	217,219	12/31/2017	179,247	20,497	158,750	12/31/2016	0	0	0	Dental Care at Prairie Crossing	3,803	100.0%	9/30/2026
2.036	Property	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard	153,043	12/31/2017	182,278	32,046	150,232	12/31/2016	188,087	40,859	147,228	Wiregrass Family Dental Care	4,194	100.0%	7/31/2024
2.037	Property	Heartland Dental Medical Office Portfolio - 209 Latitude Lane	217,965	12/31/2017	131,349	14,486	116,863	12/31/2016	0	0	0	Dental Care of Lake Wylie	4,079	100.0%	12/31/2026
2.038	Property	Heartland Dental Medical Office Portfolio - 4608 South West College Road	144,382	12/31/2017	140,732	34,829	105,904	12/31/2016	61,059	15,402	45,657	Smiles at Healthbrook	3,297	64.5%	12/31/2025
2.039	Property	Heartland Dental Medical Office Portfolio - 1315 Bell Road	169,003	12/31/2017	196,604	36,050	160,554	12/31/2016	204,722	47,756	156,965	Cane Ridge Dentist	5,660	69.0%	3/31/2020
2.040	Property	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South	-18	12/31/2017	0	0	0	12/31/2016	0	0	0	Heartland Dental - St. Augustine, FL	4,000	100.0%	12/31/2028
2.041	Property	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane	148,122	12/31/2017	176,269	27,844	148,425	12/31/2016	187,570	42,056	145,514	Complete Dental Care of Mansfield	5,028	100.0%	10/31/2023
2.042	Property	Heartland Dental Medical Office Portfolio - 3152 South Broadway	150,015	12/31/2017	175,028	21,383	153,644	12/31/2016	174,717	22,651	152,065	Cross Timbers Family Dental	3,060	55.5%	11/30/2024
2.043	Property	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road	156,360	12/31/2017	184,964	40,256	144,708	12/31/2016	176,171	34,222	141,948	Berkshire Dental Group	5,756	81.0%	3/31/2021
2.044	Property	Heartland Dental Medical Office Portfolio - 450 South Weber Road	134,095	12/31/2017	0	0	0	12/31/2016	0	0	0	Romeoville Smiles Dentistry	4,000	100.0%	8/31/2027
2.045	Property	Heartland Dental Medical Office Portfolio - 840 Nissan Drive	149,112	12/31/2017	116,076	22,140	93,936	12/31/2016	70,618	12,140	58,477	Family Dental Care of Smyrna	3,363	57.3%	11/30/2025
2.046	Property	Heartland Dental Medical Office Portfolio - 12222 Route 47	215,535	12/31/2017	227,140	15,448	211,692	12/31/2016	0	0	0	Dental Care of Huntley	3,569	100.0%	6/30/2026
2.047	Property	Heartland Dental Medical Office Portfolio - 3415 Livernois Road	140,333	12/31/2017	130,852	14,094	116,758	12/31/2016	0	0	0	Cosmetic Dentistry Institute	5,661	100.0%	8/31/2026
2.048	Property	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road	140,713	12/31/2017	178,353	48,558	129,796	12/31/2016	178,555	52,559	125,996	Abilene Dental	5,600	68.6%	12/31/2023
2.049	Property	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane	100,133	12/31/2017	193,876	33,906	159,970	12/31/2016	201,401	38,310	163,090	Heartland Crossing Dental Care	2,100	25.0%	9/30/2025
2.050	Property	Heartland Dental Medical Office Portfolio - 2620 East Highway 50	191,183	12/31/2017	157,204	29,123	128,081	12/31/2016	0	0	0	Citrus Grove Dental Care	3,329	64.9%	8/31/2026
2.051	Property	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square	141,058	12/31/2017	0	0	0	12/31/2016	0	0	0	Tradition Parkway Dental Care	4,000	100.0%	7/31/2027
2.052	Property	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street	75,071	12/31/2017	0	0	0	12/31/2016	0	0	0	New Town Dental Arts	5,300	100.0%	1/31/2028
2.053	Property	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road	139,505	12/31/2017	126,765	30,130	96,635	12/31/2016	46,418	13,318	33,100	Canoe Creek Family Dental	3,101	61.4%	1/31/2026
2.054	Property	Heartland Dental Medical Office Portfolio - 507 North Hershey Road	142,383	12/31/2017	177,070	35,449	141,621	12/31/2016	174,709	34,365	140,344	Redbird Dental Care	3,250	42.3%	7/31/2021
2.055	Property	Heartland Dental Medical Office Portfolio - 242 Southwoods Center	105,100	12/31/2017	126,646	20,890	105,757	12/31/2016	136,949	19,540	117,410	ADT - Columbia	3,990	58.8%	5/31/2019
2.056	Property	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue	140,315	12/31/2017	158,807	19,025	139,782	12/31/2016	155,382	18,395	136,987	Franklin Dental Care	4,371	100.0%	1/31/2024
2.057	Property	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue	-2,517	12/31/2017	0	0	0	12/31/2016	0	0	0	Heartland - Buckeye	4,000	100.0%	7/31/2028
2.058	Property	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard	142,952	12/31/2017	189,513	48,714	140,799	12/31/2016	180,469	44,549	135,919	Smiles on Beach Boulevard	3,353	68.0%	8/31/2023
2.059	Property	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard	15,863	12/31/2017	0	0	0	12/31/2016	0	0	0	Darwin Family Dental Care	4,000	100.0%	12/31/2028
2.060	Property	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue	142,116	12/31/2017	186,394	37,782	148,612	12/31/2016	188,925	41,683	147,242	Family Dental Care of Sycamore	2,732	43.9%	4/30/2025
2.061	Property	Heartland Dental Medical Office Portfolio - 9100 Highway 119	115,518	12/31/2017	0	0	0	12/31/2016	0	0	0	Buck Creek Family Dental	4,000	100.0%	9/30/2030
2.062	Property	Heartland Dental Medical Office Portfolio - 42 Market Square Road	134,193	12/31/2017	144,880	13,163	131,717	12/31/2016	151,429	22,295	129,134	Wheat Family Dental	7,305	100.0%	3/31/2021
2.063	Property	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road	58,008	12/31/2017	0	0	0	12/31/2016	0	0	0	Fifth Third Bank	5,500	55.0%	12/31/2027
2.064	Property	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road	147,208	12/31/2017	173,788	35,073	138,715	12/31/2016	173,091	36,071	137,020	Dental Care of Bellevue	3,206	55.7%	8/31/2024
2.065	Property	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North	123,250	12/31/2017	160,098	26,412	133,686	12/31/2016	161,269	29,942	131,326	Farabee Family Dental	4,000	70.9%	9/30/2022
2.066	Property	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road	193,813	12/31/2017	0	0	0	12/31/2016	0	0	0	Econ River Family Dental	4,063	100.0%	11/30/2026
2.067	Property	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road	85,091	12/31/2017	0	0	0	12/31/2016	0	0	0	Lake Joy Dental Care	4,000	100.0%	12/31/2027
2.068	Property	Heartland Dental Medical Office Portfolio - 1828 IN-44	50,842	12/31/2017	58,980	16,954	42,026	12/31/2016	46,947	14,595	32,352	JPMorgan Chase Bank	3,621	54.5%	2/28/2028
2.069	Property	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard	141,902	12/31/2017	161,861	27,972	133,889	12/31/2016	156,286	24,301	131,985	Creative Smiles Dental Care	3,241	68.0%	1/31/2023
2.070	Property	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway	178,986	12/31/2017	79,957	1,957	78,000	12/31/2016	0	0	0	San Tan Mountain Dental	4,000	100.0%	1/31/2027
2.071	Property	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza	99,226	12/31/2017	0	0	0	12/31/2016	0	0	0	Spring Ridge Dental Care	3,200	66.7%	7/31/2030
2.072	Property	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard	132,127	12/31/2017	163,347	34,856	128,491	12/31/2016	87,137	23,441	63,696	Lifetime Dentistry of Port Orange	3,215	100.0%	12/31/2027
2.073	Property	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West	70,559	12/31/2017	84,884	13,049	71,835	12/31/2016	45,068	12,138	32,930	Austell Family Dental Care	3,213	53.6%	12/31/2025
2.074	Property	Heartland Dental Medical Office Portfolio - 16620 West 159th Street	189,102	12/31/2017	214,043	20,504	193,539	12/31/2016	0	0	0	Porter Dental Center	3,569	100.0%	6/30/2026
2.075	Property	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441	128,759	12/31/2017	146,267	20,922	125,345	12/31/2016	150,817	27,979	122,838	Lifetime Dentistry of Lady Lake	4,227	100.0%	8/31/2023
2.076	Property	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive	136,251	12/31/2017	0	0	0	12/31/2016	0	0	0	Mahan Village Dental Care	4,195	100.0%	8/31/2030
2.077	Property	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South	206,578	12/31/2017	106,978	7,878	99,099	12/31/2016	0	0	0	Regal Valley Dental Care	4,000	100.0%	12/31/2026
2.078	Property	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12	-13,106	12/31/2017	0	0	0	12/31/2016	0	0	0	Heartland Dental - Fox Lake	4,130	99.9%	9/30/2028
2.079	Property	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard	131,064	12/31/2017	157,005	33,007	123,998	12/31/2016	157,609	36,491	121,118	Middleburg Family Dental Care	4,108	100.0%	11/30/2024
2.080	Property	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive	137,767	12/31/2017	146,715	30,650	116,065	12/31/2016	0	0	0	Dental Care at Fairfield	3,193	58.1%	7/31/2026
2.081	Property	Heartland Dental Medical Office Portfolio - 1715 West Main Street	103,431	12/31/2017	111,521	29,732	81,789	12/31/2016	108,580	28,662	79,918	Lebanon Dental Care	3,300	66.0%	12/31/2024
2.082	Property	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road	125,767	12/31/2017	153,615	21,434	132,181	12/31/2016	151,236	21,654	129,582	Riverview Smiles Dental	3,830	100.0%	12/1/2024
2.083	Property	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway	118,893	12/31/2017	0	0	0	12/31/2016	0	0	0	Parkway Dental Care	4,100	100.0%	10/31/2027
2.084	Property	Heartland Dental Medical Office Portfolio - 2751 Fountain Place	223,215	12/31/2017	254,943	60,596	194,347	12/31/2016	260,411	68,152	192,259	MyWildwoodDentist.com	3,971	60.3%	4/30/2021
2.085	Property	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle	124,483	12/31/2017	132,964	10,377	122,587	12/31/2016	129,208	9,074	120,135	Dental Care of Spring Hill	3,300	100.0%	5/31/2025
2.086	Property	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North	123,173	12/31/2017	132,620	14,636	117,985	12/31/2016	133,802	18,131	115,671	Family Dental Care of Owasso	4,100	100.0%	8/31/2024
2.087	Property	Heartland Dental Medical Office Portfolio - 692 Essington Road	146,847	12/31/2017	182,026	56,692	125,333	12/31/2016	178,390	58,055	120,335	Hanger Prosthetics and Orthotics East, Inc.	2,500	41.5%	12/31/2019
2.088	Property	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive	106,761	12/31/2017	150,065	23,688	126,377	12/31/2016	146,814	25,318	121,496	Blossom Park Family Dental Care	2,030	32.5%	12/31/2024

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Most Recent NOI	Second Most Recent Operating Statement Date	Second Most Recent EGI	Second Most Recent Expenses	Second Most Recent NOI	Third Most Recent Operating Statement Date	Third Most Recent EGI	Third Most Recent Expenses	Third Most Recent NOI	Largest Tenant Name(8)(9)(10)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date(2)
2.089	Property	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard	127,495	12/31/2017	135,969	21,532	114,437	12/31/2016	66,667	14,787	51,880	Byron Family Dental Care	3,200	64.0%	8/31/2025
2.090	Property	Heartland Dental Medical Office Portfolio - 3237 Sixes Road	120,166	12/31/2017	127,115	10,595	116,521	12/31/2016	125,756	11,519	114,237	Family Dental Care of Canton	4,465	100.0%	4/30/2024
2.091	Property	Heartland Dental Medical Office Portfolio - 4030 Winder Highway	177,987	12/31/2017	151,402	2,812	148,590	12/31/2016	0	0	0	Mulberry Creek Dental Care	4,079	100.0%	8/31/2026
2.092	Property	Heartland Dental Medical Office Portfolio - 8605 East State Road 70	119,792	12/31/2017	139,690	24,190	115,500	12/31/2016	142,324	29,712	112,612	Bradenton Smiles Dentistry	4,275	100.0%	4/30/2023
2.093	Property	Heartland Dental Medical Office Portfolio - 540 West Walnut Street	123,777	12/31/2017	159,542	39,079	120,462	12/31/2016	164,989	47,463	117,527	Alliance Dental Group	7,472	100.0%	9/30/2024
2.094	Property	Heartland Dental Medical Office Portfolio - 5630 Plank Road	130,282	12/31/2017	257,593	14,699	242,894	12/31/2016	251,181	14,211	236,970	Neibauer - Harrison Crossing	4,829	100.0%	9/30/2031
2.095	Property	Heartland Dental Medical Office Portfolio - 10505 Lima Road	119,757	12/31/2017	145,950	29,827	116,123	12/31/2016	129,036	15,190	113,846	North Pointe Dental Care	5,090	100.0%	8/31/2024
2.096	Property	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard	115,404	12/31/2017	133,203	20,313	112,890	12/31/2016	130,733	20,383	110,350	Mission Hills Dentistry	3,849	100.0%	7/31/2023
2.097	Property	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road	115,226	12/31/2017	133,102	20,861	112,241	12/31/2016	121,718	11,741	109,977	Dental Group of Springfield	5,857	100.0%	1/31/2022
2.098	Property	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway	107,708	12/31/2017	117,423	9,470	107,953	12/31/2016	117,135	11,815	105,320	Great Mills Family Dental	3,840	100.0%	9/30/2021
2.099	Property	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive	150,196	12/31/2017	163,633	17,971	145,663	12/31/2016	161,340	20,048	141,293	Bonita Dental Arts	4,213	100.0%	11/30/2019
2.100	Property	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard	107,458	12/31/2017	132,509	27,807	104,702	12/31/2016	130,101	27,452	102,649	Electric City Dental Care	2,815	100.0%	6/30/2024
2.101	Property	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East	105,455	12/31/2017	162,402	53,360	109,042	12/31/2016	152,602	45,203	107,400	Dental Designs of Lakeland	3,396	73.9%	6/30/2021
2.102	Property	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road	107,490	12/31/2017	119,599	14,979	104,620	12/31/2016	116,989	14,774	102,216	Dental Care of South Aiken	3,769	100.0%	4/30/2024
2.103	Property	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road	118,768	12/31/2017	17,437	0	17,437	12/31/2016	0	0	0	Oaks Openings Dental	3,948	100.0%	4/30/2027
2.104	Property	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive	100,934	12/31/2017	120,941	21,246	99,695	12/31/2016	125,525	28,322	97,203	Complete Dentistry of Estero	3,820	100.0%	1/31/2023
2.105	Property	Heartland Dental Medical Office Portfolio - 1905 Convenience Place	92,946	12/31/2017	124,331	15,867	108,463	12/31/2016	121,988	16,171	105,818	Creative Smiles of Champaign	3,770	100.0%	5/31/2028
2.106	Property	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road	106,006	12/31/2017	116,493	15,183	101,310	12/31/2016	114,501	15,662	98,839	West Columbia Family Dentistry	5,880	100.0%	9/30/2024
2.107	Property	Heartland Dental Medical Office Portfolio - 132 Milestone Way	109,380	12/31/2017	25,850	0	25,850	12/31/2016	0	0	0	Carolina Dental Group	4,700	100.0%	3/31/2027
2.108	Property	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard	103,851	12/31/2017	117,242	15,895	101,347	12/31/2016	125,143	26,268	98,875	Richmond Family Dentistry	1,960	50.0%	7/31/2022
2.109	Property	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard	69,408	12/31/2017	121,757	38,830	82,927	12/31/2016	119,397	38,709	80,688	Sumter Dental Care	3,811	72.5%	1/31/2023
2.110	Property	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road	34,891	12/31/2017	0	0	0	12/31/2016	0	0	0	Cook Dental	4,900	100.0%	3/31/2028
2.111	Property	Heartland Dental Medical Office Portfolio - 3585 North 168th Court	90,277	12/31/2017	131,714	36,065	95,649	12/31/2016	118,013	22,580	95,433	Maple Ridge Dental Care	3,269	100.0%	1/31/2025
2.112	Property	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South	99,439	12/31/2017	114,299	16,371	97,928	12/31/2016	113,301	17,821	95,480	St. Augustine Family Dentistry	4,952	100.0%	8/31/2022
2.113	Property	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue	99,299	12/31/2017	133,622	42,334	91,288	12/31/2016	132,204	43,142	89,062	Deer Creek Family Dental	3,333	79.2%	6/30/2019
2.114	Property	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue	95,887	12/31/2017	118,499	24,157	94,342	12/31/2016	114,297	25,015	89,282	My Charleston Dentist	3,250	69.3%	7/31/2021
2.115	Property	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue	99,114	12/31/2017	117,360	21,999	95,361	12/31/2016	114,135	21,042	93,094	Parkside Dental Care	5,000	100.0%	9/30/2021
2.116	Property	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane	56,932	12/31/2017	70,854	11,378	59,476	12/31/2016	66,964	7,347	59,617	Dental Care of Greencastle	3,435	65.7%	9/30/2025
2.117	Property	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue	68,973	12/31/2017	113,049	19,464	93,585	12/31/2016	36,454	1,541	34,913	Devine Dentistry	3,400	51.5%	2/28/2026
2.118	Property	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail	55,140	12/31/2017	0	0	0	12/31/2016	0	0	0	Bonita Estero Dental Group	3,675	100.0%	10/31/2027
2.119	Property	Heartland Dental Medical Office Portfolio - 609 Front Street	85,553	12/31/2017	104,852	30,735	74,117	12/31/2016	106,125	26,700	79,425	Front Street Family Dentistry	3,419	100.0%	6/30/2021
2.120	Property	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway	87,329	12/31/2017	103,015	16,921	86,093	12/31/2016	103,170	19,177	83,993	Crossroads Dental	3,500	100.0%	11/30/2020
2.121	Property	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue	100,033	12/31/2017	126,421	29,719	96,702	12/31/2016	114,637	20,524	94,114	Quirt Family Dentistry - Schofield	4,535	100.0%	3/31/2022
2.122	Property	Heartland Dental Medical Office Portfolio - 330 Park Place	98,256	12/31/2017	48,947	12,531	36,417	12/31/2016	0	0	0	Park Place Dental at Edison Lakes	3,800	100.0%	1/31/2027
2.123	Property	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road	89,953	12/31/2017	110,892	15,712	95,180	12/31/2016	108,616	15,758	92,858	Green Mount Family Dentistry	2,000	50.0%	8/31/2028
2.124	Property	Heartland Dental Medical Office Portfolio - 213 Main Street	83,149	12/31/2017	103,406	23,706	79,699	12/31/2016	102,245	24,867	77,378	Premier Dentistry of Blythewood	3,286	100.0%	7/31/2023
2.125	Property	Heartland Dental Medical Office Portfolio - 11119 Hearth Road	79,256	12/31/2017	97,515	16,846	80,668	12/31/2016	92,832	14,180	78,652	Nature Coast Dental Care	4,375	100.0%	6/30/2025
2.126	Property	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street	87,854	12/31/2017	98,685	14,227	84,458	12/31/2016	106,453	24,055	82,398	Dixon Park Dental Care	1,960	50.0%	12/31/2022
2.127	Property	Heartland Dental Medical Office Portfolio - 2812 East Main Street	93,578	12/31/2017	119,117	30,104	89,013	12/31/2016	115,891	31,652	84,239	Quirt Family Dentistry - Merrill	3,875	79.5%	3/31/2022
2.128	Property	Heartland Dental Medical Office Portfolio - 1202 South Broad Street	83,909	12/31/2017	99,382	19,966	79,416	12/31/2016	95,756	18,131	77,625	Bigelow Family Dentistry	2,300	50.0%	6/30/2025
2.129	Property	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road	39,193	12/31/2017	0	0	0	12/31/2016	0	0	0	Dentsitry at Walnut Grove	3,697	100.0%	2/28/2028
2.130	Property	Heartland Dental Medical Office Portfolio - 10708 East State Road 64	77,548	12/31/2017	96,522	17,637	78,884	12/31/2016	95,241	20,078	75,163	Lifetime Dentistry of Bradenton	3,818	100.0%	1/31/2023
2.131	Property	Heartland Dental Medical Office Portfolio - 2184 FM 3009	81,946	12/31/2017	96,238	17,096	79,142	12/31/2016	94,909	17,698	77,211	Schertz Family Dental	3,404	100.0%	4/30/2023
2.132	Property	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road	81,108	12/31/2017	94,889	17,265	77,625	12/31/2016	93,808	19,726	74,082	Dental Care of Boiling Springs	4,297	100.0%	10/31/2022
2.133	Property	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road	76,162	12/31/2017	93,640	10,915	82,726	12/31/2016	91,685	11,028	80,658	Bartlett Dental Associates	4,250	100.0%	5/31/2024
2.134	Property	Heartland Dental Medical Office Portfolio - 716 32nd Street South	78,904	12/31/2017	85,493	8,959	76,534	12/31/2016	6,365	0	6,365	Clairmont Cosmetics & Family Dentistry	4,700	100.0%	5/31/2026
2.135	Property	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6	78,271	12/31/2017	88,648	12,373	76,275	12/31/2016	88,591	14,176	74,415	Praire Place Family Dental	3,600	100.0%	10/31/2024
2.136	Property	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway	74,174	12/31/2017	83,365	13,634	69,730	12/31/2016	82,321	14,621	67,699	Master's Hand Dental	2,500	100.0%	5/31/2021
2.137	Property	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard	90,442	12/31/2017	106,748	13,088	93,660	12/31/2016	109,101	16,726	92,376	Family Dentistry - Arnold	3,290	100.0%	5/31/2030
2.138	Property	Heartland Dental Medical Office Portfolio - 998 Williford Court	86,559	12/31/2017	92,278	7,301	84,978	12/31/2016	90,291	7,386	82,905	Tanyard Springs Family Dentistry	2,556	100.0%	5/31/2028
2.139	Property	Heartland Dental Medical Office Portfolio - 4405 Highway 17	70,423	12/31/2017	35,969	1,093	34,876	12/31/2016	0	0	0	Murrells Inlet Dentistry	3,080	75.5%	1/31/2027
2.140	Property	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive	72,233	12/31/2017	76,368	7,621	68,747	12/31/2016	33,949	0	33,949	Arkadelphia Dental Care	3,994	100.0%	12/31/2025
2.141	Property	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East	65,548	12/31/2017	75,495	10,055	65,440	12/31/2016	79,941	16,464	63,477	Renaissance Aesthetic Denistry	2,700	100.0%	5/31/2022
2.142	Property	Heartland Dental Medical Office Portfolio - 1405 South 25th Street	46,794	12/31/2017	28,962	2,986	25,975	12/31/2016	0	0	0	Family Oral Health Associates	2,684	67.4%	11/30/2026
2.143	Property	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue	71,892	12/31/2017	90,560	18,447	72,113	12/31/2016	92,463	22,247	70,216	Highland Family Dentistry	3,403	100.0%	11/30/2022
2.144	Property	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive	75,325	12/31/2017	0	0	0	12/31/2016	0	0	0	Mt. Sterling Smiles	4,291	71.2%	6/30/2027
2.145	Property	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive	68,816	12/31/2017	78,322	11,561	66,761	12/31/2016	67,691	13,192	54,499	Family Dental Care of South Lakeland	3,847	100.0%	8/31/2025
2.146	Property	Heartland Dental Medical Office Portfolio - 3645 North Council Road	73,225	12/31/2017	27,227	0	27,227	12/31/2016	0	0	0	Center of Exceptional Dentistry	3,655	100.0%	1/31/2027
2.147	Property	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive	1,341	12/31/2017	0	0	0	12/31/2016	0	0	0	Layman, Shirman, & Associates	4,792	100.0%	6/30/2028
2.148	Property	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast	80,420	12/31/2017	109,792	30,069	79,723	12/31/2016	109,784	34,973	74,811	Smile Today Dentistry	3,396	70.7%	4/30/2021
2.149	Property	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue	25,430	12/31/2017	0	0	0	12/31/2016	0	0	0	Premier Dental Center	2,600	100.0%	3/31/2028
2.150	Property	Heartland Dental Medical Office Portfolio - 456 University Boulevard North	63,922	12/31/2017	80,963	20,520	60,443	12/31/2016	17,594	1,136	16,459	Arlington River Family Dental	4,788	100.0%	3/31/2026
2.151	Property	Heartland Dental Medical Office Portfolio - 1316 McMillan Street	61,113	12/31/2017	76,295	16,886	59,409	12/31/2016	67,889	9,929	57,960	Friendly Dental	3,600	100.0%	3/31/2025
2.152	Property	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway	68,280	12/31/2017	49,648	7,496	42,152	12/31/2016	0	0	0	North Columbus Dental Care	2,395	100.0%	10/31/2026
2.153	Property	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road	56,317	12/31/2017	22,773	120	22,653	12/31/2016	0	0	0	Calumet Family Dentistry	3,198	100.0%	1/31/2027
2.154	Property	Heartland Dental Medical Office Portfolio - 828 South Main Street	59,716	12/31/2017	63,450	6,617	56,833	12/31/2016	62,379	6,933	55,447	London Dental Center of Excellence	6,390	100.0%	8/31/2024
2.155	Property	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court	55,270	12/31/2017	43,759	9,716	34,043	12/31/2016	0	0	0	Harris Southwest Dental	2,918	100.0%	10/31/2026
2.156	Property	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane	12,616	12/31/2017	0	0	0	12/31/2016	0	0	0	Ashby Park Restorative & Cosmetic Dentistry	3,100	100.0%	4/30/2028
2.157	Property	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza	48,131	12/31/2017	59,268	11,071	48,196	12/31/2016	51,166	4,146	47,021	Great Southern Smiles	2,500	100.0%	10/31/2024
2.158	Property	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive	0	12/31/2017	0	0	0	12/31/2016	0	0	0	Dental Implant Institute	3,365	100.0%	7/31/2028
2.159	Property	Heartland Dental Medical Office Portfolio - 104 South Houston Road	48,711	12/31/2017	59,379	13,679	45,701	12/31/2016	51,908	6,696	45,212	Warner Robbins Family Dentist	3,386	100.0%	5/31/2024
2.160	Property	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue	47,998	12/31/2017	53,930	7,805	46,125	12/31/2016	53,147	8,147	45,000	Palmetto Dental Health Associates	4,500	100.0%	6/30/2025
2.161	Property	Heartland Dental Medical Office Portfolio - 165 Juniper Circle	48,022	12/31/2017	39,779	4,679	35,100	12/31/2016	0	0	0	Seaside Lifetime Dentistry	2,400	100.0%	9/30/2026
2.162	Property	Heartland Dental Medical Office Portfolio - 135 East Broadway Street	35,535	12/31/2017	39,246	5,785	33,461	12/31/2016	37,318	4,673	32,645	Broadway Dental Arts	3,500	76.6%	2/28/2025
2.163	Property	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road	38,555	12/31/2017	59,989	15,969	44,021	12/31/2016	51,850	8,903	42,947	Family Dental Care of Spring Valley	1,936	100.0%	3/31/2025
2.164	Property	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9	108,878	12/31/2017	118,902	7,902	111,001	12/31/2016	117,103	8,279	108,824	Milton Family Dental Care	3,312	100.0%	2/28/2024
2.165	Property	Heartland Dental Medical Office Portfolio - 5 Jannell Court	36,202	12/31/2017	42,343	12,069	30,274	12/31/2016	14,438	891	13,547	Rockingham Dental Group - Epping	2,130	65.1%	1/31/2026
2.166	Property	Heartland Dental Medical Office Portfolio - 1617 East Main Street	40,925	12/31/2017	45,255	4,424	40,831	12/31/2016	16,838	0	16,838	Dental Care on East Main	2,726	100.0%	1/31/2026
2.167	Property	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202	43,691	12/31/2017	47,632	5,844	41,788	12/31/2016	49,871	9,102	40,769	Alegre Dental at Petrohlyphs	2,900	100.0%	4/30/2025
2.168	Property	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5	34,773	12/31/2017	38,153	4,705	33,449	12/31/2016	39,642	7,344	32,298	Desert Family Dentistry	1,892	100.0%	11/30/2024
2.169	Property	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4	23,150	12/31/2017	0	0	0	12/31/2016	0	0	0	Rice Creek Family Dentistry	2,255	100.0%	10/31/2027
3	Loan	Lafayette Park	8,009,546	12/31/2017	14,021,976	5,875,015	8,146,961	12/31/2016	13,630,497	6,154,369	7,476,128	Various	677,514	100.0%	Various
3.01	Property	444 Lafayette Road	3,471,591	12/31/2017	5,828,001	2,257,326	3,570,675	12/31/2016	5,648,132	2,325,393	3,322,739	State of Minnesota, Dept. of Administration, Dept. of Human Services	280,172	100.0%	6/30/2026
3.02	Property	500 Lafayette Road	1,908,655	12/31/2017	3,194,089	1,261,840	1,932,249	12/31/2016	3,114,144	1,335,869	1,778,275	State of Minnesota, Dept. of Administration, Dept. of Natural Resources	140,440	100.0%	6/30/2026
3.03	Property	520 Lafayette Road	1,691,312	12/31/2017	3,132,358	1,432,008	1,700,350	12/31/2016	3,045,382	1,509,172	1,536,209	State of Minnesota, Dept. of Administration, Minnesota Pollution Control Agency	152,944	100.0%	12/31/2028
3.04	Property	443 Lafayette Road	937,988	12/31/2017	1,867,527	923,841	943,687	12/31/2016	1,822,840	983,935	838,905	State of Minnesota, Dept. of Administration, Dept. of Labor and Industry	103,958	100.0%	9/30/2028
4	Loan	Riverwalk II	4,539,817	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NxStage Medical, Inc.	141,200	26.2%	5/31/2023
5	Loan	Nebraska Crossing	8,910,796	12/31/2017	12,504,678	3,760,438	8,744,240	12/31/2016	12,905,473	3,417,961	9,487,512	H&M	24,000	6.5%	1/31/2028
6	Loan	Clevelander South Beach	7,146,650	12/31/2017	21,385,517	14,914,452	6,471,065	12/31/2016	24,892,591	18,666,756	6,225,835	N/A	N/A	N/A	N/A
7	Loan	1670 Broadway	11,894,938	12/31/2017	16,962,600	9,599,831	7,362,769	12/31/2016	15,457,382	8,884,729	6,572,653	TIAA	341,079	48.5%	12/31/2029
8	Loan	Christiana Mall	43,550,426	12/31/2017	54,058,534	10,544,365	43,514,169	12/31/2016	54,140,474	10,182,915	43,957,559	Target (Ground Lease)	145,312	18.7%	12/31/2036
9	Loan	Village at Lee Branch II	2,008,504	12/31/2017	3,224,997	1,184,727	2,040,270	12/31/2016	2,868,549	1,130,957	1,737,592	AMC Theatres	67,950	30.4%	6/30/2024
10	Loan	Regency Properties Portfolio	2,662,815	12/31/2017	2,475,021	646,199	1,828,822	N/A	N/A	N/A	N/A	Various	Various	N/A	Various
10.01	Property	Vernal Towne Center	1,767,638	12/31/2017	1,332,358	249,788	1,082,570	N/A	N/A	N/A	N/A	Sportsman's Warehouse	30,000	18.8%	6/30/2024
10.02	Property	Monticello Marketplace	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Kroger - Monticello Marketplace	65,146	62.0%	5/31/2019
10.03	Property	Columbia Square	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Kroger - Columbia Square	56,874	49.7%	11/30/2023

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Most Recent NOI	Second Most Recent Operating Statement Date	Second Most Recent EGI	Second Most Recent Expenses	Second Most Recent NOI	Third Most Recent Operating Statement Date	Third Most Recent EGI	Third Most Recent Expenses	Third Most Recent NOI	Largest Tenant Name(8)(9)(10)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date(2)
10.04	Property	Wabash Crossings East	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Parkview Wabash Health	9,330	42.1%	5/31/2024
10.05	Property	Granville Corners	346,057	12/31/2017	583,520	199,328	384,193	N/A	N/A	N/A	N/A	Roses	57,000	51.4%	5/31/2019
10.06	Property	Tarpon Heights	292,701	12/31/2017	391,293	144,921	246,372	N/A	N/A	N/A	N/A	Stage	16,464	28.5%	1/31/2021
10.07	Property	Raceway Mall	256,419	12/31/2017	167,850	52,162	115,688	N/A	N/A	N/A	N/A	Hy-Vee Food Stores	30,473	70.9%	6/6/2023
11	Loan	Home2 Suites - Greenville Downtown	2,664,395	12/31/2017	5,421,414	2,728,983	2,692,431	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12	Loan	Crowne Plaza - Jacksonville (Airport)	2,801,108	12/31/2017	8,930,151	7,055,484	1,874,667	12/31/2016	8,034,910	6,782,490	1,252,420	N/A	N/A	N/A	N/A
13	Loan	Ellsworth Place	6,385,363	12/31/2017	9,190,096	3,237,469	5,952,628	12/31/2016	5,736,257	2,719,704	3,016,553	Burlington Coat Factory	65,096	18.7%	2/28/2026
14	Loan	Four Points - Juneau	2,207,026	12/31/2017	3,793,672	2,022,852	1,770,820	12/31/2016	2,966,639	1,472,795	1,493,844	N/A	N/A	N/A	N/A
15	Loan	Shoppes at Centre Pointe	1,270,065	12/31/2017	1,798,004	639,580	1,158,424	12/31/2016	1,811,846	624,812	1,187,034	Ashley Furniture	50,000	35.8%	8/31/2022
16	Loan	Orchard Ridge Corporate Park	1,251,317	12/31/2017	2,020,225	783,628	1,236,597	12/31/2016	2,086,175	752,322	1,333,853	Akzo Nobel Chemistry, LLC	66,619	42.4%	10/14/2021
17	Loan	Heritage Multifamily Portfolio	1,330,657	12/31/2017	2,278,276	1,065,648	1,212,628	12/31/2016	2,458,533	961,059	1,497,474	N/A	N/A	N/A	N/A
17.01	Property	Regency	824,979	12/31/2017	1,383,329	613,131	770,198	12/31/2016	1,551,935	571,165	980,770	N/A	N/A	N/A	N/A
17.02	Property	Wildwood Terrace	301,866	12/31/2017	531,387	266,293	265,094	12/31/2016	514,793	215,681	299,112	N/A	N/A	N/A	N/A
17.03	Property	Marquee West	113,266	12/31/2017	211,731	118,929	92,802	12/31/2016	221,471	111,524	109,947	N/A	N/A	N/A	N/A
17.04	Property	Tanglewood	90,546	12/31/2017	151,829	67,295	84,534	12/31/2016	170,334	62,689	107,645	N/A	N/A	N/A	N/A
18	Loan	Delk Road Self Storage	1,123,796	12/31/2017	1,545,776	432,627	1,113,149	12/31/2016	1,569,437	422,017	1,147,420	N/A	N/A	N/A	N/A
19	Loan	Holiday Inn Express & Suites - Clearwater	1,720,800	12/31/2017	3,709,633	2,109,375	1,600,258	12/31/2016	3,328,005	1,772,812	1,555,193	N/A	N/A	N/A	N/A
20	Loan	West Main Marketplace	945,020	12/31/2017	878,029	181,708	696,321	12/31/2016	676,492	175,420	501,072	County of Stanislaus	34,996	31.1%	3/31/2028
21	Loan	Stockton Shopping Center	1,181,946	12/31/2017	1,424,401	340,505	1,083,896	12/31/2016	1,293,481	348,394	945,087	Burlington Coat Factory	75,197	58.9%	1/31/2026
22	Loan	Waycross Marketplace	1,276,719	12/31/2017	1,575,625	350,018	1,225,606	12/31/2016	1,276,465	246,664	1,029,801	Hobby Lobby	55,000	36.3%	2/28/2030
23	Loan	Powerhouse Plaza	1,233,164	12/31/2017	1,768,511	564,653	1,203,858	12/31/2016	1,707,689	558,338	1,149,351	Shaw's	49,427	60.8%	2/29/2024
24	Loan	Barrywoods Crossing	3,110,199	12/31/2017	4,323,002	1,142,186	3,180,815	12/31/2016	4,055,293	1,126,311	2,928,982	American Multi-Cinema	89,290	36.4%	12/31/2022
25	Loan	Holiday Inn Express & Suites Detroit Novi	1,416,122	12/31/2017	3,195,878	1,643,496	1,552,382	12/31/2016	2,927,672	1,586,448	1,341,224	N/A	N/A	N/A	N/A
26	Loan	Tomball Parkway Plaza	1,198,533	12/31/2017	1,439,228	370,892	1,068,335	12/31/2016	1,331,833	350,141	981,691	Palais Royal	30,550	22.0%	1/31/2023
27	Loan	Clearview Palms Shopping Center	999,824	12/31/2017	1,269,261	304,049	965,212	12/31/2016	1,265,776	314,245	951,531	Piccadilly Cafeteria	14,276	25.3%	1/31/2029
28	Loan	Plaza Del Rey	1,096,164	12/31/2017	1,542,937	440,530	1,102,407	12/31/2016	1,531,976	413,852	1,118,124	Goodwill Industries	11,038	8.8%	6/30/2019
29	Loan	The Courtyards at San Jose	1,168,075	12/31/2017	1,742,977	595,249	1,147,728	12/31/2016	1,668,647	575,681	1,092,966	N/A	N/A	N/A	N/A
30	Loan	Brand Bank Portfolio	1,095,058	12/31/2017	1,526,290	399,764	1,126,526	12/31/2016	1,541,638	369,199	1,172,439	The Brand Banking Com	29,398	85.7%	Various
30.01	Property	Brand Bank Duluth	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	The Brand Banking Com	24,032	100.0%	7,641 (10/31/2022); 16,391 (5/31/2025)
30.02	Property	Brand Bank Buford	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	The Brand Banking Com	5,366	52.3%	9/30/2022
31	Loan	Avalon Crossing	835,890	12/31/2017	1,190,397	317,113	873,284	12/31/2016	1,241,085	316,831	924,254	Entenmann's Sales	19,172	23.1%	2/28/2022
32	Loan	Terrace Pointe	821,621	12/31/2017	1,330,478	559,085	771,393	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
33	Loan	La Quinta - College Station	1,194,384	12/31/2017	2,656,401	1,413,724	1,242,677	12/31/2016	2,506,897	1,405,634	1,101,263	N/A	N/A	N/A	N/A
34	Loan	Holiday Inn Express - Fort Pierce	988,403	12/31/2017	2,714,722	1,820,556	894,167	12/31/2016	2,437,402	1,678,115	759,287	N/A	N/A	N/A	N/A
35	Loan	Holiday Inn Express & Suites Port Lavaca	938,831	12/31/2017	2,423,355	1,514,809	908,546	12/31/2016	2,483,052	1,595,141	887,911	N/A	N/A	N/A	N/A
36	Loan	150 Grand Street	48,157	12/31/2017	131,470	65,204	66,265	12/31/2016	94,440	64,096	30,344	Matto Espresso	3,500	39.2%	6/30/2028
37	Loan	Rounders Building	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Golden Dollar, Inc. dba Rounders Grilling & Gaming	6,000	60.0%	7/31/2038
38	Loan	Nursery Plaza & Perry Hall Marketplace	680,737	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	N/A	Various
38.01	Property	Nursery Plaza	464,906	12/31/2017	580,287	79,838	500,449	12/31/2016	453,797	94,763	359,034	Nursery Fitness LLC d/b/a Anytime Fitness	4,800	21.2%	4/1/2034
38.02	Property	Perry Hall Marketplace	215,831	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Perry Hall Express, Inc. d/b/a Seasons Pizza	3,340	26.9%	10/31/2033
39	Loan	Peregrine Valley Apartments	454,270	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40	Loan	Upstate NY MHP Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40.01	Property	Mountain View Estates	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40.02	Property	Hidden Forest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40.03	Property	Aqueduct Community	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40.04	Property	Meadow Hill	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41	Loan	StoreRight Haines City	348,689	12/31/2017	517,704	208,107	309,597	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
42	Loan	Magnolias of Santee	465,632	12/31/2017	1,189,926	742,200	447,726	12/31/2016	1,199,976	746,067	453,909	N/A	N/A	N/A	N/A
43	Loan	Quality Inn Jacksonville	779,832	12/31/2017	1,800,314	1,133,842	666,472	12/31/2016	1,449,628	953,536	496,092	N/A	N/A	N/A	N/A
44	Loan	Gulph Mill Industrial Park	338,582	12/31/2017	402,310	85,055	317,254	12/31/2016	374,473	79,523	294,950	Cordray Corporation	9,655	28.7%	12/31/2019
45	Loan	Delta Luxury Apartments Phase III	193,312	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Second Largest Tenant Name(9)	Second Largest Tenant Sq. Ft.	Second Largest Tenant % of NRA	Second Largest Tenant Exp. Date(2)	Third Largest Tenant Name(8)(9)(11)	Third Largest Tenant Sq. Ft.	Third Largest Tenant % of NRA	Third Largest Tenant Exp. Date(2)	Fourth Largest Tenant Name(9)(11)	Fourth Largest Tenant Sq. Ft.	Fourth Largest Tenant % of NRA
1	Loan	GNL Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.01	Property	Nimble Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.02	Property	NetScout Systems	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.03	Property	Mallinckrodt	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.04	Property	PPD Global Labs	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.05	Property	PNC Bank	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.06	Property	FedEx Ground	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.07	Property	Weatherford International	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	Loan	Heartland Dental Medical Office Portfolio	Various	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A
2.001	Property	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.002	Property	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road	Liberty Dental Care	3,077	31.6%	11/30/2021	Noodles & Company	2,800	28.8%	9/30/2031	N/A	N/A	N/A
2.003	Property	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road	Chandra Dance Academy	1,560	10.5%	7/31/2021	Family Physical Therapy Wellness	1,350	9.1%	4/30/2019	N/A	N/A	N/A
2.004	Property	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza	DVA Healthcare Renal Care, Inc. (DaVita)	5,514	29.3%	11/16/2021	Total Renal Care, Inc.	3,089	16.4%	11/15/2021	Mercy Clinic East Communities Digestive	2,696	14.3%
2.005	Property	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.006	Property	Heartland Dental Medical Office Portfolio - 117 St. Patrick's Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.007	Property	Heartland Dental Medical Office Portfolio - 1647 County Road 220	Tijuana Flats	2,046	25.0%	10/31/2022	Jersey Mike's	1,811	22.2%	12/31/2018	N/A	N/A	N/A
2.008	Property	Heartland Dental Medical Office Portfolio - 3500 East Highway 377	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.009	Property	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway	Verizon Wireless - St. Joseph, MO (T-Mobile Sublease)	1,800	30.0%	2/28/2023	Starbucks - St. Joseph, MO	1,800	30.0%	4/30/2023	N/A	N/A	N/A
2.010	Property	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard	Creative Smiles - Winghaven	2,100	25.6%	12/31/2021	Family Dental Care at Winghaven	2,100	25.6%	12/31/2021	N/A	N/A	N/A
2.011	Property	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.012	Property	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.013	Property	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway	America's Best	3,225	47.4%	6/30/2026	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.014	Property	Heartland Dental Medical Office Portfolio - 508 South 52nd Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.015	Property	Heartland Dental Medical Office Portfolio - 1025 Ashley Street	Heartland Family Dental Care	1,890	29.0%	5/31/2022	Crosswinds Dental Care	1,890	29.0%	6/30/2022	N/A	N/A	N/A
2.016	Property	Heartland Dental Medical Office Portfolio - 440 Erie Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.017	Property	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard	State Farm - Clermont, FL	2,557	25.5%	11/30/2020	Robert Ogden, DDS	2,358	23.5%	6/30/2020	Orlando Foot & Ankle Clinic	2,321	23.2%
2.018	Property	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road	Moe's Southwestern Grill	2,200	32.7%	8/31/2024	The Joint of York County	1,265	18.8%	8/31/2019	N/A	N/A	N/A
2.019	Property	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.020	Property	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.021	Property	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road	Stirling Sotheby's International Realty	1,330	30.1%	12/31/2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.022	Property	Heartland Dental Medical Office Portfolio - 1695 Wells Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.023	Property	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road	Edward Jones - Suwanee	1,000	8.4%	1/31/2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.024	Property	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive	Smile Design Dental Center	1,890	27.5%	11/30/2022	Dr. Flynn Orthodontics	1,800	26.2%	2/28/2024	N/A	N/A	N/A
2.025	Property	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard	Nothing Bundt Cakes	1,947	31.6%	1/31/2026	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.026	Property	Heartland Dental Medical Office Portfolio - 2455 East Main Street	Dental Care of Plainfield Crossing	3,218	49.8%	11/1/2025	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.027	Property	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.028	Property	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.029	Property	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway	Marco's Pizza	1,741	35.1%	9/30/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.030	Property	Heartland Dental Medical Office Portfolio - 11890 Highway 707	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.031	Property	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road	Marco's Pizza	2,058	37.7%	4/30/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.032	Property	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive	Appelman Eye Associates, LLC	2,720	27.4%	4/30/2026	Lutheran Family	2,000	20.1%	10/31/2021	Edward Jones - St. Peter's, MO	1,400	14.1%
2.033	Property	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard	Prixus Medical	1,879	35.6%	12/31/2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.034	Property	Heartland Dental Medical Office Portfolio - 149 Tuscan Way	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.035	Property	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.036	Property	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.037	Property	Heartland Dental Medical Office Portfolio - 209 Latitude Lane	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.038	Property	Heartland Dental Medical Office Portfolio - 4608 South West College Road	Marco's Pizza	1,817	35.5%	4/30/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.039	Property	Heartland Dental Medical Office Portfolio - 1315 Bell Road	Subway - Antioch, TN	1,350	16.5%	12/22/2020	Regional Finance	1,190	14.5%	5/31/2022	N/A	N/A	N/A
2.040	Property	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.041	Property	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.042	Property	Heartland Dental Medical Office Portfolio - 3152 South Broadway	AT&T - Edmond, OK	2,457	44.5%	3/31/2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.043	Property	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road	State Farm - Broken Arrow, OK	1,351	19.0%	11/30/2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.044	Property	Heartland Dental Medical Office Portfolio - 450 South Weber Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.045	Property	Heartland Dental Medical Office Portfolio - 840 Nissan Drive	Marco's Pizza	2,508	42.7%	7/31/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.046	Property	Heartland Dental Medical Office Portfolio - 12222 Route 47	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.047	Property	Heartland Dental Medical Office Portfolio - 3415 Livernois Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.048	Property	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.049	Property	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane	Camby Family Dentistry	2,100	25.0%	9/30/2025	Caliber Home Loans	2,100	25.0%	3/31/2021	N/A	N/A	N/A
2.050	Property	Heartland Dental Medical Office Portfolio - 2620 East Highway 50	Marco's Pizza	1,800	35.1%	7/31/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.051	Property	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.052	Property	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.053	Property	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road	Marco's Pizza	1,949	38.6%	4/30/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.054	Property	Heartland Dental Medical Office Portfolio - 507 North Hershey Road	Heshey Plaza Dental Center	1,560	20.3%	9/30/2020	Hair Stadium, Inc.	1,560	20.3%	5/31/2021	Edward Jones - Bloomington, IL	1,320	17.2%
2.055	Property	Heartland Dental Medical Office Portfolio - 242 Southwoods Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.056	Property	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.057	Property	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.058	Property	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard	Batteris Plus Bulbs	1,576	32.0%	7/31/2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.059	Property	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.060	Property	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue	Hari Sycamore Donuts Inc.	1,953	31.4%	12/31/2027	Giordano's Enterprises, Inc.	1,540	24.7%	10/31/2022	N/A	N/A	N/A
2.061	Property	Heartland Dental Medical Office Portfolio - 9100 Highway 119	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.062	Property	Heartland Dental Medical Office Portfolio - 42 Market Square Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.063	Property	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road	DeKalb Dental Group	4,500	45.0%	12/31/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.064	Property	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road	AT&T - Bellevue, WI	2,550	44.3%	7/31/2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.065	Property	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.066	Property	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.067	Property	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.068	Property	Heartland Dental Medical Office Portfolio - 1828 IN-44	Dental Care of Shelbyville	3,023	45.5%	10/31/2025	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.069	Property	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard	Advanced Financial	1,528	32.0%	11/30/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.070	Property	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.071	Property	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza	Smoothie King	1,598	33.3%	11/30/2024	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.072	Property	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.073	Property	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.074	Property	Heartland Dental Medical Office Portfolio - 16620 West 159th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.075	Property	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.076	Property	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.077	Property	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.078	Property	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12	5/3 (ATM machine)	5	0.1%	12/31/2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.079	Property	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.080	Property	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive	Town Square Bank	2,300	41.9%	4/30/2025	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.081	Property	Heartland Dental Medical Office Portfolio - 1715 West Main Street	Optometric Physicians of Middle Tennessee, PLC	1,700	34.0%	10/31/2027	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.082	Property	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.083	Property	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.084	Property	Heartland Dental Medical Office Portfolio - 2751 Fountain Place	Wildwood Vision Specialists, LLC	2,619	39.7%	6/30/2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.085	Property	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.086	Property	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.087	Property	Heartland Dental Medical Office Portfolio - 692 Essington Road	Essington Family Dental Care	1,765	29.3%	1/31/2022	Rock Run Family Dentistry	1,765	29.3%	1/31/2022	N/A	N/A	N/A
2.088	Property	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive	Lifetime Family Dental Care	2,030	32.5%	12/31/2024	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Second Largest Tenant Name(9)	Second Largest Tenant Sq. Ft.	Second Largest Tenant % of NRA	Second Largest Tenant Exp. Date(2)	Third Largest Tenant Name(8)(9)(11)	Third Largest Tenant Sq. Ft.	Third Largest Tenant % of NRA	Third Largest Tenant Exp. Date(2)	Fourth Largest Tenant Name(9)(11)	Fourth Largest Tenant Sq. Ft.	Fourth Largest Tenant % of NRA
2.089	Property	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard	Southwest Georgia Health Care, Inc.	1,800	36.0%	6/30/2026	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.090	Property	Heartland Dental Medical Office Portfolio - 3237 Sixes Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.091	Property	Heartland Dental Medical Office Portfolio - 4030 Winder Highway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.092	Property	Heartland Dental Medical Office Portfolio - 8605 East State Road 70	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.093	Property	Heartland Dental Medical Office Portfolio - 540 West Walnut Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.094	Property	Heartland Dental Medical Office Portfolio - 5630 Plank Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.095	Property	Heartland Dental Medical Office Portfolio - 10505 Lima Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.096	Property	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.097	Property	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.098	Property	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.099	Property	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.100	Property	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.101	Property	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East	Edward Jones - Lakeland, FL	1,200	26.1%	2/28/2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.102	Property	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.103	Property	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.104	Property	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.105	Property	Heartland Dental Medical Office Portfolio - 1905 Convenience Place	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.106	Property	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.107	Property	Heartland Dental Medical Office Portfolio - 132 Milestone Way	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.108	Property	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard	Whitewater Valley Dental	1,960	50.0%	7/31/2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.109	Property	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard	North Port Area Chamber of Commerce	1,446	27.5%	5/31/2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.110	Property	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.111	Property	Heartland Dental Medical Office Portfolio - 3585 North 168th Court	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.112	Property	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.113	Property	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue	White Buffalo Trading Co	874	20.8%	4/30/2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.114	Property	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue	Central Illinois Vision Associates	1,440	30.7%	12/31/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.115	Property	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.116	Property	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.117	Property	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue	TRC Environmental Corp.	2,400	36.4%	3/31/2020	Americare	800	12.1%	3/31/2019	N/A	N/A	N/A
2.118	Property	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.119	Property	Heartland Dental Medical Office Portfolio - 609 Front Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.120	Property	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.121	Property	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.122	Property	Heartland Dental Medical Office Portfolio - 330 Park Place	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.123	Property	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road	Cambridge Dental Care	2,000	50.0%	8/31/2028	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.124	Property	Heartland Dental Medical Office Portfolio - 213 Main Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.125	Property	Heartland Dental Medical Office Portfolio - 11119 Hearth Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.126	Property	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street	Perfect Smiles Dental Care	1,960	50.0%	12/31/2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.127	Property	Heartland Dental Medical Office Portfolio - 2812 East Main Street	Edward Jones - Merrill, WI	1,000	20.5%	5/31/2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.128	Property	Heartland Dental Medical Office Portfolio - 1202 South Broad Street	Tuesday Bigelow - Plastic Surgeon	2,300	50.0%	6/30/2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.129	Property	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.130	Property	Heartland Dental Medical Office Portfolio - 10708 East State Road 64	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.131	Property	Heartland Dental Medical Office Portfolio - 2184 FM 3009	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.132	Property	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.133	Property	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.134	Property	Heartland Dental Medical Office Portfolio - 716 32nd Street South	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.135	Property	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.136	Property	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.137	Property	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.138	Property	Heartland Dental Medical Office Portfolio - 998 Williford Court	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.139	Property	Heartland Dental Medical Office Portfolio - 4405 Highway 17	Patton Hospitality Management, Inc.	1,000	24.5%	7/31/2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.140	Property	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.141	Property	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.142	Property	Heartland Dental Medical Office Portfolio - 1405 South 25th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.143	Property	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.144	Property	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive	Edward Jones - Mt. Sterling, KY	1,734	28.8%	9/30/2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.145	Property	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.146	Property	Heartland Dental Medical Office Portfolio - 3645 North Council Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.147	Property	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.148	Property	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.149	Property	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.150	Property	Heartland Dental Medical Office Portfolio - 456 University Boulevard North	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.151	Property	Heartland Dental Medical Office Portfolio - 1316 McMillan Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.152	Property	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.153	Property	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.154	Property	Heartland Dental Medical Office Portfolio - 828 South Main Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.155	Property	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.156	Property	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.157	Property	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.158	Property	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.159	Property	Heartland Dental Medical Office Portfolio - 104 South Houston Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.160	Property	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.161	Property	Heartland Dental Medical Office Portfolio - 165 Juniper Circle	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.162	Property	Heartland Dental Medical Office Portfolio - 135 East Broadway Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.163	Property	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.164	Property	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.165	Property	Heartland Dental Medical Office Portfolio - 5 Jannell Court	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.166	Property	Heartland Dental Medical Office Portfolio - 1617 East Main Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.167	Property	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.168	Property	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.169	Property	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3	Loan	Lafayette Park	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.01	Property	444 Lafayette Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.02	Property	500 Lafayette Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.03	Property	520 Lafayette Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.04	Property	443 Lafayette Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4	Loan	Riverwalk II	Elder Services	58,149	10.8%	9/3/2024	Lupoli Companies	44,743	8.3%	12/31/2033	Department of Children & Families	43,854	8.1%
5	Loan	Nebraska Crossing	Under Armour	16,082	4.4%	1/31/2024	Old Navy	15,231	4.1%	4/30/2024	Forever 21	15,114	4.1%
6	Loan	Clevelander South Beach	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7	Loan	1670 Broadway	HUD	86,809	12.3%	12/31/2028	HDR Engineering	54,773	7.8%	10/31/2020	TransMontaigne	44,795	6.4%
8	Loan	Christiana Mall	Cabela's (Ground Lease)	100,000	12.8%	1/31/2035	CINEMARK	50,643	6.5%	11/30/2029	Barnes & Noble Booksellers	36,803	4.7%
9	Loan	Village at Lee Branch II	Hobby Lobby	56,030	25.1%	6/30/2024	Urban Home Market, LLC	16,600	7.4%	4/30/2022	Santa Fe Day Spa	7,200	3.2%
10	Loan	Regency Properties Portfolio	Various	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A
10.01	Property	Vernal Towne Center	T.J. Maxx	23,000	14.4%	8/31/2024	Ross Dress For Less	20,064	12.6%	1/31/2025	Jo-Ann Fabrics	15,032	9.4%
10.02	Property	Monticello Marketplace	Ace Hardware	14,506	13.8%	5/31/2020	Label Shopper	8,000	7.6%	3/31/2024	Anytime Fitness	6,400	6.1%
10.03	Property	Columbia Square	Goody's	16,650	14.6%	1/31/2023	Goodwill	10,800	9.4%	7/31/2020	Rent-A-Center	7,584	6.6%

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Second Largest Tenant Name(9)	Second Largest Tenant Sq. Ft.	Second Largest Tenant % of NRA	Second Largest Tenant Exp. Date(2)	Third Largest Tenant Name(8)(9)(11)	Third Largest Tenant Sq. Ft.	Third Largest Tenant % of NRA	Third Largest Tenant Exp. Date(2)	Fourth Largest Tenant Name(9)(11)	Fourth Largest Tenant Sq. Ft.	Fourth Largest Tenant % of NRA
10.04	Property	Wabash Crossings East	AT&T	3,500	15.8%	8/31/2021	Ladd Dental	2,760	12.5%	10/31/2021	BMV	2,200	9.9%
10.05	Property	Granville Corners	Peebles	15,134	13.6%	1/31/2023	Hibbett Sporting Goods	4,795	4.3%	10/31/2022	Top Beauty	3,200	2.9%
10.06	Property	Tarpon Heights	Dollar General	11,628	20.2%	12/31/2023	Hibbett Sporting Goods	5,550	9.6%	5/31/2019	Geaux Fish	4,780	8.3%
10.07	Property	Raceway Mall	Hy-Vee Wine & Spirits	2,800	6.5%	6/6/2023	Finish Line Laundry	2,173	5.1%	12/31/2022	United Community Services	1,960	4.6%
11	Loan	Home2 Suites - Greenville Downtown	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12	Loan	Crowne Plaza - Jacksonville (Airport)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13	Loan	Ellsworth Place	Dave & Buster's	41,975	12.1%	1/31/2032	Marshalls	27,771	8.0%	6/30/2020	Ross Dress For Less, Inc.	25,716	7.4%
14	Loan	Four Points - Juneau	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15	Loan	Shoppes at Centre Pointe	Staples	20,388	14.6%	1/31/2024	Dollar Tree Stores	10,000	7.2%	1/31/2022	China Buffet	8,600	6.2%
16	Loan	Orchard Ridge Corporate Park	Pedifix, Inc.	23,829	15.2%	10/31/2022	Grestel-Productos Ceramicos (Casafina Enterprises)	21,814	13.9%	12/31/2024	Alliant Cooperative Data Solutions, LLC	12,957	8.3%
17	Loan	Heritage Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.01	Property	Regency	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.02	Property	Wildwood Terrace	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.03	Property	Marquee West	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.04	Property	Tanglewood	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18	Loan	Delk Road Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19	Loan	Holiday Inn Express & Suites - Clearwater	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20	Loan	West Main Marketplace	Grocery Outlet	23,164	20.6%	8/31/2024	Planet Fitness	18,500	16.5%	8/31/2025	Get Air	12,280	10.9%
21	Loan	Stockton Shopping Center	Ross Dress for Less	26,004	20.4%	1/31/2028	Funtime, LLC dba Luv2Play	13,880	10.9%	1/31/2034	Goodwill / Lodi	12,564	9.8%
22	Loan	Waycross Marketplace	Ross Dress For Less	22,000	14.5%	1/31/2027	Beall's Outlet	20,215	13.4%	1/31/2023	Dollar Tree	12,000	7.9%
23	Loan	Powerhouse Plaza	Rite Aid	8,710	10.7%	8/31/2023	NH Liquor Store	7,754	9.5%	9/30/2019	99 Restaurant	6,746	8.3%
24	Loan	Barrywoods Crossing	Bed Bath & Beyond	36,572	14.9%	1/31/2023	Ross	33,859	13.8%	1/31/2024	Office Max	23,119	9.4%
25	Loan	Holiday Inn Express & Suites Detroit Novi	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
26	Loan	Tomball Parkway Plaza	Big Lots	29,665	21.4%	1/31/2020	Planet Fitness	19,008	13.7%	9/30/2025	King Dollar	12,000	8.7%
27	Loan	Clearview Palms Shopping Center	AT&T Mobility (Cingular Wireless)	10,000	17.7%	4/30/2023	Firestone (BFS Retail)	6,595	11.7%	3/12/2024	Kool Smiles (NCDR, LLC)	6,400	11.4%
28	Loan	Plaza Del Rey	Melrose-United Fasion Of Texas	10,400	8.3%	12/30/2021	La Michoacana Meat Market	10,000	8.0%	11/30/2028	Grand Buffet	10,000	8.0%
29	Loan	The Courtyards at San Jose	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30	Loan	Brand Bank Portfolio	Atlantic Track & Turnout	1,366	4.0%	7/31/2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30.01	Property	Brand Bank Duluth	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30.02	Property	Brand Bank Buford	Atlantic Track & Turnout	1,366	13.3%	7/31/2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31	Loan	Avalon Crossing	Big Bob's	10,462	12.6%	4/30/2019	Tuesday Morning	9,012	10.9%	1/31/2020	George's Bar & Grill	6,640	8.0%
32	Loan	Terrace Pointe	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
33	Loan	La Quinta - College Station	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
34	Loan	Holiday Inn Express - Fort Pierce	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
35	Loan	Holiday Inn Express & Suites Port Lavaca	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
36	Loan	150 Grand Street	Kabbalah Center	1,400	15.7%	12/31/2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37	Loan	Rounders Building	Speedee Mart, Inc	4,000	40.0%	6/30/2038	N/A	N/A	N/A	N/A	N/A	N/A	N/A
38	Loan	Nursery Plaza & Perry Hall Marketplace	Various	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A
38.01	Property	Nursery Plaza	iLoveKickboxing.com	3,200	14.1%	8/13/2022	Seasons Pizza, Linthicum Inc.	2,730	12.1%	10/31/2033	Bay Leaf Restaurant And Catering	2,400	10.6%
38.02	Property	Perry Hall Marketplace	JennErik Engineering	2,675	21.5%	1/31/2027	Perry Hollywood, LLC dba "Hollywood Tans"	1,740	14.0%	8/9/2027	Passion's Nails Lounge, LLC	1,633	13.1%
39	Loan	Peregrine Valley Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40	Loan	Upstate NY MHP Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40.01	Property	Mountain View Estates	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40.02	Property	Hidden Forest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40.03	Property	Aqueduct Community	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40.04	Property	Meadow Hill	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41	Loan	StoreRight Haines City	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
42	Loan	Magnolias of Santee	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
43	Loan	Quality Inn Jacksonville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
44	Loan	Gulph Mill Industrial Park	Oliver Fire	9,639	28.7%	3/31/2020	US Marshall Service	7,644	22.7%	11/30/2032	Code Elevator	6,684	19.9%
45	Loan	Delta Luxury Apartments Phase III	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Fourth Largest Tenant Exp. Date(2)	Fifth Largest Tenant Name(9)(11)	Fifth Largest Tenant Sq. Ft.	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Exp. Date(2)	Engineering Report Date	Environmental Report Date (Phase I)(16)(17)	Environmental Report Date (Phase II)(17)	Seismic Report Date	Seismic PML %	Loan Purpose	Engineering Reserve / Deferred Maintenance	Initial Tax Reserve	Monthly Tax Reserve	Initial Insurance Reserve	Monthly Insurance Reserve
1	Loan	GNL Portfolio	N/A	N/A	N/A	N/A	N/A	10/8/2018	Various	N/A	Various	Various	Refinance	233,500
1.01	Property	Nimble Storage	N/A	N/A	N/A	N/A	N/A	10/8/2018	10/9/2018	N/A	11/7/2018	19.0%
1.02	Property	NetScout Systems	N/A	N/A	N/A	N/A	N/A	10/8/2018	10/8/2018	N/A	N/A	N/A
1.03	Property	Mallinckrodt	N/A	N/A	N/A	N/A	N/A	10/8/2018	10/8/2018	N/A	N/A	N/A
1.04	Property	PPD Global Labs	N/A	N/A	N/A	N/A	N/A	10/8/2018	10/9/2018	N/A	N/A	N/A
1.05	Property	PNC Bank	N/A	N/A	N/A	N/A	N/A	10/8/2018	10/8/2018	N/A	N/A	N/A
1.06	Property	FedEx Ground	N/A	N/A	N/A	N/A	N/A	10/8/2018	10/9/2018	N/A	N/A	N/A
1.07	Property	Weatherford International	N/A	N/A	N/A	N/A	N/A	10/8/2018	10/9/2018	N/A	N/A	N/A
2	Loan	Heartland Dental Medical Office Portfolio	Various	N/A	N/A	N/A	N/A	Various	Various	N/A	N/A	N/A	Refinance	316,121	250,000		384,109
2.001	Property	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.002	Property	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.003	Property	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road	N/A	N/A	N/A	N/A	N/A	9/20/2018	9/20/2018	N/A	N/A	N/A
2.004	Property	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza	11/30/2023	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.005	Property	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.006	Property	Heartland Dental Medical Office Portfolio - 117 St. Patrick's Drive	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.007	Property	Heartland Dental Medical Office Portfolio - 1647 County Road 220	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.008	Property	Heartland Dental Medical Office Portfolio - 3500 East Highway 377	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.009	Property	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.010	Property	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.011	Property	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.012	Property	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.013	Property	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.014	Property	Heartland Dental Medical Office Portfolio - 508 South 52nd Street	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.015	Property	Heartland Dental Medical Office Portfolio - 1025 Ashley Street	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.016	Property	Heartland Dental Medical Office Portfolio - 440 Erie Parkway	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.017	Property	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard	1/31/2023	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.018	Property	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.019	Property	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.020	Property	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.021	Property	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.022	Property	Heartland Dental Medical Office Portfolio - 1695 Wells Road	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.023	Property	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.024	Property	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.025	Property	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.026	Property	Heartland Dental Medical Office Portfolio - 2455 East Main Street	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.027	Property	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.028	Property	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.029	Property	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.030	Property	Heartland Dental Medical Office Portfolio - 11890 Highway 707	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/19/2018	N/A	N/A	N/A
2.031	Property	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.032	Property	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive	1/31/2026	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.033	Property	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.034	Property	Heartland Dental Medical Office Portfolio - 149 Tuscan Way	N/A	N/A	N/A	N/A	N/A	9/10/2018	9/10/2018	N/A	N/A	N/A
2.035	Property	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.036	Property	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard	N/A	N/A	N/A	N/A	N/A	9/10/2018	9/10/2018	N/A	N/A	N/A
2.037	Property	Heartland Dental Medical Office Portfolio - 209 Latitude Lane	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.038	Property	Heartland Dental Medical Office Portfolio - 4608 South West College Road	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.039	Property	Heartland Dental Medical Office Portfolio - 1315 Bell Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.040	Property	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.041	Property	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.042	Property	Heartland Dental Medical Office Portfolio - 3152 South Broadway	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.043	Property	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.044	Property	Heartland Dental Medical Office Portfolio - 450 South Weber Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.045	Property	Heartland Dental Medical Office Portfolio - 840 Nissan Drive	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.046	Property	Heartland Dental Medical Office Portfolio - 12222 Route 47	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.047	Property	Heartland Dental Medical Office Portfolio - 3415 Livernois Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.048	Property	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.049	Property	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.050	Property	Heartland Dental Medical Office Portfolio - 2620 East Highway 50	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.051	Property	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.052	Property	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.053	Property	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.054	Property	Heartland Dental Medical Office Portfolio - 507 North Hershey Road	2/28/2023	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.055	Property	Heartland Dental Medical Office Portfolio - 242 Southwoods Center	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.056	Property	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.057	Property	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.058	Property	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.059	Property	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.060	Property	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.061	Property	Heartland Dental Medical Office Portfolio - 9100 Highway 119	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.062	Property	Heartland Dental Medical Office Portfolio - 42 Market Square Road	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.063	Property	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.064	Property	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.065	Property	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.066	Property	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.067	Property	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.068	Property	Heartland Dental Medical Office Portfolio - 1828 IN-44	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.069	Property	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.070	Property	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.071	Property	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.072	Property	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.073	Property	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.074	Property	Heartland Dental Medical Office Portfolio - 16620 West 159th Street	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.075	Property	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.076	Property	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.077	Property	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.078	Property	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.079	Property	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.080	Property	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.081	Property	Heartland Dental Medical Office Portfolio - 1715 West Main Street	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.082	Property	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.083	Property	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.084	Property	Heartland Dental Medical Office Portfolio - 2751 Fountain Place	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.085	Property	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.086	Property	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.087	Property	Heartland Dental Medical Office Portfolio - 692 Essington Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.088	Property	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Fourth Largest Tenant Exp. Date(2)	Fifth Largest Tenant Name(9)(11)	Fifth Largest Tenant Sq. Ft.	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Exp. Date(2)	Engineering Report Date	Environmental Report Date (Phase I)(16)(17)	Environmental Report Date (Phase II)(17)	Seismic Report Date	Seismic PML %	Loan Purpose	Engineering Reserve / Deferred Maintenance	Initial Tax Reserve	Monthly Tax Reserve	Initial Insurance Reserve	Monthly Insurance Reserve
2.089	Property	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.090	Property	Heartland Dental Medical Office Portfolio - 3237 Sixes Road	N/A	N/A	N/A	N/A	N/A	9/17/2018	9/17/2018	N/A	N/A	N/A
2.091	Property	Heartland Dental Medical Office Portfolio - 4030 Winder Highway	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.092	Property	Heartland Dental Medical Office Portfolio - 8605 East State Road 70	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.093	Property	Heartland Dental Medical Office Portfolio - 540 West Walnut Street	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.094	Property	Heartland Dental Medical Office Portfolio - 5630 Plank Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.095	Property	Heartland Dental Medical Office Portfolio - 10505 Lima Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.096	Property	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.097	Property	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road	N/A	N/A	N/A	N/A	N/A	9/14/2018	9/14/2018	N/A	N/A	N/A
2.098	Property	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.099	Property	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.100	Property	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.101	Property	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.102	Property	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.103	Property	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.104	Property	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.105	Property	Heartland Dental Medical Office Portfolio - 1905 Convenience Place	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.106	Property	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.107	Property	Heartland Dental Medical Office Portfolio - 132 Milestone Way	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.108	Property	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.109	Property	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.110	Property	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.111	Property	Heartland Dental Medical Office Portfolio - 3585 North 168th Court	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.112	Property	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.113	Property	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.114	Property	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.115	Property	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.116	Property	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.117	Property	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.118	Property	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.119	Property	Heartland Dental Medical Office Portfolio - 609 Front Street	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.120	Property	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.121	Property	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.122	Property	Heartland Dental Medical Office Portfolio - 330 Park Place	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.123	Property	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.124	Property	Heartland Dental Medical Office Portfolio - 213 Main Street	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.125	Property	Heartland Dental Medical Office Portfolio - 11119 Hearth Road	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.126	Property	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.127	Property	Heartland Dental Medical Office Portfolio - 2812 East Main Street	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.128	Property	Heartland Dental Medical Office Portfolio - 1202 South Broad Street	N/A	N/A	N/A	N/A	N/A	9/13/2018	9/13/2018	N/A	N/A	N/A
2.129	Property	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.130	Property	Heartland Dental Medical Office Portfolio - 10708 East State Road 64	N/A	N/A	N/A	N/A	N/A	9/10/2018	9/10/2018	N/A	N/A	N/A
2.131	Property	Heartland Dental Medical Office Portfolio - 2184 FM 3009	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.132	Property	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.133	Property	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.134	Property	Heartland Dental Medical Office Portfolio - 716 32nd Street South	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.135	Property	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.136	Property	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.137	Property	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.138	Property	Heartland Dental Medical Office Portfolio - 998 Williford Court	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.139	Property	Heartland Dental Medical Office Portfolio - 4405 Highway 17	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.140	Property	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.141	Property	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.142	Property	Heartland Dental Medical Office Portfolio - 1405 South 25th Street	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.143	Property	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.144	Property	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.145	Property	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.146	Property	Heartland Dental Medical Office Portfolio - 3645 North Council Road	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.147	Property	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.148	Property	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.149	Property	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.150	Property	Heartland Dental Medical Office Portfolio - 456 University Boulevard North	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.151	Property	Heartland Dental Medical Office Portfolio - 1316 McMillan Street	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.152	Property	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.153	Property	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.154	Property	Heartland Dental Medical Office Portfolio - 828 South Main Street	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.155	Property	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.156	Property	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.157	Property	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.158	Property	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.159	Property	Heartland Dental Medical Office Portfolio - 104 South Houston Road	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.160	Property	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.161	Property	Heartland Dental Medical Office Portfolio - 165 Juniper Circle	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.162	Property	Heartland Dental Medical Office Portfolio - 135 East Broadway Street	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.163	Property	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.164	Property	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9	N/A	N/A	N/A	N/A	N/A	8/31/2018	8/31/2018	N/A	N/A	N/A
2.165	Property	Heartland Dental Medical Office Portfolio - 5 Jannell Court	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.166	Property	Heartland Dental Medical Office Portfolio - 1617 East Main Street	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.167	Property	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
2.168	Property	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A
2.169	Property	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4	N/A	N/A	N/A	N/A	N/A	9/19/2018	9/19/2018	N/A	N/A	N/A
3	Loan	Lafayette Park	N/A	N/A	N/A	N/A	N/A	7/10/2018	7/10/2018	N/A	N/A	N/A	Acquisition	47,500		119,211	14,617	7,309
3.01	Property	444 Lafayette Road	N/A	N/A	N/A	N/A	N/A	7/10/2018	7/10/2018	N/A	N/A	N/A
3.02	Property	500 Lafayette Road	N/A	N/A	N/A	N/A	N/A	7/10/2018	7/10/2018	N/A	N/A	N/A
3.03	Property	520 Lafayette Road	N/A	N/A	N/A	N/A	N/A	7/10/2018	7/10/2018	N/A	N/A	N/A
3.04	Property	443 Lafayette Road	N/A	N/A	N/A	N/A	N/A	7/10/2018	7/10/2018	N/A	N/A	N/A
4	Loan	Riverwalk II	6/30/2023	Mentor	30,423	5.7%	12/31/2025	10/12/2018	10/12/2018	N/A	N/A	N/A	Refinance
5	Loan	Nebraska Crossing	1/31/2024	Nike	15,001	4.1%	1/31/2024	6/1/2018	6/1/2018	N/A	N/A	N/A	Refinance		536,831	134,208	17,831	8,916
6	Loan	Clevelander South Beach	N/A	N/A	N/A	N/A	N/A	8/9/2018	8/9/2018	N/A	N/A	N/A	Acquisition		275,528	22,961
7	Loan	1670 Broadway	10/31/2019	UMB Bank	43,684	6.2%	12/31/2020	7/12/2018	7/12/2018	N/A	N/A	N/A	Acquisition		1,364,461	312,950	61,230	18,223
8	Loan	Christiana Mall	1/31/2020	Forever 21	27,300	3.5%	1/31/2020	6/11/2018	6/11/2018	N/A	N/A	N/A	Refinance
9	Loan	Village at Lee Branch II	7/31/2021	Baumhower's	7,040	3.2%	12/31/2019	9/6/2018	7/2/2018	N/A	N/A	N/A	Refinance	5,750		29,168	31,077	3,108
10	Loan	Regency Properties Portfolio	Various	Various	Various	N/A	Various	7/31/2018	Various	N/A	N/A	N/A	Refinance	159,825	118,297	47,196	171,349
10.01	Property	Vernal Towne Center	1/31/2025	Petco	10,498	6.6%	1/31/2025	7/31/2018	7/31/2018	N/A	N/A	N/A
10.02	Property	Monticello Marketplace	12/31/2027	King Buffet	2,755	2.6%	12/31/2018	7/31/2018	7/27/2018	N/A	N/A	N/A
10.03	Property	Columbia Square	3/31/2022	Tires Plus	7,200	6.3%	10/31/2025	7/31/2018	7/31/2018	N/A	N/A	N/A

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Fourth Largest Tenant Exp. Date(2)	Fifth Largest Tenant Name(9)(11)	Fifth Largest Tenant Sq. Ft.	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Exp. Date(2)	Engineering Report Date	Environmental Report Date (Phase I)(16)(17)	Environmental Report Date (Phase II)(17)	Seismic Report Date	Seismic PML %	Loan Purpose	Engineering Reserve / Deferred Maintenance	Initial Tax Reserve	Monthly Tax Reserve	Initial Insurance Reserve	Monthly Insurance Reserve
10.04	Property	Wabash Crossings East	3/17/2026	Check Into Cash	1,400	6.3%	7/31/2019	7/31/2018	7/31/2018	N/A	N/A	N/A
10.05	Property	Granville Corners	6/30/2023	A Unique Perception 2	2,800	2.5%	2/28/2021	7/31/2018	7/31/2018	N/A	N/A	N/A
10.06	Property	Tarpon Heights	4/30/2027	Fastenal	4,415	7.7%	6/30/2020	7/31/2018	8/9/2018	N/A	N/A	N/A
10.07	Property	Raceway Mall	6/30/2020	Z Wireless	1,400	3.3%	11/30/2019	7/31/2018	7/31/2018	N/A	N/A	N/A
11	Loan	Home2 Suites - Greenville Downtown	N/A	N/A	N/A	N/A	N/A	7/27/2018	7/30/2018	N/A	N/A	N/A	Refinance		192,579	22,926	1,699	1,618
12	Loan	Crowne Plaza - Jacksonville (Airport)	N/A	N/A	N/A	N/A	N/A	9/10/2018	9/10/2018	N/A	N/A	N/A	Refinance		209,272	17,439	41,131	15,819
13	Loan	Ellsworth Place	1/31/2027	TJ Maxx	24,000	6.9%	11/30/2025	6/26/2018	6/22/2018	N/A	N/A	N/A	Acquisition	16,875		41,858	61,994	6,560
14	Loan	Four Points - Juneau	N/A	N/A	N/A	N/A	N/A	7/18/2018	7/16/2018	N/A	7/18/2018	19.0%	Refinance	22,750	9,356	5,847	24,255	6,738
15	Loan	Shoppes at Centre Pointe	8/31/2022	Budget Blinds	7,500	5.4%	7/11/2024	7/2/2018	7/2/2018	N/A	N/A	N/A	Refinance	4,063	270,731	24,612	50,010	5,001
16	Loan	Orchard Ridge Corporate Park	4/30/2020	Carrier Corporation	3,210	2.0%	7/31/2020	6/27/2018	6/27/2018	N/A	N/A	N/A	Refinance	19,000	141,540	29,891	5,735	5,735
17	Loan	Heritage Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	Various	Various	N/A	N/A	N/A	Refinance	14,031	30,920	19,325	31,335	10,876
17.01	Property	Regency	N/A	N/A	N/A	N/A	N/A	8/22/2018	8/23/2018	N/A	N/A	N/A
17.02	Property	Wildwood Terrace	N/A	N/A	N/A	N/A	N/A	8/21/2018	8/20/2018	N/A	N/A	N/A
17.03	Property	Marquee West	N/A	N/A	N/A	N/A	N/A	8/23/2018	8/23/2018	N/A	N/A	N/A
17.04	Property	Tanglewood	N/A	N/A	N/A	N/A	N/A	8/21/2018	8/22/2018	N/A	N/A	N/A
18	Loan	Delk Road Self Storage	N/A	N/A	N/A	N/A	N/A	8/3/2018	8/3/2018	N/A	N/A	N/A	Acquisition	28,063	6,699	6,699	5,411	1,082
19	Loan	Holiday Inn Express & Suites - Clearwater	N/A	N/A	N/A	N/A	N/A	8/28/2018	8/28/2018	N/A	N/A	N/A	Refinance		175,561	14,630	27,636	4,187
20	Loan	West Main Marketplace	8/31/2027	Adrian's Beauty College	12,000	10.7%	1/31/2025	7/23/2018	7/23/2018	N/A	8/29/2018	6.0%	Acquisition	36,875	117,337	15,964	6,643	2,109
21	Loan	Stockton Shopping Center	9/30/2024	N/A	N/A	N/A	N/A	8/23/2018	8/30/2018	N/A	8/29/2018	7.0%	Refinance		107,364	13,420	26,201
22	Loan	Waycross Marketplace	7/31/2028	Shoe Show	10,000	6.6%	1/31/2027	9/12/2018	9/12/2018	N/A	N/A	N/A	Acquisition			15,996	2,173	2,070
23	Loan	Powerhouse Plaza	3/31/2023	Board & Basket	3,522	4.3%	12/31/2019	8/20/2018	8/20/2018	N/A	N/A	N/A	Acquisition	2,875
24	Loan	Barrywoods Crossing	10/31/2022	Party City	16,477	6.7%	1/31/2027	6/1/2018	6/1/2018	N/A	N/A	N/A	Refinance	240,251	662,845	57,142	102,627	15,841
25	Loan	Holiday Inn Express & Suites Detroit Novi	N/A	N/A	N/A	N/A	N/A	8/7/2018	8/1/2018	N/A	N/A	N/A	Refinance		29,781	7,445	22,633	2,515
26	Loan	Tomball Parkway Plaza	10/31/2019	Tomball Dialysis Center	8,607	6.2%	9/30/2019	10/12/2018	10/12/2018	N/A	N/A	N/A	Refinance	12,750	111,633	20,908	31,226	4,731
27	Loan	Clearview Palms Shopping Center	12/31/2022	The Cellular Connection, LLC	4,025	7.1%	11/30/2024	7/31/2018	8/2/2018	N/A	N/A	N/A	Refinance		102,847	9,795	8,842	1,684
28	Loan	Plaza Del Rey	10/31/2020	Wellmed Medical Management	9,209	7.3%	11/30/2020	7/20/2018	7/19/2018	N/A	N/A	N/A	Recapitalization	158,094	117,464	13,052	19,247	1,481
29	Loan	The Courtyards at San Jose	N/A	N/A	N/A	N/A	N/A	9/12/2018	9/12/2018	N/A	N/A	N/A	Refinance	132,156	72,175	5,839	19,247	3,437
30	Loan	Brand Bank Portfolio	N/A	N/A	N/A	N/A	N/A	Various	6/19/2018	N/A	N/A	N/A	Refinance		49,270	5,073	13,204	1,246
30.01	Property	Brand Bank Duluth	N/A	N/A	N/A	N/A	N/A	6/18/2018	6/19/2018	N/A	N/A	N/A
30.02	Property	Brand Bank Buford	N/A	N/A	N/A	N/A	N/A	6/16/2018	6/19/2018	N/A	N/A	N/A
31	Loan	Avalon Crossing	8/31/2022	Pet Center of Indiana	5,766	7.0%	10/30/2020	9/14/2018	9/14/2018	N/A	N/A	N/A	Refinance	34,325	6,767	8,413	2,751	1,719
32	Loan	Terrace Pointe	N/A	N/A	N/A	N/A	N/A	7/9/2018	7/9/2018	N/A	N/A	N/A	Refinance	2,156	66,591	10,090	31,543	3,692
33	Loan	La Quinta - College Station	N/A	N/A	N/A	N/A	N/A	9/21/2018	9/21/2018	N/A	N/A	N/A	Acquisition		17,768	11,105	5,309	3,318
34	Loan	Holiday Inn Express - Fort Pierce	N/A	N/A	N/A	N/A	N/A	8/14/2018	8/16/2018	N/A	N/A	N/A	Acquisition		147,407	11,339	14,335	5,514
35	Loan	Holiday Inn Express & Suites Port Lavaca	N/A	N/A	N/A	N/A	N/A	7/13/2018	7/13/2018	N/A	N/A	N/A	Refinance		88,884	8,888	18,526	9,263
36	Loan	150 Grand Street	N/A	N/A	N/A	N/A	N/A	4/16/2018	4/16/2018	N/A	N/A	N/A	Refinance		5,156	2,578	10,591	1,103
37	Loan	Rounders Building	N/A	N/A	N/A	N/A	N/A	9/14/2018	9/17/2018	N/A	N/A	N/A	Refinance
38	Loan	Nursery Plaza & Perry Hall Marketplace	Various	Various	Various	N/A	Various	9/26/2018	9/26/2018	N/A	N/A	N/A	Refinance		20,993	5,248	28,093	2,554
38.01	Property	Nursery Plaza	5/1/2026	Pappaz Construction	2,120	9.4%	3/9/2019	9/26/2018	9/26/2018	N/A	N/A	N/A
38.02	Property	Perry Hall Marketplace	7/31/2028	T-Mobile	1,050	8.5%	9/16/2027	9/26/2018	9/26/2018	N/A	N/A	N/A
39	Loan	Peregrine Valley Apartments	N/A	N/A	N/A	N/A	N/A	8/13/2018	8/13/2018	N/A	N/A	N/A	Acquisition		44,741	4,067	1,601	1,601
40	Loan	Upstate NY MHP Portfolio	N/A	N/A	N/A	N/A	N/A	Various	7/11/2018	N/A	N/A	N/A	Refinance/Acquisition	27,313	83,419	11,893	6,413	1,649
40.01	Property	Mountain View Estates	N/A	N/A	N/A	N/A	N/A	7/12/2018	7/11/2018	N/A	N/A	N/A
40.02	Property	Hidden Forest	N/A	N/A	N/A	N/A	N/A	7/12/2018	7/11/2018	N/A	N/A	N/A
40.03	Property	Aqueduct Community	N/A	N/A	N/A	N/A	N/A	7/11/2018	7/11/2018	N/A	N/A	N/A
40.04	Property	Meadow Hill	N/A	N/A	N/A	N/A	N/A	7/12/2018	7/11/2018	N/A	N/A	N/A
41	Loan	StoreRight Haines City	N/A	N/A	N/A	N/A	N/A	9/4/2018	8/31/2018	N/A	N/A	N/A	Refinance	3,125	43,363	3,942	12,120	1,212
42	Loan	Magnolias of Santee	N/A	N/A	N/A	N/A	N/A	9/28/2018	9/28/2018	N/A	N/A	N/A	Refinance		43,519	3,752	30,677	8,522
43	Loan	Quality Inn Jacksonville	N/A	N/A	N/A	N/A	N/A	8/22/2018	8/22/2018	N/A	N/A	N/A	Refinance	17,900	5,689	5,418	13,684	3,258
44	Loan	Gulph Mill Industrial Park	4/30/2023	N/A	N/A	N/A	N/A	7/17/2018	6/29/2018	N/A	N/A	N/A	Refinance	33,238	7,336	3,668	5,252	525
45	Loan	Delta Luxury Apartments Phase III	N/A	N/A	N/A	N/A	N/A	7/20/2018	7/20/2018	N/A	N/A	N/A	Refinance		25,849	2,052	12,826	555

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Initial Replacement Reserve	Monthly Replacement Reserve(13)(15)	Replacement Reserve Cap	Initial TI/LC Reserve(19)	Monthly TI/LC Reserve(19)	TI/LC Reserve Cap(19)
1	Loan	GNL Portfolio			N/A			5,000,000
1.01	Property	Nimble Storage
1.02	Property	NetScout Systems
1.03	Property	Mallinckrodt
1.04	Property	PPD Global Labs
1.05	Property	PNC Bank
1.06	Property	FedEx Ground
1.07	Property	Weatherford International
2	Loan	Heartland Dental Medical Office Portfolio		16,042	$0.40 per square foot of gross leasable area at the Properties.		80,208	$2.00 per square foot of gross leasable area at the Properties.
2.001	Property	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive
2.002	Property	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road
2.003	Property	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road
2.004	Property	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza
2.005	Property	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street
2.006	Property	Heartland Dental Medical Office Portfolio - 117 St. Patrick's Drive
2.007	Property	Heartland Dental Medical Office Portfolio - 1647 County Road 220
2.008	Property	Heartland Dental Medical Office Portfolio - 3500 East Highway 377
2.009	Property	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway
2.010	Property	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard
2.011	Property	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive
2.012	Property	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue
2.013	Property	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway
2.014	Property	Heartland Dental Medical Office Portfolio - 508 South 52nd Street
2.015	Property	Heartland Dental Medical Office Portfolio - 1025 Ashley Street
2.016	Property	Heartland Dental Medical Office Portfolio - 440 Erie Parkway
2.017	Property	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard
2.018	Property	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road
2.019	Property	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place
2.020	Property	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue
2.021	Property	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road
2.022	Property	Heartland Dental Medical Office Portfolio - 1695 Wells Road
2.023	Property	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road
2.024	Property	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive
2.025	Property	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard
2.026	Property	Heartland Dental Medical Office Portfolio - 2455 East Main Street
2.027	Property	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway
2.028	Property	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway
2.029	Property	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway
2.030	Property	Heartland Dental Medical Office Portfolio - 11890 Highway 707
2.031	Property	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road
2.032	Property	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive
2.033	Property	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard
2.034	Property	Heartland Dental Medical Office Portfolio - 149 Tuscan Way
2.035	Property	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive
2.036	Property	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard
2.037	Property	Heartland Dental Medical Office Portfolio - 209 Latitude Lane
2.038	Property	Heartland Dental Medical Office Portfolio - 4608 South West College Road
2.039	Property	Heartland Dental Medical Office Portfolio - 1315 Bell Road
2.040	Property	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South
2.041	Property	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane
2.042	Property	Heartland Dental Medical Office Portfolio - 3152 South Broadway
2.043	Property	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road
2.044	Property	Heartland Dental Medical Office Portfolio - 450 South Weber Road
2.045	Property	Heartland Dental Medical Office Portfolio - 840 Nissan Drive
2.046	Property	Heartland Dental Medical Office Portfolio - 12222 Route 47
2.047	Property	Heartland Dental Medical Office Portfolio - 3415 Livernois Road
2.048	Property	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road
2.049	Property	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane
2.050	Property	Heartland Dental Medical Office Portfolio - 2620 East Highway 50
2.051	Property	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square
2.052	Property	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street
2.053	Property	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road
2.054	Property	Heartland Dental Medical Office Portfolio - 507 North Hershey Road
2.055	Property	Heartland Dental Medical Office Portfolio - 242 Southwoods Center
2.056	Property	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue
2.057	Property	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue
2.058	Property	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard
2.059	Property	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard
2.060	Property	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue
2.061	Property	Heartland Dental Medical Office Portfolio - 9100 Highway 119
2.062	Property	Heartland Dental Medical Office Portfolio - 42 Market Square Road
2.063	Property	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road
2.064	Property	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road
2.065	Property	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North
2.066	Property	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road
2.067	Property	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road
2.068	Property	Heartland Dental Medical Office Portfolio - 1828 IN-44
2.069	Property	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard
2.070	Property	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway
2.071	Property	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza
2.072	Property	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard
2.073	Property	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West
2.074	Property	Heartland Dental Medical Office Portfolio - 16620 West 159th Street
2.075	Property	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441
2.076	Property	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive
2.077	Property	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South
2.078	Property	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12
2.079	Property	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard
2.080	Property	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive
2.081	Property	Heartland Dental Medical Office Portfolio - 1715 West Main Street
2.082	Property	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road
2.083	Property	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway
2.084	Property	Heartland Dental Medical Office Portfolio - 2751 Fountain Place
2.085	Property	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle
2.086	Property	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North
2.087	Property	Heartland Dental Medical Office Portfolio - 692 Essington Road
2.088	Property	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Initial Replacement Reserve	Monthly Replacement Reserve(13)(15)	Replacement Reserve Cap	Initial TI/LC Reserve(19)	Monthly TI/LC Reserve(19)	TI/LC Reserve Cap(19)
2.089	Property	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard
2.090	Property	Heartland Dental Medical Office Portfolio - 3237 Sixes Road
2.091	Property	Heartland Dental Medical Office Portfolio - 4030 Winder Highway
2.092	Property	Heartland Dental Medical Office Portfolio - 8605 East State Road 70
2.093	Property	Heartland Dental Medical Office Portfolio - 540 West Walnut Street
2.094	Property	Heartland Dental Medical Office Portfolio - 5630 Plank Road
2.095	Property	Heartland Dental Medical Office Portfolio - 10505 Lima Road
2.096	Property	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard
2.097	Property	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road
2.098	Property	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway
2.099	Property	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive
2.100	Property	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard
2.101	Property	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East
2.102	Property	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road
2.103	Property	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road
2.104	Property	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive
2.105	Property	Heartland Dental Medical Office Portfolio - 1905 Convenience Place
2.106	Property	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road
2.107	Property	Heartland Dental Medical Office Portfolio - 132 Milestone Way
2.108	Property	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard
2.109	Property	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard
2.110	Property	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road
2.111	Property	Heartland Dental Medical Office Portfolio - 3585 North 168th Court
2.112	Property	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South
2.113	Property	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue
2.114	Property	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue
2.115	Property	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue
2.116	Property	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane
2.117	Property	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue
2.118	Property	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail
2.119	Property	Heartland Dental Medical Office Portfolio - 609 Front Street
2.120	Property	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway
2.121	Property	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue
2.122	Property	Heartland Dental Medical Office Portfolio - 330 Park Place
2.123	Property	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road
2.124	Property	Heartland Dental Medical Office Portfolio - 213 Main Street
2.125	Property	Heartland Dental Medical Office Portfolio - 11119 Hearth Road
2.126	Property	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street
2.127	Property	Heartland Dental Medical Office Portfolio - 2812 East Main Street
2.128	Property	Heartland Dental Medical Office Portfolio - 1202 South Broad Street
2.129	Property	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road
2.130	Property	Heartland Dental Medical Office Portfolio - 10708 East State Road 64
2.131	Property	Heartland Dental Medical Office Portfolio - 2184 FM 3009
2.132	Property	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road
2.133	Property	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road
2.134	Property	Heartland Dental Medical Office Portfolio - 716 32nd Street South
2.135	Property	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6
2.136	Property	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway
2.137	Property	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard
2.138	Property	Heartland Dental Medical Office Portfolio - 998 Williford Court
2.139	Property	Heartland Dental Medical Office Portfolio - 4405 Highway 17
2.140	Property	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive
2.141	Property	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East
2.142	Property	Heartland Dental Medical Office Portfolio - 1405 South 25th Street
2.143	Property	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue
2.144	Property	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive
2.145	Property	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive
2.146	Property	Heartland Dental Medical Office Portfolio - 3645 North Council Road
2.147	Property	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive
2.148	Property	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast
2.149	Property	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue
2.150	Property	Heartland Dental Medical Office Portfolio - 456 University Boulevard North
2.151	Property	Heartland Dental Medical Office Portfolio - 1316 McMillan Street
2.152	Property	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway
2.153	Property	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road
2.154	Property	Heartland Dental Medical Office Portfolio - 828 South Main Street
2.155	Property	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court
2.156	Property	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane
2.157	Property	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza
2.158	Property	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive
2.159	Property	Heartland Dental Medical Office Portfolio - 104 South Houston Road
2.160	Property	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue
2.161	Property	Heartland Dental Medical Office Portfolio - 165 Juniper Circle
2.162	Property	Heartland Dental Medical Office Portfolio - 135 East Broadway Street
2.163	Property	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road
2.164	Property	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9
2.165	Property	Heartland Dental Medical Office Portfolio - 5 Jannell Court
2.166	Property	Heartland Dental Medical Office Portfolio - 1617 East Main Street
2.167	Property	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202
2.168	Property	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5
2.169	Property	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4
3	Loan	Lafayette Park	1,813,270	10,727	N/A			N/A
3.01	Property	444 Lafayette Road
3.02	Property	500 Lafayette Road
3.03	Property	520 Lafayette Road
3.04	Property	443 Lafayette Road
4	Loan	Riverwalk II	120,000		75,000	800,000		600,000
5	Loan	Nebraska Crossing	4,588	4,588	120,000	37,057	37,057	N/A
6	Loan	Clevelander South Beach		1,800	N/A			N/A
7	Loan	1670 Broadway	290,496	11,728	N/A	5,250,000		N/A
8	Loan	Christiana Mall			241,565			1,449,387
9	Loan	Village at Lee Branch II		2,791	N/A	500,000	18,608	500,000
10	Loan	Regency Properties Portfolio		7,662	275,823	750,000		643,587
10.01	Property	Vernal Towne Center
10.02	Property	Monticello Marketplace
10.03	Property	Columbia Square

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Initial Replacement Reserve	Monthly Replacement Reserve(13)(15)	Replacement Reserve Cap	Initial TI/LC Reserve(19)	Monthly TI/LC Reserve(19)	TI/LC Reserve Cap(19)
10.04	Property	Wabash Crossings East
10.05	Property	Granville Corners
10.06	Property	Tarpon Heights
10.07	Property	Raceway Mall
11	Loan	Home2 Suites - Greenville Downtown		9,108	N/A			N/A
12	Loan	Crowne Plaza - Jacksonville (Airport)		53,548	N/A			N/A
13	Loan	Ellsworth Place		7,245	N/A	2,000,000	27,531	2,000,000
14	Loan	Four Points - Juneau	500,000		N/A			N/A
15	Loan	Shoppes at Centre Pointe		1,746	N/A	500,000	11,641	N/A
16	Loan	Orchard Ridge Corporate Park		1,962	N/A	600,000	10,833	$950,000 after Azko Nobel Chemistry, LLC renews
17	Loan	Heritage Multifamily Portfolio		5,225	N/A			N/A
17.01	Property	Regency
17.02	Property	Wildwood Terrace
17.03	Property	Marquee West
17.04	Property	Tanglewood
18	Loan	Delk Road Self Storage		2,378	N/A			N/A
19	Loan	Holiday Inn Express & Suites - Clearwater		12,335	N/A			N/A
20	Loan	West Main Marketplace		1,406	N/A		5,649	N/A
21	Loan	Stockton Shopping Center		1,596	N/A	402,022	5,319	N/A
22	Loan	Waycross Marketplace		1,892	N/A		6,305	226,976
23	Loan	Powerhouse Plaza		1,288	61,801		16,491	300,000
24	Loan	Barrywoods Crossing		3,267	N/A	1,470,222		1,470,222
25	Loan	Holiday Inn Express & Suites Detroit Novi		10,415	N/A			N/A
26	Loan	Tomball Parkway Plaza		2,310	N/A	200,000		N/A
27	Loan	Clearview Palms Shopping Center		563	20,268	10,000	3,287	50,000
28	Loan	Plaza Del Rey	40,000	1,503	N/A	250,000		250,000
29	Loan	The Courtyards at San Jose		4,500	N/A			N/A
30	Loan	Brand Bank Portfolio		571	N/A		4,286	N/A
30.01	Property	Brand Bank Duluth
30.02	Property	Brand Bank Buford
31	Loan	Avalon Crossing		1,380	N/A	350,000		350,000
32	Loan	Terrace Pointe		2,604	N/A			N/A
33	Loan	La Quinta - College Station		8,644	N/A			N/A
34	Loan	Holiday Inn Express - Fort Pierce			N/A			N/A
35	Loan	Holiday Inn Express & Suites Port Lavaca		7,565	N/A			N/A
36	Loan	150 Grand Street		186	N/A		1,700	60,000
37	Loan	Rounders Building			N/A		833	50,000
38	Loan	Nursery Plaza & Perry Hall Marketplace		1,110	N/A	150,000		150,000
38.01	Property	Nursery Plaza
38.02	Property	Perry Hall Marketplace
39	Loan	Peregrine Valley Apartments		1,167	70,000			N/A
40	Loan	Upstate NY MHP Portfolio	16,320	567	N/A			N/A
40.01	Property	Mountain View Estates
40.02	Property	Hidden Forest
40.03	Property	Aqueduct Community
40.04	Property	Meadow Hill
41	Loan	StoreRight Haines City		579	N/A			N/A
42	Loan	Magnolias of Santee		1,496	N/A			N/A
43	Loan	Quality Inn Jacksonville		7,000	N/A			N/A
44	Loan	Gulph Mill Industrial Park		504	N/A	100,000	1,401	150,433
45	Loan	Delta Luxury Apartments Phase III		333	20,000			N/A

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Other Reserve Reserve Description(4)(11)(12)(14)(20)	Initial Other Reserve(4)(11)(12)(14)	Monthly Other Reserve	Other Reserve Cap
1	Loan	GNL Portfolio	N/A			N/A
1.01	Property	Nimble Storage
1.02	Property	NetScout Systems
1.03	Property	Mallinckrodt
1.04	Property	PPD Global Labs
1.05	Property	PNC Bank
1.06	Property	FedEx Ground
1.07	Property	Weatherford International
2	Loan	Heartland Dental Medical Office Portfolio	Rent Concession Funds ($62,050); Tenant Allowance, Tenant Improvement and Leaing Commission Funds ($109,315)	171,365		N/A
2.001	Property	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive
2.002	Property	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road
2.003	Property	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road
2.004	Property	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza
2.005	Property	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street
2.006	Property	Heartland Dental Medical Office Portfolio - 117 St. Patrick's Drive
2.007	Property	Heartland Dental Medical Office Portfolio - 1647 County Road 220
2.008	Property	Heartland Dental Medical Office Portfolio - 3500 East Highway 377
2.009	Property	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway
2.010	Property	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard
2.011	Property	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive
2.012	Property	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue
2.013	Property	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway
2.014	Property	Heartland Dental Medical Office Portfolio - 508 South 52nd Street
2.015	Property	Heartland Dental Medical Office Portfolio - 1025 Ashley Street
2.016	Property	Heartland Dental Medical Office Portfolio - 440 Erie Parkway
2.017	Property	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard
2.018	Property	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road
2.019	Property	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place
2.020	Property	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue
2.021	Property	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road
2.022	Property	Heartland Dental Medical Office Portfolio - 1695 Wells Road
2.023	Property	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road
2.024	Property	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive
2.025	Property	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard
2.026	Property	Heartland Dental Medical Office Portfolio - 2455 East Main Street
2.027	Property	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway
2.028	Property	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway
2.029	Property	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway
2.030	Property	Heartland Dental Medical Office Portfolio - 11890 Highway 707
2.031	Property	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road
2.032	Property	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive
2.033	Property	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard
2.034	Property	Heartland Dental Medical Office Portfolio - 149 Tuscan Way
2.035	Property	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive
2.036	Property	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard
2.037	Property	Heartland Dental Medical Office Portfolio - 209 Latitude Lane
2.038	Property	Heartland Dental Medical Office Portfolio - 4608 South West College Road
2.039	Property	Heartland Dental Medical Office Portfolio - 1315 Bell Road
2.040	Property	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South
2.041	Property	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane
2.042	Property	Heartland Dental Medical Office Portfolio - 3152 South Broadway
2.043	Property	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road
2.044	Property	Heartland Dental Medical Office Portfolio - 450 South Weber Road
2.045	Property	Heartland Dental Medical Office Portfolio - 840 Nissan Drive
2.046	Property	Heartland Dental Medical Office Portfolio - 12222 Route 47
2.047	Property	Heartland Dental Medical Office Portfolio - 3415 Livernois Road
2.048	Property	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road
2.049	Property	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane
2.050	Property	Heartland Dental Medical Office Portfolio - 2620 East Highway 50
2.051	Property	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square
2.052	Property	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street
2.053	Property	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road
2.054	Property	Heartland Dental Medical Office Portfolio - 507 North Hershey Road
2.055	Property	Heartland Dental Medical Office Portfolio - 242 Southwoods Center
2.056	Property	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue
2.057	Property	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue
2.058	Property	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard
2.059	Property	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard
2.060	Property	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue
2.061	Property	Heartland Dental Medical Office Portfolio - 9100 Highway 119
2.062	Property	Heartland Dental Medical Office Portfolio - 42 Market Square Road
2.063	Property	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road
2.064	Property	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road
2.065	Property	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North
2.066	Property	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road
2.067	Property	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road
2.068	Property	Heartland Dental Medical Office Portfolio - 1828 IN-44
2.069	Property	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard
2.070	Property	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway
2.071	Property	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza
2.072	Property	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard
2.073	Property	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West
2.074	Property	Heartland Dental Medical Office Portfolio - 16620 West 159th Street
2.075	Property	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441
2.076	Property	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive
2.077	Property	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South
2.078	Property	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12
2.079	Property	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard
2.080	Property	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive
2.081	Property	Heartland Dental Medical Office Portfolio - 1715 West Main Street
2.082	Property	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road
2.083	Property	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway
2.084	Property	Heartland Dental Medical Office Portfolio - 2751 Fountain Place
2.085	Property	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle
2.086	Property	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North
2.087	Property	Heartland Dental Medical Office Portfolio - 692 Essington Road
2.088	Property	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Other Reserve Reserve Description(4)(11)(12)(14)(20)	Initial Other Reserve(4)(11)(12)(14)	Monthly Other Reserve	Other Reserve Cap
2.089	Property	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard
2.090	Property	Heartland Dental Medical Office Portfolio - 3237 Sixes Road
2.091	Property	Heartland Dental Medical Office Portfolio - 4030 Winder Highway
2.092	Property	Heartland Dental Medical Office Portfolio - 8605 East State Road 70
2.093	Property	Heartland Dental Medical Office Portfolio - 540 West Walnut Street
2.094	Property	Heartland Dental Medical Office Portfolio - 5630 Plank Road
2.095	Property	Heartland Dental Medical Office Portfolio - 10505 Lima Road
2.096	Property	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard
2.097	Property	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road
2.098	Property	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway
2.099	Property	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive
2.100	Property	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard
2.101	Property	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East
2.102	Property	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road
2.103	Property	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road
2.104	Property	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive
2.105	Property	Heartland Dental Medical Office Portfolio - 1905 Convenience Place
2.106	Property	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road
2.107	Property	Heartland Dental Medical Office Portfolio - 132 Milestone Way
2.108	Property	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard
2.109	Property	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard
2.110	Property	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road
2.111	Property	Heartland Dental Medical Office Portfolio - 3585 North 168th Court
2.112	Property	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South
2.113	Property	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue
2.114	Property	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue
2.115	Property	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue
2.116	Property	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane
2.117	Property	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue
2.118	Property	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail
2.119	Property	Heartland Dental Medical Office Portfolio - 609 Front Street
2.120	Property	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway
2.121	Property	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue
2.122	Property	Heartland Dental Medical Office Portfolio - 330 Park Place
2.123	Property	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road
2.124	Property	Heartland Dental Medical Office Portfolio - 213 Main Street
2.125	Property	Heartland Dental Medical Office Portfolio - 11119 Hearth Road
2.126	Property	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street
2.127	Property	Heartland Dental Medical Office Portfolio - 2812 East Main Street
2.128	Property	Heartland Dental Medical Office Portfolio - 1202 South Broad Street
2.129	Property	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road
2.130	Property	Heartland Dental Medical Office Portfolio - 10708 East State Road 64
2.131	Property	Heartland Dental Medical Office Portfolio - 2184 FM 3009
2.132	Property	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road
2.133	Property	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road
2.134	Property	Heartland Dental Medical Office Portfolio - 716 32nd Street South
2.135	Property	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6
2.136	Property	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway
2.137	Property	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard
2.138	Property	Heartland Dental Medical Office Portfolio - 998 Williford Court
2.139	Property	Heartland Dental Medical Office Portfolio - 4405 Highway 17
2.140	Property	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive
2.141	Property	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East
2.142	Property	Heartland Dental Medical Office Portfolio - 1405 South 25th Street
2.143	Property	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue
2.144	Property	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive
2.145	Property	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive
2.146	Property	Heartland Dental Medical Office Portfolio - 3645 North Council Road
2.147	Property	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive
2.148	Property	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast
2.149	Property	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue
2.150	Property	Heartland Dental Medical Office Portfolio - 456 University Boulevard North
2.151	Property	Heartland Dental Medical Office Portfolio - 1316 McMillan Street
2.152	Property	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway
2.153	Property	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road
2.154	Property	Heartland Dental Medical Office Portfolio - 828 South Main Street
2.155	Property	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court
2.156	Property	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane
2.157	Property	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza
2.158	Property	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive
2.159	Property	Heartland Dental Medical Office Portfolio - 104 South Houston Road
2.160	Property	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue
2.161	Property	Heartland Dental Medical Office Portfolio - 165 Juniper Circle
2.162	Property	Heartland Dental Medical Office Portfolio - 135 East Broadway Street
2.163	Property	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road
2.164	Property	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9
2.165	Property	Heartland Dental Medical Office Portfolio - 5 Jannell Court
2.166	Property	Heartland Dental Medical Office Portfolio - 1617 East Main Street
2.167	Property	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202
2.168	Property	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5
2.169	Property	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4
3	Loan	Lafayette Park	N/A			N/A
3.01	Property	444 Lafayette Road
3.02	Property	500 Lafayette Road
3.03	Property	520 Lafayette Road
3.04	Property	443 Lafayette Road
4	Loan	Riverwalk II	Free Rent Reserve	142,890		N/A
5	Loan	Nebraska Crossing	Outstanding Tenant Improvements Reserve	500,000		N/A
6	Loan	Clevelander South Beach	N/A			N/A
7	Loan	1670 Broadway	Ground Rent Funds ($100,000); Tenant Allowance, Tenant Improvement and Leasing Commission Funds ($11,678,712)	11,778,712		N/A
8	Loan	Christiana Mall	Outstanding TI/LC Reserve	1,804,093		N/A
9	Loan	Village at Lee Branch II	N/A			N/A
10	Loan	Regency Properties Portfolio	Material Tenant Rollover Funds	600,000		N/A
10.01	Property	Vernal Towne Center
10.02	Property	Monticello Marketplace
10.03	Property	Columbia Square

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Other Reserve Reserve Description(4)(11)(12)(14)(20)	Initial Other Reserve(4)(11)(12)(14)	Monthly Other Reserve	Other Reserve Cap
10.04	Property	Wabash Crossings East
10.05	Property	Granville Corners
10.06	Property	Tarpon Heights
10.07	Property	Raceway Mall
11	Loan	Home2 Suites - Greenville Downtown	N/A			N/A
12	Loan	Crowne Plaza - Jacksonville (Airport)	Laundry Facility Funds; PIP Funds ($5,250,000)	5,250,000		N/A
13	Loan	Ellsworth Place	Five Below Rent Reserve ($382,926.58); Five Below TI Reserve ($313,155); Five Below LC Reserve ($104,737); Metro PCS TI Reserve ($152,100); Panadian TI Reserve ($32,164); Burlington TI Reserve ($22,519.39)	1,007,602		N/A
14	Loan	Four Points - Juneau	Seasonality Funds	330,881		N/A
15	Loan	Shoppes at Centre Pointe	N/A			N/A
16	Loan	Orchard Ridge Corporate Park	N/A			N/A
17	Loan	Heritage Multifamily Portfolio	N/A			N/A
17.01	Property	Regency
17.02	Property	Wildwood Terrace
17.03	Property	Marquee West
17.04	Property	Tanglewood
18	Loan	Delk Road Self Storage	N/A			N/A
19	Loan	Holiday Inn Express & Suites - Clearwater	PIP Funds	1,150,000		N/A
20	Loan	West Main Marketplace	Roof Reserve	160,000		N/A
21	Loan	Stockton Shopping Center	Free Rent Reserve	109,797		N/A
22	Loan	Waycross Marketplace	Outstanding TI Reserve	65,000		N/A
23	Loan	Powerhouse Plaza	N/A			N/A
24	Loan	Barrywoods Crossing	N/A			N/A
25	Loan	Holiday Inn Express & Suites Detroit Novi	PIP Reserve	1,035,208		N/A
26	Loan	Tomball Parkway Plaza	N/A			N/A
27	Loan	Clearview Palms Shopping Center	Free Rent Reserve	16,760		N/A
28	Loan	Plaza Del Rey	United Fashions Reserve ($25,000): to be released upon Borrower's completion of United Fashions HVAC work Achievement Reserve ($250,000): To be released upon property achieving the following conditions: (i) at least 82% occupancy, (ii) at least 11.0% Debt Yield for two consecutive calendar quarters, (iii) evidence that Grand Buffett and Goodwill have renewed their leases for at least 3 years and (iv) a DSCR of at least 1.70x for two consecutive calendar quarters	275,000		N/A
29	Loan	The Courtyards at San Jose	N/A			N/A
30	Loan	Brand Bank Portfolio	N/A			N/A
30.01	Property	Brand Bank Duluth
30.02	Property	Brand Bank Buford
31	Loan	Avalon Crossing	N/A			N/A
32	Loan	Terrace Pointe	N/A			N/A
33	Loan	La Quinta - College Station	PIP Funds	105,156		N/A
34	Loan	Holiday Inn Express - Fort Pierce	Initial PIP Reserve Funds; Future PIP Reserve	1,450,000		N/A
35	Loan	Holiday Inn Express & Suites Port Lavaca	PIP Reserve	934,015		N/A
36	Loan	150 Grand Street	Rent Concession Funds ($62,000); Matto Achievement Funds ($700,000)	762,000		50,000
37	Loan	Rounders Building	N/A			N/A
38	Loan	Nursery Plaza & Perry Hall Marketplace	N/A			N/A
38.01	Property	Nursery Plaza
38.02	Property	Perry Hall Marketplace
39	Loan	Peregrine Valley Apartments	N/A			N/A
40	Loan	Upstate NY MHP Portfolio	NPDES Permit Reserve	200,000		N/A
40.01	Property	Mountain View Estates
40.02	Property	Hidden Forest
40.03	Property	Aqueduct Community
40.04	Property	Meadow Hill
41	Loan	StoreRight Haines City	N/A			N/A
42	Loan	Magnolias of Santee	N/A			N/A
43	Loan	Quality Inn Jacksonville	N/A			N/A
44	Loan	Gulph Mill Industrial Park	N/A			N/A
45	Loan	Delta Luxury Apartments Phase III	N/A			N/A

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Ownership Interest(7)	Ground Lease Initial Expiration Date(7)	Ground Lease Extension Options(7)	Lockbox	Cash Management	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance(18)	Total Debt Cut-off Date LTV Ratio
1	Loan	GNL Portfolio	Fee Simple	N/A	N/A	Hard	Springing	54,175,000	N/A	N/A	N/A	N/A	N/A	N/A
1.01	Property	Nimble Storage	Fee Simple	N/A	N/A
1.02	Property	NetScout Systems	Fee Simple	N/A	N/A
1.03	Property	Mallinckrodt	Fee Simple	N/A	N/A
1.04	Property	PPD Global Labs	Fee Simple	N/A	N/A
1.05	Property	PNC Bank	Fee Simple	N/A	N/A
1.06	Property	FedEx Ground	Fee Simple	N/A	N/A
1.07	Property	Weatherford International	Fee Simple	N/A	N/A
2	Loan	Heartland Dental Medical Office Portfolio	Fee Simple	N/A	N/A	Hard	Springing	136,356,128	N/A	N/A	N/A	N/A	N/A	N/A
2.001	Property	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive	Fee Simple	N/A	N/A
2.002	Property	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road	Fee Simple	N/A	N/A
2.003	Property	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road	Fee Simple	N/A	N/A
2.004	Property	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza	Fee Simple	N/A	N/A
2.005	Property	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street	Fee Simple	N/A	N/A
2.006	Property	Heartland Dental Medical Office Portfolio - 117 St. Patrick's Drive	Fee Simple	N/A	N/A
2.007	Property	Heartland Dental Medical Office Portfolio - 1647 County Road 220	Fee Simple	N/A	N/A
2.008	Property	Heartland Dental Medical Office Portfolio - 3500 East Highway 377	Fee Simple	N/A	N/A
2.009	Property	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway	Fee Simple	N/A	N/A
2.010	Property	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard	Fee Simple	N/A	N/A
2.011	Property	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive	Fee Simple	N/A	N/A
2.012	Property	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue	Fee Simple	N/A	N/A
2.013	Property	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway	Fee Simple	N/A	N/A
2.014	Property	Heartland Dental Medical Office Portfolio - 508 South 52nd Street	Fee Simple	N/A	N/A
2.015	Property	Heartland Dental Medical Office Portfolio - 1025 Ashley Street	Fee Simple	N/A	N/A
2.016	Property	Heartland Dental Medical Office Portfolio - 440 Erie Parkway	Fee Simple	N/A	N/A
2.017	Property	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard	Fee Simple	N/A	N/A
2.018	Property	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road	Fee Simple	N/A	N/A
2.019	Property	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place	Fee Simple	N/A	N/A
2.020	Property	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue	Fee Simple	N/A	N/A
2.021	Property	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road	Fee Simple	N/A	N/A
2.022	Property	Heartland Dental Medical Office Portfolio - 1695 Wells Road	Fee Simple	N/A	N/A
2.023	Property	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road	Fee Simple	N/A	N/A
2.024	Property	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive	Fee Simple	N/A	N/A
2.025	Property	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard	Fee Simple	N/A	N/A
2.026	Property	Heartland Dental Medical Office Portfolio - 2455 East Main Street	Fee Simple	N/A	N/A
2.027	Property	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway	Fee Simple	N/A	N/A
2.028	Property	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway	Fee Simple	N/A	N/A
2.029	Property	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway	Fee Simple	N/A	N/A
2.030	Property	Heartland Dental Medical Office Portfolio - 11890 Highway 707	Fee Simple	N/A	N/A
2.031	Property	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road	Fee Simple	N/A	N/A
2.032	Property	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive	Fee Simple	N/A	N/A
2.033	Property	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard	Fee Simple	N/A	N/A
2.034	Property	Heartland Dental Medical Office Portfolio - 149 Tuscan Way	Fee Simple	N/A	N/A
2.035	Property	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive	Fee Simple	N/A	N/A
2.036	Property	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard	Fee Simple	N/A	N/A
2.037	Property	Heartland Dental Medical Office Portfolio - 209 Latitude Lane	Fee Simple	N/A	N/A
2.038	Property	Heartland Dental Medical Office Portfolio - 4608 South West College Road	Fee Simple	N/A	N/A
2.039	Property	Heartland Dental Medical Office Portfolio - 1315 Bell Road	Fee Simple	N/A	N/A
2.040	Property	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South	Fee Simple	N/A	N/A
2.041	Property	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane	Fee Simple	N/A	N/A
2.042	Property	Heartland Dental Medical Office Portfolio - 3152 South Broadway	Fee Simple	N/A	N/A
2.043	Property	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road	Fee Simple	N/A	N/A
2.044	Property	Heartland Dental Medical Office Portfolio - 450 South Weber Road	Fee Simple	N/A	N/A
2.045	Property	Heartland Dental Medical Office Portfolio - 840 Nissan Drive	Fee Simple	N/A	N/A
2.046	Property	Heartland Dental Medical Office Portfolio - 12222 Route 47	Fee Simple	N/A	N/A
2.047	Property	Heartland Dental Medical Office Portfolio - 3415 Livernois Road	Fee Simple	N/A	N/A
2.048	Property	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road	Fee Simple	N/A	N/A
2.049	Property	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane	Fee Simple	N/A	N/A
2.050	Property	Heartland Dental Medical Office Portfolio - 2620 East Highway 50	Fee Simple	N/A	N/A
2.051	Property	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square	Fee Simple	N/A	N/A
2.052	Property	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street	Fee Simple	N/A	N/A
2.053	Property	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road	Fee Simple	N/A	N/A
2.054	Property	Heartland Dental Medical Office Portfolio - 507 North Hershey Road	Fee Simple	N/A	N/A
2.055	Property	Heartland Dental Medical Office Portfolio - 242 Southwoods Center	Fee Simple	N/A	N/A
2.056	Property	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue	Fee Simple	N/A	N/A
2.057	Property	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue	Fee Simple	N/A	N/A
2.058	Property	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard	Fee Simple	N/A	N/A
2.059	Property	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard	Fee Simple	N/A	N/A
2.060	Property	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue	Fee Simple	N/A	N/A
2.061	Property	Heartland Dental Medical Office Portfolio - 9100 Highway 119	Fee Simple	N/A	N/A
2.062	Property	Heartland Dental Medical Office Portfolio - 42 Market Square Road	Fee Simple	N/A	N/A
2.063	Property	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road	Fee Simple	N/A	N/A
2.064	Property	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road	Fee Simple	N/A	N/A
2.065	Property	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North	Fee Simple	N/A	N/A
2.066	Property	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road	Fee Simple	N/A	N/A
2.067	Property	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road	Fee Simple	N/A	N/A
2.068	Property	Heartland Dental Medical Office Portfolio - 1828 IN-44	Fee Simple	N/A	N/A
2.069	Property	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard	Fee Simple	N/A	N/A
2.070	Property	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway	Fee Simple	N/A	N/A
2.071	Property	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza	Fee Simple	N/A	N/A
2.072	Property	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard	Fee Simple	N/A	N/A
2.073	Property	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West	Fee Simple	N/A	N/A
2.074	Property	Heartland Dental Medical Office Portfolio - 16620 West 159th Street	Fee Simple	N/A	N/A
2.075	Property	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441	Fee Simple	N/A	N/A
2.076	Property	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive	Fee Simple	N/A	N/A
2.077	Property	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South	Fee Simple	N/A	N/A
2.078	Property	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12	Fee Simple	N/A	N/A
2.079	Property	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard	Fee Simple	N/A	N/A
2.080	Property	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive	Fee Simple	N/A	N/A
2.081	Property	Heartland Dental Medical Office Portfolio - 1715 West Main Street	Fee Simple	N/A	N/A
2.082	Property	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road	Fee Simple	N/A	N/A
2.083	Property	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway	Fee Simple	N/A	N/A
2.084	Property	Heartland Dental Medical Office Portfolio - 2751 Fountain Place	Fee Simple	N/A	N/A
2.085	Property	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle	Fee Simple	N/A	N/A
2.086	Property	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North	Fee Simple	N/A	N/A
2.087	Property	Heartland Dental Medical Office Portfolio - 692 Essington Road	Fee Simple	N/A	N/A
2.088	Property	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive	Fee Simple	N/A	N/A

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Ownership Interest(7)	Ground Lease Initial Expiration Date(7)	Ground Lease Extension Options(7)	Lockbox	Cash Management	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance(18)	Total Debt Cut-off Date LTV Ratio
2.089	Property	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard	Fee Simple	N/A	N/A
2.090	Property	Heartland Dental Medical Office Portfolio - 3237 Sixes Road	Fee Simple	N/A	N/A
2.091	Property	Heartland Dental Medical Office Portfolio - 4030 Winder Highway	Fee Simple	N/A	N/A
2.092	Property	Heartland Dental Medical Office Portfolio - 8605 East State Road 70	Fee Simple	N/A	N/A
2.093	Property	Heartland Dental Medical Office Portfolio - 540 West Walnut Street	Fee Simple	N/A	N/A
2.094	Property	Heartland Dental Medical Office Portfolio - 5630 Plank Road	Fee Simple	N/A	N/A
2.095	Property	Heartland Dental Medical Office Portfolio - 10505 Lima Road	Fee Simple	N/A	N/A
2.096	Property	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard	Fee Simple	N/A	N/A
2.097	Property	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road	Fee Simple	N/A	N/A
2.098	Property	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway	Fee Simple	N/A	N/A
2.099	Property	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive	Fee Simple	N/A	N/A
2.100	Property	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard	Fee Simple	N/A	N/A
2.101	Property	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East	Fee Simple	N/A	N/A
2.102	Property	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road	Fee Simple	N/A	N/A
2.103	Property	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road	Fee Simple	N/A	N/A
2.104	Property	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive	Fee Simple	N/A	N/A
2.105	Property	Heartland Dental Medical Office Portfolio - 1905 Convenience Place	Fee Simple	N/A	N/A
2.106	Property	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road	Fee Simple	N/A	N/A
2.107	Property	Heartland Dental Medical Office Portfolio - 132 Milestone Way	Fee Simple	N/A	N/A
2.108	Property	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard	Fee Simple	N/A	N/A
2.109	Property	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard	Fee Simple	N/A	N/A
2.110	Property	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road	Fee Simple	N/A	N/A
2.111	Property	Heartland Dental Medical Office Portfolio - 3585 North 168th Court	Fee Simple	N/A	N/A
2.112	Property	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South	Fee Simple	N/A	N/A
2.113	Property	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue	Fee Simple	N/A	N/A
2.114	Property	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue	Fee Simple	N/A	N/A
2.115	Property	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue	Fee Simple	N/A	N/A
2.116	Property	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane	Fee Simple	N/A	N/A
2.117	Property	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue	Fee Simple	N/A	N/A
2.118	Property	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail	Fee Simple	N/A	N/A
2.119	Property	Heartland Dental Medical Office Portfolio - 609 Front Street	Fee Simple	N/A	N/A
2.120	Property	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway	Fee Simple	N/A	N/A
2.121	Property	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue	Fee Simple	N/A	N/A
2.122	Property	Heartland Dental Medical Office Portfolio - 330 Park Place	Fee Simple	N/A	N/A
2.123	Property	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road	Fee Simple	N/A	N/A
2.124	Property	Heartland Dental Medical Office Portfolio - 213 Main Street	Fee Simple	N/A	N/A
2.125	Property	Heartland Dental Medical Office Portfolio - 11119 Hearth Road	Fee Simple	N/A	N/A
2.126	Property	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street	Fee Simple	N/A	N/A
2.127	Property	Heartland Dental Medical Office Portfolio - 2812 East Main Street	Fee Simple	N/A	N/A
2.128	Property	Heartland Dental Medical Office Portfolio - 1202 South Broad Street	Fee Simple	N/A	N/A
2.129	Property	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road	Fee Simple	N/A	N/A
2.130	Property	Heartland Dental Medical Office Portfolio - 10708 East State Road 64	Fee Simple	N/A	N/A
2.131	Property	Heartland Dental Medical Office Portfolio - 2184 FM 3009	Fee Simple	N/A	N/A
2.132	Property	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road	Fee Simple	N/A	N/A
2.133	Property	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road	Fee Simple	N/A	N/A
2.134	Property	Heartland Dental Medical Office Portfolio - 716 32nd Street South	Fee Simple	N/A	N/A
2.135	Property	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6	Fee Simple	N/A	N/A
2.136	Property	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway	Fee Simple	N/A	N/A
2.137	Property	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard	Fee Simple	N/A	N/A
2.138	Property	Heartland Dental Medical Office Portfolio - 998 Williford Court	Fee Simple	N/A	N/A
2.139	Property	Heartland Dental Medical Office Portfolio - 4405 Highway 17	Fee Simple	N/A	N/A
2.140	Property	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive	Fee Simple	N/A	N/A
2.141	Property	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East	Fee Simple	N/A	N/A
2.142	Property	Heartland Dental Medical Office Portfolio - 1405 South 25th Street	Fee Simple	N/A	N/A
2.143	Property	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue	Fee Simple	N/A	N/A
2.144	Property	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive	Fee Simple	N/A	N/A
2.145	Property	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive	Fee Simple	N/A	N/A
2.146	Property	Heartland Dental Medical Office Portfolio - 3645 North Council Road	Fee Simple	N/A	N/A
2.147	Property	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive	Fee Simple	N/A	N/A
2.148	Property	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast	Fee Simple	N/A	N/A
2.149	Property	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue	Fee Simple	N/A	N/A
2.150	Property	Heartland Dental Medical Office Portfolio - 456 University Boulevard North	Fee Simple	N/A	N/A
2.151	Property	Heartland Dental Medical Office Portfolio - 1316 McMillan Street	Fee Simple	N/A	N/A
2.152	Property	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway	Fee Simple	N/A	N/A
2.153	Property	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road	Fee Simple	N/A	N/A
2.154	Property	Heartland Dental Medical Office Portfolio - 828 South Main Street	Fee Simple	N/A	N/A
2.155	Property	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court	Fee Simple	N/A	N/A
2.156	Property	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane	Fee Simple	N/A	N/A
2.157	Property	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza	Fee Simple	N/A	N/A
2.158	Property	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive	Fee Simple	N/A	N/A
2.159	Property	Heartland Dental Medical Office Portfolio - 104 South Houston Road	Fee Simple	N/A	N/A
2.160	Property	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue	Fee Simple	N/A	N/A
2.161	Property	Heartland Dental Medical Office Portfolio - 165 Juniper Circle	Fee Simple	N/A	N/A
2.162	Property	Heartland Dental Medical Office Portfolio - 135 East Broadway Street	Fee Simple	N/A	N/A
2.163	Property	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road	Fee Simple	N/A	N/A
2.164	Property	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9	Fee Simple	N/A	N/A
2.165	Property	Heartland Dental Medical Office Portfolio - 5 Jannell Court	Fee Simple	N/A	N/A
2.166	Property	Heartland Dental Medical Office Portfolio - 1617 East Main Street	Fee Simple	N/A	N/A
2.167	Property	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202	Fee Simple	N/A	N/A
2.168	Property	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5	Fee Simple	N/A	N/A
2.169	Property	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4	Fee Simple	N/A	N/A
3	Loan	Lafayette Park	Fee Simple	N/A	N/A	Hard	Springing	38,000,000	N/A	N/A	N/A	N/A	N/A	N/A
3.01	Property	444 Lafayette Road	Fee Simple	N/A	N/A
3.02	Property	500 Lafayette Road	Fee Simple	N/A	N/A
3.03	Property	520 Lafayette Road	Fee Simple	N/A	N/A
3.04	Property	443 Lafayette Road	Fee Simple	N/A	N/A
4	Loan	Riverwalk II	Fee Simple	N/A	N/A	Springing	Springing	25,000,000	N/A	N/A	N/A	N/A	5,000,000	69.3%
5	Loan	Nebraska Crossing	Fee Simple	N/A	N/A	Hard	Springing	36,500,000	N/A	N/A	N/A	N/A	N/A	N/A
6	Loan	Clevelander South Beach	Fee Simple	N/A	N/A	Hard	Springing	10,000,000	N/A	N/A	N/A	N/A	N/A	N/A
7	Loan	1670 Broadway	Fee Simple / Leasehold	11/1/2125	Two, 49 year terms	Hard	In Place	48,000,000	N/A	N/A	N/A	N/A	64,800,000	59.6%
8	Loan	Christiana Mall	Fee Simple / Leasehold	12/31/2028	No	Hard	Springing	308,000,000	212,000,000	53%	1.93	8.5%	N/A	N/A
9	Loan	Village at Lee Branch II	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10	Loan	Regency Properties Portfolio	Fee Simple	N/A	N/A	Hard	Springing	15,250,000	N/A	N/A	N/A	N/A	N/A	N/A
10.01	Property	Vernal Towne Center	Fee Simple	N/A	N/A
10.02	Property	Monticello Marketplace	Fee Simple	N/A	N/A
10.03	Property	Columbia Square	Fee Simple	N/A	N/A

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Ownership Interest(7)	Ground Lease Initial Expiration Date(7)	Ground Lease Extension Options(7)	Lockbox	Cash Management	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance(18)	Total Debt Cut-off Date LTV Ratio
10.04	Property	Wabash Crossings East	Fee Simple	N/A	N/A
10.05	Property	Granville Corners	Fee Simple	N/A	N/A
10.06	Property	Tarpon Heights	Fee Simple	N/A	N/A
10.07	Property	Raceway Mall	Fee Simple	N/A	N/A
11	Loan	Home2 Suites - Greenville Downtown	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12	Loan	Crowne Plaza - Jacksonville (Airport)	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13	Loan	Ellsworth Place	Fee Simple	N/A	N/A	Hard	Springing	54,000,000	N/A	N/A	N/A	N/A	N/A	N/A
14	Loan	Four Points - Juneau	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15	Loan	Shoppes at Centre Pointe	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16	Loan	Orchard Ridge Corporate Park	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17	Loan	Heritage Multifamily Portfolio	Fee Simple	N/A	N/A	Soft	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.01	Property	Regency	Fee Simple	N/A	N/A
17.02	Property	Wildwood Terrace	Fee Simple	N/A	N/A
17.03	Property	Marquee West	Fee Simple	N/A	N/A
17.04	Property	Tanglewood	Fee Simple	N/A	N/A
18	Loan	Delk Road Self Storage	Fee Simple / Leasehold	12/31/2024	1, 10-year option	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19	Loan	Holiday Inn Express & Suites - Clearwater	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20	Loan	West Main Marketplace	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
21	Loan	Stockton Shopping Center	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
22	Loan	Waycross Marketplace	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23	Loan	Powerhouse Plaza	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24	Loan	Barrywoods Crossing	Fee Simple	N/A	N/A	Springing	Springing	21,000,000	N/A	N/A	N/A	N/A	N/A	N/A
25	Loan	Holiday Inn Express & Suites Detroit Novi	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
26	Loan	Tomball Parkway Plaza	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
27	Loan	Clearview Palms Shopping Center	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28	Loan	Plaza Del Rey	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
29	Loan	The Courtyards at San Jose	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30	Loan	Brand Bank Portfolio	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30.01	Property	Brand Bank Duluth	Fee Simple	N/A	N/A
30.02	Property	Brand Bank Buford	Fee Simple	N/A	N/A
31	Loan	Avalon Crossing	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
32	Loan	Terrace Pointe	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
33	Loan	La Quinta - College Station	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
34	Loan	Holiday Inn Express - Fort Pierce	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
35	Loan	Holiday Inn Express & Suites Port Lavaca	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
36	Loan	150 Grand Street	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37	Loan	Rounders Building	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
38	Loan	Nursery Plaza & Perry Hall Marketplace	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
38.01	Property	Nursery Plaza	Fee Simple	N/A	N/A
38.02	Property	Perry Hall Marketplace	Fee Simple	N/A	N/A
39	Loan	Peregrine Valley Apartments	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40	Loan	Upstate NY MHP Portfolio	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40.01	Property	Mountain View Estates	Fee Simple	N/A	N/A
40.02	Property	Hidden Forest	Fee Simple	N/A	N/A
40.03	Property	Aqueduct Community	Fee Simple	N/A	N/A
40.04	Property	Meadow Hill	Fee Simple	N/A	N/A
41	Loan	StoreRight Haines City	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
42	Loan	Magnolias of Santee	Fee Simple	N/A	N/A	Soft	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
43	Loan	Quality Inn Jacksonville	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
44	Loan	Gulph Mill Industrial Park	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A
45	Loan	Delta Luxury Apartments Phase III	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Future Secured Subordinate Debt (Y/N)	Conditions for Future Secured Subordinate Debt	Lender Consent Required for Future Secured Subordinate Debt (Y/N)	Future Mezzanine Debt Permitted (Y/N)(18)
1	Loan	GNL Portfolio	N/A	N/A	No	N/A	N/A	No
1.01	Property	Nimble Storage
1.02	Property	NetScout Systems
1.03	Property	Mallinckrodt
1.04	Property	PPD Global Labs
1.05	Property	PNC Bank
1.06	Property	FedEx Ground
1.07	Property	Weatherford International
2	Loan	Heartland Dental Medical Office Portfolio	N/A	N/A	No	N/A	N/A	No
2.001	Property	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive
2.002	Property	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road
2.003	Property	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road
2.004	Property	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza
2.005	Property	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street
2.006	Property	Heartland Dental Medical Office Portfolio - 117 St. Patrick's Drive
2.007	Property	Heartland Dental Medical Office Portfolio - 1647 County Road 220
2.008	Property	Heartland Dental Medical Office Portfolio - 3500 East Highway 377
2.009	Property	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway
2.010	Property	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard
2.011	Property	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive
2.012	Property	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue
2.013	Property	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway
2.014	Property	Heartland Dental Medical Office Portfolio - 508 South 52nd Street
2.015	Property	Heartland Dental Medical Office Portfolio - 1025 Ashley Street
2.016	Property	Heartland Dental Medical Office Portfolio - 440 Erie Parkway
2.017	Property	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard
2.018	Property	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road
2.019	Property	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place
2.020	Property	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue
2.021	Property	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road
2.022	Property	Heartland Dental Medical Office Portfolio - 1695 Wells Road
2.023	Property	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road
2.024	Property	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive
2.025	Property	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard
2.026	Property	Heartland Dental Medical Office Portfolio - 2455 East Main Street
2.027	Property	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway
2.028	Property	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway
2.029	Property	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway
2.030	Property	Heartland Dental Medical Office Portfolio - 11890 Highway 707
2.031	Property	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road
2.032	Property	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive
2.033	Property	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard
2.034	Property	Heartland Dental Medical Office Portfolio - 149 Tuscan Way
2.035	Property	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive
2.036	Property	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard
2.037	Property	Heartland Dental Medical Office Portfolio - 209 Latitude Lane
2.038	Property	Heartland Dental Medical Office Portfolio - 4608 South West College Road
2.039	Property	Heartland Dental Medical Office Portfolio - 1315 Bell Road
2.040	Property	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South
2.041	Property	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane
2.042	Property	Heartland Dental Medical Office Portfolio - 3152 South Broadway
2.043	Property	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road
2.044	Property	Heartland Dental Medical Office Portfolio - 450 South Weber Road
2.045	Property	Heartland Dental Medical Office Portfolio - 840 Nissan Drive
2.046	Property	Heartland Dental Medical Office Portfolio - 12222 Route 47
2.047	Property	Heartland Dental Medical Office Portfolio - 3415 Livernois Road
2.048	Property	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road
2.049	Property	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane
2.050	Property	Heartland Dental Medical Office Portfolio - 2620 East Highway 50
2.051	Property	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square
2.052	Property	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street
2.053	Property	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road
2.054	Property	Heartland Dental Medical Office Portfolio - 507 North Hershey Road
2.055	Property	Heartland Dental Medical Office Portfolio - 242 Southwoods Center
2.056	Property	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue
2.057	Property	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue
2.058	Property	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard
2.059	Property	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard
2.060	Property	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue
2.061	Property	Heartland Dental Medical Office Portfolio - 9100 Highway 119
2.062	Property	Heartland Dental Medical Office Portfolio - 42 Market Square Road
2.063	Property	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road
2.064	Property	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road
2.065	Property	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North
2.066	Property	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road
2.067	Property	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road
2.068	Property	Heartland Dental Medical Office Portfolio - 1828 IN-44
2.069	Property	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard
2.070	Property	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway
2.071	Property	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza
2.072	Property	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard
2.073	Property	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West
2.074	Property	Heartland Dental Medical Office Portfolio - 16620 West 159th Street
2.075	Property	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441
2.076	Property	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive
2.077	Property	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South
2.078	Property	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12
2.079	Property	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard
2.080	Property	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive
2.081	Property	Heartland Dental Medical Office Portfolio - 1715 West Main Street
2.082	Property	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road
2.083	Property	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway
2.084	Property	Heartland Dental Medical Office Portfolio - 2751 Fountain Place
2.085	Property	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle
2.086	Property	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North
2.087	Property	Heartland Dental Medical Office Portfolio - 692 Essington Road
2.088	Property	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Future Secured Subordinate Debt (Y/N)	Conditions for Future Secured Subordinate Debt	Lender Consent Required for Future Secured Subordinate Debt (Y/N)	Future Mezzanine Debt Permitted (Y/N)(18)
2.089	Property	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard
2.090	Property	Heartland Dental Medical Office Portfolio - 3237 Sixes Road
2.091	Property	Heartland Dental Medical Office Portfolio - 4030 Winder Highway
2.092	Property	Heartland Dental Medical Office Portfolio - 8605 East State Road 70
2.093	Property	Heartland Dental Medical Office Portfolio - 540 West Walnut Street
2.094	Property	Heartland Dental Medical Office Portfolio - 5630 Plank Road
2.095	Property	Heartland Dental Medical Office Portfolio - 10505 Lima Road
2.096	Property	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard
2.097	Property	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road
2.098	Property	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway
2.099	Property	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive
2.100	Property	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard
2.101	Property	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East
2.102	Property	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road
2.103	Property	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road
2.104	Property	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive
2.105	Property	Heartland Dental Medical Office Portfolio - 1905 Convenience Place
2.106	Property	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road
2.107	Property	Heartland Dental Medical Office Portfolio - 132 Milestone Way
2.108	Property	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard
2.109	Property	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard
2.110	Property	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road
2.111	Property	Heartland Dental Medical Office Portfolio - 3585 North 168th Court
2.112	Property	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South
2.113	Property	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue
2.114	Property	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue
2.115	Property	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue
2.116	Property	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane
2.117	Property	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue
2.118	Property	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail
2.119	Property	Heartland Dental Medical Office Portfolio - 609 Front Street
2.120	Property	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway
2.121	Property	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue
2.122	Property	Heartland Dental Medical Office Portfolio - 330 Park Place
2.123	Property	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road
2.124	Property	Heartland Dental Medical Office Portfolio - 213 Main Street
2.125	Property	Heartland Dental Medical Office Portfolio - 11119 Hearth Road
2.126	Property	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street
2.127	Property	Heartland Dental Medical Office Portfolio - 2812 East Main Street
2.128	Property	Heartland Dental Medical Office Portfolio - 1202 South Broad Street
2.129	Property	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road
2.130	Property	Heartland Dental Medical Office Portfolio - 10708 East State Road 64
2.131	Property	Heartland Dental Medical Office Portfolio - 2184 FM 3009
2.132	Property	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road
2.133	Property	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road
2.134	Property	Heartland Dental Medical Office Portfolio - 716 32nd Street South
2.135	Property	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6
2.136	Property	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway
2.137	Property	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard
2.138	Property	Heartland Dental Medical Office Portfolio - 998 Williford Court
2.139	Property	Heartland Dental Medical Office Portfolio - 4405 Highway 17
2.140	Property	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive
2.141	Property	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East
2.142	Property	Heartland Dental Medical Office Portfolio - 1405 South 25th Street
2.143	Property	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue
2.144	Property	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive
2.145	Property	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive
2.146	Property	Heartland Dental Medical Office Portfolio - 3645 North Council Road
2.147	Property	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive
2.148	Property	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast
2.149	Property	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue
2.150	Property	Heartland Dental Medical Office Portfolio - 456 University Boulevard North
2.151	Property	Heartland Dental Medical Office Portfolio - 1316 McMillan Street
2.152	Property	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway
2.153	Property	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road
2.154	Property	Heartland Dental Medical Office Portfolio - 828 South Main Street
2.155	Property	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court
2.156	Property	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane
2.157	Property	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza
2.158	Property	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive
2.159	Property	Heartland Dental Medical Office Portfolio - 104 South Houston Road
2.160	Property	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue
2.161	Property	Heartland Dental Medical Office Portfolio - 165 Juniper Circle
2.162	Property	Heartland Dental Medical Office Portfolio - 135 East Broadway Street
2.163	Property	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road
2.164	Property	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9
2.165	Property	Heartland Dental Medical Office Portfolio - 5 Jannell Court
2.166	Property	Heartland Dental Medical Office Portfolio - 1617 East Main Street
2.167	Property	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202
2.168	Property	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5
2.169	Property	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4
3	Loan	Lafayette Park	N/A	N/A	No	N/A	N/A	No
3.01	Property	444 Lafayette Road
3.02	Property	500 Lafayette Road
3.03	Property	520 Lafayette Road
3.04	Property	443 Lafayette Road
4	Loan	Riverwalk II	1.31	9.4%	No	N/A	N/A	No
5	Loan	Nebraska Crossing	N/A	N/A	No	N/A	N/A	No
6	Loan	Clevelander South Beach	N/A	N/A	No	N/A	N/A	No
7	Loan	1670 Broadway	2.16	9.1%	No	N/A	N/A	Yes
8	Loan	Christiana Mall	N/A	N/A	No	N/A	N/A	Yes
9	Loan	Village at Lee Branch II	N/A	N/A	No	N/A	N/A	No
10	Loan	Regency Properties Portfolio	N/A	N/A	No	N/A	N/A	No
10.01	Property	Vernal Towne Center
10.02	Property	Monticello Marketplace
10.03	Property	Columbia Square

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Future Secured Subordinate Debt (Y/N)	Conditions for Future Secured Subordinate Debt	Lender Consent Required for Future Secured Subordinate Debt (Y/N)	Future Mezzanine Debt Permitted (Y/N)(18)
10.04	Property	Wabash Crossings East
10.05	Property	Granville Corners
10.06	Property	Tarpon Heights
10.07	Property	Raceway Mall
11	Loan	Home2 Suites - Greenville Downtown	N/A	N/A	No	N/A	N/A	No
12	Loan	Crowne Plaza - Jacksonville (Airport)	N/A	N/A	No	N/A	N/A	No
13	Loan	Ellsworth Place	N/A	N/A	No	N/A	N/A	No
14	Loan	Four Points - Juneau	N/A	N/A	No	N/A	N/A	No
15	Loan	Shoppes at Centre Pointe	N/A	N/A	No	N/A	N/A	No
16	Loan	Orchard Ridge Corporate Park	N/A	N/A	No	N/A	N/A	No
17	Loan	Heritage Multifamily Portfolio	N/A	N/A	No	N/A	N/A	No
17.01	Property	Regency
17.02	Property	Wildwood Terrace
17.03	Property	Marquee West
17.04	Property	Tanglewood
18	Loan	Delk Road Self Storage	N/A	N/A	No	N/A	N/A	No
19	Loan	Holiday Inn Express & Suites - Clearwater	N/A	N/A	No	N/A	N/A	No
20	Loan	West Main Marketplace	N/A	N/A	No	N/A	N/A	No
21	Loan	Stockton Shopping Center	N/A	N/A	No	N/A	N/A	No
22	Loan	Waycross Marketplace	N/A	N/A	No	N/A	N/A	No
23	Loan	Powerhouse Plaza	N/A	N/A	No	N/A	N/A	No
24	Loan	Barrywoods Crossing	N/A	N/A	No	N/A	N/A	Yes
25	Loan	Holiday Inn Express & Suites Detroit Novi	N/A	N/A	No	N/A	N/A	No
26	Loan	Tomball Parkway Plaza	N/A	N/A	No	N/A	N/A	No
27	Loan	Clearview Palms Shopping Center	N/A	N/A	No	N/A	N/A	No
28	Loan	Plaza Del Rey	N/A	N/A	No	N/A	N/A	No
29	Loan	The Courtyards at San Jose	N/A	N/A	No	N/A	N/A	No
30	Loan	Brand Bank Portfolio	N/A	N/A	No	N/A	N/A	No
30.01	Property	Brand Bank Duluth
30.02	Property	Brand Bank Buford
31	Loan	Avalon Crossing	N/A	N/A	No	N/A	N/A	No
32	Loan	Terrace Pointe	N/A	N/A	No	N/A	N/A	No
33	Loan	La Quinta - College Station	N/A	N/A	No	N/A	N/A	No
34	Loan	Holiday Inn Express - Fort Pierce	N/A	N/A	No	N/A	N/A	No
35	Loan	Holiday Inn Express & Suites Port Lavaca	N/A	N/A	No	N/A	N/A	No
36	Loan	150 Grand Street	N/A	N/A	No	N/A	N/A	No
37	Loan	Rounders Building	N/A	N/A	No	N/A	N/A	No
38	Loan	Nursery Plaza & Perry Hall Marketplace	N/A	N/A	No	N/A	N/A	No
38.01	Property	Nursery Plaza
38.02	Property	Perry Hall Marketplace
39	Loan	Peregrine Valley Apartments	N/A	N/A	No	N/A	N/A	No
40	Loan	Upstate NY MHP Portfolio	N/A	N/A	No	N/A	N/A	No
40.01	Property	Mountain View Estates
40.02	Property	Hidden Forest
40.03	Property	Aqueduct Community
40.04	Property	Meadow Hill
41	Loan	StoreRight Haines City	N/A	N/A	No	N/A	N/A	No
42	Loan	Magnolias of Santee	N/A	N/A	No	N/A	N/A	No
43	Loan	Quality Inn Jacksonville	N/A	N/A	No	N/A	N/A	No
44	Loan	Gulph Mill Industrial Park	N/A	N/A	No	N/A	N/A	No
45	Loan	Delta Luxury Apartments Phase III	N/A	N/A	No	N/A	N/A	No

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Conditions for Future Mezzanine Debt(18)
1	Loan	GNL Portfolio	N/A
1.01	Property	Nimble Storage
1.02	Property	NetScout Systems
1.03	Property	Mallinckrodt
1.04	Property	PPD Global Labs
1.05	Property	PNC Bank
1.06	Property	FedEx Ground
1.07	Property	Weatherford International
2	Loan	Heartland Dental Medical Office Portfolio	N/A
2.001	Property	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive
2.002	Property	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road
2.003	Property	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road
2.004	Property	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza
2.005	Property	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street
2.006	Property	Heartland Dental Medical Office Portfolio - 117 St. Patrick's Drive
2.007	Property	Heartland Dental Medical Office Portfolio - 1647 County Road 220
2.008	Property	Heartland Dental Medical Office Portfolio - 3500 East Highway 377
2.009	Property	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway
2.010	Property	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard
2.011	Property	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive
2.012	Property	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue
2.013	Property	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway
2.014	Property	Heartland Dental Medical Office Portfolio - 508 South 52nd Street
2.015	Property	Heartland Dental Medical Office Portfolio - 1025 Ashley Street
2.016	Property	Heartland Dental Medical Office Portfolio - 440 Erie Parkway
2.017	Property	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard
2.018	Property	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road
2.019	Property	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place
2.020	Property	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue
2.021	Property	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road
2.022	Property	Heartland Dental Medical Office Portfolio - 1695 Wells Road
2.023	Property	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road
2.024	Property	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive
2.025	Property	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard
2.026	Property	Heartland Dental Medical Office Portfolio - 2455 East Main Street
2.027	Property	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway
2.028	Property	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway
2.029	Property	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway
2.030	Property	Heartland Dental Medical Office Portfolio - 11890 Highway 707
2.031	Property	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road
2.032	Property	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive
2.033	Property	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard
2.034	Property	Heartland Dental Medical Office Portfolio - 149 Tuscan Way
2.035	Property	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive
2.036	Property	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard
2.037	Property	Heartland Dental Medical Office Portfolio - 209 Latitude Lane
2.038	Property	Heartland Dental Medical Office Portfolio - 4608 South West College Road
2.039	Property	Heartland Dental Medical Office Portfolio - 1315 Bell Road
2.040	Property	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South
2.041	Property	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane
2.042	Property	Heartland Dental Medical Office Portfolio - 3152 South Broadway
2.043	Property	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road
2.044	Property	Heartland Dental Medical Office Portfolio - 450 South Weber Road
2.045	Property	Heartland Dental Medical Office Portfolio - 840 Nissan Drive
2.046	Property	Heartland Dental Medical Office Portfolio - 12222 Route 47
2.047	Property	Heartland Dental Medical Office Portfolio - 3415 Livernois Road
2.048	Property	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road
2.049	Property	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane
2.050	Property	Heartland Dental Medical Office Portfolio - 2620 East Highway 50
2.051	Property	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square
2.052	Property	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street
2.053	Property	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road
2.054	Property	Heartland Dental Medical Office Portfolio - 507 North Hershey Road
2.055	Property	Heartland Dental Medical Office Portfolio - 242 Southwoods Center
2.056	Property	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue
2.057	Property	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue
2.058	Property	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard
2.059	Property	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard
2.060	Property	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue
2.061	Property	Heartland Dental Medical Office Portfolio - 9100 Highway 119
2.062	Property	Heartland Dental Medical Office Portfolio - 42 Market Square Road
2.063	Property	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road
2.064	Property	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road
2.065	Property	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North
2.066	Property	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road
2.067	Property	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road
2.068	Property	Heartland Dental Medical Office Portfolio - 1828 IN-44
2.069	Property	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard
2.070	Property	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway
2.071	Property	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza
2.072	Property	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard
2.073	Property	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West
2.074	Property	Heartland Dental Medical Office Portfolio - 16620 West 159th Street
2.075	Property	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441
2.076	Property	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive
2.077	Property	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South
2.078	Property	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12
2.079	Property	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard
2.080	Property	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive
2.081	Property	Heartland Dental Medical Office Portfolio - 1715 West Main Street
2.082	Property	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road
2.083	Property	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway
2.084	Property	Heartland Dental Medical Office Portfolio - 2751 Fountain Place
2.085	Property	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle
2.086	Property	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North
2.087	Property	Heartland Dental Medical Office Portfolio - 692 Essington Road
2.088	Property	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Conditions for Future Mezzanine Debt(18)
2.089	Property	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard
2.090	Property	Heartland Dental Medical Office Portfolio - 3237 Sixes Road
2.091	Property	Heartland Dental Medical Office Portfolio - 4030 Winder Highway
2.092	Property	Heartland Dental Medical Office Portfolio - 8605 East State Road 70
2.093	Property	Heartland Dental Medical Office Portfolio - 540 West Walnut Street
2.094	Property	Heartland Dental Medical Office Portfolio - 5630 Plank Road
2.095	Property	Heartland Dental Medical Office Portfolio - 10505 Lima Road
2.096	Property	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard
2.097	Property	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road
2.098	Property	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway
2.099	Property	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive
2.100	Property	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard
2.101	Property	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East
2.102	Property	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road
2.103	Property	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road
2.104	Property	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive
2.105	Property	Heartland Dental Medical Office Portfolio - 1905 Convenience Place
2.106	Property	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road
2.107	Property	Heartland Dental Medical Office Portfolio - 132 Milestone Way
2.108	Property	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard
2.109	Property	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard
2.110	Property	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road
2.111	Property	Heartland Dental Medical Office Portfolio - 3585 North 168th Court
2.112	Property	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South
2.113	Property	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue
2.114	Property	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue
2.115	Property	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue
2.116	Property	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane
2.117	Property	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue
2.118	Property	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail
2.119	Property	Heartland Dental Medical Office Portfolio - 609 Front Street
2.120	Property	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway
2.121	Property	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue
2.122	Property	Heartland Dental Medical Office Portfolio - 330 Park Place
2.123	Property	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road
2.124	Property	Heartland Dental Medical Office Portfolio - 213 Main Street
2.125	Property	Heartland Dental Medical Office Portfolio - 11119 Hearth Road
2.126	Property	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street
2.127	Property	Heartland Dental Medical Office Portfolio - 2812 East Main Street
2.128	Property	Heartland Dental Medical Office Portfolio - 1202 South Broad Street
2.129	Property	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road
2.130	Property	Heartland Dental Medical Office Portfolio - 10708 East State Road 64
2.131	Property	Heartland Dental Medical Office Portfolio - 2184 FM 3009
2.132	Property	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road
2.133	Property	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road
2.134	Property	Heartland Dental Medical Office Portfolio - 716 32nd Street South
2.135	Property	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6
2.136	Property	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway
2.137	Property	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard
2.138	Property	Heartland Dental Medical Office Portfolio - 998 Williford Court
2.139	Property	Heartland Dental Medical Office Portfolio - 4405 Highway 17
2.140	Property	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive
2.141	Property	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East
2.142	Property	Heartland Dental Medical Office Portfolio - 1405 South 25th Street
2.143	Property	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue
2.144	Property	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive
2.145	Property	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive
2.146	Property	Heartland Dental Medical Office Portfolio - 3645 North Council Road
2.147	Property	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive
2.148	Property	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast
2.149	Property	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue
2.150	Property	Heartland Dental Medical Office Portfolio - 456 University Boulevard North
2.151	Property	Heartland Dental Medical Office Portfolio - 1316 McMillan Street
2.152	Property	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway
2.153	Property	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road
2.154	Property	Heartland Dental Medical Office Portfolio - 828 South Main Street
2.155	Property	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court
2.156	Property	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane
2.157	Property	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza
2.158	Property	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive
2.159	Property	Heartland Dental Medical Office Portfolio - 104 South Houston Road
2.160	Property	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue
2.161	Property	Heartland Dental Medical Office Portfolio - 165 Juniper Circle
2.162	Property	Heartland Dental Medical Office Portfolio - 135 East Broadway Street
2.163	Property	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road
2.164	Property	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9
2.165	Property	Heartland Dental Medical Office Portfolio - 5 Jannell Court
2.166	Property	Heartland Dental Medical Office Portfolio - 1617 East Main Street
2.167	Property	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202
2.168	Property	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5
2.169	Property	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4
3	Loan	Lafayette Park	N/A
3.01	Property	444 Lafayette Road
3.02	Property	500 Lafayette Road
3.03	Property	520 Lafayette Road
3.04	Property	443 Lafayette Road
4	Loan	Riverwalk II	N/A
5	Loan	Nebraska Crossing	N/A
6	Loan	Clevelander South Beach	N/A
7	Loan	1670 Broadway	Maximum future mezzanine loan of $9,000,000 with the following conditions: (i) The Debt Service Coverage Ratio after taking into account the future funding and the Loan shall be equal to or greater than 2.17 to 1.00 based on a 30 year amortization schedule with respect to the Loan;
(ii) The combined Debt Yield, based on the original principal balance of the Loan and the future funding, shall not be less than 9.0%; and (iii) Borrower shall have paid a fee with such Future Advance up to $350.00.
8	Loan	Christiana Mall	Borrower has one time right, subject to, amongst other things, (i) no Event of Default shall be continuing; (ii) aggregate LTV must not be greater than 95% of 52.9%; (iii) DSCR no less than 105% of 1.82x; (iv) can only occur on or after the date of final securitization;
(v) must be interest-only and coterminus with senior mortgage; (vi) enter into an Intercreditor Agreement and Rating Agency approval; (vii) must obtain a rate cap or swap agreement if floating rate
9	Loan	Village at Lee Branch II	N/A
10	Loan	Regency Properties Portfolio	N/A
10.01	Property	Vernal Towne Center
10.02	Property	Monticello Marketplace
10.03	Property	Columbia Square

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Conditions for Future Mezzanine Debt(18)
10.04	Property	Wabash Crossings East
10.05	Property	Granville Corners
10.06	Property	Tarpon Heights
10.07	Property	Raceway Mall
11	Loan	Home2 Suites - Greenville Downtown	N/A
12	Loan	Crowne Plaza - Jacksonville (Airport)	N/A
13	Loan	Ellsworth Place	N/A
14	Loan	Four Points - Juneau	N/A
15	Loan	Shoppes at Centre Pointe	N/A
16	Loan	Orchard Ridge Corporate Park	N/A
17	Loan	Heritage Multifamily Portfolio	N/A
17.01	Property	Regency
17.02	Property	Wildwood Terrace
17.03	Property	Marquee West
17.04	Property	Tanglewood
18	Loan	Delk Road Self Storage	N/A
19	Loan	Holiday Inn Express & Suites - Clearwater	N/A
20	Loan	West Main Marketplace	N/A
21	Loan	Stockton Shopping Center	N/A
22	Loan	Waycross Marketplace	N/A
23	Loan	Powerhouse Plaza	N/A
24	Loan	Barrywoods Crossing	(i) The Combined Loan-to-Value Ratio shall be no greater than 68.4%; (ii) The Debt Service Coverage Ratio after taking into account the Permitted Mezzanine Loan and the Loan shall be equal to or greater than 1.40 to 1.00 based on a 30 year amortization schedule with respect to the Loan;
(iii) The combined Debt Yield, based on the original principal balance of the Loan and the Permitted Mezzanine Loan, shall not be less than 9.1%.
25	Loan	Holiday Inn Express & Suites Detroit Novi	N/A
26	Loan	Tomball Parkway Plaza	N/A
27	Loan	Clearview Palms Shopping Center	N/A
28	Loan	Plaza Del Rey	N/A
29	Loan	The Courtyards at San Jose	N/A
30	Loan	Brand Bank Portfolio	N/A
30.01	Property	Brand Bank Duluth
30.02	Property	Brand Bank Buford
31	Loan	Avalon Crossing	N/A
32	Loan	Terrace Pointe	N/A
33	Loan	La Quinta - College Station	N/A
34	Loan	Holiday Inn Express - Fort Pierce	N/A
35	Loan	Holiday Inn Express & Suites Port Lavaca	N/A
36	Loan	150 Grand Street	N/A
37	Loan	Rounders Building	N/A
38	Loan	Nursery Plaza & Perry Hall Marketplace	N/A
38.01	Property	Nursery Plaza
38.02	Property	Perry Hall Marketplace
39	Loan	Peregrine Valley Apartments	N/A
40	Loan	Upstate NY MHP Portfolio	N/A
40.01	Property	Mountain View Estates
40.02	Property	Hidden Forest
40.03	Property	Aqueduct Community
40.04	Property	Meadow Hill
41	Loan	StoreRight Haines City	N/A
42	Loan	Magnolias of Santee	N/A
43	Loan	Quality Inn Jacksonville	N/A
44	Loan	Gulph Mill Industrial Park	N/A
45	Loan	Delta Luxury Apartments Phase III	N/A

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Lender Consent Required for Future Mezzanine Debt (Y/N)(18)	Future Unsecured Debt Permitted (Y/N)	Conditions for Future Unsecured Debt	Lender Consent Required for Future Unsecured Debt (Y/N)	Sponsor	Guarantor(8)(9)	Affiliated Sponsors
1	Loan	GNL Portfolio	N/A	No	N/A	N/A	Global Net Lease Operating Partnership, L.P.	Global Net Lease Operating Partnership, L.P.	No
1.01	Property	Nimble Storage
1.02	Property	NetScout Systems
1.03	Property	Mallinckrodt
1.04	Property	PPD Global Labs
1.05	Property	PNC Bank
1.06	Property	FedEx Ground
1.07	Property	Weatherford International
2	Loan	Heartland Dental Medical Office Portfolio	N/A	No	N/A	N/A	Richard Eugene Workman	Richard Eugene Workman	No
2.001	Property	Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive
2.002	Property	Heartland Dental Medical Office Portfolio - 9150 North East Barry Road
2.003	Property	Heartland Dental Medical Office Portfolio - 11925 Jones Bridge Road
2.004	Property	Heartland Dental Medical Office Portfolio - 200 Brevco Plaza
2.005	Property	Heartland Dental Medical Office Portfolio - 1760 West Virginia Street
2.006	Property	Heartland Dental Medical Office Portfolio - 117 St. Patrick's Drive
2.007	Property	Heartland Dental Medical Office Portfolio - 1647 County Road 220
2.008	Property	Heartland Dental Medical Office Portfolio - 3500 East Highway 377
2.009	Property	Heartland Dental Medical Office Portfolio - 4112 North Belt Highway
2.010	Property	Heartland Dental Medical Office Portfolio - 3009 Winghaven Boulevard
2.011	Property	Heartland Dental Medical Office Portfolio - 2202 Althoff Drive
2.012	Property	Heartland Dental Medical Office Portfolio - 3820 Wabash Avenue
2.013	Property	Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway
2.014	Property	Heartland Dental Medical Office Portfolio - 508 South 52nd Street
2.015	Property	Heartland Dental Medical Office Portfolio - 1025 Ashley Street
2.016	Property	Heartland Dental Medical Office Portfolio - 440 Erie Parkway
2.017	Property	Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard
2.018	Property	Heartland Dental Medical Office Portfolio - 1751 Pleasant Road
2.019	Property	Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place
2.020	Property	Heartland Dental Medical Office Portfolio - 615 Saint James Avenue
2.021	Property	Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road
2.022	Property	Heartland Dental Medical Office Portfolio - 1695 Wells Road
2.023	Property	Heartland Dental Medical Office Portfolio - 4355 Suwanee Dam Road
2.024	Property	Heartland Dental Medical Office Portfolio - 7310 North Villa Drive
2.025	Property	Heartland Dental Medical Office Portfolio - 299A Indian Lake Boulevard
2.026	Property	Heartland Dental Medical Office Portfolio - 2455 East Main Street
2.027	Property	Heartland Dental Medical Office Portfolio - 630 East Markey Parkway
2.028	Property	Heartland Dental Medical Office Portfolio - 1613 East Pflugerville Parkway
2.029	Property	Heartland Dental Medical Office Portfolio - 782 Belle Terre Parkway
2.030	Property	Heartland Dental Medical Office Portfolio - 11890 Highway 707
2.031	Property	Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road
2.032	Property	Heartland Dental Medical Office Portfolio - 100 Piper Hill Drive
2.033	Property	Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard
2.034	Property	Heartland Dental Medical Office Portfolio - 149 Tuscan Way
2.035	Property	Heartland Dental Medical Office Portfolio - 2740 Prairie Crossing Drive
2.036	Property	Heartland Dental Medical Office Portfolio - 2066 Bruce B. Downs Boulevard
2.037	Property	Heartland Dental Medical Office Portfolio - 209 Latitude Lane
2.038	Property	Heartland Dental Medical Office Portfolio - 4608 South West College Road
2.039	Property	Heartland Dental Medical Office Portfolio - 1315 Bell Road
2.040	Property	Heartland Dental Medical Office Portfolio - 4237 U.S. Highway 1 South
2.041	Property	Heartland Dental Medical Office Portfolio - 1521 East Debbie Lane
2.042	Property	Heartland Dental Medical Office Portfolio - 3152 South Broadway
2.043	Property	Heartland Dental Medical Office Portfolio - 8701 South Garnett Road
2.044	Property	Heartland Dental Medical Office Portfolio - 450 South Weber Road
2.045	Property	Heartland Dental Medical Office Portfolio - 840 Nissan Drive
2.046	Property	Heartland Dental Medical Office Portfolio - 12222 Route 47
2.047	Property	Heartland Dental Medical Office Portfolio - 3415 Livernois Road
2.048	Property	Heartland Dental Medical Office Portfolio - 5309 Buffalo Gap Road
2.049	Property	Heartland Dental Medical Office Portfolio - 8190 Windfall Lane
2.050	Property	Heartland Dental Medical Office Portfolio - 2620 East Highway 50
2.051	Property	Heartland Dental Medical Office Portfolio - 10670 Southwest Tradition Square
2.052	Property	Heartland Dental Medical Office Portfolio - 4939 Courthouse Street
2.053	Property	Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road
2.054	Property	Heartland Dental Medical Office Portfolio - 507 North Hershey Road
2.055	Property	Heartland Dental Medical Office Portfolio - 242 Southwoods Center
2.056	Property	Heartland Dental Medical Office Portfolio - 3016 Columbia Avenue
2.057	Property	Heartland Dental Medical Office Portfolio - 4120 North 197th Avenue
2.058	Property	Heartland Dental Medical Office Portfolio - 13794 Beach Boulevard
2.059	Property	Heartland Dental Medical Office Portfolio - 3037 Southwest Port St. Lucie Boulevard
2.060	Property	Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue
2.061	Property	Heartland Dental Medical Office Portfolio - 9100 Highway 119
2.062	Property	Heartland Dental Medical Office Portfolio - 42 Market Square Road
2.063	Property	Heartland Dental Medical Office Portfolio - 2707 Sycamore Road
2.064	Property	Heartland Dental Medical Office Portfolio - 2014 Lime Kiln Road
2.065	Property	Heartland Dental Medical Office Portfolio - 103 Farabee Drive North
2.066	Property	Heartland Dental Medical Office Portfolio - 4999 North Tanner Road
2.067	Property	Heartland Dental Medical Office Portfolio - 674 Lake Joy Road
2.068	Property	Heartland Dental Medical Office Portfolio - 1828 IN-44
2.069	Property	Heartland Dental Medical Office Portfolio - 2950 South Rutherford Boulevard
2.070	Property	Heartland Dental Medical Office Portfolio - 545 East Hunt Highway
2.071	Property	Heartland Dental Medical Office Portfolio - 17810 Pierce Plaza
2.072	Property	Heartland Dental Medical Office Portfolio - 5445 South Williamson Boulevard
2.073	Property	Heartland Dental Medical Office Portfolio - 780 East-West Connector South West
2.074	Property	Heartland Dental Medical Office Portfolio - 16620 West 159th Street
2.075	Property	Heartland Dental Medical Office Portfolio - 13851 North US Highway 441
2.076	Property	Heartland Dental Medical Office Portfolio - 3120 Mahan Drive
2.077	Property	Heartland Dental Medical Office Portfolio - 2000 Veterans Memorial Parkway South
2.078	Property	Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12
2.079	Property	Heartland Dental Medical Office Portfolio - 1776 Blanding Boulevard
2.080	Property	Heartland Dental Medical Office Portfolio - 3012 Anchor Drive
2.081	Property	Heartland Dental Medical Office Portfolio - 1715 West Main Street
2.082	Property	Heartland Dental Medical Office Portfolio - 10389 Big Bend Road
2.083	Property	Heartland Dental Medical Office Portfolio - 7103 Whitestown Parkway
2.084	Property	Heartland Dental Medical Office Portfolio - 2751 Fountain Place
2.085	Property	Heartland Dental Medical Office Portfolio - 2030 Crossing Circle
2.086	Property	Heartland Dental Medical Office Portfolio - 13101 East 96th Street North
2.087	Property	Heartland Dental Medical Office Portfolio - 692 Essington Road
2.088	Property	Heartland Dental Medical Office Portfolio - 240 Blossom Park Drive

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Lender Consent Required for Future Mezzanine Debt (Y/N)(18)	Future Unsecured Debt Permitted (Y/N)	Conditions for Future Unsecured Debt	Lender Consent Required for Future Unsecured Debt (Y/N)	Sponsor	Guarantor(8)(9)	Affiliated Sponsors
2.089	Property	Heartland Dental Medical Office Portfolio - 6005 Watson Boulevard
2.090	Property	Heartland Dental Medical Office Portfolio - 3237 Sixes Road
2.091	Property	Heartland Dental Medical Office Portfolio - 4030 Winder Highway
2.092	Property	Heartland Dental Medical Office Portfolio - 8605 East State Road 70
2.093	Property	Heartland Dental Medical Office Portfolio - 540 West Walnut Street
2.094	Property	Heartland Dental Medical Office Portfolio - 5630 Plank Road
2.095	Property	Heartland Dental Medical Office Portfolio - 10505 Lima Road
2.096	Property	Heartland Dental Medical Office Portfolio - 7485 Vanderbilt Beach Boulevard
2.097	Property	Heartland Dental Medical Office Portfolio - 2701 South Koke Mill Road
2.098	Property	Heartland Dental Medical Office Portfolio - 22329 Greenview Parkway
2.099	Property	Heartland Dental Medical Office Portfolio - 25000 Bernwood Drive
2.100	Property	Heartland Dental Medical Office Portfolio - 3500 Clemson Boulevard
2.101	Property	Heartland Dental Medical Office Portfolio - 2222 Highway 540A East
2.102	Property	Heartland Dental Medical Office Portfolio - 1055 Pine Log Road
2.103	Property	Heartland Dental Medical Office Portfolio - 4315 North Holland Sylvania Road
2.104	Property	Heartland Dental Medical Office Portfolio - 21300 Town Commons Drive
2.105	Property	Heartland Dental Medical Office Portfolio - 1905 Convenience Place
2.106	Property	Heartland Dental Medical Office Portfolio - 3308 Platt Springs Road
2.107	Property	Heartland Dental Medical Office Portfolio - 132 Milestone Way
2.108	Property	Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard
2.109	Property	Heartland Dental Medical Office Portfolio - 1339 North Sumter Boulevard
2.110	Property	Heartland Dental Medical Office Portfolio - 1536 Farm to Market 359 Road
2.111	Property	Heartland Dental Medical Office Portfolio - 3585 North 168th Court
2.112	Property	Heartland Dental Medical Office Portfolio - 1980 U.S. Highway 1 South
2.113	Property	Heartland Dental Medical Office Portfolio - 13328 Metcalf Avenue
2.114	Property	Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue
2.115	Property	Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue
2.116	Property	Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane
2.117	Property	Heartland Dental Medical Office Portfolio - 621 Chatham Avenue
2.118	Property	Heartland Dental Medical Office Portfolio - 24940 South Tamiami Trail
2.119	Property	Heartland Dental Medical Office Portfolio - 609 Front Street
2.120	Property	Heartland Dental Medical Office Portfolio - 6190 LBJ Freeway
2.121	Property	Heartland Dental Medical Office Portfolio - 3417 Schofield Avenue
2.122	Property	Heartland Dental Medical Office Portfolio - 330 Park Place
2.123	Property	Heartland Dental Medical Office Portfolio - 1490 North Green Mount Road
2.124	Property	Heartland Dental Medical Office Portfolio - 213 Main Street
2.125	Property	Heartland Dental Medical Office Portfolio - 11119 Hearth Road
2.126	Property	Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street
2.127	Property	Heartland Dental Medical Office Portfolio - 2812 East Main Street
2.128	Property	Heartland Dental Medical Office Portfolio - 1202 South Broad Street
2.129	Property	Heartland Dental Medical Office Portfolio - 8790 Walnut Grove Road
2.130	Property	Heartland Dental Medical Office Portfolio - 10708 East State Road 64
2.131	Property	Heartland Dental Medical Office Portfolio - 2184 FM 3009
2.132	Property	Heartland Dental Medical Office Portfolio - 2210 Boiling Springs Road
2.133	Property	Heartland Dental Medical Office Portfolio - 3105 Kirby Whitten Road
2.134	Property	Heartland Dental Medical Office Portfolio - 716 32nd Street South
2.135	Property	Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6
2.136	Property	Heartland Dental Medical Office Portfolio - 935 West Exchange Parkway
2.137	Property	Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard
2.138	Property	Heartland Dental Medical Office Portfolio - 998 Williford Court
2.139	Property	Heartland Dental Medical Office Portfolio - 4405 Highway 17
2.140	Property	Heartland Dental Medical Office Portfolio - 3003 Twin Rivers Drive
2.141	Property	Heartland Dental Medical Office Portfolio - 12260 Tamiami Trail East
2.142	Property	Heartland Dental Medical Office Portfolio - 1405 South 25th Street
2.143	Property	Heartland Dental Medical Office Portfolio - 12605 Troxler Avenue
2.144	Property	Heartland Dental Medical Office Portfolio - 122 Stone Trace Drive
2.145	Property	Heartland Dental Medical Office Portfolio - 4455 Florida National Drive
2.146	Property	Heartland Dental Medical Office Portfolio - 3645 North Council Road
2.147	Property	Heartland Dental Medical Office Portfolio - 9305 Market Square Drive
2.148	Property	Heartland Dental Medical Office Portfolio - 3420 Bayside Lakes Boulevard Southeast
2.149	Property	Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue
2.150	Property	Heartland Dental Medical Office Portfolio - 456 University Boulevard North
2.151	Property	Heartland Dental Medical Office Portfolio - 1316 McMillan Street
2.152	Property	Heartland Dental Medical Office Portfolio - 6233 Veterans Parkway
2.153	Property	Heartland Dental Medical Office Portfolio - 116 Calumet Center Road
2.154	Property	Heartland Dental Medical Office Portfolio - 828 South Main Street
2.155	Property	Heartland Dental Medical Office Portfolio - 7200 Red Hawk Court
2.156	Property	Heartland Dental Medical Office Portfolio - 303 Ashby Park Lane
2.157	Property	Heartland Dental Medical Office Portfolio - 3106 Professional Plaza
2.158	Property	Heartland Dental Medical Office Portfolio - 1950 Chesley Drive
2.159	Property	Heartland Dental Medical Office Portfolio - 104 South Houston Road
2.160	Property	Heartland Dental Medical Office Portfolio - 103 East Tatum Avenue
2.161	Property	Heartland Dental Medical Office Portfolio - 165 Juniper Circle
2.162	Property	Heartland Dental Medical Office Portfolio - 135 East Broadway Street
2.163	Property	Heartland Dental Medical Office Portfolio - 9360 Two Notch Road
2.164	Property	Heartland Dental Medical Office Portfolio - 12988 Georgia Highway 9
2.165	Property	Heartland Dental Medical Office Portfolio - 5 Jannell Court
2.166	Property	Heartland Dental Medical Office Portfolio - 1617 East Main Street
2.167	Property	Heartland Dental Medical Office Portfolio - 2116 Vista Oeste North West, Unit 202
2.168	Property	Heartland Dental Medical Office Portfolio - 50 South Kyrene Road, Suite 5
2.169	Property	Heartland Dental Medical Office Portfolio - 101 Rice Bent Way Suite 4
3	Loan	Lafayette Park	N/A	No	N/A	N/A	N/A	N/A	No
3.01	Property	444 Lafayette Road
3.02	Property	500 Lafayette Road
3.03	Property	520 Lafayette Road
3.04	Property	443 Lafayette Road
4	Loan	Riverwalk II	N/A	No	N/A	N/A	Salvatore N. Lupoli	Salvatore N. Lupoli	No
5	Loan	Nebraska Crossing	N/A	No	N/A	N/A	Rod Yates	Rod Yates	No
6	Loan	Clevelander South Beach	N/A	No	N/A	N/A	Elliott Aintabi; Gilbert Bitton	Elliott Aintabi; Gilbert Bitton	No
7	Loan	1670 Broadway	Yes	No	N/A	N/A	HFI 1670 BDWY LLC	N/A	No
8	Loan	Christiana Mall	Yes	No	N/A	N/A	GGP Inc.; PPF Retail, LLC	GGP Nimbus, LP; PPF Retail, LLC	No
9	Loan	Village at Lee Branch II	N/A	No	N/A	N/A	Stephen M. LaMastra; Moshe Manoah	Stephen M. LaMastra; Moshe Manoah	Yes
10	Loan	Regency Properties Portfolio	N/A	No	N/A	N/A	Regency Commercial Associates LLC	Regency Commercial Associates LLC	No
10.01	Property	Vernal Towne Center
10.02	Property	Monticello Marketplace
10.03	Property	Columbia Square

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Lender Consent Required for Future Mezzanine Debt (Y/N)(18)	Future Unsecured Debt Permitted (Y/N)	Conditions for Future Unsecured Debt	Lender Consent Required for Future Unsecured Debt (Y/N)	Sponsor	Guarantor(8)(9)	Affiliated Sponsors
10.04	Property	Wabash Crossings East
10.05	Property	Granville Corners
10.06	Property	Tarpon Heights
10.07	Property	Raceway Mall
11	Loan	Home2 Suites - Greenville Downtown	N/A	No	N/A	N/A	Aashay Patel; Yatish Patel	Aashay Patel; Yatish Patel	No
12	Loan	Crowne Plaza - Jacksonville (Airport)	N/A	No	N/A	N/A	Gregory D. Morris	Gregory D. Morris	No
13	Loan	Ellsworth Place	N/A	No	N/A	N/A	George B. Tomlin, Jr.	George B. Tomlin, Jr.	No
14	Loan	Four Points - Juneau	N/A	No	N/A	N/A	Baldev S. Johal; Balbir S. Gosal	Baldev S. Johal; Balbir S. Gosal	No
15	Loan	Shoppes at Centre Pointe	N/A	No	N/A	N/A	Stephen M. LaMastra; Moshe Manoah	Stephen M. LaMastra; Moshe Manoah	Yes
16	Loan	Orchard Ridge Corporate Park	N/A	No	N/A	N/A	Joseph J. Sisca, Jr.	Joseph J. Sisca, Jr.	No
17	Loan	Heritage Multifamily Portfolio	N/A	No	N/A	N/A	Ranjeet S. Sodhi	Ranjeet S. Sodhi	No
17.01	Property	Regency
17.02	Property	Wildwood Terrace
17.03	Property	Marquee West
17.04	Property	Tanglewood
18	Loan	Delk Road Self Storage	N/A	No	N/A	N/A	Robert Moser	Robert Moser	No
19	Loan	Holiday Inn Express & Suites - Clearwater	N/A	No	N/A	N/A	Shantia C. Singh	Shantia C. Singh	No
20	Loan	West Main Marketplace	N/A	No	N/A	N/A	Albert Gomez	Albert Gomez	No
21	Loan	Stockton Shopping Center	N/A	No	N/A	N/A	Michael H. Mugel	Michael H. Mugel	No
22	Loan	Waycross Marketplace	N/A	No	N/A	N/A	Jakob Kaiser	Jakob Kaiser	No
23	Loan	Powerhouse Plaza	N/A	No	N/A	N/A	Richard P. Jaffe; The Jaffe Corporation	Richard P. Jaffe; The Jaffe Corporation	No
24	Loan	Barrywoods Crossing	Yes	No	N/A	N/A	Timothy Rhys Duggan; Christopher Wood; Scott Lee	Timothy Rhys Duggan; Christopher Wood; Scott Lee	No
25	Loan	Holiday Inn Express & Suites Detroit Novi	N/A	No	N/A	N/A	Raad Mansour Ayar; Manhal Mansour Shammami	Raad Mansour Ayar; Manhal Mansour Shammami	No
26	Loan	Tomball Parkway Plaza	N/A	No	N/A	N/A	Jacob Khotoveli	Jacob Khotoveli	No
27	Loan	Clearview Palms Shopping Center	N/A	No	N/A	N/A	Lakeview Crossing Shopping Center Dallas, TX. Limited Partnership	Lakeview Crossing Shopping Center Dallas, TX. Limited Partnership	No
28	Loan	Plaza Del Rey	N/A	No	N/A	N/A	Angelica Nickel	Angelica Nickel	No
29	Loan	The Courtyards at San Jose	N/A	No	N/A	N/A	Robert William Sacks	Robert William Sacks	No
30	Loan	Brand Bank Portfolio	N/A	No	N/A	N/A	Brand Capital, LP	Brand Capital, LP	No
30.01	Property	Brand Bank Duluth
30.02	Property	Brand Bank Buford
31	Loan	Avalon Crossing	N/A	No	N/A	N/A	Brian C. Pahud	Brian C. Pahud	No
32	Loan	Terrace Pointe	N/A	No	N/A	N/A	Sol Majer	Sol Majer	No
33	Loan	La Quinta - College Station	N/A	No	N/A	N/A	Alfredo Tinajero Fontan	Alfredo Tinajero Fontan	No
34	Loan	Holiday Inn Express - Fort Pierce	N/A	No	N/A	N/A	Bharat M. Patel	Bharat M. Patel	No
35	Loan	Holiday Inn Express & Suites Port Lavaca	N/A	No	N/A	N/A	Jiten Patel	Jiten Patel	No
36	Loan	150 Grand Street	N/A	No	N/A	N/A	Avishag Massoud Iluz	Avishag Massoud Iluz	No
37	Loan	Rounders Building	N/A	No	N/A	N/A	Andrew J. Sobel; Brian S. Forster; Mark S. Alberti	Andrew J. Sobel; Brian S. Forster; Mark S. Alberti	No
38	Loan	Nursery Plaza & Perry Hall Marketplace	N/A	No	N/A	N/A	Evangelos Halakos	Evangelos Halakos	No
38.01	Property	Nursery Plaza
38.02	Property	Perry Hall Marketplace
39	Loan	Peregrine Valley Apartments	N/A	No	N/A	N/A	Troy D. Renkemeyer; Quentin Kearney	Troy D. Renkemeyer; Quentin Kearney	No
40	Loan	Upstate NY MHP Portfolio	N/A	No	N/A	N/A	Simcha Obermeister	Simcha Obermeister	No
40.01	Property	Mountain View Estates
40.02	Property	Hidden Forest
40.03	Property	Aqueduct Community
40.04	Property	Meadow Hill
41	Loan	StoreRight Haines City	N/A	No	N/A	N/A	Ronald L. Clark; Matthew R. Clark; Thomas F. Anderson	Ronald L. Clark; Matthew R. Clark; Thomas F. Anderson	No
42	Loan	Magnolias of Santee	N/A	No	N/A	N/A	Scott Lockwood	Scott Lockwood	No
43	Loan	Quality Inn Jacksonville	N/A	No	N/A	N/A	Nilesh Sutaria; Hitesh Shah; Sunil Shah	Nilesh Sutaria; Hitesh Shah; Sunil Shah	No
44	Loan	Gulph Mill Industrial Park	N/A	No	N/A	N/A	Thomas A. Musi; Louis E. Oswald	Thomas A. Musi; Louis E. Oswald	No
45	Loan	Delta Luxury Apartments Phase III	N/A	No	N/A	N/A	Kristopher E. Benson; Christopher S. Buck	Kristopher E. Benson; Christopher S. Buck	No

A-1-39

UBS 2018-C14
Footnotes to Annex A-1

(1)	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”), Société Générale (“SG”), Natixis Real Estate Capital LLC (“Natixis”), Cantor Commercial Real Estate Lending, L.P. (“CCRE”), Rialto Mortgage Finance, LLC (“RMF”) and CIBC Inc. (“CIBC”).

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at Mortgaged Properties securing the 15 largest Mortgage Loans.

(3)	The Original Balance and Cut-off Date Balance represent only the Mortgage Loan included in the issuing entity. The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate. For more information regarding the Mortgage Loans secured by the Mortgaged Properties identified under the column heading in this Annex A-1 as GNL Portfolio, Heartland Dental Medical Office Portfolio, Lafayette Park, Riverwalk II, Nebraska Crossing, Clevelander South Beach, 1670 Broadway, Christiana Mall, Regency Properties Portfolio, Ellsworth Place and Barrywoods Crossing, see the charts titled “Whole Loan Summary” in “Summary of Terms” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans”.

(4)	Loan No. 1 – GNL Portfolio – The Cut-off Date LTV Ratio, LTV Ratio at Maturity and Appraised Value are based on the "As-Is Portfolio Value" conclusion of $172,290,000, which includes a portfolio premium to the Mortgaged Properties if sold together on a bulk basis. The sum of the “As-Is” Appraised Values on a stand-alone basis is $170,205,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the Appraised Value representing the sum of the “As-Is” Appraised Values are 57.9% and 57.9%, respectively.

Loan No. 12 – Crowne Plaza - Jacksonville (Airport) – The Cut-off Date LTV Ratio, LTV Ratio at Maturity and Appraised Value with respect to the Mortgage Loan are based on the "As-Complete" Appraised Value of $30,400,000 for the Mortgaged Property as of September 4, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $5,250,000 into a PIP Reserve to cover the cost of such property improvement plan. The Appraised Value for the Mortgaged Property assuming the “As-Is” Appraised Value without the PIP extraordinary assumption is $25,400,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity assuming the “As-Is” Appraised Value without the PIP extraordinary assumption for the Mortgaged Property are 72.5% and 56.4%, respectively.

Loan No. 19 – Holiday Inn Express & Suites - Clearwater – The Cut-off Date LTV Ratio, LTV Ratio at Maturity and Appraised Value with respect to the Mortgage Loan are based on the "As-Complete" Appraised Value of $18,300,000 for the Mortgaged Property as of August 20, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $1,150,000 into a PIP Reserve to cover the cost of such property improvement plan. The Appraised Value for the Mortgaged Property assuming the “As-Is” Appraised Value without the PIP extraordinary assumption is $15,700,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity assuming the “As-Is” Appraised Value without the PIP extraordinary assumption for the Mortgaged Property are 76.3% and 58.7%, respectively.

Loan No. 25 – Holiday Inn Express & Suites Detroit Novi – The Cut-off Date LTV Ratio, LTV Ratio at Maturity and Appraised Value with respect to the Mortgaged Property are based on the "As-Complete" Appraised Value of $15,000,000 for the Mortgaged Property, which assumes the completion of approximately $1,035,208 in renovations, the cost of which the lender reserved at origination. The Appraised Value for the Mortgaged Property assuming the “As-Is” Appraised Value without the PIP extraordinary assumption is $13,900,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity assuming the “As-Is” Appraised Value without the PIP extraordinary assumption for the Mortgaged Property are 71.9% and 60.6%, respectively.

Loan No. 34 – Holiday Inn Express - Fort Pierce – The Cut-off Date LTV Ratio, LTV Ratio at Maturity and Appraised Value with respect to the Mortgage Loan are based on the "As-Complete" Appraised Value of $9,100,000 for the Mortgaged Property as of August 9, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $1,450,000 into a PIP Reserve to cover the cost of such property improvement plan. The Appraised Value for the Mortgaged Property assuming the “As-Is” Appraised

A-1-40

Value without the PIP extraordinary assumption is $7,600,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity assuming the “As-Is” Appraised Value without the extraordinary assumption for the Mortgaged Property are 83.7% and 70.9%, respectively.

(5)	Loan No. 3 – Lafayette Park – The Whole Loan can be defeased at any time after the date that is the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) September 27, 2022. The lockout period for defeasance will be at least 26 payment dates beginning with and including the first payment date of November 5, 2018. For the purposes of this prospectus, the assumed lockout period of 26 months is based on the expected UBS 2018-C14 securitization closing date in December 2018. The actual lockout period may be longer.

Loan No. 4 – Riverwalk II – The Whole Loan can be defeased at any time after the date that is the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) December 6, 2021. The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of December 6, 2018. For the purposes of this prospectus, the assumed lockout period of 25 months is based on the expected UBS 2018-C14 securitization closing date in December 2018. The actual lockout period may be longer.

Loan No. 5 – Nebraska Crossing – The Whole Loan can be defeased at any time after the date that is the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 31, 2021. The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of December 1, 2018. For the purposes of this prospectus, the assumed lockout period of 25 months is based on the expected UBS 2018-C14 securitization closing date in December 2018. The actual lockout period may be longer.

Loan No. 6 – Clevelander South Beach – The Whole Loan can be defeased at any time after two years after the closing date of the securitization that includes the last note to be securitized. The lockout period for defeasance will be at least 26 payment dates beginning with and including the first payment date of November 6, 2018. For the purposes of this prospectus, the assumed lockout period of 26 months is based on the expected UBS 2018-C14 securitization closing date in December 2018. The actual lockout period may be longer. If the defeasance lockout expiration date has not occurred on or before November 6, 2021, prepayment is permitted thereafter subject to payment of a yield maintenance premium.

Loan No. 8 – Christiana Mall – The Whole Loan can be defeased at any time after the date that is the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 12, 2021. The lockout period for defeasance will be at least 28 payment dates beginning with and including the first payment date of September 1, 2018. For the purposes of this prospectus, the assumed lockout period of 28 months is based on the expected UBS 2018-C14 securitization closing date in December 2018. The actual lockout period may be longer.

Loan No. 10 – Regency Properties Portfolio – The Whole Loan can be defeased at any time after two years after the closing date of the securitization that includes the last note to be securitized. The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of December 6, 2018. For the purposes of this prospectus, the assumed lockout period of 25 months is based on the expected UBS 2018-C14 securitization closing date in December 2018. The actual lockout period may be longer. If the defeasance lockout expiration date has not occurred on or before December 6, 2021, prepayment is permitted thereafter subject to payment of a yield maintenance premium.

(6)	Loan Nos. 1, 2, 3, 4, 8, 10 and 22 – GNL Portfolio, Heartland Dental Medical Office Portfolio, Lafayette Park, Riverwalk II, Christiana Mall, Regency Properties Portfolio and Waycross Marketplace – The related borrower may obtain the release of a portion of the related Mortgaged Property, subject to the satisfaction of conditions set forth in the related Mortgage and Whole Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

(7)	Loan No. 7 – 1670 Broadway – A portion of the Mortgaged Property is subject to a ground lease with 1680 Broadway LLC, with a remaining 107-year lease term, expiring on November 1, 2125. The current annual ground rent is $400,000. Beginning on May 1, 2021 (the “Initial Rent Adjustment Date”), and on May 1 of each successive 10-year anniversary of the Initial Rent Adjustment Date, the net annual ground rent will increase to the greater of 7.0% of the market value of the land or 30.0% over and above the previous year’s annual ground rent. See “Description of the Mortgage Pool— Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

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Loan No. 8 – Christiana Mall – The Whole Loan is secured in part by the borrower’s leasehold interest in a portion of the Mortgaged Property improved by a surface parking lot and in part by its fee simple interest in the remaining Mortgaged Property. The term of the related ground lease between the borrower, as ground lessee, and Macy’s, as ground lessor, expires on December 31, 2028 (which is less than twenty years beyond the stated maturity date of the related Mortgage Loan), provided, however, that Macy’s may terminate the ground lease at any time with at least 12 months’ prior written notice. There is no annual rent due under the ground lease. The related ground lease does not contain customary mortgagee protection provisions, such as the right to enter into a new lease in the event the ground lease is rejected or terminated. See “Description of the Mortgage Pool— Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Loan No. 21 – Stockton Shopping Center – A non-income producing portion of the Mortgaged Property is subject to a ground lease with HLA 1, LLC (“HLA 1”), an affiliate of the related borrower, with a remaining 99-year lease term, expiring on November 30, 2117. The current annual ground rent is $10.00. HLA 1 is permitted to construct improvements on the ground leased parcel provided that HLA 1 and the related borrower provide the lender with, among other things: (a) plans and specifications for the construction, (b) evidence of (i) the related borrower will not be liable for construction costs, (ii) adequate insurance, (iii) conformance with zoning and any other legal requirements, (iv) access to the Mortgaged Property is not impaired and (v) no violations of the terms of any lease or other agreement affecting the Mortgaged Property. The related borrower can obtain a release of such non-income producing ground leased parcel portion of the Mortgaged Property regardless of whether improvements have been constructed without any pre-payment of the Mortgage Loan provided that the borrower complies with certain conditions in the Mortgage Loan documents, including, but not limited to: (a) placing a covenant on the released parcel to ensure that no uses violate the restrictions in leases or restrictive covenants at the Mortgaged Property, (b) providing evidence that (i) the Mortgaged Property continues to comply with zoning and any other legal requirements, (ii) the release does not affect utilities to the Mortgaged Property, (iii) the release parcel is a separate and distinct tax parcel, (iv) at request of the lender, a rating agency comfort letter, and (v) an opinion from counsel that the release will not cause the Trust to fail to qualify as a REMIC Trust. Additionally, if the additional improvements on the ground-leased parcel are abandoned for a period of six months, at any point prior to the release of such parcel, HLA 1 and the related borrower will be required to raze the improvements and return the Mortgaged Property to its former condition. Failure to complete such restoration is an event of default with a losses carveout under the related Mortgage Loan documents.

(8)	Loan No. 2 – Heartland Dental Medical Office Portfolio – Heartland Dental, LLC and its affiliates, leasing approximately 82.7% of the NRA in the portfolio to operate dental offices, is an affiliate of the borrower sponsor. The borrower sponsor and non-recourse carveout guarantor is Richard Eugene Workman, who founded Heartland Dental in 1997 and currently retains a 4.28% ownership interest in the company.

Loan No. 4 – Riverwalk II – The third largest tenant at the Mortgaged Property, Lupoli Companies, representing approximately 8.3% of the NRA, is an affiliate of the borrower sponsor. In addition to Lupoli Companies, two other tenants, Flow Fitness, representing approximately 1.8% of the NRA and Jenet, representing approximately 0.8% of the NRA are leased to affiliates of the borrower sponsor.

Loan No. 30 – Brand Bank Portfolio – The largest tenant in the portfolio, The Brand Banking Com, leasing approximately 85.7% of the NRA in the portfolio to operate certain bank branches and ancillary offices, is an affiliate of the borrower sponsor.

Loan No. 38 – Nursery Plaza & Perry Hall Marketplace – The largest and third largest tenants at the Nursery Plaza Mortgaged Property, Nursery Fitness LLC d/b/a Anytime Fitness and Seasons Pizza, Linthicum Inc., respectively, and the largest tenant at the Perry Hall Marketplace Mortgaged Property, Perry Hall Express, Inc. d/b/a Seasons Pizza, are wholly owned affiliates of the borrower sponsor. The Seasons Pizza, Linthicum Inc. lease and the Perry Hall Express, Inc. lease are fully guaranteed by the borrower sponsor.

(9)	Loan No. 2 – Heartland Dental Medical Office Portfolio – The largest tenant at the Heartland Dental Medical Office Portfolio – 200 Brevco Plaza Mortgaged Property, Mercy Clinic East Communities Endo, leasing approximately 31.2% of the NRA at such Mortgaged Property, may terminate its lease at any time after December 1, 2019 with 180 days’ notice and payment of a termination fee equal to unamortized tenant improvements, rent abatement and leasing commissions. The third largest tenant at the Heartland Dental Medical Office Portfolio – 200 Brevco Plaza Mortgaged Property, Total Renal Care, Inc., leasing approximately 16.4% of the NRA at such Mortgaged Property, may terminate its lease at any time with notice and payment of a termination fee equal to half of its monthly base rental obligations for the remaining portion of the then current term. The fourth largest tenant at the Heartland Dental Medical Office Portfolio – 200 Brevco Plaza Mortgaged Property, Mercy Clinic East

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Communities Digestive, leasing approximately 14.3% of the NRA at such Mortgaged Property, may terminate its lease at any time after December 1, 2019 with 180 days’ notice and payment of a termination fee equal to the cost of unamortized tenant improvements, rent abatement and leasing commissions. The second largest tenant at the Heartland Dental Medical Office Portfolio – 2751 Fountain Place Mortgaged Property, Wildwood Vision Specialists, LLC, leasing approximately 39.7% of the NRA at such Mortgaged Property, may terminate its lease at any time with 180 days’ notice and payment of a termination fee in the amount of $37,500. The largest tenant at the Heartland Dental Medical Office Portfolio - 692 Essington Road Mortgaged Property, Hanger Prosthetics and Orthotics East, Inc., leasing approximately 41.5% of the NRA at such Mortgaged Property, may terminate its lease at any time with nine months’ notice and payment of a termination fee equal to the unamortized portion of the remaining balance of its tenant improvement allowance. The second largest tenant at the Heartland Dental Medical Office Portfolio – 122 Stone Trace Drive Mortgaged Property, Edward Jones - Mt. Sterling, KY, leasing approximately 28.8% of the NRA at such Mortgaged Property, may terminate its lease at any time after March 31, 2021 with 30 days’ notice and payment of a termination fee equal to two months base rent plus any unamortized tenant improvements and leasing commissions paid on the initial term. The fourth largest tenant at the Heartland Dental Medical Office Portfolio – 100 Piper Hill Drive Mortgaged Property, Edward Jones - St. Peter’s, MO, leasing approximately 14.1% of the NRA at such Mortgaged Property, may terminate its lease after each of March 31, 2021 and March 31, 2023 with 90 days’ notice and payment of a termination fee equal to six months base rent plus any unamortized tenant improvements and leasing commissions paid on initial term. The fourth largest tenant at the Heartland Dental Medical Office Portfolio – 507 North Hershey Road Mortgaged Property, Edward Jones - Bloomington, IL, leasing approximately 17.2% of the NRA at such Mortgaged Property, may terminate its lease at any time after February 28, 2021 with 30 days’ notice and payment of a termination fee equal to six months base rent. The second largest tenant at the Heartland Dental Medical Office Portfolio – 2222 Highway 540A East Mortgaged Property, Edward Jones - Lakeland, FL, leasing approximately 26.1% of the NRA at such Mortgaged Property, may terminate its lease at any time with 60 days’ notice and payment of a termination fee equal to two months base rent plus any unamortized leasing commissions paid on the initial term of the lease. The second largest tenant at the Heartland Dental Medical Office Portfolio – 4355 Suwanee Dam Road Mortgaged Property, Edward Jones - Suwanee, leasing approximately 8.4% of the NRA at such Mortgaged Property, may terminate its lease at any time with 90 days’ notice and payment of a termination fee. The second largest tenant at the Heartland Dental Medical Office Portfolio – 2812 East Main Street Mortgaged Property, Edward Jones - Merrill, WI, leasing approximately 20.5% of the NRA at such Mortgaged Property, may terminate its lease at any time with 90 days’ notice and payment of a termination fee equal to three months base rent plus any unamortized tenant improvements and leasing commissions paid on the initial term of the lease.

Loan No. 3 – Lafayette Park – The sole tenant at the 444 Lafayette Road Mortgaged Property, State of Minnesota, Dept. of Administration, Dept. of Human Services, the sole tenant at the 500 Lafayette Road Mortgaged Property, State of Minnesota, Dept. of Administration, Dept. of Natural Resources, the sole tenant at the 520 Lafayette Road Mortgaged Property, State of Minnesota, Dept. of Administration, Minnesota Pollution Control Agency and the sole tenant at the 443 Lafayette Road Mortgaged Property, State of Minnesota, Dept. of Administration, Dept. of Labor and Industry, each has the option to terminate its lease upon 30 days’ notice in the event that either (a) the Minnesota State Legislature does not appropriate to the funds necessary for continuation of the lease or (b) Federal Funds necessary for continuation of the Lease are withheld for any reason. Pursuant to Minnesota Statute, Section 16B.24, Subdivision 6. (§8.2), each tenant may also cancel its lease, upon providing 30 days’ written notice for any reason except for leasing of other non-state-owned land or premises for the same use.

Loan No. 4 – Riverwalk II – The largest tenant at the Mortgaged Property, NxStage Medical, Inc., may terminate its lease with 12 months prior notice; provided, however, that NxStage Medical, Inc. has provided an estoppel stating it has no option or right to terminate the lease prior to the expiration date. The Whole Loan is recourse to the guarantor, Salvatore N. Lupoli for $6,000,000 until such time as (a) the NxStage Medical, Inc. lease has been renewed at least two years beyond the Whole Loan term, (b) the space occupied by NxStage Medical, Inc. has been re-leased pursuant to an acceptable replacement lease, or (c) the Mortgaged Property occupied by NxStage Medical, Inc. has been released pursuant to a partial defeasance event pursuant to the Whole Loan documents. The fifth largest tenant at the Mortgaged Property, Mentor, executed a seven-year lease in December 2017. It is expected that they take occupancy of the space by January 1, 2019. Mentor may terminate its lease at any time after the expiration of the 60th month with nine months’ written notice and a termination fee subject to the terms of its lease.

Loan No. 5 – Nebraska Crossing – The largest tenant at the Mortgaged Property, H&M, representing approximately 6.5% of the NRA at the Mortgaged Property, has the option to terminate its lease if its gross sales at the Mortgaged Property are less than or equal to $5,000,000 during any lease year after the fifth year. In the event H&M terminates its lease, H&M will pay to the landlord 50.0% of the unamortized portion of the construction

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allowance actually paid to H&M (excluding any credited amounts) within 10 days of the effective date of the termination of the lease. The second largest tenant at the Mortgaged Property, Under Armour, representing approximately 4.4% of the NRA at the Mortgaged Property, has the option to terminate its lease if its gross sales at the Mortgaged Property are less than or equal to $350.00 PSF during any lease year after the fourth year. The fourth largest tenant at the Mortgaged Property, Forever 21, representing approximately 4.1% of the NRA at the Mortgaged Property, may terminate its lease at any time on or after November 15, 2018, but prior to January 15, 2019, by providing written notice, which termination will be effective ninety days after written notice is provided. Additionally, the fourth largest tenant at the Mortgaged Property, Forever 21, also has the option to terminate its lease if its gross sales at the Mortgaged Property are less than or equal to $2,750,000 during any lease year after the fifth year.

Loan No. 7 – 1670 Broadway – The largest tenant at the Mortgaged Property, TIAA, has a contraction option in its lease which allows TIAA, prior to December 31, 2022, to give back a full floor of space every 18 months. TIAA has exercised its option to contract its space on the 27th floor (21,442 SF) of the Mortgaged Property effective May 31, 2019. The second largest tenant at the Mortgaged Property, HUD, has the right to terminate its lease any time after December 31, 2023 with 120 days’ notice and no termination fee.

Loan No. 8 – Christiana Mall – The second largest tenant at the Mortgaged Property, Cabela’s, has the right to raze its leased premises, so long as Cabela’s restores the building pad to its condition at the time the leased premises were delivered to Cabela’s, caps utilities at their in-place levels and otherwise leaves its leased premises in a good, clean and attractive condition. Upon substantial completion of such razing, Cabela’s lease will terminate (provided, however, that this provision does not apply in connection with any remodeling or rebuilding by Cabela’s).

Loan No. 13 – Ellsworth Place – The fourth largest tenant at the Mortgaged Property, Ross Dress For Less, Inc., has a one-time option to terminate its lease during the third full lease year (February 1, 2018 to January 31, 2019) if gross sales do not exceed $7,500,000 ($291.65 PSF). The termination date will occur no later than 12 months and no earlier than 120 days following the date of the tenant’s termination notice.

Loan No. 15 – Shoppes at Centre Pointe – The fifth largest tenant at the Mortgaged Property, Budget Blinds, has a one-time right to terminate its lease at the end of the second lease year by providing 90 days’ written notice.

Loan No. 16 – Orchard Ridge Corporate Park – The largest tenant at the Mortgaged Property, Akzo Nobel Chemistry, LLC, may terminate its lease, provided that it provides at least 18 months’ prior notice and payment of a termination fee equal to the unamortized portion of one-third of the landlord’s tenant improvement costs. The third largest tenant at the Mortgaged Property, Grestel-Productos Ceramicos (Casafina Enterprises), may terminate its lease after the fifth year of the lease term, provided that it provides written notice by March 31, 2022 and payment of a termination fee equal to $100,000 by October 1, 2022.

Loan No. 20 – West Main Marketplace – The largest tenant at the Mortgaged Property, County of Stanislaus, has a right to terminate its lease any time before March 31, 2023 for any reason by providing 360 days’ prior written notice and paying (i) monthly base rent plus the tenant’s share of operating expenses, property taxes and insurance expenses through the lease termination date, plus (ii) all remaining base rent amounts (prorated through the lease termination date) through March 31, 2023, plus (iii) the remaining unamortized principal (not interest) of initial improvements costs. The tenant also has a right to terminate its lease any time after March 31, 2023 if the tenant determines, in its sole discretion, that (i) sufficient funds are not available to allow for continuation of the lease, or (ii) the tenant then owns sufficient space to accommodate the permitted use. If the tenant terminates, it must provide 180 days' prior written notice and pay (i) monthly base rent plus the tenant's share of operating expenses, property taxes and insurance expenses through the lease termination date, plus (ii) in the tenant's sole discretion, either (a) the remaining unamortized principal (not interest) of initial improvements costs no later than the lease termination date or (b) the monthly amortization amount of initial improvements on or before the date that each base rent payment would have been due had the tenant not terminated its lease.

Loan No. 22 – Waycross Marketplace – The fifth largest tenant at the Mortgaged Property, Shoe Show, has the right to terminate its lease if gross sales for the fifth lease year are less than $1,600,000, by providing 30 days' written notice within 60 days after the end of the fifth lease year.

Loan No. 27 – Clearview Palms Shopping Center – The second largest tenant at the Mortgaged Property, AT&T Mobility (Cingular Wireless), has the right to terminate its lease as of November 30, 2019, by providing written notice no later than November 30, 2018 and paying a termination fee equal to six months’ base rent.

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Loan No. 44 – Gulph Mill Industrial Park – The third largest tenant at the Mortgaged Property, US Marshall Service, may terminate its lease, in whole or in part, on the last day of the 120th full calendar month of the lease term, provided that US Marshall Service provides 90 days’ notice.

(10)	Loan No. 7 – 1670 Broadway – The largest tenant at the Mortgaged Property, TIAA, subleases a total of 33,292 SF, 22,063 SF on the 28th floor and 11,229 SF on the 29th floor, to P2ES Holdings, LLC through December 31, 2018 at $22.76 PSF.

(11)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

Loan No. 4 – Riverwalk II – The fifth largest tenant at the Mortgaged Property, Mentor, is expected to take full occupancy of the space by January 1, 2019 and commence paying rent on May 1, 2019. At origination, the borrower deposited $141,390 into a free rent reserve associated with such free rent.

Loan No. 21 – Stockton Shopping Center – The third largest tenant at the Mortgaged Property, Funtime, LLC dba Luv2Play, has a firm lease commencement date of February 1, 2019. The fourth largest tenant at the Mortgaged Property, Goodwill, is dark/vacant. The borrower sponsor executed a new lease with Lodi that will occupy the Goodwill space with an anticipated commencement date of April 1, 2019.

Loan No. 36 – 150 Grand Street – The largest tenant at the Mortgaged Property, Matto Espresso, has a lease commencement date of June 15, 2018 with a three-month rent abatement. Matto Espresso is building out its space and expected to open for business during the first quarter of 2019.

(12)	Loan No. 28 – Plaza Del Rey – At origination, $250,000 was reserved to be released upon the Mortgaged Property achieving the following conditions: (i) occupancy greater than or equal to 82.0%, (ii) a debt yield greater than or equal to 11.0% for two consecutive calendar quarters, (iii) evidence that the largest tenant at the Mortgaged Property, Goodwill Industries, and the fourth largest tenant at the Mortgaged Property, Grand Buffett, have renewed their leases for at least three years each and (iv) a DSCR greater than or equal to 1.70x for two consecutive calendar quarters.

(13)	Loan No. 34 – Holiday Inn Express - Fort Pierce – A monthly escrow for FF&E and replacement reserves, beginning on December 6, 2021, equal to the greater of (i) 1/12 of 4.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs and (ii) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

(14)	Loan No. 6 – Clevelander South Beach – At origination, the borrower provided a guarantee for any debt service shortfall during the months of July, August, September and October in lieu of a seasonality reserve.

Loan No. 14 – Four Points - Juneau – The borrower deposited $330,881 at origination into a seasonality reserve. Ongoing seasonality reserve payments are required to be deposited on each monthly payment date occurring during the period between May and August, inclusive, each year.

Loan No. 19 – Holiday Inn Express & Suites - Clearwater – The Mortgage Loan is structured with a seasonality reserve to support the Mortgage Loan at a 1.25x DSCR through the Mortgaged Property’s shortfall months. In December of each year, the seasonality reserve amount will be recalculated to equal the total shortfall of the previous year. The total shortfall is equal to the sum of the monthly shortfall amounts for the previous 12 months (November through October). The monthly shortfall amount equals the monthly NCF (as defined by the lender) less the quantity of the product of monthly debt service and 1.25 (solving for a 1.25x DSCR). The seasonality reserve will be seeded following a depletion in the amount of 1/4 of the recalculated seasonality reserve amount (less any remaining balance), beginning in February of each year for the next four months, including February, as a monthly escrow.

Loan No. 33 – La Quinta - College Station – On each monthly payment date occurring in November and December, the borrower is required to deposit with the lender an amount equal to 1/2 of the amount by which (i) the product of (A) 110.0% and (B) the sum of the monthly shortfall amounts for the twelve month period commencing on the first day of May in the calendar year immediately preceding such monthly payment date exceeds (ii) the funds on deposit in the seasonality reserve account as of the date such shortfall amount is determined by the lender; provided, that, if the sum of the monthly shortfall amounts for the twelve month period

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commencing on the first day of May in the calendar year immediately preceding such monthly payment date was less than $50,000, no monthly seasonality deposit is required.

(15)	Loan No. 11 – Home2 Suites - Greenville Downtown – The monthly capital expenditure deposit is equal to the greater of (i) (a) during the first year, an amount equal to 1/12 of 2.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs, (b) during the second year, an amount equal to 1/12 of 3.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs, and (c) from and after the commencement of the third year of the term of the Mortgage Loan, an amount equal to 1/12 of 4.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs, and (ii) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

(16)	Loan No. 2 – Heartland Dental Medical Office Portfolio – The Phase I ESA for the Heartland Dental Medical Office Portfolio - 149 Tuscan Way, Heartland Dental Medical Office Portfolio - 2222 Highway 540A East and Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane Mortgaged Properties noted the following recognized environmental conditions (“REC”) below. Given the history identified, as a mitigant, the borrower sponsor provided an environmental insurance policy issued by Great American Insurance Group for a 10-year policy term with combined single limit of $4,000,000 and a deductible of $50,000 naming the lender as an additional insured party.

- Heartland Dental Medical Office Portfolio - 149 Tuscan Way – Dyke's Riverside Cleaners is located on the eastern adjoining property, about 50 feet from the Mortgaged Property. In 1997, this facility reported a release of chlorinated solvents and as a result was enrolled in the State assisted Dry Cleaners Solvent Cleanup Program (DCSCP) with a priority cleanup score of 31. An adjoining dry cleaner with a reported release may represent a vapor intrusion concern, and is considered a REC. The facility is located down-gradient to the Mortgaged Property and is enrolled in a state assisted cleanup program that will provide funding and oversight for assessment and cleanup activities.

- Heartland Dental Medical Office Portfolio - 2222 Highway 540A East – Historic aerial photographs indicate that the Mortgaged Property was developed as a storage area and scrap yard with debris piles as part of a larger parcel to the north and east starting circa 1968 through at least 1971. The nature of the debris is unknown, and may have impacted the subsurface. Therefore, the historic use of the Mortgaged Property as a scrap yard represents a REC.

- Heartland Dental Medical Office Portfolio - 1012 Mill Pond Lane – The Mortgaged Property and the area have a long history of industrial use as a zinc and lumber mill. The long history of industrial use of the Mortgaged Property is considered a REC.

(17)	Loan No. 3 – Lafayette Park – In lieu of an environmental indemnitor, the borrower sponsor provided an environmental insurance policy issued by Steadfast Insurance Company, which has an A.M. Best rating of A- or better. The policy names the lender as the named insured with limits of $5,000,000 per occurrence and $5,000,000 in the aggregate. The policy provides coverage during the term of the Whole Loan.

Loan No. 7 – 1670 Broadway – The Phase I ESA for the Mortgaged Property did not note any REC. However, at origination, in lieu of an environmental indemnitor distinct from the borrower, the borrower provided an environmental insurance policy issued by Great American Insurance Company for an eight-year policy term with combined single limit of $5,000,000 and a deductible of $100,000 naming the lender as an additional insured party.

Loan No. 38 – Nursery Plaza & Perry Hall Marketplace – The related Phase I ESA for the Perry Hall Marketplace Mortgaged Property identified the former location of a dry cleaner as a REC and recommended further investigation due to the use of chlorinated solvents in the dry cleaning process. A prior Phase II ESA was conducted, which included soil borings and collection of soil and groundwater samples. Such samples detected contamination below the governing cleanup standard. Following a review and discussion of the Phase II investigation with the engineers that conducted it, the engineers responsible for the current Phase I ESA determined that sampling conducted in connection with the Phase II investigation may not have been sufficiently down gradient of the former dry cleaner site to detect contaminants and recommended a second Phase II investigation. In lieu of a second Phase II investigation, the borrower delivered to the lender an environmental insurance policy for the Perry Hall Marketplace Mortgaged Property issued by Great American Insurance Group (rated S&P: A+; A.M. Best: A+) with an aggregate policy limit of $2,350,000 and a 13-year term.

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(18)	For more information see “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”.

(19)	Loan No. 14 – Four Points - Juneau – The Mortgage Loan is structured with a rollover reserve requiring the borrower to deposit an amount equal to $28,233 in each of the three months prior to expiration of the only lease at the Mortgaged Property (June, July and August 2020) and again in each of the three months prior to expiration of any renewal of such lease (June, July and August 2025) or, if the lease is replaced, in each of the three months prior to expiration of such replacement lease. However, if the tenant renews the lease prior to the three months prior to expiration, then the borrower is not required to make the deposits.

Loan No. 16 – Orchard Ridge Corporate Park – The TI/LC Reserve will be capped at $950,000 once the largest tenant at the Mortgaged Property, Azko Nobel Chemistry, LLC, has renewed its lease at terms acceptable to the lender.

Loan No. 24 – Barrywoods Crossing – A monthly TI/LC Reserve escrow of $20,420 will commence if the amount on deposit in the TI/LC Reserve falls below the initial deposit of $1,470,222.

Loan No. 26 – Tomball Parkway Plaza – At origination, the borrower sponsor deposited $200,000 into a tenant rollover reserve. The monthly rollover reserve payments do not commence unless the balance of the rollover reserve drops below $100,000, at which time monthly payments of $5,775 are required thereafter.

Loan No. 31 – Avalon Crossing – An initial deposit to the rollover account was made in the amount of $350,000. The amount of funds on deposit in the rollover account is subject to a cap of $350,000 and, upon reaching such amount, the borrower may cease making monthly deposits to the rollover account. If at any time the rollover funds equals $150,000 or less, the borrower is required to recommence and continue making monthly deposits of $6,902 to the rollover account until the amount of funds on deposit in the rollover account equals $350,000.

Loan No. 44 – Gulph Mill Industrial Park – The initial TI/LC Reserve capped amount is $150,433. If at any time during the term of the Mortgage Loan and after borrower has deposited at least $50,433 of monthly deposits into the TI/LC Reserve subaccount, the balance of the TI/LC Reserve subaccount is equal to or less than $33,622, the borrower will be required to pay to the lender $1,401 on each payment date thereafter until the balance of the TI/LC Reserve subaccount equals or exceeds $50,433.

(20)	Loan No. 16 – Orchard Ridge Corporate Park – Commencing upon the earlier to occur of 12 months prior to lease expiration date of the largest tenant at the Mortgaged Property, Azko Nobel Chemistry, LLC, or if Azko Nobel Chemistry, LLC files for bankruptcy, goes dark or vacates, excess cash flow will be deposited into a reserve to be used for re-leasing the space.

Loan No. 36 – 150 Grand Street – The Mortgage Loan is structured with a tenant buyout reserve requiring the borrower to deposit $50,000 prior to the April 6, 2019 monthly payment date.

Loan No. 38 – Nursery Plaza & Perry Hall Marketplace – Commencing upon the earlier to occur of any of Nursery Fitness LLC d/b/a Anytime Fitness, the largest tenant at the Nursery Plaza Mortgaged Property, Seasons Pizza, Linthicum Inc., the third largest tenant at the Nursery Plaza Mortgaged Property or Perry Hall Express, Inc. d/b/a Seasons Pizza, the largest tenant at the Perry Hall Marketplace Mortgaged Property (each, a "Trigger Tenant") giving notice to vacate, going dark or bankrupt or beginning 12 months prior to any Trigger Tenant's lease expiration, excess cash flow will be deposited into a reserve to be used for re-leasing the space.

(21)	Loan No. 8 – Christiana Mall – The borrower is permitted a grace period of one business day for monthly debt service payments, which grace period may be utilized once in every 12-month period.

(22)	Loan No. 4 – Riverwalk II – The Mortgaged Property consists of three separate office buildings and related land parcels, one of which may be released from the lien of the related Mortgage Loan, as described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

(23)	Loan No. 31 – Avalon Crossing – The second largest tenant at the Mortgaged Property, Big Bob's, is on a short-term lease extension with a lease expiration of April 30, 2019. The Occupancy Rate excludes Big Bob’s from the calculation. Including Big Bob’s, the Occupancy Rate is 100.0%.

A-1-47

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
$2,200,000	-	$5,000,000	6	$21,829,664	3.4%	5.689%	119	1.72	x	62.2%	51.5%
$5,000,001	-	$10,000,000	16	$123,119,473	18.9%	5.419%	118	1.70	x	63.4%	55.3%
$10,000,001	-	$15,000,000	11	$139,611,847	21.4%	5.495%	118	1.56	x	66.9%	57.6%
$15,000,001	-	$20,000,000	3	$57,295,369	8.8%	5.497%	118	1.61	x	66.9%	53.9%
$20,000,001	-	$25,000,000	1	$21,000,000	3.2%	5.750%	119	1.35	x	60.9%	52.5%
$25,000,001	-	$30,000,000	2	$60,000,000	9.2%	4.064%	87	3.69	x	32.6%	32.6%
$30,000,001	-	$35,000,000	3	$102,500,000	15.7%	5.501%	119	1.75	x	58.4%	53.5%
$35,000,001	-	$40,000,000	1	$37,250,000	5.7%	4.722%	118	2.27	x	65.2%	65.2%
$40,000,001	-	$44,325,000	2	$88,278,624	13.6%	5.275%	120	1.84	x	56.3%	51.9%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Mortgage Rates
						Weighted Averages(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
3.8511%	-	4.7500%	3	$97,250,000	14.9%	4.316%	99	3.14	x	45.1%	45.1%
4.7501%	-	4.9500%	3	$64,537,500	9.9%	4.877%	119	2.01	x	60.6%	57.5%
4.9501%	-	5.1500%	3	$41,876,691	6.4%	5.005%	116	1.71	x	66.2%	55.2%
5.1501%	-	5.3500%	7	$90,518,198	13.9%	5.262%	119	1.75	x	56.9%	51.8%
5.3501%	-	5.5500%	11	$139,339,266	21.4%	5.440%	119	1.48	x	66.2%	58.0%
5.5501%	-	5.7500%	7	$102,558,657	15.8%	5.702%	119	1.57	x	60.3%	50.7%
5.7501%	-	5.9500%	8	$51,114,380	7.9%	5.822%	119	1.64	x	66.2%	56.0%
5.9501%	-	6.0723%	3	$63,690,285	9.8%	6.010%	118	1.84	x	62.0%	53.4%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Property Type Distribution(1)
					Weighted Averages(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/Pads/ NRA/Beds	Cut-off Date Balance per Unit/Room/Pad NRA(2)	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
Retail	23	$227,311,951	34.9%	3,523,442	$177	5.220%	118	94.5%	1.76	x	59.3%	52.5%
Anchored	14	$121,199,035	18.6%	2,045,471	$104	5.425%	118	93.7%	1.46	x	67.9%	59.2%
Unanchored	6	$39,410,788	6.1%	309,703	$198	5.305%	118	90.5%	1.60	x	63.1%	53.9%
Outlet Center	1	$35,000,000	5.4%	367,047	$195	5.210%	119	99.0%	1.82	x	47.7%	44.1%
Super Regional Mall	1	$30,000,000	4.6%	779,084	$434	4.278%	116	98.3%	3.15	x	32.5%	32.5%
Shadow Anchored	1	$1,702,128	0.3%	22,137	$58	5.446%	119	93.0%	1.39	x	74.5%	65.1%
Office	160	$188,444,558	29.0%	3,349,205	$140	4.932%	109	96.4%	2.24	x	55.8%	52.7%
Suburban	8	$79,662,123	12.2%	1,106,364	$143	5.119%	119	97.4%	1.78	x	60.3%	56.5%
CBD	5	$67,250,000	10.3%	1,381,168	$111	4.334%	91	94.3%	3.14	x	50.7%	50.7%
Medical	145	$33,902,092	5.2%	698,553	$187	5.700%	119	97.3%	1.59	x	55.4%	46.6%
R&D	2	$7,630,343	1.2%	163,120	$152	4.853%	120	100.0%	2.08	x	57.2%	57.2%
Hospitality	10	$129,618,495	19.9%	1,192	$257,618	5.719%	118	76.4%	1.86	x	64.5%	53.2%
Full Service	3	$65,551,944	10.1%	482	$404,280	5.894%	118	76.3%	1.88	x	63.9%	54.5%
Limited Service	6	$45,189,859	6.9%	593	$85,090	5.770%	119	75.1%	1.85	x	65.1%	53.3%
Extended Stay	1	$18,876,691	2.9%	117	$161,339	4.990%	116	80.0%	1.80	x	64.9%	48.8%
Mixed Use	25	$39,351,469	6.0%	415,124	$202	5.584%	119	93.9%	1.40	x	61.7%	54.9%
Office/Industrial/R&D	1	$14,000,000	2.2%	156,948	$89	5.410%	120	85.3%	1.37	x	62.2%	55.6%
Retail/Office	1	$11,800,000	1.8%	112,460	$105	5.770%	118	100.0%	1.29	x	69.4%	59.9%
Medical/Retail	22	$7,551,469	1.2%	136,796	$187	5.700%	119	95.4%	1.59	x	55.4%	46.6%
Multifamily/Retail	1	$6,000,000	0.9%	8,920	$673	5.481%	116	100.0%	1.44	x	53.6%	53.6%
Multifamily	8	$35,477,607	5.5%	515	$75,388	5.594%	118	94.8%	1.79	x	61.5%	53.6%
Garden	8	$35,477,607	5.5%	515	$75,388	5.594%	118	94.8%	1.79	x	61.5%	53.6%
Self Storage	2	$16,704,167	2.6%	50,645	$9,441	5.414%	119	95.2%	1.51	x	67.1%	64.2%
Industrial	3	$5,782,597	0.9%	111,625	$121	5.144%	119	100.0%	1.82	x	61.6%	56.2%
Flex	1	$3,250,000	0.5%	33,622	$97	5.370%	119	100.0%	1.61	x	65.0%	55.5%
Warehouse/Distribution	1	$1,595,080	0.2%	58,148	$152	4.853%	120	100.0%	2.08	x	57.2%	57.2%
Warehouse	1	$937,517	0.1%	19,855	$152	4.853%	120	100.0%	2.08	x	57.2%	57.2%
Manufactured Housing Community	4	$4,200,000	0.6%	136	$30,882	5.790%	119	93.0%	1.57	x	66.9%	57.7%
Other	1	$3,994,133	0.6%	44	$90,776	5.894%	119	93.2%	2.10	x	52.6%	40.6%
Assisted Living	1	$3,994,133	0.6%	44	$90,776	5.894%	119	93.2%	2.10	x	52.6%	40.6%
Total/Weighted Average	236	$650,884,977	100.0%			5.291%	116	91.5%	1.89	x	59.8%	53.2%

Please see footnotes on page A-2-4.

A-2-1

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)
				Weighted Averages(1)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
Florida	46	$96,095,368	14.8%	5.829%	119	1.85	x	62.5%	53.9%
Texas	20	$63,908,321	9.8%	5.395%	119	1.85	x	60.4%	52.2%
California	3	$40,498,224	6.2%	5.314%	119	1.65	x	63.6%	58.9%
California - Northern(4)	3	$40,498,224	6.2%	5.314%	119	1.65	x	63.6%	58.9%
South Carolina	20	$40,408,967	6.2%	5.328%	118	1.64	x	63.0%	50.7%
Minnesota	5	$37,370,543	5.7%	4.725%	118	2.27	x	65.2%	65.1%
Nebraska	3	$35,479,187	5.5%	5.217%	119	1.82	x	47.8%	44.1%
Massachusetts	1	$35,000,000	5.4%	5.357%	119	1.46	x	64.0%	57.1%
Georgia	17	$34,703,811	5.3%	5.410%	118	1.66	x	64.3%	60.2%
Other	121	$267,420,556	41.1%	5.127%	111	2.04	x	57.4%	50.8%
Total/Weighted Average	236	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Cut-off Date LTV Ratios(2)(3)
							Weighted Averages(1)
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
32.5%	-	45.0%	2	$60,000,000	9.2%	4.064%	87	3.69	x	32.6%	32.6%
45.1%	-	50.0%	1	$35,000,000	5.4%	5.210%	119	1.82	x	47.7%	44.1%
50.1%	-	55.0%	3	$13,987,997	2.1%	5.633%	118	1.88	x	53.0%	46.1%
55.1%	-	60.0%	5	$117,550,230	18.1%	5.334%	119	1.87	x	57.0%	51.9%
60.1%	-	65.0%	16	$210,277,813	32.3%	5.528%	119	1.62	x	62.8%	54.7%
65.1%	-	70.0%	14	$164,564,769	25.3%	5.411%	118	1.74	x	67.1%	59.0%
70.1%	-	74.5%	4	$49,504,167	7.6%	5.224%	118	1.51	x	73.3%	64.0%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Maturity Date LTV Ratios(2)(3)
						Weighted Averages(1)
Range of LTV Ratios at Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
32.5%	-	45.0%	5	$102,987,997	15.8%	4.584%	100	2.94	x	39.3%	37.1%
45.1%	-	55.0%	17	$214,522,819	33.0%	5.552%	118	1.64	x	60.9%	50.1%
55.1%	-	60.0%	14	$206,501,494	31.7%	5.447%	119	1.75	x	63.3%	57.8%
60.1%	-	65.0%	7	$69,622,667	10.7%	5.323%	118	1.53	x	69.8%	63.0%
65.1%	-	65.2%	2	$57,250,000	8.8%	4.975%	118	1.96	x	68.4%	65.2%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Underwritten NCF Debt Service Coverage Ratios(2)
						Weighted Averages(1)
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
1.25x	-	1.30x	2	$15,991,667	2.5%	5.733%	118	1.28	x	70.5%	60.4%
1.31x	-	1.40x	8	$93,849,753	14.4%	5.564%	119	1.36	x	66.0%	57.9%
1.41x	-	1.50x	4	$66,000,000	10.1%	5.290%	118	1.46	x	65.5%	58.5%
1.51x	-	1.60x	7	$99,521,821	15.3%	5.545%	119	1.57	x	60.8%	52.9%
1.61x	-	1.70x	5	$44,258,258	6.8%	5.762%	119	1.65	x	62.7%	52.2%
1.71x	-	1.80x	6	$66,181,331	10.2%	5.463%	118	1.77	x	63.7%	50.3%
1.81x	-	1.90x	2	$45,312,500	7.0%	5.149%	119	1.84	x	53.5%	48.4%
1.91x	-	2.00x	3	$55,133,266	8.5%	5.709%	117	1.97	x	64.3%	56.9%
2.01x	-	2.25x	2	$48,319,133	7.4%	4.939%	120	2.08	x	56.8%	55.8%
2.26x	-	2.50x	4	$56,317,247	8.7%	5.000%	118	2.29	x	63.8%	61.7%
2.51x	-	4.22x	2	$60,000,000	9.2%	4.064%	87	3.69	x	32.6%	32.6%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Please see footnotes on page A-2-4.

A-2-2

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Original Terms to Maturity
				Weighted Averages(1)
Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
60	1	$30,000,000	4.6%	3.851%	57	4.22	x	32.6%	32.6%
120	44	$620,884,977	95.4%	5.360%	118	1.78	x	61.1%	54.2%
Total/Weighted Average	45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Remaining Terms to Maturity
						Weighted Averages(1)
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
57	-	60	1	$30,000,000	4.6%	3.851%	57	4.22	x	32.6%	32.6%
89	-	120	44	$620,884,977	95.4%	5.360%	118	1.78	x	61.1%	54.2%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Distribution of Underwritten NOI Debt Yields(2)
						Weighted Averages(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
8.2%	-	9.5%	3	$22,704,167	3.5%	5.432%	118	1.49	x	63.6%	61.4%
9.6%	-	10.0%	7	$64,199,753	9.9%	5.427%	118	1.39	x	67.3%	58.9%
10.1%	-	10.5%	3	$60,450,000	9.3%	5.433%	119	1.41	x	64.9%	57.7%
10.6%	-	11.0%	6	$142,530,698	21.9%	5.096%	119	1.85	x	63.1%	59.0%
11.1%	-	11.5%	5	$33,150,000	5.1%	5.502%	118	1.57	x	65.9%	57.6%
11.6%	-	12.0%	1	$43,953,624	6.8%	5.700%	119	1.59	x	55.4%	46.6%
12.1%	-	12.5%	2	$15,700,000	2.4%	5.145%	118	1.75	x	62.2%	54.4%
12.6%	-	13.0%	4	$63,802,079	9.8%	5.252%	119	1.88	x	56.2%	51.0%
13.1%	-	13.5%	1	$6,287,528	1.0%	5.640%	118	1.73	x	61.0%	51.3%
13.6%	-	14.0%	4	$69,648,297	10.7%	4.877%	116	2.39	x	49.2%	41.9%
14.1%	-	14.5%	1	$11,981,974	1.8%	5.738%	119	1.73	x	65.5%	50.3%
14.6%	-	19.3%	8	$116,476,856	17.9%	5.361%	103	2.52	x	55.7%	48.4%
Total/Weighted Average			45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Amortization Types
				Weighted Averages(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
Partial IO	22	$294,318,500	45.2%	5.445%	118	1.58	x	63.8%	56.7%
Amortizing	16	$187,978,977	28.9%	5.650%	118	1.71	x	61.8%	49.8%
Full IO	7	$168,587,500	25.9%	4.620%	107	2.65	x	50.7%	50.7%
Total/Weighted Average	45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Loan Purposes
				Weighted Averages(1)
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Maturity Date LTV Ratio(2)(3)
Refinance	32	$458,117,062	70.4%	5.361%	119	1.76	x	59.1%	51.5%
Acquisition	11	$178,667,914	27.4%	5.120%	108	2.26	x	61.5%	57.5%
Recapitalization	1	$9,900,000	1.5%	4.920%	117	1.79	x	62.5%	52.6%
Refinance/Acquisition	1	$4,200,000	0.6%	5.790%	119	1.57	x	66.9%	57.7%
Total/Weighted Average	45	$650,884,977	100.0%	5.291%	116	1.89	x	59.8%	53.2%

Please see footnotes on page A-2-4.

A-2-3

UBS 2018-C14

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total/Weighted Average” due to rounding.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Balance per Unit/Room/Pad/NRA/Beds, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, Balance per Unit/Room/Pad/NRA/Beds, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)	The Cut-off Date LTV and Maturity Date LTV for the following mortgage loans is based on an appraised value for one or more mortgaged properties that is not an “As-Is” appraised value.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as GNL Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As-Is Portfolio Value” conclusion of $172,290,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $170,205,000. The Cut-off Date LTV and Maturity Date LTV based on the appraised value representing the sum of the “As-Is” appraised values are 57.9% and 57.9%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Crowne Plaza – Jacksonville (Airport), the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and appraised value are based on the “As-Complete” appraised value of $30,400,000 for the mortgaged property as of September 4, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $5,250,000 into a PIP Reserve to cover the cost of such property improvement plan. The appraised value for the mortgaged property assuming the “As-Is” appraised value without the PIP extraordinary assumption is $25,400,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value without the PIP extraordinary assumption for the Mortgaged Property are 72.5% and 56.4%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express & Suites – Clearwater, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and Appraised Value with respect to the mortgage loan includes the “As-Complete” Appraised Value of $18,300,000 for the mortgaged property as of August 20, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $1,150,000 into a PIP Reserve to cover the cost of such property improvement plan. The appraised value for the mortgaged property assuming the “As-Is” appraised value without the PIP extraordinary assumption is $15,700,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value without the extraordinary assumption for the mortgaged property are 76.3% and 58.7%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express & Suites Detroit Novi, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and appraised value are based on the “As-Complete” appraised value of $15,000,000 for the mortgaged property, which assumes the completion of $1,035,208 in renovations for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $13,900,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” appraised value for the mortgaged property are 71.9% and 60.6%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express – Fort Pierce, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and Appraised Value with respect to the mortgage loan includes the “As-Complete” Appraised Value of $9,100,000 for the mortgaged property as of August 9, 2018, which assumes the completion of a property improvement plan. At origination, the borrower deposited $1,450,000 into a PIP Reserve to cover the cost of such property improvement plan. The appraised value for the mortgaged property assuming the “As-Is” appraised value without the PIP extraordinary assumption is $7,600,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” Appraised Value without the extraordinary assumption for the Mortgaged Property are 83.7% and 70.9%, respectively.

(4)	“California—Northern” includes zip codes above 93600.

A-2-4

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

 A-3-1

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

 A-3-2

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

Fremont
Newark
Milpitas
Palo Alto
Mountain View
Sunnyvale
Santa Clara
SAN JOSE
Cupertino
Campbell
Saratoga
Los Gatos
Alum Rock
SANTA CLARA COUNTY
ALAMEDA COUNTY
SAN MATEO COUNTY
DIABLO RANGE
SANTA CRUZ MTS.
San Francisco Bay

DETROIT
WINDSOR
ONTARIO
Lake Erie
MICHIGAN
TOLEDO
CLEVELAND
Erie
FORT WAYNE
AKRON
Youngstown
PITTSBURGH
OHIO
COLUMBUS
DAYTON
CINCINNATI
Highland Heights
KENTUCKY
WEST VIRGINIA
Charleston
Huntington

CALGARY
SASKATCHEWAN
Regina
ALBERTA
BRITISH COLUMBIA
Lethbridge
Cranbrook
CANADA
U.S.
Kalispell
Great Falls
MONTANA
Missoula
Helena
Billings
Bozeman
Butte
IDAHO
BOISE
WYOMING
Casper
Sheridan
Williston

GNL Portfolio	
1 Nimble Storage	211, 251 and 281 River Oaks Parkway, San Jose, CA 95134
2 NetScout Systems	915 Guardian Way, Allen, TX 75013
3 Mallinckrodt	381 and 385 Marshall Avenue, St. Louis, MO 63119
4 PPD Global Labs	2 Tesseneer Drive, Highland Heights, KY 41076
5 PNC Bank	901 State Street, Erie, PA 16501
6 FedEx Ground	6401 18th Avenue North, Great Falls, MT 59405
7 Weatherford International	13400 West Highway 80 East, Odessa, TX 79765

KANSAS
OKLAHOMA CITY
TULSA
OKLAHOMA
ALBUQUERQUE
NEW MEXICO
Amarillo
Lubbock
Allen
FT. WORTH
DALLAS
Midland
Odessa
EL PASO
TEXAS
AUSTIN
SAN ANTONIO
HOUSTON
MEXICO
MONTERREY
Gulf of Mexico

MISSOURI
ILLINOIS
St. Charles
St. Peters
Florissant
Chesterfield
ST. LOUIS
Belleville
Alton
Wildwood
Ballwin
Webster Groves
Kirkwood

 A-3-3

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale			Single Asset/Portfolio:	Portfolio
Original Balance(2):	$44,325,000			Location:	Various
Cut-off Date Balance(2):	$44,325,000			General Property Type:	Various
% of Initial Pool Balance:	6.8%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee Simple
Borrower Sponsor:	Global Net Lease Operating Partnership, L.P.			Year Built/Renovated:	Various
Mortgage Rate:	4.8530%			Size:	647,713 SF
Note Date:	11/9/2018			Cut-off Date Balance per SF(2):	$152
First Payment Date:	1/1/2019			Maturity Date Balance per SF(2):	$152
Maturity Date:	12/1/2028			Property Manager:	Global Net Lease Properties, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(5)(6):	$10,856,824
Prepayment Provisions:	LO (25); YM1 (91); O (4)			UW NOI Debt Yield(2):	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(2):	11.0%
Additional Debt Type(2)(3):	Pari Passu			UW NCF DSCR(2):	2.08x
Additional Debt Balance(2)(3):	$54,175,000			Most Recent NOI(5)(6):	$8,061,391 (7/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(6):	$8,011,118 (12/31/2017)
Reserves(4)				3rd Most Recent NOI(6):	$7,407,598 (12/31/2016)
Type	Initial	Monthly	Initial Cap	Most Recent Occupancy(6):	100.0% (12/1/2018)
RE Taxes:	$0	Springing	N/A	2nd Most Recent Occupancy(6):	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	100.0% (12/31/2016)
Replacement Reserves:	$0	Springing	N/A	Appraised Value (as of)(7):	$172,290,000 (Various)
TI/LC:	$0	Springing	$5,000,000	Cut-off Date LTV Ratio(2)(7):	57.2%
Deferred Maintenance:	$233,500	$0	N/A	Maturity Date LTV Ratio(2)(7):	57.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$98,500,000	100.0%	Loan Payoff:	$90,167,460	91.5%
			Reserves:	$233,500	0.2%
			Closing Costs:	$1,173,429	1.2%
			Return of Equity:	$6,925,611	7.0%
Total Sources:	$98,500,000	100.0%	Total Uses:	$98,500,000	100.0%

(1)	The GNL Portfolio Whole Loan was co-originated by KeyBank National Association (“KeyBank”) and Société Générale.

(2)	The GNL Portfolio Mortgage Loan (as defined below) is part of the GNL Portfolio Whole Loan, which is comprised of three pari passu promissory notes with an aggregate original principal balance of $98,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the GNL Portfolio Whole Loan.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in UW NOI from Most Recent NOI is primarily attributed to NetScout Systems’ recent lease commencement date of August 6, 2018. NetScout Systems is the second largest tenant by net rentable area and annual underwritten base rent.

(6)	The FedEx Ground property and NetScout Systems property were constructed in 2017 and 2018, respectively. Therefore, the FedEx Ground property is excluded from 3rd Most Recent NOI and 3rd Most Recent Occupancy, while the NetScout Systems property is excluded from 3rd Most Recent NOI, 3rd Most Recent Occupancy, 2nd Most Recent NOI, 2nd Most Recent Occupancy, Most Recent NOI, and Most Recent Occupancy.

(7)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based on the appraised value of $172,290,000, which reflects a 1.2% premium attributed to the aggregate value of the GNL Portfolio Properties (as defined below). The sum of the values of each of the GNL Portfolio Properties on an individual basis is $170,205,000, which represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 57.9% and 57.9%, respectively.

The Mortgage Loan. The largest mortgage loan (the “GNL Portfolio Mortgage Loan”) is part of a whole loan (the “GNL Portfolio Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $98,500,000. The GNL Portfolio Whole Loan is secured by the fee interests in seven office and industrial buildings located in six states (collectively, the “GNL Portfolio Properties” or “GNL Portfolio”). The GNL Portfolio Whole Loan was co-originated by KeyBank and Société Générale. Promissory Notes A-2 and A-3, with an aggregate original principal balance of $44,325,000, represent the GNL Portfolio Mortgage Loan and will be included in the UBS 2018-C14 Trust. The below table summarizes the GNL Portfolio Whole Loan, including the remaining promissory Note A-1, which is currently held by KeyBank and is expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The GNL Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust until the controlling pari passu Note A-1 is securitized, whereupon the GNL Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

 A-3-4

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

GNL Portfolio Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$54,175,000	$54,175,000	KeyBank	Yes
Note A-2	$34,325,000	$34,325,000	UBS 2018-C14	No
Note A-3	$10,000,000	$10,000,000	UBS 2018-C14	No
Total	$98,500,000	$98,500,000

The proceeds of the GNL Portfolio Whole Loan were used to refinance the GNL Portfolio Properties, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrowers and Borrower Sponsor. The borrowing entities for the GNL Portfolio Whole Loan are ARG FEGRFMT001, LLC, ARC MPSTLMO001, LLC, ARG NSALNTX001, LLC, ARC NSSNJCA001, LLC, ARC PNEREPA001, LLC, ARC PPHHTKY001, LLC and ARC WIODSTX001, LLC (collectively, the “GNL Portfolio Borrowers”), each a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the GNL Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the GNL Portfolio Whole Loan.

The non-recourse carveout guarantor and borrower sponsor of the GNL Portfolio Whole Loan is Global Net Lease Operating Partnership, L.P., a Delaware limited partnership that serves as the business operations entity of Global Net Lease, Inc. (NYSE: GNL) (“GNL”). Founded in 2011, GNL is a publicly traded real estate investment trust focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical, income producing net-lease assets across the United States and Western and Northern Europe. As of June 30, 2018, GNL owned a portfolio of 333 properties totaling approximately 25.0 million SF. GNL is an affiliate of AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital while growing into one of the largest external managers of direct investment programs in the United States, serving over 150,000 shareholders. See “Description of the Mortgage Pool–Litigation and Other Considerations”.

The Properties. The GNL Portfolio is comprised of seven single tenant office and industrial buildings with an aggregate of 647,713 SF. The borrower sponsor acquired the GNL Portfolio Properties in separate transactions between August 2013 and August 2018 and subsequently completed capital repairs at the GNL Portfolio Properties bringing the borrower sponsor’s total cost basis to approximately $158.0 million, resulting in a loan-to-cost ratio of 62.3%. The GNL Portfolio is geographically diverse with properties located in six different states and seven different markets. The three largest states by allocated loan amount are California (39.4%), Texas (35.2%) and Missouri (11.1%), which account for approximately 35.1%, 31.6% and 16.3% of underwritten base rent, respectively. The remaining three GNL Portfolio Properties, located in Kentucky, Montana and Pennsylvania, do not individually account for more than 6.1% of the allocated loan amount or 7.3% of underwritten base rent.

The three largest GNL Portfolio Properties by allocated loan amount and underwritten base rent account for approximately 83.6% and 81.0%, respectively, of the GNL Portfolio and include Nimble Storage, NetScout Systems and Mallinckrodt. The Nimble Storage property consists of three, two-story Class A, office buildings constructed between 1979 and 1982 and renovated in 2013. The Nimble Storage property buildings feature open office areas, private offices, conference and meeting rooms, break rooms and engineering labs. The Nimble Storage property has additional amenities that include an outdoor courtyard with seating, a barbeque grill, and a bocce ball court, indoor bicycle storage and a fitness room. The NetScout Systems property is a three-story, Class A, single-tenant office building that was constructed as a build-to-suit property in 2018. Additionally, the NetScout Systems property office building includes a 482 space, four-story parking garage located on the west side of the office building. The NetScout Systems property includes a cafeteria, a fitness center, an outdoor courtyard with a turf putting green and a patio with a grilling area. The Mallinckrodt property consists of three interconnected three-story office and research and development (“R&D”) buildings, two of which were primarily constructed in 1980 and renovated in 2004 and are utilized as office and laboratory space. The third building at the Mallinckrodt property was constructed in 2008 and is a pharmaceutical pilot production plant.

Portfolio Summary
Property Name	Location	Net Rentable Area (SF)(1)	Approximate % of SF	Year Built/Renovated	Allocated Cut-Off Date Balance(2)	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(3)
Nimble Storage	San Jose, CA	164,608	25.4%	1979-1982/2013	$38,773,831	$67,000,000	57.2%
NetScout Systems	Allen, TX	144,779	22.4%	2018/N/A	$32,627,890	$56,380,000	57.2%
Mallinckrodt	St. Louis, MO	89,900	13.9%	1980-2008/2004, 2017	$10,937,693	$18,900,000	57.2%
PPD Global Labs	Highland Heights, KY	73,220	11.3%	1983/2015	$6,018,625	$10,400,000	57.2%
PNC Bank	Erie, PA	97,203	15.0%	1909, 1968/2000	$4,513,968	$7,800,000	57.2%
FedEx Ground	Great Falls, MT	58,148	9.0%	2017/N/A	$3,544,623	$6,125,000	57.2%
Weatherford International	Odessa, TX	19,855	3.1%	1950/2010	$2,083,370	$3,600,000	57.2%
Total/Wtd. Avg.		647,713	100.0%		$98,500,000	$172,290,000	57.2%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Cut-off Date Balance is based on the GNL Portfolio Whole Loan.

(3)	The Appraised Value of $172,290,000 reflects a 1.2% premium attributed to the aggregate value of the GNL Portfolio Properties. The sum of the values of each of the GNL Portfolio Properties as of September and October 2018, on an individual basis, was $170,205,000, which represents an Allocated Cut-off Date LTV Ratio of 57.9%.

Major Tenants.

Nimble Storage (164,608 SF, 25.4% of NRA, 35.1% of underwritten base rent). Founded in 2008, Nimble Storage is an information technology company focused on providing external network data storage products and solutions to corporate customers. In 2017, Hewlett Packard Enterprise (NYSE: HPE) (rated Baa2/BBB/BBB+ by Moody’s/S&P/Fitch) (“HPE”) acquired Nimble Storage for approximately $1 billion and Nimble Storage is now fully integrated into HPE. HPE is a global technology company that offers enterprise technology solutions and services, including servers, storage, networking and financial services. Nimble Storage occupies 100.0% of the net rentable area at the Nimble Storage property through October 2021, with one, five-year renewal option at fair market rent. The lease does not provide any termination or contraction options.

 A-3-5

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

NetScout Systems (144,779 SF, 22.4% of NRA, 29.6% of underwritten base rent). NetScout Systems (NASDAQ: NTCT) (“NetScout”) is a provider of business assurance, which encompasses service assurance, cybersecurity and business intelligence solutions. NetScout oversees the designing, developing, manufacturing, marketing, selling and support of products that assure the performance and availability of critical business applications and services in complex, high-speed networks. NetScout was founded in 1984 and is headquartered in Westford, Massachusetts. NetScout occupies 100.0% of the net rentable area at the NetScout Systems property through August 2030, with three, five-year renewal options at fair market rent. The lease does not provide any termination or contraction options. NetScout reported total revenue for fiscal year 2018 of approximately $986.8 million with net income of approximately $79.8 million.

Mallinckrodt (89,900 SF, 13.9% of NRA, 16.3% of underwritten base rent). Mallinckrodt Pharmaceuticals (NYSE: MNK) (rated B+ by S&P) (“Mallinckrodt”) is a specialty pharmaceutical company that develops, manufactures, markets and distributes specialty pharmaceutical products and diagnostic imaging agents. Founded in 1867 in St. Louis, Missouri, Mallinckrodt’s global headquarters are located in Staines-upon-Thames, United Kingdom, while its United States headquarters remain in St. Louis. Mallinckrodt has occupied 100.0% of the Mallinckrodt property since 2004 pursuant to a lease that expires in August 2024, with two, five-year renewal options at fair market rent. The lease does not provide any termination or contraction options. Mallinckrodt reportedly completed a $5 million renovation in 2017 that covered approximately 50% of the Mallinckrodt property and included reconfiguration of offices and cafeteria space, the addition of a third-floor office space in place of a two-story atrium and resealing and reconfiguration of the parking lot.

The following table presents certain information relating to the major leases at the GNL Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Ratings (Fitch/ Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Nimble Storage	BBB+/ Baa2/BBB	164,608	25.4%	$4,299,912	35.1%	$26.12	10/31/2021
NetScout Systems	NR/NR/NR	144,779	22.4%	$3,623,818	29.6%	$25.03	8/31/2030
Mallinckrodt	NR/NR/B+	89,900	13.9%	$1,990,578	16.3%	$22.14	8/31/2024
PPD Global Labs	NR/NR/NR	73,220	11.3%	$895,910	7.3%	$12.24	12/31/2024
PNC Bank	A+/A3/A-	97,203	15.0%	$744,017	6.1%	$7.65	7/31/2029
FedEx Express	NR/Baa2/BBB	58,148	9.0%	$440,863	3.6%	$7.58	6/30/2026
Weatherford International	NR/NR/B	19,855	3.1%	$244,055	2.0%	$12.29	11/1/2025
Subtotal/Wtd. Avg.		647,713	100.0%	$12,239,153	100.0%	$18.90
Vacant		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		647,713	100.0%	$12,239,153	100.0%	$18.90

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the GNL Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	1	164,608	25.4%	25.4%	$26.12	$4,299,912	35.1%	35.1%
2022	0	0	0.0%	25.4%	$0.00	$0	0.0%	35.1%
2023	0	0	0.0%	25.4%	$0.00	$0	0.0%	35.1%
2024	2	163,120	25.2%	50.6%	$17.70	$2,886,488	23.6%	58.7%
2025	1	19,855	3.1%	53.7%	$12.29	$244,055	2.0%	60.7%
2026	1	58,148	9.0%	62.6%	$7.58	$440,863	3.6%	64.3%
2027	0	0	0.0%	62.6%	$0.00	$0	0.0%	64.3%
2028	0	0	0.0%	62.6%	$0.00	$0	0.0%	64.3%
2029 & Beyond	2	241,982	37.4%	100.0%	$18.05	$4,367,835	35.7%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	7	647,713	100.0%		$18.90	$12,239,153	100.00%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Markets. Located on approximately 9.82 acres, the Nimble Storage property is located in San Jose, California, approximately four miles northwest of the San Jose central business district and within the southern portion of the San Francisco Bay area. The immediately surrounding area predominantly consists of office and R&D facilities and is occupied by several high-technology firms, including AT&T, Canon, Cisco Systems, PayPal and Samsung. This technology-concentrated area, referred to as the Golden Triangle of Silicon Valley, is bounded by State Highway 237 to the north, U.S. Highway 101 to the south and Interstate 880 to the east, all three of which provide access to the Nimble Storage property. According to a third-party market research report, the Nimble Storage property is located in the San Jose North submarket of the Silicon Valley office market. The submarket contains 11.6 million

 A-3-6

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

SF of office inventory, has an overall vacancy of 13.8% and an average rental rate of $40.44 PSF. The appraisal indicated that the higher submarket vacancy, relative to the market vacancy of 8.2%, reflects the significant repositioning of older developments, which are currently under renovation and are available for lease.

The NetScout Systems property is located in Allen, Texas, approximately 25.0 miles north of the Dallas central business district and part of the greater Dallas-Fort Worth-Arlington, Texas metropolitan statistical area (“Dallas MSA”). The Dallas MSA had an estimated 2017 population of approximately 7.5 million, making it the fourth most populous metropolitan area in the United States. The NetScout Systems property is situated within a commercial office and retail area that is also a densely populated residential neighborhood. The NetScout Systems property benefits from immediate proximity to U.S. Highway 75, which is located east of the NetScout Systems property and provides direct access to downtown Dallas. According to a third-party market research report, the NetScout Systems property is located in the Dallas/Ft. Worth office market and the Allen/McKinney office submarket. The submarket consists of approximately 9.1 million SF of office inventory, has an overall vacancy rate of 10.3% and average asking rents of $27.69 PSF.

The Mallinckrodt property is located in St. Louis, Missouri within St. Louis County, which is approximately 13 miles west of the St. Louis central business district. The Mallinckrodt property is a part of the Owen Ridge office park, a planned development that consists of various office, research and development and industrial uses. The Mallinckrodt property is situated within close proximity to multiple major thoroughfares, including Interstates 64 and 44, which both provide the area with access to the greater St. Louis metropolitan area. According to a third-party market research report, the Mallinckrodt property is located in the St. Louis office market and the Brentwood/Maplewood office submarket. The submarket has approximately 2.4 million SF of office inventory, an overall vacancy rate of 2.2% and average asking rents of $18.97 PSF. The St. Louis office market as a whole contains 32 research and development properties totaling 2.7 million SF with a vacancy rate of 5.3%.

The following table presents certain information relating to the demographics of the GNL Portfolio Properties:

GNL Portfolio 2018 Demographic Summary
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household	3-mile Average Household	5-mile Average Household Income
Nimble Storage	San Jose, CA	27,222	114,591	404,756	$175,817	$149,191	$129,620
NetScout Systems	Allen, TX	6,089	111,007	277,810	$151,162	$126,210	$124,827
Mallinckrodt	St. Louis, MO	11,706	110,800	312,025	$102,906	$105,910	$97,637
PPD Global Labs	Highland Heights, KY	4,801	58,468	143,096	$103,020	$71,484	$74,433
PNC Bank	Erie, PA	22,338	95,511	151,312	$35,633	$52,541	$59,167
FedEx Ground	Great Falls, MT	1,752	16,486	46,807	$50,582	$60,635	$58,185
Weatherford International	Odessa, TX	1,008	13,261	30,644	$137,953	$117,747	$99,889

Source: Third party market research report

 A-3-7

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GNL Portfolio Properties:

Cash Flow Analysis(1)

	2015	2016	2017	7/31/2018 TTM	UW	UW PSF
Gross Potential Rent(2)(3)	$7,276,078	$7,448,113	$7,976,062	$8,283,594	$12,239,153	$18.90
Total Recoveries	$1,526,397	$1,145,781	$1,575,833	$1,481,292	$2,958,184	$4.57
Other Income	$15,061	$13,310	$13,310	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,329,381)	($2.05)
Effective Gross Income	$8,817,537	$8,607,204	$9,565,204	$9,764,886	$13,867,956	$21.41
Total Operating Expenses	$1,552,230	$1,199,606	$1,554,087	$1,703,495	$3,011,132	$4.65
Net Operating Income	$7,265,307	$7,407,598	$8,011,118	$8,061,391	$10,856,824	$16.76
Capital Expenditures	$0	$0	$0	$0	$129,543	$0.20
TI/LC	$0	$0	$0	$0	$658,041	$1.02
Net Cash Flow	$7,265,307	$7,407,598	$8,011,118	$8,061,391	$10,069,241	$15.55

Occupancy %(4)	100.0%	100.0%	100.0%	100.0%	91.3%
NOI DSCR(5)	1.50x	1.53x	1.65x	1.66x	2.24x
NCF DSCR(5)	1.50x	1.53x	1.65x	1.66x	2.08x
NOI Debt Yield(5)	7.4%	7.5%	8.1%	8.2%	11.0%
NCF Debt Yield(5)	7.4%	7.5%	8.1%	8.2%	10.2%

(1)	The FedEx Ground and NetScout Systems properties were constructed in 2017 and 2018, respectively. Therefore, the FedEx Ground property is excluded from 2015 and 2016 historical cash flows and Occupancy %, while the NetScout Systems property is excluded from 2015, 2016, 2017 and TTM 7/31/2018 cash flows and Occupancy %.

(2)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated November 1, 2018 and includes (i) contractual rent steps through November 2019 in the amount of $154,022 and (ii) straight-line rent of $64,532 associated with the investment grade tenant PNC Bank through the term of its lease.

(3)	The increase in Underwritten Gross Potential Rent over 7/31/2018 TTM Gross Potential Rent is primarily attributable to NetScout Systems’ recent lease commencement date of August 6, 2018. NetScout Systems is the second largest tenant by net rentable area and annual underwritten base rent.

(4)	UW Occupancy % is based on economic vacancy of 8.7%. As of December 1, 2018, the GNL Portfolio was 100.0% leased.

(5)	Debt service coverage ratios and debt yields are based on the GNL Portfolio Whole Loan.

Escrows and Reserves. The GNL Portfolio Whole Loan documents provide for an upfront escrow in the amount of $233,500 for required repairs.

The requirement for the GNL Portfolio Borrowers to make monthly deposits into the tax escrow is waived for each respective GNL Portfolio Property so long as (i) no event of default exists, (ii) each applicable lease is in full force and effect and requires the applicable tenant to pay taxes directly, (iii) the GNL Portfolio Borrowers have delivered to the lender copies of all tax bills within 30 days of receipt and (iv) the lender received satisfactory evidence that all applicable taxes have been paid on time with respect to the applicable GNL Portfolio Property. The requirement for the GNL Portfolio Borrowers to make deposits to the insurance escrow is waived so long as the applicable GNL Portfolio Property is insured under a blanket insurance policy in accordance with the GNL Portfolio Whole Loan documents. The requirement for the GNL Portfolio Borrowers to make monthly deposits into the replacement reserve account is waived so long as no Cash Sweep Period (as defined below) has occurred and is continuing. Following the occurrence and during the continuance of a Cash Sweep Period, the GNL Portfolio Borrowers are required to make monthly deposits equal to $0.25 PSF per annum for replacement reserves. The requirement for the GNL Portfolio Borrowers to make monthly deposits to the tenant improvement and leasing commission (“TI/LC”) reserve account is waived so long as no Cash Sweep Period has occurred and is continuing. Following the occurrence and during the continuance of a Cash Sweep Period, the GNL Portfolio Borrowers are required to make monthly deposits equal to $1.00 PSF per annum for TI/LC reserves, subject to a cap of $5,000,000. In lieu of monthly deposits, the GNL Portfolio Borrowers will be allowed to deposit an unconditional irrevocable letter of credit on every third payment date occurring during the existence of a Cash Sweep Period in an amount equal to $1.00 PSF per annum, subject to a cap of $5,000,000.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default and will continue until such event of default is cured, (ii) any bankruptcy action of the GNL Portfolio Borrowers (provided that in no event will a Cash Sweep Period due to a bankruptcy of the GNL Portfolio Borrowers be cured), (iii) a Manager Sweep Event (as defined below), (iv) a DSCR Sweep Event (as defined below), (v) a Major Tenant Cash Flow Sweep (as defined below) or (vi) a Minor Tenant Cash Flow Sweep (as defined below).

A “Manager Sweep Event” will commence upon, with respect to (i) a borrower affiliated property manager, any bankruptcy action of the property manager and (ii) a property manager that is not affiliated with the GNL Portfolio Borrowers, (a) the date of the occurrence of an involuntary bankruptcy petition or (b) the date which is 60 days after the occurrence of any other bankruptcy action of such property manager unless the property manager is replaced with a qualified manager within such 60-day period. In any case, a Manager Sweep Event will continue until the property manager is replaced with a qualified manager under a replacement management agreement.

A “DSCR Sweep Event” will commence upon any period that the interest-only debt service coverage ratio as calculated in the GNL Portfolio Whole Loan documents based on the trailing three-month period is less than 1.70x and will continue until such time as (i) the interest-only debt service coverage ratio for the immediately preceding three-month period is at least 1.70x for two consecutive calendar quarters (a “DSCR Cure”), (ii) the GNL Portfolio Borrowers have delivered the DSCR/Tenant Cure – Letter of Credit (as defined below), or (iii) the GNL Portfolio Borrowers have completed a partial prepayment of the GNL Portfolio Whole Loan (including any prepayment consideration) to the extent required to achieve an interest-only debt service coverage ratio for the immediately preceding three-month period of 1.70x or greater.

A “Major Tenant Cash Flow Sweep” will commence upon (i) any bankruptcy action of Nimble Storage or NetScout Systems (each a “Major Tenant” and such bankruptcy action, a “Major Tenant Bankruptcy”), (ii) the earlier to occur of (a) the date a Major Tenant gives notice of its intention to vacate, abandon,

 A-3-8

Various	Collateral Asset Summary – Loan No. 1 GNL Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$44,325,000 57.2% 2.08x 11.0%

or go dark at the applicable premises or (b) the date that a Major Tenant vacates, abandons, surrenders, or goes dark at the applicable premises for five consecutive business days (a “Major Tenant Vacation”), (iii) the continuation of any default by a Major Tenant under its respective lease (each a “Major Tenant Lease”) beyond any applicable notice and cure periods (a “Major Tenant Lease Default”), or (iv) the earlier to occur of (a) the date of any termination or cancellation of a Major Tenant Lease or (b) the earlier to occur of the date (x) that is (1) 12 months prior to the then applicable expiration of the Major Tenant Lease of Nimble Storage or (2) nine months prior to the then applicable expiration of the Major Tenant Lease of NetScout Systems or (y) on which notice for extension is due under the applicable Major Tenant Lease (a “Major Tenant Lease Expiration”). A Major Tenant Cash Flow Sweep will continue until (i) only in the case of a Major Tenant Bankruptcy, the applicable Major Tenant is no longer the subject of a bankruptcy or similar proceeding and has satisfied all other conditions under the GNL Portfolio Whole Loan documents, (ii) only in the case of a Major Tenant Vacation, the applicable Major Tenant has resumed operations at the premises and has satisfied all other requirements under the GNL Portfolio Whole Loan documents, (iii) only in the case of a Major Tenant Lease Default, the applicable Major Tenant has fully cured all applicable defaults under its Major Tenant Lease, (iv) the applicable Major Tenant has been replaced with an acceptable replacement tenant under the GNL Portfolio Whole Loan documents, (v) only in the case of a Major Tenant Vacation, the applicable Major Tenant has subleased its premises to an acceptable subtenant under the GNL Portfolio Whole Loan documents, (vi) only in the case of a Major Tenant Lease Expiration, the applicable Major Tenant has renewed the term of its Major Tenant Lease, (vii) funds swept as a result of a Major Tenant Cash Flow Sweep have reached (a) $7,400,000 if related to Nimble Storage, (b) $5,000,000 if related to NetScout Systems, or (c) $12,400,000 if related to both Nimble Storage and NetScout Systems, (viii) the GNL Portfolio Borrowers have delivered a DSCR/Tenant Cure – Letter of Credit, or (ix) in the case of any Major Tenant Cash Flow Sweep other than a Major Tenant Lease Default, the occurrence of a DSCR Cure.

A “Minor Tenant Cash Flow Sweep” will commence upon the earlier to occur of (i) the date of any termination or cancellation of the Mallinckrodt lease or the PPD Global Labs lease (each tenant, a “Minor Tenant”, and each lease, a “Minor Tenant Lease”) or (ii) the earlier to occur of the date (a) that is 12 months prior to the then applicable expiration of the applicable Minor Tenant Lease (or any renewal or replacement thereof) or (b) on which notice for extension is due under the applicable Minor Tenant Lease. A Minor Tenant Cash Flow Sweep will continue until (i) the applicable Minor Tenant has renewed the term of its Minor Tenant Lease, (ii) the applicable Minor Tenant has been replaced with an acceptable replacement tenant under the GNL Portfolio Whole Loan documents, (iii) funds swept as a result of a Minor Tenant Cash Flow Sweep have reached (a) $2,700,000 if related to Mallinckrodt, (b) $2,300,000 if related to PPD Global Labs, or (c) $5,000,000 if related to both Mallinckrodt and PPD Global Labs, (iv) the GNL Portfolio Borrowers have delivered a DSCR/Tenant Cure – Letter of Credit, or (v) the occurrence of a DSCR Cure.

A “DSCR/Tenant Cure – Letter of Credit” means an unconditional and irrevocable letter of credit in an amount initially equal to the aggregate amount of funds that would have been excess cash flow for the immediately preceding three-month period, with such amount recalculated and increased every three-month period thereafter, up to any applicable capped amount.

Lockbox and Cash Management. The GNL Portfolio Borrowers are required to direct all tenants to deposit all rents directly into a hard lockbox account controlled by the lender. Upon the occurrence of a Cash Sweep Period, all sums on deposit in the clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the GNL Portfolio Whole Loan documents, with any excess cash held by the lender as additional collateral for the GNL Portfolio Whole Loan during the continuance of such Cash Sweep Period.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. At any time after January 1, 2021, and prior to the GNL Portfolio Whole Loan maturity date, the GNL Portfolio Borrowers may obtain the release of any of the GNL Portfolio Properties, provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default that applies only to the property to be released), (ii) the GNL Portfolio Borrowers prepay a portion of the GNL Portfolio Whole Loan equal to: (a) 115% of the allocated loan amount of the property being released if released to an unaffiliated third party and (b) 120% of the allocated loan amount of the property being released if released to a borrower affiliate, (iii) the debt service coverage ratio for the remaining GNL Portfolio Properties following the release based on the trailing 12 months is equal to or greater than the greater of the interest-only debt service coverage ratio immediately preceding such release and 2.08x and (iv) the debt yield for the remaining GNL Portfolio Properties based on the trailing 12 months is no less than the greater of the debt yield immediately preceding such release and 11.00%.

Substitutions. The GNL Portfolio Borrowers may obtain the release of any one or more of the GNL Portfolio Properties (individually or collectively, the “Release Property”) by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the Release Property), (ii) such substitution is being requested in connection with (1) a sale of the Release Property to a third party that is not an affiliate of the GNL Portfolio Borrowers or (2) a Major Tenant Cash Flow Sweep or a Minor Tenant Cash Flow Sweep with respect to the applicable tenant that occupies the Release Property, (iii) the GNL Portfolio Borrowers have delivered to the lender a rating agency confirmation as to the substitution, (iv) the lender has approved the Substitute Property in its reasonable discretion and has determined that the proposed substitution will not materially adversely affect the GNL Portfolio Whole Loan, (v) after giving effect to the substitution, the debt yield for the trailing 12 months for all of the GNL Portfolio Properties is equal to or greater than (1) 10.0% and (2) the debt yield for the trailing 12 months for all of the GNL Portfolio Properties immediately preceding such substitution, (vi) the GNL Portfolio Borrowers have delivered to the lender an acceptable appraisal of each proposed Substitute Property and each proposed Release Property indicating an appraised value of the Substitute Property (as reflected in such acceptable appraisal) that is equal to or greater than the appraised value of the Release Property (as reflected in such acceptable appraisal) and (vii) the GNL Portfolio Borrowers have delivered to the lender such other documents, instruments and agreements as the lender may reasonably require relating to such substitution (including any documents as may be reasonably required by a special servicer in a securitization). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Terrorism Insurance. The GNL Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the GNL Portfolio Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the GNL Portfolio Properties. The GNL Portfolio Whole Loan documents also require loss of rent and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

 A-3-9

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

 A-3-10

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

 A-3-11

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$44,000,000			Location:	Various
Cut-off Date Balance(1):	$43,953,624			General Property Type:	Various
% of Initial Pool Balance:	6.8%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee Simple
Borrower Sponsor:	Richard Eugene Workman			Year Built/Renovated:	Various
Mortgage Rate:	5.7000%			Size:	962,501 SF
Note Date:	10/26/2018			Cut-off Date Balance per SF(1):	$187
First Payment Date:	12/6/2018			Maturity Date Balance per SF(1):	$158
Maturity Date:	11/6/2028			Property Manager:	Self-managed
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(2):	LO (12); YM1 (104); O (4)			UW NOI:	$21,164,378
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	11.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	14.0%
Additional Debt Balance(1):	$136,356,128			UW NCF DSCR(1):	1.59x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(4):	$20,451,419 (6/30/2018 TTM)
Reserves(3)				2nd Most Recent NOI(4):	$17,428,719 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(4):	$13,960,122 (12/31/2016)
RE Tax:	$250,000	Springing	N/A	Most Recent Occupancy:	96.8% (9/13/2018)
Insurance:	$384,109	Springing	N/A	2nd Most Recent Occupancy:	97.0% (12/31/2017)
Replacements:	$0	$16,042	$385,000	3rd Most Recent Occupancy:	97.0% (12/31/2016)
Deferred Maintenance:	$316,121	$0	N/A	Appraised Value (as of):	$325,235,000 (Various)
TI/LC:	$109,315	$80,208	$1,925,002	Cut-off Date LTV Ratio(1):	55.4%
Rent Concession:	$62,050	$0	N/A	Maturity Date LTV Ratio(1):	46.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$180,500,000	100.0%	Loan Payoff:	$149,277,510	82.7%
			Reserves:	$1,121,595	0.6%
			Closing Costs:	$8,087,845	4.5%
			Return of Equity:	$22,013,050	12.2%
Total Sources:	$180,500,000	100.0%	Total Uses:	$180,500,000	100.0%

(1)	The Heartland Dental Medical Office Portfolio Mortgage Loan (as defined below) is part of the Heartland Dental Medical Office Portfolio Whole Loan (as defined below), which is comprised of ten pari passu promissory notes with an aggregate original principal balance of $180,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Heartland Dental Medical Office Portfolio Whole Loan.

(2)	Partial Release is permitted. See “Release of Property” below for further discussion of release requirements.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements and caps.

(4)	Several of the Heartland Dental Medical Office Portfolio Properties (as defined below) were acquired/developed by the borrower sponsor in 2016 (18 properties), 2017 (25 properties) and 2018 (10 properties); as such, the 3rd Most Recent NOI includes full-year financial reporting for only 122 of the 169 Heartland Dental Medical Office Portfolio Properties and the 2nd Most Recent NOI includes full-year financial reporting for only 143 of the 169 Heartland Dental Medical Office Portfolio Properties. Most Recent NOI includes full-year financial reporting for all 169 Heartland Dental Medical Office Portfolio Properties.

The Mortgage Loan. The second largest mortgage loan (the “Heartland Dental Medical Office Portfolio Mortgage Loan”) is part of a whole loan (the “Heartland Dental Medical Office Portfolio Whole Loan”) evidenced by ten pari passu promissory notes with an aggregate original principal balance of $180,500,000. The Heartland Dental Medical Office Portfolio Whole Loan is secured by the fee interests in a 169-property portfolio totaling 962,501 SF, geographically distributed throughout 24 states, with the largest concentrations in Illinois (237,545 SF; 24.7% of NRA), Florida (179,190 SF; 18.6% of NRA) and Georgia (72,239 SF; 7.5% of NRA) (collectively, the “Heartland Dental Medical Office Portfolio Properties” or “Heartland Dental Medical Office Portfolio”). Promissory Notes A-1 and A-10, with an aggregate original principal balance of $44,000,000, represent the Heartland Dental Medical Office Portfolio Mortgage Loan and will be included in the UBS 2018-C14 Trust. The Heartland Dental Medical Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust until the controlling pari passu Promissory Note A-2 is securitized, whereupon the Heartland Dental Medical Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The below table summarizes the Heartland Dental Medical Office Portfolio Whole Loan, including the remaining promissory notes, which are currently held by UBS AG and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

 A-3-12

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Heartland Dental Medical Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$39,957,840	UBS 2018-C14	No
Note A-2	$30,000,000	$29,968,380	UBS AG	Yes
Note A-3	$20,000,000	$19,978,920	UBS AG	No
Note A-4	$20,000,000	$19,978,920	UBS AG	No
Note A-5	$20,000,000	$19,978,920	UBS AG	No
Note A-6	$15,000,000	$14,984,190	UBS AG	No
Note A-7	$15,000,000	$14,984,190	UBS AG	No
Note A-8	$10,000,000	$9,989,460	UBS AG	No
Note A-9	$6,500,000	$6,493,149	UBS AG	No
Note A-10	$4,000,000	$3,995,784	UBS 2018-C14	No
Total	$180,500,000	$180,309,752

The proceeds of the Heartland Dental Medical Office Portfolio Whole Loan were used to refinance existing debt on the Heartland Dental Medical Office Portfolio Properties, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is PRD Owner, LLC (the “Heartland Dental Medical Office Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. A non-consolidation opinion was delivered in connection with the origination of the Heartland Dental Medical Office Portfolio Whole Loan. The Heartland Dental Medical Office Portfolio Borrower is wholly owned by PRD Mezz Owner, LLC, which is wholly owned by Professional Resource Development, Inc. (“PRDI”). PRDI is owned by Richard E. Workman 2001 Trust with Richard, Angela, Jordan, Jared, Meredith, and Madison Workman as the beneficiaries (33.33%), Workman Irrevocable Trust, with Jordan M. Workman as the beneficiary (16.66%), Workman Irrevocable Trust, with Jared R. Workman as the beneficiary (16.66%), Workman Irrevocable Trust, with Meredith A. Workman as the beneficiary (16.66%), and Workman Irrevocable Trust, with Madison A. Workman as the beneficiary (16.66%). The borrower sponsor and non-recourse carveout guarantor is Dr. Richard Eugene Workman.

Richard Eugene Workman founded PRDI in 2003 and currently serves as its President. PRDI, based in Effingham, Illinois, is a full-service real estate investment and development company that owns and develops commercial real estate throughout the United States. PRDI’s services include market analysis, site selection, site acquisition, site planning and design, leasing, permitting and zoning approvals, construction management, build-to-suits, and acquisition of existing assets and notes. As of December 31, 2017, PRDI reported total assets of approximately $298.4 million and stockholders’ equity of approximately $24.4 million. PRDI’s investment portfolio includes 212 single and multitenant medical office properties primarily occupied by dental offices affiliated with Heartland Dental, LLC (“Heartland Dental”) and its affiliates. Heartland Dental is 100% beneficially owned by Heartland Dental Holding Corporation, a Delaware corporation, which is majority-owned and controlled by affiliates of KKR & Co. Inc.

Richard Eugene Workman founded Heartland Dental in 1997 and currently retains a 4.28% ownership interest in the company. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. Heartland Dental is a dental service organization (“DSO”) that develops and manages the administrative functions of dental practices through Administrative Service Agreements (“ASAs”) with multiple professional corporations (“PCs”) located throughout the United States. Heartland Dental, through its wholly owned subsidiaries and supported PCs, is a dental practice management and dental practice operating company that develops, consolidates, and manages multispecialty dental practices throughout the United States. See “Major Tenant” below for more information on Heartland Dental.

The Properties. The Heartland Dental Medical Office Portfolio Properties are comprised of 169 properties totaling 962,501 SF of space across 24 states, with no state representing more than 24.7% of NRA or 23.0% of UW NCF. Sixty-two (62) of the Heartland Dental Medical Office Portfolio Properties, representing 284,718 SF (29.6% of NRA), were built between 2013 and 2018 and 134 of the Heartland Dental Medical Office Portfolio Properties, representing 680,377 SF (70.7% of NRA), were built between 2000 and 2018. Eleven (11) of the 169 Heartland Dental Medical Office Portfolio Properties, totaling 42,782 SF or 4.4% of NRA, are subject to condominium structures and represent approximately $8.1 million (4.5%) of the Allocated Original Balance (as shown in the Portfolio Summary table below) of the Heartland Dental Medical Office Portfolio Whole Loan. See “Description of the Mortgage Pool—Condominium Interests”.

 A-3-13

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

The following table presents certain information relating to the Heartland Dental Medical Office Portfolio Properties:

Portfolio Summary
State	No. of Properties	Net Rentable Area (SF)(1)	Approximate % of SF	UW NCF	% of UW NCF	Allocated Whole Loan Original Balance(2)	% of Whole Loan Original Balance	Appraised Value	Allocated Whole Loan Original Balance LTV Ratio(2)
Florida	39	179,190	18.6%	$4,609,359	23.0%	$41,664,150	23.1%	$75,565,000	55.1%
Illinois	23	237,545	24.7%	$3,646,754	18.2%	$32,720,160	18.1%	$59,600,000	54.9%
South Carolina	17	69,247	7.2%	$1,502,059	7.5%	$13,708,420	7.6%	$25,080,000	54.7%
Missouri	8	68,201	7.1%	$1,472,593	7.4%	$13,280,570	7.4%	$22,350,000	59.4%
Georgia	13	72,239	7.5%	$1,357,863	6.8%	$12,489,450	6.9%	$24,610,000	50.7%
Indiana	12	62,211	6.5%	$1,328,830	6.6%	$11,891,670	6.6%	$22,110,000	53.8%
Texas	10	50,597	5.3%	$1,260,308	6.3%	$11,363,270	6.3%	$20,040,000	56.7%
Tennessee	11	50,674	5.3%	$1,210,481	6.1%	$10,749,150	6.0%	$19,730,000	54.5%
Oklahoma	5	24,949	2.6%	$491,555	2.5%	$4,506,800	2.5%	$8,145,000	55.3%
Kentucky	4	25,175	2.6%	$402,499	2.0%	$3,597,810	2.0%	$5,840,000	61.6%
Maryland	2	10,539	1.1%	$344,196	1.7%	$2,921,440	1.6%	$4,300,000	67.9%
Arizona	3	9,892	1.0%	$283,930	1.4%	$2,578,680	1.4%	$5,310,000	48.6%
Wisconsin	3	15,166	1.6%	$296,839	1.5%	$2,562,750	1.4%	$3,950,000	64.9%
Alabama	3	13,300	1.4%	$270,712	1.4%	$2,521,770	1.4%	$4,400,000	57.3%
Ohio	3	14,233	1.5%	$271,449	1.4%	$2,494,200	1.4%	$4,150,000	60.1%
Virginia	2	10,129	1.1%	$240,010	1.2%	$2,202,970	1.2%	$3,825,000	57.6%
Arkansas	2	13,994	1.5%	$227,141	1.1%	$2,138,570	1.2%	$3,670,000	58.3%
Nebraska	2	8,067	0.8%	$214,648	1.1%	$1,967,830	1.1%	$3,620,000	54.4%
Michigan	2	9,026	0.9%	$177,105	0.9%	$1,626,450	0.9%	$2,710,000	60.0%
Colorado	1	4,150	0.4%	$166,696	0.8%	$1,520,860	0.8%	$2,770,000	54.9%
Kansas	1	4,207	0.4%	$94,528	0.5%	$814,290	0.5%	$1,400,000	58.2%
Minnesota	1	3,600	0.4%	$52,922	0.3%	$495,020	0.3%	$950,000	52.1%
New Hampshire	1	3,270	0.3%	$41,823	0.2%	$343,000	0.2%	$490,000	70.0%
New Mexico	1	2,900	0.3%	$38,443	0.2%	$340,720	0.2%	$620,000	55.0%
Total/Wtd. Avg.	169	962,501	100.0%	$20,002,741	100.0%	$180,500,000	100.0%	$325,235,000	55.5%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Whole Loan Original Balance is based on the Heartland Dental Medical Office Portfolio Whole Loan.

As of September 13, 2018 the Heartland Dental Medical Office Portfolio Properties were 96.8% occupied across 244 leases. A total of 104 Heartland Dental Medical Office Portfolio Properties, representing approximately 544,419 SF (56.6% of NRA) of space at the Heartland Dental Medical Office Portfolio, are single tenant and 100.0% leased by Heartland Dental and its affiliates. In total, Heartland Dental and its affiliates lease approximately 796,231 SF (82.7% of NRA) of space at 168 Heartland Dental Medical Office Portfolio Properties, 166 of which are medical offices and two of which are corporate offices located in Effingham, Illinois. The remainder of the Heartland Dental Medical Office Portfolio's net rentable area is leased by unaffiliated medical office tenants (14.1% of NRA).

Eighty-nine (89) of the Heartland Dental Medical Office Portfolio Properties (44.9% of NRA) were originally built and leased by Heartland Dental (built-to-suit for Heartland Dental as the intended user and tenant and first generation space in under-serviced areas) (collectively, the “De Novo Properties”). Seventy-seven (77) of the Heartland Dental Medical Office Portfolio Properties (39.9% of NRA) were acquired with existing medical office practices in place and have since been leased by Heartland Dental and its affiliates (collectively, the “Affiliate Properties”). Twenty-seven (27) of the De Novo Properties (11.9% of NRA) are newly constructed with operations commencing after January 1, 2016 and therefore are represented with non-stabilized operations (collectively, the “De Novo Model Properties”). Sixty-two (62) of the De Novo Properties (32.9% of NRA) are properties with operations commencing prior to January 1, 2016 and therefore are represented with stabilized operations (collectively, the “De Novo Base Properties”).

The 166 De Novo Properties and Affiliate Properties collectively generate total revenues of approximately $321.9 million with EBITDAR of approximately $79.2 million and average EBITDAR margins of 24.6% as of June 30, 2018, all of which are related to Heartland Dental leased buildings and units. Excluding the 27 recently opened De Novo Model Properties, the 139 De Novo Base Properties and Affiliate Properties collectively generate total revenues of approximately $293.8 million with EBITDAR of $76.8 million and average EBITDAR margins of 26.1% as of June 30, 2018. The De Novo Base Properties have a weighted average EBITDAR margin of 25.9% and a weighted average revenue of $555 PSF as of the June 30, 2018 trailing 12-month period.

 A-3-14

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

The following tables present certain information relating to the tenant type distributions at the Heartland Dental Medical Office Portfolio Properties:

Distribution by Tenant Type(1)
Tenant Type	No. of Properties	Net Rentable Area (SF)(2)	Approximate % of SF	UW NOI	% of UW NOI	UW NOI Debt Yield(3)	Allocated Whole Loan Original Balance(3)	% of Whole Loan Original Balance	Appraised Value
De Novo Base	62	317,104	32.9%	$8,115,799	38.3%	11.6%	$69,957,170	38.8%	$126,055,000
Affiliate	77	384,489	39.9%	$7,732,434	36.5%	11.8%	$65,338,670	36.2%	$113,440,000
De Novo Model	27	114,930	11.9%	$3,705,053	17.5%	11.4%	$32,492,330	18.0%	$62,220,000
Corporate	2	127,152	13.2%	$1,319,696	6.2%	12.9%	$10,266,760	5.7%	$19,820,000
Other	1	18,826	2.0%	$291,396	1.4%	11.9%	$2,445,070	1.4%	$3,700,000
Total/Wtd. Avg.	169	962,501	100.0%	$21,164,378	100.0%	11.7%	$180,500,000	100.0%	$325,235,000

(1)	Tenant Type is based on the profile of the space leased to Heartland Dental at each related property.

(2)	Information is based on the underwritten rent roll.

(3)	UW NOI Debt Yield and Allocated Whole Loan Original Balance are based on the Heartland Dental Medical Office Portfolio Whole Loan.

Distribution by Tenant Type(1)
Tenant Type	Allocated Whole Loan Original Balance(2)	UW Base Rent(3)	% of UW Base Rent	UW Base Rent PSF(4)	6/30/2018 TTM Revenue(5)	6/30/2018 EBITDAR(5)	EBITDAR %(5)	UW Total Rent(5)	EBITDAR/ UW Base Rent(5)(6)	EBITDAR/ UW Total Rent(5)(6)
De Novo Base	$69,957,170	$8,426,917	37.8%	$28.21	$124,307,274	$32,240,003	25.9%	$8,313,624	4.90x	3.88x
Affiliate	$65,338,670	$8,163,101	36.6%	$21.82	$169,530,613	$44,574,432	26.3%	$9,122,128	5.98x	4.89x
De Novo Model	$32,492,330	$3,962,543	17.8%	$34.48	$28,014,107	$2,392,341	8.5%	$3,872,166	0.77x	0.62x
Corporate	$10,266,760	$1,404,132	6.3%	$11.04	N/A	N/A	N/A	N/A	N/A	N/A
Other	$2,445,070	$363,222	1.6%	$21.15	N/A	N/A	N/A	N/A	N/A	N/A
Total/Wtd. Avg.	$180,500,000	$22,319,914	100.0%	$23.95	$321,851,994	$79,206,776	24.6%	$21,307,918	4.62x	3.72x

(1)	Tenant Type is based on the profile of the space leased to Heartland Dental at each related property.

(2)	Allocated Whole Loan Original Balance is based on the Heartland Dental Medical Office Portfolio Whole Loan.

(3)	UW Base Rent includes all spaces leased to affiliated and unaffiliated third party tenants at the Heartland Dental Medical Office Portfolio Properties.

(4)	Wtd. Avg. UW Base Rent PSF excludes vacant space.

(5)	Information excludes spaces leased to unaffiliated third party tenants.

(6)	De Novo Model properties are newly constructed with operations commencing after January 1, 2016 and are represented with non-stabilized operations. EBITDAR/UW Base Rent and EBITDAR/UW Total Rent excluding the De Novo Model tenants is 5.47x and 4.41x, respectively.

The borrower sponsor acquired or constructed the Heartland Dental Medical Office Portfolio Properties at various times since November 1999 with land acquisition costs totaling approximately $61.5 million, building costs totaling approximately $162.3 million, and total costs totaling approximately $223.8 million as of June 30, 2018.

Major Tenant.

Heartland Dental (796,231 SF, 82.7% of NRA, 86.8% of underwritten base rent). Heartland Dental (Moody’s/S&P: B3/B-), through its wholly owned subsidiaries and supported PCs, is a dental practice management and dental practice operating company that develops, consolidates, and manages multispecialty dental practices throughout the United States. Heartland Dental provides a full range of management and financial services to its supported PCs in the multispecialty dental services system and has ASAs with 67 PCs located in 35 different states. The ASAs represent Heartland Dental’s right to manage the administrative functions of the supported PCs and their dental group practices during the five- to 25-year terms of the agreements, which enable Heartland Dental to control substantially all nonprofessional activities of each dental practice. The ASAs also provide PCs with the right to operate in space leased directly by Heartland Dental.

Heartland Dental’s competitors include American Dental Partners, Great Expressions, InterDent, Aspen Dental, and Western Dental, which are regionally-or nationally-branded DSOs or health maintenance organization dental providers. In comparison to its competitors, Heartland Dental operates and supports locally-branded dental offices, lending to a doctor-centric and neighborhood-provider approach.

Heartland Dental has an integration team that leverages the Heartland Dental platform and expertise to maximize the success of its De Novo (new offices in under-serviced areas) strategy. When considering potential locations, Heartland Dental’s De Novo team uses demographic analyses to optimize locations within its existing markets. Heartland Dental utilizes its network of brokers and developers to seek out potential locations. In addition, Heartland Dental utilizes a healthcare site selection analytics firm to assist in continuing to identify site locations. Heartland Dental’s analytics include patient demographics, population statistics, recruiting conditions, and competitive environment. Heartland Dental supports a network of over 1,300 dentists and the company has approximately 11,000 team members in more than 875 supported dental practices across 37 states.

As of June 30, 2018, Heartland Dental Holding Corporation reported total assets of approximately $3.0 billion, total shareholders’ equity of approximately $1.4 billion, and cash of approximately $19.2 million, compared to December 31, 2017, when Heartland Dental Holding Corporation reported total assets of approximately $1.6 billion, total shareholders’ equity of approximately $428.2 million, and cash of approximately $11.0 million. Heartland Dental, as a subsidiary of Heartland Dental Holding Corporation, only has annual financial statements available as part of the parent company's annual audited financials/supplemental schedules. As of December 31, 2017, Heartland Dental reported total assets of $1.7 billion, total shareholders’ equity of $493.3 million, and cash of $6.6 million.

 A-3-15

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

On April 30, 2018, KKR & Co. Inc. (“KKR”) acquired a majority interest in Heartland Dental from Ontario Teachers' Pension Plan, while Ontario Teachers’ Pension Plan retained a significant minority stake in Heartland Dental. KKR, founded in 1976 and led by Henry Kravis and George Roberts, is a global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate, credit, and hedge funds worldwide. As of June 30, 2018, KKR reported $191.3 billion of assets under management.

The Heartland Dental Medical Office Portfolio Properties are subject to individual leases between PRDI, as landlord, and Heartland Dental and its affiliates, as tenant. The dental practice leases are unaffiliated with one another apart from their relationship to Heartland Dental. The leases with Heartland Dental are primarily structured with an initial lease term of 10 years, with two, 10-year renewal options with annual base rent increasing annually by the greater of (i) 2.5% or (ii) the percentage change in the CPI factor from the lease commencement date to the anniversary date. At the commencement of each renewal period, rent resets to fair market value.

The following table presents certain information relating to the lease rollover schedule at the Heartland Dental Medical Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	2	2,879	0.3%	0.3%	$20.39	$58,702	0.3%	0.3%
2018	2	3,251	0.3%	0.6%	$18.82	$61,197	0.3%	0.5%
2019	14	28,138	2.9%	3.6%	$27.01	$760,078	3.4%	3.9%
2020	11	26,235	2.7%	6.3%	$18.91	$496,029	2.2%	6.2%
2021	22	78,278	8.1%	14.4%	$25.58	$2,002,576	9.0%	15.1%
2022	32	101,830	10.6%	25.0%	$25.59	$2,606,067	11.7%	26.8%
2023	21	71,584	7.4%	32.4%	$27.03	$1,934,828	8.7%	35.5%
2024	30	116,242	12.1%	44.5%	$24.92	$2,896,366	13.0%	48.5%
2025	27	90,934	9.4%	54.0%	$24.67	$2,243,051	10.0%	58.5%
2026	29	141,688	14.7%	68.7%	$20.69	$2,931,606	13.1%	71.6%
2027	26	85,443	8.9%	77.6%	$24.67	$2,107,904	9.4%	81.1%
2028	20	154,705	16.1%	93.6%	$20.59	$3,184,638	14.3%	95.4%
2029 & Beyond	8	30,850	3.2%	96.8%	$33.61	$1,036,873	4.6%	100.0%
Vacant	0	30,444	3.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	244	962,501	100.0%		$23.95	$22,319,914	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Markets. The Heartland Dental Medical Office Portfolio Properties are located across the United States, with the three largest property concentrations, based on UW NOI, in the Orlando, Florida metropolitan statistical area (“MSA”), the Chicago-Naperville-Elgin, IL-IN-WI MSA, and the Effingham, Illinois MSA.

The following tables present certain market information relating to the Heartland Dental Medical Office Portfolio Properties’ major MSAs:

Distribution by MSA
MSA	No. of Prop	NRA (SF)(1)	% of SF	UW NOI	% of UW NOI	6/30/2018 TTM Revenue	6/30/2018 EBITDAR(2)	Appraised Value	Allocated Whole Loan Original Balance(3)	UW NOI Debt Yield(3)
Orlando, FL	10	51,922	5.4%	$1,433,828	6.8%	$20,107,920	$4,734,341	$23,570,000	$12,536,510	11.4%
Chicago-Naperville-Elgin, IL-IN-WI	11	55,538	5.8%	$1,352,945	6.4%	$17,572,995	$3,964,218	$21,650,000	$11,561,800	11.7%
Effingham, IL	2	127,152	13.2%	$1,319,696	6.2%	N/A	N/A	$19,820,000	$10,266,760	12.9%
St. Louis, MO-IL	8	61,042	6.3%	$1,137,858	5.4%	$14,964,631	$4,406,835	$16,350,000	$9,619,610	11.8%
Jacksonville, FL	8	40,553	4.2%	$1,112,796	5.3%	$14,814,522	$3,998,083	$17,440,000	$9,546,220	11.7%
Nashville-Davidson-Murfreesboro-Franklin, TN	8	40,227	4.2%	$1,054,028	5.0%	$14,880,713	$3,947,235	$16,630,000	$8,988,560	11.7%
Dallas-Fort Worth-Arlington, TX	6	30,246	3.1%	$832,949	3.9%	$19,983,508	$4,798,324	$13,160,000	$7,231,450	11.5%
Atlanta-Sandy Springs-Roswell, GA	7	50,979	5.3%	$925,905	4.4%	$19,581,993	$4,335,894	$15,650,000	$8,033,850	11.5%
Indianapolis–Carmel–Anderson, IN	5	30,839	3.2%	$663,767	3.1%	$7,102,490	$842,781	$10,640,000	$5,585,800	11.9%
Kansas City, MO-KS	3	19,559	2.0%	$607,038	2.9%	$4,400,935	$1,011,673	$8,450,000	$5,153,450	11.8%
Other	101	454,444	47.2%	$10,723,567	50.7%	$188,442,287	$47,167,392	$161,875,000	$91,975,990	11.7%
Total/Wtd. Avg.	169	962,501	100.0%	$21,164,378	100.0%	$321,851,994	$79,206,776	$325,235,000	$180,500,000	11.7%

(1)	Information is based on the underwritten rent roll.

(2)	Total 6/30/2018 EBITDAR excludes spaces leased to unaffiliated third party tenants.

(3)	Allocated Whole Loan Original Balance and UW NOI Debt Yield are based on the Heartland Dental Medical Office Portfolio Whole Loan.

 A-3-16

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Distribution by MSA
MSA	No. of Prop	NRA (SF)(1)	% of SF	Allocated Whole Loan Original Balance(2)	% of Whole Loan Original Balance	Wtd. Avg. Market Rent PSF	Wtd. Avg. Market Vacancy	Wtd. Avg. UW Base Rent PSF(1)(3)	Wtd. Avg. Vacancy
Orlando, FL	10	51,922	5.4%	$12,536,510	6.9%	$29.95	4.2%	$30.01	0.0%
Chicago-Naperville-Elgin, IL-IN-WI	11	55,538	5.8%	$11,561,800	6.4%	$26.62	2.4%	$26.65	0.0%
Effingham, IL	2	127,152	13.2%	$10,266,760	5.7%	$11.13	0.0%	$11.04	0.0%
St. Louis, MO-IL	8	61,042	6.3%	$9,619,610	5.3%	$23.83	7.2%	$22.14	7.3%
Jacksonville, FL	8	40,553	4.2%	$9,546,220	5.3%	$29.62	5.6%	$29.79	0.0%
Nashville-Davidson-Murfreesboro-Franklin, TN	8	40,227	4.2%	$8,988,560	5.0%	$28.78	3.3%	$28.25	0.0%
Dallas-Fort Worth-Arlington, TX	6	30,246	3.1%	$7,231,450	4.0%	$30.59	1.2%	$30.62	7.6%
Atlanta-Sandy Springs-Roswell, GA	7	50,979	5.3%	$8,033,850	4.5%	$23.25	5.0%	$19.75	9.4%
Indianapolis–Carmel–Anderson, IN	5	30,839	3.2%	$5,585,800	3.1%	$23.93	2.0%	$24.08	12.6%
Kansas City, MO-KS	3	19,559	2.0%	$5,153,450	2.9%	$33.58	4.0%	$35.00	12.4%
Other	101	454,444	47.2%	$91,975,990	51.0%	$25.03	3.3%	$25.49	2.8%
Total/Wtd. Avg.	169	962,501	100.0%	$180,500,000	100.0%	$24.05	3.2%	$23.95	3.2%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Whole Loan Original Balance is based on the Heartland Dental Medical Office Portfolio Whole Loan.

(3)	Wtd. Avg. UW Base Rent PSF excludes vacant space.

Orlando, FL MSA:

There are 10 Heartland Dental Medical Office Portfolio Properties located in the Orlando, Florida MSA totaling approximately 51,922 SF (5.4% of NRA) in the aggregate, which collectively generate $1,433,828 in UW NOI (6.8% of UW NOI).

The following table presents certain market information relating to the Heartland Dental Medical Office Portfolio Properties located in the Orlando, Florida MSA:

Orlando, FL - Competitive Property Overview(1)
Property	Location	Population(2)	Average Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Total(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place	9625 Lake Nona Village Place Orlando, FL	70,364	$78,212	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 4999 North Tanner Road	4999 North Tanner Road Orlando, FL	166,275	$77,161	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road	7551 Osceola Polk Line Road Davenport, FL	36,483	$75,278	6	2003 - 2017	4,596 - 6,576 / 34,165	100.0% - 100.0% / 100.0%	$22.00 - $39.00 / $31.17
Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road	13816 Narcoossee Road Orlando, FL	56,686	$87,701	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard	8624 Lee Vista Boulevard Orlando, FL	155,636	$63,549	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 609 Front Street	609 Front Street Celebration, FL	39,321	$76,952	4	1994 - 2018	4,838 - 8,782 / 29,411	100.0% - 100.0% / 100.0%	$21.50 - $31.50 / $26.30
Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road	2301 Old Canoe Creek Road St. Cloud, FL	60,366	$64,892	4	2008 - 2017	6,070 - 10,392 / 32,443	100.0% - 100.0% / 100.0%	$26.00 - $35.00 / $31.81
Heartland Dental Medical Office Portfolio - 13851 North US Highway 441	13851 North US Highway 441 Lady Lake, FL	81,304	$63,831	6	2004 - 2017	3,600 - 14,894 / 43,911	100.0% - 100.0% / 100.0%	$28.00 - $36.00 / $32.76
Heartland Dental Medical Office Portfolio - 2620 East Highway 50	2620 East Highway 50 Clermont, FL	80,483	$81,197	6	2015 - 2017	3,600 - 46,400 / 71,817	100.0% - 100.0% / 100.0%	$28.00 - $36.00 / $32.76
Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard	1381 Citrus Tower Boulevard Clermont, FL	84,471	$80,640	6	2008 - 2018	5,243 - 85,500 / 138,346	67.0% - 100.0% / 97.3%	$17.50 - $31.55 / $23.76

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Total, Occupancy Range / Average and Base Rent Range / Average are based on the appraisals’ rent comparables.

 A-3-17

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Chicago-Naperville-Elgin, IL-IN-WI MSA:

There are 11 Heartland Dental Medical Office Portfolio Properties located in the Chicago-Naperville-Elgin, IL-IN-WI MSA totaling approximately 55,538 SF (5.8% of NRA) in the aggregate, which collectively generate $1,352,945 in UW NOI (6.4% of UW NOI).

The following table presents certain market information relating to the Heartland Dental Medical Office Portfolio Properties located in the Chicago-Naperville-Elgin, IL-IN-WI MSA:

Chicago-Naperville-Elgin, IL-IN-WI - Competitive Property Overview(1)
Property	Location	Population(2)	Average Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Total(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6	1010 West U.S. Route 6 Morris, IL	18,648	$80,981	5	1950 - 2007	4,000 - 70,023 / 100,734	4.0% - 50.0% / 15.1%	$18.00 - $24.00 / $22.00 - $22.80
Heartland Dental Medical Office Portfolio - 12222 Route 47	12222 Route 47 Huntley, IL	71,343	$114,601	5	2004 - 2017	7,420 - 70,122 / 126,632	41.1% - 100.0% / 75.3%	$24.00 - $33.00 / $26.20 - $27.20
Heartland Dental Medical Office Portfolio - 450 South Weber Road	450 South Weber Road Romeoville, IL	154,985	$86,159	5	1977 - 2014	12,329 - 115,000 / 237,510	84.0% - 100.0% / 95.5%	$22.00 - $36.00 / $25.80 - $28.80
Heartland Dental Medical Office Portfolio - 16620 West 159th Street	16620 West 159th Street Lockport, IL	97,516	$92,356	5	1977 - 2014	12,329 - 115,000 / 237,510	84.0% - 100.0% / 95.5%	$22.00 - $36.00 / $25.80 - $28.80
Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway	561 East Lincoln Highway New Lenox, IL	90,036	$114,628	6	2005 - 2014	3,732 - 15,088 / 60,717	71.2% - 100.0% / 94.4%	$16.00 - $20.00 / $16.00 - $20.00
Heartland Dental Medical Office Portfolio - 692 Essington Road	692 Essington Road Joilet, IL	90,036	$114,628	6	1979 - 2009	6,026 - 70,023 / 164,128	80.0% - 100.0% / 90.0%	$17.00 - $28.00 / $19.50 - $22.67
Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue	1840 Dekalb Avenue Sycamore, IL	69,156	$66,213	9	1968 - 2017	4,533 - 15,848 / 89,368	43.3% - 100.0% / 93.7%	$21.00 - $25.00 / $21.00 - $25.00
Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12	1402 U.S. Route 12 Fox Lake, IL	99,785	$85,485	4	1949 - 2007	2,700 - 22,440 / 46,066	80.0% - 100.0% / 89.9%	$18.00 - $38.00 / $21.50 - $26.50
Heartland Dental Medical Office Portfolio - 2707 Sycamore Road	2707 Sycamore Road DeKalb, IL	69,156	$66,213	5	1995 - 2017	5,000 - 12,950 / 36,591	65.7% - 100.0% / 87.9%	$16.00 - $16.00 / $16.00 - $16.00
Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue	309 West Ogden Avenue Naperville, IL	207,802	$127,038	4	1954 - 2005	1,900 - 11,790 / 23,690	91.5% - 100.0% / 95.8%	$17.00 - $32.80 / $21.69 - $27.20
Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue	1515 West 45th Avenue Griffith, IN	144,526	$54,876	4	1982 - 2018	14,000 - 30,000 / 92,484	90.0% - 100.0% / 96.8%	$17.00 - $26.00 / $19.25 - $22.75

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Total, Occupancy Range / Average and Base Rent Range / Average are based on the appraisals’ rent comparables.

Effingham, IL MSA:

There are two Heartland Dental Medical Office Portfolio Properties located in the Effingham, Illinois MSA totaling approximately 127,152 SF (13.2% of NRA) in the aggregate, which collectively generate $1,319,696 in UW NOI (6.2% of UW NOI).

The following table presents certain market information relating to the Heartland Dental Medical Office Portfolio Properties located in the Effingham, Illinois MSA:

Effingham, IL - Competitive Property Overview(1)
Property	Location	Population(2)	Average Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Total(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Heartland Dental Medical Office Portfolio - 2202 Althoff Drive	2202 Althoff Drive Effingham, IL	19,097	$70,177	7	1890 - 2011	11,646 - 79,000 / 292,841	100.0% - 100.0% / 100.0%	N/A
Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive	1200 Network Centre Drive Effingham, IL	19,097	$70,177	7	1890 - 2011	11,646 - 79,000 / 292,841	100.0% - 100.0% / 100.0%	N/A

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Total, Occupancy Range / Average and Base Rent Range / Average are based on the appraisals’ rent comparables.

 A-3-18

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Heartland Dental Medical Office Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	6/30/2018 TTM(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	$14,283,247	$17,803,474	$20,739,670	$22,884,716	$23.78
Total Recoveries	N/A	$3,102,923	$3,363,302	$4,157,544	$5,783,035	$6.01
Other Income	N/A	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($1,433,388)	($1.49)
Effective Gross Income	N/A	$17,386,169	$21,166,775	$24,897,214	$27,234,364	$28.30
Total Operating Expenses	N/A	$3,426,047	$3,738,057	$4,445,794	$6,069,986	$6.31
Net Operating Income	N/A	$13,960,122	$17,428,719	$20,451,419	$21,164,378	$21.99
Tenant Improvements	N/A	$0	$0	$0	$481,251	$0.50
Leasing Commissions	N/A	$0	$0	$0	$481,251	$0.50
Replacement Reserves	N/A	$0	$0	$0	$199,135	$0.21
Net Cash Flow	N/A	$13,960,122	$17,428,719	$20,451,419	$20,002,741	$20.78

Occupancy %(3)	N/A	97.0%	97.0%	97.0%	95.0%
NOI DSCR(4)	N/A	1.11x	1.39x	1.63x	1.68x
NCF DSCR(4)	N/A	1.11x	1.39x	1.63x	1.59x
NOI Debt Yield(4)	N/A	7.7%	9.7%	11.3%	11.7%
NCF Debt Yield(4)	N/A	7.7%	9.7%	11.3%	11.1%

(1)	Several of the Heartland Dental Medical Office Portfolio Properties were acquired/developed by the borrower sponsor in 2016 (18 properties), 2017 (25 properties) and 2018 (10 properties); as such, 2015 cash flow figures are not available, 2016 includes full-year financial reporting for only 122 of the 169 Heartland Dental Medical Office Portfolio Properties and 2017 includes full-year financial reporting for only 143 of the 169 Heartland Dental Medical Office Portfolio Properties. 6/30/2018 TTM includes full-year financial reporting for all 169 Heartland Dental Medical Office Portfolio Properties.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) rent steps of $401,117 through November 2019 and (ii) vacancy gross up of $564,802.

(3)	UW Occupancy % is based on underwritten economic vacancy of 5.0%. The Heartland Dental Medical Office Portfolio Properties were 96.8% occupied as of September 13, 2018.

(4)	Debt service coverage ratios and debt yields are based on the Heartland Dental Medical Office Portfolio Whole Loan.

Escrows and Reserves. At origination of the Heartland Dental Medical Office Portfolio Whole Loan, the Heartland Dental Medical Office Portfolio Borrower deposited (i) $250,000 for real estate taxes (the “Closing Tax Deposit”), (ii) $384,109 for insurance premiums, (iii) $316,121 for deferred maintenance, (iv) $109,315 for tenant allowances, tenant improvements and leasing commissions (“TI/LC”) and (v) $62,050 for outstanding free rents, rent abatements or other rent concessions under the North Port Area Chamber of Commerce lease ($12,050) and the Mercy Clinic East Communities leases ($50,000). On a monthly basis, the Heartland Dental Medical Office Portfolio Borrower is required to deposit (i) an amount equal to 1/12 of the product of $0.20 and the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $16,042, into a replacement reserve, subject to a cap of an amount equal to $0.40 per the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $385,000 and (ii) an amount equal to 1/12 of the product of $1.00 and the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $80,208, into a TI/LC reserve, subject to a cap of an amount equal to $2.00 per the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $1,925,002. Monthly escrows for real estate taxes are waived, provided that (i) no Cash Management Trigger Event (as defined below) has occurred, (ii) an amount equal to the Closing Tax Deposit is on deposit in a real estate tax reserve and (iii) the Heartland Dental Medical Office Portfolio Borrower provides evidence of payment of taxes and other charges for each of the Heartland Dental Medical Office Portfolio Properties no later than 20 days prior to the date of delinquency (collectively, the “Monthly Tax Waiver Conditions”). If at any time any of the Monthly Tax Waiver Conditions are not satisfied with respect to any individual property, then (i) for the first five individual properties where such conditions are not satisfied, the Heartland Dental Medical Office Portfolio Borrower is required to make all monthly tax escrows for such individual properties and (ii) for any individual property where such Monthly Tax Waiver Conditions are not satisfied thereafter, the Heartland Dental Medical Office Portfolio Borrower is required to make all monthly tax escrows for all Heartland Dental Medical Office Portfolio Properties. Monthly escrows for insurance premiums are waived, provided that the Heartland Dental Medical Office Portfolio Properties are insured under an acceptable blanket insurance policy.

Lockbox and Cash Management. The Heartland Dental Medical Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Heartland Dental Medical Office Portfolio Borrower is required to cause all rents from Material Tenants (as defined below) to be delivered directly to the lockbox account, or if received by the Heartland Dental Medical Office Portfolio Borrower or property manager, the rents are required to be deposited into the lockbox account within two business days after receipt. Upon the occurrence and continuance of a Cash Management Trigger Event, the Heartland Dental Medical Office Portfolio Borrower is required to cause all rents from all tenants to be delivered directly to the lockbox account or if received by the Heartland Dental Medical Office Portfolio Borrower or property manager, the rents are required to be deposited into the lockbox account within two business days after receipt. Pursuant to the Heartland Dental Medical Office Portfolio Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) is continuing, to the Material Tenant rollover reserve, subject to a cap of $15,000,000, (b) if a Cash Sweep Trigger Event (as defined below) is continuing, to the lender-controlled excess cash flow account and (c) if neither a Material Tenant Trigger Event nor a Cash Sweep Trigger Event exists, to the Heartland Dental Medical Office Portfolio Borrower.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of the Heartland Dental Medical Office Portfolio Borrower, the borrower sponsor or the property manager and continue until any such bankruptcy action is discharged or dismissed, or in the case of the property manager, such property manager is replaced with a qualified property manager under a replacement agreement or the bankruptcy action is discharged or dismissed, (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.25x and will continue until such time as (x) the debt service coverage

 A-3-19

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

ratio for the immediately preceding 12-month period is at least 1.30x for two consecutive calendar quarters or (y) the Heartland Dental Medical Office Portfolio Borrower deposits with the lender in the form of cash or a letter of credit in an amount, as calculated by the lender, equal to an amount that if applied to repay the Heartland Dental Medical Office Portfolio Whole Loan would result in a debt service coverage ratio of 1.25x (the “DSCR Cash Management Trigger Cure Deposit”), (iv) an indictment for fraud or misappropriation of funds by the Heartland Dental Medical Office Portfolio Borrower, borrower sponsor or property manager or a director or an officer of the Heartland Dental Medical Office Portfolio Borrower, borrower sponsor or property manager and continue until (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) with respect to a third party manager, such third party manager is replaced with a qualified manager under a replacement agreement, or (v) the occurrence of a Material Tenant Trigger Event and continue until such event is cured.

A “Cash Sweep Trigger Event” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured, (ii) the occurrence of any bankruptcy action of the Heartland Dental Medical Office Portfolio Borrower, the borrower sponsor or the affiliated property manager and continue until any such bankruptcy action is discharged or dismissed, or in the case of the affiliated property manager, such affiliated property manager is replaced with a qualified property manager under a replacement agreement or the bankruptcy action is discharged or dismissed, or (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.20x and will continue until such time as (x) the debt service coverage ratio for the immediately preceding 12-month period is at least 1.25x for two consecutive calendar quarters or (y) the Heartland Dental Medical Office Portfolio Borrower deposits with the lender in the form of cash or a letter of credit in an amount, as calculated by the lender, equal to either (A) without duplication, the DSCR Cash Management Trigger Cure Deposit or (B) that if applied to repay the Heartland Dental Medical Office Portfolio Whole Loan would result in a debt service coverage ratio greater than 1.20x.

A “Material Tenant Trigger Event” will commence upon (i) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action, (ii) any time when the adjusted Material Tenant EBITDA is not positive in the lender’s reasonable determination, provided that the Heartland Dental Medical Office Portfolio Borrower may suspend such Material Tenant Trigger Event for 12 months by depositing $7,500,000 with the lender for each such 12-month period (such deposit to be returned to the Heartland Dental Medical Office Portfolio Borrower upon a cure of the Material Tenant Trigger Event without such deposit being taken into effect), (iii) the lender determining based on the applicable annual HD Entity Reporting Items (as defined below) (x) the net worth of Heartland Dental, Neibauer Dental Corporation, Inc. or any of their respective affiliates (collectively, the “HD Tenant”) for the prior calendar year is less than $443,987,100 and (y) the Material Tenant does not have at least 90% of the total assets and total revenues that Heartland Dental had for the prior calendar year or (iv) the lender failing to receive the applicable HD Entity Reporting Items within (A) five business days of the Heartland Dental Medical Office Portfolio Borrower’s failure to deliver a financial statement including a balance sheet, statement of cash flows, reconciliation of net loss to EBITDA and adjusted EBITDA, profit and loss statement, and statement of changes of Heartland Dental and its subsidiaries and affiliates (collectively, the “HD Entity Reporting Items”) or (B) 30 calendar days of the Heartland Dental Medical Office Portfolio Borrower’s failure to deliver such items required in (A) above, if the Heartland Dental Medical Office Portfolio Borrower fails to deliver, as the result of the Material Tenant’s failure to deliver, such items to the Heartland Dental Medical Office Portfolio Borrower. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding), provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty, in regard to clause (ii) above, the adjusted Material Tenant EBITDA is positive in the lender’s reasonable determination for two consecutive quarters, in regard to clause (iii) above, if (A) on the next applicable annual HD Entity Reporting Items the net worth of the HD Tenant for the prior calendar year is greater than $443,987,100 and/or the Material Tenant has at least 90% of the total assets and total net revenues that Heartland Dental had for the prior calendar year or (B) the Heartland Dental Medical Office Portfolio Borrower provides other evidence acceptable to the lender that the tenant has achieved the net worth and/or total assets and total net revenue thresholds set forth above in clause (A) for two consecutive calendar quarters, in regard to clause (iv) above, the delivery of all HD Entity Reporting Items that are due and outstanding, or in regard to clause (i), (ii) or (iii) above, the leasing of all the applicable Material Tenant space to a replacement tenant reasonably acceptable to the lender, which lease is comparable in terms to the existing Material Tenant lease being replaced, provided that such lease is a triple net lease and has an initial term of no less than five years.

A “Material Tenant” means (i) each HD Tenant or (ii) any lease which, either individually or when taken together with any other lease with the same tenant, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such lease or leases (x) covers no less than 10% of the NRA at the Heartland Dental Medical Office Portfolio Properties or (y) requires the payment of base rent that is no less than 10% of the total in-place base rent at the Heartland Dental Medical Office Portfolio Properties.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Heartland Dental Medical Office Portfolio Borrower may obtain the release of any of the Heartland Dental Medical Office Portfolio Properties included in the Heartland Dental Medical Office Portfolio Whole Loan, at any time on or after December 6, 2019, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Heartland Dental Medical Office Portfolio Borrower prepays a portion of the Heartland Dental Medical Office Portfolio Whole Loan equal to or exceeding 120% of the allocated loan amount of the property being released to a third party (the “Release Amount”) along with the applicable yield maintenance premium, (or 130% of the allocated loan amount of the property being released to an affiliate under specified circumstances under the Heartland Dental Medical Office Portfolio Whole Loan documents in connection with specified condominium, title or zoning defaults that can be cured by releasing such property), (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 1.54x, and (iv) if as of the date of its calculation, the ratio of (i) the sum of the outstanding principal amount of the Heartland Dental Medical Office Portfolio Whole Loan as of the date of such calculation to (ii) the fair market value of the Heartland Dental Medical Office Portfolio Properties (the “REMIC LTV”) exceeds 125% immediately after the property being released, no release will be permitted unless the balance of the Heartland Dental Medical Office Portfolio Whole Loan is paid down by the greater of (a) the Release Amount or (b) the least of the following amounts: (x) if the released property is sold, the net proceeds of the sale of the released property, (y) the fair market value of the released property at the time of such release, or (z) am amount such that the REMIC LTV after such release is not greater than the REMIC LTV of the Heartland Dental Medical Office Portfolio Properties immediately prior to such release.

 A-3-20

Various	Collateral Asset Summary – Loan No. 2 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,953,624 55.4% 1.59x 11.7%

Terrorism Insurance. The Heartland Dental Medical Office Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, provided, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a subsequent statute is not in effect, the Heartland Dental Medical Office Portfolio Borrower will not be required to pay annual premiums in excess of two times the premium in an amount equal to the property and business interruption insurance required under the Heartland Dental Medical Office Portfolio Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

 A-3-21

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

 A-3-22

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

Lafayette Park
1 444 Lafayette Road St. Paul, MN
2 500 Lafayette Road St. Paul, MN
3 520 Lafayette Road St. Paul, MN
4 443 Lafayette Road St. Paul, MN
ST. PAUL
Downtown
Lowertown
Capitol
Mt. Airy
RAMSEY COUNTY
Riverview
Westside
West Seventh
Mississippi River
Raspberry Island
Harriet Island
Swede Hollow Park
Bruce Vento Nature Sanctuary
Lower Landing Park
Upper Landing Park
Kellogg Mall Park
Culture Park
Mears Park
Irvine Park
Minnesota State Capitol
Regions Hospital
Bethesda Hospital
Health Partners Specialty Center
Health Partners Neuroscience Center
Univar USA
Minnesota Dept. of Human Services
Ramsey County Courts
Minnesota's Bookstore
Metro State Library
Metropolitan State University
Flat Earth Brewing Co.
The Consulate of Mexico in Saint Paul
CHS Field
UNION DEPOT
Minnesota History Center
St. Joseph Hospital
Xcel Energy Center
Roy Wilkins Auditorium
Science Museum of Minnesota
St. Paul RiverCentre
George Latimer Central Library
City Hall
County Courthouse
Ordway Ctr. for the Performing Arts
St. Paul Downtown Airport
Downtown Minneapolis 10 miles
Phalen Blvd
Lafayette Rd
University Ave E.
Grove St
E. 13th St
Olive St
Kellogg Blvd E.
Lafayette Frwy
Warner Rd
Shepard Rd
MINNEAPOLIS
Roseville
Maplewood
Woodbury
Richfield
Bloomington
Eagan
Mendota Heights
Cottage Grove
Inver Grove Heights

 A-3-23

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$37,250,000			Location:	St. Paul, MN 55101
Cut-off Date Balance(1):	$37,250,000			General Property Type:	Office
% of Initial Pool Balance:	5.7%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee Simple
Borrower Sponsor(2):	N/A			Year Built/Renovated:	Various
Mortgage Rate:	4.7223%			Size:	677,514 SF
Note Date:	9/27/2018			Cut-off Date Balance per SF(1):	$111
First Payment Date:	11/5/2018			Maturity Date Balance per SF(1):	$111
Maturity Date:	10/5/2028			Property Manager:	Colliers International MN, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$8,312,364
Seasoning:	2 months			UW NOI Debt Yield(1):	11.0%
Prepayment Provisions(3):	LO (26); DEF (91); O (3)			UW NOI Debt Yield at Maturity(1):	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.27x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$8,009,546 (7/31/2018 TTM)
Additional Debt Balance(1):	$38,000,000			2nd Most Recent NOI:	$8,146,961 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$7,476,128 (12/31/2016)
Reserves(4)				Most Recent Occupancy:	100.0% (12/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2017)
RE Tax:	$0	$119,211	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$14,617	$7,309	N/A	Appraised Value (as of):	$115,500,000 (7/9/2018)
Deferred Maintenance:	$47,500	$0	N/A	Cut-off Date LTV Ratio(1):	65.2%
Replacements:	$1,813,270	$10,727	N/A	Maturity Date LTV Ratio(1):	65.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$75,250,000	64.0%	Purchase Price:	$113,500,001	96.6%
Borrower Equity:	$42,305,035	36.0%	Reserves:	$1,875,387	1.6%
			Closing Costs:	$2,179,647	1.9%
Total Sources:	$117,555,035	100.0%	Total Uses:	$117,555,035	100.0%

(1)	The Lafayette Park Mortgage Loan (as defined below) is part of the Lafayette Park Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $75,250,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Lafayette Park Whole Loan.

(2)	See “The Borrowers and the Borrower Sponsor” below for further discussion.

(3)	Prior to the open prepayment date of August 5, 2028, the Lafayette Park Borrowers (as defined below) have the right to defease the Lafayette Park Whole Loan after the earlier to occur of (a) September 27, 2022 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Lafayette Park Whole Loan promissory note (the “Permitted Defeasance Date”). The assumed lockout period of 26 payments is based on the closing date of the UBS 2018-C14 transaction in December 2018. Partial release is permitted. See “Release of Property” below.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The third largest mortgage loan (the “Lafayette Park Mortgage Loan”) is part of a whole loan (the “Lafayette Park Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $75,250,000. The Lafayette Park Whole Loan is secured by a first priority fee mortgage encumbering a portfolio of four central business district office properties located in St. Paul, Minnesota, totaling 677,514 SF (collectively, the “Lafayette Park Properties”). Promissory Note A-2, with an original principal balance of $37,250,000, represents the Lafayette Park Mortgage Loan and will be included in the UBS 2018-C14 Trust. The Lafayette Park Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the CSAIL 2018-C14 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

 A-3-24

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

Lafayette Park Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1(1)	$38,000,000	$38,000,000	CSAIL 2018-C14	Yes
Note A-2	$37,250,000	$37,250,000	UBS 2018-C14	No
Total	$75,250,000	$75,250,000

(1)	Note A-1 is currently held by Natixis and is expected to be contributed to the CSAIL 2018-C14 securitization transaction. The CSAIL 2018-C14 securitization transaction is scheduled to close on or about November 28, 2018.

The Borrowers and the Borrower Sponsor. The borrowers are LPOC (443) Property Company LLC, LPOC (520) Property Company LLC, LPOC (500) Property Company LLC and LPOC (444) Property Company LLC (collectively, the “Lafayette Park Borrowers”). Each borrower is a Delaware limited liability company and special purpose entity. The Lafayette Park Whole Loan is compliant with Shari’ah law and the Lafayette Park Borrowers master lease the Lafayette Park Properties to four operating companies which are the master lessees. The four master lessees of the Lafayette Park Whole Loan are LPOC (443) Operating Company LLC, LPOC (520) Operating Company LLC, LPOC (500) Operating Company LLC, and LPOC (444) Operating Company LLC, all Delaware limited liability companies and special purpose entities (collectively, the “Master Lessees”). See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Shari’ah Compliant Loans”.

The Lafayette Park Borrowers are the sole parties liable for any breach or violation of the non-recourse carveouts. The Master Lessees are owned 100.0% by LPOC Investor Company LLC, which is owned 100% by LPOC Investor Corp. LPOC Investor Corp. is owned 2.0% by LPOC Investment Company Ltd. and 98.0% by LPOC Property Company Ltd. LPOC Investment Company Ltd. is owned 100.0% by Gatehouse Capital – Economic and Financial Consultancy K.S.C. which is ultimately owned and controlled by Gatehouse Financial Group Limited.

The Gatehouse Capital – Economic and Financial Consultancy K.S.C. is a Shari’ah-compliant investment entity and is part of Kuwait-based investment advisory firm Gatehouse Capital K.S.C.C. (“Gatehouse Capital”). Founded in 1998, Gatehouse Capital focuses on global real estate investments as well as wealth management services. Gatehouse Capital advises on transactions with assets based in the United States and United Kingdom. Gatehouse Capital made its first U.S. real estate investment in 2003 and to date has completed over $3 billion in United States real estate transactions. Gatehouse Capital is jointly owned by Gatehouse Bank PLC, a Shari’ah-compliant bank based in London, and Gatehouse Financial Group Limited (“GFG”). GFG is the parent company of Gatehouse Bank and was established in 2015 following a restructure of Gatehouse Bank. GFG currently has more than $1.2 billion in assets under management, most of which are in the United States, United Kingdom and Europe.

The Properties. The Lafayette Park Properties are comprised of four single tenant central business district office properties, totaling 677,514 SF, located in St. Paul, Minnesota. Since prior ownership acquired the Lafayette Park Properties in 2014, approximately $11.4 million in capital improvements have been invested. Capital improvements include renovations to the lobbies, bathrooms/locker rooms, parking lots, new paint, building exteriors and windows. The Lafayette Park Properties also include 2,349 car parking stalls providing the Lafayette Park Properties with a ratio of 3.5 parking per 1,000 SF of net rental area, above the average of 0.75 parking per 1,000 SF of net rental area for the balance of the St. Paul central business district.

As of December 2018, the Lafayette Park Properties were 100.0% leased to four agencies of the State of Minnesota and collectively feature a weighted average remaining lease term of 8.8 years.

A summary of the individual Lafayette Park Properties is provided below:

Lafayette Park Properties Summary
Property Name	City, State	Size (SF)	Year Built/Renovated	Allocated Cut-off Date Balance Loan Amount(1)	% of Allocated Loan Amount	Appraised Value	UW NCF	% of UW NCF
444 Lafayette Road	St. Paul, MN	280,172	1919/2006, 2012-2018	$33,526,970	44.6%	$51,460,000	$3,550,553	43.4%
520 Lafayette Road	St. Paul, MN	152,944	1923/1986, 2009-2018	$15,773,182	21.0%	$24,210,000	$1,793,371	21.9%
500 Lafayette Road	St. Paul, MN	140,440	1900/1984, 2010-2018	$17,408,485	23.1%	$26,720,000	$1,783,274	21.8%
443 Lafayette Road	St. Paul, MN	103,958	1919/1988, 2013-2018	$8,541,364	11.4%	$13,110,000	$1,056,438	12.9%
Total		677,514		$75,250,000	100.0%	$115,500,000	$8,183,636	100.0%

(1)	Allocated Cut-off Date Balance Loan Amount is based on the Lafayette Park Whole Loan.

Major Tenants.

State of Minnesota, Dept. of Administration, Dept. of Human Services (280,172 SF, 41.4% of NRA, 41.7% of underwritten base rent). State of Minnesota, Dept. of Administration, Dept. of Human Services (“Minnesota Dept. of Human Services”) is the tenant at the 444 Lafayette Road property. The Minnesota Dept. of Human Services is the state’s largest agency, helping Minnesota residents meet their basic needs by providing or administering health care coverage, economic assistance and other services for children, seniors, people with disabilities and low-income Minnesotans. The Minnesota Dept. of Human Services employs approximately 6,500 workers and approximately 950 are located at the 444 Lafayette Road property. The Minnesota Dept. of Human Services has been a tenant at the 444 Lafayette Road property since 1984.

State of Minnesota, Dept. of Administration, Minnesota Pollution Control Agency (152,944 SF, 22.6% of NRA, 23.0% of underwritten base rent). State of Minnesota, Dept. of Administration, Minnesota Pollution Control Agency (“Minnesota Pollution Control Agency”) is the tenant at the 520 Lafayette Road property. The Minnesota Pollution Control Agency is a state agency, which monitors environmental quality, offers technical and financial assistance, and enforces environmental regulations. The Minnesota Pollution Control Agency employs approximately 950 workers and approximately 700 are located at the 520 Lafayette Road property. The Minnesota Pollution Control Agency has been a tenant at the 520 Lafayette Road property since 1986.

 A-3-25

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

State of Minnesota, Dept. of Administration, Dept. of Natural Resources (140,440 SF, 20.7% of NRA, 21.5% of underwritten base rent). State of Minnesota, Dept. of Administration, Dept. of Natural Resources (“Minnesota Dept. of Natural Resources”) is the tenant at the 500 Lafayette Road property. The Minnesota Dept. of Natural Resources is a state agency that works with citizens to conserve and manage the state’s natural resources, to provide outdoor recreation opportunities, and to provide for commercial uses of natural resources in a way that creates a sustainable quality of life. The Minnesota Dept. of Natural Resources employs approximately 3,000 workers and approximately 575 are located at the 500 Lafayette Road property. The Minnesota Dept. of Natural Resources has been a tenant at the 500 Lafayette Road property since 1994.

State of Minnesota, Dept. of Administration, Dept. of Labor and Industry (103,958 SF, 15.3% of NRA, 13.7% of underwritten base rent). State of Minnesota, Dept. of Administration, Dept. of Labor and Industry (“Minnesota Dept. of Labor and Industry”) is the tenant at the 443 Lafayette Road property. The Minnesota Dept. of Labor and Industry is a state agency that oversees the state’s apprenticeship, construction codes and licensing, occupational safety and health, wage and hour standards, and workers’ compensation programs. The Minnesota Dept. of Labor and Industry employs approximately 430 workers and approximately 380 are located at the 443 Lafayette Road property. The Minnesota Dept. of Labor and Industry has been a tenant at the property since 1988 and is expected to invest approximately $2.0 million in renovations by the first quarter of 2019.

Each of these four tenants at the Lafayette Park Properties has the option to terminate its lease with 30 days’ prior written notice in the event that (i) the Minnesota State legislature does not appropriate the funds necessary for the continuation of the lease or (ii) federal funds necessary for the continuation of the lease are withheld for any reason. In addition, pursuant to Minnesota Statute §16B.24, subd. 6, each lease is subject to cancellation with 30 days’ written notice for any reason except lease of other non-state-owned land or premises for the same use.

The following table presents certain information relating to the leases at the Lafayette Park Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Minnesota Dept. of Human Services	AAA/Aa1/AAA	280,172	41.4%	$5,689,039	41.7%	$20.31	6/30/2026
Minnesota Pollution Control Agency	AAA/Aa1/AAA	152,944	22.6%	$3,142,942	23.0%	$20.55	12/31/2028
Minnesota Dept. of Natural Resources	AAA/Aa1/AAA	140,440	20.7%	$2,939,700	21.5%	$20.93	6/30/2026
Minnesota Dept. of Labor and Industry	AAA/Aa1/AAA	103,958	15.3%	$1,871,718	13.7%	$18.00	9/30/2028
Subtotal/Wtd. Avg.		677,514	100.0%	$13,643,398	100.0%	$20.14
Vacant		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		677,514	100.0%	$13,643,398	100.0%	$20.14

(1)	Ratings provided are for the State of Minnesota whether or not it guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Lafayette Park Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	2	420,612	62.1%	62.1%	$20.51	$8,628,738	63.2%	63.2%
2027	0	0	0.0%	62.1%	$0.00	$0	0.0%	63.2%
2028	2	256,902	37.9%	100.0%	$19.52	$5,014,660	36.8%	100.0%
2029 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	4	677,514	100.0%		$20.14	$13,643,398	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

 A-3-26

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

The Market. The Lafayette Park Properties are located in St. Paul, Minnesota, which is part of the Minneapolis-St. Paul-Bloomington metropolitan statistical area. The Lafayette Park Properties are situated between U.S. Route 10 and Interstate 35 and are less than a half mile from both roadways. U.S. Route 10 extends from Bay City, Michigan to its western terminus of Fargo, North Dakota. Interstate 35 is a major highway in central United States that extends from Laredo, Texas to Duluth, Minnesota. The Lafayette Park Properties are eight blocks east of the State Capitol building and offer shuttle service for the employees to travel to and from the State Capitol.

The City of St. Paul features corporate headquarters, parks, retail outlets and arts and entertainment. According to the appraisal, the Lafayette Park Properties are adjacent to the historic Lowertown neighborhood, an in-demand urban area, home to a growing residential and commercial base including a mix of restaurants, retailers, and housing and entertainment options.

According to a third party research report, the Lafayette Park Properties are located in the St. Paul central business district office submarket. The second quarter of 2018 rental rate was $21.08 PSF on a gross basis. The vacancy rate as of the second quarter of 2018 was 8.8%, which is a 0.7% increase since the second quarter of 2017. Net absorption was 35,533 SF for the second quarter of 2018.

According to a third party market research report, the estimated 2018 population and average household income within a one-, three-, and five-mile radius of the portfolio is 17,686, 173,217, and 359,160, respectively, and $59,093, $64,720, and $76,283, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the Lafayette Park Properties:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Occupancy	Tenant Name	Lease Size (SF)	Lease Term (Yrs.)	Rent/SF	Lease Type
444 Lafayette Road 444 Lafayette Road St. Paul, MN	1919	280,172(1)	100.0%(1)	Minnesota Dept. of Human Services(1)	280,172(1)	14.5(1)	$20.31(1)	Gross
500 Lafayette Road 500 Lafayette Road St. Paul, MN	1900	140,440(1)	100.0%(1)	Minnesota Dept. of Natural Resources(1)	140,440(1)	14.8(1)	$20.93(1)	Gross
520 Lafayette Road 520 Lafayette Road St. Paul, MN	1923	152,944(1)	100.0%(1)	Minnesota Pollution Control Agency(1)	152,944(1)	16.3(1)	$20.55(1)	Gross
443 Lafayette Road 443 Lafayette Road St. Paul, MN	1919	103,958(1)	100.0%(1)	Minnesota Dept. of Labor and Industry(1)	103,958(1)	16.0(1)	$18.00(1)	Gross
Wells Fargo Place 30 East 7th Street St. Paul, MN	1987	634,895	N/A	Confidential Office	16,589	5.0	$17.50	Net
180 East 5th Street 180 East 5th Street St. Paul, MN	1914	659,230	N/A	Ditech Financial	141,109	11.0	$9.25	Net
Bloomington I 9360 Ensign Avenue Bloomington, MN	1986	38,107	N/A	GSA - US Dept. of Citizenship & Immigration Services	38,107	15.0	$25.74	Gross
Marquette Plaza 250 Marquette Ave Minneapolis, MN	1981	522,656	N/A	Confidential Office	3,604	5.0	$16.00	Net
Wilder Center 451 Lexington Parkway North St. Paul, MN	2007	99,953	N/A	Confidential Office	16,382	2.0	$24.03	Gross
First National Bank Building 332 Minnesota Street St. Paul, MN	1914	646,297	N/A	Confidential Office	7,249	8.0	$19.50	Gross
UBS Plaza 444 Cedar Street St. Paul, MN	1980	224,447	N/A	Confidential Office	5,900	3.1	$10.75	Net
Cray Plaza 174 6th Street East St. Paul, MN	1983	219,313	N/A	Confidential Office	2,514	5.0	$17.50	Gross

Source: Appraisal

(1)	Based on the underwritten rent roll.

 A-3-27

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lafayette Park Properties:

Cash Flow Analysis
	2015	2016	2017	7/31/2018 TTM	UW	UW PSF
Gross Potential Rent	$12,385,715	$12,667,758	$13,017,445	$13,218,329	$13,643,398	$20.14
Total Recoveries	$913,334	$945,600	$989,806	$1,002,319	$1,101,071	$1.63
Other Income	$16,264	$17,139	$14,725	$17,094	$17,037	$0.03
Less Vacancy & Credit Loss	$0	$0	$0	$0	($738,075)	($1.09)
Effective Gross Income	$13,315,312	$13,630,497	$14,021,976	$14,237,742	$14,023,430	$20.70
Total Operating Expenses	$6,492,422	$6,154,369	$5,875,015	$6,228,196	$5,711,066	$8.43
Net Operating Income	$6,822,891	$7,476,128	$8,146,961	$8,009,546	$8,312,364	$12.27
Capital Expenditures	$0	$0	$0	$0	$128,728	$0.19
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$6,822,891	$7,476,128	$8,146,961	$8,009,546	$8,183,636	$12.08

Occupancy %(1)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR(2)	1.89x	2.08x	2.26x	2.22x	2.31x
NCF DSCR(2)	1.89x	2.08x	2.26x	2.22x	2.27x
NOI Debt Yield(2)	9.1%	9.9%	10.8%	10.6%	11.0%
NCF Debt Yield(2)	9.1%	9.9%	10.8%	10.6%	10.9%

(1)	UW Occupancy % is based on an underwritten economic vacancy of 5.0%. As of December 1, 2018, the Lafayette Park Properties were 100.0% occupied.

(2)	The debt service coverage ratios and debt yields are based on the Lafayette Park Whole Loan.

Escrows and Reserves. The Lafayette Park Borrowers deposited in escrow at origination (i) $14,617 for insurance premiums, (ii) $47,500 for deferred maintenance and (iii) $1,813,270 for replacement reserves. The Lafayette Park Borrowers are required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $119,211, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $7,309 and (iii) $10,727 for replacement reserves.

Lockbox and Cash Management. A hard lockbox and springing cash management is in place with respect to the Lafayette Park Whole Loan. Pursuant to the Lafayette Park Whole Loan documents, all excess funds on deposit will be applied as follows: (a) during the continuation of a Primary Tenant Sweep Period (as defined below), to the Primary Tenant (as defined below) reserve account, (b) during the continuation of a Cash Management Period (as defined below), to a cash collateral reserve subaccount as additional collateral, and (c) if neither a Primary Tenant Sweep Period nor a Cash Management Period is continuing, to the Lafayette Park Borrowers. Provided no Cash Management Period exists, all excess cash flow in the lockbox account after payment of all sums due and payable under the Lafayette Park Whole Loan documents will be remitted to the Lafayette Park Borrowers.

A “Cash Management Period” will occur upon (i) an event of default under the Lafayette Park Whole Loan; (ii) the failure by the Lafayette Park Borrowers, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.20x; or (iii) a Primary Tenant Sweep Period. A Cash Management Period will end if (1) the Lafayette Park Whole Loan and all other obligations under the Lafayette Park Whole Loan documents have been repaid in full; (2) in the case of a Cash Management Period triggered by an event described in subclause (i) above only, the event of default has been cured and such cure is accepted by the lender and no event that would trigger another Cash Management Period exists; (3) in the case of a Cash Management Period triggered by an event described in subclause (ii) above only, for six consecutive months since the commencement of the existing Cash Management Period (A) no default or event of default has occurred, (B) no event that would trigger another Cash Management Period exists, and (C) the debt service coverage ratio is at least equal to 1.25x; or (4) to the extent that the Cash Management Period commenced as a result of the occurrence of a Primary Tenant Sweep Period, a cure of a Primary Tenant Sweep Period has occurred and no event that would trigger another Cash Management Period exists.

A “Primary Tenant Sweep Period” will (A) commence upon the earliest to occur of: (i) the earlier of (x) the date that is eighteen months prior to the then scheduled expiration or termination date of any Primary Tenant lease, whether such lease is in its initial term or any renewal term and (y) the date by which any Primary Tenant is required to exercise its renewal option under any Primary Tenant lease; (ii) the termination, cancellation or surrender of a Primary Tenant lease or any Lafayette Park Borrowers’ receipt of notice by a Primary Tenant of its intent to effect a termination, cancellation or surrender of its Primary Tenant lease; (iii) the date upon which any Primary Tenant “goes dark” in all or substantially all of the Primary Tenant premises; (iv) the date that any Primary Tenant commits a monetary or material nonmonetary default under the applicable Primary Tenant lease; and (v) the date upon which any Primary Tenant or the State of Minnesota becomes a debtor in any bankruptcy action and (B) end at such time, if ever, upon the occurrence of a cure of a Primary Tenant Sweep Period.

A “Primary Tenant” means the State of Minnesota and thereafter any acceptable replacement tenant thereof under a Primary Tenant lease.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Lafayette Park Borrowers have the option to release any Lafayette Park Property upon a bona fide sale of such property to a third party, provided that each of the conditions set forth in the Lafayette Park Whole Loan documents, including the following conditions are satisfied: (i) the sale of such Lafayette Park Property is pursuant to an arms' length agreement with a third party that is not an affiliate of any of the Lafayette Park Borrowers or Master Lessees; (ii) the Lafayette Park Borrowers pay 125% of the allocated loan amount for each Lafayette Park Property to be released together with all accrued and unpaid interest on the principal being prepaid; (iii) no event of default is continuing; (iv) the debt yield is not less than the greater of (a) the debt yield immediately prior to such release and (b) the debt yield at the origination of the Lafayette Park Whole Loan; (v) the loan-to-

 A-3-28

Various St. Paul, MN 55101	Collateral Asset Summary – Loan No. 3 Lafayette Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,250,000 65.2% 2.27x 11.0%

value ratio is not more than the lesser of (a) the loan-to-value ratio immediately prior to such release and (b) the loan-to-value ratio at the origination of the Lafayette Park Whole Loan; (vi) the debt service coverage ratio is not less than the greater of (a) the debt service coverage ratio immediately prior to such release and (b) the debt service coverage ratio at the origination of the Lafayette Park Whole Loan; and (vii) the Lafayette Park Borrowers give the lender not less than 30 days’ prior written notice of such sale. No release will be permitted if such release would result in a “prohibited transaction” or the disqualification of the Lafayette Park Whole Loan as a “qualified mortgage” for REMIC tax purposes. All prepayments in connection with the release of any property or properties will be applied pro rata among the pari passu notes of the Lafayette Park Whole Loan.

Terrorism Insurance. The Lafayette Park Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that cover perils of terrorism and acts of terrorism, both foreign and domestic.

 A-3-29

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

 A-3-30

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

Riverwalk II
350 Merrimack Street
Lawrence, MA 01843
Portsmouth, NH
30 miles
Haverhill
Methuen
LAWRENCE
DOWNTOWN LAWRENCE
Lawrence General Hospital
Holy Family Hospital-Methuen
Lawrence Municipal Airport
Lake Cochichewick
Merrimack River
MBTA HAVERHILL LINE
South Lawrence
Shawsheen Park
North Andover
North Andover Mall
Weir Hill Reservation
Den Rock Park
Andover
DOWNTOWN ANDOVER
Merrimack College
Phillips Academy
Addison Gallery of American Art
Andover Country Club
Indian Ridge Country Club
Haggetts Pond
ESSEX COUNTY
Greater Lawrence Technical School
Massachusetts School of Law at Andover
Northern Expwy
Boston
20 miles
The Loop
Loop Connector
Lawrence District Court
Museum Square
Essex Plaza
O'LEARY BRIDGE
Merrimac Plaza
Plaza 114
Stadium Plaza
Shawsheen Plaza
Smith & Nephew Inc.
Draeger
Eisai
MKS Instruments
Polycom
Raytheon
Atlantic Ocean
NEW HAMPSHIRE
MAINE
MASS.
CONN.
BOSTON
Worcester
Providence
Lowell
Nashua
Manchester
Concord

 A-3-31

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$35,000,000			Location:	Lawrence, MA 01843
Cut-off Date Balance(1):	$35,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.4%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee Simple
Borrower Sponsor:	Salvatore N. Lupoli			Year Built/Renovated:	1900, 1906, 2014/2014-2018
Mortgage Rate:	5.35675%			Size:	538,338 SF
Note Date:	11/6/2018			Cut-off Date Balance per SF(1):	$111
First Payment Date:	12/6/2018			Maturity Date Balance per SF(1):	$99
Maturity Date:	11/6/2028			Property Manager:	JeNet Management, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(4):	$6,124,772
Prepayment Provisions(2):	LO (25); DEF (92); O (3)			UW NOI Debt Yield(1):	10.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	11.4%
Additional Debt Type(1):	Pari Passu/Mezzanine			UW NCF DSCR(1):	1.80x (IO)	1.46x (P&I)
Additional Debt Balance(1):	$25,000,000/$5,000,000			Most Recent NOI(4):	$4,539,817 (8/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	N/A
Reserves(3)				3rd Most Recent NOI(4):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.6% (11/1/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	N/A
Replacements:	$120,000	Springing	$75,000	Appraised Value (as of):	$93,800,000 (10/2/2018)
TI/LC:	$800,000	Springing	$600,000	Cut-off Date LTV Ratio(1):	64.0%
Free Rent:	$142,890	$0	N/A	Maturity Date LTV Ratio(1):	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$60,000,000	92.3%	Loan Payoff:	$51,810,426	79.7%
Mezzanine Loan(1):	$5,000,000	7.7%	Reserves:	$1,062,890	1.6%
			Closing Costs:	$585,239	0.9%
			Return of Equity(5):	$11,541,445	17.8%
Total Sources:	$65,000,000	100.0%	Total Uses:	$65,000,000	100.0%

(1)	The Riverwalk II Mortgage Loan (as defined below) is part of the Riverwalk II Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $60,000,000. The Riverwalk II Whole Loan was originated concurrently with the Riverwalk II Mezzanine Loan (as defined below) with an original principal balance of $5.0 million. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Riverwalk II Whole Loan and exclude the Riverwalk II Mezzanine Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Riverwalk II Whole Loan and Riverwalk II Mezzanine Loan are $121, $109, 9.4%, 10.5%, 1.31x, 69.3% and 62.4%, respectively.

(2)	Prior to the open prepayment date of September 6, 2028, the Riverwalk II Borrower (as defined below) has the right to defease the Riverwalk II Whole Loan after the earlier to occur of (a) December 6, 2021 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Riverwalk II Whole Loan promissory note (the “Permitted Defeasance Date”). The assumed lockout period of 25 payments is based on the closing date of this transaction in December 2018. Partial release is permitted. See “Release of Property” below.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The buildings comprising the Riverwalk II Property (as defined below) were either developed or renovated in 2014-2018. The increase from Most Recent NOI to UW NOI is primarily due to the lease-up of the Riverwalk II Property. During the lease-up period (from 2014-2017), additional SF came on-line at the Riverwalk II Property as renovations were completed and space was leased. As such, historical occupancy and historical cash flows are not applicable.

(5)	The borrower sponsor has invested approximately $69.8 million to fully renovate the Riverwalk II Property, along with $6.7 million in tenant improvement and leasing commissions, resulting in a total cost basis of approximately $85.5 million.

The Mortgage Loan. The fourth largest mortgage loan (the “Riverwalk II Mortgage Loan”) is part of a whole loan (the “Riverwalk II Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $60,000,000. The Riverwalk II Whole Loan is secured by a first priority mortgage encumbering the Riverwalk II Borrower’s fee interest in three suburban office building properties totaling 538,338 SF located in the Lawrence, Massachusetts (collectively, the “Riverwalk II Property”). Promissory Notes A-1, A-2 and A-5, with an aggregate original principal balance of $35,000,000, collectively represent the Riverwalk II Mortgage Loan, and will be included in the UBS 2018-C14 Trust. The Riverwalk II Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust. The below table summarizes the Riverwalk II Whole Loan. including the remaining promissory notes. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

 A-3-32

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

Riverwalk II Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$15,000,000	$15,000,000	UBS 2018-C14	Yes
Note A-2	$15,000,000	$15,000,000	UBS 2018-C14	No
Note A-3(1)	$10,000,000	$10,000,000	CGCMT 2018-C6	No
Note A-4(1)	$10,000,000	$10,000,000	CGCMT 2018-C6	No
Note A-5	$5,000,000	$5,000,000	UBS 2018-C14	No
Note A-6(1)	$5,000,000	$5,000,000	CGCMT 2018-C6	No
Total	$60,000,000	$60,000,000

(1)	Note A-3, Note A-4 and Note A-6 are currently held by CCRE and are expected to be contributed to the CGCMT 2018-C6 securitization transaction. The CGCMT 2018-C6 securitization transaction is scheduled to close on or about December 11, 2018.

The proceeds of the Riverwalk II Whole Loan, together with a mezzanine loan with an original principal balance of $5,000,000 (the “Riverwalk II Mezzanine Loan”), were used to refinance the Riverwalk II Property, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are 280 Riverwalk Development, LLC (the owner of the 280 Merrimack Property (as defined below)), 290 Riverwalk Development, LLC (the owner of the 290 Merrimack Property (as defined below)) and 350 Riverwalk Development, LLC (the owner of the 350 Merrimack Property (as defined below)) (collectively, the “Riverwalk II Borrower”), each a single-purpose Massachusetts limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the Riverwalk II Borrower delivered a non-consolidation opinion in connection with the origination of the Riverwalk II Whole Loan. The non-recourse carveout guarantor and borrower sponsor of the Riverwalk II Whole Loan is Salvatore N. Lupoli.

Salvatore N. Lupoli is the CEO and President of Lupoli Companies, which consists of Lupoli Development and Lupoli Hospitality. Lupoli Development has developed over 4.0 million SF of office, retail, residential and mixed-use space in Massachusetts and New Hampshire. Prior to starting Lupoli Development, Mr. Lupoli founded Sal’s Pizza, an Italian restaurant concept with over 40 locations throughout New England.

The Riverwalk II Whole Loan is recourse to the guarantor, Salvatore N. Lupoli, for $6,000,000, until such time as (a) the NxStage (as defined below) lease has been renewed at least two years beyond the Riverwalk II Whole Loan term, (b) the space occupied by NxStage has been re-leased pursuant to an acceptable replacement lease, or (c) the building occupied by NxStage has been released pursuant to a partial defeasance event pursuant to the Riverwalk II Whole Loan documents.

The Property. The Riverwalk II Property is comprised of three office buildings totaling 538,338 SF that are located at 280 Merrimack Street (the “280 Merrimack Property”), 290 Merrimack Street (the “290 Merrimack Property”) and 350 Merrimack Street (the “350 Merrimack Property”), each of which is located along the Merrimack River and within the greater Riverwalk development in Lawrence, Massachusetts (the “Riverwalk Development”). The Riverwalk Development is a 3.6 million SF live-work-play campus, comprised of over 1.0 million SF of office space with more than 200 companies and two multifamily properties totaling over 250 units. The Riverwalk Development buildings were originally developed in 1853, as part of the Pacific Mills complex, and were most recently renovated in 2015-2018.

The 280 Merrimack Property is a seven-story, 337,322 SF office building built in 1906 as an industrial mill building, which was fully renovated in 2014. The building features a 9,900 SF fitness center as well as other retail spaces (9,902 SF) on the ground floor. The second through sixth floors are used as professional office spaces. Notable tenants include the Department of Developmental Services, the Department of Mental Health and the Department of Children and Families.

The 290 Merrimack Property is a two-story, 60,601 SF office building built in 2014. The building includes 15,358 SF of ground floor retail space and serves as the headquarters for the Lupoli Companies, an affiliate of the borrower sponsor. Other tenants include insurance agencies and accounting, banking and medical offices.

The 350 Merrimack Property is a seven-story, 141,200 SF office building built in 1900 as an industrial mill building, which was fully renovated in 2014. The building is solely occupied and leased by NxStage.

As of November 1, 2018, the Riverwalk II Property was 96.6% occupied by 51 tenants with no tenant other than NxStage occupying more than 10.8% of NRA. Tenants at the Riverwalk II Property have access to 932 parking spaces (1.7 spaces per 1,000 SF).

Major Tenants.

NxStage Medical, Inc. (“NxStage”) (141,200 SF, 26.2% of NRA, 27.0% of underwritten base rent). Headquartered at the Riverwalk II Property, NxStage (NYSE: NXTM) is a medical technology company that develops, manufactures and markets products and services for patients suffering from chronic or acute kidney failure. Through its international network of affiliates and distribution partners, NxStage has patients in 21 countries as well as manufacturing facilities in Mexico, Germany and Italy. As of December 31, 2017, NxStage reported total revenues of approximately $393.9 million with 3,800 employees. On August 7, 2017, NxStage entered into a merger agreement with Fresenius Medical Care Holdings, Inc. (rated BBB-/Baa3/BBB- by Fitch/Moody’s/S&P) and the parties are in the process of satisfying the conditions for closing the transaction.

NxStage has been a tenant at the Riverwalk II Property since 2012 and has a lease expiration in May 2023 with two, five-year renewal options remaining. Per the terms of its lease, NxStage may terminate its lease at any time with 12 months’ prior notice. Additionally, NxStage has a right of first offer in connection with a sale of the 350 Merrimack Property. Such right applies if only the 350 Merrimack Property is sold (which is permitted pursuant to the partial release provision in the Riverwalk II Whole Loan documents), and does not apply to the sale of the entire Riverwalk II Property. The right of first offer does not apply to a foreclosure or similar remedy. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal”.

 A-3-33

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

In the event that NxStage exercises a termination option pursuant to its lease a provision in the guaranty provided by Salvatore N. Lupoli, the guarantor, will be triggered and the guarantor will be required to guaranty the payment of the rent that would otherwise be due under the NxStage lease for the remainder of the lease term. Such guaranty will continue until such time as (a) the space occupied by NxStage has been re-leased pursuant to an acceptable replacement lease, or (b) the building occupied by NxStage has been released pursuant to a partial defeasance event pursuant to the Riverwalk II Whole Loan documents. However, such guaranty will not apply to the extent that, as of the time any such guarantied rent would be payable, the Riverwalk II Property supports an annualized debt service coverage ratio of at least 1.20x based on the aggregate debt service under the Riverwalk II Whole Loan and the Riverwalk II Mezzanine Loan and excluding the guarantied rents for purposes of such calculation.

Elder Services (58,149 SF, 10.8% of NRA, 9.1% of underwritten base rent). Elder Services is a private non-profit agency serving elders and disabled adults who reside in North Massachusetts. Established in 1974 and headquartered at the Riverwalk II Property, Elder Services contracts with over 70 different care providers to serve thousands of elders and family members each day. Elder Services has been a tenant at the Riverwalk II Property since 2014 and has a lease expiration in September 2024 with no renewal or termination options.

Lupoli Companies (44,743 SF, 8.3% of NRA, 11.5% of underwritten base rent). Headquartered at the Riverwalk II Property, Lupoli Companies, an affiliate of the borrower sponsor, consists of Lupoli Development and Lupoli Hospitality. Lupoli Development has developed over 4.0 million SF of office, retail, residential and mixed-use space in Massachusetts and New Hampshire. Lupoli Companies has a lease expiration in December 2033 with no renewal or termination options.

The following table presents certain information relating to the leases at the Riverwalk II Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF(2)	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
NxStage Medical, Inc.(4)	NR/NR/NR	141,200	26.2%	$2,047,400	27.0%	$14.50	5/31/2023
Elder Services	NR/NR/NR	58,149	10.8%	$688,482	9.1%	$11.84	9/3/2024
Lupoli Companies(5)	NR/NR/NR	44,743	8.3%	$872,545	11.5%	$19.50	12/31/2033
Department of Children & Families	NR/NR/NR	43,854	8.1%	$606,748	8.0%	$13.84	6/30/2023
Mentor(6)	NR/NR/NR	30,423	5.7%	$397,324	5.2%	$13.06	12/31/2025
Subtotal/Wtd. Avg.		318,369	59.1%	$4,612,499	60.8%	$14.49
Remaining Tenants		201,552	37.4%	$2,973,228	39.2%	$14.75
Vacant		18,417	3.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		538,338	100.0%	$7,585,727	100.0%	$14.59

(1)	Information is based on the underwritten rent roll.

(2)	Approximately 11.0% of NRA is leased to affiliates of the borrower sponsor. In addition to Lupoli Companies (8.3% of NRA), two other tenants, Flow Fitness (1.8% of NRA) and JeNet (0.8% of NRA) are leased to affiliates of the borrower sponsor.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	NxStage has been a tenant at the Riverwalk II Property since 2012 and has a lease expiration in May 2023 with two, five-year renewal options remaining. Per the terms of its lease, NxStage may terminate its lease with 12 months’ prior notice.

(5)	Lupoli Companies is affiliated with the borrower sponsor.

(6)	Mentor executed a seven-year lease in December 2017. It is expected that Mentor will take occupancy of the space by January 1, 2019, and the rent commencement date under the lease is the first day of the fourth month after the Riverwalk II Borrower delivers the premises in accordance with Mentor’s lease. Mentor may terminate its lease at any time after the expiration of the 60th month with nine months’ written notice and a termination fee subject to the terms of its lease.

 A-3-34

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

The following table presents certain information relating to the lease rollover schedule at the Riverwalk II Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(4)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	8	27,488	5.1%	5.1%	$11.39	$313,072	4.1%	4.1%
2020	11	36,879	6.9%	12.0%	$13.28	$489,911	6.5%	10.6%
2021	7	13,185	2.4%	14.4%	$19.97	$263,353	3.5%	14.1%
2022	7	27,457	5.1%	19.5%	$14.14	$388,139	5.1%	19.2%
2023	11	237,304	44.1%	63.6%	$14.30	$3,394,448	44.7%	63.9%
2024	6	78,984	14.7%	78.3%	$12.81	$1,011,978	13.3%	77.3%
2025	1	30,423	5.7%	83.9%	$13.06	$397,324	5.2%	82.5%
2026	1	8,242	1.5%	85.4%	$19.25	$158,659	2.1%	84.6%
2027	0	0	0.0%	85.4%	$0.00	$0	0.0%	84.6%
2028	0	0	0.0%	85.4%	$0.00	$0	0.0%	84.6%
2029 & Beyond	6	59,959	11.1%	96.6%	$19.49	$1,168,843	15.4%	100.0%
Vacant	0	18,417	3.4%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	58	538,338	100.0%		$14.59	$7,585,727	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Approximately 11.0% of NRA is leased to an affiliate of the borrower sponsor. In addition to Lupoli Companies (8.3% of NRA), two other tenants, Flow Fitness (1.8% of NRA) and JeNet (0.8% of NRA) are leased to affiliates of the borrower sponsor.
(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Riverwalk II Property is located off Interstate 495 in Lawrence, Massachusetts, within Essex County, which is part of the Boston metropolitan statistical area. Lawrence is a city located approximately 10 miles southwest of Haverhill, 20 miles northwest of Salem, and 29 miles north of Boston. Major highways serving the city include Interstate 495 and State Route 28. Air transportation is provided by Lawrence Municipal Airport, located approximately three miles northeast of the city’s central business district. The Greater Boston Area is the 10th largest metropolitan area in the United States, with a population of approximately 4.7 million people.

Lawrence is an urban city, with a manufacturing-based economy that accounts for 35% of the city’s land use. Lawrence is a textile hub, with Malden Mills, KGR Incorporated, Cardinal Shoe, and Grieco Brothers as the most notable companies in the industry. Most of the industrial uses in Lawrence are concentrated along the Merrimack River with an industrial park located in the southwestern portion of the city. Large industries in Lawrence include the healthcare, technology and wholesale/retail trade industries. Lawrence is home to Lawrence General Hospital, a private non-profit community hospital with a total of 189 staffed beds. Retail presence is primarily concentrated within the central business district of Lawrence and along State Route 28, featuring restaurants, offices, car dealerships, big box retailers, and locally owned retail businesses.

According to a third party research report, the 2017 population within a one-, three-and five-mile radius of the Riverwalk II Property is 28,938, 139,391 and 192,199, respectively. The 2017 average household income within a one-, three-and five-mile radius of the Riverwalk II Property is $55,572, $77,429 and $95,510, respectively.

The Riverwalk II Property is located in the Lawrence/Andover office submarket. According to a third party market research report, in 2017 the Lawrence/Andover office market contained 13,391,750 SF of inventory with 88,000 SF of planned new construction and experienced a positive net absorption of 463,390 SF during 2017. As of the end of 2017, the average asking rental rate was $19.29 PSF and the overall vacancy rate was 14.5%, compared to the Riverwalk II Property’s average underwritten rental rate of $14.56 PSF and 5.0% vacancy rate. As of June 2018, the Riverwalk Development reported 93.8% and 96.6% occupancy rates for the office and multifamily spaces, respectively. The appraiser concluded a 5.0% vacancy rate for the Riverwalk II Property.

Market Rent Conclusions
Category	Size (SF)	Occupancy	In-Place Rent	Market Rent	In-Place vs. Market Rent
Office Large	141,200	100.0%	$14.09	$15.00	-6.1%
Office Class A	95,545	100.0%	$17.92	$22.00	-18.5%
Office Class B	256,102	92.8%	$13.39	$19.00	-29.5%
Retail	24,460	100.0%	$18.86	$20.00	-5.7%
Storage	21,031	100.0%	$5.25	$10.00	-47.5%
Total	538,338	96.6%	$14.34	$18.15	-21.0%

Source: Appraisal

 A-3-35

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Riverwalk II Property:

Cash Flow Analysis(1)
	2015	2016	2017	8/31/2018 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$6,040,855	$7,937,939	$14.75
Total Recoveries	N/A	N/A	N/A	$1,138,287	$1,587,545	$2.95
Other Income	N/A	N/A	N/A	$0	$173,777	$0.32
Less Vacancy & Credit Loss(3)	N/A	N/A	N/A	$0	($476,274)	($0.88)
Effective Gross Income	N/A	N/A	N/A	$7,179,142	$9,222,987	$17.13
Total Operating Expenses(4)	N/A	N/A	N/A	$2,639,325	$3,098,215	$5.76
Net Operating Income	N/A	N/A	N/A	$4,539,817	$6,124,772	$11.38
Capital Expenditures	N/A	N/A	N/A	$0	$53,834	$0.10
TI/LC	N/A	N/A	N/A	$0	$215,335	$0.40
Net Cash Flow	N/A	N/A	N/A	$4,539,817	$5,855,603	$10.88

Occupancy %(3)	N/A	N/A	N/A	96.6%	95.0%
NOI DSCR (P&I)(5)	N/A	N/A	N/A	1.13x	1.52x
NCF DSCR (P&I)(5)	N/A	N/A	N/A	1.13x	1.46x
NOI Debt Yield(5)	N/A	N/A	N/A	7.6%	10.2%
NCF Debt Yield(5)	N/A	N/A	N/A	7.6%	9.8%

(1)	The buildings comprising the Riverwalk II Property were either developed or renovated in 2014-2018. The increase from 8/31/2018 TTM NOI to UW NOI is primarily due to the lease-up of the Riverwalk II Property. During the lease-up period (from 2014-2017), additional square footage came on-line at the Riverwalk II Property as renovations were completed and space was leased. As such, historical occupancy and historical cash flows are not applicable.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) vacancy gross up of $352,212 and (ii) rent steps through November 2019 of $155,214.

(3)	UW Occupancy % is based on economic vacancy of 5.0%, which is in-line with the appraiser’s conclusion. As of November 1, 2018, the Riverwalk II Property was 96.6% leased.

(4)	The Riverwalk II Property benefits from a tax incentive financing (“TIF”), which was established in 2009 and expires in 2024. The 10-year average taxes of $444,695 was underwritten.

(5)	Debt service coverage ratios and debt yields are based on the Riverwalk II Whole Loan and exclude the Riverwalk II Mezzanine Loan.

Escrows and Reserves. At origination, the Riverwalk II Borrower deposited (i) $800,000 for future tenant improvements and leasing commissions, (ii) $120,000 into a replacement reserve, and (iii) $142,890 for free rent associated with the Mentor ($141,390) and Rooted Salon & Apothecary ($1,500) leases. The Riverwalk II Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments and (ii) 1/12 of the annual insurance premiums, provided, however, that such monthly escrow requirements will be waived so long as (i) with respect to the tax escrow, the Riverwalk II Borrower has provided evidence to the lender that it has paid all taxes directly to the applicable government authority and (ii) with respect to the insurance premiums, the Riverwalk II Property is covered under a blanket insurance policy approved by the lender and such blanket insurance is in full force and effect. In addition, the Riverwalk II Borrower is required to escrow monthly, (i) replacement reserves of $4,423, in the event that the balance of the replacement reserve account is less than $50,000, subject to a cap of $75,000 and (ii) a tenant improvements and leasing commissions reserve of $22,464, in the event that the tenant improvement and leasing commissions account contains less than $400,000, subject to a cap of $600,000.

Lockbox and Cash Management. The Riverwalk II Whole Loan is structured with a springing hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below). Additionally, during the continuance of a Cash Management Period, all excess cash flow is required to be swept into a lender controlled excess cash flow account.

A “Cash Management Period” will occur upon (i) an event of default; (ii) any bankruptcy action involving the Riverwalk II Borrower, the guarantor or the affiliated property manager, (iii) the annualized debt service coverage ratio based on the Riverwalk II Whole Loan and the Riverwalk II Mezzanine Loan falling below 1.15x for two consecutive calendar quarters, and will continue until such time that the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters; (iv) a Lease Trigger Period (as defined below); or (v) a default under the Riverwalk II Mezzanine Loan. However, with respect to clause (i) above, the Riverwalk II Whole Loan documents provide that a Cash Management Period will not be triggered for the first two instances where the Riverwalk II Borrower pays principal and interest after the due date but before the 10th of the relevant month.

A “Lease Trigger Period” will occur with respect to NxStage or any replacement tenant (that occupies at least 40,000 SF or represents more than 10% of the rents at the Riverwalk II Property) upon the earlier of (i) 18 months prior to the tenant’s lease expiration, (ii) the date upon which the tenant is required to notify the landlord of its intent to either renew or terminate its lease, (iii) the date the tenant fails to continuously operate at the Riverwalk II Property, (iv) the date upon which the tenant is the subject of a bankruptcy action or (v) the date upon which the tenant’s lease terminates or the tenant gives notice of its intent to terminate the lease.

With respect to clauses (i) and (ii) of the definition of Lease Trigger Period, the Riverwalk II Borrower may post $1.5 million in the form of cash or an acceptable letter of credit to delay the cash flow sweep until nine months prior to the tenant’s lease expiration. The Riverwalk II Borrower may post an additional $1.5 million (for a total of $3.0 million) to prevent the cash flow sweep in its entirety.

With respect to clause (v), of the definition of Lease Trigger Period, the Riverwalk II Borrower may post $3.0 million as cash or an acceptable letter of credit to avoid a cash flow sweep due to a tenant’s notice of its intent to terminate its lease.

In addition, the Riverwalk II Borrower may prevent a cash flow sweep tied to any Lease Trigger Period if the annualized debt service coverage ratio based on the Riverwalk II Whole Loan and Riverwalk II Mezzanine Loan without the applicable tenant’s rent is at least 1.20x or if the Riverwalk II Borrower deposits with the lender an amount which, if applied to prepay the debt, would result in an annualized debt service coverage ratio of 1.20x.

 A-3-36

280, 290 & 350 Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 4 Riverwalk II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 64.0% 1.46x 10.2%

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan. Concurrent with the origination of the Riverwalk II Whole Loan, Arbor Realty Mezz Holdings LLC originated the Riverwalk II Mezzanine Loan, which is secured by the direct equity ownership in the Riverwalk II Borrower. The Riverwalk II Mezzanine Loan has an original principal balance of $5,000,000, has a coupon of 9.0000% per annum and is coterminous with the Riverwalk II Whole Loan. Including the Riverwalk II Whole Loan and the Riverwalk II Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 69.3%, 1.31x, and 9.4%, respectively. The Riverwalk II Whole Loan lender and the Riverwalk II Mezzanine Loan lender have entered into an intercreditor agreement. The Riverwalk II Mezzanine Loan may be prepaid in full without penalty at any time during the first eight years of the Riverwalk II Mezzanine Loan term.

Release of Property. The Riverwalk II Whole Loan documents permit the Riverwalk II Borrower to obtain the release of the 350 Merrimack Property at any time after the Permitted Defeasance Date upon, among other things, the delivery defeasance collateral in an amount at least equal to 115% of the allocated loan amount for 350 Merrimack Property provided that, after giving effect to the release: (i) the debt service coverage ratio based on the Riverwalk II Whole Loan and the Riverwalk II Mezzanine Loan is equal to or greater than 1.31x and (ii) the loan-to-value ratio based on the Riverwalk II Whole Loan and the Riverwalk II Mezzanine Loan is equal to or less than 69.3%. The allocated loan amount for the 350 Merrimack Property is $16,600,000.

Tax Increment Financing Agreement. The Riverwalk II Property benefits from a TIF, which has a 15-year term running from July 1, 2009 to June 30, 2024. The TIF exemption applies to the incremental difference between the base values for the Riverwalk II Property and the then-current assessed values. The TIF exemption would also apply to any special assessments or betterments applicable to the Riverwalk II Property. The original base valuations were (a) $3,000,000 for the 280 Merrimack Property, (b) $1,373,600 for the 290 Merrimack Property and (c) $1,414,400 for the 350 Merrimack Property. The Riverwalk II Property is subject to full taxation on the base values, with partial exemptions on the incremental increases in valuation. The base valuations are adjusted annually by an adjustment factor that reflects increased commercial and industrial properties within the community. The exemption schedule applicable to the incremental increase is as follows: 100% for years 1-3; 90% for years 4-6; 80% for years 7-9; 70% for year 10; 60% for year 11; 50% for year 12; 40% for year 13; 30% for year 14; and 20% for year 15.

Terrorism Insurance. The Riverwalk II Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Riverwalk II Whole Loan documents.

 A-3-37

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

 A-3-38

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

Nebraska Crossing
21209 Nebraska Crossing Drive
Gretna, NE 68028
Valley
King Lake
Waterloo
Elkhorn
DOUGLAS COUNTY
Boys Town
West Omaha
OMAHA
Central Omaha
Ralston
Chalco
La Vista
Papillion
Gretna
SARPY COUNTY
CASS COUNTY
Fort St
Blondo St
Dodge Rd
Pacific St
Center Rd
F St
Q St
L St
Maple St
Giles Rd
Cornhusker Rd
Lincoln Rd
Angus Rd
Capehart Rd
Platteview Rd
Buffalo Rd
6th St
Military Ave
N. 264th St
N. 252nd St
N. 180th St
N. 168th St
N. 156th St
N. 144th St
N. 132nd St
N. 120th St
N. 108th St
S. 240th St
S. 204th St
S. 192nd St
S. 180th St
S. 168th St
S. 156th St
S. 143rd St
S. 132nd St
S. 108th St
S. 96th St
S. 84th St
S. 72nd St
S. 126th St
Indian Creek Golf Course
Standing Bear Lake
Tranquility Park
Sorensen Park Plaza
Shoppes at Grayhawk
Metropolitan Community College - Elkhorn
Miracle Hill Golf Course
Westroads Mall
Nebraska Methodist College
Crossroads Mall
Village Pointe
Regency Omaha Shopping Center
Children's Hospital of Omaha
University of Nebraska-Omaha
Shadow Ridge Golf Course
CHI Health Creighton Univ. Medical Center
Downtown Omaha 6 miles
Ridgeview Shopping Center
Shops of Legacy
Oakview Mall
Westwood Plaza
Edward Zorinsky Lake Recr. Area
Zorinsky Lake
L Street Marketplace
Kellogg's
Millard Airport
Elkhorn River
Platte River
AMTRAK
Wehrspann Lake
Prairie Queen Recreation Area
Tara Hills Golf Course
Tiburon Golf Club
Werner Park
Sumtur Amphitheater
Walnut Creek Lake & Recreation
Shadow Lake Towne Center
Schramm Park
Quarry Oaks Golf Club
MINN.
Mitchell
SIOUX FALLS
PINE RIDGE INDIAN RESERVATION
ROSEBUD INDIAN RESERVATION
SOUTH DAKOTA
YANKTON INDIAN RESERVATION
Yankton
Valentine
SAMUEL R. MCKELVIE NATL. FOREST
Sioux City
IOWA
WINNEBAGO INDIAN RESERVATION
NEBRASKA
Norfolk
NEBRASKA NATL. FOREST
Fremont
Columbus
OMAHA
North Platte
Grand Island
Gretna
Bellevue
Kearney
Hastings
LINCOLN
Nebraska City
Beatrice
McCook
Concordia
KANSAS
Colby
TOPEKA
Oakley
Hays
Salina

 A-3-39

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$35,000,000			Location:	Gretna, NE 68028
Cut-off Date Balance(1):	$35,000,000			General Property Type:	Retail
% of Initial Pool Balance:	5.4%			Detailed Property Type:	Outlet Center
Loan Purpose:	Refinance			Title Vesting:	Fee Simple
Borrower Sponsor:	Rod Yates			Year Built/Renovated:	2013/N/A
Mortgage Rate:	5.2100%			Size:	367,047 SF
Note Date:	10/31/2018			Cut-off Date Balance per SF(1):	$195
First Payment Date:	12/1/2018			Maturity Date Balance per SF(1):	$180
Maturity Date:	11/1/2028			Property Manager:	OTB Management Company, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$9,061,833
Prepayment Provisions(2):	LO (25); DEF (88); O (7)			UW NOI Debt Yield(1):	12.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.7%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	2.27x (IO)	1.82x (P&I)
Additional Debt Balance(1):	$36,500,000			Most Recent NOI(4):	$8,910,796 (6/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	$8,744,240 (12/31/2017)
Reserves(3)				3rd Most Recent NOI(4):	$9,487,512 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	99.0% (10/10/2018)
RE Tax:	$536,831	$134,208	N/A	2nd Most Recent Occupancy:	99.0% (12/31/2017)
Insurance:	$17,831	$8,916	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Outstanding Tenant Improvements:	$500,000	$0	N/A	Appraised Value (as of):	$150,000,000 (5/18/2018)
Replacements:	$4,588	$4,588	$120,000	Cut-off Date LTV Ratio(1):	47.7%
TI/LC:	$37,057	$37,057	N/A	Maturity Date LTV Ratio(1):	44.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$71,500,000	79.1%	Loan Payoff:	$68,669,327	75.9%
Borrower Sponsor Cash Contribution:	$18,933,775	20.9%	Reserves:	$1,096,307	1.2%
			Closing Costs:	$749,648	0.8%
			Recapitalization:	$19,918,493	22.0%
Total Sources:	$90,433,775	100.0%	Total Uses:	$90,433,775	100.0%

(1)	The Nebraska Crossing Mortgage Loan (as defined below) is part of the Nebraska Crossing Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate principal balance of $71,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Nebraska Crossing Whole Loan.

(2)	The lockout period will be 25 payment periods, beginning with and including the first payment date of December 1, 2018. Defeasance of the Nebraska Crossing Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) October 31, 2021. The assumed lockout period of 25 payment periods is based on the expected UBS 2018-C14 securitization trust closing date in December 2018.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	See “Operating History and Underwritten Net Cash Flow” below for further discussion of historical financial information.

The Mortgage Loan. The fifth largest mortgage loan (the “Nebraska Crossing Mortgage Loan”) is part of a whole loan (the “Nebraska Crossing Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original balance of $71,500,000 secured by a first mortgage encumbering the fee interest in a 367,047 SF regional outlet center located in Gretna, Nebraska (the “Nebraska Crossing Property”). Promissory Note A-1, with an original principal balance of $35,000,000, represents the Nebraska Crossing Mortgage Loan and will be included in the UBS 2018-C14 Trust. The Nebraska Crossing Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust. The below table summarizes the Nebraska Crossing Whole Loan, including the remaining promissory notes, which are currently held by Société Générale, and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

 A-3-40

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

Nebraska Crossing Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	UBS 2018-C14	Yes
A-2	$20,000,000	$20,000,000	Société Générale	No
A-3	$8,500,000	$8,500,000	Société Générale	No
A-4	$8,000,000	$8,000,000	Société Générale	No
Total	$71,500,000	$71,500,000

The proceeds of the Nebraska Crossing Whole Loan were used to refinance the Nebraska Crossing Property, fund reserves, pay closing costs and recapitalize the borrower sponsor’s investment in the Nebraska Crossing Property.

The Borrower and the Borrower Sponsor. The borrower is Omaha Outlets SPE, LLC (the “Nebraska Crossing Borrower”) a single-purpose Delaware limited liability company structured to be bankruptcy remote with at least two independent directors. Legal counsel to the Nebraska Crossing Borrower delivered a non-consolidation opinion in connection with the origination of the Nebraska Crossing Whole Loan. The Nebraska Crossing Borrower is indirectly owned and controlled by Rod Yates, the borrower sponsor and non-recourse carve-out guarantor of the Nebraska Crossing Whole Loan.

Rod Yates is the principal and founder of OTB Destination, an advisory and development company based in Omaha, Nebraska. In addition to the Nebraska Crossing Property, other notable OTB Destination projects include the $100 million redevelopment of Foothills Mall in Tucson, Arizona, seven ground-up retail developments in Phoenix, Arizona, the $200 million Legends Outlets in Kansas City, Kansas, and the anticipated $400 million redevelopment of Crossroads Village in Omaha, Nebraska.

The Property. The Nebraska Crossing Property consists of a Class A, 367,047 SF open-air regional outlet center and is the only outlet center in the state of Nebraska. The Nebraska Crossing Property’s improvements consist of 13 buildings on a 38.56-acre parcel of land located approximately 20 miles southwest of the Omaha central business district and 30 miles northeast from the Lincoln central business district. According to the appraisal, the Nebraska Crossing Property is strategically located with excellent visibility from Interstate 80 between the Omaha and Lincoln metropolitan statistical areas, the major economic centers of Nebraska.

In March of 2013, Rodney Yates had the original improvements on the Nebraska Crossing site demolished and developed the Nebraska Crossing Property. Within nine months of such demolition, Rod Yates held a grand opening of the Nebraska Crossing Property in November 2013. The Nebraska Crossing Property was 80% pre-leased at its opening and reached 100.0% occupancy in the first two years. The success of the first phase of the development led to the first expansion in March 2016 and the second expansion that is underway and is expected to be completed in 2019.

The Nebraska Crossing Property also features a data gathering infrastructure with a network of 350 beacon sensors that track consumer traffic through the Nebraska Crossing Property as well as what state the customers reside in. To date, 425,000 people have downloaded the application that was designed for the borrower sponsor by a team comprised of a NASA engineer and the engineer who designed the Starbucks sales application. Over 100 beacons are located throughout the common areas and in every tenant suite at the Nebraska Crossing Property. There are over eight digital directories collecting brand affinity data from shoppers and offering personalized promotions. Digital billboards also point consumers to specific retailers through an interactive game where customers choose style preferences from a series of pictures and an algorithm provides brands at the Nebraska Crossing Property that would most likely appeal to their preferences.

The Nebraska Crossing Property was 99.0% leased as of October 10, 2018 to 78 permanent retail and restaurant tenants. Since 2015, the Nebraska Crossing Property has maintained an average occupancy of approximately 99.8%.

 A-3-41

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

The following table presents certain information relating to the tenancy at the Nebraska Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	8/31/2018 TTM Sales			Lease Expiration Date
							$	PSF	Occ. Cost
Major Tenants
H&M(4)	NR/NR/NR	24,000	6.5%	$0	0.0%	$0.00	$3,014,987	$126	3.7%	1/31/2028
Under Armour(5)	NR/Baa3/BB	16,082	4.4%	$0	0.0%	$0.00	$11,911,601	$741	6.2%	1/31/2024
Old Navy	NR/Baa2/BB+	15,231	4.1%	$319,851	4.1%	$21.00	$4,493,663	$295	9.2%	4/30/2024
Forever 21(6)	NR/NR/NR	15,114	4.1%	$399,916	5.1%	$26.46	$1,856,285	$123	24.3%	1/31/2024
Nike	NR/A1/AA-	15,001	4.1%	$315,021	4.1%	$21.00	$12,850,330	$857	2.8%	1/31/2024
Polo Ralph Lauren(7)	NR/A2/A-	13,000	3.5%	$0	0.0%	$0.00	$3,123,912	$240	3.0%	11/30/2023
Ulta Beauty, Inc.(8)	NR/NR/NR	10,037	2.7%	$240,888	3.1%	$24.00	$2,897,823	$289	9.4%	4/30/2027
Subtotal/Wtd. Avg.		108,465	29.6%	$1,275,676	16.4%	$23.03(9)
Remaining Tenants		254,730	69.4%	$6,495,855	83.6%	$28.96(10)
Vacant		3,852	1.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		367,047	100.0%	$7,771,531	100.0%	$21.40(10)

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Percentage rent tenants include H&M, Under Armour, Polo Ralph Lauren, Coach, J. Crew, Michael Kors, Famous Footwear, Kate Spade, Steve Madden, and Scooters. Each tenant's percentage rent was calculated according to their lease terms multiplied by their actual 8/31/2018 TTM sales for all of the tenants except for H&M, which is new to the Nebraska Crossing Property. In the case of H&M, its 10.5 months of sales were annualized.

(4)	H&M has the option to terminate its lease if gross sales are less than or equal to $5.0 million during any lease year after the fifth year.

(5)	Under Armour has the option to terminate its lease if gross sales are less than or equal to $350 PSF during any lease year after the fourth year.

(6)	Forever 21 has the option to terminate its lease for the 60-day period beginning November 15, 2018 and ending on January 14, 2019.

(7)	Polo Ralph Lauren has an annual option to terminate its lease that is effective for a 60-day period beginning November 15 of each calendar year (beginning in 2018) and ending on January 14 of the following calendar year if gross sales are less than or equal to $500 PSF during any lease year after the second year. Polo Ralph Lauren is expected to have an active option to terminate its lease beginning November 15, 2018 that will end on January 14, 2019.

(8)	Ulta Beauty, Inc. has the option to terminate its lease if gross sales are less than or equal to $3.25 million during any lease year after the fifth year.

(9)	Wtd. Avg. Annual UW Base Rent PSF excludes SF for tenants who pay percentage rent in lieu of base rent.

(10)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space as well as the SF for tenants who pay percentage rent in lieu of base rent.

The following table presents certain information relating to the lease rollover schedule at the Nebraska Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2018	3	8,087	2.2%	2.2%	$30.32	$245,235	3.2%	3.2%
2019	3	11,003	3.0%	5.2%	$27.60	$303,700	3.9%	7.1%
2020	3	5,026	1.4%	6.6%	$35.57	$178,773	2.3%	9.4%
2021	1	4,497	1.2%	7.8%	$29.71	$133,606	1.7%	11.1%
2022	1	1,234	0.3%	8.1%	$30.35	$37,452	0.5%	11.6%
2023	20	81,760	22.3%	30.4%	$20.96	$1,713,742	22.1%	33.6%
2024	33	181,090	49.3%	79.7%	$20.10	$3,640,491	46.8%	80.5%
2025	5	9,085	2.5%	82.2%	$46.32	$420,783	5.4%	85.9%
2026	4	15,369	4.2%	86.4%	$32.23	$495,335	6.4%	92.2%
2027	1	10,037	2.7%	89.1%	$24.00	$240,888	3.1%	95.3%
2028	2	28,000	7.6%	96.8%	$4.29	$120,000	1.5%	96.9%
2029 & Beyond	2	8,007	2.2%	99.0%	$30.16	$241,526	3.1%	100.0%
Vacant	0	3,852	1.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	78	367,047	100.0%		$21.40	$7,771,531	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space as well as SF for tenants who pay percentage rent in lieu of base rent.

(4)	Total UW Base Rent Rolling includes the Pinnacle Bank ATM underwritten rent, which has a lease in place through March 31, 2026.

 A-3-42

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

The following table presents historical occupancy percentages at the Nebraska Crossing Property:

Historical Occupancy
12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	10/10/2018(2)
84.0%	100.0%	100.%	99.0%	99.0%

(1)	Information obtained from the Nebraska Crossing Borrower.

(2)	Information is based on the underwritten rent roll.

The following table presents historical tenant sales at the Nebraska Crossing Property:

Tenant Sales
	2014(1)			2015(2)			2016(3)			2017(4)			8/31/2018 TTM (5)
	Sales	Sales PSF	Occ. Cost	Sales	Sales PSF	Occ. Cost	Sales	Sales PSF	Occ. Cost	Sales	Sales PSF	Occ. Cost	Sales	Sales PSF	Occ. Cost
All Tenants	$92,760,550	$381	7.9%	$96,772,749	$397	8.1%	$113,739,361	$395	8.6%	$121,121,998	$395	9.0%	$121,170,546	$387	9.3%
Major (>10,000 SF)	$26,678,486	$451	5.5%	$31,240,924	$528	5.3%	$35,805,686	$481	5.9%	$35,890,968	$482	5.8%	$34,235,791	$460	6.0%
Inline (<10,000 SF)	$66,082,064	$358	8.9%	$65,531,824	$355	9.4%	$77,933,675	$365	9.8%	$85,231,030	$367	10.4%	$86,934,755	$365	10.5%

(1)	2014 Sales represent tenants in occupancy from 1/1/14 to 12/31/14.

(2)	2015 Sales represent tenants in occupancy from 1/1/2014 to 12/31/2015.

(3)	2016 Sales represent tenants in occupancy from 1/1/2015 to 12/31/2016.

(4)	2017 Sales represent tenants in occupancy from 1/1/2016 to 12/31/2017.

(5)	8/31/2018 TTM Sales represent tenants in occupancy from 1/1/2017 to 8/31/2018.

The Market. The Nebraska Crossing Property is located in Gretna, Nebraska, which is situated approximately 20 miles west of Omaha, Nebraska and approximately 30 miles east of Lincoln, Nebraska. The Nebraska Crossing Property is located at the intersection of Interstate 80 and Highway 31. Interstate 80 is one of two coast-to-coast interstates in the United States and provides regional access to Omaha and Lincoln. Highway 31, a north/south arterial, provides access to Gretna and rural southeast Nebraska. According to the appraisal, combined traffic counts along the interstate and highway exceed approximately 120,000 vehicles per day. Highway 370, an east/west arterial located four miles north of the Nebraska Crossing Property, provides the most direct route through the southern portion of the Omaha metropolitan statistical area (“Omaha MSA”). According to the appraisal, the Nebraska Crossing Property benefits from good regional accessibility, as well as being the only outlet center in the state of Nebraska.

According to the appraisal, the Omaha MSA’s largest employers include education and health services, government, information, trade, transportation and utilities and financial activities. Omaha’s lack of dependence on financial industries and foundation in agriculture and biofuels insulated it from the volatility of the national economy and, in its expansion, the Omaha regional economy is diversifying its core industries. Despite the Omaha MSA’s diverse industry mix, its top employers are concentrated in the healthcare industry. In addition to being the Omaha MSA’s second largest private industry, half of the ten largest Omaha employers are education and health services employers. In addition, the metro area is the home to five Fortune 500 companies including ConAgra Foods, Union Pacific, Peter Kiewit and Sons’, Inc., Mutual of Omaha Companies and Berkshire Hathaway, Inc. As of February 2018, the Bureau of Labor Statistics reported an unemployment rate of 3.1% for the Omaha MSA. Comparatively, the unemployment rate over the same period of time for Nebraska and the nation were 2.8% and 4.1%, respectively.

According to the appraisal, Lincoln is the state capital and second largest city in Nebraska. Due to Lincoln’s central geographic location within the continental United States, Lincoln and the Lincoln metropolitan statistical area (“Lincoln MSA”) are major commercial and transportation hub. Interstate 80 borders the northwestern edge of Lincoln, connecting Lincoln to Chicago to the east and Salt Lake City to the west. According to the appraisal, the Lincoln MSA benefits from a well-educated and inexpensive workforce and good transportation infrastructure. Several colleges and universities are located around the Lincoln MSA, including The University of Nebraska-Lincoln, Nebraska Wesleyan University, Union College, and Southeast Community College. The University of Nebraska-Lincoln is the largest university in the state and the flagship campus of the University of Nebraska System. As of 2017, total enrollment at the University of Nebraska-Lincoln was 26,079.

The Nebraska Crossing Property is located between the Omaha MSA and the Lincoln MSA and is the only outlet center in the state. The appraisal concluded the primary demographic profile is based on a 50-mile radius from the Nebraska Crossing Property and included a population of 1,334,231 with an average household income of $77,085 as of 2017.

 A-3-43

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

The table below presents certain information relating to seven comparable properties to the Nebraska Crossing Property as identified by the appraisal:

Competitive Property Summary
Property, Location	Type	Year Built/Renovated/Expansion	Size (SF)	Occupancy	Sales PSF	Distance to Subject (miles)
Nebraska Crossing Gretna, NE	Outlet Center	2013/N/A/2017	367,047(1)	99.0%(1)	$387(2)	--
COMPETITION – REGIONAL MALLS
Westroads Mall Omaha, NE	Regional Mall	1968/2014/2003	1,045,782	98.0%	$460	15.0
Oak View Mall Omaha, NE	Regional Mall	1991/N/A/N/A	859,439	95.0%	$430	11.0
Gateway Mall Lincoln, NE	Regional Center	1960/2017//N/A	930,086	95.0%	$400	28.0
COMPETITION – LIFESTLE CENTERS
Village Pointe Omaha, NE	Lifestyle Center	2004/N/A/N/A	600,458	94.0%	$460	12.0
Shadow Lake Town Center Papillion, NE	Lifestyle Center	2006/N/A/N/A	740,624	82.0%	N/A	12.0
SouthPointe Pavilions Lincoln, NE	Lifestyle Center	1998/1999/2017	619,854	97.0%	$348	33.0

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Sales PSF represent TTM sales as of August 31, 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Nebraska Crossing Property:

Cash Flow Analysis
	2015	2016	2017	6/30/2018 TTM	UW	UW PSF
Base Rent(1)	$6,634,108	$7,228,425	$7,106,791	$7,014,868	$7,771,531	$21.17
Vacant Space	$0	$0	$0	$0	$134,802	$0.37
Percentage Rent(2)	$2,316,108	$2,056,512	$2,087,529	$2,292,865	$2,239,806	$6.10
Total Recoveries	$2,655,742	$3,345,739	$3,111,616	$3,435,692	$3,329,924	$9.07
Other Income(3)	$168,667	$274,797	$198,742	$103,636	$98,559	$0.27
Less Vacancy	$0	$0	$0	$0	($678,731)	($1.85)
Effective Gross Income	$11,774,625	$12,905,473	$12,504,678	$12,847,061	$12,895,891	$35.13
Total Operating Expenses	$3,075,162	$3,417,961	$3,760,438	$3,936,265	$3,834,058	$10.45
Net Operating Income(4)	$8,699,463	$9,487,512	$8,744,240	$8,910,796	$9,061,833	$24.69
Capital Expenditures	$0	$0	$0	$0	$55,057	$0.15
TI/LC	$0	$0	$0	$0	$444,680	$1.21
Net Cash Flow	$8,699,463	$9,487,512	$8,744,240	$8,910,796	$8,562,096	$23.33

Occupancy %(5)	100.0%	100.0%	99.0%	99.0%	95.0%
NOI DSCR (P&I)(6)	1.84x	2.01x	1.85x	1.89x	1.92x
NCF DSCR (P&I)(6)	1.84x	2.01x	1.85x	1.89x	1.82x
NOI Debt Yield(6)	12.2%	13.3%	12.2%	12.5%	12.7%
NCF Debt Yield(6)	12.2%	13.3%	12.2%	12.5%	12.0%

(1)	UW Base Rent is based on the underwritten rent roll and includes contractual rent steps of $390,929 through September 30, 2019.

(2)	UW Percentage Rent is based on percentage rent totaling $2,038,680 and overage rent totaling $201,126.

(3)	Other Income consists of pylon sign fees and billboard fees.

(4)	The decrease from 2016 Net Operating Income and to 6/30/2018 TTM Net Operating Income is primarily attributable to a one-time 2016 adjustment of $243,724, and a change in the collection of the Nebraska Crossing Property management fee, which increased approximately $274,825 and is now collected as 4.0% of effective gross income.

(5)	UW Occupancy % is based on the underwritten economic vacancy of 5.0%. The Nebraska Crossing Property was 99.0% occupied as of October 10, 2018.

(6)	Debt service coverage ratios and debt yields are based on the Nebraska Crossing Whole Loan.

Escrows and Reserves. The Nebraska Crossing Borrower deposited in escrow at origination (i) $536,831 for real estate taxes, (ii) $17,831 for insurance premiums, (iii) $500,000 for outstanding leasing expenses, (iv) $4,588 for replacement reserves and (v) $37,057 for tenant improvements and leasing commissions. The Nebraska Crossing Borrower is required to escrow monthly (i) $134,208 for real estate taxes and (ii) $8,916 for insurance premiums. The Nebraska Crossing Whole Loan documents also provide for (i) on-going replacement reserves in an amount initially equal to 1/12 of the product of $0.15 and the aggregate number of rentable SF at the Nebraska Crossing Property initially equal to $4,588, capped at $120,000 and (ii) tenant

 A-3-44

21209-21417 Nebraska Crossing Drive Gretna, NE 68028	Collateral Asset Summary – Loan No. 5 Nebraska Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 47.7% 1.82x 12.7%

improvements and leasing commissions in an amount initially equal to 1/12 of the product of $1.21 and the aggregate number of rentable SF at the Nebraska Crossing Property, initially equal to $37,057.

Lockbox and Cash Management. The Nebraska Crossing Borrower is required to direct all tenants to deposit all rents and other revenue directly into a hard lockbox account controlled by the lender. Upon the occurrence of a Cash Management Period (as defined below), funds will be swept on a daily basis from the lockbox to a lender-controlled cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of: (i) the maturity date, (ii) an event of default, (iii) the debt service coverage ratio falling below 1.35x for two consecutive calendar quarters, (iv) the commencement of a Lease Sweep Period (as defined below) or (v) the commencement of an Occupancy Sweep Period (as defined below). A Cash Management Period will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the Nebraska Crossing Whole Loan and all other obligations under the Nebraska Crossing Whole Loan documents have been repaid in full or (2) the maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.40x for two consecutive calendar quarters or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended or (D) with respect to the matter described in clause (v) above, such Occupancy Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of (i) the date that is six (6) months prior to the end of the term of any Major Lease (as defined below) (including any renewal terms), (ii) the date required under a Major Lease by which the applicable tenant is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised), (iii) any Major Lease is cancelled or terminated prior to its then current expiration date, (iv) any tenant under a Major Lease discontinuing its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable tenant, or (vi) the occurrence of a major tenant insolvency proceeding. A Lease Sweep Period will end upon the earlier to occur of (x) the date on which the lender has collected (inclusive of any lease termination payments actually received by the lender with respect to the termination of such applicable Major Lease) $40 PSF of such applicable tenant’s gross leasable area in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required under the Nebraska Crossing Whole Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (y) the occurrence of any of the following; with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, the date on which all of the space demised under the subject Major Lease that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; with respect to a Lease Sweep Period caused by a matter described in clause (v) above, (x) if the subject default has been cured, and no other tenant default has occurred for a period of six consecutive months following such cure or (y) the space covered by the defaulting tenant is re-tenanted to one or more replacement tenants approved by the lender and pursuant to one or more replacement leases approved by the lender, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Major Lease has been affirmed, assumed or assigned in a manner acceptable to the lender.

A “Occupancy Sweep Period” will commence on the first payment date following the date which is 18 months prior to the date upon which leases demising 50% or more of the rentable SF of the Nebraska Crossing Property are scheduled to expire within the 12-month period commencing on the applicable date and will end on the first calculation date on which the debt yield equals or exceeds 12.7%.

A “Major Lease” is any lease that (i) covers 18,400 or more rentable SF of the improvements, (ii) has a gross annual rent of more than 7.5% of the total annual rents of the Nebraska Crossing Property or (iii) in the case of a tenant who pays percentage of sales revenue in lieu of base minimum rent, paid 7.5% of the total annual rents of the Nebraska Crossing Property in the preceding 12-month period.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. The Nebraska Crossing Borrower may obtain the release of all or a portion of the release parcel depicted as Lots 2, 3, 4, 5 and 6 comprising real property, which is both at Nebraska Crossing Whole Loan origination and at the time of release, non-income producing and unimproved (except for improvements related solely to surface parking, landscaping and similar non-structural improvements which are not material to the use and operation of the Nebraska Crossing Property as a retail shopping center), subject to satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred or is continuing, (ii) the Nebraska Crossing Borrower provides the lender at least 20 days’ notice of its request to release an outparcel and (iii) the continued compliance with applicable REMIC requirements to the remaining Nebraska Crossing Property.

Terrorism Insurance. The Nebraska Crossing Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Nebraska Crossing Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Nebraska Crossing Property. The Nebraska Crossing Whole Loan documents also require loss of rent and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

 A-3-45

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

 A-3-46

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

Weston
Davie
FORT LAUDERDALE
Pembroke Pines
Hollywood
Miramar
Miami Gardens
North Miami Beach
Aventura
Hallandale
Hialeah
North Miami
Miami Beach
Medley
MIAMI
Doral
Tamiami
Coral Gables
Atlantic Ocean
Kendale Lakes
South Miami
EVERGLADES NATIONAL PARK
MIAMI-DADE COUNTY
BROWARD COUNTY
The Hammocks
Kendall
Pinecrest
Richmond Hts.
Palmetto Bay
Biscayne Bay
South Miami Heights
Cutler Bay
Goulds
Princeton
Naranja
Leisure City
Homestead
BISCAYNE NATIONAL PARK
Alton Rd.
La Gorce Golf Course
Pine Tree Dr.
Collins Ave.
A1A
907
Miami Beach Resort
Miami Heart Campus of Mt. Sinai
Eden Roc Renaissance
Fontainebleau Miami Beach Hotel
Mid Beach
Mt. Sinai Medical Center
W. 41st St.
Talmudic University
Julia Tuttle Causeway
195
Claridge
MIAMI BEACH
Biscayne Bay
Miami Beach Golf Club
The Palm Hotel & Spa
Sunset Islands
Prairie Ave.
Atlantic Ocean
W South Beach
The Bass
Collins Park
Holocaust Memorial Miami Beach
Miami Beach Botanical Garden
Miami Beach Convention Center
The Setai Miami Beach
The Fillmore Miami Beach
The Raleigh Hotel, The Richmond
Venetian Island
Belle Isle
Dade Blvd.
17th St.
City Hall
Delano Hotel
National, Sagamore Hotel, Ritz-Carlton
Venetian Causeway
Colony Theatre
LINCOLN ROAD MALL
New World Center
Loews Miami Beach
Miami Intl. Airport 8 miles
City Center
15th St.
Royal Palm South Beach Miami
41
Watson Island
Hibiscus Island
Mac's Club Deuce
Clifton South Beach
Flamingo Park
Lummus Park
Mondrian South Beach Hotel
11th St.
The Wolfsonian-Florida Intl. University
Congress Hotel South Beach
PORT OF MIAMI TUNNEL
Palm Island
Palace, Social
Oceans 10, i paparazzi, Fat Tuesday, Mango's Tropical Cafe
MacArthur Causeway
Star Island
South Beach
Lario's on the Beach, Adamo!, News Cafe, Wet Willie's
PORT OF MIAMI
Port Blvd.
Fifth and Alton
5th St.
Washington Ave.
CJ's Crab Shack
Clevelander South Beach
1020 Ocean Drive
Miami Beach, FL 33139
The Savoy
Ocean 5
Dodge Island
Sams Island
Miami Beach Marina
Williams McCall Gallery
Forte dei Miami
1st St.
Marriott Stanton South Beach
Bentley Beach Club
S. Pointe Dr.
Yacht Club at Portofino
Miami Beach Ocean Rescue Lifeguard Tower
South Pointe Pier
Fisher Island
Fisher Island Club
Virginia Key

 A-3-47

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$32,500,000			Location:	Miami Beach, FL 33139
Cut-off Date Balance(1):	$32,500,000			General Property Type:	Hospitality
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Fee Simple
Borrower Sponsors:	Elliott Aintabi; Gilbert Bitton			Year Built/Renovated:	1938, 2009/2013-2017
Mortgage Rate:	5.9700%			Size:	59 Rooms
Note Date:	10/4/2018			Cut-off Date Balance per Room(1):	$720,339
First Payment Date:	11/6/2018			Maturity Date Balance per Room(1):	$673,700
Maturity Date:	10/6/2028			Property Manager:	Jesta Capital, Inc. (borrower-related)
Original Term:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(3):	$6,344,426
Seasoning:	2 months			UW NOI Debt Yield(1):	14.9%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1):	16.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.37x (IO)	2.00x (P&I)
Additional Debt Type(1):	Pari Passu			Most Recent NOI(3):	$7,146,650 (8/31/2018 TTM)
Additional Debt Balance(1):	$10,000,000			2nd Most Recent NOI(3):	$6,471,065 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(3):	$6,225,835 (12/31/2016)
Reserves(2)				Most Recent Occupancy:	80.4% (8/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	77.0% (12/31/2017)
RE Tax:	$275,528	$22,961	N/A	3rd Most Recent Occupancy:	73.7% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(4):	$66,500,000 (8/1/2018)
FF&E:	$0	Springing	N/A	Cut-off Date LTV Ratio(1)(4):	63.9%
Replacements:	$0	$1,800	N/A	Maturity Date LTV Ratio(1)(4):	59.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$42,500,000	62.2%	Purchase Price(5):	$66,000,000	96.6%
Borrower Equity:	$25,853,070	37.8%	Reserves:	$275,528	0.4%
			Closing Costs:	$2,077,542	3.0%
Total Sources:	$68,353,070	100.0%	Total Uses:	$68,353,070	100.0%

(1)	The Clevelander South Beach Mortgage Loan (as defined below) is part of the Clevelander South Beach Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $42,500,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Clevelander South Beach Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	See “Operating History and Underwritten Net Cash Flow” below for further discussion of historical financial information.

(4)	Appraised Value includes $1,032,500 for the contributing value of the furnishings, fixtures and equipment (“FF&E”) at the Clevelander South Beach Property (as defined below). FF&E includes the Clevelander South Beach Property's guest room and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. Excluding the associated value with FF&E, the Appraised Value equals $65,467,500, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 64.9% and 60.7%, respectively.

(5)	The Clevelander South Beach Property was acquired by the Clevelander South Beach Borrower (as defined below) pursuant to a purchase and sale agreement that included two additional properties, The Essex House by Clevelander (a hotel property adjacent to the Clevelander South Beach Property) and the Clevelander at Marlins Park (a food and beverage venue located behind the left field fence at the Miami Marlins Stadium, which is leased by a borrower sponsor affiliate under the Clevelander brand). The purchase and sale agreement allocated $66.00 million of the total $74.15 million purchase price to the Clevelander South Beach Property and its trademark, with the purchase price balance of $8.15 million collectively allocated to The Essex House by Clevelander and the Clevelander at Marlins Park. The Essex House by Clevelander has been excluded as collateral for the Clevelander South Beach Whole Loan. The license to operate the Clevelander at Marlins Park is also excluded as collateral for the Clevelander South Beach Whole Loan.

The Mortgage Loan. The sixth largest mortgage loan (the “Clevelander South Beach Mortgage Loan”) is part of a whole loan (the “Clevelander South Beach Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $42,500,000, which are collectively secured by a first priority fee mortgage encumbering a 59-room full service hospitality property located in Miami Beach, Florida (the “Clevelander South Beach Property”). Promissory Notes A-1 and A-3, with an aggregate original principal balance of $32,500,000, collectively represent the Clevelander South Beach Mortgage Loan, and will be included in the UBS 2018-C14 Trust. The Clevelander South Beach Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust. The below table summarizes the Clevelander South Beach Whole Loan, including the remaining promissory note, which is currently held by UBS AG and is expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

 A-3-48

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

Clevelander South Beach Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	UBS 2018-C14	Yes
Note A-2	$10,000,000	$10,000,000	UBS AG	No
Note A-3	$7,500,000	$7,500,000	UBS 2018-C14	No
Total	$42,500,000	$42,500,000

The proceeds of the Clevelander South Beach Whole Loan, along with approximately $25.9 million in borrower sponsors’ equity, were used to acquire the Clevelander South Beach Property for approximately $66.0 million, fund reserves, and pay closing costs.

The Borrowers and the Borrower Sponsors. The borrowers are Clevelander Holdings, LP and Clevelander Ocean, LP (collectively, the “Clevelander South Beach Borrower”), each a Delaware limited partnership structured to be bankruptcy remote with two independent directors. A non-consolidation opinion was delivered in connection with the origination of the Clevelander South Beach Whole Loan. Clevelander Holdings, LP is indirectly owned by (a) Imminent Media Holdings, LLC (60.0%), which is wholly owned by one of the guarantors and borrower sponsors, Elliott Aintabi, and (b) Minorica Holdings Limited (40.0%), which is wholly owned by the other guarantor and borrower sponsor, Gilbert Bitton.

Elliott Aintabi is Chairman of the Board and CEO of the Jesta Group (“Jesta”), headquartered in Montreal and with offices in Miami, London and Paris. Jesta owns and manages a diversified real estate portfolio in North America and Europe. Jesta’s portfolio includes commercial, residential, retail and hotel properties in the United States, Canada, Germany, United Kingdom, and France. Gilbert Bitton, along with his brothers, founded Buffalo David Bitton, a lifestyle denim brand founded in France and brought to Montreal. Buffalo David Bitton has over 3,000 locations across 18 countries.

The Property. The Clevelander South Beach Property consists of a five-story, 59-room full service hotel situated on an approximately 0.45-acre site located in the historic Art Deco District along Ocean Drive in Miami Beach, Florida. Constructed in 1938, the Clevelander South Beach Property was fully restored and renovated, reopening in 2009. Restoration and renovations at the Clevelander South Beach Property included an addition of a four-story accessory building with a basement and restaurant, consisting of approximately 17,340 SF of gross area, which added 11 rooms to the original Clevelander South Beach Property, and currently features Jack’s Sports Bar, ESPN Studios, and guest suites. The Clevelander South Beach Property’s guestroom configuration consists of 14 oceanfront king or double/double rooms, four backstage king or double/double rooms, 20 pool view double/double rooms, 17 double/double rooms, and four king bed Rockstar suites. Each guestroom features a 42” HDTV, complimentary Wi-Fi, a rain showerhead, iPod docking station, coffee maker, and an in-room safe. Each Rockstar suite includes VIP services, views of the beach and Ocean Drive, and complimentary access to the POOL + PATIO venue with priority entry, a seating area, two HDTVs and an oversized bathroom.

The Clevelander South Beach Property features the POOL + PATIO venue, which includes an outdoor pool and three poolside outdoor patio bars (the C-Level Rooftop Terrace, the SPF4 Sun Deck and Jack’s Sports Bar), a fitness center, complimentary breakfast area, room service, a business center, valet parking, and a sundry shop. The Clevelander South Beach Property offers approximately 18,000 SF of entertainment/event space across multiple food, beverage, and event outlets and partners with numerous brands such as Corona, ESPN, Jack Daniels, and others, for events and promotions at the Clevelander South Beach Property’s venues. The Clevelander South Beach Property is one of only three properties in Miami Beach with a liquor license that allows alcohol to be served and sold until 5:00 AM, whereas other properties in Miami Beach are required to stop serving alcohol at 2:00 AM. Additionally, the Clevelander South Beach Property has the only rooftop venue in Miami Beach with a liquor license that allows alcohol to be served and sold until 5:00 AM.

The Clevelander South Beach Property features an ESPN Studios (“ESPN”), which is the site of two daily live television and radio shows, Highly Questionable and The Dan Le Betard Show. Pursuant to a lease agreement entered into in April 2014 between ESPN and the prior owner of the Clevelander South Beach Property, which was assigned to the Clevelander South Beach Borrower at acquisition, ESPN leases approximately 1,600 SF of space on the second floor of the Clevelander South Beach Property to host daily television and radio shows. The lease expires on August 31, 2019 and provides for an annual base rent of $196,964. Pursuant to a license agreement entered into in March 2017 between ESPN and the prior owner of the Clevelander South Beach Property, which was assigned to the Clevelander South Beach Borrower at acquisition, ESPN licenses a designated green room (an office space for the ESPN employees and dressing room) and space for use by security personnel at the Clevelander South Beach Property. Adoption of the license agreement reduced the number of guest rooms at the Clevelander South Beach Property from 60 to its current total of 59. The license fee for the green room and security lobby is $5,500 per month through August 2019, with one, two-year renewal option remaining.

The Clevelander South Beach Property completed approximately $5.5 million ($92,686 per key) in renovations from 2013 through 2017, which included a front-of-house refresh of the lobby, bathrooms, and food and beverage outlets, as well as guestroom upgrades, back-of-house improvements, and buildout of the ESPN infrastructure.

According to an industry report as of June 2018, the Clevelander South Beach Property outperformed its competitive set in occupancy, ADR and RevPAR with penetration factors of 103.4%, 103.2% and 106.7%, respectively.

 A-3-49

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

A summary of the Clevelander South Beach Property historical performance is provided below:

Clevelander South Beach Property Historical Occupancy, ADR, RevPAR(1)
Year	Clevelander South Beach Property			Competitive Set(2)			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	78.6%	$217.64	$170.99	79.4%	$210.02	$166.84	98.9%	103.6%	102.5%
2016	84.0%	$196.08	$164.61	77.9%	$196.81	$153.26	107.8%	99.6%	107.4%
2017	77.1%	$187.65	$144.60	78.9%	$184.04	$145.17	97.7%	102.0%	99.6%
6/30/2018 TTM	80.8%	$197.05	$159.25	78.2%	$191.00	$149.27	103.4%	103.2%	106.7%

Source: Industry Report

(1)	The variances between the underwriting, the industry report and the appraisal with respect to Occupancy, ADR and RevPAR at the Clevelander South Beach Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set includes Autograph Collection Winter Haven, Beacon Hotel, Hotel Breakwater South Beach, Bentley Hotel and Hotel Victor South Beach.

The Market. The Clevelander South Beach Property is located in Miami-Dade County, Florida, approximately 6.4 miles east of downtown Miami, approximately 10.3 miles east of Miami International Airport, approximately 6.3 miles east of Port of Miami, and approximately 30.0 miles south of Fort Lauderdale-Hollywood International Airport. According to the 2017 U.S. Census Bureau, Miami-Dade County had an estimated population of 2,751,796, a 10.2 percent increase from the 2010 Census of 2,496,435, making it the most populous county in Florida and the seventh-most populous county in the United States. The Clevelander South Beach Property is located two blocks east of Florida State Road A1A on Ocean Drive between 11th Street and 10th Street at the intersections of 10th Street and Ocean Court. Located near the beachfront on Ocean Drive, the Clevelander South Beach Property is in South Beach and the Art Deco District of Miami Beach, Florida. According to a third party market research report, South Beach draws the largest volume of pedestrians on the strip of Miami Beach, as well as an average daily traffic count of 38,500 vehicles at the intersection of 11th Street and Alton Road, located approximately 0.6 miles west of the Clevelander South Beach Property.

The Miami Beach Convention Center, approximately 1.1 miles north of the Clevelander South Beach Property, offers over 1.0 million SF of flexible space, including over 500,000 SF of exhibit space and over 100,000 SF of versatile pre-function area space. According to the appraisal, the Miami Beach Convention Center currently hosts major annual shows such as the South Florida International Auto Show, Miami International Boat Show (the largest boat show in the United States), Art Basel Miami Beach, Jewelers International Showcase, Cruise Shipping Miami, and national corporate meetings for organizations, including SAP America, Nike, Microsoft, Best Buy and IBM. The Miami Beach Convention Center has been under renovation since December 2015 and is expected to be completed by the end of 2018. Upon its reopening, the Miami Beach Convention Center is expected to contain approximately 1.4 million SF of space, in addition to a new adjacent public park, a food pavilion and a veteran’s memorial.

Demand drivers within two miles of the Clevelander South Beach Property include the Miami Beach Botanical Garden, museums, and the Lincoln Road Mall, which extends 10 blocks and attracts millions of visitors from all over the world with its shopping, cafés, galleries, restaurants, nightlife, architecture, and other businesses, according to its website. Additional demand in the Miami market is comprised of at least 180 annual events that include the Ultra Music Festival (approximately 165,000 attendees), Art Basel Festival (approximately 95,000 attendees), Art Deco Weekend (approximately 150,000 attendees), Gay Pride Weekend South Beach (approximately 130,000 attendees), and Miami International Boat Show (approximately 100,000 attendees). Miami is expected to host Super Bowl LIV in 2020, an event expected to bring in more than 1.0 million visitors. The Clevelander South Beach Property is located approximately 6.8 miles east of Marlins Park, home of the city’s MLB franchise, the Miami Marlins. In addition, the Wolfsonian-Florida International University, located 0.2 miles west of the Clevelander South Beach Property, is a museum, library and research center with over 180,000 objects.

According to an industry report, as of June 2018 the Clevelander South Beach Property is located in the Miami/Hialeah, Florida hospitality market, which consists of 433 hotel properties with a total of 55,470 rooms. The overall market has shown growth in occupancy, ADR and RevPAR over the trailing 12-month period, reporting 3.2%, 7.2% and 10.6% growth, respectively. According to an industry report as of June 2018, the Clevelander South Beach Property is located in the Miami Beach, Florida hospitality submarket, which consists of 201 hotel properties with a total of 23,538 rooms. The overall submarket has shown growth in occupancy, ADR and RevPAR over the trailing 12-month period reporting 2.8%, 9.0% and 12.0% growth, respectively.

A summary of demand segmentation and recent performance of the Clevelander South Beach Property is below:

Clevelander South Beach Property Summary
Property Name	# Rooms	Commercial Demand	Leisure Demand	Meeting & Group Demand	Est. 2017 Occupancy	Est. 2017 ADR	Est. 2017 RevPAR
Clevelander South Beach	59	35%	50%	15%	77.1%	$187.65	$144.68
Autograph Collection Winter Haven	70	30%	50%	20%	85.0%-90.0%	$190.00-$195.00	$160.00-$165.00
Beacon Hotel	75	30%	50%	20%	80.0%-85.0%	$175.00-$180.00	$140.00-$145.00
Hotel Breakwater South Beach	99	30%	50%	20%	75.0%-80.0%	$190.00-$195.00	$140.00-$145.00
Hotel Victor South Beach	91	30%	50%	20%	75.0%-80.0%	$190.00-$195.00	$145.00-$150.00
Bentley Hotel	43	30%	50%	20%	80.0%-85.0%	$170.00-$175.00	$135.00-$140.00
Total/Wtd. Avg.(1)	437	31%	50%	19%	78.9%	$185.08	$145.96

Source: Appraisal

(1)	Includes the Clevelander South Beach Property.

 A-3-50

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Clevelander South Beach Property:

Cash Flow Analysis
	2013	2014	2015(1)	2016(1)	2017(1)	8/31/2018 TTM	UW	UW per Room
Occupancy	71.6%	72.6%	77.9%	73.7%	77.0%	80.4%	80.4%
ADR	$197.43	$204.32	$215.80	$199.13	$187.53	$197.33	$197.33
RevPAR	$141.29	$148.43	$168.19	$146.67	$144.48	$158.69	$158.69

Rooms Revenue	$3,094,246	$3,250,549	$3,683,277	$3,220,787	$3,111,454	$3,417,382	$3,417,382	$57,922
Other Income	$20,950,095	$23,207,853	$24,373,305	$21,671,804	$18,274,063	$18,982,171	$18,982,171	$321,732
Total Revenue	$24,044,341	$26,458,402	$28,056,582	$24,892,591	$21,385,517	$22,399,553	$22,399,553	$379,653
Total Expenses	$16,436,852	$18,356,682	$20,802,410	$18,666,756	$14,914,452	$15,252,903	$16,055,127	$272,121
Net Operating Income	$7,607,489	$8,101,720	$7,254,172	$6,225,835	$6,471,065	$7,146,650	$6,344,426	$107,533
FF&E	$232,935	$249,831	$269,169	$244,779	$223,464	$238,650	$238,650	$4,045
Net Cash Flow	$7,374,554	$7,851,889	$6,985,002	$5,981,056	$6,247,601	$6,908,000	$6,105,776	$103,488

NOI DSCR (P&I)(2)	2.50x	2.66x	2.38x	2.04x	2.12x	2.34x	2.08x
NCF DSCR (P&I) (2)	2.42x	2.58x	2.29x	1.96x	2.05x	2.27x	2.00x
NOI Debt Yield(2)	17.9%	19.1%	17.1%	14.6%	15.2%	16.8%	14.9%
NCF Debt Yield(2)	17.4%	18.5%	16.4%	14.1%	14.7%	16.3%	14.4%

(1)	Fluctuations in Net Cash Flow can be attributed to (i) the first case of Zika in the Miami area, which was confirmed on July 29, 2016 with the Centers for Disease Control (“CDC”) issuing travel advisories for the area beginning in August 2016 through June 2, 2017, when the CDC lifted its Zika-related travel advisories, (ii) Hurricane Irma hitting the Miami area in September 2017, and (iii) the Miami Beach Convention Center beginning its renovations and expansion in December 2015, which is expected to be completed by the end of 2018, according to the appraisal.

(2)	Debt service coverage ratios and debt yields are based on the Clevelander South Beach Whole Loan.

Escrows and Reserves. At origination of the Clevelander South Beach Whole Loan, the Clevelander South Beach Borrower deposited $275,528 in reserve for real estate taxes. On a monthly basis, the Clevelander South Beach Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $22,961 per month, (ii) 1/12 of the annual estimated insurance premiums, provided, however, that such obligation will be suspended so long as a blanket insurance policy is in full force and effect, and (iii) $1,800 for replacement reserves (other than FF&E). On November 6, 2021, and on each monthly payment date thereafter, the Clevelander South Beach Borrower is required to deposit 1/12 of 4% of the aggregate gross annual income of the Clevelander South Beach Property (excluding food and beverage) for FF&E. In addition, the borrower sponsors are required to guarantee any shortfall amount during the seasonal months of July, August, September, and October (with the ability to shift the months by one month in either direction) of the net cash flow in any such month to the net cash flow required to result in a debt service coverage ratio for such month at least equal to 1.00x. Based on the trailing 12-month period as of August 2018, the borrower sponsors guaranteed approximately $245,000 at origination of the Clevelander South Beach Whole Loan related to seasonality.

Lockbox and Cash Management. The Clevelander South Beach Whole Loan is structured with a hard lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), all sums on deposit in the lockbox account are required to be swept into a cash management account every business day for the payment of, among other things, monthly escrows, debt service and property operating expenses pursuant to an annual approved budget. During the continuance of a Cash Sweep Trigger Event (as defined below), excess cash flow will be swept from the cash management account to pay extraordinary expenses and the remaining amount, if any, into (i) a future property improvement plan (“PIP”) reserve account during the continuance of a PIP Trigger Event (as defined below) or (ii) an excess cash flow account during any Cash Sweep Trigger Event other than one caused by a PIP Trigger Event.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default under the Clevelander South Beach Whole Loan documents and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of the Clevelander South Beach Borrower, the guarantors, the key principal or the affiliated property manager and continue until any such bankruptcy action is dismissed within 90 days of such filing, or in the case of the property manager, such property manager is replaced with a qualified manager under a replacement agreement or the bankruptcy action is dismissed within 120 days of such filing, (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.25x and continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.25x for two consecutive calendar quarters, (iv) an indictment for fraud or misappropriation of funds by the Clevelander South Beach Borrower, guarantors, key principal or affiliated property manager or a director or an officer of the Clevelander South Beach Borrower, guarantors, key principal or affiliated property manager and continue until (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) the manager is replaced with a qualified manager under a replacement agreement, or (v) the occurrence of a PIP Trigger Event and continue until such event is cured.

A “Cash Sweep Trigger Event” will commence upon (i) the occurrence of an event of default under the Clevelander South Beach Whole Loan documents and continue until such event of default is cured, (ii) the occurrence of any bankruptcy action of the Clevelander South Beach Borrower, the guarantors, the key principal or the affiliated property manager and continue until any such bankruptcy action is dismissed within 90 days of such filing, or in the case of the property manager, such property manager is replaced with a qualified manager under a replacement agreement or the bankruptcy action is dismissed within 120 days of such filing, or (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.20x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.20x for two consecutive calendar quarters.

 A-3-51

1020 Ocean Drive Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 6 Clevelander South Beach	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,500,000 63.9% 2.00x 14.9%

A “PIP Trigger Event” will commence upon (i) any franchisor giving notice of its intention to terminate or cancel or not to extend or renew a franchise agreement, (ii) the date that is 12 months prior to the expiration of a franchise agreement, if the franchise agreement is not extended or renewed, (iii) the occurrence of an event of default under a franchise agreement, (iv) any bankruptcy action of any franchisor, or (v) any franchisor requiring the Clevelander South Beach Borrower to perform or otherwise satisfy any PIP work. A PIP Trigger Event will continue until, with regard to clause (i) or (ii) above, the applicable franchisor is replaced with a replacement franchise agreement with a qualified franchisor, with regard to clause (iii) above, such event of default is cured, with regard to clause (iv) above, such bankruptcy action is dismissed within 120 days of such filing, or with regard to clause (v) above, the Clevelander South Beach Borrower (a) completes the future PIP improvements to the satisfaction of the related franchisor, (b) pays all costs and expenses and (c) delivers to the lender evidence of the satisfaction of the foregoing conditions.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Clevelander South Beach Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

 A-3-52

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 A-3-53

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

 A-3-54

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

36
HDR Engineering
35
22,063 SF | 10/2020
HDR Engineering
34
22,063 SF | 10/2020
TIAA
33
22,063 SF | 12/2029
Transmontaigne
32
22,009 SF | 10/2019
Transmontaigne
31
22,010 SF | 10/2019
Vacant
30
22,010 SF | 12/2028
TIAA
29
11,416 SF | 12/2029
HDR Engineering
10,647 SF | 10/2020
TIAA
28
22,063 SF | 12/2029
TIAA Contraction Space
27
21,442 SF | 5/2019
HUD
26
21,442 SF | 12/2028
HUD
25
21,747 SF | 12/2028
HUD
24
21,687 SF | 12/2028
HUD
23
21,687 SF | 12/2028
Vacant
22
14,489 SF | 12/2028
TIAA
7,227 SF | 12/2029
HUD
21
21,687 SF | 12/2028
Vacant
20
21,688 SF
TIAA
19
21,740 SF | 12/2029
TIAA
18
21,740 SF | 12/2029
TIAA
17
20,806 SF | 12/2029
TIAA
16
20,806 SF | 12/2029
TIAA
15
21,131 SF | 12/2029
TIAA
14
21,112 SF | 12/2029
TIAA
12
21,112 SF | 12/2029
TIAA
11
21,112 SF | 12/2029
Trueon Health Analytics
10
16,208 SF | 2/2021
Vacant
4,900 SF
Taylor & Anderson
9
10,468 SF | 1/2025
Russell's
1,681 SF
MTM
Management Office
1,892 SF
Vacant
2,429 SF
Taylor & Anderson
4,737 SF | 1/2025
TIAA
8
21,119 SF | 12/2029
TIAA
7
21,120 SF | 12/2029
TIAA
6
21,120 SF | 12/2029
UMB Bank
5
21,068 SF | 12/2020
Podium Building
Cogent Equipment Space
4
2,701 SF | 5/2022
MCI Metro Access Trans Svcs
120 SF | MTM
TIAA Storage
214 SF
12/2029
TIAA
2,419 SF | 12/2029
UMB Bank
3
7,956 SF | 12/2020
UMB Bank
1,017 SF | 12/2020
TIAA
6,084 SF | 12/2029
TIAA
2,440 SF | 12/2029
TIAA
738 SF | 12/2029
UMB Bank
2
4,702 SF | 12/2020
Lobby
TIAA
1,650 SF | 12/2029
TIAA
3,998 SF | 12/2029
UMB Bank
1
8,911 SF | 12/2020
Starbucks
Lobby
Russells Convenience
935 SF | 4/2022
TIAA
2,253 SF | 12/2029
B1
Level 3 Communications
TIAA Storage
Level 3 Communications
B2
Management Storage
TIAA Storage
Vacant
Vacant
VACANT
BUILDING
MTM
2018 – 2020
2021 – 2022
2023 – 2024
2025+

 A-3-55

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

1670 Broadway
1670 Broadway
Denver, CO 80202
DENVER
LoDo
Downtown
Uptown
Civic Center
Capitol Hill
Highland
Lincoln Park
City of Cuernavaca Park
Denver Skate Park
Commons Park
Centennial Park
Elitch Gardens
Pepsi Center
Coors Field
Union Station
Larimer Square
Auraria Campus
Colorado Convention Center
Denver Pavilions
Civic Center Park
Colorado State Capitol
Lincoln Park
Sunken Gardens Park
Lawson Park
Benedict Fountain Park
South Platte River
Cherry Creek
Speer Blvd.
Auraria Pkwy.
RTD Light Rail
E. Colfax Ave.
W. Colfax Ave.
Broadway
16th Street Mall
Broomfield
Thornton
Northglenn
Westminster
Arvada
Commerce City
Wheat Ridge
Golden
DENVER
Lakewood
Glendale
AURORA
Englewood
Cherry Hills Village
Greenwood Village
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
Denver International Airport

 A-3-56

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	Denver, CO 80202
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Office
% of Initial Pool Balance:	4.6%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee Simple/Leasehold
Borrower Sponsor:	HFI 1670 BDWY LLC			Year Built/Renovated:	1980/2018
Mortgage Rate:	3.8511%			Size:	703,654 SF
Note Date:	8/16/2018			Cut-off Date Balance per SF(1):	$111
First Payment Date:	10/6/2018			Maturity Date Balance per SF(1):	$111
Maturity Date:	9/6/2023			Property Manager:	Cushman & Wakefield U.S., Inc.
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	3 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (27); DEF (29); O (4)			UW NOI(5):	$12,984,235
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1):	16.6%
Additional Debt Type(1)(3):	Pari Passu/Mezzanine			UW NOI Debt Yield at Maturity(1):	16.6%
Additional Debt Balance(1)(3):	$48,000,000/$64,800,000			UW NCF DSCR(1):	4.22x
Future Debt Permitted (Type)(1):	Yes (Mezzanine Future Advance)			Most Recent NOI(5):	$11,894,938 (6/30/2018 TTM)
Reserves(4)				2nd Most Recent NOI(5):	$7,362,769 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(5):	$6,572,653 (12/31/2016)
RE Tax:	$1,364,461	$312,950	N/A	Most Recent Occupancy(6):	87.2% (6/28/2018)
Insurance:	$61,230	$18,223	N/A	2nd Most Recent Occupancy:	89.0% (12/31/2017)
Replacements:	$290,496	$11,728	N/A	3rd Most Recent Occupancy:	93.5% (12/31/2016)
TI/LC:	$5,250,000	Springing	(4)	Appraised Value (as of):	$239,500,000 (7/3/2018)
Ground Rent:	$100,000	Springing	N/A	Cut-off Date LTV Ratio(1):	32.6%
TIAA TI Allowance:	$11,678,712	$0	N/A	Maturity Date LTV Ratio(1):	32.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$78,000,000	30.2%	Purchase Price:	$238,000,000	92.3%
Mezzanine Loan(1):	$64,800,000	25.1%	Reserves:	$18,744,899	7.3%
Borrower Equity:	$115,074,814	44.6%	Closing Costs:	$1,129,915	0.4%
Total Sources:	$257,874,814	100.0%	Total Uses:	$257,874,814	100.0%

(1)	The 1670 Broadway Mortgage Loan (as defined below) is part of the 1670 Broadway Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $78,000,000. The 1670 Broadway Whole Loan was originated concurrently with the 1670 Broadway Mezzanine Loan (as defined below) with an original principal balance of $64,800,000 and which 1670 Broadway Mezzanine Loan provides for future advances of up to $9,000,000 in the aggregate. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the 1670 Broadway Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the 1670 Broadway Whole Loan and the 1670 Broadway Mezzanine Loan (assuming future funding of $9,000,000 in the aggregate has not occurred) are $203, $203, 9.1%, 9.1%, 2.16x, 59.6% and 59.6%, respectively.
(2)	After the lockout period, defeasance is permitted in whole on or after the date that is two years after the closing date of the securitization that includes the last 1670 Broadway Whole Loan promissory note to be securitized (the “Defeasance Lockout Expiration Date”). If the Defeasance Lockout Expiration Date has not occurred on or before October 6, 2021, prepayment is permitted subject to payment of a yield maintenance premium. Open prepayment is permitted on or after June 6, 2023.

(3)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in UW NOI over historical NOI is due to (i) contractual rent steps through July 2019 totaling $511,232, (ii) straight line rent for investment grade tenants, TIAA and UMB Bank, totaling $457,469, (iii) HUD exercising its right to use tenant improvement allowance for rent payments starting in 2016, (iv) TIAA’s office and storage premises base rent being abated for 12 months from June 2016 through June 2017 and TIAA’s expansion space (21,119 SF) base rent being abated for nine months from September 2016 through May 2017, (v) base year resets between 2015 and 2016 related to the renewals of the TIAA and HUD leases, which comprise 60.8% of NRA, decreased total recoveries resulting in a net operating income decline of $1,030,320 and (vi) inclusion of parking income for approximately 100 parking spaces that were offline in 2017 and 6/30/2018 TTM during building renovations.

(6)	Most Recent Occupancy excludes the space on the 27th floor currently leased to TIAA (21,442 SF) as TIAA intends to vacate this space by May 2019. TIAA was only occupying the 27th floor during the most recent building renovations. Including the space on the 27th floor currently leased to TIAA, the 1670 Broadway Property is currently 90.3% leased as of June 28, 2018.

The Mortgage Loan. The seventh largest mortgage loan (the “1670 Broadway Mortgage Loan”) is part of a whole loan (the “1670 Broadway Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $78,000,000. The 1670 Broadway Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a 36-story Class A office building totaling 703,654 SF located in Denver, Colorado (the “1670 Broadway Property”). Promissory Notes A-2, A-4 and A-5, with an aggregate original principal balance of $30,000,000, represent the 1670 Broadway Mortgage Loan and will be included in the UBS 2018-C14 Trust. The 1670 Broadway Whole Loan is serviced pursuant to the pooling and servicing agreement for the UBS 2018-C13 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

 A-3-57

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

1670 Broadway Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	UBS 2018-C13	Yes
Note A-2	$20,000,000	$20,000,000	UBS 2018-C14	No
Note A-3	$10,000,000	$10,000,000	UBS 2018-C13	No
Note A-4	$5,000,000	$5,000,000	UBS 2018-C14	No
Note A-5	$5,000,000	$5,000,000	UBS 2018-C14	No
Note A-6	$8,000,000	$8,000,000	UBS 2018-C13	No
Total	$78,000,000	$78,000,000

The proceeds of the 1670 Broadway Whole Loan and a mezzanine loan with an original principal balance of $64,800,000 (the “1670 Broadway Mezzanine Loan”), along with approximately $115.1 million in borrower sponsor equity, were used to acquire the 1670 Broadway Property, fund reserves and pay closing costs.

The Borrower and Borrower Sponsor. The borrower and borrower sponsor is HFI 1670 BDWY LLC (the “1670 Broadway Borrower”), a single purpose Delaware limited liability company that has one independent director. A non-consolidation opinion was delivered in connection with the origination of the 1670 Broadway Whole Loan. The 1670 Broadway Borrower is indirectly owned by Hana Financial Group Inc. (99.9%) and indirectly controlled by Daniel J. Mann (0.1%).

The Property. The 1670 Broadway Property is comprised of a 36-story Class A LEED Gold Certified office building totaling 703,654 SF situated on a 1.23-acre site in the central business district of Denver, Colorado. The 1670 Broadway Property was constructed in 1980 and renovated in 2018. The 1670 Broadway Property is connected to an eight-level parking garage (two levels are subterranean), which is part of the 1670 Broadway Property, with 518 parking spaces resulting in a parking ratio of 0.7 spaces per 1,000 SF. Amenities at the 1670 Broadway Property include onsite management, 24-hour manned security, a coffee shop, a cafeteria, a convenience store, a banking center, and a fitness center and rooftop deck for TIAA employees. The seller of the 1670 Broadway Property invested approximately $30.6 million into the 1670 Broadway Property, including approximately $11.1 million for the most recent renovations in 2016 through 2018. Recent renovations include a redesigned lobby, new building entry, updated retail space, renovated elevator lobbies and common areas, and a new podium building. The podium building includes several new amenities exclusively for TIAA employees such as a fitness center, a ground floor retail store, a rooftop deck, and a restaurant/café that is open to the public.

The 1670 Broadway Property was 90.3% leased as of June 28, 2018 to 10 tenants (the number of tenants excludes telecommunication space). The 1670 Broadway Property was 87.2% physically occupied as of June 28, 2018, which excludes the 27th floor space currently leased to TIAA (21,442 SF) as TIAA intends to vacate its space by May 2019 and is only occupying the 27th floor due to the recent building renovations. Investment grade tenants represent approximately 70.4% of the 1670 Broadway Property’s NRA and include TIAA (Fitch/Moody’s/S&P: AA+/Aa2/AA+), HUD (Fitch/Moody’s/S&P: AAA/Aaa/AA+), UMB Bank (Fitch/S&P: A/A) and Starbucks (Fitch/Moody’s/S&P: BBB+/Baa1/BBB+). The top three tenants at the 1670 Broadway Property are TIAA (48.5% of NRA), HUD (12.3% of NRA) and HDR Engineering (7.8% of NRA). No other tenant represents more than 6.4% of NRA and only 24.0% of NRA rolls through the maturity of the 1670 Broadway Whole Loan. In addition, there is a lease in place for the parking garage with Douglas Parking LLC, which commenced in August 2018 and is expiring in April 2021.The initial monthly rent was $119,875, increasing to a monthly rent of $136,250 in January 2019 with 3% annual increases thereafter.

A portion of the 1670 Broadway Property is subject to a ground lease with 1680 Broadway LLC. The ground lease commenced June 1, 1965 and expires November 1, 2125. Ground rent is reset every 10 years (currently $400,000 per year through April 30, 2021) and is based on the greater of (i) 7% of the market value of the underlying land and (ii) the product of $400,000 multiplied by (a) 1.3 (the “Rent Variable”), provided that the Rent Variable will increase by 0.3 on each successive 10 year rent reset date. See “Description of the Mortgage Pool—Fee & Leasehold Estates; Ground Leases”.

Major Tenants.

TIAA (341,079 SF, 48.5% of NRA, 56.3% of underwritten base rent). Founded in 1918, Teachers Insurance and Annuity Association of America (“TIAA”) (Fitch/Moody’s/S&P: AA+/Aa2/AA+) is a Fortune 100 financial services organization providing retirement financial services for the academic, research, medical, cultural and governmental industries. TIAA offers a wide range of products and services, including retirement plans, IRAs, mutual funds, annuities, brokerage services, 529 education savings plans, life insurance, banking, and home loans. TIAA serves approximately five million active and retired employees from more than 15,000 institutions. As of June 30, 2018, TIAA has $1,009.2 billion in combined assets under management with holdings in more than 50 countries. TIAA occupies 341,079 SF at the 1670 Broadway Property, including 4,368 SF of storage space, across 22 different suites with a lease renewal that commenced in June 2016 (310,460 SF), September 2016 (21,119 SF) and May 2018 (8,762 SF), all of which expire in December 2029. Excluding the storage space, TIAA has a current base rent of $31.52 PSF, which increases 2.5% annually for the remainder of the term. The storage space has a current base rent of $14.71 PSF. TIAA has two, five-year renewal options remaining. TIAA has a contraction option in its lease which allows TIAA, prior to December 31, 2022, to give back a full floor of space every 18 months. TIAA has exercised its option to contract its space on the 27th floor (21,442 SF) of the 1670 Broadway Property effective May 31, 2019. In addition, TIAA has 33,292 SF of space (22,063 SF on the 28th floor and 11,229 SF of the 29th floor) that is subleased to P2ES Holdings, LLC. The current sublease rental rate is $22.76 PSF and expires December 31, 2018. TIAA’s current base rate on this space is $31.52 PSF.

HUD (86,809 SF, 12.3% of NRA, 13.5% of underwritten base rent). The Department of Housing and Urban Development (“HUD”) (Fitch/Moody’s/S&P: AAA/Aaa/AA+) is a cabinet-level agency formed in 1965 to oversee federal programs designed to help Americans with housing needs to promote fair and equal housing. HUD also oversees the Federal Housing Administration (“FHA”), which administers the mortgage insurance program, enabling home buyers to get an FHA home loan when they might not qualify for a conventional mortgage. HUD plays a major role in providing shelter for America's most vulnerable populations: the working poor, minorities, Native Americans, people with disabilities, people with AIDS, the elderly, and the homeless. More than seven million families have lived in locally-managed, HUD supported public housing. HUD helps provide decent, safe and affordable housing to more than 4.3 million low-income families through its public housing, rental subsidy and voucher programs. HUD occupies 86,809 SF at the 1670 Broadway Property on a lease that expires in December 2028. HUD has a current base rent of $28.35 PSF, which increases to $30.17 PSF in 2019 and $31.06 PSF in 2024. HUD has the right to terminate its lease at any time after December 31, 2023 with 120 days’ notice with no termination fee.

 A-3-58

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

HDR Engineering (54,773 SF, 7.8% of NRA, 9.0% of underwritten base rent). HDR Engineering is an architectural, engineering, construction and consulting firm based in Omaha, Nebraska. HDR Engineering has worked on projects in more than 60 countries, including projects such as the Hoover Dam Bypass, San Antonio River Walk, Port of Miami, Sydney Olympic Park, and the expansion of the Bakken, ND electrical infrastructure. The firm employs approximately 10,000 employees worldwide in over 200 locations. HDR Engineering occupies a total of 54,773 SF at the 1670 Broadway Property with 44,126 SF having commenced January 2013 and 10,647 SF having commenced December 2015 at a current base rent of $31.00 PSF and $33.25 PSF, respectively, with annual increases of $0.50 PSF. HDR Engineering has two, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the leases at the 1670 Broadway Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
Major Tenants
TIAA(3)(4)	AA+/Aa2/AA+	341,079	48.5%	$10,945,016	56.3%	$32.09	12/31/2029
HUD(5)	AAA/Aaa/AA+	86,809	12.3%	$2,619,028	13.5%	$30.17	12/31/2028
HDR Engineering(6)	NR/NR/NR	54,773	7.8%	$1,749,305	9.0%	$31.94	10/31/2020
TransMontaigne(7)	BB/B2/BB	44,795	6.4%	$1,444,284	7.4%	$32.24	10/31/2019
UMB Bank(8)	A/NR/A	43,684	6.2%	$1,268,771	6.5%	$29.04	12/31/2020
Subtotal/Wtd. Avg.		571,140	81.2%	$18,026,405	92.7%	$31.56
Remaining Tenants(9)		42,696	6.1%	$1,419,197	7.3%	$33.24
Vacant(10)		89,818	12.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		703,654	100.0%	$19,445,602	100.0%	$31.68

(1)	Certain ratings are those of the parent company or government entity whether or not the parent guarantees the lease.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(3)	Includes 4,368 SF of storage space. TIAA has a contraction option in its lease which allows TIAA, prior to December 31, 2022, to give back a full floor of space every 18 months. TIAA has exercised its option to contract its space on the 27th floor (21,442 SF) of the 1670 Broadway Property effective May 31, 2019. TIAA has two, five-year renewal options remaining.

(4)	TIAA subleases 33,292 SF (22,063 SF on the 28th floor and 11,229 SF of the 29th floor) of its space to P2ES Holdings, LLC at a current rental rate of $22.76 PSF through December 31, 2018. TIAA’s current base rate on this space is $31.52 PSF.

(5)	HUD has the right to terminate its lease at any time after December 31, 2023 with 120 days’ notice with no termination fee.

(6)	HDR Engineering has two, five-year renewal options remaining and no termination options.

(7)	TransMontaigne has one, five-year renewal option remaining and no termination options.

(8)	UMB Bank has three, 10-year renewal options and one, five-year renewal option remaining.

(9)	Includes 1,892 SF of space leased to the management office and 660 SF of space leased to management storage.

(10)	Includes the space on the 27th floor currently leased to TIAA (21,442 SF) as vacant space. TIAA intends to vacate this space by May 2019 and is only occupying the 27th floor during the most recent building renovations.

 A-3-59

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

The following table presents certain information relating to the lease rollover schedule at the 1670 Broadway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM(4)	6	4,557	0.6%	0.6%	$9.41	$42,892	0.2%	0.2%
2018	1	180	0.0%	0.7%	$15.74	$2,833	0.0%	0.2%
2019	5	44,895	6.4%	7.1%	$34.33	$1,541,244	7.9%	8.2%
2020	10	98,557	14.0%	21.1%	$31.25	$3,079,444	15.8%	24.0%
2021	1	16,208	2.3%	23.4%	$30.75	$498,396	2.6%	26.6%
2022	3	4,136	0.6%	24.0%	$36.71	$151,815	0.8%	27.3%
2023	1	160	0.0%	24.0%	$103.44	$16,550	0.1%	27.4%
2024	0	0	0.0%	24.0%	$0.00	$0	0.0%	27.4%
2025	2	15,205	2.2%	26.1%	$30.75	$467,496	2.4%	29.8%
2026	0	0	0.0%	26.1%	$0.00	$0	0.0%	29.8%
2027	3	2,050	0.3%	26.4%	$39.46	$80,888	0.4%	30.2%
2028	4	86,809	12.3%	38.8%	$30.17	$2,619,028	13.5%	43.7%
2029 & Beyond	26	341,079	48.5%	87.2%	$32.09	$10,945,016	56.3%	100.0%
Vacant(5)	0	89,818	12.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	62	703,654	100.0%		$31.68	$19,445,602	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Includes 1,892 SF of space leased to the management office and 660 SF of space leased to management storage.

(5)	Includes the space on the 27th floor currently leased to TIAA (21,442 SF) as vacant space. TIAA intends to vacate this space by May 2019 and is only occupying the 27th floor during the most recent building renovations.

The Market. The 1670 Broadway Property is located in the Denver-Aurora-Broomfield core base statistical area (“Denver CBSA”). According to the appraisal, the Denver CBSA has a 2018 estimated population of 2,925,100, which represents an average annual increase of 1.8% since 2007. In 2017, the Denver CBSA ranked 23rd on Forbes’ list of “America’s Fastest-Growing Cities” and in 2018, it ranked 23rd on PricewaterhouseCoopers’ list of “U.S. Markets to Watch: Overall Real Estate Prospects”. The Denver CBSA has the second largest amount of aerospace employment in the country according to the appraisal. Buckley Air Force Base is located within the Denver CBSA and employs 9,500 military personnel, which supports the aerospace industry. The Denver metro area is home to ten 2017 Fortune 500 companies, which include: DISH Network Corporation, Liberty Interactive Corporation, and Level 3 Communications, Inc., among others. Amazon announced plans in June 2017 to open its third major shipping facility in Colorado. According to the appraisal, the 2.4 million SF facility in Thornton is expected to create more than 1,500 new full-time jobs when completed. In addition, Denver International Airport, approximately 23.5 miles northeast of the 1670 Broadway Property, is ranked the nation’s sixth busiest airport and is the largest by land area, serving a total of 61.4 million passengers in 2017 in a 5.3% increase year-over-year according to the appraisal.

The 1670 Broadway Property is located at the southeast corner of 17th Avenue and Broadway through to the southwest corner of 17th Avenue and Lincoln Street in the central business district of Denver, Colorado within the Downtown Core Area (“Core”). The 1670 Broadway Property has access to Interstate 25, the region's main north/south freeway, as well as direct access to Interstate 70. The 1670 Broadway Property also benefits from its proximity to various transportation hubs. It is three blocks away from the Welton Light Rail Station. FasTracks project, a $7.4 billion project set to expand the metro mass transit system, will add a total of 122 miles of new commuter light rail for rapid transit when completed. A total of four new lines were added in 2017, with another line to Thornton expected to open in 2018 according to the appraisal. In addition, it will enhance bus service across an eight-county district, by adding 57 new transit stations and stops, and 21,000 new parking spaces. Denver's largest office towers, including Republic Plaza (1.23 million SF and 54 stories), Wells Fargo Center (1.19 million SF and 52 stories), and 1801 California (1.37 million SF and 52 stories), are located in the Core area along with several financial institutions and hotels. The greatest concentration of office development adjoins 17th Street. Sixteenth Street was converted to a 12-block-long pedestrian mall in the 1980s. Retail development has been concentrated along the 16th Street Mall. The Alfred A. Arraj U.S. Courthouse and other federal buildings are located in the northeast portion of the Core area.

According to a third party market research report, the 1670 Broadway Property is located in the Denver central business district (“Denver CBD”) office submarket, which contains approximately 27.8 million SF of office space with a vacancy rate of 14.8% and average asking rental rate of $31.71 PSF as of the first quarter of 2018. The Class A Denver CBD submarket contained approximately 19.3 million SF of office space with a vacancy rate of 16.0% and an average asking rental rate of $33.25 PSF as of the first quarter of 2018. According to a third party market research report, the estimated 2018 population within a one-, three-and five-mile radius of the 1670 Broadway Property was 48,013, 225,314 and 490,986, respectively, and the 2018 estimated average household income within the same one-, three-and five-mile radius was $85,198, $96,480 and $94,248, respectively.

The appraisal identified eight competitive properties built between 1972 and 1985 ranging in size from approximately 172,912 SF to 1,315,428 SF. The appraisal’s competitive set reported rent from $28.00 PSF to $39.75 PSF with an average rent of $33.57 PSF. The appraisal concluded a market rent of $33.00 PSF to $37.00 PSF for office space, $12.00 PSF for storage space and $25.00 PSF for the retail space currently leased to UMB Bank (13,613 SF), Starbucks (1,864 SF) and Russells Convenience (935 SF).

 A-3-60

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

The following table presents recent leasing data at competitive office buildings with respect to the 1670 Broadway Property:

Comparable Office Leases
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF	Lease Type
1670 Broadway Property 1670 Broadway Denver, CO	1980/2018	703,654(1)	TIAA(1)	341,079(1)	March 2001(2)	28.9(2)	$32.09(1)	Modified
Lincoln Center 1660 Lincoln Street Denver, CO	1972/NAV	284,604	American Petroleum Institute	3,890	May 2018	7.0	$29.17	Gross
1801 California 1801 California Street Denver, CO	1982/NAV	1,315,428	Transamerica	11,485	May 2018	7.0	$38.65	Gross Equivalent
1999 Broadway 1999 Broadway Denver, CO	1985/NAV	749,866	Mazzetti	5,436	April 2018	5.3	$32.00	Gross Equivalent
Chase Building 1125 17th Street Denver, CO	1980/NAV	499,975	Xactly	40,845	February 2018	11.0	$39.75	Gross
555 Seventeenth 555 17th Street Denver, CO	1977/NAV	723,357	RT Energy	7,369	December 2017	5.3	$31.05	Gross Equivalent
Hudson’s Bay Centre 1600 Stout Street Denver, CO	1982/NAV	172,912	Accquilano Leslie	4,989	November 2017	5.3	$28.00	Gross
Wells Fargo Center 1700 Lincoln Street Denver, CO	1983/NAV	1,213,381	Shell Oil	16,172	October 2017	5.3	$38.40	Gross Equivalent
Denver Energy Center I 1675 Broadway Denver, CO	1979/NAV	382,970	Kaplan Kirsch & Rockwell	14,107	June 2017	5.5	$31.50	Gross Equivalent

Source: Appraisal

(1)	Based on the underwritten rent roll.
(2)	Based on information provided by the 1670 Broadway Borrower.

 A-3-61

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1670 Broadway Property:

Cash Flow Analysis
	2015	2016	2017	6/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$16,459,743	$11,819,595	$13,689,432	$18,507,962	$22,493,894	$31.97
Total Recoveries(2)	$2,646,399	$1,569,645	$1,520,981	$1,693,010	$1,785,052	$2.54
Other Income(3)	$2,080,535	$2,068,141	$1,752,187	$1,613,927	$2,076,760	$2.95
Less Vacancy & Credit Loss	$0	$0	$0	$0	($3,032,583)	($4.31)
Effective Gross Income	$21,186,677	$15,457,382	$16,962,600	$21,814,899	$23,323,123	$33.15
Total Operating Expenses	$9,211,581	$8,884,729	$9,599,831	$9,919,961	$10,338,888	$14.69
Net Operating Income(1)	$11,975,095	$6,572,653	$7,362,769	$11,894,938	$12,984,235	$18.45
Capital Expenditures	$0	$0	$0	$0	$140,731	$0.20
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$11,975,095	$6,572,653	$7,362,769	$11,894,938	$12,843,505	$18.25

Occupancy %(4)	90.5%	93.5%	89.0%	90.3%	87.5%
NOI DSCR(5)	3.93x	2.16x	2.42x	3.91x	4.26x
NCF DSCR(5)	3.93x	2.16x	2.42x	3.91x	4.22x
NOI Debt Yield(5)	15.4%	8.4%	9.4%	15.2%	16.6%
NCF Debt Yield(5)	15.4%	8.4%	9.4%	15.2%	16.5%

(1)	The increase in UW NOI over historical NOI is due to (i) contractual rent steps through July 2019 totaling $511,232, (ii) straight line rent for investment grade tenants, TIAA and UMB Bank, totaling $457,469, (iii) HUD exercising its right to use tenant improvement allowance for rent payments starting in 2016, (iv) TIAA’s office and storage premises base rent being abated for 12 months from June 2016 through June 2017 and TIAA’s expansion space (21,119 SF) base rent being abated for nine months from September 2016 through May 2017, (v) base year resets between 2015 and 2016 related to the renewals of the TIAA and HUD leases, which comprise 60.8% of NRA, decreased total recoveries resulting in a net operating income decline of $1,030,320 and (vi) lower parking income in 2017 and 6/30/2018 TTM due to approximately 100 parking spaces being offline during building renovations. Clauses (i) and (ii) above are included in UW Gross Potential Rent.

(2)	The decrease in Total Recoveries from 2015 to 2016 is attributable to the base year resets related to the renewals of the TIAA and HUD leases, which comprise 60.8% of NRA.

(3)	Other Income includes telecommunication income, storage income and parking income. Parking income is underwritten to the executed garage lease. The garage lease commenced August 2018 and expires April 2021 with an initial monthly rent of $119,875, increasing to a monthly rent of $136,250 in January 2019 with 3% annual increases thereafter. Parking income was lower in 2017 and 6/30/2018 TTM due to approximately 100 parking spaces being offline during building renovations.

(4)	UW Occupancy % is based on underwritten economic vacancy of 12.5%. The 1670 Broadway Property was 87.2% physically occupied as of June 28, 2018.

(5)	The debt service coverage ratios and debt yields are based on the 1670 Broadway Whole Loan, without regard to the 1670 Broadway Mezzanine Loan.

Escrows and Reserves. The 1670 Broadway Borrower deposited in escrow at origination (i) $1,364,461 for real estate taxes, (ii) $61,230 for insurance premiums, (iii) $290,496 for replacement reserves, (iv) $5,250,000 for tenant improvements and leasing commissions (“TI/LC”) unrelated to the TIAA lease, (v) $100,000 for ground rent and (vi) $11,678,712 for outstanding tenant allowances, tenant improvements and leasing commissions with respect to the TIAA lease. The 1670 Broadway Borrower is required to escrow monthly (i) 1/12 of the annual real estate taxes, currently equal to $312,950, (ii) 1/12 of the annual insurance premiums, currently equal to $18,223, and (iii) $11,728 for replacement reserves. The 1670 Broadway Borrower is required to escrow $40,595 monthly into a TI/LC reserve in the event the balance of the TI/LC reserve is equal to or less than $500,000. In addition, the 1670 Broadway Borrower is required on a quarterly basis to deposit any ground rent reserve shortage within five business days if funds on deposit in the ground rent reserve are less than 1/4 of the aggregate annual ground rent.

Lockbox and Cash Management. A hard lockbox and cash management are each in place with respect to the 1670 Broadway Whole Loan. Pursuant to the 1670 Broadway Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment, cash management bank fees, and mezzanine loan debt service) will be applied as follows: (a) during the continuation of a Material Tenant Trigger Event (as defined below), to the Material Tenant (as defined below) TI/LC reserve account, (b) during the continuation of a Cash Sweep Trigger Event (as defined below), to a lender-controlled excess cash flow subaccount as additional collateral, (c) if neither a Material Tenant Trigger Event nor Cash Sweep Trigger Event is continuing, but during the continuation of a 1670 Broadway Mezzanine Loan event of default, to the 1670 Broadway Mezzanine Loan subaccount, and (d) if none of a Material Tenant Trigger Event, Cash Sweep Trigger Event or a 1670 Broadway Mezzanine Loan event of default is continuing, to the 1670 Broadway Borrower. Provided no Cash Sweep Trigger Event exists, all excess cash flow in the lockbox account after payment of all sums due and payable under the 1670 Broadway Whole Loan documents will be remitted to the 1670 Broadway Borrower.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 1670 Broadway Borrower, the guarantor, the key principal, or the property manager, or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.10x. A Cash Sweep Trigger Event will continue until in regard to clause (i) above, a cure of the applicable event of default as accepted by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the 1670 Broadway Borrower, guarantor or key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the 1670 Broadway Borrower, the guarantor, the key principal, or the property manager under the applicable 1670 Broadway Whole Loan documents or management agreement, as applicable, or in regard to clause (iii) above, the debt service coverage based on the trailing 12-month period is at least 1.15x for one calendar quarter.

A “Material Tenant Trigger Event” will occur upon (i) any Material Tenant giving written notice of its intent to terminate or not to extend or renew its lease, (ii) on or prior to 18 months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant failing to extend or renew its lease, (iii) on or prior to the date on which a Material Tenant is required under its lease to notify the 1670 Broadway Borrower of its election to renew its lease, such Material Tenant failing to give such notice, (iv) an event of default under a Material Tenant lease that continues beyond any applicable notice and cure period, (v) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action, (vi) a Material Tenant lease being terminated (in whole or in part) or being no longer in full force and effect, provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to a portion of the applicable Material Tenant space (a) constituting no less than 20% of the NRA at the 1670 Broadway Property or (b) requiring payment of base rent no less than 20% of the total in-place base rent at the 1670 Broadway Property,

 A-3-62

1670 Broadway Denver, CO 80202	Collateral Asset Summary – Loan No. 7 1670 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.6% 4.22x 16.6%

(vii) any Material Tenant “going dark” with respect to 20% or more of its Material Tenant space at the 1670 Broadway Property or (viii) the long term unsecured debt rating of any Material Tenant or any lease guarantor being downgraded below investment grade. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to its Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant space, or (c) all or a portion of the applicable Material Tenant space is leased to a replacement tenant, in regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant space or (y) all or a portion of the applicable Material Tenant space is leased to a replacement tenant, in regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease, in regard to clause (v) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding); provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty, in regard to clause (vi) above, all or a portion of the applicable Material Tenant space is leased to a replacement tenant, in regard to clause (vii) above, the applicable Material Tenant re-commences its operations such that it is no longer dark, and has not vacated or ceased to conduct business at the 1670 Broadway Property or a portion thereof constituting more than 20% of NRA at the 1670 Broadway Property, or in regard to clause (viii) above, the long term unsecured debt rating of the applicable Material Tenant or the applicable lease guarantor is subsequently raised so that such rating is no lower than investment grade.

A “Material Tenant” means (i) TIAA or (ii) any tenant at the 1670 Broadway Property that, together with its affiliates, either (a) leases 20% or more of NRA at the 1670 Broadway Property or (b) accounts for no less than 20% of the total in-place base rent at the 1670 Broadway Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The 1670 Broadway Mezzanine Loan is secured by the direct equity ownership in the 1670 Broadway Borrower. The 1670 Broadway Mezzanine Loan has an original principal balance $64,800,000 and provides for future advances of up to $9,000,000 in the aggregate for a potential total principal balance of $73,800,000. No future funding draw requests are permitted during the four months following the origination of the 1670 Broadway Whole Loan. Prior to the first draw request, $2.25 million must have been disbursed from the TI/LC reserve. Funding of any future advances is dependent upon the 1670 Broadway Mezzanine Loan lender’s approval. The 1670 Broadway Mezzanine Loan has a coupon of 4.3996% per annum and is coterminous with the 1670 Broadway Whole Loan. Including the 1670 Broadway Whole Loan and the 1670 Broadway Mezzanine Loan (assuming future funding of $9,000,000 million in the aggregate has not occurred), the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 59.6%, 2.16x and 9.1%, respectively. The 1670 Broadway Whole Loan lender and 1670 Broadway Mezzanine Loan lender have entered into an intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The 1670 Broadway Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

 A-3-63

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

 A-3-64

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

 A-3-65

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

macy's
NORDSTROM
jcpenney
TARGET
EXPRESS
FOREVER 21
LOWER LEVEL
BARNES & NOBLE
LOWER LEVEL
FOREVER 21
UPPER LEVEL
BARNES & NOBLE
UPPER LEVEL
H&M
LOWER LEVEL
H&M
UPPER LEVEL
LOFT
SEPHORA
ANTHROPOLOGIE
KAY
AVEDA
Microsoft
GAP
GARAGE
claire's
PACSUN
The Cheesecake Factory
Anchor
Major / In-line
Vacant
Not Part of the Collateral
N

 A-3-66

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

Christiana Mall
132 Christiana Mall Drive
Newark, DE 19702
Kennett Square
CHESTER COUNTY
PENNSYLVANIA
DELAWARE
Centerville
Yorklyn
Hockessin
Montchanin
Greenville
WILMINGTON
Elsmere
Pine Creek
Marshallton
Stanton
Newport
White Clay Creek State Park
Milford Crossroads
Middle Run Valley Park
Roseville Park
CHURCHMANS CROSSING
NEWARK
University of Delaware
Brookside
Christiana
Pleasantville
New Castle
Wilmington Airport
CECIL COUNTY
Delaware Turnpike
Iron Hill Park
NEW CASTLE COUNTY
Red Lion
Bear
Glasgow
Elkton
West Meadow Park
MARYLAND
Delaware Bay
Fort Delaware State Park
Delaware City
Lums Pond State Park
Becks Pond Park
Sunset Lake
Ommelanden Range
Governor's Square Shopping Ctr.
Eden Square
People's Plaza
Siemens Healthcare Diagnostics
PHILADELPHIA
West Chester
NEW JERSEY

 A-3-67

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	Newark, DE 19702
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Retail
% of Initial Pool Balance:	4.6%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee Simple/Leasehold
Borrower Sponsors:	GGP Inc.; PPF Retail, LLC			Year Built/Renovated:	1978/2014
Mortgage Rate:	4.2775%			Size:	779,084 SF
Note Date:	7/12/2018			Cut-off Date Balance per SF(1):	$434
First Payment Date:	9/1/2018			Maturity Date Balance per SF(1):	$434
Maturity Date:	8/1/2028			Property Manager:	General Growth Services, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	4 months			UW NOI(6):	$46,745,090
Prepayment Provisions(2):	LO (28); DEF (85); O (7)			UW NOI Debt Yield(1):	13.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.8%
Additional Debt Type(1)(3):	Pari Passu/Subordinate Debt			UW NCF DSCR(1):	3.15x
Additional Debt Balance(1)(3):	$308,000,000/$212,000,000			Most Recent NOI(6)(7):	$43,550,426 (5/31/2018 TTM)
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			2nd Most Recent NOI(7):	$43,514,169 (12/31/2017)
Reserves(5)				3rd Most Recent NOI(7):	$43,957,559 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.3% (5/31/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	99.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	99.8% (12/31/2016)
Outstanding TI/LC:	$1,804,093	$0	N/A	Appraised Value (as of):	$1,040,000,000 (6/5/2018)
Replacements:	$0	Springing	$241,565	Cut-off Date LTV Ratio(1):	32.5%
TI/LC:	$0	Springing	$1,449,387	Maturity Date LTV Ratio(1):	32.5%

Sources and Uses(8)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$550,000,000	100.0%	Loan Payoff:	$235,182,023	42.8%
			Reserves:	$1,804,093	0.3%
			Closing Costs:	$3,253,713	0.6%
			Return of Equity:	$309,760,172	56.3%
Total Sources:	$550,000,000	100.0%	Total Uses:	$550,000,000	100.0%

(1)	The Christiana Mall Mortgage Loan (as defined below) is part of the Christiana Mall Whole Loan (as defined below), which is comprised of thirteen senior pari passu promissory notes with an aggregate original principal balance of $338,000,000 and three subordinate companion notes with an aggregate original principal balance of $212,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the Christiana Mall Senior Loan (as defined below), without regard to the Christiana Mall B Notes (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Christiana Mall Whole Loan are $706, $706, 8.5%, 8.5%, 1.93x, 52.9% and 52.9%, respectively.

(2)	The lockout period will be at least 28 payments, beginning with and including the first payment date of September 1, 2018. Defeasance of the Christiana Mall Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) July 12, 2021. The assumed lockout period of 28 payments is based on the expected UBS 2018-C14 securitization trust closing date in December 2018.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase in UW NOI over the Most Recent NOI is primarily due to (i) contractual rent steps of $1,226,247 taken through July 2019 and (ii) $643,284 for tenants who have signed leases but have not occupied their space by May 31, 2018.

(7)	See “Cash Flow Analysis” below for further discussion of historical financial information.

(8)	The Christiana Mall Whole Loan proceeds were used to retire an approximately $235.2 million outstanding loan (inclusive of defeasance costs) previously securitized in the MSC 2011-C1 transaction, fund reserves, pay closing costs and return equity to the Christiana Mall Borrower (as defined below).

The Mortgage Loan. The eighth largest mortgage loan (the “Christiana Mall Mortgage Loan”) is part of a whole loan (the “Christiana Mall Whole Loan”) in the aggregate original principal amount of $550,000,000, evidenced by (i) thirteen pari passu senior notes with an aggregate original balance of $338,000,000 (the “Christiana Mall Senior Loan”) and (ii) three pari passu subordinate notes with an aggregate original principal balance of $212,000,000 (the “Christiana Mall B Notes”) secured by a first mortgage encumbering the fee and leasehold interests in 779,084 SF of a 1,275,084 SF super regional mall located in Newark, Delaware (the “Christiana Mall Property”). The Christiana Mall Whole Loan was co-originated on July 12, 2018 by Barclays Bank PLC, Société Générale, and Deutsche Bank AG, New York Branch. The Christiana Mall Senior Loan had an aggregate original principal balance and has an aggregate outstanding principal balance as of the Cut-off Date of $338,000,000 and accrues interest at a rate of 4.2775% per annum. The Christiana Mall B Notes had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $212,000,000, and accrue interest at a rate of 4.2775% per annum. The Christiana Mall Whole Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires interest only payments for the entirety of the term. The Christiana Mall Whole Loan matures on August 1, 2028.

 A-3-68

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

The non-controlling Note A-2-C, which evidences the Christiana Mall Mortgage Loan and will be included in the UBS 2018-C14 Trust, had an original principal balance and has an outstanding principal balance as of the Cut-off Date of $30,000,000. The controlling senior Note A-1-A and non-controlling Notes A-2-A and A-3-A, which have been contributed to the BBCMS 2018-CHRS securitization trust, had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $72,320,000. The non-controlling Notes A-1-C, A-1-D, and A-1-E had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $82,840,000, are held by Barclays Bank PLC and are expected to be contributed to one or more future securitization transactions. The Christiana Mall Whole Loan is being serviced pursuant to the trust and servicing agreement for the BBCMS 2018-CHRS transaction. The non-controlling Notes A-2-D and A-2-E had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $19,704,000, are held by Société Générale and are expected to be contributed to one or more future securitization transactions. The Christiana Mall B Notes, which have been contributed to the BBCMS 2018-CHRS securitization trust, had an aggregate original principal balance and have an aggregate outstanding principal balance as of the Cut-off Date of $212,000,000. The lender provides no assurances that the non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Christiana Mall Whole Loan” and “Pooling and Servicing Agreement”.

Christiana Mall Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-A	$36,160,000	$36,160,000	BBCMS 2018-CHRS	Yes
Note A-1-B	$50,000,000	$50,000,000	WFCM 2018-C47	No
Note A-1-C	$40,000,000	$40,000,000	Barclays Bank PLC	No
Note A-1-D	$28,000,000	$28,000,000	Barclays Bank PLC	No
Note A-1-E	$14,840,000	$14,840,000	Barclays Bank PLC	No
Note A-2-A	$21,696,000	$21,696,000	BBCMS 2018-CHRS	No
Note A-2-B	$30,000,000	$30,000,000	UBS 2018-C13	No
Note A-2-C	$30,000,000	$30,000,000	UBS 2018-C14	No
Note A-2-D	$10,000,000	$10,000,000	Société Générale	No
Note A-2-E	$9,704,000	$9,704,000	Société Générale	No
Note A-3-A	$14,464,000	$14,464,000	BBCMS 2018-CHRS	No
Note A-3-B	$30,000,000	$30,000,000	DBGS 2018-C1	No
Note A-3-C	$23,136,000	$23,136,000	DBGS 2018-C1	No
Note B-1	$106,000,000	$106,000,000	BBCMS 2018-CHRS	No
Note B-2	$63,600,000	$63,600,000	BBCMS 2018-CHRS	No
Note B-3	$42,400,000	$42,400,000	BBCMS 2018-CHRS	No
Total	$550,000,000	$550,000,000

Following the lockout period, on any date before February 1, 2028, the Christiana Mall Borrower has the right to defease the Christiana Mall Whole Loan in whole, but not in part. In addition, the Christiana Mall Whole Loan is prepayable without penalty on or after February 1, 2028. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 12, 2021.

The Borrower and the Borrower Sponsors. The borrower is Christiana Mall LLC (the “Christiana Mall Borrower”) a single-purpose Delaware limited liability company structured to be bankruptcy remote with at least two independent directors. Legal counsel to the Christiana Mall Borrower delivered a non-consolidation opinion in connection with the origination of the Christiana Mall Whole Loan. The Christiana Mall Borrower is currently a 50/50 joint venture that is indirectly owned and controlled by GGP Inc. (“GGP”) and PPF Retail, LLC (“PPF”). The Christiana Mall Whole Loan borrower sponsors are GGP and PPF. The non-recourse carve-out guarantors of the Christiana Mall Whole Loan are GGP Nimbus, LP (“GGP Nimbus”) and PPF. GGP Nimbus is the sole guarantor under the losses-only guaranty, while both GGP Nimbus and PPF are jointly and severally liable under the full recourse guaranty. Liability under the full recourse guaranty is capped at 20% of the then current outstanding principal balance of the Christiana Mall Whole Loan.

GGP (NYSE: GGP) is a retail real estate company headquartered in Chicago, Illinois and is an owner and operator of real estate in the United States. According to the Christiana Mall Whole Loan borrower sponsors, GGP owns, manages, leases and develops retail properties throughout the United States. As of March 31, 2018, GGP owned, either entirely or with joint venture partners, 125 retail properties located throughout the United States comprising approximately 122.5 million SF of gross leasable area, which was 95.3% leased. GGP’s portfolio includes Ala Moana Center in Honolulu, Hawaii, Fashion Show in Las Vegas, Nevada, Tysons Galleria in McLean, Virginia, Glendale Galleria in Glendale, California and Water Tower Place in Chicago, Illinois. On March 26, 2018, an affiliate of Brookfield Asset Management Inc., Brookfield Properties Partners L.P. (“BPY”) announced that BPY and GGP have entered into an agreement for BPY to acquire all of the outstanding shares of common stock of GGP other than those shares that were already held by BPY and its affiliates. BPY is a commercial real estate company with approximately $68.0 billion in total assets. According to the Christiana Mall Whole Loan borrower sponsors, GGP is currently in the final stages of transferring a 24.995% indirect interest in the Christiana Mall Borrower to Institutional Mall Investors LLC.

PPF is Morgan Stanley’s Prime Property Fund, which is a diversified core real estate fund managed by Morgan Stanley Real Estate. The fund’s assets include office, retail, multifamily, industrial self-storage and hotel properties located in major real estate markets throughout the United States. As of March 31, 2018, the Prime Property Fund had over $20.0 billion in net asset value.

The Property. The Christiana Mall Property consists of a 779,084 SF portion of the two-story, 1,275,084 SF Christiana Mall, located in Newark, Delaware. The Christiana Mall Property is anchored by Target, Cabela’s, and Cinemark and non-collateral anchors Macy’s, JCPenney, and Nordstrom. In 2017 the collateral and non-collateral anchor tenants generated approximately $198.7 million in sales. No other tenant occupies more than 4.7% of NRA or represents more than 6.0% of underwritten base rent. The Christiana Mall Property features over 130 specialty in-line stores including Apple, Anthropologie, Banana Republic, Barnes & Noble Booksellers, Express, Finish Line, H&M, Microsoft, Pottery Barn, Sephora, Urban Outfitters, Victoria’s Secret, Williams-Sonoma, and Forever 21. Additionally, the Christiana Mall Property includes dining options such as a 10-bay food court and restaurants including Brio,

 A-3-69

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

California Pizza Kitchen, The Cheesecake Factory, J.B. Dawson’s Restaurant, and Panera Bread. Included in the collateral are 6,628 parking spaces (approximately 5.2 spaces per 1,000 SF).

The Christiana Mall Property was built in 1978, and underwent an expansion phase from 2007 to 2014. During such expansion $200.0 million was invested, adding several large format tenants including Nordstrom, Target, Cabela’s, and Cinemark, as well as over 160,000 SF of in-line, restaurant, and exterior facing in-line space.

The Christiana Mall Property was 98.3% leased as of May 31, 2018 to 131 permanent retail and restaurant tenants, and the entire Christiana Mall, including non-collateral tenants, was 98.9% leased as of May 31, 2018. Since 2014, the Christiana Mall has maintained an average occupancy of approximately 99.5% including anchor tenants, with no year-end occupancy falling below 98.9%. Comparable sales for in-line tenants less than 10,000 SF as of the trailing-12 months ending April 30, 2018 were $885 PSF with occupancy costs of 13.4% (including Apple and its 10,705 SF of space, the Christiana Mall Property generated sales PSF of $2,504 with an occupancy cost of 4.7%).

The following table presents certain information relating to the tenancy at the Christiana Mall:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	% of SF	Annual UW Base Rent PSF	Annual UW Base Rent	% of Total Annual UW Base Rent	4/30/2018 TTM Sales(3)			Lease Expiration Date
							$	PSF	Occ. Cost(4)
Major Tenants
Target	A-/A2/A	145,312	18.7%	$0.00	$0	0.0%	$52,000,000	$358	N/A	12/31/2036(6)
Cabela’s	NR/NR/NR	100,000	12.8%	$10.21	$1,021,250	2.8%	$50,782,999	$508	2.0%	1/31/2035(7)
Cinemark	NR/NR/BB	50,643	6.5%	$22.30	$1,129,339	3.1%	$7,251,437	$604,286(5)	15.6%	11/30/2029(8)
Barnes & Noble Booksellers	NR/NR/NR	36,803	4.7%	$20.38	$750,000	2.1%	$7,894,999	$215	9.5%	1/31/2020(9)
Forever 21	NR/NR/NR	27,300	3.5%	$78.21	$2,135,133	6.0%	$6,494,724	$238	32.9%	1/31/2020
H&M	NR/NR/NR	20,160	2.6%	$45.60	$919,371	2.6%	$6,381,061	$317	14.4%	2/28/2021(10)
Anthropologie	NR/NR/NR	10,967	1.4%	$68.43	$750,455	2.1%	$1,637,845	$149	45.8%	1/31/2021(11)
Victoria’s Secret	NR/NR/NR	10,830	1.4%	$60.00	$649,800	1.8%	$6,484,521	$599	10.0%	1/31/2024
Apple	NR/Aa1/AA+	10,705	1.4%	$109.85	$1,175,974	3.3%	$488,995,320	$45,679	0.2%	1/31/2023
Gap/Gap Kids/Baby Gap	NR/Baa2/BB+	10,583	1.4%	$59.12	$625,698	1.7%	$3,157,328	$298	19.8%	5/31/2024
Express	NR/NR/NR	10,008	1.3%	$45.75	$457,913	1.3%	$3,175,091	$317	14.4%	1/31/2024
Urban Outfitters	NR/NR/NR	10,000	1.3%	$42.00	$420,000	1.2%	$2,445,323	$245	17.2%	1/31/2021(12)
Total Major Tenants		443,311	56.9%	$33.67(13)	$10,034,934	28.0%
Other Tenants(14)		322,372	41.4%	$82.30	$25,834,705	72.0%	$250,347,499	$885(15)	13.4%(15)
Occupied Collateral Total		765,683	98.3%	$58.62(13)(14)	$35,869,639	100.0%
Vacant Space		13,401	1.7%
Collateral Total		779,084	100.0%

Non-Collateral Tenants
Macy's	BBB/Baa3/BBB-	215,000		N/A	N/A	N/A	$48,000,000	$223	N/A	12/31/2028
JCPenney	B/B3/B-	158,000		N/A	N/A	N/A	$21,000,000	$133	N/A	12/31/2028
Nordstrom	BBB+/Baa1/BBB+	123,000		N/A	N/A	N/A	$19,707,999	$160	N/A	12/31/2028
Property Total		1,275,084

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Macy’s, JCPenney and Target are not required to report sales. Their sales figures represent 2017 estimates provided by the respective tenants. 4/30/2018 TTM Sales were not available for Macy’s, JCPenney and Target; thus, 2017 estimates were utilized. Additionally, Nordstrom reports sales on an annual basis; thus, sales figures reflect 2017 sales.

(4)	Occ. Cost is based on the Annual UW Base Rent and 4/30/2018 TTM Sales.

(5)	Cinemark sales PSF reflect sales per screen (12 screens).

(6)	See “Target Purchase and Put Options” below for further discussion.

(7)	Cabela’s has eight, five-year renewal options remaining.

(8)	Cinemark has three, five-year renewal options remaining.

(9)	Barnes & Noble Booksellers has two, five-year renewal options remaining.

(10)	H&M has one, five-year renewal option remaining.

(11)	Anthropologie has one, five-year renewal option remaining.

(12)	Urban Outfitters has one, five-year renewal option remaining.

(13)	Target’s Tenant SF is excluded from this calculation as it has no attributable Annual UW Base Rent.

(14)	Other Tenants include 1,553 SF for one temporary tenant with an expiration date in May 2019 and 6,907 SF of kiosk, antenna and storage tenants with no attributable Annual UW Base Rent that are excluded from the Annual UW Base Rent PSF calculation.

(15)	4/30/2018 TTM Sales PSF and Occ. Cost are based on the 293,398 SF of other tenants that report earnings.

 A-3-70

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

The following table presents certain information relating to the lease rollover schedule at the Christiana Mall Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling(4)	SF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(5)(6)	Total UW Base Rent Rolling(6)	Approx. % of Total Rent Rolling(6)	Approx. Cumulative % of Total Rent Rolling(6)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	5	9,964	1.3%	1.3%	$91.41	$910,842	2.5%	2.5%
2019	14	21,935	2.8%	4.1%	$102.28	$2,084,627	5.8%	8.4%
2020	18	114,468	14.7%	18.8%	$52.97	$6,063,941	16.9%	25.3%
2021	21	105,128	13.5%	32.3%	$61.19	$6,432,376	17.9%	43.2%
2022	9	19,976	2.6%	34.8%	$105.10	$2,099,539	5.9%	49.0%
2023	13	33,728	4.3%	39.2%	$92.86	$3,132,006	8.7%	57.8%
2024	12	50,843	6.5%	45.7%	$75.58	$3,842,731	10.7%	68.5%
2025	13	37,189	4.8%	50.5%	$99.90	$3,715,274	10.4%	78.8%
2026	14	39,768	5.1%	55.6%	$98.44	$3,914,722	10.9%	89.8%
2027	3	9,078	1.2%	56.7%	$52.96	$480,791	1.3%	91.1%
2028	3	4,742	0.6%	57.4%	$96.81	$459,072	1.3%	92.4%
2029 & Beyond(7)	6	318,864(8)	40.9%	98.3%	$16.40(9)	$2,733,718	7.6%	100.0%
Vacant	0	13,401	1.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	131	779,084	100.0%		$58.62	$35,869,639	100.0%

(1)	Information obtained from the underwritten rent roll for leases in place as of May 31, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Includes executed leases that have not yet commenced as of May 31, 2018.

(4)	# of Leases Rolling and SF Rolling include 1,553 SF for one temporary tenant with an expiration date in May 2019 and 6,907 SF of kiosk, antenna and storage tenants. No UW Base Rent was attributed to their respective leases.

(5)	Wtd. Avg. UW Base Rent PSF Rolling excludes 1,553 SF for one temporary tenant, 6,907 SF of kiosk, antenna and storage tenants, vacant space and Target’s space.

(6)	UW Base Rent includes contractual rent steps of $1,226,247 taken through July 2019.

(7)	UW Base Rent PSF Rolling excludes Target’s space (145,312 SF) from the calculation.

(8)	Includes 6,907 SF of kiosk, antenna and storage tenants.

(9)	Excludes 6,907 SF of kiosk, antenna and storage tenants.

The following table presents historical occupancy percentages at the Christiana Mall Property:

Historical Occupancy
12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)(2)	12/31/2017(1)(2)	5/31/2018(2)(3)
99.2%	99.3%	99.8%	99.0%	98.3%

(1)	Information obtained from the Christiana Mall Borrower.

(2)	Historical occupancy of the Christiana Mall including the non-collateral anchors was 99.5%, 99.5%, 99.9%, 99.4%, and 98.9% respectively.

(3)	Information obtained from the underwritten rent roll.

The following table presents historical in-line sales at the Christiana Mall Property:

Historical In-line Tenant Sales Summary(1)
Year	Sales PSF w/ Apple	Occupancy Cost w/ Apple	Sales PSF w/o Apple	Occupancy Cost w/o Apple
2014	$3,733	2.8%	$699	14.8%
2015	$2,750	3.9%	$786	13.8%
2016	$1,660	6.8%	$821	13.8%
2017	$2,038	5.8%	$887	13.4%
4/30/2018 TTM	$2,504	4.7%	$885	13.4%

(1)	Information as provided by the borrower sponsors and only includes tenants reporting comparable sales.

 A-3-71

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

The following table presents historical anchor sales at Christiana Mall:

Historical Anchor Tenant Sales Summary(1)
Year	Target Sales $ mil / Sales PSF(2)	Cabela’s Sales $ mil / Sales PSF	Cinemark Sales $ mil / Sales PSF(3)	JCPenney Sales $ mil / Sales PSF(2)(4)	Macy’s Sales $ mil / Sales PSF(2)(4)	Nordstrom Sales $ mil / Sales PSF(2)(4)
2014	$56.0 / $385	N/A	N/A	$22.0 / $139	$56.0 / $260	$25.1 / $204
2015	$60.0 / $413	$57.9 / $579	$8.0 / $665,953	$22.0 / $139	$57.0 / $265	$25.0 / $203
2016	$52.0 / $358	$50.6 / $506	$8.4 / $697,866	$20.0 / $127	$52.0 / $242	$24.1 / $196
2017	$52.0 / $358	$50.8 / $508	$7.3 / $604,286	$21.0 / $133	$48.0 / $223	$19.7 / $160
4/30/2018 TTM	$52.0 / $358	$50.8 / $508	$7.3 / $604,286	$21.0 / $133	$48.0 / $223	$19.7 / $160

(1)	Information is estimated and is provided by the Christiana Mall Borrower.

(2)	Macy’s, JCPenney and Target are not required to report sales. Their sales figures represent 2017 estimates provided by the respective tenants. 4/30/2018 TTM sales were not available for Macy’s, JCPenney and Target; thus, 2017 estimates were utilized. Additionally, Nordstrom reports sales on an annual basis; thus, sales figures reflect 2017 sales.

(3)	Cinemark Sales PSF reflect sales per screen (12 screens).

(4)	JCPenney, Macy’s and Nordstrom do not serve as collateral for the Christiana Mall Whole Loan.

The Market. The Christiana Mall Property is located in the southeast quadrant of the intersection of Route 7 and Interstate 95 in Newark, Delaware. Delaware is one of only five U.S. states with no sales tax, and according to the appraisal, the Christiana Mall Property is the closest super regional shopping center without sales tax to several surrounding states. According to the appraisal, Interstate 95 serves the region and offers direct access to Philadelphia and New York City to the north and Baltimore and Washington D.C. to the south. The Christiana Mall Property is directly off Interstate 95 with over 200,000 vehicles passing by daily. A $150.0 million upgrade to Interstate 95 has been completed, including the addition of an exit dedicated to Christiana Mall. The Christiana Mall Property is approximately 10 miles from each of Maryland, Pennsylvania, and New Jersey. US Highway 1, DE Routes 2, 7, and 273, and Interstates 95, 295, and 495 all serve the area. Interstate 295, with access to the Delaware Memorial Bridge, leading to New Jersey, New York, and New England, lies approximately four miles northeast of the mall.

The Christiana Mall Property is located in a growing, suburban area, with access to the traffic arteries connecting the surrounding metropolitan area. The Christiana Mall Property caters to two large universities within a seven-mile radius, University of Delaware and Wilmington University, which are home to a combined 38,000 students and 5,000 employees. The Christiana Mall Property is located in the Philadelphia metropolitan statistical area, which is home to 14 Fortune 500 companies of which two (DuPont and Chemours) are located in Wilmington, Delaware.

According to the appraisal, the estimated 2017 population within the Christiana Mall Property’s primary trade area was 680,683. The estimated 2017 average household income in the trade area was $90,061. The primary trade area has been established by zip codes based on a shopper intercept survey. From 2000 to 2017, the trade area experienced a compound annual population growth rate of approximately 0.9% and an annual household income growth rate of approximately 2.0%.

The table below presents certain information relating to seven comparable properties to the Christiana Mall identified by the appraisal:

Comparable Properties(1)
Property, Location	Property Type	Year Built/ Renovated	Size (SF)	Occ. %	Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Christiana Mall Newark, DE	Super Regional Mall	1978/2014	1,275,084(2)	98.3%(3)	$885(4)	Macy’s, JCPenney, Target, Nordstrom, Cabela’s, Cinemark(4)	N/A
Primary Competition
Concord Mall Wilmington, DE	Super Regional Mall	1969/1984	960,000	86.0%	$395	Boscov’s, Macy’s Sears	13.5
Springfield Mall Springfield, PA	Super Regional Mall	1964/1997	610,582	97.0%	$424	Macy’s, Target	26.6
Exton Square Mall Exton, PA	Super Regional Mall	1973/2000	1,088,000	84.0%	$316	Boscov’s, Macy’s, Main Line Health Center, Sears, Round 1	30.2
Secondary Competition
Dover Mall Dover, DE	Super Regional Mall	1982/1997	928,194	93.0%	$410	AMC Cinema, Boscov’s, Dick’s Sporting Goods, JCPenney, Macy’s, Sears	39.2
King of Prussia Mall King of Prussia, PA	Super Regional Mall	1962/1995	2,391,105	96.0%	$805	Bloomingdale’s, JCPenney, Lord & Taylor, Macy’s, Neiman Marcus, Nordstrom, Sears	41.6
Cherry Hill Mall Cherry Hill, NJ	Super Regional Mall	1961/2009	1,305,813	97.0%	$659	JCPenney, Macy’s, Nordstrom	44.3
Towson Town Center Towson, MD	Super Regional Mall	1958/2007	1,063,549	92.0%	$495	Macy’s, Nordstrom, Crate & Barrel, Nordstrom Rack	63.6

Source: Appraisal

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Based on the underwritten rent roll for the Christina Mall Property and including the non-collateral anchor tenants.

(3)	Occ. % reflects collateral tenants at the Christiana Mall Property. The Christiana Mall was 98.9% occupied as of May 31, 2018 when including the non-collateral anchor tenants.

(4)	Based on 4/30/2018 TTM sales for comparable in-line tenants occupying less than 10,000 SF. Macy’s, JCPenney and Nordstrom do not serve as collateral for the Christiana Mall Whole Loan.

 A-3-72

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Christiana Mall Property:

Cash Flow Analysis
	2015	2016	2017	5/31/2018 TTM	UW	UW PSF
Base Rent(1)(2)	$32,684,203	$34,240,787	$34,477,828	$34,558,591	$35,869,639	$46.04
Vacant Space	$0	$0	$0	$0	$1,638,466	$2.10
Percentage Rent	$0	$0	$6,575	$7,770	$0	$0.00
Total Recoveries	$13,257,802	$13,807,251	$13,491,109	$13,425,783	$14,157,327	$18.17
Specialty Leasing	$2,714,827	$2,749,431	$2,713,432	$2,759,788	$2,876,610	$3.69
Other Income(3)	$3,469,234	$3,343,004	$3,369,589	$3,277,797	$3,356,447	$4.31
Less Vacancy	$0	$0	$0	$0	($1,638,466)	($2.10)
Effective Gross Income	$52,126,066	$54,140,474	$54,058,534	$54,029,729	$56,260,022	$72.21
Total Operating Expenses	$10,208,012	$10,182,915	$10,544,365	$10,479,303	$9,514,932	$12.21
Net Operating Income(1)	$41,918,054	$43,957,559	$43,514,169	$43,550,426	$46,745,090	$60.00
Capital Expenditures	$0	$0	$0	$0	$106,754	$0.14
TI/LC	$0	$0	$0	$0	$533,772	$0.69
Net Cash Flow	$41,918,054	$43,957,559	$43,514,169	$43,550,426	$46,104,564	$59.18

Occupancy %(4)	99.3%	99.8%	99.0%	98.3%	96.8%
NOI DSCR(5)	2.86x	3.00x	2.97x	2.97x	3.19x
NCF DSCR(5)	2.86x	3.00x	2.97x	2.97x	3.15x
NOI Debt Yield(5)	12.4%	13.0%	12.9%	12.9%	13.8%
NCF Debt Yield(5)	12.4%	13.0%	12.9%	12.9%	13.6%

(1)	UW Base Rent includes contractual rent steps of $1,226,247 taken through July 2019. The increase in UW Net Operating Income over the 5/31/2018 TTM is primarily due to (i) the contractual rent steps and (ii) $643,284 for tenants who have signed leases but have not occupied their space by May 31, 2018.

(2)	UW Base Rent includes $643,284 for tenants who have signed leases but have not occupied their space by May 31, 2018 including Tilly’s (4,999 SF), Xfinity (4,014 SF), Lolli and Pops (2,400 SF), Jamba Juice (246 SF) and Bath and Body Works (209 SF). UW Base Rent excludes Teavana (1,020 SF) who is currently dark and not occupying its space and bankrupt tenants Icing by Claire’s (1,979 SF), Claire’s (1,239 SF) and the Walking Company (1,582 SF).

(3)	Other Income includes overage rent, storage and other income.

(4)	UW Occupancy % is based on the underwritten economic vacancy of 3.2%. The Christiana Mall Property was 98.3% occupied as of May 31, 2018.

(5)	The debt service coverage ratios and debt yields shown are based on the Christiana Mall Senior Loan.

Escrows and Reserves. The Christiana Mall Whole Loan documents provide for upfront reserves of $1,804,093 for outstanding tenant improvements and/or leasing commissions. During a Cash Sweep Event Period (as defined below) the Christiana Mall Borrower is required to deposit monthly (i) 1/12 of the estimated annual real estate taxes, (ii) 1/12 of the estimated annual insurance premiums (except to the extent that the insurance required is maintained under a blanket insurance policy), (iii) $10,065 for replacement reserves subject to a cap of $241,565 and (iv) $60,391 for tenant improvements and leasing commissions subject to a cap of $1,449,387.

Lockbox and Cash Management. The Christiana Mall Whole Loan is structured to have a hard lockbox and springing cash management. The Christiana Mall Whole Loan documents require that all rents received by the Christiana Mall Borrower or the property manager be deposited into the lockbox account within three business days of receipt. Funds in the lockbox account, absent the continuance of a Cash Sweep Event Period, are required to be transferred daily to a Christiana Mall Borrower operating account. Upon the first occurrence of a Cash Sweep Event Period, the Christiana Mall Borrower is required to establish a cash management account under the sole control of the lender, to which during a Cash Sweep Event Period all amounts in the lockbox account are required to be automatically transferred daily for the payment of, among other things, debt service, monthly escrows, default interest and late payment charges. Any remaining funds after such disbursements are required to be distributed to the Christiana Mall Borrower.

A “Cash Sweep Event Period” will occur during the earliest of: (i) an event of default under the Christiana Mall Whole Loan; (ii) any bankruptcy action of the Christiana Mall Borrower; (iii) any bankruptcy action of the guarantors or any replacement guarantor or guarantors; or (iv) the debt service coverage ratio falling below 1.35x for two consecutive quarters. A Cash Sweep Event Period will end if: (w) with respect to clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing; (x) with respect to clause (ii) above, such bankruptcy action is discharged; (y) with respect to clause (iii) above, (A) the Christiana Mall Borrower replaces the guarantor subject to such bankruptcy action with either (1) a replacement guarantor having an aggregate net worth of at least $500,000,000 and liquidity of at least $25,000,000, in each case exclusive of such person’s interest in the Christiana Mall Property or otherwise acceptable to the lender or (2) PPF or (so long as Institutional Mall Investors LLC is a Qualified Equityholder (as defined below) and has an aggregate net worth of $500,000,000 exclusive of any interest in the Christiana Mall Property) Institutional Mall Investors LLC, and one such substitute guarantor has assumed all obligations of such guarantor under each guaranty and environmental indemnity or executed an acceptable replacement guaranty, and the Christiana Mall Borrower has delivered an insolvency opinion, a rating agency confirmation if required by the lender, and a credit check acceptable to the lender as reasonably required by the lender or (B) such bankruptcy action is discharged, stayed, or dismissed within 90 days of filing provided that such filing does not materially affect the guarantor’s ability to pay and perform its obligations in the lender’s reasonable discretion; (aa) with respect to clause (iv), the Christiana Mall Property has achieved a debt service coverage ratio of at least 1.35x for two consecutive quarters.

A “Qualified Equityholder” means GGP, Brookfield Asset Management Inc., BPY, PPF, Institutional Mall Investors LLC, or any one of the following persons who is not a “prohibited person” as defined in the Christiana Mall Whole Loan documents: (i) a pension fund, pension plan, pension trust, or pension account that (a) has total real estate assets of at least $1,000,000,000 (exclusive of the Christiana Mall Property) and (b) is managed by a person who controls at least $2,000,000,000 of real estate equity assets (exclusive of the Christiana Mall Property); (ii) a pension fund advisor who (a) immediately

 A-3-73

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

prior to such transfer controls at least $1,000,000,000 of real estate equity assets (exclusive of the Christiana Mall Property) and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; (iii) any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension trust, pension account, pension advisory firm, real estate investment trust, commingled pension trust fund, private equity fund, mutual fund, government entity or plan, real estate company, investment fund or institutional entity substantially similar to any of the foregoing, provided in each case that such institution has total assets (in name or under management) in excess of $1,500,000,000 (exclusive of the Christiana Mall Property) and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $1,000,000,000 (exclusive of the Christiana Mall Property) which is regularly engaged in the business of making or owning loans secured by, owning and/or operating properties similar to the Christiana Mall Property; (iv) any entity that controls GGP, Brookfield Asset Management Inc. or BPY; (v) any person approved by the lender and, after a securitization, for which the lender has received rating agency confirmation; (vi) any subsidiary that is at least 50.0% owned and controlled (which control may be subject to the rights of other persons to approve certain major decisions of the Christiana Mall Borrower by an entity or entities satisfying any of clauses (i) through (v) above or (vii) below; (vii) an entity that owns, directly or indirectly, at least five shopping centers in the United States having an aggregate square footage of at least 3.0 million SF and such entity has a net worth greater than $1,000,000,000 (exclusive of the Christiana Mall Property); or (viii) a Qualified Institutional Lender (as defined below) in connection with any pledge of direct or indirect (as applicable) permitted ownership interests in the Christiana Mall Borrower.

A “Qualified Institutional Lender” means one or more of the following: (a) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension trust, pension account or pension advisory firm, mutual fund, government entity or plan, or any entity substantially similar to any of the entities described in this subsection (a), provided in each case that such entity (i) has total assets (in name or under management) in excess of $1,500,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $1,000,000,000; and (ii) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and/or operating commercial mortgaged properties, (b) or any controlled subsidiary of any entity described in the above clause (a), provided that such subsidiary has total assets (in name or under management) in excess of $1,500,000,000 (exclusive of the Christiana Mall Property) and (except with respect to an institution substantially similar to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $1,000,000,000 (exclusive of the Christiana Mall Property), (c) any entity controlled by, controlling or under common control with any of the entities described in either of the above clauses (a) or (b), (d) prior to a securitization, an entity reasonably approved in writing by the lender, (e) after a securitization, an entity for which the Christiana Mall Borrower will have received a rating agency confirmation in connection with such pledge of direct or indirect equity interests to such entity, or (f) any person acting in its capacity as administrative agent, collateral agent, trustee or similar capacity on behalf of any of the entities described in clauses (a) through (e) above.

Additional Secured Indebtedness (not including trade debts). Barclays Bank PLC, Société Générale, and Deutsche Bank AG, New York Branch funded the subordinate Christiana Mall B Notes to Christiana Mall LLC, a Delaware limited liability company. The Christiana Mall B Notes accrue interest at a rate of 4.2775% per annum and are coterminous with the Christiana Mall Senior Loan. The holders of the Christiana Mall Mortgage Loan, the Christiana Mall Senior Loan and the Christiana Mall B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Christiana Mall Whole Loan.

Mezzanine Loan and Preferred Equity. The Christiana Mall Borrower has the one-time right to obtain a mezzanine loan subject to terms and conditions set forth in the Christiana Mall Whole Loan documents including that (i) no event of default is continuing, (ii) the principal amount of the permitted mezzanine debt is not greater than an amount equal to the amount which will yield (x) an aggregate loan-to-value ratio that does not exceed 95.0% of the origination date loan-to-value ratio (52.9%) and (y) an aggregate forward looking debt service coverage ratio that is not less than 105.0% of the origination date debt service coverage ratio as determined by the lender (1.82x), (iii) the lender has received a rating agency confirmation, (iv) a market intercreditor agreement acceptable to the lender is executed, and (v) the mezzanine loan is interest-only and coterminous with the Christiana Mall Mortgage Loan.

Real Estate Substitution/Expansion. If no event of default is continuing, the Christiana Mall Borrower may substitute the fee or leasehold interest to a parcel of real property at or adjacent to the related mall (each, an “Acquired Parcel”) in connection with the release of one or more parcels of the Christiana Mall Property (each, an “Exchange Parcel”), provided that, among other conditions, (i) the Christiana Mall Borrower provides at least 20 days’ prior written notice, (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, (iii) the Exchange Parcel is vacant, non-income producing and unimproved or improved only by landscaping facilities that are readily relocatable or surface parking areas, (iv) the Christiana Mall Borrower pays the lender a fee in the amount of $10,000, along with any reasonable out-of-pocket expenses incurred by the lender, (v) the Christiana Mall Borrower delivers a satisfactory environmental report relating to the Acquired Parcel and (vi) after giving effect to such substitution, the loan-to-value ratio is less than or equal to 125%, provided that the Christiana Mall Borrower may prepay the “qualified amount” in order to meet such loan-to-value ratio. In addition, the Christiana Mall Borrower may, in its sole discretion, obtain an expansion parcel (an “Acquired Expansion Parcel”) acquired in accordance with the terms and conditions in the Christiana Mall Whole Loan documents, provided that, among other conditions, (i) the Christiana Mall Borrower satisfies the requirements in clauses (i), (iv) and (v) above. In the event that the Christiana Mall Borrower obtains an Acquired Expansion Parcel, such Acquired Expansion Parcel will also become collateral for the Christiana Mall Whole Loan. See “Description of the Mortgage Pool—Releases; Partial Releases”.

Release of Property. If no event of default is continuing, the Christiana Mall Borrower is permitted to release from the lien of the mortgage the Cabela’s parcel and/or the Cinemark parcel (each, an “Outlot Parcel”) (or a portion thereof) in connection with the transfer of the fee simple interest in such Outlot Parcel (or portion thereof) to a transferee which is not an affiliate of Christiana Mall Borrower that is either a national tenant or approved by the lender in its reasonable discretion, upon the Christiana Mall Borrower’s satisfaction of certain conditions, including, among other things: (i) the Christiana Mall Borrower making a partial prepayment of the Christiana Mall Whole Loan by an amount equal to the greatest of (a) 125% of the allocated loan amount (i.e., $8,400,000 with respect to the Cabela’s parcel and $6,600,000 with respect to the Cinemark parcel) for such Outlot Parcel, (b) the net sales proceeds received by the Christiana Mall Borrower with respect to such transfer and (c) any “qualified amount” necessary to comply with any applicable REMIC requirement described in clause (iii) below, which partial prepayment, if made prior to the open period, will be accompanied by a payment of the yield maintenance premium payment (calculated based upon the amount prepaid); provided, however, that in lieu of making any such prepayment, at the Christiana Mall Borrower’s election prior to the release of the Outlot Parcel in question, the Christiana Mall Borrower may either (i) deposit cash with the lender in the amount of such prepayment (exclusive of the yield maintenance premium payment) as additional reserve funds, which the lender will hold in an additional reserve account, or (ii) deliver to the lender a letter of credit in the amount of such prepayment (exclusive of the yield maintenance premium payment) (the Christiana Mall Borrower will have the option of having such reserve funds or letter of credit, as applicable, returned to the Christiana Mall Borrower with the payment to the lender of the amounts required pursuant to clause (a) above with respect to the Outlot Parcel in question (inclusive of any yield maintenance premium payment that may be due and payable as of the date of such prepayment); (ii) upon request by the lender, delivery of a

 A-3-74

132 Christiana Mall Newark, DE 19702	Collateral Asset Summary – Loan No. 8 Christiana Mall	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 32.5% 3.15x 13.8%

REMIC opinion; (iii) the loan-to-value ratio immediately after the release of the applicable Outlot Parcel being less than or equal to 125%, provided that the Christiana Mall Borrower may prepay the “qualified amount” (with payment of the yield maintenance premium calculated based upon the amount prepaid), in order to meet the foregoing loan-to-value ratio; and (iv) delivery of rating agency confirmation. In addition, the Christiana Mall Borrower may obtain release of certain vacant, non-income producing and unimproved land or land improved only by landscaping, utility facilities that are readily relocatable or surface parking areas (the “Release Parcel”) provided, among other conditions, (a) the Christiana Mall Borrower delivers at least 10 days’ prior written notice, (b) the Christiana Mall Borrower delivers to the lender satisfactory evidence that the Release Parcel is (x) not necessary for the Christiana Mall Borrower’s operation or use of the Christiana Mall Property for its then-current use and (y) may be readily separated from the Christiana Mall Property without a material diminution in the value of the Christiana Mall Property, (c) after giving effect to such release, the loan-to-value ratio immediately is less than or equal to 125%, and the borrower prepays the “qualified amount” necessary in order to satisfy such ratio, (d) the Christiana Mall Borrower pays to the lender a fee in the amount of $10,000, along with any related out-of-pocket expenses, and (e) the Christiana Mall Borrower delivers a rating agency confirmation from each applicable rating agency for any such release, provided, however, that such condition will not apply to an Acquired Expansion Parcel. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Releases; Partial Releases”.

Target Purchase and Put Options. Target constructed its own store on a 10.15-acre site which is ground leased from the Christiana Mall Borrower. The ground lease agreement with Target provides that Target has a fair market value purchase option to acquire the fee interest from the Christiana Mall Borrower in the Target property at any time during the ground lease term. The ground lease with Target has an initial term which runs through December 2036 and also includes five, 10-year renewal options and one final, five-year renewal option. The ground lease does not have any minimum rent but does require Target to make a contribution (currently $139,557 per year) towards the common area maintenance (“CAM”). The Target ground lease states, should Target exercise its purchase option, Target would still be obligated to pay its CAM contribution to the Christiana Mall Borrower through its lease term. The appraisal concluded that the exclusion of Target from the Christiana Mall Property in the appraisal would not affect the value of the Christiana Mall Property.

The lender will release the Target parcel from the lien of the mortgage in the event Target exercises its purchase option pursuant to the terms of the Target lease. Such release is subject to satisfaction of certain conditions, which include, but are not limited to: (i) such purchase option may not be exercised in the event that (a) the Christiana Mall Borrower, or controlling affiliate of the Christiana Mall Borrower, acquires Target’s interest under its lease and (b) such option had not therefore been exercised in accordance with Target’s lease; (ii) if the loan-to-value ratio immediately after the release of the Target parcel is less than or equal to 125%, the Christiana Mall Borrower repays the “qualified amount” (with payment of the yield maintenance premium amount calculated based upon the amount prepaid), in order to meet the foregoing loan-to-value ratio; (iii) the Christiana Mall Borrower causes all proceeds from the sale of the Target parcel to be deposited into the clearing account to be applied in the same manner as rents; and (iv) the Christiana Mall Borrower pays a fee in the amount of $10,000.

Pursuant to the terms set forth in the Target lease, Target has the unilateral right to require the Christiana Mall Borrower to purchase the improvements located on the Target parcel owned by Target (the “Target Improvements”) and/or, if Target is then the fee owner of the Target parcel (pursuant to the exercise of its purchase option or otherwise), the fee interest in the Target parcel, for the lesser of fair market value or book value (the “Put Option”). On or prior to the anticipated date of the conveyance of the Target Improvements pursuant to the exercise by Target of the Put Option, the Christiana Mall Borrower must execute and deliver to the lender any amendment or modification to the mortgage or similar documents reasonably necessary in order to confirm that the lien of the mortgage attaches to the Target Improvements, in form and substance reasonably satisfactory to the lender. See “Description of the Mortgage Pool—Property Types—Retail Properties”.

Terrorism Insurance. The Christiana Mall Borrower is required to obtain and maintain property insurance for full replacement cost, public liability insurance, and rental loss and/or business interruption insurance for 36 months plus 12 months of extended indemnity that covers perils of terrorism and acts of terrorism, provided, in the event that the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar statute is not in effect, the Christiana Mall Borrower will only be obligated to carry terrorism insurance if commercially available and, in such event, subject to a cap equal to two times the premium for the Christiana Mall Property and business interruption coverage.

 A-3-75

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

 A-3-76

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

PAD H
PAD C
HOBBY LOBBY
GRADE POWER
SportClips
Publix
Academy
UH
Hampton Inn
CB&S Bank
BBVA Compass
ZAXBY'S
AMC THEATRES
Fitness Xpress
SEW PRECIOUS
CACHE SALON
SUSHI VILLAGE
TAZIKI'S
UBREAKIFIX
The Melting Pot
COWBOYS
DOUBLE OAK ANIMAL CLINIC
Walgreens
DOUG BAKER BLVD
Anchor / Major
Inline
Vacant
Pad Ready
Not Part of Collateral

 A-3-77

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

Village at Lee Branch II
1201 Doug Baker Boulevard
Birmingham, AL 35242
BIRMINGHAM
Birmingham-Shuttlesworth Intl. Airport
East Birmingham
Irondale
Central City
College Hills
Downtown
West End Manor
Mountain Brook
JEFFERSON COUNTY
Homewood
Vestavia Hills
Samford University
Hoover
Bessemer
SHELBY COUNTY
Indian Springs Village
Oak Mountain State Park
Oak Mountain Lake
Lake Purdy
Pelham
Helena
The Village at Lee Branch
The Summit Birmingham
Brookwood Medical Ctr.
Riverchase Galleria
EBSCO Information Services
Birmingham United Soccer Association
AMTRAK
CHATTANOOGA
HUNTSVILLE
ATLANTA
MISSISSIPPI
ALABAMA
GEORGIA
FLORIDA
MONTGOMERY
MOBILE
TALLAHASSEE
Tuscaloosa
Columbus
Auburn
Macon
Dothan
Decatur
Gadsden
Anniston
Marietta
Meridian
Hattiesburg
Biloxi
Gulfport
Pensacola
Destin
Gulf of Mexico

 A-3-78

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Original Balance:	$21,000,000			Location:	Birmingham, AL 35242
Cut-off Date Balance:	$21,000,000			General Property Type:	Retail
% of Initial Pool Balance:	3.2%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee Simple
Borrower Sponsors:	Stephen M. LaMastra; Moshe Manoah			Year Built/Renovated:	2004/N/A
Mortgage Rate:	5.7500%			Size:	223,300 SF
Note Date:	10/18/2018			Cut-off Date Balance per SF:	$94
First Payment Date:	12/6/2018			Maturity Date Balance per SF:	$81
Maturity Date:	11/6/2028			Property Manager:	Star Commercial, LLC (borrower-related)
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	12 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(2):	$2,246,832
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	10.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	12.4%
Additional Debt Type:	N/A			UW NCF DSCR:	1.63x (IO)	1.35x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(2):	$2,008,504 (8/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,040,270 (12/31/2017)
Reserves(1)				3rd Most Recent NOI:	$1,737,592 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.3% (8/1/2018)
RE Tax:	$0	$29,168	N/A	2nd Most Recent Occupancy:	92.7% (12/31/2017)
Insurance:	$31,077	$3,108	N/A	3rd Most Recent Occupancy:	91.5% (12/31/2016)
Replacements:	$0	$2,791	N/A	Appraised Value (as of):	$34,500,000 (6/29/2018)
TI/LC:	$500,000	$18,608	$500,000	Cut-off Date LTV Ratio:	60.9%
Deferred Maintenance:	$5,750	$0	N/A	Maturity Date LTV Ratio:	52.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,000,000	98.7%	Loan Payoff:	$20,072,092	94.3%
Borrower Equity:	$281,761	1.3%	Reserves:	$536,827	2.5%
			Closing Costs:	$672,842	3.2%
Total Sources:	$21,281,761	100.0%	Total Uses:	$21,281,761	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	UW NOI increased more than 10% compared to the Most Recent NOI due to (i) rent steps through December 1, 2019 being included in the underwriting, (ii) real estate taxes being underwritten based on the actual 2018 tax bills of $350,011 compared to the 8/31/2018 TTM real estate tax of $406,915 and (iii) four tenants (Grade Power Learning Center, ATI Physical Therapy, Cache Salon-RELO, and Highland Shoe Company, LLC) commencing their leases in 2018.

The Mortgage Loan. The ninth largest mortgage loan (the “Village at Lee Branch II Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,000,000 secured by a first priority fee mortgage encumbering an anchored retail property known as Village at Lee Branch II (the “Village at Lee Branch II Property”). The proceeds of Village at Lee Branch II Mortgage Loan, together with $281,761 in borrower equity, were used to refinance the Village at Lee Branch II Property, pay closing costs, and fund upfront reserves.

The Borrower and the Borrower Sponsors. The borrower is Monarch at Lee Branch LLC, a Delaware limited liability company (the “Village at Lee Branch II Borrower”). Legal counsel to the Village at Lee Branch II Borrower delivered a non-consolidation opinion in connection with the origination of the Village at Lee Branch II Mortgage Loan. The Village at Lee Branch II Borrower is managed by Monarch Lee Branch Holdings, LLC (100%, Sole Member). Hagshama Birmingham Alabama Platinum LLC owns a 30.538% interest in Monarch Lee Branch Holdings, LLC. The borrower sponsors and non-recourse carveout guarantors of the Village at Lee Branch II Mortgage Loan are Moshe Manoah and Stephen M. LaMastra on a joint and several basis.

Moshe Manoah is a founding member of Crown Holdings Group and is responsible for building existing portfolios, evaluating and executing acquisitions and dispositions as well as the development of real estate opportunities throughout the Southeastern United States. Mr. Manoah entered the real estate business over 25 years ago as the founding member and a general contractor of NRI Construction, Inc. (“NRI”). Mr. Manoah was responsible for all business development at NRI and took the company to over $250 million in revenue. Mr. Manoah has completed over $500 million in residential development, commercial development and re-development of real estate projects. Mr. Manoah, along with a business associate, were the subject of a 2014 Securities and Exchange Commission civil action alleging insider trading. The case was subsequently settled. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

Stephen M. LaMastra is the managing principal of Monarch Investments Group (“Monarch”), an Atlanta based real estate investment firm, and has over two decades of experience in acquiring, developing, financing and managing real estate assets. Mr. LaMastra also serves as president and CEO of Star Commercial, LLC, an affiliated asset and property management company which manages over 2 million SF of real estate. Mr. LaMastra has acquired over $200 million worth of properties in less than 5 years, since refining Monarch’s strategy and model. The non-recourse carveout guarantors of the Village at

 A-3-79

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

Lee Branch II Mortgage Loan are also the non-recourse carveout guarantors of the Shoppes at Centre Pointe Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans”.

The Property. The Village at Lee Branch II Property is a 223,300 SF anchored retail property located in Birmingham, Alabama, within Shelby County, approximately 13.1 miles southeast of the Birmingham central business district. The improvements on the Village at Lee Branch II Property were constructed in 2004 and consist of six, one-story retail buildings. The Village at Lee Branch II Property includes three pad sites, none of which is currently improved with a building and are adjacent to Hobby Lobby and to Baumhower’s. The pad adjacent to Hobby Lobby encompasses approximately 43,403 SF (one anchor/junior anchor pad), and the two pads adjacent to Baumhower’s each encompass approximately 13,429 SF (two small building pads). The Village at Lee Branch II Property is situated on a 39.96-acre site with 1,423 surface parking spaces (approximately 6.37 spaces per 1,000 SF). As of August 1, 2018, the Village at Lee Branch II Property was 94.3% leased to 27 national, regional and local tenants. The Village at Lee Branch II Property is anchored by AMC Theatres (Carmike Cinemas) (67,950 SF) and major tenants include: Hobby Lobby (56,030 SF), Urban Home Market, LLC (16,600 SF), Santa Fe Day Spa (7,200 SF), and Baumhower’s (7,040 SF). The Village at Lee Branch II Property is part of a larger, 506,527 SF retail development that includes the Village at Lee Branch I, an adjoining center anchored by Publix, Academy Sports, Lifeway Christian, and Panera Breads.

Major Tenants.

AMC Theatres (Carmike Cinemas) (67,950 SF, 30.4% of NRA, 33.4% of underwritten base rent). Carmike Cinemas (“Carmike”) was acquired by AMC Entertainment Holdings, Inc. (“AMC”) (NYSE: AMC) in December 2016 for $858.2 million. AMC is the largest operator of movie theatres in the world and offers traditional film programming, independent and foreign films, performing arts, music and sports through its cinema locations. All Carmike theatres have been rebranded to be part of one of the three AMC family of theatres including AMC, AMC Classic, and AMC Dine-In. AMC Classic is designed for smaller mid-sized and suburban markets across the United States and offers more value options for customers. The AMC Classic Theatres include Coca-Freestyle machines, refillable popcorn buckets, and movie nachos. The AMC Classic logo incorporates the folded “C” graphic element from the legacy Carmike brand logo and adopts Carmike’s “America’s Hometown Theatres” tagline. AMC was founded in Kansas City, Missouri in 1920 and currently operates 649 theatres throughout the United States with an average of 12.7 screens per theatre. AMC Theatres has been a tenant at the Village at Lee Branch II Property since 2004 under a lease that commenced July 1, 2004 and expires June 30, 2024, with four, five-year renewal options remaining and no termination options.

Hobby Lobby (56,030 SF, 25.1% of NRA, 19.0% of underwritten base rent). Founded in 1970, Hobby Lobby Stores, Inc. (“Hobby Lobby”) owns and operates a chain of arts and crafts stores in the United States. Hobby Lobby is based in Oklahoma City, Oklahoma and is the largest privately owned arts-and-crafts retailer employing approximately 32,000 employees and operating more than 800 stores in 47 states. Hobby Lobby offers products under various categories including hobbies, picture framing, jewelry making, fabrics, floral and wedding supplies, cards and party ware, baskets, wearable art, home accents and holiday merchandise. Hobby Lobby has been a tenant at the Village at Lee Branch II Property since 2004 under a lease that commenced June 26, 2004 and expires June 30, 2024, with two, five-year renewal options remaining and no termination options.

Urban Home Market, LLC (16,600 SF, 7.4% of NRA, 5.3% of underwritten base rent). Urban Home Market, LLC (“Urban Home Market”) is a home furnishings store that offers both rustic and elegant furniture, lighting, decor and design services and specializes in only new home décor. Founded in 2014 as a spinoff of a Birmingham consignment business, McMahon’s Renaissance Consignment & Marketplace, Urban Home Market has its only location at the Village at Lee Branch II Property. Urban Home Market’s decorators work with a homeowner throughout the entire decorating process and allow the customer to spend the night in their newly decorated home before paying for the project in what the owner refers to as the “live with it, pay for it” system. Urban Home Market has been a tenant at the Village at Lee Branch II Property since 2015 under a lease that commenced April 1, 2015 and expires April 30, 2022, with two, three-year renewal options remaining and no termination options.

Santa Fe Day Spa (7,200 SF, 3.2% of NRA, 4.0% of underwritten base rent). Santa Fe Day Spa is a premier spa, salon, and aesthetic center that serves the Birmingham area. Santa Fe Day Spa specializes in massages, facials, body wraps, manicures, and pedicures. Santa Fe Day Spa has been a tenant at the Village at Lee Branch II Property since 2004 under a lease that commenced December 7, 2004 and expires July 31, 2021, with two, five-year renewal options remaining and no termination options.

Baumhower’s (7,040 SF, 3.2% of NRA, 5.5% of underwritten base rent). Baumhower’s was founded by Bob Baumhower, a retired football player of the University of Alabama and the Miami Dolphins. Baumhower’s is a full service casual sports restaurant that specializes in chicken wings. Baumhower’s restaurants feature athletic décor and televisions. Baumhower’s currently has 10 locations throughout the state of Alabama. Bob Baumhower serves as CEO of Aloha Hospitality International, a restaurant management company that develops and runs the Baumhower’s Victory Grille franchise, as well as Dauphin’s – a fine dining restaurant on the 34th floor of the RSA Trustmark Bank building in downtown Mobile, Alabama. Baumhower’s has been a tenant at the Village at Lee Branch II Property since 2009 under a lease that commenced September 1, 2009 and expires December 31, 2019, with one, five-year renewal option remaining and no termination options.

 A-3-80

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

The following table presents a summary regarding the largest tenants at the Village at Lee Branch II Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF(3)	Most Recently Reported Sales		Occ. Cost %(5)	Lease Expiration
							$(4)	PSF
Anchor Tenants
AMC Theatres (Carmike Cinemas)	B/B2/B+	67,950	30.4%	$837,824	33.4%	$12.33	$4,563,623	$304,242(6)	20.9%	6/30/2024
Total Anchor Tenants		67,950	30.4%	$837,824	33.4%	$12.33

Major Tenants
Hobby Lobby	NR/NR/NR	56,030	25.1%	$476,255	19.0%	$8.50	N/A	N/A	N/A	6/30/2024
Urban Home Market, LLC	NR/NR/NR	16,600	7.4%	$133,464	5.3%	$8.04	N/A	N/A	N/A	4/30/2022
Santa Fe Day Spa	NR/NR/NR	7,200	3.2%	$100,800	4.0%	$14.00	$1,339,623	$186	11.0%	7/31/2021
Baumhower’s	NR/NR/NR	7,040	3.2%	$136,858	5.5%	$19.44	$2,657,511	$377	6.8%	12/31/2019
Fitness Express	NR/NR/NR	6,000	2.7%	$53,280	2.1%	$8.88	N/A	N/A	N/A	9/30/2019
Pablo’s Restaurante Cantina	NR/NR/NR	5,600	2.5%	$86,800	3.5%	$15.50	$680,701	$122	17.9%	5/31/2023
The Melting Pot	NR/NR/NR	5,328	2.4%	$72,000	2.9%	$13.51	$746,700	$140	9.6%	MTM
Revolve Kitchen and Brew	NR/NR/NR	5,152	2.3%	$71,098	2.8%	$13.80	N/A	N/A	N/A	12/31/2027
Total Major Tenants		108,950	48.8%	$1,130,554	45.0%	$10.38

Other Tenants		33,600	15.0%	$542,592	21.6%	$16.15
Vacant		12,800	5.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		223,300	100.0%	$2,510,970	100.0%	$11.93

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales $ reflects the 12-month period ending June 30, 2018 for each tenant reporting sales.

(5)	Occ. Cost % is based on the contractual rent as of the August 1, 2018 rent roll and underwritten reimbursements divided by most recently reported sales.

(6)	Most Recently Reported Sales PSF for AMC Theatres (Carmike Cinemas) represents sales per screen. AMC Theatres (Carmike Cinemas) has 15 screens at the Village at Lee Branch II Property.

The following table presents historical sales information for the tenants at the Village at Lee Branch II Property that are required to present sales information to the Village at Lee Branch II Borrower:

Historical Sales Summary(1)
	3rd Most Recently Reported Sales			2nd Most Recently Reported Sales			Most Recently Reported Sales
Tenant	Sales ($)	Sales PSF	Occ. Cost(2)	Sales ($)	Sales PSF	Occ. Cost(2)	Sales ($)	Sales PSF	Occ. Cost(2)
Tazikl’s Greek Fare	$2,253,077	$626	4.4%	$2,203,754	$612	4.5%	$2,207,695	$613	4.5%
Nails of Grace	N/A	N/A	N/A	$253,997	$106	15.1%	$302,740	$126	12.7%
Sports Clip	$443,816	$370	6.5%	$454,203	$379	6.3%	$462,101	$385	6.2%
Annabell’s Southern Boutique	N/A	N/A	N/A	$243,898	$203	11.5%	$261,307	$218	10.8%
Total/Wtd. Avg.	$2,696,893	$562	4.7%	$3,155,852	$376	6.1%	$3,233,843	$385	6.0%

(1)	Information is based on the underwritten rent roll and sales report as of July 27, 2018.

(2)	Occ. Cost % is based on the base rent as of the August 1, 2018 rent roll and underwritten reimbursements divided by the respective year’s reported sales.

 A-3-81

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

The following table presents certain information relating to the lease rollover at the Village at Lee Branch II Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	5,328	2.4%	2.4%	$13.51	$72,000	2.9%	2.9%
2018	0	0	0.0%	2.4%	$0.00	$0	0.0%	2.9%
2019	4	15,440	6.9%	9.3%	$15.07	$232,738	9.3%	12.1%
2020	4	9,600	4.3%	13.6%	$16.62	$159,552	6.4%	18.5%
2021	7	16,800	7.5%	21.1%	$13.89	$233,376	9.3%	27.8%
2022	4	22,600	10.1%	31.2%	$10.91	$246,600	9.8%	37.6%
2023	3	9,200	4.1%	35.4%	$15.04	$138,328	5.5%	43.1%
2024	2	123,980	55.5%	90.9%	$10.60	$1,314,079	52.3%	95.4%
2025	0	0	0.0%	90.9%	$0.00	$0	0.0%	95.4%
2026	0	0	0.0%	90.9%	$0.00	$0	0.0%	95.4%
2027	1	5,152	2.3%	93.2%	$13.80	$71,098	2.8%	98.3%
2028	1	2,400	1.1%	94.3%	$18.00	$43,200	1.7%	100.0%
2029 & Beyond	0	0	0.0%	94.3%	$0.00	$0	0.0%	100.0%
Vacant	0	12,800	5.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	27	223,300	100.0%		$11.93	$2,510,970	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

The Market. The Village at Lee Branch II Property is located in Birmingham, Alabama in Shelby County, within the Birmingham-Hoover, AL metropolitan statistical area (the “Birmingham MSA”). Encompassing more than 5,332 square miles, the Birmingham MSA is comprised of seven counties. Birmingham is located at the foothills of the Appalachian Mountains at the cross section of two major railroads and was once considered the primary industrial center of the southern United States. Birmingham’s economy is driven by medical research, banking and service-based industries. Located approximately 142 miles west of Atlanta and approximately 85 miles north of Montgomery, Birmingham is a major banking center, ranking ninth in the nation with assets of nearly $200 billion. Birmingham is also home to the corporate HQ for Regions Financial Corporation and BBVA Compass, and major regional operations for State Farm and Allstate. Other major employers within the Birmingham MSA include University of Alabama at Birmingham (“UAB”), the United States Government, Alabama Power Company, Compass Bank, City of Birmingham and Children’s Hospital. UAB is located approximately 12.3 miles northwest of the Village at Lee Branch II Property. As of the fall semester 2017, UAB had a total enrollment of 20,902 and offered 162 degrees.

The Village at Lee Branch II Property is located on U.S. Highway 280, the primary corridor through the Village at Lee Branch II Property’s neighborhood, extending northwest/southeast. Additional primary corridors include Cahaba Valley Road and Valleydale Road. Interstate 459 is at the northwestern boundary of the neighborhood and provides a ring road around the south and east sides of Birmingham. Interstate 65 is west of the neighborhood and provides direct access to Birmingham’s central business district to the north and Montgomery to the south. Interstate 20 extends east/west through the region, providing access to Atlanta, Georgia and Jackson, Mississippi. The neighborhood surrounding the Village at Lee Branch II Property is comprised of office and retail development along the primary corridors, with single-family and multi-family uses along the secondary corridors. Retail development located along U.S. Highway 280 include Village at Lee Branch, The Colonnade, River Ridge, Inverness Corners, Plaza, Heights and Brook Highland Plaza, along with other smaller strip-type and free-standing retail centers. The Summit is an open-air lifestyle center and is considered one of the premier shopping destinations in Alabama. The Summit, located approximately 5.9 miles north of the Village at Lee Branch II Property, is an upscale mixed-use development that opened in the mid-1990s and currently encompasses approximately 1.0 million SF of retail and office space. The Summit features national and regional upscale tenants including Saks Fifth Avenue, Apple, Brooks Brothers, Restoration Hardware, West Elm, Anthropologie, Williams Sonoma, and Vera Bradley. According to the appraisal, the 2018 estimated population within a one-, three-and five-mile radius of the Village at Lee Branch II Property is 3,898, 39,260 and 67,284, respectively. The 2018 estimated average household income within the same radii is $126,170, $128,162 and $124,263, respectively.

According to the appraisal, the Village at Lee Branch II Property is located within the Birmingham retail market which contained approximately 104.0 million SF of retail space as of second quarter of 2018. The Birmingham retail market reported a vacancy rate of 4.4% with an average rental rate of $10.26 per SF. The Birmingham retail market reported positive net absorption of 203,954 SF during the second quarter of 2018. There was 231,681 SF of retail space under construction and year-to-date deliveries totaling 18,500 SF.

According to the appraisal, the Village at Lee Branch II Property is located within the Shelby County retail submarket which contained approximately 12.9 million SF of retail space as of second quarter of 2018. The Shelby County retail submarket reported a vacancy rate of 3.1% with an average rental rate of $15.16 per SF. The Shelby County retail submarket reported positive net absorption of 10,522 SF during the second quarter of 2018. There was 27,775 SF of retail space under construction and no year-to-date deliveries.

 A-3-82

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

The following table presents competitive retail properties with respect to the Village at Lee Branch II Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Village at Lee Branch II 1201 Doug Baker Boulevard Birmingham, AL	Retail	2004/N/A	223,300(1)	94.3%(1)	AMC Theatres	N/A
Village at Lee Branch 410 Doug Baker Boulevard Hoover, AL	Retail	2004/N/A	192,892	97.0%	Publix, Academy Sports	0.3 miles
Inverness Plaza and Corners 100 Inverness Corners Hoover, AL	Neighborhood/Retail	1985/2015	311,262	96.0%	Kohl’s, Winn-Dixie, PGA Superstore, Planet Fitness	3.0 miles
Inverness Village 4700 Highway 280 Birmingham, AL	Neighborhood/Retail	2004/N/A	55,107	100.0%	The Fresh Market, Walgreens	3.1 miles
River Ridge Shopping Center 4610 Highway 280 Birmingham, AL	Power Center/Retail	2001/N/A	172,166	99.0%	Best Buy, Nordstrom Rack, Staples, Cost Plus	3.8 miles
The Colonnade 3409 Colonnade Parkway Birmingham, AL	Neighborhood/Retail	1989/2004	127,031	97.0%	Gold’s Gym	5.4 miles
Cahaba Village 2800 Cahaba Village Plaza Birmingham, AL	Neighborhood/Retail	2007/N/A	115,205	100.0%	Whole Foods	7.0 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Village at Lee Branch II Property:

Cash Flow Analysis
	2015(1)	2016	2017	8/31/2018 TTM	UW	UW PSF
Base Rent(2)	N/A	$2,357,546	$2,385,055	$2,444,582	$2,712,770	$12.15
Total Recoveries	N/A	$485,090	$808,352	$689,504	$743,266	$3.33
Other Income(3)	N/A	$25,912	$31,591	$8,689	$22,064	$0.10
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($201,800)	($0.90)
Effective Gross Income	N/A	$2,868,549	$3,224,997	$3,142,775	$3,276,300	$14.67
Total Expenses	N/A	$1,130,957	$1,184,727	$1,134,271	$1,029,468	$4.61
Net Operating Income(4)	N/A	$1,737,592	$2,040,270	$2,008,504	$2,246,832	$10.06
Capital Expenditures	N/A	$0	$0	$0	$33,495	$0.15
TI/LC	N/A	$0	$0	$0	$223,300	$1.00
Net Cash Flow	N/A	$1,737,592	$2,040,270	$2,008,504	$1,990,037	$8.91

Occupancy %	N/A	91.5%	92.7%	92.5%	94.2%(5)
NOI DSCR (P&I)	N/A	1.18x	1.39x	1.37x	1.53x
NCF DSCR (P&I)	N/A	1.18x	1.39x	1.37x	1.35x
NOI Debt Yield	N/A	8.3%	9.7%	9.6%	10.7%
NCF Debt Yield	N/A	8.3%	9.7%	9.6%	9.5%

(1)	The Village at Lee Branch II Property was acquired in December 2015; therefore, the 2015 cash flow statements are not available.

(2)	UW Base Rent is based on the rent roll dated August 1, 2018 and include (i) rent steps through December 1, 2019 of $25,072 and (ii) vacancy gross up of $201,800.

(3)	Other Income includes miscellaneous income and late charges.

(4)	UW Net Operating Income increased more than 10% compared to the 8/31/2018 TTM Net Operating Income due to (i) rent steps through December 1, 2019 being included in the underwriting, (ii) real estate taxes being underwritten based on the actual 2018 tax bills of $350,011 compared to the 8/31/2018 TTM real estate tax of $406,915 and (iii) four tenants (Grade Power Learning Center, ATI Physical Therapy, Cache Salon-RELO, and Highland Shoe Company, LLC) commencing their leases in 2018.

(5)	UW Occupancy % is based on the underwritten vacancy of 5.8%. The Village at Lee Branch II Property was 94.3% occupied as of August 1, 2018.

 A-3-83

1201 Doug Baker Boulevard Birmingham, AL 35242	Collateral Asset Summary – Loan No. 9 Village at Lee Branch II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 60.9% 1.35x 10.7%

Escrows and Reserves. The Village at Lee Branch II Borrower deposited into escrow at origination (i) $31,077 for annual insurance premiums, (ii) $500,000 for tenant improvement and leasing commissions (“TI/LC”), and (iii) $5,750 for deferred maintenance. The Village at Lee Branch II Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual estimated insurance premiums, (iii) replacement reserves of $2,791 and (iv) $18,608 for TI/LCs, subject to a cap of $500,000.

Lockbox and Cash Management. The Village at Lee Branch II Mortgage Loan documents provide for a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event (as defined below), the Village at Lee Branch II Borrower is required to instruct tenants to deposit rents and other amounts due into the lockbox account, and funds in the lockbox account are required to be transferred to the cash management account within two business days. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the Village at Lee Branch II Mortgage Loan documents. Pursuant to the Village at Lee Branch II Mortgage Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows: (a) to the extent a Cash Sweep Event (as defined below) period is not in effect, to the Village at Lee Branch II Borrower, (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant (as defined below) TI/LC account until the cure of such Critical Tenant Trigger Event has occurred, and (c) if a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then to the lender controlled excess cash flow account.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) the Village at Lee Branch II Borrower’s second late debt service payment within any consecutive 12-month period, (iii) any bankruptcy action of the Village at Lee Branch II Borrower, the guarantor or property manager, (iv) a debt service coverage ratio based on the trailing 12-month period falling below 1.15x, or (v) a Critical Tenant Trigger Event. A Cash Management Trigger Event will continue until, in regard to clause (i) above, such event of default has been cured or waived; in regard to clause (ii) above, the Village at Lee Branch II Borrower has made 12 consecutive debt service payments on time; in regard to clause (iii) above, such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Village at Lee Branch II Borrower, within 45 days for the guarantor, and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Village at Lee Branch II Borrower has replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iv) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters; and in regard to clause (v) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Village at Lee Branch II Borrower, the guarantor or property manager, (iii) a debt service coverage ratio based on the trailing 12-month period falling below 1.15x, or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived; in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Village at Lee Branch II Borrower, within 45 days for the guarantor, and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Village at Lee Branch II Borrower has replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters; and in regard to clause (iv) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Critical Tenant” means each of Carmike Motion Pictures Birmingham III, LLC and Hob-Lob, Limited Partnership or any other tenant occupying the space currently occupied by such tenant (and each related lease, a “Critical Tenant Lease”).

A “Critical Tenant Trigger Event” will occur upon the occurrence of any of the following (i) the date that a Critical Tenant gives notice of its intention to not extend or renew its lease; (ii) on or prior to 24 months prior to the date a Critical Tenant Lease expires, the related Critical Tenant fails to give irrevocable notice of its election to renew its lease (or 18 months prior to the then applicable expiration date under the lease if the Carmike Renewal Condition (as defined below) has been satisfied); (iii) on or prior to the date on which a Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, the applicable Critical Tenant fails to give such notice; (iv) an event of default under a Critical Tenant Lease exists; (v) a bankruptcy action of a Critical Tenant occurs; and (vi) if a Critical Tenant discontinues its normal business operations or goes dark. A Critical Tenant Trigger Event will end (a) with respect to clauses (i), (ii), or (iii) above, the date that (1) a Critical Tenant Lease extension is executed and delivered by the Village at Lee Branch II Borrower, and the related Critical Tenant improvements costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; (b) with respect to clause (iv) above, after the applicable event of default under the related Critical Tenant Lease is cured, as determined by lender in its reasonable discretion; (c) with respect to clause (v) above, the Critical Tenant ceases to be a debtor in the applicable bankruptcy action or the affirmation of the Critical Tenant Lease in the applicable bankruptcy action, provided that in each case the Critical Tenant is actually paying all rents and other amounts under its lease; and (d) with respect to clause (vi) above, the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-tenanting Event has occurred.

A “Carmike Renewal Condition” will occur upon the lease extension of the Carmike lease at a minimum net rent of $12.33 PSF and a lease expiration of no earlier than December 31, 2029.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions have been satisfied: (i) the applicable Critical Tenant space has been leased to one or more replacement tenants for a term of at least 10 years on terms that are acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full, and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space as evidenced by the applicable estoppel certificate.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Village at Lee Branch II Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

 A-3-84

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 A-3-85

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

 A-3-86

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

MINNEAPOLIS
MINNESOTA
Rochester
IOWA
Ames
DES MOINES
OMAHA
Council Bluffs
Lincoln
NEBR.
Cedar Rapids
Iowa City
Davenport
Dubuque
Waterloo
Sioux City
Sioux Falls
Knoxville
ILLINOIS
MISSOURI

Lake Michigan
CHICAGO
MICHIGAN
TOLEDO
FORT WAYNE
INDIANA
OHIO
ILLINOIS
INDIANAPOLIS
DAYTON
CINCINNATI
LOUISVILLE
LEXINGTON
KENTUCKY
Kokomo
Lafayette
Muncie
Anderson
Bloomington
Columbus
Evansville
Frankfort

IDAHO
WYOMING
SALT LAKE CITY
Ogden
Provo
UTAH
Vernal
Cheyenne
Fort Collins
Boulder
DENVER
AURORA
COLORADO SPRINGS
Pueblo
COLORADO
Grand Junction
ARIZONA
NEW MEXICO

Regency Properties Portfolio		
1	Raceway Mall	Knoxville, IA
2	Columbia Square	Columbia City, IN
3	Monticello Marketplace	Monticello, IN
4	Wabash Crossings East	Wabash, IN
5	Tarpon Heights	Cut Off, LA
6	Granville Corners	Oxford, NC
7	Vernal Towne Center	Vernal, UT

ARKANSAS
SHREVEPORT
LOUISIANA
JACKSON
MISSISSIPPI
Alexandria
TEXAS
BATON ROUGE
LAFAYETTE
BEAUMONT
Lake Charles
NEW ORLEANS
Gulfport
Cut Off
Gulf of Mexico

VIRGINIA
Winston-Salem
Greensboro
Oxford
Durham
RALEIGH
CHARLOTTE
NORTH CAROLINA
Fayetteville
SOUTH CAROLINA
Columbia
Wilmington
Atlantic Ocean

 A-3-87

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$20,000,000			Location:	Various
Cut-off Date Balance(1):	$20,000,000			General Property Type:	Retail
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee Simple
Borrower Sponsor:	Regency Commercial Associates LLC			Year Built/Renovated:	Various
Mortgage Rate:	5.4460%			Size:	612,940 SF
Note Date:	10/15/2018			Cut-off Date Balance per SF(1):	$58
First Payment Date:	12/6/2018			Maturity Date Balance per SF(1):	$50
Maturity Date:	11/6/2028			Property Manager:	Regency Property Services LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI(2):	$3,794,516
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	10.8%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	12.3%
Additional Debt Balance(1):	$15,250,000			UW NCF DSCR(1):	1.70x (IO) 1.39x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(3):	$2,662,815 (7/31/2018 TTM)
Reserves(2)				2nd Most Recent NOI(3):	$1,828,822 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	N/A
RE Tax:	$118,297	$47,196	N/A	Most Recent Occupancy:	89.4% (8/31/2018)
Insurance:	$171,349	Springing	N/A	2nd Most Recent Occupancy:	83.0% (7/31/2018)
Replacements:	$0	$7,662	$275,823	3rd Most Recent Occupancy:	83.0% (12/31/2017)
Deferred Maintenance:	$159,825	$0	N/A	Appraised Value (as of)(4):	$47,330,000 (Various)
TI/LC:	$750,000	Springing	$643,587	Cut-off Date LTV Ratio(1)(4):	74.5%
Material Tenant Rollover:	$600,000	$0	N/A	Maturity Date LTV Ratio(1)(4):	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$35,250,000	100.0%	Loan Payoff:	$29,806,622	84.6%
			Reserves:	$1,799,470	5.1%
			Closing Costs:	$1,004,869	2.9%
			Return of Equity:	$2,639,039	7.5%
Total Sources:	$35,250,000	100.0%	Total Uses:	$35,250,000	100.0%

(1)	The Regency Properties Portfolio Mortgage Loan (as defined below) is part of the Regency Properties Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $35,250,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Regency Properties Portfolio Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements and caps.

(3)	The 3rd Most Recent NOI is not available as the Regency Properties Portfolio Properties (as defined below) were acquired between December 2016 and January 2018. The Most Recent NOI and 2nd Most Recent NOI include full-year financial reporting for only four of the seven Regency Properties Portfolio Properties, which comprise 60.6% of the portfolio NRA. UW NOI is based on the underwritten rent rolls dated August 31, 2018 for all seven Regency Properties Portfolio Properties.

(4)	Appraised Value, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio are based on the aggregate “as-is” appraised values of the Regency Properties Portfolio Properties. The appraiser concluded an “as stabilized” appraised value as of August 1, 2021 for the Monticello Marketplace property of $9.08 million, which assumes a stabilized occupancy of 100.0%. Based on the “as stabilized” appraised value of $9.08 million for the Monticello Marketplace property, such property has an allocated Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 61.7% and 54.0%, respectively. Based on the “as stabilized” appraised value of $9.08 million for the Monticello Marketplace property, the Regency Properties Portfolio (as defined below) has an aggregate Appraised Value of $48.61 million and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 72.5% and 63.4%, respectively.

The Mortgage Loan. The tenth largest mortgage loan (the “Regency Properties Portfolio Mortgage Loan”) is part of a whole loan (the “Regency Properties Portfolio Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $35,250,000. The Regency Properties Portfolio Whole Loan is secured by the fee interests in a seven-property portfolio of retail properties totaling 612,940 SF located in Indiana, Iowa, Louisiana, North Carolina, and Utah (collectively, the “Regency Properties Portfolio Properties” or “Regency Properties Portfolio”). Promissory Note A-1, with an original principal balance of $20,000,000, represents the Regency Properties Portfolio Mortgage Loan and will be included in the UBS 2018-C14 Trust. The Regency Properties Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust. The below table summarizes the Regency Properties Portfolio Whole Loan, including the remaining promissory note, which is currently held by UBS AG and is expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

 A-3-88

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

Regency Properties Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$20,000,000	$20,000,000	UBS 2018-C14	Yes
Note A-2	$15,250,000	$15,250,000	UBS AG	No
Total	$35,250,000	$35,250,000

The proceeds of the Regency Properties Portfolio Whole Loan were used to refinance existing debt on the Regency Properties Portfolio, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are Regency Vernal LLC, Regency Oxford II LLC, Regency Cut Off LLC, Regency Wabash East LLC, Regency Monticello LLC, Regency Columbia City LLC, and Regency Knoxville LLC (collectively, the “Regency Properties Portfolio Borrowers”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. A non-consolidation opinion has been delivered in connection with the origination of the Regency Properties Portfolio Whole Loan. All of the Regency Properties Portfolio Borrowers are 100% owned by Regency CSP III LLC, which is 100% owned by the nonrecourse carve-out guarantor, Regency Commercial Associates LLC (the “Regency Properties Portfolio Sponsor”).

The Regency Properties Portfolio Sponsor is a privately-owned Indiana limited liability real estate investment company headquartered in Evansville, Indiana committed to service and investment in county seat communities that serve as the hub for business, local government, recreation, and shopping for surrounding rural regions. Founded in 1949, the Regency Properties Portfolio Sponsor owns and operates a portfolio of 64 properties located in 18 states throughout various regions of the United States, totaling 6.28 million SF of retail real estate. According to its balance sheet dated December 31, 2017, the Regency Properties Portfolio Sponsor has total assets and a net worth of approximately $255.8 million and $48.4 million, respectively.

The Properties.

The Regency Properties Portfolio consists of seven retail centers totaling 612,940 SF located in seven different cities throughout Indiana, Iowa, Louisiana, North Carolina, and Utah. The Regency Properties Portfolio Properties range in size from 42,956 SF to 159,854 SF and are situated on sites ranging from 3.40 acres to 18.71 acres. As of the August 31, 2018 rent rolls, the Regency Properties Portfolio is approximately 89.4% occupied by a mix of 67 national, regional, and local tenants, with individual property occupancies ranging from 85.0% to 96.7%. The following table presents certain information relating to the Regency Properties Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	Occupancy (%)(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(2)(3)
Vernal Towne Center	Vernal, UT	2014	159,854	86.5%	$1,428,183	43.1%	$15,250,000	43.3%	$20,200,000	75.5%
Monticello Marketplace	Monticello, IN	1979, 2003, 2008	105,005	94.4%	$508,060	15.3%	$5,600,000	15.9%	$7,800,000	71.8%
Columbia Square	Columbia City, IN	1981, 2002	114,369	86.7%	$239,659	7.2%	$3,200,000	9.1%	$5,100,000	62.7%
Wabash Crossings East	Wabash, IN	2008	22,137	93.0%	$321,107	9.7%	$3,000,000	8.5%	$3,920,000	76.5%
Granville Corners	Oxford, NC	1990	110,941	85.0%	$276,789	8.3%	$2,900,000	8.2%	$3,710,000	78.2%
Tarpon Heights	Cut Off, LA	1982	57,678	95.6%	$298,121	9.0%	$2,800,000	7.9%	$3,500,000	80.0%
Raceway Mall	Knoxville, IA	1988	42,956	96.7%	$245,424	7.4%	$2,500,000	7.1%	$3,100,000	80.6%
Total/Wtd. Avg.			612,940	89.4%	$3,317,343	100.0%	$35,250,000	100.0%	$47,330,000	74.5%

(1)	Information is based on the underwritten rent rolls.

(2)	Allocated Cut-off Date Balance is based on the Regency Properties Portfolio Whole Loan.

(3)	The appraiser concluded an “as stabilized” appraised value as of August 1, 2021 for the Monticello Marketplace property of $9.08 million, which assumes a stabilized occupancy of 100.0%. Based on the “as stabilized” appraised value of $9.08 million for the Monticello Marketplace property, such property has an Allocated Cut-off Date LTV Ratio of 61.7%, the aggregate Appraised Value of the Regency Properties Portfolio is $48.61 million, and the Regency Properties Portfolio Whole Loan has a Cut-off Date LTV Ratio of 72.5%.

The Regency Properties Portfolio Sponsor acquired the Regency Properties Portfolio Properties between December 2016 and January 2018 for a total acquisition cost of approximately $45.0 million, and has since invested approximately $1.9 million in capital improvements and other soft costs. Based on a total cost of $46.9 million, the Regency Properties Portfolio Sponsor has approximately $14.4 million cash equity remaining in the Regency Properties Portfolio.

Three of the Regency Properties Portfolio Properties are anchored by grocer tenants: Kroger at the Monticello Marketplace property and Columbia Square property, and Hy-Vee Food Stores at the Raceway Mall property, which is located directly across from the Knoxville Raceway and Marion county fairgrounds. The Vernal Towne Center property is shadow anchored by Lowe’s Home Improvement and Walmart Supercenter, which are located on adjacent lots along northbound US Route 40, in addition to anchor tenants such as Sportsman’s Warehouse and T.J. Maxx. The Wabash Crossings East property is shadow anchored by Walmart Supercenter, which is located on an adjacent lot on westbound Cass Street. Two of the Regency Properties Portfolio Properties are anchored by discount retailers: Roses and Peebles at the Granville Corners property, and Stage and Dollar General at the Tarpon Heights property. The weighted average length of tenancy for all tenants of the Regency Properties Portfolio is currently 16.8 years. The top five tenants have been in occupancy for a weighted average of 25.8 years, with three of the top five tenants having been in occupancy for over 30 years. The Regency Properties Portfolio Properties are neighborhood shopping retail centers primarily located in county seat community hubs.

 A-3-89

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

Portfolio Property Anchors
Property Name	Anchor Type	County Seat	Anchors / Additional Shadow Anchors	Wtd. Avg. Length of Anchor Tenancy
Vernal Towne Center	Retail Anchor	Yes	Sportsman’s Warehouse, T. J. Maxx (anchors) / Lowe’s Home Improvement, Walmart Supercenter (shadow anchors)	4.3 yrs / N/A
Monticello Marketplace	Grocery Anchor	Yes	Kroger - Monticello Marketplace	37.2 yrs
Columbia Square	Grocery Anchor	Yes	Kroger - Columbia Square	40.1 yrs
Wabash Crossings East	Retail Shadow Anchor	Yes	Walmart Supercenter (shadow anchor)	N/A
Granville Corners	Discount Retail Anchor	Yes	Roses, Peebles	7.1 yrs
Tarpon Heights	Discount Retail Anchor	No	Stage, Dollar General	15.0 yrs
Raceway Mall	Grocery Anchor	Yes	Hy-Vee Food Stores	30.4 yrs

Major Tenants.

The Regency Properties Portfolio has nine investment grade tenants across the seven properties, comprising 30.0% of the portfolio NRA, and 29.1% of the portfolio UW base rent. The five largest tenants of the Regency Properties Portfolio collectively make up approximately 39.2% of the Regency Properties Portfolio’s NRA and 30.4% of the Regency Properties Portfolio’s underwritten base rent. The five largest tenants are summarized below:

Kroger (122,020 SF, 19.9% of NRA, 15.5% of underwritten base rent). Founded in 1883 and incorporated in 1902, The Kroger Co. (“Kroger”) (NYSE: KR) (Moody’s/S&P: Baa1/BBB) operates 2,782 supermarkets across the United States and has 60 million household customers, according to its 2017 annual report. During the fiscal year ending February 3, 2018, Kroger completed sales of $122.7 billion, a 6.4% increase over the previous fiscal year’s sales. Kroger occupies 65,146 SF at the Monticello Marketplace property (62.0% of property NRA) and 56,874 SF at the Columbia Square property (49.7% of property NRA), under two separate leases, and has occupied its spaces for 40.1 years and 37.2 years, respectively. At the Monticello Marketplace property, Kroger pays base rent of $6.73 PSF through its lease expiration in May 2019 and percentage rent of 1% of sales over $42.6 million (capped at $30,000 per annum) and has six, five-year renewal options remaining and no termination options. At the Columbia Square property, Kroger pays base rent of $4.23 PSF through its lease expiration in November 2023 and percentage rent of 1% of sales over $38.0 million (capped at $60,000 per annum) and has six, five-year renewal options remaining and no termination options.

Roses (57,000 SF, 9.3% of NRA, 2.7% of underwritten base rent). Roses operates 248 stores across Midwestern and Southern United States. Founded in 1915, Roses offers an assortment of discount retail merchandise, including toys, health and beauty aids, housewares, furniture, sporting goods, and snacks as well as clothing, accessories, jewelry, and shoes. Roses occupies 57,000 SF at the Granville Corners property (51.4% of NRA) and pays base rent of $2.11 PSF through its lease expiration in May 2019 and percentage rent of 4% of sales over $3.0 million. Its lease provides for two, five-year renewal options with 10% rent steps and no termination options.

Sportsman’s Warehouse (30,676 SF, 5.0% of NRA, 8.0% of underwritten base rent). Sportsman's Warehouse is an outdoor sporting goods retailer, which operates across 22 states within the United States, including Alaska. Sportsman's Warehouse sells apparel, footwear, and gear, which caters to sportsmen and sportswomen with interests in hunting, shooting, reloading, camping, fishing, and other outdoor recreational activities. Founded in 1986, Sportsman’s Warehouse has approximately 5,000 employees across all locations supporting its 87 stores. During the fiscal year ending February 3, 2018, Sportsman’s Warehouse completed sales of $809.7 million, a 3.8% increase over the previous fiscal year’s sales. Sportsman’s Warehouse occupies 30,676 SF at the Vernal Town Center property under a lease that commenced in July 2014 and expires in June 2024, with four, five-year renewal options remaining. Under its current lease, Sportsman’s Warehouse has the right to terminate its lease if gross sales do not exceed $7.0 million for the trailing 12-month period ending June 30, 2019, along with written notice between June 30, 2019 and August 31, 2019.

Hy-Vee Food Stores (30,473 SF, 5.0% of NRA, 4.1% of underwritten base rent). Hy-Vee Food Stores (“Hy-Vee”) is an employee-owned supermarket company founded in 1930. Hy-Vee operates 246 stores across eight states concentrated in the Midwestern United States and has over 84,000 employees. According to its company website, Hy-Vee has sales of $10 billion annually. Hy-Vee occupies 30,473 SF at the Raceway Mall property (70.9% of property NRA), and has been in occupancy of its space for approximately 30 years. Hy-Vee pays base rent of $5.91 PSF through its lease expiration in June 2023 and percentage rent of 0.75% of sales over $18.0 million, less fixed rent and reductions and has three, five-year renewal options remaining and no termination options. Additionally, Hy-Vee Wine & Spirits occupies 2,800 SF at the Raceway Mall property.

 A-3-90

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

The following table presents certain information relating to the major leases at the Regency Properties Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/ Moody's/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	TTM Sales			Lease Expiration Date
							$	PSF	Occ. Cost
Kroger	Monticello Marketplace	NR/Baa1/BBB	65,146	10.6%	$438,312	10.0%	$32,549,800(3)	$500	1.5%	5/31/2019
Roses	Granville Corners	NR/NR/NR	57,000	9.3%	$120,000	2.7%	$2,917,183(4)	$51	4.1%	5/31/2019
Kroger	Columbia Square	NR/Baa1/BBB	56,874	9.3%	$240,672	5.5%	$28,947,499(5)	$509	0.9%	11/30/2023
Sportsman's Warehouse(6)	Vernal Towne Center	NR/NR/NR	30,676	5.0%	$352,500	8.0%	N/A	N/A	N/A	6/30/2024
Hy-Vee Food Stores(7)	Raceway Mall	NR/NR/NR	30,473	5.0%	$180,000	4.1%	$16,846,453(8)	$553	1.6%	6/6/2023
T.J. Maxx	Vernal Towne Center	NR/A2/A+	23,000	3.8%	$212,750	4.9%	$4,509,291(9)	$196	5.7%	8/31/2024
Ross Dress For Less	Vernal Towne Center	NR/A3/A-	20,064	3.3%	$190,608	4.4%	N/A	N/A	N/A	1/31/2025
Goody's	Columbia Square	NR/NR/NR	16,650	2.7%	$75,000	1.7%	N/A	N/A	N/A	1/31/2023
Stage	Tarpon Heights	NR/NR/NR	16,464	2.7%	$67,500	1.5%	$1,097,052(10)	$67	8.7%	1/31/2021
Peebles	Granville Corners	NR/NR/NR	15,134	2.5%	$45,402	1.0%	$997,860(11)	$66	6.2%	1/31/2023
Subtotal/Wtd. Avg.			331,481	54.1%	$1,922,744	43.9%
Remaining Tenants			216,571	35.3%	$2,456,650	56.1%
Vacant			64,888	10.6%	$0	0.0%
Total/Wtd. Avg.			612,940	100.0%	$4,379,394	100.0%

(1)	Information is based on the underwritten rent rolls.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	As of the trailing 12-month period ending May 31, 2018.

(4)	As of the trailing 12-month period ending June 30, 2018.

(5)	As of the trailing 12-month period ending November 30, 2017.

(6)	Sportsman’s Warehouse has the right to terminate its lease if gross sales for the trailing 12-month period ending June 30, 2019 do not exceed $7.0 million and notice is given prior to August 31, 2019.

(7)	Excludes Hy-Vee Wine & Spirits, which leases 2,800 SF at the Raceway Mall property for $5.50 PSF through June 6, 2023.

(8)	As of the trailing 12-month period ending September 30, 2017.

(9)	As of the trailing 12-month period ending January 31, 2018.

(10)	As of the trailing 12-month period ending January 31, 2018.

(11)	As of the trailing 12-month period ending February 28, 2018.

The following table presents certain information relating to the lease rollover schedule at the Regency Properties Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	2,676	0.4%	0.4%	$11.64	$31,160	0.7%	0.7%
2019	12	143,211	23.4%	23.8%	$5.89	$843,733	19.3%	20.0%
2020	9	38,745	6.3%	30.1%	$7.63	$295,774	6.8%	26.7%
2021	7	28,664	4.7%	34.8%	$9.27	$265,829	6.1%	32.8%
2022	4	16,793	2.7%	37.5%	$7.01	$117,747	2.7%	35.5%
2023	14	153,922	25.1%	62.7%	$5.80	$893,433	20.4%	55.9%
2024	9	91,085	14.9%	77.5%	$12.61	$1,148,922	26.2%	82.1%
2025	6	59,576	9.7%	87.2%	$10.57	$629,821	14.4%	96.5%
2026	1	2,200	0.4%	87.6%	$16.00	$35,200	0.8%	97.3%
2027	2	11,180	1.8%	89.4%	$10.53	$117,775	2.7%	100.0%
2028	0	0	0.0%	89.4%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	89.4%	$0.00	$0	0.0%	100.0%
Vacant	0	64,888	10.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	67	612,940	100.0%		$7.99	$4,379,394	100.0%

(1)	Information is based on the underwritten rent rolls.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

 A-3-91

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

The Markets. The Regency Properties Portfolio Properties are located in seven different cities throughout Indiana, Iowa, Louisiana, North Carolina, and Utah. The following tables present certain information relating to the competitive sets of the three largest Regency Properties Portfolio Properties by Allocated Cut-off Date Balance:

Vernal, Utah: According to a third party market research report, the estimated 2018 population and estimated average household income within a three- and five-mile radius of the Vernal Towne Center property was 20,099 and 27,762, respectively, and $87,271 and $86,548, respectively.

Vernal Towne Center Property Competitive Set
Property	Distance from Subject (miles)	Year Built	Net Rentable Area (SF)	Occupancy (%)	Asking Rent (PSF)
Vernal Towne Center	—	2014	159,854(1)	86.5%(1)	$12.52(1)
Diamond Mountain Shopping Center Warehouse Space	1.5	1990	88,433	91.9%	$3.33
Uintah Plaza Shopping Center	1.6	1983	128,133	30.1%	NAV
Vernal Plaza	1.7	2005	16,037	82.3%	$12.00 - $22.00
Vernal Marketplace	0.1	2005	27,275	80.6%	$13.00 - $16.00
Vernal Towne Center - Gardner	0.1	2016	10,300	63.1%	$16.00 - $25.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Monticello, Indiana: According to a third party market research report, the estimated 2018 population and estimated average household income within a three- and five-mile radius of the Monticello Marketplace property was 8,553 and 11,564, respectively, and $62,834 and $65,268, respectively.

Monticello Marketplace Property Competitive Set
Property	Distance from Subject (miles)	Year Built	Net Rentable Area (SF)	Occupancy (%)	Asking Rent (PSF)
Monticello Marketplace	—	1979, 2003, 2008	105,005(1)	94.4%(1)	$7.02(1)
Wal-Mart	1.9	NAV	150,000	100.0%	NAV
Monticello Plaza	0.2	1984	81,836	100.0%	NAV
Monticello Shops	0.2	NAV	19,410	100.0%	$7.00 - $9.00
Shoppes at Monticello	1.5	2004	10,000	100.0%	NAV
Monticello Suites	1.7	2001	14,184	41.1%	$11.00 - $12.00
R&J Plaza	0.7	2000	27,200	89.0%	$8.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Columbia City, Indiana: According to a third party market research report, the estimated 2018 population and estimated average household income within a three- and five-mile radius of the Columbia Square property was 11,570 and 14,800, respectively, and $69,707 and $71,560, respectively.

Columbia Square Property Competitive Set
Property	Distance from Subject (miles)	Year Built	Net Rentable Area (SF)	Occupancy (%)	Asking Rent (PSF)
Columbia Square	—	1981, 2002	114,369(1)	86.7%(1)	$4.54(1)
Town & Country Center	1.3	1996	58,155	95.8%	$15.00
Town & Country Plaza	0.9	1989	50,000	100.0%	NAV
Columbia Commons	1.2	2005	12,000	100.0%	NAV
Wal-mart Supercenter	0.9	1989	147,558	100.0%	$9.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

 A-3-92

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Regency Properties Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017(2)	7/31/2018 TTM(2)	UW	UW PSF
Gross Potential Rent(3)	N/A	N/A	$1,993,169	$2,852,344	$4,908,851	$8.01
Total Recoveries	N/A	N/A	$481,293	$716,807	$919,842	$1.50
Other Income	N/A	N/A	$12,995	$38,071	$17,000	$0.03
Less Vacancy & Credit Loss	N/A	N/A	($12,436)	$4,831	($464,767)	($0.76)
Effective Gross Income	N/A	N/A	$2,475,021	$3,612,053	$5,380,925	$8.78
Total Operating Expenses	N/A	N/A	$646,199	$949,238	$1,586,409	$2.59
Net Operating Income	N/A	N/A	$1,828,822	$2,662,815	$3,794,516	$6.19
Tenant Improvements	N/A	N/A	$0	$0	$243,387	$0.40
Leasing Commissions	N/A	N/A	$0	$0	$108,878	$0.18
Replacement Reserves	N/A	N/A	$0	$0	$124,909	$0.20
Net Cash Flow	N/A	N/A	$1,828,822	$2,662,815	$3,317,343	$5.41

Occupancy %	N/A	N/A	83.0%	83.0%	89.4%
NOI DSCR (P&I)(4)	N/A	N/A	0.77x	1.12x	1.59x
NCF DSCR (P&I)(4)	N/A	N/A	0.77x	1.12x	1.39x
NOI Debt Yield(4)	N/A	N/A	5.2%	7.6%	10.8%
NCF Debt Yield(4)	N/A	N/A	5.2%	7.6%	9.4%

(1)	Historical operating performance prior to 2017 is not available as the Regency Properties Portfolio Properties were acquired between December 2016 and January 2018.

(2)	Operating performance for 2017 and 7/31/2018 TTM include full-year financial reporting for only four of the seven Regency Properties Portfolio Properties, which comprise 60.6% of the portfolio NRA.

(3)	UW Gross Potential Rent is based on the underwritten rent rolls as of August 31, 2018 and includes (i) vacancy gross up of $449,631, (ii) percentage rent of $79,826, and (iii) rent steps of $67,629.

(4)	Debt service coverage ratios and debt yields are based on the Regency Properties Portfolio Whole Loan.

Escrows and Reserves. At origination, the Regency Properties Portfolio Borrowers deposited in escrow (i) $118,297 for real estate taxes, (ii) $171,349 for insurance premiums, (iii) $159,825 for deferred maintenance, (iv) $750,000 for tenant allowances, tenant improvement costs and leasing commissions (“TI/LC”) and (v) $600,000 into a Material Tenant (as defined below) reserve ($120,000 with respect to Roses’ lease and $480,000 with respect to Kroger’s lease at the Monticello Marketplace property). On a monthly basis, the Regency Properties Portfolio Borrowers are required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $47,196, (ii) 1/12 of annual estimated insurance premiums, provided however, that such obligation will be suspended so long as a blanket insurance policy is in full force and effect, except for required flood insurance, for which the Regency Properties Portfolio Borrowers will be required to make monthly escrows, (iii) $7,662 for capital expenditures, subject to a cap of $275,823, and (iv) $17,877 monthly into a TI/LC reserve, subject to a cap of $643,587.

Lockbox and Cash Management. The Regency Properties Portfolio Whole Loan is structured with a hard lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), all sums on deposit in the lockbox account are required to be swept into a cash management account every business day for the payment of, among other things, monthly escrows, debt service and property operating expenses pursuant to an annual approved budget. During the continuance of a Cash Sweep Trigger Event (as defined below), excess cash flow will be swept from the cash management account to pay extraordinary expenses and the remaining amount, if any, into (i) a Material Tenant reserve during the continuance of a Material Tenant Trigger Event (as defined below) or (ii) an excess cash flow account during any Cash Sweep Trigger Event other than one caused by a Material Tenant Trigger Event.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of the Regency Properties Portfolio Borrowers, the Regency Properties Portfolio Sponsor or the property manager and continue until any such bankruptcy action is dismissed within 90 days of such filing, or in the case of the property manager, such manager is replaced with a qualified manager under a replacement agreement or the bankruptcy action is dismissed within 90 days of such filing, (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.25x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.30x for two consecutive calendar quarters, (iv) an indictment for fraud or misappropriation of funds by the Regency Properties Portfolio Borrowers, Regency Properties Portfolio Sponsor or affiliated property manager or a director or an officer of the Regency Properties Portfolio Borrowers, Regency Properties Portfolio Sponsor or affiliated property manager and continue until (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) the manager is replaced with a qualified manager under a replacement agreement, or (v) the occurrence of a Material Tenant Trigger Event and continue until such event is cured.

A “Cash Sweep Trigger Event” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured, (ii) the occurrence of any bankruptcy action of the Regency Properties Portfolio Borrowers, the Regency Properties Portfolio Sponsor or the property manager and continue until any such bankruptcy action is dismissed within 90 days of such filing, or in the case of the property manager, such manager is replaced with a qualified manager under a replacement agreement or the bankruptcy action is dismissed within 90 days of such filing, or (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.15x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.20x for two consecutive calendar quarters.

 A-3-93

Various	Collateral Asset Summary – Loan No. 10 Regency Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 74.5% 1.39x 10.8%

A “Material Tenant Trigger Event” will commence upon (i) any Material Tenant giving written notice of its intent to terminate or not to extend or renew its lease; (ii) on or prior to six months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant fails to extend or renew its lease, provided however, that the failure of either Kroger at the Monticello Marketplace property or Roses at the Granville Corners property to extend or renew its respective lease in 2019 will not cause a Material Tenant Trigger Event under this clause; (iii) on or prior to the date on which a Material Tenant is required under its lease to notify the Regency Properties Portfolio Borrowers of its election to renew its lease, such Material Tenant failing to give such notice; (iv) a monetary event of default in excess of $10,000 or a material non-monetary event of default under a Material Tenant lease that continues beyond any applicable notice and cure period; (v) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action; (vi) a Material Tenant lease being terminated or being no longer in full force and effect; or (vii) any Material Tenant “going dark”, vacating or ceasing to occupy or conduct business at its space. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to its Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant space, or (c) all or a portion of the applicable Material Tenant space is leased to a replacement tenant; in regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to all or substantially all of the applicable Material Tenant space or (y) all or a portion of the applicable Material Tenant space is leased to a replacement tenant; in regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease; in regard to clause (v) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding); provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty; in regard to clause (vi) above, all or a portion of the applicable Material Tenant space is leased to a replacement tenant; or in regard to clause (vii) above, the applicable Material Tenant re-commences its operations such that it is no longer dark, and has not vacated or ceased to conduct business at the Regency Properties Portfolio. For any Material Tenant Trigger Event, the Regency Properties Portfolio Borrowers either (a) deposit with the lender an amount equal to 12 months of the then-current rent at the Regency Properties Portfolio and all other recovery amounts (the “Material Tenant Trigger Prevention Amount”) or (b) deliver to the lender a letter of credit equal to the Material Tenant Trigger Prevention Amount for each Material Tenant causing a Material Tenant Trigger Event.

A “Material Tenant” means (i)(a) Kroger at the Columbia Square property or (b) any tenant at the Columbia Square property that either (x) leases 20% or more of the NRA at the Columbia Square property or (y) accounts for no less than 20% of the total in-place base rent at the Columbia Square property, (ii)(a) Stage at the Tarpon Heights property, (b) Dollar General at the Tarpon Heights property or (c) any tenant at the Tarpon Heights property that either (x) leases 20% or more of the NRA at the Tarpon Heights property or (y) accounts for no less than 20% of the total in-place base rent at the Tarpon Heights property, (iii)(a) Hy-Vee at the Raceway Mall property or (b) any tenant at the Raceway Mall property that either (x) leases 20% or more of the NRA at the Raceway Mall property or (y) accounts for no less than 20% of the total in-place base rent at the Raceway Mall property, (iv)(a) Kroger at the Monticello Marketplace property or (b) any tenant at the Monticello Marketplace property that either (x) leases 20% or more of the NRA at the Monticello Marketplace property or (y) accounts for no less than 20% of the total in-place base rent at the Monticello Marketplace property, (v)(a) Roses at the Granville Corners property or (ii) any tenant at the Granville Corners property that either (x) leases 20% or more of the NRA at the Granville Corners property or (y) accounts for no less than 20% of the total in-place base rent at the Granville Corners property, (vi)(a) Sportsman’s Warehouse at the Vernal Towne Center property, (b) T.J. Maxx at the Vernal Towne Center property, (c) Ross Dress for Less at the Vernal Towne Center property or (d) any tenant at the Vernal Towne Center property that either (x) leases 15% or more of the NRA at the Vernal Towne Center property or (y) accounts for no less than 15% of the total in-place base rent at the Vernal Towne Center property or (vii) any tenant at the Wabash Crossings East property that either (x) leases 50% or more of the NRA at the Wabash Crossings East property or (y) accounts for no less than 50% of the total in-place base rent at the Wabash Crossings East property.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Regency Properties Portfolio Borrowers may obtain the release of any of the Regency Properties Portfolio Properties securing the Regency Properties Portfolio Whole Loan, at any time on or after the first monthly payment date following the end of the two-year period commencing on the closing date of the UBS 2018-C14 Trust, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Regency Properties Portfolio Borrowers prepay a portion of the Regency Properties Portfolio Whole Loan equal to 120% of the allocated loan amount of the property being released, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) the debt service coverage ratio as of the origination date, (iv) the debt yield for the remaining properties is no less than the greater of (a) the debt yield immediately preceding such release and (b) the debt yield at origination of the Regency Properties Portfolio Whole Loan, and (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of (a) the loan-to-value ratio immediately preceding such release and (b) the loan-to-value ratio at origination of the Regency Properties Portfolio Whole Loan.

Terrorism Insurance. The Regency Properties Portfolio Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

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 A-3-95

350 North Main Street Greenville, SC 29601	Collateral Asset Summary – Loan No. 11 Home2 Suites - Greenville Downtown	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,876,691 64.9% 1.80x 13.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Original Balance:	$19,000,000			Location:	Greenville, SC 29601
Cut-off Date Balance:	$18,876,691			General Property Type:	Hospitality
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Extended Stay
Loan Purpose:	Refinance			Title Vesting:	Fee Simple
Borrower Sponsors:	Aashay Patel; Yatish Patel			Year Built/Renovated:	2016/N/A
Mortgage Rate:	4.9900%			Size:	117 Rooms
Note Date:	8/9/2018			Cut-off Date Balance per Room:	$161,339
First Payment Date:	9/6/2018			Maturity Date Balance per Room:	$121,389
Maturity Date:	8/6/2028			Property Manager:	Sycamore Investment Group, LLC (Borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,609,732
Seasoning:	4 months			UW NOI Debt Yield:	13.8%
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NOI Debt Yield at Maturity:	18.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.80x
Additional Debt Type:	N/A			Most Recent NOI:	$2,664,395 (9/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,692,431 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A
				Most Recent Occupancy:	80.0% (9/30/2018)
Reserves				2nd Most Recent Occupancy:	81.0% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	N/A
RE Tax:	$192,579	$22,926	N/A	Appraised Value (as of)(3):	$29,100,000 (7/9/2018)
Insurance:	$1,699	$1,618	N/A	Cut-off Date LTV Ratio:	64.9%
FF&E:	$0	$9,108(1)	N/A	Maturity Date LTV Ratio:	48.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,000,000	100.0%	Loan Payoff:	$12,763,833	67.2%
			Reserves:	$194,278	1.0%
			Closing Costs:	$285,193	1.5%
			Return of Equity:	$5,756,696	30.3%
Total Sources:	$19,000,000	100.0%	Total Uses:	$19,000,000	100.0%

(1)	The Home2 Suites - Greenville Downtown Borrower (as defined below) is required to deposit monthly into the FF&E reserve the greater of (i)(a) during the first year of the Home2 Suites - Greenville Downtown Mortgage Loan (as defined below), an amount equal to 1/12 of 2.0% of gross income from operations during the calendar year immediately preceding the calendar year in which the payment date occurs, (b) during the second year, an amount equal to 1/12 of 3.0% of gross income from operations during the calendar year immediately preceding the calendar year in which the payment date occurs and (c) from and after the commencement of the third year, an amount equal to 1/12 of 4.0% of gross income from operations during the calendar year immediately preceding the calendar year in which the payment date occurs and (ii) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

(2)	The Home2 Suites - Greenville Downtown Property (as defined below) opened in September 2016; therefore, 3rd Most Recent NOI and 3rd Most Recent Occupancy are unavailable.

(3)	The appraisal concluded an as stabilized value of $30,500,000 as of July 9, 2020.

The Mortgage Loan. The eleventh largest mortgage loan (the “Home2 Suites - Greenville Downtown Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,000,000 and secured by a first priority fee mortgage encumbering an extended stay hospitality property known as the Home2 Suites - Greenville Downtown, located in Greenville, South Carolina (the “Home2 Suites - Greenville Downtown Property”). The proceeds of the Home2 Suites - Greenville Downtown Mortgage Loan were used to pay off existing debt on the Home2 Suites - Greenville Downtown Property, fund reserves, pay closing costs, and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is Sycamore Downtown LLC (the “Home2 Suites - Greenville Downtown Borrower”), a South Carolina limited liability company, with one independent director. The Home2 Suites - Greenville Downtown Borrower is wholly owned by Aashay Patel (34.75%), Yatish Patel (24.75%), Neetish Patel (24.75%), Rasik Patel (14.75%) and SD Management, Inc. (1.0%). Legal counsel to the Home2 Suites - Greenville Downtown Borrower delivered a non-consolidation opinion in connection with the origination of the Home2 Suites - Greenville Downtown Mortgage Loan. The non-recourse carveout guarantors and borrower sponsors for the Home2 Suites - Greenville Downtown Mortgage Loan are Aashay Patel and Yatish Patel.

Aashay Patel is the president of Sycamore Investment Group (“Sycamore”), where he oversees hotel development, construction, design and management, and contract negotiations, and develops strategy by developing brand defining hotels. Since 2009, Sycamore has developed seven new hotels from the ground up, and currently has three hotels either under construction or in active development.

Yatish Patel is currently the CEO of Sycamore. As CEO, Mr. Patel is responsible for the overall growth and financial position of the company, including asset and debt management of the portfolio, and for arranging both financing and investor equity of future hotel developments. He is a licensed commercial real estate broker and negotiates for site selections and acquisitions.

 A-3-96

350 North Main Street Greenville, SC 29601	Collateral Asset Summary – Loan No. 11 Home2 Suites - Greenville Downtown	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,876,691 64.9% 1.80x 13.8%

The Property. The Home2 Suites - Greenville Downtown Property is comprised of a 117-room, four-story, extended stay hotel located in Greenville, South Carolina. The Home2 Suites - Greenville Downtown Property is located along North Main Street, the main thoroughfare through downtown Greenville. The Home2 Suites - Greenville Downtown Property was constructed in 2016 and is situated on a 0.74-acre site. Amenities include an outdoor pool, business center, a 24-hour market pantry, fitness center, guest laundry room, outdoor patios with grills and fire pits, and complimentary continental breakfast. The Home2 Suites - Greenville Downtown Property’s guestroom mix consists of 86 king studios, 20 double-queen studios, and 11 one-bedroom suites. All standard studios and one-bedroom suites offer a separate living and sleeping area, and feature a fully equipped kitchen with a full-size refrigerator, microwave, two burner stove and dishwasher, a work desk and chair, nightstands, a dresser, 50-inch LCD flat panel televisions, and in-room coffee/tea maker. Additionally, the Home2 Suites - Greenville Downtown Property offers complimentary wireless internet access in all guestrooms. Parking is provided by 96 parking spaces (0.82 spaces per key). Eight of the parking spaces are surface spaces located adjacent to the main porte cochere and the remaining are covered spaces, as the hotel sits atop the parking garage.

The Home2 Suites - Greenville Downtown Property is under a franchise agreement with HLT ESP Franchise LLC, a subsidiary of Hilton Worldwide. The franchise agreement commenced on August 12, 2013 and has an expiration date of August 31, 2035.

According to the appraisal, the Home2 Suites - Greenville Downtown Property generates approximately 60% of its room revenue from commercial demand, approximately 30% form leisure demand, and approximately 10% from meeting and group demand.

Historical occupancy, ADR, and RevPAR of Home2 Suites - Greenville Downtown Property and its related competitive set are set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Home2 Suites - Greenville Downtown Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2016 TTM	80.3%	$147.55	$118.50	58.1%	$151.41	$88.00	72.4%	102.6%	74.3%
9/30/2017 TTM	81.2%	$144.30	$117.10	76.9%	$143.00	$109.96	94.8%	99.1%	93.9%
9/30/2018 TTM	81.2%	$146.74	$119.16	80.0%	$148.75	$119.04	98.5%	101.4%	99.9%

Source: Industry Report

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Home2 Suites - Greenville Downtown Property are attributable to differing reporting methodologies, and/or timing differences.

(2)	The competitive set includes Hampton Inn & Suites Greenville-Downtown RiverPlace, Staybridge Suites Greenville I-85 Woodruff Road, Courtyard Greenville Downtown, Candlewood Suites Greenville, and Home2 Suites by Hilton Greenville Airport.

The Market. The Home2 Suites - Greenville Downtown Property is located in Greenville, Greenville County, South Carolina within the Greenville-Anderson-Mauldin, SC metropolitan statistical area (the “Greenville MSA”). According to the appraisal, the city of Greenville is the largest city in South Carolina and the 65th largest metropolitan area in the United States by area. Greenville serves as the county seat for Greenville County, and is located in the “Upstate” region of South Carolina at the foothills of the Blue Ridge Mountains, halfway between Atlanta and Charlotte. The leading employment sectors in the Greenville MSA include professional and business services, government, manufacturing, education and health services, retail trade, and leisure and hospitality services. Major employers within the Greenville MSA include Greenville Health System, School District of Greenville County, Bon Secours St Francis Health System, Michelin North America Inc and GE Power & Water. According to the appraisal, the May 2018 unemployment rate was 2.5% for Greenville County. In comparison, the unemployment rate for South Carolina and the United States was 2.8% and 3.6%, respectively, for the same period.

The Home2 Suites - Greenville Downtown Property is located on the north side of downtown Greenville. The area surrounding the Home2 Suites - Greenville Downtown Property is predominantly large mid-rise office buildings containing first floor retail uses. The immediate area surrounding the Home2 Suites - Greenville Downtown Property consists primarily of Greenville’s entertainment and dining district with numerous restaurants, bar/lounges, and several condominium towers and hotels, primarily along Main Street. Downtown Greenville has seen numerous new developments and redevelopment of historic buildings into new modern uses. The Camperdown Development is currently under development approximately one-half mile southwest of the Home2 Suites - Greenville Downtown Property. The mixed-use facility is expected to include a 217-unit mixed-use apartment building, approximately 80,000 SF of retail space, 150,000 SF of office space, 18 condominiums and a 170-room AC hotel amongst four buildings. Other demand generators include Bon Secours Wellness Arena, Flour Field at the West End and TD Convention Center. TD Convention Center is located less than 3.5 miles east of the Home2 Suites - Greenville Downtown Property and is adjacent to the Greenville Downtown Airport. The TD Convention Center offers 280,000 SF of exhibit space and 60,000 SF of meeting and conference space, including a 30,000 SF ballroom. The appraisal identified a SpringHill Suites which is currently under construction, anticipated to open in January 2019 and less than ½ mile south of the Home2 Suites- Greenville Downtown Property as a direct competitor of the Home2 Suites - Greenville Downtown Property.

The Home2 Suites - Greenville Downtown Property is located along North Main Street, the main thoroughfare through downtown Greenville and less than one mile west of Interstate 385, which provides access to downtown Greenville from Interstate 85. Access to downtown Greenville is provided by Interstate 385, and Interstate 185 originating to the south.

According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the Home2 Suites - Greenville Downtown Property is 9,043, 77,889 and 156,541, respectively. Estimated 2018 median household income within a one-, three- and five-mile radius of the Home2 Suites - Greenville Downtown Property is $79,377, $65,546 and $65,482, respectively.

 A-3-97

350 North Main Street Greenville, SC 29601	Collateral Asset Summary – Loan No. 11 Home2 Suites - Greenville Downtown	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,876,691 64.9% 1.80x 13.8%

Primary competitive properties to the Home2 Suites - Greenville Downtown Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	2017 Occupancy	2017 ADR	2017 RevPAR
Home2 Suites - Greenville Downtown Property	117	60%	10%	30%	81%	$145.06	$117.47
Holiday Inn Express & Suites Greenville-Downtown	80	70%	5%	25%	80%-85%	$130-$135	$105-$110
Hampton Inn & Suites Greenville-Downtown RiverPlace	115	65%	10%	25%	80%-85%	$170-$175	$135-$140
Staybridge Suites Greenville I-85 Woodruff Road	96	65%	5%	30%	80%-85%	$135-$140	$110-$115
Courtyard Greenville Downtown	135	55%	15%	30%	80%-85%	$185-$190	$145-$150
Candlewood Suites Greenville	97	65%	5%	30%	80%-85%	$95-$100	$75-$80
Home2 Suites by Hilton Greenville Airport	102	60%	10%	30%	80%-85%	$125-$130	$105-$110
Aloft Greenville Downtown	144	55%	15%	30%	80%-85%	$170-$175	$135-$140
Total/Wtd. Avg.(1)	886	61%	10%	29%	82%	$148.32	$121.63

Source: Appraisal

(1)	Includes the Home2 Suites - Greenville Downtown Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Home2 Suites - Greenville Downtown Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017	9/30/2018 TTM	UW	UW per Room
Occupancy	N/A	N/A	81.0%	80.0%	80.0%
ADR	N/A	N/A	$145.06	$148.80	$148.80
RevPAR	N/A	N/A	$117.47	$119.04	$119.04

Rooms Revenue	N/A	N/A	$5,016,455	$5,083,624	$5,083,624	$43,450
Food & Beverage	N/A	N/A	$0	$0	$0	$0
Other Income(2)	N/A	N/A	$404,959	$398,038	$398,038	$3,402
Total Revenue	N/A	N/A	$5,421,414	$5,481,662	$5,481,662	$46,852
Total Expenses	N/A	N/A	$2,728,983	$2,817,267	$2,871,930	$24,546
Net Operating Income	N/A	N/A	$2,692,431	$2,664,395	$2,609,732	$22,305
FF&E	N/A	N/A	$0	$0	$219,266	$1,874
Net Cash Flow	N/A	N/A	$2,692,431	$2,664,395	$2,390,465	$20,431

NOI DSCR	N/A	N/A	2.02x	2.00x	1.96x
NCF DSCR	N/A	N/A	2.02x	2.00x	1.80x
NOI Debt Yield	N/A	N/A	14.3%	14.1%	13.8%
NCF Debt Yield	N/A	N/A	14.3%	14.1%	12.7%

(1)	The Home2 Suites - Greenville Downtown Property was built in 2016; therefore, 2015 and 2016 historical figures are not available.

(2)	Other Income includes valet parking, suite shop, pantry beer & wine, and other miscellaneous revenue.

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14670 Duval Road Jacksonville, FL 32218	Collateral Asset Summary – Loan No. 12 Crowne Plaza – Jacksonville (Airport)	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,418,678 60.6% 1.65x 15.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Original Balance:	$18,445,000			Location:	Jacksonville, FL 32218
Cut-off Date Balance:	$18,418,678			General Property Type:	Hospitality
% of Initial Pool Balance:	2.8%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee Simple
Borrower Sponsor:	Gregory D. Morris			Year Built/Renovated:	1969/2009-2010
Mortgage Rate:	6.0723%			Size:	317 Rooms
Note Date:	10/16/2018			Cut-off Date Balance per Room:	$58,103
First Payment Date:	12/6/2018			Maturity Date Balance per Room:	$45,168
Maturity Date:	11/6/2028			Property Manager:	Chesapeake Hospitality IV, LLC
Original Term:	120 months
Original Amortization Term:	300 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,794,791
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	15.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	19.5%
Additional Debt Type:	N/A			UW NCF DSCR:	1.65x
Additional Debt Balance:	N/A			Most Recent NOI:	$2,801,108 (8/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,874,667 (12/31/2017)
Reserves				3rd Most Recent NOI:	$1,252,420 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	82.0% (8/31/2018)
RE Tax:	$209,272	$17,439	N/A	2nd Most Recent Occupancy:	71.6% (12/31/2017)
Insurance:	$41,131	$15,819	N/A	3rd Most Recent Occupancy:	73.4% (12/31/2016)
FF&E(1):	$0	$53,548	N/A	Appraised Value (as of)(4):	$30,400,000 (9/4/2018)
PIP Reserve(2):	$5,250,000	Springing	N/A	Cut-off Date LTV Ratio(4):	60.6%
Laundry Facility Funds(3):	$0	Springing	N/A	Maturity Date LTV Ratio(4):	47.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,445,000	99.4%	Payoff:	$12,669,266	68.3%
Borrower Equity:	$109,609	0.6%	Reserves:	$5,500,402	29.6%
			Closing Costs:	$384,941	2.1%
Total Sources:	$18,554,609	100.0%	Total Uses:	$18,554,609	100.0%

(1)	On each monthly payment date beginning in December 2018, the Crowne Plaza - Jacksonville (Airport) Borrower (as defined below) is required to deposit in escrow an amount equal to the greater of (i) (A) on each of the first 24 payment dates, 1/12 of 6.0% of the gross income of the Crowne Plaza - Jacksonville (Airport) Property (as defined below) (based on the prior year’s performance) and (B) thereafter, 1/12 of 4.0% of the gross income of the Crowne Plaza - Jacksonville (Airport) Property (based on the prior year’s performance) and (ii) 1/12 of the aggregate amount, if any, required to be reserved pursuant to the management agreement and the franchise agreement for capital expenditures, including expenditures for furniture, fixtures and equipment, replacements, building improvements, major repairs and alterations during the calendar year such monthly payment date occurs.

(2)	On each monthly payment date during a PIP Trigger Event (as defined below), the Crowne Plaza - Jacksonville (Airport) Borrower is required to deposit with the lender all excess cash flow for costs and expenses that may be incurred in connection with (a) the performance of the applicable property improvement plan (“PIP”) work and/or (b) the cure of such PIP Trigger Event. A “PIP Trigger Event” will commence upon (i) the franchisor giving written notice of its intent to terminate, cancel or not extend or renew the franchise agreement and will continue until (a) the revocation or rescission by the franchisor of all termination or cancellation notices with respect to the franchise agreement, (b) an acceptable franchise extension or (c) an acceptable franchise replacement, (ii) on or prior to the date that is 12 months prior to the then applicable franchise agreement expiration date, the franchise agreement is not extended or renewed and will continue until (a) an acceptable franchise extension or (b) an acceptable franchise replacement, (iii) an event of default by the Crowne Plaza - Jacksonville (Airport) Borrower or an affiliate of the Crowne Plaza - Jacksonville (Airport) Borrower under the franchise agreement and will continue until such event of default is cured, (iv) an event of default by the franchisor under the franchise agreement and will continue until (a) such event of default is cured or (b) an acceptable franchise replacement, (v) any bankruptcy action of the franchisor under the franchise agreement and will continue until (a) an acceptable franchise replacement or (b) such bankruptcy action is dismissed within 120 days of such filing or (vi) if the franchisor under the franchise agreement requires the Crowne Plaza - Jacksonville (Airport) Borrower to perform or otherwise satisfy any other PIP work.

(3)	The Crowne Plaza - Jacksonville (Airport) Borrower is required to deposit with the lender at least 30 days prior to the commencement of the construction of a new laundry facility, an amount equal to 110% of the estimated cost of such laundry facility.

(4)	Appraised Value includes $5,000,000 for capital expenditures that have been fully escrowed and are available to fund the proposed capital improvements of the Crowne Plaza - Jacksonville (Airport) Property. Excluding the associated value with capital expenditures, the Appraised Value equals $25,400,000, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 72.5% and 56.4%, respectively.

The Mortgage Loan. The twelfth largest mortgage loan (the “Crowne Plaza - Jacksonville (Airport) Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $18,445,000, which is secured by a first priority fee mortgage encumbering a 317-room full service hospitality property located in Jacksonville, Florida (the “Crowne Plaza - Jacksonville (Airport) Property”). The proceeds of the Crowne Plaza - Jacksonville (Airport) Mortgage Loan, along with $109,609 in borrower sponsor’s equity, were used to refinance existing debt on the Crowne Plaza - Jacksonville (Airport) Property, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Eagle Landings of Jax, LLC (the “Crowne Plaza - Jacksonville (Airport) Borrower”), a Florida limited liability company structured to be bankruptcy remote with one independent director. Eagle Landings of Jax, LLC is indirectly owned by (a) Golden Eagle Hotel Investments, LLC (59.9740%), which is wholly owned by the guarantor and borrower sponsor, Gregory D. Morris, (b) McNeel Capital, LLLP (10.3263%) and (c) other members (29.6997%).

 A-3-100

14670 Duval Road Jacksonville, FL 32218	Collateral Asset Summary – Loan No. 12 Crowne Plaza – Jacksonville (Airport)	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,418,678 60.6% 1.65x 15.2%

The Property. The Crowne Plaza - Jacksonville (Airport) Property consists of a six-story, 317-room full service hotel situated on an approximately 10.24-acre site located in Jacksonville, Florida. Constructed in 1969, the Crowne Plaza - Jacksonville (Airport) Property was renovated from 2009 to 2010 and contains 551 parking spaces (1.7 spaces per room). The Crowne Plaza - Jacksonville (Airport) Property’s guestroom configuration consists of 122 king rooms, 193 double/double rooms and two king suites. Each guestroom features a 37” flat screen TV, complimentary Wi-Fi, Keurig single-cup coffee maker, refrigerator, work desk with Herman Miller chair, aromatherapy kits, and secure wireless printing. Each king two-room suite features a garden soaking tub, separate shower, plush terry robes, a half-bath and a bar area with sofa and chairs, free Wi-Fi and a dedicated work area. Executive Floor rooms offer private access to the Executive Lounge, with complimentary breakfast, drinks and snacks throughout the day.

Amenities at the Crowne Plaza - Jacksonville (Airport) Property include an indoor and outdoor pool, fitness center, business center, Savannah Bistro, Rainforest Lounge, Biscotti's Internet Café, a club level lounge, 10 meeting rooms totaling 7,830 SF of meeting space, free Wi-Fi, vending machines, and laundry facilities. The Crowne Plaza - Jacksonville (Airport) Property also offers a shuttle to the airport. The Crowne Plaza - Jacksonville (Airport) Property has a building and rooftop agreement with Verizon Wireless (“Verizon”). Verizon occupies a 288 SF cell tower at the Crowne Plaza - Jacksonville (Airport) Property under a lease that commenced in July 2006. Verizon pays annual rent of $28,566 and has two, five-year renewal options remaining. The Verizon lease will automatically renew unless Verizon terminates its lease with at least six months’ written notice.

The Crowne Plaza - Jacksonville (Airport) Property operates under a franchise agreement with Holiday Hospitality Franchising, Inc., which is a subsidiary of InterContinental Hotel Group PLC (“IHG”). The franchise agreement expires in January 2030 and requires a monthly royalty fee of 5.0% of rooms revenue and a monthly services contribution fee of 3.0% of rooms revenue. Holiday Hospitality Franchising, Inc. operates as a franchisor and licensor of most IHG brand names and marks. IHG is a global hotel company, operating 10 brands internationally. In 2017, IHG franchised, managed, owned and leased approximately 5,348 hotels and approximately 798,075 guest rooms in nearly 100 countries. IHG’s portfolio of global brands includes InterContinental Hotels and Resorts, Kimpton Hotels and Restaurants, Hotel Indigo, HUALUXE Hotels and Resorts, Crowne Plaza Hotels and Resorts, Holiday Inn Hotels and Resorts, Holiday Inn Club Vacations, Holiday Inn Express, Staybridge Suites, Candlewood Suites, EVEN hotels, and Avid hotels.

The Crowne Plaza - Jacksonville (Airport) Property was originally developed as a Holiday Inn in 1969 and was redeveloped into a Crowne Plaza in 2010. The borrower sponsor acquired the Crowne Plaza - Jacksonville (Airport) Property in October 2017 for $15.75 million ($49,685 per room). According to the borrower sponsor, the Crowne Plaza - Jacksonville (Airport) Property has received $622,367 ($1,963 per room) in capital improvements since acquisition. Improvements included new electronic door locks and refrigerators for the guestrooms, administrative office renovations, fresh paint on the exterior, landscaping and site upgrades, and new exterior signage. The borrower sponsor is required to complete a PIP at an estimated cost of $5.0 million ($15,773 per room).

A summary of the Crowne Plaza - Jacksonville (Airport) Property historical performance is provided below:

Crowne Plaza - Jacksonville (Airport) Property Historical Occupancy, ADR, RevPAR(1)
Year	Crowne Plaza - Jacksonville (Airport) Property			Competitive Set(2)			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	74.1%	$70.42	$52.18	75.7%	$93.87	$71.03	97.9%	75.0%	73.5%
2016	73.4%	$78.51	$57.63	78.2%	$101.88	$79.72	93.8%	77.1%	72.3%
2017	71.6%	$90.16	$64.58	82.1%	$108.05	$88.73	87.2%	83.4%	72.8%
8/31/2018 TTM	82.1%	$94.55	$77.59	84.6%	$111.95	$94.67	97.0%	84.5%	82.0%

Source: Industry Report

(1)	The variances between the underwriting, the industry report and the appraisal with respect to Occupancy, ADR and RevPAR at the Crowne Plaza - Jacksonville (Airport) Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set includes DoubleTree Jacksonville Airport, Courtyard Jacksonville Airport, Hilton Garden Inn Jacksonville Airport, Holiday Inn Express Jacksonville Airport, Hyatt Place Jacksonville Airport and Aloft Jacksonville Airport.

The Market. The Crowne Plaza - Jacksonville (Airport) Property is located in Jacksonville, Florida, approximately 2.1 miles east of Jacksonville International Airport (“JAX”), approximately 11.6 miles north of downtown Jacksonville and approximately 11.0 miles north of the Port of Jacksonville (“JAXPORT”). Crowne Plaza - Jacksonville (Airport) Property’s neighborhood is defined by Pecan Park Road to the north, U.S. Highway 17/Main Street North to the east, Interstate 295 to the south, and JAX to the west. JAX is located near many of Jacksonville’s business districts as well as vacation destinations such as Amelia Island, St. Augustine and Ponte Vedra. JAX is primarily served by airlines such as Delta, Southwest Airlines, American Airlines, and JetBlue and features two runways and one main terminal with two concourses. According to the appraisal, JAX recorded 5,593,902 passengers in 2017, an increase of 0.6% from 2016. JAX underwent a major renovation in 2008. The renovation included the expansion of the existing terminal building, the construction of Concourse C, and the reconstruction of Concourse A.

The neighborhood surrounding the Crowne Plaza - Jacksonville (Airport) Property is characterized by airport-related uses, restaurants, hotels, and retail shopping centers along the primary thoroughfares, with residential areas, business parks, and warehouse/logistics facilities located along the secondary roadways. Businesses and entities in the area include JAX, UF Health, Coach, EcoLab, Mercedes-Benz, and Amazon. Mercedes-Benz is in the process of relocating its engineering division from New Jersey to its Jacksonville facility near JAX. The facility, which is approximately one mile from the Crowne Plaza - Jacksonville (Airport) Property, functions as Mercedes-Benz’s southern regional office with operations including engineering and performance, quality evaluation, and parts distribution. Amazon recently completed a 1,000,000 SF distribution center located approximately 2.9 miles from the Crowne Plaza - Jacksonville (Airport) Property. Restaurants in the surrounding area include Waffle House, Denny's, LongHorn Steakhouse, Outback Steakhouse, Cracker Barrel Old Country Store, Panera Bread, Buffalo Wild Wings, Chili’s Grill & Bar, Chipotle Mexican Grill and Zaxby's. Additionally, the River City Marketplace, located approximately 0.7 miles southeast of the Crowne Plaza - Jacksonville (Airport) Property, features a variety of retail and dining establishments.

According to the appraisal, JAXPORT, the nation’s newest and third-largest seaport, supports over 132,000 jobs, generates approximately $27 billion in annual economic output, and handles over 8.3 million tons of cargo annually. JAXPORT operates three public marina terminals and offers cargo terminals for the intermodal transport of containers, automobiles, bulk, break-bulk, and refrigerated cargoes, as well as a temporary cruise terminal. JAXPORT is the second-largest import destination of automotive vehicles in the United States, serving European car manufacturers, among other major global manufacturers, and has become a primary distribution hub for both Chinese and South Korean automobiles in recent years. In 2017, JAXPORT announced

 A-3-101

14670 Duval Road Jacksonville, FL 32218	Collateral Asset Summary – Loan No. 12 Crowne Plaza – Jacksonville (Airport)	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,418,678 60.6% 1.65x 15.2%

plans to develop a 100-acre automotive processing facility at its Dames Point Terminal, the first phase of which is expected to open in late 2018, while the additional phases should be completed by 2020.

According to an industry report as of August 2018, the Crowne Plaza - Jacksonville (Airport) Property is located in the Jacksonville, Florida hospitality market, which consists of 271 hotel properties with a total of 27,491 rooms. The overall market has shown growth in occupancy, ADR and RevPAR over the trailing 12-month period, reporting 4.5%, 5.0% and 9.7% growth, respectively. According to an industry report as of August 2018, the Crowne Plaza - Jacksonville (Airport) Property is located in the Jacksonville/Airport, Florida hospitality submarket, which consists of 54 hotel properties with a total of 7,164 rooms. The overall submarket has shown growth in occupancy, ADR and RevPAR over the trailing 12-month period reporting 8.0%, 3.0% and 11.2% growth, respectively.

A summary of demand segmentation and recent performance of the Crowne Plaza - Jacksonville (Airport) Property is below:

Crowne Plaza - Jacksonville (Airport) Property Summary
Property Name	# Rooms	Commercial/ Government Demand	Leisure Demand	Meeting & Group Demand	Contract Demand	Est. 2017 Occupancy	Est. 2017 ADR	Est. 2017 RevPAR
Crowne Plaza - Jacksonville (Airport)	317	34%	20%	17%	29%	75.4%	$90.78	$68.49
DoubleTree by Hilton Hotel Jacksonville Airport	201	40%	20%	20%	20%	80.0%-85.0%	$110.00-$115.00	$90.00-$95.00
Subtotal/Wtd. Avg.(1)	518	36%	20%	18%	25%	77.6%	$99.78	$77.43
Secondary Competitors	1,004	64%	26%	8%	2%	81.8%	$107.56	$88.02
Total/Wtd. Avg.(1)	1,522	52%	23%	12%	12%	80.0%	$104.31	$83.47

Source: Appraisal

(1)	Includes the Crowne Plaza - Jacksonville (Airport) Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Crowne Plaza - Jacksonville (Airport) Property:

Cash Flow Analysis
	2015	2016	2017	8/31/2018 TTM	UW	UW per Room
Occupancy	74.1%	73.4%	71.6%	82.0%	82.0%
ADR	$70.27	$78.46	$90.00	$94.45	$94.45
RevPAR	$52.07	$57.59	$64.46	$77.42	$77.42

Rooms Revenue	$6,024,238	$6,681,850	$7,458,727	$8,957,539	$8,957,539	$28,257
Other Income	$1,381,970	$1,353,060	$1,471,424	$1,752,119	$1,752,119	$5,527
Total Revenue	$7,406,208	$8,034,910	$8,930,151	$10,709,658	$10,709,658	$33,784
Total Expenses	$6,502,604	$6,782,490	$7,055,484	$7,908,551	$7,914,867	$24,968
Net Operating Income	$903,604	$1,252,420	$1,874,667	$2,801,108	$2,794,791	$8,816
FF&E	$296,248	$321,396	$357,206	$428,386	$428,386	$1,351
Net Cash Flow	$607,356	$931,024	$1,517,461	$2,372,721	$2,366,405	$7,465

NOI DSCR	0.63x	0.87x	1.31x	1.95x	1.95x
NCF DSCR	0.42x	0.65x	1.06x	1.65x	1.65x
NOI Debt Yield	4.9%	6.8%	10.2%	15.2%	15.2%
NCF Debt Yield	3.3%	5.1%	8.2%	12.9%	12.8%

 A-3-102

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 A-3-103

8661 and 8645 Colesville Road Silver Spring, MD 20910	Collateral Asset Summary – Loan No. 13 Ellsworth Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,000,000 71.9% 1.46x 10.0%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$15,000,000			Location:	Silver Spring, MD 20910
Cut-off Date Balance(1):	$15,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee Simple
Borrower Sponsor:	George B. Tomlin, Jr.			Year Built/Renovated:	1947/1991, 2014-2015
Mortgage Rate:	5.0100%			Size:	347,758 SF
Note Date:	7/20/2018			Cut-off Date Balance per SF(1):	$198
First Payment Date:	9/6/2018			Maturity Date Balance per SF(1):	$176
Maturity Date:	8/6/2028			Property Manager:	GBT Realty Corporation (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months
Seasoning:	4 months
Prepayment Provisions(2):	LO (23); YM1 (90); O (7)
Lockbox/Cash Mgmt Status:	Hard/Springing
Additional Debt Type(1)(3):	Pari Passu
Additional Debt Balance(1)(3):	$54,000,000
Future Debt Permitted (Type):	No (N/A)			Underwriting and Financial Information
Reserves				UW NOI(4):	$6,927,941
Type	Initial	Monthly	Cap	UW NOI Debt Yield(1):	10.0%
RE Tax:	$0	$41,858	N/A	UW NOI Debt Yield at Maturity(1):	11.3%
Insurance:	$61,994	$6,560	N/A	UW NCF DSCR(1):	1.86x (IO) 1.46x (P&I)
Replacements:	$0	$7,245	N/A	Most Recent NOI(4):	$6,385,363 (5/31/2018 TTM)
Deferred Maintenance:	$16,875	$0	N/A	2nd Most Recent NOI(4):	$5,952,628 (12/31/2017)
TI/LC:	$2,000,000	$27,531	$2,000,000	3rd Most Recent NOI(4):	$3,016,553 (12/31/2016)
Five Below TI:	$313,155	$0	N/A	Most Recent Occupancy:	91.6% (7/1/2018)
Five Below Rent:	$382,927	$0	N/A	2nd Most Recent Occupancy:	92.4% (12/31/2017)
Five Below LC:	$104,737	$0	N/A	3rd Most Recent Occupancy:	87.1% (12/31/2016)
Metro PCS TI:	$152,100	$0	N/A	Appraised Value (as of):	$95,900,000 (6/21/2018)
Panadian TI:	$32,164	$0	N/A	Cut-off Date LTV Ratio(1):	71.9%
Burlington TI:	$22,519	$0	N/A	Maturity Date LTV Ratio(1):	63.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$69,000,000	69.8%	Purchase Price:	$92,000,000	93.1%
Borrower Equity:	$29,827,229	30.2%	Reserves:	$3,086,471	3.1%
			Closing Costs:	$3,740,757	3.8%
Total Sources:	$98,827,229	100.0%	Total Uses:	$98,827,229	100.0%

(1)	The Ellsworth Place Mortgage Loan (as defined below) is part of the Ellsworth Place Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $69,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Ellsworth Place Whole Loan.

(2)	Following the lockout period, the Ellsworth Place Borrower (as defined below) has the right to prepay the Ellsworth Place Whole Loan in whole, but not in part, provided that the Ellsworth Place Borrower pays an amount equal to the greater of the yield maintenance premium or 1.0% of the then outstanding principal balance of the Ellsworth Place Whole Loan (the prepayment premium). In addition, the Ellsworth Place Whole Loan is prepayable without penalty on or after February 6, 2028.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	The Ellsworth Place Property underwent a $46.7 million renovation and reconfiguration within the last five years; as such, Most Recent NOI and UW NOI increased compared to those in 2016 and 2017.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Ellsworth Place Mortgage Loan”) is part of a whole loan (the “Ellsworth Place Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal balance of $69,000,000, all of which are secured by a first priority fee mortgage encumbering an anchored retail property known as Ellsworth Place located in Silver Spring, Maryland (the “Ellsworth Place Property”). Promissory Note A-3, with an original principal balance of $15,000,000, represents the Ellsworth Place Mortgage Loan and will be included in the UBS 2018-C14 Trust. The controlling Promissory Note A-1, with an original principal balance of $24,000,000, was contributed to the WFCM 2018-C47 securitization, and the non-controlling Promissory Note A-2, with an original principal balance of $20,000,000, was contributed to the UBS 2018-C13 securitization. The below table summarizes the remaining Promissory Notes A-4 and A-5, which are currently held by RMF and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Ellsworth Place Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2018-C47 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

 A-3-104

8661 and 8645 Colesville Road Silver Spring, MD 20910	Collateral Asset Summary – Loan No. 13 Ellsworth Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,000,000 71.9% 1.46x 10.0%

Ellsworth Place Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$24,000,000	$24,000,000	WFCM 2018-C47	Yes
Note A-2	$20,000,000	$20,000,000	UBS 2018-C13	No
Note A-3	$15,000,000	$15,000,000	UBS 2018-C14	No
Note A-4	$5,000,000	$5,000,000	RMF	No
Note A-5	$5,000,000	$5,000,000	RMF	No
Total	$69,000,000	$69,000,000

The proceeds of the Ellsworth Place Whole Loan, together with $29,827,229 in borrower sponsor equity, were used to purchase the Ellsworth Place Property, pay closing costs, and fund reserves.

The Borrower and the Borrower Sponsor. The borrower is Avante Ellsworth Venture I LLC (the “Ellsworth Place Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the Ellsworth Place Borrower delivered a non-consolidation opinion in connection with the origination of the Ellsworth Place Whole Loan. George B. Tomlin, Jr. is the non-recourse carveout guarantor and borrower sponsor of the Ellsworth Place Whole Loan. The Ellsworth Place Borrower is wholly owned by Avante Ellsworth JV LLC (100%). Avante Ellsworth JV LLC is owned by GBT ERI Power Center Venture I, LLC (Managing Member, 24.8%), GBT Capital Holdings Fund I LLC (4.8%), and Avante Ellsworth LLC (70.4%). Avante Ellsworth LLC in owned by Avante Ellsworth Holdings, LLC (97.44%), U.S. Investor 1 (1.16%), U.S. Investor 2 (0.70%), and U.S. Investor 3 (0.70%). Avante Ellsworth Holdings, LLC is wholly owned by Avante Ellsworth Inc. (100%).

Avante Ellsworth Inc. is owned by Avante Delco Holding II LLC (approximately 5.13%, 100% of voting stock, Delaware LLC), Avante USRE IV Fondo de Inversion Privado (approximately 10.56%, Chile), Avante USRE V Fondo de Inversion Privado (approximately 18.56%, Chile), Avante USRE VI Fondo de Inversion Privado (approximately 14.09%, Chile), Ellsworth RE Ltd. (approximately 21.69%, Bahamas I), and International Business RE Hldg Co. Ltd. (approximately 29.97%, Bahamas II). Avante Delco Holding II LLC is owned by Avante Inversion es SPA (Managing Member, 51%, Chile) and U.S. Member (49%). As it relates to Avante USRE IV Fondo de Inversion Privado (Chile), Avante USRE V Fondo de Inversion Privado (Chile), Avante USRE VI Fondo de Inversion Privado (Chile), Ellsworth RE Ltd (Bahamas), and International Business RE Hldg Co. Ltd (Bahamas), no investor owns more than 10% of the direct or indirect equity interest of the Ellsworth Place Borrower, and the manager of each of these entities is Avante Administradora S.A (Chile).

GBT ERI Power Center Venture I, LLC is owned by Fenway Venture Investment Partners, LLC (Manager, 20%) and ERI/GBT Holdings LLC (80%). Fenway Venture Investment Partners, LLC is owned equally by Fenway Venture Equity Partners, LLC and Fenway Venture Management Partners, LLC. Fenway Venture Equity Partners, LLC is wholly owned by George B. Tomlin, Jr. Fenway Venture Management Partners, LLC is owned by George B. Tomlin, Jr. (Manager, 63%) and GBT Realty Corporation employees (Member, 36%). No GBT employees own more than 10% of the direct or indirect equity interest of the Ellsworth Place Borrower. ERI/GBT Holdings, LLC is wholly owned by Equity Resource Fund 2017 Holdings LLC Series 3 and EDVP LP serves as the Manager. EDVP LP is owned by Eggert Dagbjartsson (General Partner, 95%) and Victor J. Paci (Limited Partner, 5%). Equity Resource Fund 2017 Holdings LLC Series 3 is owned by Institution Investor Fund I (Member, 34.09%), Institution Investor Fund II (Member, 11.36%), passive investors (none of whom hold greater than 10%, 54.55%) and ERF Fund 2017 MM LLC (Managing Member, 0.0005%). ERF Fund 2017 MM LLC is owned by EDBB Limited Partnership (31.75%), PFLP Limited Partnership (20%), passive investors (none of whom hold 10% or more on a look through basis, 44.38%), Victor J. Paci (Managing Member, 1.81%), and Eggert Dagbjartsson (Managing Member, 2.06%). Institutional Investor Fund I and Institutional Investor Fund II are both owned by multiple investors, none of whom indirectly hold 20% or more of Equity Resource Fund 2017 Holdings LLC Series 3.

George B. Tomlin, Jr. is a Nashville-based real estate executive who founded GBT Realty Corporation (“GBT”) in 1987 with a regional focus in office and retail investment management services. GBT changed its focus in 1990 from investment management services to retail development, and over the past 30 years, GBT has developed over $35 million SF in 27 states. Additionally, GBT has acquired and sold over $5 billion of retail assets and procured over $2 billion in financing backed by commercial real estate.

The Property. The Ellsworth Place Property is a 347,758 SF anchored retail property located in Silver Spring, Maryland, within Montgomery County, approximately 6.5 miles north of Washington, D.C. Built in 1947 and renovated in 1991 and in 2014-2015, the Ellsworth Place Property consists of one, five-story building situated on a 2.1-acre site along Colesville Road. The Ellsworth Place Property is anchored by Burlington Coat Factory (65,096 SF), Dave & Buster’s (41,975 SF), Marshalls (27,771 SF), Ross Dress for Less, Inc. (25,716 SF), T.J. Maxx (24,000 SF), and Michael’s Stores Inc. (21,336 SF), which collectively comprise 59% of total net rentable area (“NRA”). There are no parking requirements per local zoning code, but the Ellsworth Place Property does have direct interior access to a 1,200-space parking garage via a pedestrian sky bridge located on the fourth level of the Ellsworth Place Property. The City of Silver Spring has granted an easement for a pedestrian walkway from the parking garage to the Ellsworth Place Property, and the Ellsworth Place Borrower is responsible for the maintenance of the sky bridge. The parking garage is owned and operated by Montgomery County, which offers free parking during the evening and weekends while charging fees only during the workdays.

The Ellsworth Place Property was converted from a department store to a regional mall in 1991. Between 2014 and 2015, the seller of the Ellsworth Place Property completed a $46.7 million redevelopment and reconfiguration of the Ellsworth Place Property into an enclosed vertical, urban power center. Exterior improvements focused on increasing pedestrian traffic through increased accessibility and visibility through the addition of 15 escalators and stairways. Additional points of entry were added along Colesville Road and Ellsworth Drive, and the existing entrance along Fenton Street was widened. The result is six total access points that allow customers to enter from Colesville Road, Fenton Street, Ellsworth Drive, and via the sky bridge that connects to the parking garage. Additionally, the prior owner of the Ellsworth Place Property improved signage with the addition of LED and blade signs to improve visibility to the Ellsworth Place Property. Interior improvements focused on upgrading the design and finishes.

The Ellsworth Place Property consists of two condominium units, including the existing retail unit (the “Retail Unit”) and an air rights unit in which is vested the right to commence future construction of a nine story office building totaling 210,000 SF of office space in the air rights above the Retail Unit (the “AR Unit”). The Ellsworth Place Borrower (the owner of the AR Unit) has the future right to build an office building in the AR Unit. The Ellsworth Place Borrower pays nominal taxes on the AR Unit based on an assessment of the air rights, which were approved when the Retail Unit was originally built in 1988. The Ellsworth Place Borrower owns 100% of the condominium units. The Ellsworth Place Whole Loan documents prohibit the sale or other transfer of the AR Unit and the development of the AR Unit office space during the term of the Ellsworth Place Whole Loan.

 A-3-105

8661 and 8645 Colesville Road Silver Spring, MD 20910	Collateral Asset Summary – Loan No. 13 Ellsworth Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,000,000 71.9% 1.46x 10.0%

Major Tenants.

Burlington Coat Factory (65,096 SF, 18.7% of NRA, 12.8% of underwritten base rent). Burlington Coat Factory is owned by Burlington Stores, Inc. (“Burlington”), a nationally recognized off-price retailer of branded merchandise at discounted prices. As of February 3, 2018, Burlington operated 629 stores in 45 states and Puerto Rico, with diversified product categories offering an extensive selection of in-season, fashion merchandise including: women’s ready to wear apparel, accessories, footwear, menswear, youth apparel, baby, home, coats, beauty and gift. Burlington Coat Factory has been a tenant at the Ellsworth Place Property since 1997 under a lease that commenced February 1, 1997 and expires February 28, 2026, with four, five-year renewal options remaining and no termination options.

Dave & Buster’s (41,975 SF, 12.1% of NRA, 17.1% of underwritten base rent). Dave & Buster’s is owned by Dave & Buster’s Entertainment, Inc., an owner and operator of entertainment and dining venues which operate under the name “Dave & Buster’s”. Dave & Buster’s provides customers with interactive entertainment options for adults and families while serving food and beverages. Dave & Buster’s has been a tenant at the Ellsworth Place Property since 2016 under a lease that commenced November 21, 2016 and expires January 31, 2032, with two, five-year renewal options remaining and no termination options.

Marshalls (27,771 SF, 8.0% of NRA, 4.7% of underwritten base rent). Marshalls is owned by the TJX Companies, Inc., the leading off-price apparel and home fashions retailer in the United States and worldwide. TJX Companies, Inc. offers a changing assortment of brand name and designer merchandise generally at discounted prices. TJ Maxx and Marshalls chains are collectively the largest off-price retailer in the United States with a total of 2,285 stores, which includes 1,062 Marshalls stores at the end of fiscal year 2018. Marshalls has been a tenant at the Ellsworth Place Property since 1992 under a lease that commenced April 2, 1992 and expires June 30, 2020, with three, five-year renewal options remaining and no termination options.

Ross Dress for Less, Inc. (25,716 SF, 7.4% of NRA, 6.5% of underwritten base rent) (“Ross Dress for Less”). Ross Dress for Less is owned by Ross Stores, Inc., which is headquartered in Pleasanton, California and operates Ross Dress for Less and dd’s DISCOUNTS. Ross Dress for Less and dd’s DISCOUNTS offer name brand apparel, accessories, footwear, and home fashions. Ross Dress for Less has been a tenant at the Ellsworth Place Property since 2016 under a lease that commenced March 17, 2016 and expires January 31, 2027, with four, five-year renewal options remaining. Ross Dress for Less has a one-time termination right if gross sales during the third full lease year (February 1, 2018 through January 31, 2019) do not exceed $7.5 million. Ross Dress for Less may terminate its lease within 365 days following the third full lease year, which will be no later than 12 months and no earlier than 120 days following the early termination notice.

TJ Maxx (24,000 SF, 6.9% of NRA, 4.6% of underwritten base rent). TJ Maxx is owned by the TJX Companies, Inc., an off-price apparel and home fashions retailer in the United States and worldwide. TJX Companies, Inc. offers a changing assortment of brand name and designer merchandise generally at discounted prices. TJ Maxx and Marshalls chains are collectively the largest off-price retailer in the United States with a total of 2,285 stores, which includes 1,223 TJ Maxx stores at the end of fiscal year 2018. TJ Maxx has been a tenant at the Ellsworth Place Property since 2015 under a lease that commenced November 11, 2015 and expires November 30, 2025, with four, five-year renewal options remaining and no termination options.

 A-3-106

8661 and 8645 Colesville Road Silver Spring, MD 20910	Collateral Asset Summary – Loan No. 13 Ellsworth Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,000,000 71.9% 1.46x 10.0%

The following table presents a summary regarding the largest tenants at the Ellsworth Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF(3)	Most Recently Reported Sales		Occ. Cost %(5)	Lease Expiration
							$(4)	PSF
Anchor Tenants
Burlington Coat Factory	NR/NR/BB	65,096	18.7%	$943,892	12.8%	$14.50	$12,951,680	$199	7.9%	2/28/2026
Dave & Buster’s	NR/NR/NR	41,975	12.1%	$1,259,250	17.1%	$30.00	$10,179,321	$243	14.1%	1/31/2032
Marshalls	NR/A2/A+	27,771	8.0%	$347,138	4.7%	$12.50	$7,869,131	$283	7.7%	6/30/2020
Ross Dress for Less, Inc.(6)	NR/A3/A-	25,716	7.4%	$475,746	6.5%	$18.50	N/A	N/A	N/A	1/31/2027
TJ Maxx	NR/A2/A+	24,000	6.9%	$339,840	4.6%	$14.16	N/A	N/A	N/A	11/30/2025
Michaels Stores, Inc	NR/NR/BB-	21,336	6.1%	$416,052	5.6%	$19.50	N/A	N/A	N/A	2/28/2025
Total Anchor Tenants		205,894	59.2%	$3,781,918	51.3%	$18.37

Major Tenants
Guitar Center Stores, Inc.	NR/Caa3/CCC+	14,600	4.2%	$328,500	4.5%	$22.50	N/A	N/A	N/A	4/30/2032
Forever 21 Retail, Inc.(7)	NR/NR/NR	13,224	3.8%	$218,196	3.0%	$16.50	$1,893,977	$143	18.6%	1/31/2027
McGinty’s Irish Public House	NR/NR/NR	9,821	2.8%	$314,043	4.3%	$31.98	$2,738,697	$279	13.5%	12/31/2025
Five Below(8)	NR/NR/NR	9,500	2.7%	$266,004	3.6%	$28.00	N/A	N/A	N/A	1/31/2029
Total Major Tenants		47,145	13.6%	$1,126,743	15.3%	$23.90

Other Tenants		65,581	18.9%	$2,458,718	33.4%	$37.49
Vacant(9)		29,138	8.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		347,758	100.0%	$7,367,379	100.0%	$23.12

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales $ reflects the 12-month period ending May 31, 2018 for each tenant reporting sales, except for Dave & Buster’s whose sales represent the 12-month period ending December 31, 2018.

(5)	Occ. Cost % is based on the contractual rent as of the underwritten rent roll and underwritten reimbursements divided by most recently reported sales.

(6)	Ross Dress for Less, Inc. has a one-time right to terminate its lease if its gross sales do not exceed $7.5 million during February 1, 2018 through January 31, 2019 within 365 days following the measuring period. The termination notice period will be no later than 12 months and no earlier than 120 days following the early termination notice.

(7)	Forever 21 Retail, Inc. has a one-time right to terminate its lease if its gross sales do not exceed $250 PSF from October 2018 through September 2019, with a 180-day notice period.

(8)	Five Below is in a free rent period of 90 days after the earlier of (i) the delivery date and (ii) the date Five Below opens for business. The Ellsworth Place Borrower deposited $382,927 in a free rent reserve and $417,892 in the tenant improvement leasing reserve account related to Five Below. Five Below has a one-time right to terminate its lease if its gross sales do not exceed $2,220,000 from the 44th month through the 55th month with a 60-day notice period and payment of 100% of the unamortized tenant allowance.

(9)	Vacant includes temporary tenants Kids for Less, which occupies 7,110 SF and pays percent in lieu of base rent and Oxford Jewelers, which occupies 828 SF and pays month-to-month rent. Noodle & Company, which occupied 2,994 SF, went dark in May 2018 and continues to pay $55.00 PSF in rent until August 2019. Payless ShoeSource occupies 3,574 SF and is on rent relief. Each of such tenants has been underwritten as vacant.

 A-3-107

8661 and 8645 Colesville Road Silver Spring, MD 20910	Collateral Asset Summary – Loan No. 13 Ellsworth Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,000,000 71.9% 1.46x 10.0%

The following table presents historical sales information for major tenants at the Ellsworth Place Property:

Historical Sales Summary
	3rd Most Recently Reported Sales			2nd Most Recently Reported Sales			Most Recently Reported Sales(1)
Tenant	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)
McGinty’s Irish Public House	$2,865,846	$292	12.9%	$2,735,217	$279	13.6%	$2,738,697	$279	13.5%
Asia Buffet/Blue Pearl	$2,275,827	$289	11.9%	$2,485,387	$315	10.9%	$2,540,324	$322	10.6%
Not Your Average Joe’s, Inc.	N/A	N/A	N/A	$2,656,251	$394	11.6%	$3,008,255	$446	10.2%
Shoe City	N/A	N/A	N/A	$1,112,967	$228	18.9%	$1,106,077	$227	19.1%
Rainbow	$816,352	$190	10.4%	$824,576	$192	10.3%	$824,577	$192	10.8%
Foot Locker Retail, Inc.	$1,292,710	$320	13.4%	$1,430,042	$354	12.1%	$1,570,965	$389	11.0%
Beauty Pro	$448,127	$192	25.5%	$512,312	$220	22.3%	$508,252	$218	22.5%
Mod Super Fast Pizza	$1,042,392	$447	18.2%	$1,087,802	$466	17.5%	$1,099,566	$472	17.3%
General Nutrition Center	$368,391	$269	18.3%	$425,804	$311	15.8%	$415,342	$304	16.2%
Trendy Nail Salon	N/A	N/A	N/A	$723,118	$552	9.4%	$743,165	$567	9.6%
Hair Cuttery – Ratner Grp	$444,949	$351	24.1%	$484,359	$383	22.1%	$438,636	$346	24.4%
Ben & Jerry’s	$728,311	$668	11.3%	$782,275	$717	10.6%	$787,434	$722	10.5%
Pour Moi/Luggage Center	$120,858	$118	36.9%	$138,540	$135	32.1%	$139,204	$136	32.0%
Kung Fu Tea	N/A	N/A	N/A	$365,459	$389	18.2%	$370,163	$394	18.0%
Photo Palace	$125,929	$149	36.1%	$128,636	$152	35.4%	$130,800	$155	34.8%
Wireless And Repair Store	N/A	N/A	N/A	$210,182	$306	28.0%	$303,352	$442	19.4%
Cobbler Bench Shoe Repair	$75,850	$114	35.9%	$80,341	$121	33.9%	$79,450	$119	34.2%
OM Eyebrow Design	N/A	N/A	N/A	$160,879	$570	15.2%	$170,720	$605	14.3%
Total/Wtd. Avg.	$10,605,542	$287	11.2%	$16,344,147	$316	15.0%	$16,974,979	$328	14.6%

(1)	Information is based on the underwritten rent roll.

(2)	Occ. Cost is based on the contractual rent as of the July 1, 2018 rent roll and underwritten reimbursements divided by the respective year’s reported sales.

The following table presents certain information relating to the lease rollover at the Ellsworth Place Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	2	3,530	1.0%	1.0%	$47.08	$166,199	2.3%	2.3%
2020	3	39,954	11.5%	12.5%	$16.78	$670,538	9.1%	11.4%
2021	0	0	0.0%	12.5%	$0.00	$0	0.0%	11.4%
2022	1	282	0.1%	12.6%	$67.17	$18,942	0.3%	11.6%
2023	2	2,290	0.7%	13.2%	$35.08	$80,342	1.1%	12.7%
2024	1	1,266	0.4%	13.6%	$71.50	$90,519	1.2%	13.9%
2025	6	63,513	18.3%	31.9%	$22.54	$1,431,687	19.4%	33.4%
2026	4	73,391	21.1%	53.0%	$17.49	$1,283,639	17.4%	50.8%
2027	10	57,512	16.5%	69.5%	$22.89	$1,316,220	17.9%	68.7%
2028	3	2,280	0.7%	70.2%	$47.97	$109,378	1.5%	70.1%
2029 & Beyond	5	74,602	21.5%	91.6%	$29.49	$2,199,916	29.9%	100.0%
Vacant	0	29,138	8.4%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	37	347,758	100.0%		$23.12	$7,367,379	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space and temporary tenants: Kids for Less, which occupies 7,110 SF and pays percent in lieu of base rent; Oxford Jewelers, which occupies 828 SF and pays month-to-month rent; Noodle & Company, which occupied 2,994 SF, went dark in May 2018 and continues to pay $55.00 PSF in rent until August 2019; and Payless ShoeSource, which occupies 3,574 SF and is on rent relief. Each of such tenants has been underwritten as vacant.

 A-3-108

8661 and 8645 Colesville Road Silver Spring, MD 20910	Collateral Asset Summary – Loan No. 13 Ellsworth Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,000,000 71.9% 1.46x 10.0%

The Market. The Ellsworth Place Property is located in Silver Spring, Maryland, in Montgomery County, within the Washington, D.C. metropolitan statistical area (the “Washington, D.C. MSA”). The Washington, D.C. MSA is situated along the country’s eastern seaboard between Norfolk, Virginia and New York City, New York. Encompassing more than 5,627 square miles, the region is comprised of fifteen counties and six independent cities within the states of Maryland and West Virginia, as well as the Commonwealth of Virginia.

Silver Spring is an unincorporated area located in the eastern portion of Montgomery County and in the northern path of commercial and residential expansion from Washington, D.C. Silver Spring is the fourth most populous place in Maryland, after Baltimore, Columbia and Germantown. The central business district of Silver Spring is located at the southernmost part of Silver Spring and at the northern part of Washington, D.C. The downtown area has undergone renovations with the addition of major retail, residential and office developments. One of the most notable landmarks within the central business district is the world headquarters of Discovery Communication, the American Film Institute (AFI) and the headquarters of the Seventh-Day Adventist Church. At the beginning of the 21st century, downtown Silver Spring began to redevelop several blocks near the Ellsworth Place Property to accommodate the new lifestyle center known as Downtown Silver Spring. Downtown Silver Spring includes national retailers such as Whole Food Markets, a 20-screen Regal Theater, Ann Taylor, DSW Shoe Warehouse, Office Depot, Pier 1 Imports, as well as restaurants such as Red Lobster, Romano’s Macaroni Grill, Cold Stone Creamery, Fuddruckers, Potbelly Sandwich Works, Baja Fresh and Chick-Fil-A. According to a third party market research report, the 2018 estimated population within a one-, three-, and five-mile radius of the Ellsworth Place Property is 36,506, 233,126 and 615,058, respectively. The 2018 estimated average household income within the same radii was $110,328, $123,688, and $131,651, respectively.

According to a third party market research report, the Ellsworth Place Property is located within the Washington, D.C. retail market, which contained approximately 301 million SF of retail space as of the first quarter of 2018. The Washington, D.C. retail market reported a vacancy rate of 4.4% with an average rental rate of $24.68 PSF as of the first quarter of 2018. The Washington, D.C. retail market reported negative net absorption of 493,446 SF during the first quarter of 2018. There was 2.3 million SF of retail space under construction in 70 buildings and year-to-date deliveries totaling 171,208 SF.

According to a third party market research report, the Ellsworth Place Property is located within the Montgomery County retail submarket, which contained approximately 11.4 million SF of retail space as of the first quarter of 2018. The Montgomery County retail submarket reported a vacancy rate of 3.0% with an average rental rate of $30.20 PSF. The Montgomery County retail submarket reported negative net absorption of 9,466 SF during the first quarter of 2018. There was 3,500 SF of retail space under construction in one building and no year-to-date deliveries.

The following table presents competitive retail properties with respect to the Ellsworth Place Property:

Competitive Property Summary
Property Name	Type	Year Built/ Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Ellsworth Place (Subject Property)	Retail	1947/2014-2015	347,758(1)	91.6%(1)	Burlington Coat Factory, Dave & Buster’s, Marshalls, Ross Dress for Less, Inc., TJ Maxx, Michael Stores, Inc.	N/A
Downtown Silver Spring 8515 Georgia Avenue Silver Spring, MD	Lifestyle Center	2004/N/A	398,455	97.0%	Whole Foods, H&M, The Majestic Cinema, Washington Sports Club	<1.0 miles
DC USA 3100 14th Street, NW Washington, D.C.	Power Center	2008/N/A	434,819	93.0%	Target, Best Buy, Bed, Bath & Beyond, Marshall’s, Staples, Washington Sports Club	5.0 miles
The Shops at Wisconsin Place 4412 Willard Avenue Chevy Chase, MD	Lifestyle Center	2009/N/A	297,202	94.0%	Bloomingdales, Whole Foods	3.0 miles
Bethesda Row 4801 Bethesda Avenue Bethesda, MD	Lifestyle Center	1951/1999	520,000	98.0%	Landmark Theater, Barnes & Noble, Giant Food, Equinox Fitness Club	3.0 miles
The Shops at Georgetown 3222 M Street, NW Washington, D.C.	Lifestyle Center	1981/2013	303,574	92.0%	TJ Maxx, HomeGoods, H&M, Washington Sports Club, DSW, Forever 21	7.0 miles
Orchard Shopping Center 12000 Cherry Hill Road Silver Spring, MD	Power Center	1996/N/A	392,107	100.0%	Target, Babies R Us, Kohl’s, PetSmart, ShopRite	5.0 miles
The Shops at Dakota Crossing New York Avenue, NE Washington, D.C.	Power Center	2012/N/A	426,278	97.0%	Lowe’s Home Improvement, Costco, Dick’s Sporting Goods, Marshall’s, PetSmart	7.0 miles
Montrose Crossing 12051 Rockville Pike Rockville, MD	Power Center	1962/1997	547,926	97.0%	Giant Food, Marshall’s, AC Moore, Barnes & Noble, Bob’s Discount Furniture, Target	5.0 miles
Total/Wtd. Avg.(2)			3,320,361	96.3%

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the Ellsworth Place Property.

 A-3-109

8661 and 8645 Colesville Road Silver Spring, MD 20910	Collateral Asset Summary – Loan No. 13 Ellsworth Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$15,000,000 71.9% 1.46x 10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ellsworth Place Property:

Cash Flow Analysis(1)
	2015	2016	2017	5/31/2018 TTM	UW	UW PSF
Base Rent(2)	$2,631,267	$4,264,915	$6,828,859	$7,113,065	$8,404,497	$24.17
Total Recoveries	$945,439	$1,067,832	$1,823,852	$1,984,911	$2,139,221	$6.15
Other Income(3)	$535,804	$403,510	$537,386	$545,575	$572,573	$1.65
Less Vacancy & Credit Loss	$0	$0	$0	$0	($962,308)	($2.77)
Effective Gross Income	$4,112,510	$5,736,257	$9,190,096	$9,643,551	$10,153,983	$29.20
Total Expenses	$2,379,217	$2,719,704	$3,237,469	$3,258,188	$3,226,042	$9.28
Net Operating Income	$1,733,293	$3,016,553	$5,952,628	$6,385,363	$6,927,941	$19.92
Capital Expenditures	$0	$0	$0	$0	$86,940	$0.25
TI/LC	$0	$0	$0	$0	$330,370	$0.95
Net Cash Flow	$1,733,293	$3,016,553	$5,952,628	$6,385,363	$6,510,631	$18.72

Occupancy %	53.4%	87.1%	92.4%	91.6%	91.6%
NOI DSCR (P&I)(4)	0.39x	0.68x	1.34x	1.43x	1.56x
NCF DSCR (P&I)(4)	0.39x	0.68x	1.34x	1.43x	1.46x
NOI Debt Yield(4)	2.5%	4.4%	8.6%	9.3%	10.0%
NCF Debt Yield(4)	2.5%	4.4%	8.6%	9.3%	9.4%

(1)	The Ellsworth Place Property underwent a $46.7 million renovation and reconfiguration within the last five years; as such, net cash flows have been increasing.

(2)	UW Base Rent is based on the rent roll dated July 1, 2018 and includes (i) percentage rent of Rainbow and Trendy Nail Salon, (ii) straight line rent of $67,866 for TJ Maxx, PNC Bank, TD Bank, Ben & Jerry’s and Metro PCS, (iii) rent steps through August 1, 2019 of $40,325, and (iv) vacancy gross up of $962,308.

(3)	Other Income includes, but is not limited to, other tenant reimbursements, specialty income, billboard income, promotional income, storage rent, late fees and trash pad rental income.

(4)	Debt service coverage ratios and debt yields are based on the Ellsworth Place Whole Loan.

 A-3-110

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 A-3-111

51 Egan Drive Juneau, AK 99801	Collateral Asset Summary – Loan No. 14 Four Points – Juneau	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$14,633,266 68.1% 1.91x 15.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Original Balance:	$14,700,000			Location:	Juneau, AK 99801
Cut-off Date Balance:	$14,633,266			General Property Type:	Hospitality
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee Simple
Borrower Sponsors:	Baldev S. Johal; Balbir S. Gosal			Year Built/Renovated:	1974/2017
Mortgage Rate:	5.5015%			Size:	106 Rooms
Note Date:	8/24/2018			Cut-off Date Balance per Room:	$138,050
First Payment Date:	10/6/2018			Maturity Date Balance per Room:	$105,568
Maturity Date:	9/6/2028			Property Manager:	Latrobe Management Services, LLC (borrower-related)
Original Term:	120 months
Original Amortization Term:	300 months
IO Period:	0 months
Seasoning:	3 months
Prepayment Provisions:	LO (27); DEF (89); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI:	$2,197,025
Additional Debt Type:	N/A			UW NOI Debt Yield:	15.0%
Additional Debt Balance:	N/A			UW NOI Debt Yield at Maturity:	19.6%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR:	1.91x
Reserves				Most Recent NOI:	$2,207,026 (7/31/2018 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$1,770,820 (12/31/2017)
RE Tax:	$9,356	$5,847	N/A	3rd Most Recent NOI:	$1,493,844 (12/31/2016)
Insurance:	$24,255	$6,738	N/A	Most Recent Occupancy:	59.8% (7/31/2018)
FF&E(1):	$500,000	Springing	N/A	2nd Most Recent Occupancy:	58.8% (12/31/2017)
Deferred Maintenance:	$22,750	$0	N/A	3rd Most Recent Occupancy:	51.1% (12/31/2016)
TI/LC(2):	$0	Springing	N/A	Appraised Value (as of)(5):	$21,500,000 (7/1/2018)
Seasonality Funds(3):	$330,881	Springing	N/A	Cut-off Date LTV Ratio(5):	68.1%
PIP Funds(4):	$0	Springing	N/A	Maturity Date LTV Ratio(5):	52.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$14,700,000	100.0%	Payoff:	$4,373,799	29.8%
			Reserves:	$887,242	6.0%
			Closing Costs:	$983,636	6.7%
			Return of Equity:	$8,455,323	57.5%
Total Sources:	$14,700,000	100.0%	Total Uses:	$14,700,000	100.0%

(1)	On each monthly payment date beginning in October 2018, the Four Points - Juneau Borrower (as defined below) is required to deposit in escrow an amount equal to the greater of (i) 1/12 of 4% of the gross income from operations at the Four Points - Juneau Property (as defined below) (based on the prior year’s performance) and (ii) 1/12 of the aggregate amount, if any, required to be reserved pursuant to the management agreement and the franchise agreement for capital expenditures, including expenditures for furniture, fixtures and equipment (“FF&E”), replacements, building improvements, major repairs and alterations during the calendar year such monthly payment date occurs; provided, however, that such monthly deposit is not required until such time the FF&E reserve is less than $250,000.

(2)	On each monthly payment date occurring in the three months prior to August 14, 2020 and, if an extension or renewal of the current term of the restaurant lease (“Acceptable Restaurant Lease Extension”) has occurred, in the three months prior to August 14, 2025, the Four Points - Juneau Borrower is required to deposit $28,233 for tenant allowances, tenant improvement costs and leasing commissions; provided, however, that the Four Points - Juneau Borrower will not be required to make such deposits prior to (i) August 14, 2020 if an Acceptable Restaurant Lease Extension has occurred prior to May 14, 2020 and (ii) August 14, 2025 if an extension or renewal of the first renewal term of the restaurant lease, which expires August 14, 2025, has occurred prior to May 14, 2025.

(3)	On each monthly payment date during the months of May, June, July, and August, the Four Points - Juneau Borrower is required to deposit an amount equal to 1/4th of the amount by which (i) the product of (A) 115% and (B) the seasonality trailing 12-month shortfall amount immediately preceding such monthly payment date exceeds (ii) the funds on deposit in the seasonality account as of the date such seasonality trailing 12-month shortfall amount is determined by the lender.

(4)	On each monthly payment date during a PIP Trigger Event (as defined below), the Four Points - Juneau Borrower is required to deposit with the lender all excess cash flow for costs and expenses that may be incurred in connection with (a) the performance of the applicable property improvement plan (“PIP”) work and/or (b) the cure of such PIP Trigger Event. A “PIP Trigger Event” will commence upon (i) the franchisor giving written notice of its intent to terminate, cancel or not extend or renew the franchise agreement and will continue until (a) the revocation or rescission by the franchisor of all termination or cancellation notices with respect to the franchise agreement, (b) an acceptable franchise extension or (c) an acceptable franchise replacement, (ii) on or prior to the date that is 12 months prior to the then-applicable franchise agreement expiration date, the franchise agreement is not extended or renewed and will continue until (a) an acceptable franchise extension or (b) an acceptable franchise replacement, (iii) an event of default by the Four Points - Juneau Borrower or an affiliate of the Four Points - Juneau Borrower under the franchise agreement and will continue until such event of default is cured, (iv) an event of default by the franchisor under the franchise agreement and will continue until (a) such event of default is cured or (b) an acceptable franchise replacement, (v) any bankruptcy action of the franchisor under the franchise agreement and will continue until (a) an acceptable franchise replacement or (b) such bankruptcy action is dismissed within 120 days of such filing or (vi) if the franchisor under the franchise agreement requires the Four Points - Juneau Borrower to perform or otherwise satisfy any other PIP work.

(5)	Appraised Value includes $927,500 for the contributing value of the FF&E at the Four Points - Juneau Property. FF&E includes the Four Points - Juneau Property’s guest room and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. Excluding the associated value with FF&E, the Appraised Value equals $20,572,500, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 71.1% and 54.4%, respectively.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Four Points - Juneau Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $14,700,000, which is secured by a first priority fee mortgage encumbering a 106-room full service hospitality property located in

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51 Egan Drive Juneau, AK 99801	Collateral Asset Summary – Loan No. 14 Four Points – Juneau	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$14,633,266 68.1% 1.91x 15.0%

Juneau, Alaska (the “Four Points - Juneau Property”). The proceeds of the Four Points - Juneau Mortgage Loan were used to refinance existing debt on the Four Points - Juneau Property, fund reserves, pay closing costs and return approximately $8.5 million of equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is YC Rivergold Hotel LLC (the “Four Points - Juneau Borrower”), an Alaska limited liability company structured to be bankruptcy remote. YC Rivergold Hotel LLC is owned by the following entities and individuals: KVB Properties LLC (25.00%), Balbir S. Gosal (24.75%), Baldev S. Johal (24.75%), Waseem Akhtar (10.00%), Parmit Singh (5.00%), Kuldeep S. Ghuman (5.00%), Nachhater Singh (5.00%), and YC Rivergold Hotel MM, LLC (0.50%). The borrower sponsors and non-recourse guarantors of the Four Points – Juneau Mortgage Loan are Balbir S. Gosal and Baldev S. Johal.

The Property. The Four Points - Juneau Property consists of a seven-story, 106-room full service hotel situated on an approximately 0.9-acre site located in Juneau, Alaska. The Four Points - Juneau Property’s guestroom configuration consists of 56 king rooms, 11 queen/queen rooms and 39 double/double rooms with either mountain or sea views. Each guestroom and suite features a work desk and ergonomic chair, free Wi-Fi, one or two nightstands, a dresser, flat screen televisions, sofa chair, iron/ironing board, mini fridge, safe, and in-room coffee and tea maker. The suites have a separate living area with a pull-out sofa. Amenities at the Four Points - Juneau Property include a restaurant, concierge’s desk, business center, fitness center, sundry shop, and approximately 211 SF of dedicated meeting space. In addition, the Four Points - Juneau Property has 47 surface parking spaces along the perimeter of the Four Points - Juneau Property.

The Four Points - Juneau Property was originally built in 1974 and was most recently operated as The Goldbelt Hotel. The borrower sponsors acquired the Four Points - Juneau Property in January 2015 for $6.06 million ($57,170 per room). The Four Points - Juneau Property was rebranded in April 2017 as a Four Points by Sheraton. As of April 2018, the Four Points - Juneau Property has received $4,348,636 ($41,025 per room) in capital improvements since acquisition. Improvements included updating casegoods, softgoods, bathrooms, the meeting room, the fitness center, administration offices, the lobby and the restaurant, and resurfacing the parking lot. Exterior improvements included painting, masonry work, and window treatments. Additionally, as part of the Four Points - Juneau Property’s ongoing maintenance, $19,444 ($183 per room) in capital improvements has been invested year-to-date through April 2018.

The Four Points - Juneau Property operates as a Four Points by Sheraton under a franchise agreement with The Sheraton LLC, a subsidiary of Marriott International, Inc. (“Marriott”). On September 23, 2016, Marriott completed the acquisition of Starwood Hotels & Resorts Worldwide, LLC, formerly known as Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), through a series of transactions, after which Starwood became an indirect wholly-owned subsidiary of Marriott and benefits from the Marriott reservation system and guest loyalty program. The franchise agreement related to the Four Points - Juneau Property expires in April 2037, with no renewal options, and requires a monthly license fee of 5.5% of rooms revenue and a monthly program fee of 4.0% of rooms revenue. According to the appraisal, the Four Points - Juneau Property is the only Marriott family property in Juneau. Marriott is a global hotel company, operating in 127 countries and territories under 30 brand names. As of year-end 2017, Marriott had 1,959 company-operated properties (554,642 rooms), 4,432 franchised and licensed properties (685,365 rooms), and 129 unconsolidated joint venture properties (17,659 rooms), for a total of 6,520 properties (1,257,666 rooms). Marriott’s portfolio of global brands includes: JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, EDITION, Bulgari, Marriott Hotels, Sheraton, Westin, Renaissance, Le Méridien, Autograph Collection, Delta Hotels, Gaylord Hotels, Marriott Executive Apartments, Marriott Vacation Club, Tribute Portfolio, Design Hotels, Courtyard, Residence Inn, Fairfield Inn & Suites, SpringHill Suites, Four Points, TownePlace Suites, Aloft, AC Hotels by Marriott, Protea Hotels, Element, and Moxy.

A summary of the Four Points - Juneau Property’s historical performance is provided below:

Four Points - Juneau Property Historical Occupancy, ADR, RevPAR(1)
Year	Four Points - Juneau Property			Competitive Set(2)			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	54.9%	$134.13	$73.57	59.1%	$117.29	$69.28	92.9%	114.4%	106.2%
2016	51.1%	$145.31	$74.20	55.0%	$122.17	$67.17	92.9%	118.9%	110.5%
2017	58.8%	$155.00	$91.15	55.5%	$125.80	$69.83	105.9%	123.2%	130.5%
7/31/2018 TTM	59.8%	$176.51	$105.53	53.2%	$127.28	$67.76	112.3%	138.7%	155.7%

Source: Industry Report

(1)	The variances between the underwriting, the industry report and the appraisal with respect to Occupancy, ADR and RevPAR at the Four Points - Juneau Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set includes Best Western Country Lane Inn, Super 8 Juneau, Westmark Baranof Hotel and Travelodge Juneau Airport.

The Market. The Four Points - Juneau Property is located in downtown Juneau, Alaska, approximately 8.3 miles southeast of Juneau International Airport and 0.3 miles south of the Alaska State Capitol. Juneau shares its eastern border with the Canadian province of British Columbia. The Four Points - Juneau Property is situated along Egan Drive, also known as Alaska Route 7, which is the primary highway in Juneau. Juneau International Airport functions as southeast Alaska’s main air transport hub, offering commercial passenger carriers such as Alaska Airlines and Delta Airlines, in addition to local helicopter and seaplane service to surrounding remote villages and communities.

Juneau’s largest industries are tourism, state government, and local tribal government. As the capital city of the state of Alaska, Juneau accommodates a variety of government business throughout the year and state, local and tribal government represent approximately a quarter of Juneau’s revenue generation. In terms of hotel demand, the government corporate demand sector is particularly active between January and May of each year while legislatures are in their regular sessions. Mining is also an important industry in Juneau, as elsewhere in Alaska, and Juneau serves as a hub for the southeastern mining industry, accommodating demand from companies such as Hecla Mining.

According to the appraisal, one of the largest drivers of demand in downtown Juneau is tourism during the summer months of May through September. In the summer of 2017, the number of out-of-state visitors that traveled to Alaska was estimated at 1,926,300, the highest volume of visitors ever recorded, and a 3.7% increase over the previous year. The record count in the summer of 2017 represents a 12.8% increase over the number of out-of-state visitors recorded in 2008 and a 25.7% increase over the lowest recorded number over the past decade in 2010. In 2017, approximately 56.6% and 39.0% of visitors travel by cruise ship and air, respectively, with the remaining passengers traveling by highway or ferry. The Four Points - Juneau Property is located within walking distance of the Port of Juneau and cruise ship terminal area (0.4 miles south), which provides public and private docks. Additionally, the

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51 Egan Drive Juneau, AK 99801	Collateral Asset Summary – Loan No. 14 Four Points – Juneau	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$14,633,266 68.1% 1.91x 15.0%

seasonal cruise industry provides corporate demand consisting of the various professions employed by the cruise ships, such as entertainers, cooks, housekeepers and medical personnel. Often cruise employees will board a ship at various points in its journey as their services may not be needed for the entirety of the trip. If this is the case, employees will find accommodations in the cities of port while waiting for the vessel to arrive or depart. This concentration of business activity can create hotel room night demand.

Additionally, the Centennial Hall Convention Center, which is located directly adjacent to the Four Points - Juneau Property across Willoughby Avenue, consists of four meeting rooms, including a 12,389 SF ballroom, with a total of more than 18,000 SF of meeting space. The Centennial Hall Convention Center hosts concerts, conventions, meetings, trade shows and more. A $4.5 million renovation plan was approved for the Centennial Hall Convention Center, which includes the partial construction of a connected Juneau Arts and Cultural Center.

A summary of demand segmentation and recent performance of the Four Points - Juneau Property and its competitive set is below:

Four Points - Juneau Property Summary
Property Name	# Rooms	Commercial/ Government Demand	Meeting & Group Demand	Leisure Demand	Est. 2017 Occupancy	Est. 2017 ADR	Est. 2017 RevPAR
Four Points - Juneau	106	25%	30%	45%	58.8%	$155.82	$91.62
Best Western Country Lane Inn	55	45%	10%	45%	55.0%-60.0%	$125.00-$130.00	$65.00-$70.00
Super 8 Juneau	72	45%	10%	45%	55.0%-60.0%	$125.00-$130.00	$65.00-$70.00
Westmark Baranof Hotel	196	20%	40%	40%	60.0%-65.0%	$130.00-$135.00	$75.00-$80.00
Travelodge Juneau Airport	86	45%	10%	45%	45.0%-50.0%	$110.00-$115.00	$45.00-$50.00
Total/Wtd. Avg.(1)	515	31%	26%	43%	56.2%	$131.99	$74.14

Source: Appraisal

(1)	Includes the Four Points - Juneau Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Four Points - Juneau Property:

Cash Flow Analysis
	2015(1)	2016	2017	7/31/2018 TTM	UW	UW per Room
Occupancy	N/A	51.1%	58.8%	59.8%	59.8%
ADR	N/A	$140.24	$155.80	$182.14	$182.14
RevPAR	N/A	$71.66	$91.62	$108.89	$108.89

Rooms Revenue	N/A	$2,780,305	$3,544,970	$4,213,012	$4,213,012	$39,745
Other Income	N/A	$186,334	$248,702	$305,029	$305,029	$2,878
Total Revenue	N/A	$2,966,639	$3,793,672	$4,518,041	$4,518,041	$42,623
Total Expenses	N/A	$1,472,795	$2,022,852	$2,311,015	$2,321,016	$21,896
Net Operating Income	N/A	$1,493,844	$1,770,820	$2,207,026	$2,197,025	$20,727
FF&E	N/A	$118,666	$151,747	$180,722	$130,722	$1,233
Net Cash Flow	N/A	$1,375,178	$1,619,073	$2,026,304	$2,066,304	$19,493

NOI DSCR	N/A	1.38x	1.63x	2.04x	2.03x
NCF DSCR	N/A	1.27x	1.49x	1.87x	1.91x
NOI Debt Yield	N/A	10.2%	12.1%	15.1%	15.0%
NCF Debt Yield	N/A	9.4%	11.1%	13.8%	14.1%

(1)	The borrower sponsors acquired the Four Points - Juneau Property in 2015. As such, 2015 historical figures are unavailable.

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4950 Centre Pointe Boulevard North Charleston, SC 29418	Collateral Asset Summary – Loan No. 15 Shoppes at Centre Pointe	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$14,200,000 65.1% 1.32x 10.2%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Original Balance:	$14,200,000			Location:	North Charleston, SC 29418
Cut-off Date Balance:	$14,200,000			General Property Type:	Retail
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee Simple
Borrower Sponsors:	Stephen M. LaMastra; Moshe Manoah			Year Built/Renovated:	2006/N/A
Mortgage Rate:	5.5300%			Size:	139,688 SF
Note Date:	10/18/2018			Cut-off Date Balance per SF:	$102
First Payment Date:	12/6/2018			Maturity Date Balance per SF:	$89
Maturity Date:	11/6/2028			Property Manager:	Star Commercial, LLC (borrower-related)
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(1):	$1,443,270
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	10.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	11.6%
Additional Debt Type:	N/A			UW NCF DSCR:	1.61x (IO) 1.32x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(1):	$1,270,065 (6/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,158,424 (12/31/2017)
Reserves				3rd Most Recent NOI:	$1,187,034 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.1% (7/1/2018)
RE Tax:	$270,731	$24,612	N/A	2nd Most Recent Occupancy:	91.8% (12/31/2017)
Insurance:	$50,010	$5,001	N/A	3rd Most Recent Occupancy:	87.1% (12/31/2016)
Replacements:	$0	$1,746	N/A	Appraised Value (as of):	$21,800,000 (6/29/2018)
TI/LC:	$500,000	$11,641	N/A	Cut-off Date LTV Ratio:	65.1%
Deferred Maintenance:	$4,063	$0	N/A	Maturity Date LTV Ratio:	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$14,200,000	100.0%	Loan Payoff:	$12,734,977	89.7%
			Closing Costs:	$257,176	1.8%
			Reserves:	$824,804	5.8%
			Return of Equity:	$383,043	2.7%
Total Sources:	$14,200,000	100.0%	Total Uses:	$14,200,000	100.0%

(1)	UW NOI increased more than 10.0% compared to the Most Recent NOI because (i) the fifth largest tenant, Budget Blinds, and the eighth largest tenant, Carolina Crab, started their leases in July 2018; and (ii) rent steps were underwritten based on the rent roll dated July 1, 2018 with rent steps taken through August 1, 2019.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Shoppes at Centre Pointe Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $14,200,000, secured by a first priority fee mortgage encumbering an anchored retail property known as Shoppes at Centre Pointe (the “Shoppes at Centre Pointe Property”). The proceeds of the Shoppes at Centre Pointe Mortgage Loan were used to refinance the Shoppes at Centre Pointe Property, pay closing costs, fund reserves and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is Monarch at Centre Pointe, LLC (the “Shoppes at Centre Pointe Borrower”), a Delaware limited liability company. The Shoppes at Centre Pointe Borrower is solely managed by Monarch Centre Pointe Holdings, LLC. Monarch Centre Pointe Holdings, LLC, is owned by AFEKA at Centre Pointe LLC, (62.699%), Sambation US Real Estate 6, LLC, (20.282%), Monarch Centre Pointe II, LLC, (10.082%), and Sambation US Real Estate 5, LLC, (6.937%). AFEKA at Centre Pointe LLC, Sambation US Real Estate 6, LLC, and Sambation US Real Estate 5, LLC are owned by individual investors with no single investor making up more than 5.0% of ownership. Monarch Centre Pointe II, LLC, is owned by Braford Retail Partners, LLC (89.067%), Myayay Holdings, LLC (10.00%), and OAS US Holdings, LLC (0.933%), as well as equity owners Sambation US Real Estate 4, LLC and Sambation US Real Estate 1, LLC. Braford Retail Partners, LLC is owned by Mos18, LLC, (75.0% - Moshe Manoah) and Western Sky Properties, LLC (25.0% Stephen M. LaMastra).

The non-recourse carveout guarantors and borrower sponsors of the Shoppes at Centre Pointe Mortgage Loan are Moshe Manoah and Stephen M. LaMastra on a joint and several basis. Moshe Manoah is a founding member of Crown Holdings Group and is responsible for building existing portfolios, evaluating and executing acquisitions and dispositions as well as the development of real estate opportunities throughout the Southeastern United States. Mr. Manoah entered the real estate business over 25 years ago as the founding member and a general contractor of NRI Construction, Inc. (“NRI”). Mr. Manoah was responsible for all business development at NRI and took the company to over $250 million in revenue. Mr. Manoah has completed over $500 million in residential development, commercial development and re-development of real estate projects. Mr. Manoah, along with a business associate, were the subject of a 2014 Securities and Exchange Commission civil action alleging insider trading. The case was subsequently settled. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

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4950 Centre Pointe Boulevard North Charleston, SC 29418	Collateral Asset Summary – Loan No. 15 Shoppes at Centre Pointe	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$14,200,000 65.1% 1.32x 10.2%

Stephen M. LaMastra is the managing principal of Monarch Investments Group (“Monarch”), an Atlanta based real estate investment firm, and has over two decades of experience in acquiring, developing, financing and managing real estate assets. Mr. LaMastra also serves as president and CEO of Star Commercial, LLC, an affiliated asset and property management company which manages over two million SF of real estate. Mr. LaMastra has acquired over $200 million worth of properties in less than five years, since refining Monarch’s strategy and model. The non-recourse carveout guarantors of the Shoppes at Centre Pointe Mortgage Loan are also the non-recourse carveout guarantors of the Village at Lee Branch II Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans”.

The Property. The Shoppes at Centre Pointe Property is a 139,688 SF anchored retail property located in North Charleston, South Carolina, within Charleston County, approximately 11.7 miles north of the Charleston central business district. Built in 2006, the Shoppes at Centre Pointe Property consists of three buildings situated on a 13.4-acre site along Centre Pointe Boulevard. Parking is provided via 721 surface parking spaces (approximately 5.2 space per 1,000 SF). As of July 1, 2018, the Shoppes at Centre Pointe Property was 95.1% leased to 19 national, regional and local tenants. The Shoppes at Centre Pointe Property is anchored by Ashley Furniture (50,000 SF) and major tenants include Staples (20,388 SF), Dollar Tree (10,000 SF), China Buffett (8,600 SF), and Budget Blinds (7,500 SF).

Major Tenants.

Ashley Furniture (50,000 SF, 35.8% of NRA, 23.4% of underwritten base rent). Ashley Furniture Industries, Inc. (“Ashley Furniture”) is a major manufacturer of furniture, with manufacturing facilities in the United States and abroad. Ashley Furniture supplies furniture to over 6,000 retail partners in 123 countries. Ashley Distribution Services, LTD., delivers over 30 million pieces of furniture annually with its fleet of trucks and trailers, while also providing backhaul services to many other companies. Ashley Furniture has been a tenant at the Shoppes at Centre Pointe Property since 2009 under a lease that commenced March 1, 2009 and expires August 31, 2022, with two, five-year renewal options remaining and no termination options.

Staples (20,388 SF, 14.6% of NRA, 8.0% of underwritten base rent). Staples is an office supply retail company founded in 1986 and is headquartered near Boston, Massachusetts. Staples provides various products such as office supplies, facilities, breakroom, technology, and print and marketing services both online and in store to consumers. Staples has been a tenant at the Shoppes at Centre Pointe Property since 2007 under a lease that commenced January 19, 2007 and expires January 31, 2024, with three, five-year renewal options remaining and no termination options.

Dollar Tree Stores (10,000 SF, 7.2% of NRA, 7.9% of underwritten base rent). Dollar Tree Stores is the leading operator of discount variety stores offering merchandise at the fixed price point of $1.00. Headquartered in Chesapeake, Virginia, Dollar Tree operates thousands of stores across the 48 contiguous states and five Canadian provinces. Dollar Tree Stores has been a tenant at the Shoppes at Centre Pointe Property since 2006 under a lease that commenced November 22, 2006 and expires January 31, 2022, with one, five-year renewal option remaining and no termination options.

China Buffett (8,600 SF, 6.2% of NRA, 7.3% of underwritten base rent). China Buffett operates under the Grand Buffet & Restaurant trade name and is a local all-you-can-eat buffet of Chinese dishes, sushi and hibachi fare, and also offers Italian and American options. The Shoppes at Centre Pointe Property serves as its only location. China Buffet has been a tenant at the Shoppes at Centre Pointe Property since 2007 under a lease that commenced July 1, 2007 and expires August 31, 2022, with no renewal options remaining.

Budget Blinds (7,500 SF, 5.4% of NRA, 4.5% of underwritten base rent). Budget Blinds offers window coverings, including shutters, shades, blinds, draperies, and window film. In addition, Budget Blinds offers customers free, in-home consultations, complete measuring and installation services. Home Franchise Concepts is the parent company of Budget Blinds and other subsidiaries, which include Tailored Living and Concrete Craft. Home Franchise Concepts is a top-selling family of direct-to-consumer brands in the home-related goods and services industry. Budget Blinds has been a tenant at the Shoppes at Centre Pointe Property since July 2018 under a lease that commenced July 10, 2018 and expires July 11, 2024, with one, five-year renewal option remaining. In lieu of a tenant improvement allowance, Budget Blinds has a free rent credit of $20,000 in Year 1 and $10,000 in Year 3 of its lease. Additionally, Budget Blinds has a one-time right to terminate its lease at the end of year two effective July 11, 2020 upon 90 days’ written notice.

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4950 Centre Pointe Boulevard North Charleston, SC 29418	Collateral Asset Summary – Loan No. 15 Shoppes at Centre Pointe	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$14,200,000 65.1% 1.32x 10.2%

The following table presents a summary regarding the largest tenants at Shoppes at Centre Pointe Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF(3)	Most Recently Reported Sales		Occ. Cost %(5)	Lease Expiration
							$(4)	PSF
Anchor Tenants
Ashley Furniture	NR/NR/NR	50,000	35.8%	$387,500	23.4%	$7.75	N/A	N/A	N/A	8/31/2022
Total Anchor Tenants		50,000	35.8%	$387,500	23.4%	$7.75

Major Tenants
Staples	NR/NR/NR	20,388	14.6%	$132,522	8.0%	$6.50	N/A	N/A	N/A	1/31/2024
Dollar Tree Stores	NR/Baa3/BBB-	10,000	7.2%	$130,000	7.9%	$13.00	N/A	N/A	N/A	1/31/2022
China Buffet	NR/NR/NR	8,600	6.2%	$120,400	7.3%	$14.00	$1,186,875	$138	12.8%	8/31/2022
Budget Blinds(6)	NR/NR/NR	7,500	5.4%	$75,000	4.5%	$10.00	N/A	N/A	N/A	7/11/2024
Southside 17 Bar and Grill	NR/NR/NR	5,000	3.6%	$82,200	5.0%	$16.44	N/A	N/A	N/A	1/31/2024
Total Major Tenants		51,488	36.9%	$540,122	32.7%	$10.49

Other Tenants		31,300	22.4%	$725,957	43.9%	$23.19
Vacant		6,900	4.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		139,688	100.0%	$1,653,579	100.0%	$12.45

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales $ reflects the 12-month period ending June 30, 2018 for each tenant reporting sales.

(5)	Occ. Cost % is based on the contractual rent as of the July 1, 2018 rent roll and underwritten reimbursements divided by the respective year’s reported sales.

(6)	Budget Blinds will receive a rent credit of $20,000 in year 1 and $10,000 in year 3 of its lease, in lieu of a tenant improvement allowance. Budget Blinds has a one-time right to terminate its lease at the end of year two upon a 90 days’ written notice.

The following table presents historical sales information for the anchor tenants at the Shoppes at Centre Pointe Property:

Historical Sales Summary(1)
	3rd Most Recently Reported Sales			2nd Most Recently Reported Sales			Most Recently Reported Sales(2)
Tenant	Sales ($)	Sales (PSF)	Occ. Cost(3)	Sales ($)	Sales (PSF)	Occ. Cost(3)	Sales ($)	Sales (PSF)	Occ. Cost(3)
Ashley Furniture	$9,700,000	$194	4.4%	$11,300,000	$226	3.7%	N/A	N/A	N/A
China Buffet	$1,086,350	$126	14.0%	$1,171,294	$136	13.0%	$1,186,875	$138	12.8%
Southside 17 Bar and Grill	$600,518	$120	16.3%	$942,165	$188	10.4%	N/A	N/A	N/A
Uptown Cheapskate	N/A	N/A	N/A	N/A	N/A	N/A	$129,579	$37	61.2%
Sally Beauty Supply	$479,117	$299	8.2%	$448,118	$280	8.8%	$439,651	$275	9.0%
Total/Wtd. Avg.	$11,865,985	$182	6.6%	$13,861,577	$213	5.6%	$1,756,105	$128	24.7%

(1)	Information is based on the underwritten rent roll and sales report as of July 27, 2018.

(2)	Most Recently Reported Sales ($) reflects the 12-month period ending June 30, 2018 for each tenant reporting sales.

(3)	Occ. Cost is based on the contractual rent as of the July 1, 2018 rent roll and underwritten reimbursements divided by the respective year’s reported sales.

 A-3-118

4950 Centre Pointe Boulevard North Charleston, SC 29418	Collateral Asset Summary – Loan No. 15 Shoppes at Centre Pointe	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$14,200,000 65.1% 1.32x 10.2%

The following table presents certain information relating to the lease rollover at Shoppes at Centre Pointe Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	3	5,250	3.8%	3.8%	$24.76	$129,977	7.9%	7.9%
2020	1	1,250	0.9%	4.7%	$18.96	$23,700	1.4%	9.3%
2021	2	5,100	3.7%	8.3%	$23.55	$120,120	7.3%	16.6%
2022	6	74,900	53.6%	61.9%	$10.41	$779,388	47.1%	63.7%
2023	0	0	0.0%	61.9%	$0.00	$0	0.0%	63.7%
2024	3	32,888	23.5%	85.5%	$8.81	$289,722	17.5%	81.2%
2025	2	6,900	4.9%	90.4%	$20.75	$143,172	8.7%	89.9%
2026	0	0	0.0%	90.4%	$0.00	$0	0.0%	89.9%
2027	1	2,500	1.8%	92.2%	$35.00	$87,500	5.3%	95.2%
2028	1	4,000	2.9%	95.1%	$20.00	$80,000	4.8%	100.0%
2029 & Beyond	0	0	0.0%	95.1%	$0.00	$0	0.0%	100.0%
Vacant	0	6,900	4.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	19	139,688	100.0%		$12.45	$1,653,579	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Shoppes at Centre Pointe Property is located in North Charleston, South Carolina, in Charleston County, within the Charleston-North Charleston, SC metropolitan statistical area. Charleston is the port city for South Carolina and serves as an economic hub. Charleston’s major industries are healthcare, higher education, tourism, power systems, logistics, and military.

The Shoppes at Centre Pointe Property is located within a half-mile of the Charleston International Airport and the North Charleston Coliseum/Performing Arts Center, as well as Boeing’s aircraft manufacturing assembly plant. The Shoppes at Centre Pointe Property’s neighborhood consist of a mixture of industrial, commercial, and residential surrounding the Charleston International Airport and Air Force Base. A Walmart Supercenter and Sam’s Club are located adjacent to the Shoppes at Centre Pointe Property. Located across a service street are retailers such as Field and Stream, Conn’s Home Plus and La-Z-Boy Home Furnishing & Décor. Tanger Outlets Charleston is a regional shopping center located across Centre Point Boulevard. Tanger Outlets Charleston include retailers such as Old Navy, Nike Factory Store, Under Armour Factory House, Saks Off 5th, Michael Kors, Skechers Factory Outlet, Subway, H&M, and many other national retailers.

The Shoppes at Centre Pointe Property is located along Centre Pointe Drive. Centre Pointe Drive runs north/south and connects to International Boulevard which provides direct access to Interstate 526, the Boeing facility in the west and Interstate 26 in the east. Interstate 526 provides access to the surrounding Charleston area. Interstate 26 provides access to Charleston’s central business district to the southeast and Summerville to the northwest. According to a third party market research report, the 2018 estimated population within a one-, three- and five-mile radius of the Shoppes at Centre Pointe Property is 1,889, 53,920 and 127,739, respectively. The 2018 estimated average household income within the same radii was $46,998, $52,152 and $64,017, respectively.

According to a third party market research report, the Shoppes at Centre Pointe Property is located within the Charleston/North Charleston retail market, which contained approximately 44.3 million SF of retail space as of first quarter 2018. The Charleston/North Charleston retail market reported a vacancy rate of 2.8%, with an average rental rate of $23.52 per SF. The Charleston/North Charleston retail market reported positive net absorption of 211,877 SF during the first quarter 2018. There was 524,582 SF of retail space under construction in 37 buildings and year-to-date deliveries totaling 126,781 SF.

According to a third party market research report, the Shoppes at Centre Pointe Property is located within the North Charleston retail submarket, which contained approximately 10.1 million SF of retail space as of first quarter 2018. The North Charleston retail submarket reported a vacancy rate of 2.8%, with an average rental rate of $14.02 per SF. The North Charleston retail submarket reported positive net absorption of 21,518 SF during the first quarter 2018.

 A-3-119

4950 Centre Pointe Boulevard North Charleston, SC 29418	Collateral Asset Summary – Loan No. 15 Shoppes at Centre Pointe	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$14,200,000 65.1% 1.32x 10.2%

The following table presents competitive retail properties with respect to Shoppes at Centre Pointe Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Shoppes at Centre Pointe	Retail	2006/N/A	139,688	95.1%(1)	Ashley Furniture	N/A
Corners @ Centre Pointe 4959 Centre Pointe Drive North Charleston, SC	Retail	2008/N/A	15,387	100.0%	N/A	0.6 miles
McCall Center 5070 International Boulevard North Charleston, SC	Retail	2005/N/A	52,560	100.0%	N/A	1.1 miles
Markets at Montague 3032 W. Montague Avenue North Charleston, SC	Retail	2007/N/A	15,400	100.0%	N/A	1.2 miles
North Pointe Plaza 7400 Rivers Avenue North Charleston, SC	Retail	1989/2001	373,520	96.0%	Walmart, Roomstore, Cato, AC Moore, Hancock Fabrics, Dollar Tree, Petco	6.5 miles
The Corner at Wescott 9514 Dorchester Road North Charleston, SC	Retail	2014/N/A	155,622	94.0%	Harris Teeter, Marshalls, Pet Supplies Plus	10.0 miles

Source: Appraisal unless otherwise indicated.

(1)	Information is based on the underwritten rent roll as of July 1, 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shoppes at Centre Pointe Property:

Cash Flow Analysis
	2015(1)	2016	2017	6/30/2018 TTM	UW	UW PSF
Base Rent(2)	N/A	$1,576,887	$1,484,840	$1,546,963	$1,778,379	$12.73
Total Recoveries	N/A	$234,959	$313,164	$306,076	$340,514	$2.44
Other Income	N/A	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($105,945)	($0.76)
Effective Gross Income	N/A	$1,811,846	$1,798,004	$1,853,039	$2,012,949	$14.41
Total Expenses	N/A	$624,812	$639,580	$582,974	$569,679	$4.08
Net Operating Income(3)	N/A	$1,187,034	$1,158,424	$1,270,065	$1,443,270	$10.33
Capital Expenditures	N/A	$0	$0	$0	$20,953	$0.15
TI/LC	N/A	$0	$0	$0	$139,688	$1.00
Net Cash Flow	N/A	$1,187,034	$1,158,424	$1,270,065	$1,282,629	$9.18

Occupancy %	N/A	87.1%	91.8%	96.1%	95.1%
NOI DSCR	N/A	1.22x	1.19x	1.31x	1.49x
NCF DSCR	N/A	1.22x	1.19x	1.31x	1.32x
NOI Debt Yield	N/A	8.4%	8.2%	8.9%	10.2%
NCF Debt Yield	N/A	8.4%	8.2%	8.9%	9.0%

(1)	The Shoppes at Centre Pointe Property was acquired in December 2015; therefore, the 2015 cash flow statements are not available.

(2)	UW Base Rent is based on the rent roll dated July 1, 2018 and include rent steps through March 1, 2019 and vacancy gross up.

(3)	UW Net Operating Income increased more than 10.0% compared to the 6/30/2018 Net Operating Income due to (i) the fifth largest tenant, Budget Blinds, and the eighth largest tenant, Carolina Crab, commencing their leases in July 2018 and (ii) rent steps being underwritten based on rent roll dated July 1, 2018 with rent steps taken through August 1, 2019.

 A-3-120

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

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	Payment Date:	1/17/19
	Record Date:	12/31/18
	Determination Date:	1/11/19

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Asset Representations Reviewer/Operating Advisor

UBS Commercial Mortgage Securitization Corp.	Midland Loan Services	Rialto Capital Advisors, LLC	Park Bridge Lender Services LLC

1285 Avenue of the Americas	A Division of PNC Bank, N.A.	790 NW 107th Avenue	600 Third Avenue
New York, NY 10019	10851 Mastin Street, Suite 700	4th Floor	40th Floor
	Overland Park, KS 66210	Miami, FL 33172	New York, NY 10016

Contact: General Information	Contact: Heather Wagner	Contact: Niral.shah@rialtocapital.com	Contact: David Rodgers
Phone Number: (212) 713-2000	Phone Number: (913) 253-9570		Phone Number: (212) 230-9025

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

UBS Commercial Mortgage Trust 2018-C14 Commercial Mortgage Pass-Through Certificates Series 2018-C14	For Additional Information please contact
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	Payment Date:	1/17/19
	Record Date:	12/31/18
	Determination Date:	1/11/19

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

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	Record Date:	12/31/18
	Determination Date:	1/11/19

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000
X-NR		0.00000000	0.00000000	0.00000000	0.00000000

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	Payment Date:	1/17/19
	Record Date:	12/31/18
	Determination Date:	1/11/19

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

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	Payment Date:	1/17/19
	Record Date:	12/31/18
	Determination Date:	1/11/19

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

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	Record Date:	12/31/18
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Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Shortfall	0.00		Total Fees		0.00
Net Prepayment Interest Excess	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

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	Record Date:	12/31/18
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Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

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	Record Date:	12/31/18
	Determination Date:	1/11/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

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Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used.

To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

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Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

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NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

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Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

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Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

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Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

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Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

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Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

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Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

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Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

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Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

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Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

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Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

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Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

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Supplemental Reporting

Disclosable Special Servicer Fees, Loan Event of Default, Servicer Termination Event or Special Servicer Termination Event information would be disclosed here.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of December 1, 2018 (the “Pooling and Servicing Agreement”).
Transaction: UBS Commercial Mortgage Trust 2018-C14, Commercial Mortgage Pass-Through Certificates Series 2018-C14
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: Rialto Capital Advisors, LLC
Directing Certificateholder: RREF III-D UB 2018-C14, LLC

Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

I.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and non-discretionary portions of net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related non-discretionary portions of net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit, legal review or legal opinion. For instance, we did not re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

II.	Specific Items of Review

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and non-discretionary portions of net present value calculations.

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than receipt of any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The

Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the date specified in the MLPA or such other date as set forth below, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below in this Annex D-1. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are set forth on Annex D-2 attached to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the applicable MLPA or the Pooling and Servicing Agreement.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

1.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.   Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

D-1-1

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.   Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers consented to by Seller on or after the Cut-off Date that could be reasonably expected to have a material adverse effect on such Mortgage Loan.

5.   Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex D-2 attached to this prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

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6.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Mortgage Loan, the lien of the Mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interfere with the value or current use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan, or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7.    Junior Liens. It being understood that Subordinate Companion Loans secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule D-1 to this Annex D-1, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

8.   Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to

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applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

9.   UCC Filings. If the related Mortgaged Property is operated as a hospitality property, Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10.  Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

11.  Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

12.  Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

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13.  Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

14.  Escrow Deposits. All escrow deposits and escrow payments required to be escrowed with lender pursuant to each Mortgage Loan (including any capital improvements and environmental remediation reserves) are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies or delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer.

15.  No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

16.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan or Whole Loan, as applicable, and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount at least equal to the least of (A) the maximum amount available under the National Flood Insurance Program plus any such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage

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lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms by an insurer meeting the Insurance Rating Requirements, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan or Whole Loan, as applicable, together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the related Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising

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because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

17. Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

18. No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

19. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by Seller.

20. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of

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any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

21. Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

22. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

23. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or security for the related Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid or such fees as required by the applicable jurisdiction which are to be paid by such Mortgagor in accordance with the related Mortgage Loan documents.

24. Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s

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knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents during the continuation of an event of default under the Mortgage Loan; (ii) the Mortgagor’s misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) the Mortgagor’s fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property.

27. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable, (b) upon payment in full of such Mortgage Loan or Whole Loan, as applicable, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (I) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (II) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x),

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if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan, as applicable, outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan, as applicable, in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan, as applicable.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with loan-to-value ratio and other requirements of the REMIC Provisions.

28. Financial Reporting and Rent Rolls. The Mortgage Loan documents require the Mortgagor to provide the owner or holder of the Mortgage Loan with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of either an individual or combined annual balance sheet of the Mortgagor entities (and no other entities), together with the related combined or individual statements of operations, members’ capital and cash flows, including a combined or individual balance sheet and statement of income for the Mortgaged Properties on a combined or individual basis and (ii) with respect to each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage Loan.

29. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided that if TRIA or a similar or subsequent statute is not in effect, then, provided that

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terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

30. Due-on-Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth on Annex D-2 attached to this prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan, as set forth on Annex A-1 attached to this prospectus or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

31. Single-Purpose Entity. The Mortgage Loan documents require the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of

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owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption that results in revenues from such collateral that are insufficient to pay all applicable payments described in clause (iii) above; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the defeasance collateral is sufficient to make all applicable payments described in clause (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

33. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

34. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

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With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b) The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease or an estoppel or other agreement received from the ground lessor) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d) The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e) The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f) Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

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(g) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h) A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j) Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l) Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35. Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

36. Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

37. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration

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of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

38. Bankruptcy. As of the date of origination of the related Mortgage Loan and to Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

40. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental

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Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition at the related Mortgaged Property.

41. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator of the Mortgage Loan or Seller, or a correspondent or agent of the originator of the Mortgage Loan or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

42. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

43. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Trust, except (i) as set forth on Schedule D-3 to this Annex D-1 and (ii) any Companion Loan secured by the same Mortgage as the related Mortgage Loan.

44. Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

45. Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “Seller’s knowledge” or “Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which

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are part of or required to be part of a Mortgage File, as specified in the PSA (to the extent such documents exist) shall be deemed within Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

UBS AG	Société Générale	Rialto Mortgage Finance, LLC	Natixis Real Estate Capital LLC	Cantor Commercial Real Estate Lending, L.P.	CIBC Inc.

1670 Broadway (Loan No. 7)	None	None	None	Riverwalk II (Loan No. 4)	None

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

UBS AG	Société Générale	Rialto Mortgage Finance, LLC	Natixis Real Estate Capital LLC	Cantor Commercial Real Estate Lending, L.P.	CIBC Inc.

1670 Broadway (Loan No. 7) Barrywoods Crossing (Loan No. 24)	Christiana Mall (Loan No. 8)	None	None	None	None

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

UBS AG

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(6) Permitted Liens	Heartland Dental Medical Office Portfolio (Loan No. 2)	A tenant at each of the Heartland Dental Medical Office Portfolio - Heartland Dental Medical Office Portfolio - 507 North Hershey Road, Heartland Dental Medical Office Portfolio - 826 West Lincoln Avenue, Heartland Dental Medical Office Portfolio - 692 Essington Road, Heartland Dental Medical Office Portfolio - 7310 North Villa Lake Drive, Heartland Dental Medical Office Portfolio - 242 Southwoods Center, Heartland Dental Medical Office Portfolio - 1429 Chester Boulevard, Heartland Dental Medical Office Portfolio - 103 Farabee Drive North, Heartland Dental Medical Office Portfolio - 2362 West Boulevard Street, Heartland Dental Medical Office Portfolio - 1025 Ashley Street and Heartland Dental Medical Office Portfolio - 3608 Jeffco Boulevard Mortgaged Properties, Heartland Dental, LLC, has a right of first refusal to purchase the related Mortgaged Property in the event of a proposed sale of such Mortgaged Property to any third party. Pursuant to a subordination, non-disturbance and attornment agreement with respect to each of the related Heartland Dental, LLC leases, Heartland Dental, LLC subordinated to the Heartland Dental Medical Office Portfolio Mortgage Loan all purchase option rights and waived all such purchase options with respect to the lender and any successor in interest to the lender.

(6) Permitted Liens	Regency Properties Portfolio – Vernal Towne Center (Loan No. 10.01)	A tenant at the Vernal Towne Center Mortgaged Property, Petco, has a right of first refusal to purchase the related Mortgaged Property in the event of a proposed sale of such Mortgaged Property to any third party. The right of first refusal has been subordinated to the Mortgage Loan documents and does not apply to a transfer of the Mortgaged Property pursuant to a foreclosure or deed-in-lieu of foreclosure.

(6) Permitted Liens	Avalon Crossing (Loan No. 31)	A tenant at the Avalon Crossing Mortgaged Property, Starbucks, has a right of first offer to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property. Pursuant to a subordination agreement, the right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.

(16) Insurance	Clevelander South Beach (Loan No.6)	The Mortgage Loan documents permit the Mortgagor to have a deductible of up $100,000 for each of property insurance coverage and broad form commercial general liability insurance coverage, which deductible may not be considered customary.

(16) Insurance	Regency Properties Portfolio (Loan No. 10)	A portion of the Tarpon Heights Mortgaged Property is located in a special flood hazard area. The Mortgagor is required to maintain insurance under the National Flood Insurance Program satisfying the requirements of this Representation and Warranty No. (16), except that the Mortgagor is not required to maintain excess flood insurance for the Tarpon Heights Mortgaged Property. The Mortgage Loan documents do provide recourse to the guarantor and Mortgagor for losses to the lender in excess of the maximum amount available

D-2-1

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
under the National Flood Insurance Program related to such Mortgaged Property.

(24) Local Law Compliance	Heartland Dental Medical Office Portfolio – 1202 South Broad Street (Loan No. 2.128)	The use of the 1202 South Broad Street Mortgaged Property as medical offices is legal non-conforming as to use as such use is no longer permitted under the current zoning code. If a non-conforming structure is damaged or destroyed in excess of 50%, such structure may only be restored in accordance with the current zoning code.

(24) Local Law Compliance	Four Points - Juneau (Loan No. 14)	The use of the Mortgaged Property as a hotel with an associated restaurant/bar is legal non-conforming as to use as such use is no longer permitted under the current zoning code without a conditional use permit. If a non-conforming structure is damaged in excess of 75% of its replacement cost (exclusive of foundations), such structure may only be restored in accordance with the current zoning code.

(24) Local Law Compliance	Heritage Multifamily Portfolio (Loan No. 17)	The Mortgagor has not yet delivered to the lender a permanent certificate of occupancy (“CO”) for any of the Mortgaged Properties other than the Wildwood Terrace Mortgaged Property. Mortgagor has represented to the lender that any required documentation necessary to obtain each CO has been submitted to the City of Odessa (the “City”). According to the related zoning reports, the absence of a CO is not considered a current violation by the City.

(25) Licenses and Permits	Clevelander South Beach (Loan No. 6)	In connection with the acquisition of the Mortgaged Property, the Mortgagor obtained a temporary liquor license and filed an application for a permanent liquor license. The Mortgage Loan documents require the Mortgagor to comply with all requirements relating to the temporary liquor license and to diligently pursue the issuance of the permanent liquor license.

(25) Licenses and Permits	Heritage Multifamily Portfolio (Loan No. 17)	See exception to Representation and Warranty No. 24.

(26) Recourse Obligations	1670 Broadway (Loan No. 7)	The Mortgage Loan documents do not provide recourse to a guarantor distinct from the Mortgagor for any of the recourse obligations under the related Mortgage Loan documents, nor is there a distinct environmental indemnitor.

(28) Financial Reporting and Rent Rolls	Clevelander South Beach (Loan No. 6)	The Mortgage Loan documents require the Mortgagor to provide audited financial statements only if an event of default has occurred and is continuing.

(31) Single- Purpose Entity	Regency Properties Portfolio (Loan No. 10)	Certain of the related Mortgagors are recycled Single-Purpose Entities that previously owned certain parcels adjacent to the Monticello Marketplace or Wabash Crossings East Mortgaged Properties that were transferred to an affiliate of the Mortgagor prior to the origination of the Mortgage Loan.

(31) Single- Purpose Entity	Crowne Plaza – Jacksonville (Airport) (Loan No. 12)	The Mortgagor is a recycled Single-Purpose Entity that previously owned a parcel adjacent to the Mortgaged Property that was transferred to an affiliate of the Mortgagor prior to the origination of the Mortgage Loan.

(31) Single- Purpose Entity	150 Grand Street (Loan No. 36)	The Mortgagor is a recycled Single-Purpose Entity that was previously a co-borrower under a prior loan secured by a portfolio of properties that included the Mortgaged Property and certain real properties other than the Mortgaged Property. Pursuant to a release executed by the prior lender, the Mortgagor has no further liability or obligation whatsoever related to the prior loan. In addition, the Mortgage Loan

D-2-2

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
documents provide recourse to the guarantor for losses to the lender in connection with the prior loan.

D-2-3

Société Générale

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(6) Permitted Liens; Title Insurance	Christiana Mall (Loan No. 8)	A tenant, Target, has the right to purchase its ground leased parcel (the “Target Parcel”) at any time, provided that among other conditions, Target pays the Mortgagor the fair market value for the Target Parcel (excluding the value of any improvements constructed on such parcel by Target). The Mortgage Loan documents permit the Mortgagor to obtain a release of the Target Parcel in the event Target exercises its purchase option, provided that certain terms and conditions in the Mortgage Loan documents are satisfied. The right to purchase has not been subordinated to the Mortgage Loan documents and will remain in effect following a foreclosure or deed-in-lieu of foreclosure.

(26) Recourse Obligations	GNL Portfolio (Loan No. 1)

The Mortgage Loan documents do not provide full recourse for transfers of the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents, unless such transfers (i) result in a change in control of the Mortgagor or (ii) involve a transfer of the Mortgaged Property by deed, bill of sale, installment sales agreement, ground lease (excluding any lease to a tenant made in the ordinary course of business) or similar agreement; however, the Mortgage Loan documents do provide recourse for losses to the lender in connection with any transfers made in violation of the Mortgage Loan documents other than those described in (i) and (ii) above.

In addition, although the Mortgage Loan documents provide for liability for intentional material physical waste, if the related borrower does not have sufficient cash flow on a current basis to prevent waste, any waste will not be deemed intentional.

(26) Recourse Obligations	Christiana Mall (Loan No. 8)

The Mortgage Loan documents do not provide full recourse for transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents; however, they do provide recourse for losses to the lender in connection with such transfers.

In addition, the guarantors’ liability for any guaranteed obligations for which the Mortgage Loan documents provide full recourse is limited to an amount equal to 20% of the outstanding principal balance of the Mortgage Loan as of the date of occurrence of any full recourse trigger event.

(26) Recourse Obligations	Rounders Building (Loan No. 37)	The Mortgage Loan documents do not provide full recourse for transfers of equity interests in the Mortgagor made in violation of the Mortgage Loan documents, unless such transfers result in a change in control of the Mortgagor.

(27) Mortgage Releases	GNL Portfolio (Loan No. 1)	In the event of a taking of any portion of any of the Mortgaged Properties by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor cannot be required to pay down the principal balance of the Mortgage Loan or Whole Loan, as applicable, in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions if the related borrower provides an opinion of counsel to the holder of the Mortgage Loan that the Trust will continue to maintain its status as a REMIC Trust if such amount is not paid.

D-2-4

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(31) Single-Purpose Entity	GNL Portfolio (Loan No. 1)

The related borrowers have and will continue to commingle their funds with one another in connection with (a) any cash management system entered into in connection with any previous loan encumbering the Mortgaged Properties or any portion thereof prior to the origination of the Mortgage Loan, which prior cash management systems, if any, have been terminated, and (b) the cash management system required by the lender in connection with the Mortgage Loan.

Additionally, one of the related borrowers, ARG NSALNTXOOI, LLC, may be required to acquire assets other than the Mortgaged Properties in violation of the Single-Purpose Entity covenants in the Mortgage Loan documents in the event that (i) the sole tenant at the NetScout Systems Mortgaged Property exercises its expansion option and (ii) the related borrower is able to (a) acquire the expansion lot on commercially reasonable terms and (b) obtain financing to fund both the acquisition of the expansion lot and the construction of improvements on the expansion lot on commercially reasonable terms.

(32) Defeasance	Christiana Mall (Loan No. 8)	The Mortgagor is not required to pay for any accountant’s fees or opinions of counsel associated with a Defeasance.

(34) Ground Lease	Christiana Mall (Loan No. 8)	A portion of the Mortgaged Property improved by a surface parking lot is comprised of the Mortgagor’s leasehold interest pursuant to a ground lease between the Mortgagor, as ground lessee, and Macy’s, as ground lessor. The related ground lease does not comply with clauses (b), (c), (d), (e), (f), (g), (i), (j), (k) or (l) of this Representation and Warranty No. 34.

D-2-5

Rialto Mortgage Finance, LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(26) Recourse Obligations	Clearview Palms Shopping Center (Loan No. 27)	With respect to clause (b)(v), the Mortgage Loan documents only provide recourse for physical waste to the extent there is sufficient gross revenue from the operation of the Mortgaged Property to avoid such waste.

(39) Organization of Mortgagor	Village at Lee Branch II (Loan No. 9) Shoppes at Centre Pointe (Loan No. 15)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

D-2-6

Natixis Real Estate Capital LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(26) Recourse Obligations	Delk Road Self Storage (Loan No. 18); Gulph Mill Industrial Park (Loan No. 44)	The carveout for section (b)(i) and (b)(ii) is for misapplication or conversion and does not specifically state misappropriation. The carveout for section (b)(v) may be limited to occurrences in which (a) the physical waste was caused by the intentional or willful acts or omissions of the Mortgagor, guarantor or any of their affiliates, (b) there is sufficient cash flow from the operation of the Mortgaged Property to prevent such waste at the Mortgaged Property, (c) the lender did not fail to released reserve funds which would have allowed the borrower to prevent such waste, and/or (d) no other person is responsible to cure or repair the physical waste

(26) Recourse Obligations	Lafayette Park (Loan No. 3)	There is no guarantor with respect to the Mortgage Loan. The Mortgagor is the sole recourse party.

(27) Mortgage Releases	Lafayette Park (Loan No. 3); Delk Road Self Storage (Loan No. 18); Gulph Mill Industrial Park (Loan No. 44)	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

D-2-7

Cantor Commercial Real Estate Lending, L.P.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(6) Permitted Liens; Title Insurance	Riverwalk II (Loan No. 4)	The largest tenant, NxStage Medical, Inc., has a right of first offer to purchase the building located at 350 Merrimack Street (the “350 Merrimack Property”). Such right applies if only the 350 Merrimack Property is sold, and does not apply to the sale of the entire Mortgaged Property. The right of first offer does not apply to a foreclosure or similar remedy.

(28) Financial Reporting and Rent Rolls	Riverwalk II (Loan No. 4)	The original principal balance of the Whole Loan exceeds $50,000,000, but the Whole Loan documents do not require the Mortgagor to provide audited financial statements that have been certified by an independent certified public accountant unless requested by the lender and only after the commencement of a cash management period.

D-2-8

CIBC Inc.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

(24) Local Law Compliance	Orchard Ridge Corporate Park (Loan No. 16)

As of the origination of the related Mortgage Loan, a zoning consultant’s report determined that the use of more than 20% of the Mortgaged Property for warehousing requires a conditional use permit, and the current use of 35% as warehousing is considered legal non-conforming. The related Mortgage Loan documents contain a recourse carve out for losses to the Guarantor in the event the related Mortgagor cannot use up to 35% of the Mortgaged Property as a warehousing use.

(24) Local Law Compliance	Orchard Ridge Corporate Park (Loan No. 16)

As of the origination of the related Mortgage Loan, four (4) tenant spaces lacked a certificate of occupancy. The related Mortgage Loan documents require the Mortgagor to use commercially reasonably efforts obtain a certificate of occupancy for those tenant spaces lacking a certificate of occupancy. Pursuant to a recourse carveout in the related Mortgage Loan documents, the Mortgagor and the related guarantor are liable for losses due to Mortgagor’s failure to comply with the foregoing requirements and for failure of any tenant space to have a certificate of occupancy.

(24) Local Law Compliance	Nursery Plaza & Perry Hall Marketplace (Loan No. 38)

As of the origination of the related Mortgage Loan, one (1) tenant space lacked a certificate of occupancy.  The related Mortgage Loan documents require the Mortgagor to use commercially reasonably efforts to obtain a certificate of occupancy for such tenant space lacking a certificate of occupancy.  Pursuant to a recourse carveout in the related Mortgage Loan documents, the Mortgagor and the related guarantor are liable for losses due to Mortgagor’s failure to comply with the foregoing requirements and for failure of any tenant space to have a certificate of occupancy.

(25) Licenses and Permits	Upstate NY MHP Portfolio (Loan No. 40)

The Hidden Forest Mortgaged Property does not have a valid permit for the operation of the on-site sewage treatment facility (the “Sewage Facility Permit”). The related Mortgage Loan documents require the related Mortgagor to diligently pursue obtaining the Sewage Facility Permit and to deposit an amount equal to $200,000.00 with Lender to be held in escrow until the Lender receives evidence that the related Mortgagor has obtained the Sewage Facility Permit. In addition, until the Lender receives evidence that the related Mortgagor has obtained the Sewage Facility Permit, the related Mortgage Loan shall be fully recourse to the guarantor.

(26) Recourse Obligations	Nursery Plaza & Perry Hall Marketplace (Loan No. 38)

With respect to the recourse carve out for waste, any failure to maintain the related Mortgaged Property caused solely due to a lack of sufficient cash flow from the related Mortgaged Property will not be considered material physical waste.

(31) Single-Purpose Entity	Nursery Plaza & Perry Hall Marketplace (Loan No. 38)

8833 Belair LLC (“Belair”), one of the co-Borrowers of the related Mortgage Loan, is a recycled entity that has previously used a bank account that was also used by affiliates of Belair for properties unrelated to the Mortgaged Property.  Belair has opened a new bank account in its name in connection with the origination of the related Mortgage Loan and covenants in the related Mortgage Loan documents and its organizational documents to maintain its own separate bank accounts, payroll and correct, complete and

D-2-9

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
separate books of account during the loan term. In addition, the related Mortgage Loan documents contain a recourse carve out for losses to the Guarantor for the ~~re~~ breach of the aforementioned covenant or the failure to have maintained its own separate bank accounts, payroll and correct, complete and separate books of account in the past.

D-2-10

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance
1/15/2019	$41,722,000.00
2/15/2019	$41,722,000.00
3/15/2019	$41,722,000.00
4/15/2019	$41,722,000.00
5/15/2019	$41,722,000.00
6/15/2019	$41,722,000.00
7/15/2019	$41,722,000.00
8/15/2019	$41,722,000.00
9/15/2019	$41,722,000.00
10/15/2019	$41,722,000.00
11/15/2019	$41,722,000.00
12/15/2019	$41,722,000.00
1/15/2020	$41,722,000.00
2/15/2020	$41,722,000.00
3/15/2020	$41,722,000.00
4/15/2020	$41,722,000.00
5/15/2020	$41,722,000.00
6/15/2020	$41,722,000.00
7/15/2020	$41,722,000.00
8/15/2020	$41,722,000.00
9/15/2020	$41,722,000.00
10/15/2020	$41,722,000.00
11/15/2020	$41,722,000.00
12/15/2020	$41,722,000.00
1/15/2021	$41,722,000.00
2/15/2021	$41,722,000.00
3/15/2021	$41,722,000.00
4/15/2021	$41,722,000.00
5/15/2021	$41,722,000.00
6/15/2021	$41,722,000.00
7/15/2021	$41,722,000.00
8/15/2021	$41,722,000.00
9/15/2021	$41,722,000.00
10/15/2021	$41,722,000.00
11/15/2021	$41,722,000.00
12/15/2021	$41,722,000.00
1/15/2022	$41,722,000.00
2/15/2022	$41,722,000.00
3/15/2022	$41,722,000.00
4/15/2022	$41,722,000.00
5/15/2022	$41,722,000.00
6/15/2022	$41,722,000.00
7/15/2022	$41,722,000.00
8/15/2022	$41,722,000.00
9/15/2022	$41,722,000.00
10/15/2022	$41,722,000.00
11/15/2022	$41,722,000.00
12/15/2022	$41,722,000.00
1/15/2023	$41,722,000.00
2/15/2023	$41,722,000.00
3/15/2023	$41,722,000.00
4/15/2023	$41,722,000.00
5/15/2023	$41,722,000.00
6/15/2023	$41,722,000.00
7/15/2023	$41,722,000.00
8/15/2023	$41,722,000.00
9/15/2023	$41,722,000.00
10/15/2023	$41,127,766.30
Distribution Date	Class A-SB Planned Principal Balance
11/15/2023	$40,562,311.70
12/15/2023	$39,889,376.47
1/15/2024	$39,277,218.89
2/15/2024	$38,662,150.09
3/15/2024	$37,904,155.95
4/15/2024	$37,282,554.89
5/15/2024	$36,588,209.13
6/15/2024	$35,960,348.32
7/15/2024	$35,259,915.83
8/15/2024	$34,625,736.35
9/15/2024	$33,988,540.52
10/15/2024	$33,279,031.01
11/15/2024	$32,635,428.60
12/15/2024	$31,919,689.58
1/15/2025	$31,269,620.28
2/15/2025	$30,616,458.77
3/15/2025	$29,753,893.93
4/15/2025	$29,093,519.23
5/15/2025	$28,361,471.46
6/15/2025	$27,694,471.90
7/15/2025	$26,955,982.37
8/15/2025	$26,282,295.58
9/15/2025	$25,605,403.81
10/15/2025	$24,857,295.46
11/15/2025	$24,173,623.29
12/15/2025	$23,418,921.93
1/15/2026	$22,728,405.50
2/15/2026	$22,034,603.74
3/15/2026	$21,135,156.31
4/15/2026	$20,433,771.19
5/15/2026	$19,661,846.40
6/15/2026	$18,953,450.18
7/15/2026	$18,174,708.05
8/15/2026	$17,459,234.69
9/15/2026	$16,740,356.80
10/15/2026	$15,951,422.69
11/15/2026	$15,225,368.94
12/15/2026	$14,429,457.27
1/15/2027	$13,696,160.05
2/15/2027	$12,959,373.18
3/15/2027	$12,020,915.07
4/15/2027	$11,276,153.24
5/15/2027	$10,462,050.51
6/15/2027	$9,709,868.96
7/15/2027	$8,888,551.56
8/15/2027	$8,128,880.40
9/15/2027	$7,365,593.61
10/15/2027	$6,533,477.87
11/15/2027	$5,762,596.84
12/15/2027	$4,923,096.73
1/15/2028	$4,144,549.91
2/15/2028	$3,362,297.30
3/15/2028	$2,447,158.53
4/15/2028	$1,656,824.83
5/15/2028	$798,409.62
6/15/2028	$226.83
7/15/2028 and thereafter	$0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	24
Risk Factors	61
Description of the Mortgage Pool	153
Transaction Parties	238
Credit Risk Retention	311
Description of the Certificates	313
Description of the Mortgage Loan Purchase Agreements	354
Pooling and Servicing Agreement	365
Certain Legal Aspects of Mortgage Loans	489
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	507
Pending Legal Proceedings Involving Transaction Parties	510
Use of Proceeds	510
Yield and Maturity Considerations	510
Material Federal Income Tax Considerations	522
Certain State and Local Tax Considerations	536
Method of Distribution (Underwriter)	537
Incorporation of Certain Information by Reference	540
Where You Can Find More Information	541
Financial Information	541
Certain ERISA Considerations	541
Legal Investment	546
Legal Matters	547
Ratings	547
Index of Defined Terms	550

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$576,033,000
(Approximate)

UBS Commercial Mortgage
Securitization Corp.
Depositor

UBS Commercial Mortgage
Trust 2018-C14
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2018-C14

Class A-1	$22,465,000
Class A-2	$30,533,000
Class A-SB	$41,722,000
Class A-3	$194,737,000
Class A-4	$166,162,000
Class X-A	$455,619,000
Class X-B	$120,414,000
Class A-S	$59,393,000
Class B	$32,544,000
Class C	$28,477,000

PROSPECTUS

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Société Générale
Co-Lead Manager and Joint Bookrunner

Natixis

 Co-Lead Manager and Joint Bookrunner

Cantor Fitzgerald & Co.

Co-Lead Manager and Joint Bookrunner

CIBC World Markets

Co-Manager

Drexel Hamilton

Co-Manager

Academy Securities

 Co-Manager

November 28, 2018